UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

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New Providence Acquisition Corp.

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NEW PROVIDENCE ACQUISITION CORP.
10900 Research Blvd, Ste 160C PMB 1081
Austin, Texas 78759

PROXY STATEMENT FOR THE SPECIAL MEETING
OF STOCKHOLDERS OF
NEW PROVIDENCE ACQUISITION CORP.

To the Stockholders of New Providence Acquisition Corp.:

You are cordially invited to attend the Special Meeting of the stockholders of New Providence Acquisition Corp. (“New Providence,” “NPA,” “we,” “our,” or “us”), which will be held via live webcast at 10:00 a.m., Eastern Time, on April 1, 2021 (the “Special Meeting”). NPA is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.”

On December 15, 2020, NPA entered into an equity purchase agreement (the “Equity Purchase Agreement”) with AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”) and Abel Avellan (“Avellan” or “Existing Equityholder Representative”) in his capacity as Existing Equityholder Representative. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “Business Combination.”

Following the closing of the Business Combination (the “Closing”), we will be organized as an umbrella partnership-C corporation (“Up-C”) structure, in which substantially all of the operating assets of AST’s business will be held by AST, and NPA’s only assets will be its equity interests in AST. NPA will be renamed AST SpaceMobile, Inc. (“SpaceMobile”) at Closing. After the Closing, assuming no NPA stockholders elect to have their stock redeemed and a PIPE Investment of $230 million (as discussed below), current NPA stockholders are expected to own approximately 16% of the equity interests in SpaceMobile and, together with the PIPE Investors, approximately 29% of SpaceMobile. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

At the Closing, we will (i) amend and restate our Existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding shares of class B common stock, par value $0.0001 per share, of NPA, (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”), excluding any Forfeited Sponsor Stock (discussed below) into shares of class A common stock, par value $0.0001 per share, of SpaceMobile (“Class A Common Stock”) and (c) authorize the issuance of class B common stock, par value $0.0001 per share, of SpaceMobile (“Class B Common Stock”) and class C common stock, par value $0.0001 per share, of SpaceMobile (“Class C Common Stock”) and (ii) replace the Amended and Restated By-Laws of NPA (the “Existing Bylaws”), by adopting the Bylaws of AST SpaceMobile, Inc. (the “SpaceMobile Bylaws”), a copy of which are attached to the accompanying proxy statement as Annex E.

Each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote. Holders of Class A Common Stock and Class B Common Stock will not be entitled to vote on any amendment to the A&R Certificate of Incorporation that relates solely to the terms of any outstanding preferred stock of SpaceMobile if the holders of such preferred stock are entitled to vote as a separate class thereon. Each share of Class C Common Stock will, (i) prior to the Sunset Date (as defined below), entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount (as defined below) and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, we anticipate the initial holders of the Class C Common Stock following the Closing will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock.

Also at the Closing, the Existing Equityholders, SpaceMobile and AST will enter into a Fifth Amended and Restated Limited Liability Company Operating Agreement of AST, a copy of which is attached to the accompanying proxy statement as Annex C (the “A&R Operating Agreement”) which, among other things, will (i) restructure the capitalization of AST to (a) authorize the issuance of units of ownership interest in AST which entitle the holder thereof to the distributions, allocations, and other rights under the A&R Operating Agreement (the “AST Common Units”) to SpaceMobile, (b) reclassify the existing AST common units (the “Existing AST Common Units”) (other than any Existing AST Common Units (1) reserved for issuance under the AST 2019 Equity Incentive Plan (the “AST Incentive Plan”) or (2) subject to options to purchase Existing AST Common Units granted pursuant to the AST Incentive Plan (the “AST Options” and each such Existing AST Common Unit that is authorized under the AST Incentive Plan and/or subject to an AST Option, an “Existing AST Prior Incentive Equity Unit”)), existing AST series A preferred units (the “AST Series A Preferred Units”), the existing AST series B preferred units (the “AST Series B Preferred Units”) and the existing AST incentive units (the “Existing AST Incentive Units,” and collectively with the Existing AST Common Units, AST Series A Preferred Units and the AST Series B Preferred Units, the “Existing AST Units”) held by the Existing Equityholders into AST Common Units and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (ii) appoint SpaceMobile as the managing member of AST. As consideration for issuing AST Common Units to SpaceMobile, SpaceMobile will contribute up to $462 million in gross proceeds to AST, assuming no NPA stockholders exercise Redemption Rights (as defined below), and will become the managing member of AST.

Pursuant to the Equity Purchase Agreement, at Closing, each Existing AST Unit held by each Existing Equityholder will automatically be reclassified into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement. Following this reclassification, any certificates outstanding evidencing ownership of Existing AST Units will be of no further force or effect.

As consideration for the transactions set forth in the Equity Purchase Agreement, we will contribute to AST the amount held in the trust fund established for the benefit of our stockholders (the “Trust Fund”) in a Trust Account (the “Trust Account”), less the amount of cash required to fund the redemption of NPA Common Stock held by eligible stockholders who elect to have their shares redeemed in connection with the closing of the Business Combination (the “NPA Stock Redemption”), plus the aggregate proceeds from the PIPE Investment (defined below) and any Additional PIPE Investment (defined below), less the deferred underwriting commission payable to BTIG, LLC (the “Contribution Amount”). Immediately after the contribution of the Contribution Amount, AST will pay the amount of unpaid fees, commissions, costs or expenses that have been incurred by AST or NPA in connection with the Business Combination (the “Transaction Expenses”) by wire transfer of immediately available funds on behalf of AST and NPA to those persons to whom such amounts are owed. For further discussion of the consideration exchanged in the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — General; Structure of the Business Combination; Consideration.”

In addition, at the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and Thomas Severson (in the capacity of “TRA Holder Representative”) will enter into the Tax Receivable Agreement, a form of which is attached to the accompanying proxy statement as Annex G (the “Tax Receivable Agreement”). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

Concurrently with the Equity Purchase Agreement, we entered into various subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make private investments in public equity in the form of Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”). In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock. We may, prior to the Closing, enter into additional subscription agreements for the sale of Class A Common Stock (the “Additional PIPE Investment”) on terms substantially identical to the Subscription Agreements and subject to a cap of $400 million minus the amount of our immediately available cash prior to the Closing held in the Trust Account following the completion of the NPA Stock Redemption (the “PIPE Investment Cap”). The obligations of the parties to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

If, at the Closing, the amount in our Trust Account, and the amount raised in private transactions, including the PIPE Investment or any Additional PIPE Investment, prior to the payment of any Transaction Expenses (the “Actual Cash Amount”) is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, a number of shares of Sponsor Stock (such terminated, forfeited and cancelled shares, the “Forfeited Sponsor Stock”) such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Class A Common Stock and shares of NPA Class B Common Stock (collectively, the “NPA Common Stock”) as of immediately prior to the filing of the A&R Certificate of Incorporation.

Immediately after the Delaware Secretary of State accepts the A&R Certificate of Incorporation, and without any action on the part of any holder of a warrant to purchase one whole share of class A common stock, par value $0.0001 per share, of NPA, prior to the effectiveness of the A&R Certificate of Incorporation (“NPA Class A Common Stock”) at a price of $11.50 per share (each a “NPA Warrant”), each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a warrant to purchase Class A Common Stock (which will be in the identical form of the NPA Warrant, but in the name of SpaceMobile) exercisable for Class A Common Stock in accordance with its terms (each a “SpaceMobile Warrant”).

At Closing, SpaceMobile, Avellan, Invesat LLC, a Delaware limited liability company (“Invesat”), Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales (“Vodafone”), Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company (“Rakuten”), ATC TRS II LLC, a Delaware limited liability company (“American Tower” and, together with Vodafone, Invesat, Rakuten and Avellan, the “AST Equityholders”) and Sponsor (Sponsor and the AST Equityholders are referred to collectively herein as “Stockholder Parties”) will enter into that certain Stockholders’ Agreement (the “Stockholders’ Agreement”), a form of which is attached to the accompanying proxy statement as Annex I. In addition, our Sponsor will enter into a voting agreement with SpaceMobile (the “Sponsor Voting Agreement”). Pursuant to the Stockholders’ Agreement and the Sponsor Voting Agreement, among other things, the AST Equityholders and our Sponsor will respectively agree to vote each of their respective securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors in accordance with the provisions of the Stockholders’ Agreement. At Closing, the SpaceMobile Board of Directors (the “SpaceMobile Board”) will initially consist of 13 directors, with two director seats being vacant. The equityholders of SpaceMobile will have the right to nominate directors as follows: (a) the Key Holders may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (b) Invesat, Vodafone, Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (c) Rakuten may nominate two members of the SpaceMobile Board. The AST Equityholders and our Sponsor will respectively agree to vote for each of the foregoing nominees. Also pursuant to the Stockholders’ Agreement, the Stockholder Parties will agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board.

Assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment, as of Closing, the Existing Equityholders (including the Key Holders) will hold shares of Common Stock representing 94% of the total voting power of SpaceMobile, the current holders of NPA Class A Common Stock will hold shares of Common Stock representing 6% of the total voting power of SpaceMobile, and the Key Holders will hold shares of Common Stock representing 88% of the total voting power of SpaceMobile.

The Equity Purchase Agreement provides that the obligation of the parties thereto to consummate the Business Combination is conditioned on, among other things (i) the approval of the Proposals (as set forth below), excluding the Adjournment Proposal (as defined below), by the NPA stockholders in accordance with NPA’s organizational documents (the “Required NPA Stockholder Approval”), (ii) that NPA has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”)) immediately prior to closing, (iii) that NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) that NPA will remain listed on The Nasdaq Capital Market LLC (“Nasdaq”) and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

At the Special Meeting, you will be asked to consider and vote on the following proposals (the “Proposals”):

1.      Proposal No. 1:    A proposal (the “Business Combination Proposal”) to approve and adopt the Equity Purchase Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the other transactions contemplated by the Equity Purchase Agreement.

2.      Proposal No. 2:    A proposal (the “Nasdaq Proposal”) to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance.

3.      Proposal No. 3:    A proposal (the “Charter and Governance Proposals”) to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved, would take effect upon Closing, a copy of which is attached to the accompanying proxy statement as Annex B (the “Charter Proposal”). In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions (the “Governance Proposals”):

•        Proposal No. 3(a):    A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share.

•        Proposal No. 3(b):    A proposal to provide for certain additional changes, including, among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,” (ii) making SpaceMobile’s corporate existence perpetual, (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws).

•        Proposal No. 3(c):    A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

•        Proposal No. 3(d):    A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13.

•        Proposal No. 3(e):    A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        Proposal No. 3(f):    A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class.

•        Proposal No. 3(g):    A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, and each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

4.      Proposal No. 4:    A proposal (the “Director Election Proposal”) for holders of NPA Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, 11 Directors of the SpaceMobile Board until the 2021 annual meeting of stockholders or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5.      Proposal No. 5:    A proposal (the “Incentive Plan Proposal”) to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Incentive Award Plan (the “2020 Plan”), a copy of which is attached to this proxy statement as Annex D.

6.      Proposal No. 6:    A proposal (the “ESPP Proposal”) to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement as Annex F.

7.      Proposal No. 7:    A proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

NPA Class A Common Stock and NPA Warrants held by public (the “NPA Public Warrants”) are currently listed on Nasdaq under the symbols “NPA” and “NPAWW,” respectively. Certain shares of NPA Class A Common Stock and NPA Public Warrants currently trade as units consisting of one share of NPA Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “NPAUU” (“NPA Units”). The NPA Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “AST SpaceMobile, Inc.” We intend to apply to continue the listing of NPA Class A Common Stock as Class A Common Stock and NPA Public Warrants as SpaceMobile Public Warrants on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively, upon the Closing.

Only holders of record of shares of NPA Common Stock at the close of business on March 1, 2021 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available electronically during the Special Meeting at https://www.cstproxy.com/npa-corp/2021.

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement carefully and submit your proxy to vote on the Business Combination. Please pay particular attention to the section entitled “Risk Factors” beginning on page 50 of the accompanying proxy statement.

After careful consideration, our board of directors (the “Board”) has unanimously approved the Equity Purchase Agreement and the Business Combination contemplated thereby and determined that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter and Governance Proposals, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal is in the best interests of NPA and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of NPA and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination,” “Risk Factors” and “Beneficial Ownership of Securities” in the accompanying proxy statement for a further discussion.

Our Sponsor and other officers and directors entered into a letter agreement (the “Letter Agreement”) at the time of NPA’s initial public offering (the “IPO”), pursuant to which they agreed to vote any shares of capital stock of NPA owned by them in favor of the Business Combination Proposal and to waive their right to have their stock redeemed by NPA. As of the date hereof, such stockholders own 20% of our total outstanding shares of NPA Common Stock.

Pursuant to our Amended and Restated Certificate of Incorporation, dated as of September 12, 2019 (the “Existing Certificate of Incorporation”), if a stockholder vote is required for the Business Combination to be consummated, NPA must offer to redeem for cash (the “Redemption Rights”) all or a portion of the shares of NPA Class A Common Stock held by a holder of NPA Class A Common Stock (a “Public Stockholder”). You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of NPA Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of NPA Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $232.2 million as of December 31, 2020, which NPA intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commissions to the underwriters of the IPO. NPA will not consummate the Business Combination if the redemption of public shares would result in NPA’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

Under the Equity Purchase Agreement, the approval of each of the condition precedent proposals (i.e., the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal) is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of shares of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

All our stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of NPA Common Stock, you may also cast your vote in person (which would include voting at the virtual Special Meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person (which would include voting at the virtual Special Meeting), obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting virtually or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the Special Meeting.

On behalf of our board of directors, I would like to thank you for your support of New Providence Acquisition Corp. and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors,
/s/ Alexander Coleman
Alexander Coleman
March 12, 2021	Chairman

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (i) IF YOU HOLD SHARES OF NPA CLASS A COMMON STOCK THROUGH NPA UNITS, ELECT TO SEPARATE YOUR NPA UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (ii) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (iii) DELIVER YOUR SHARES OF NPA CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE THE SECTION ENTITLED “SPECIAL MEETING OF THE NPA STOCKHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Equity Purchase Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 12, 2021 and is first being mailed to our stockholders on or about March 15, 2021.

NEW PROVIDENCE ACQUISITION CORP.
10900 Research Blvd, Ste 160C PMB 1081
Austin, Texas 78759

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
NEW PROVIDENCE ACQUISITION CORP.

To Be Held on April 1, 2021

To the Stockholders of New Providence Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of stockholders of New Providence Acquisition Corp., a Delaware corporation (“NPA,” the “Company,” “we,” “us,” or “our”), will be held at 10:00 a.m., Eastern Time, on April 1, 2021, at https://www.cstproxy.com/npa-corp/2021. In light of ongoing developments related to the novel coronavirus, after careful consideration, we have determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance while safeguarding the health and safety of our stockholders, directors and management team. You are cordially invited to attend the Special Meeting online by visiting https://www.cstproxy.com/npa-corp/2021. You may also attend the Special Meeting by telephone in listen only mode within the U.S. and Canada: +1 888-965-8995 (toll-free) or outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply). The passcode for telephone access is: 24808759#. To register and receive access to the virtual Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

At the Special Meeting, you will be asked to consider and vote on proposals to:

1.      Proposal No. 1 — The Business Combination Proposal — to approve and adopt the Equity Purchase Agreement, dated as of December 15, 2020, by and among NPA, AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”) and Abel Avellan (“Avellan” or “Existing Equityholder Representative”) in his capacity as Existing Equityholder Representative. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “Business Combination.” At the closing of the Business Combination (the “Closing”), we will (i) amend and restate our Existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc. (“SpaceMobile”), (b) convert all then-outstanding shares of class B common stock, par value $0.0001 per share, of NPA, (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”), excluding any Forfeited Sponsor Stock (discussed below) into shares of class A common stock, par value $0.0001 per share, of SpaceMobile (“Class A Common Stock”) and (c) authorize the issuance of class B common stock, par value $0.0001 per share, of SpaceMobile (“Class B Common Stock”) and class C common stock, par value $0.0001 per share, of SpaceMobile (“Class C Common Stock”) and (ii) replace the Amended and Restated By-laws of NPA (the “Existing Bylaws”), by adopting the Bylaws of AST SpaceMobile, Inc. (the “SpaceMobile Bylaws”) attached to the accompanying proxy statement as Annex E.

The Equity Purchase Agreement also states that at the Closing, the Existing Equityholders, SpaceMobile and AST will enter into a Fifth Amended and Restated Limited Liability Company Operating Agreement of AST, a copy of which is attached to the accompanying proxy statement as Annex C (the “A&R Operating Agreement”) which, among other things, will (i) restructure the capitalization of AST to (a) authorize the issuance of units of ownership interest in AST which entitle the holder thereof to the distributions, allocations, and other rights under the A&R Operating Agreement (the “AST Common Units”) to SpaceMobile, (b) reclassify the existing AST common units (the “Existing AST Common Units”) (other than any Existing AST Common Units (I) reserved for issuance under the AST 2019 Equity Incentive Plan (the “AST Incentive Plan”) or (II) subject to options to purchase Existing AST Common Units granted pursuant to the AST Incentive Plan (the “AST Options” and each such Existing AST Common Unit that is authorized under the AST Incentive Plan and/or subject to an AST Option, an “Existing AST Prior Incentive Equity Unit”)), existing AST series A preferred units (the “AST Series A Preferred Units”), the existing AST series B preferred units (the “AST Series B Preferred Units”) and the existing AST incentive units (the “Existing AST Incentive Units,” and collectively with the Existing AST Common Units, AST Series A Preferred

Units and the AST Series B Preferred Units, the “Existing AST Units”) held by the Existing Equityholders into AST Common Units and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (ii) appoint SpaceMobile as the managing member of AST. Pursuant to the Equity Purchase Agreement, at Closing, each Existing AST Unit held by each Existing Equityholder will automatically be reclassified into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement. Following this reclassification, any certificates outstanding evidencing ownership of Existing AST Units will be of no further force or effect.

Each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote. Holders of Class A Common Stock and Class B Common Stock will not be entitled to vote on any amendment to the A&R Certificate of Incorporation that relates solely to the terms of any outstanding preferred stock of SpaceMobile if the holders of such preferred stock are entitled to vote as a separate class thereon. Each share of Class C Common Stock will, (i) prior to the Sunset Date, (as defined below) entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount (as defined below) and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, we anticipate the initial holders of the Class C Common Stock following the Closing will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock.

Concurrently with the Equity Purchase Agreement, we entered into various subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make private investments in public equity in the form of Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”). In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock. The obligations of the parties to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

Pursuant to the Equity Purchase Agreement, and without any action on the part of any holder of a warrant to purchase one whole share of class A common stock, par value $0.0001 per share, of NPA, prior to the effectiveness of the A&R Certificate of Incorporation (“NPA Class A Common Stock”) at a price of $11.50 per share (each a “NPA Warrant”), each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a warrant to purchase Class A Common Stock (which will be in the identical form of the NPA Warrant, but in the name of SpaceMobile) exercisable for Class A Common Stock in accordance with its terms (each a “SpaceMobile Warrant”).

The Equity Purchase Agreement provides that the obligation of the parties thereto to consummate the Business Combination is conditioned on, among other things (i) the approval of the Proposals, excluding the Adjournment Proposal, by the NPA stockholders in accordance with NPA’s organizational documents (the “Required NPA Stockholder Approval”), (ii) that NPA has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”)) immediately prior to closing, (iii) that NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) that NPA will remain listed on The Nasdaq Capital Market LLC (“Nasdaq”) and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

At the Closing of the Business Combination SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement a form of which is attached hereto as Annex G. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

Assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment, as of Closing, the Existing Equityholders (including the Key Holders) will hold shares of Common Stock representing 94% of the total voting power of SpaceMobile, the current holders of NPA Class A Common Stock will hold shares of Common Stock representing 6% of the total voting power of SpaceMobile, and the Key Holders will hold shares of Common Stock representing 88% of the total voting power of SpaceMobile.

2.      Proposal No. 2 — The Nasdaq Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance.

3.      Proposal No. 3 — The Charter and Governance Proposals — to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, a copy of which is attached to the accompanying proxy statement as Annex B. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

•        Proposal No. 3(a):    A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share.

•        Proposal No. 3(b):    A proposal to provide for certain additional changes, including among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,” (ii) making SpaceMobile’s corporate existence perpetual, (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws).

•        Proposal No. 3(c):    A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

•        Proposal No. 3(d):    A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13.

•        Proposal No. 3(e):    A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        Proposal No. 3(f):    A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class.

•        Proposal No. 3(g):    A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, and each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

4.      Proposal No. 4 — The Director Election Proposal — for holders of NPA Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, 11 directors of the SpaceMobile Board to serve until the 2021 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5.      Proposal No. 5 — The Incentive Plan Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Incentive Award Plan (the “2020 Plan”), a copy of which is attached to this proxy statement as Annex D.

6.      Proposal No. 6: — The ESPP Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement as Annex F.

7.      Proposal No. 7 — The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Equity Purchase Agreement and the exhibits attached thereto. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements.

NPA Class A Common Stock and NPA Public Warrants are currently listed on Nasdaq under the symbols “NPA” and “NPAWW,” respectively. Certain shares of NPA Class A Common Stock and NPA Public Warrants currently trade as units consisting of one share of NPA Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “NPAUU” (“NPA Units”). The NPA Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “AST SpaceMobile, Inc.” We intend to apply to continue the listing of NPA Class A Common Stock as Class A Common Stock and NPA Public Warrants as SpaceMobile Public Warrants on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively, upon the Closing.

Only holders of record of shares of NPA Class A Common Stock and shares of NPA Class B Common Stock (collectively, the “NPA Common Stock”) at the close of business on March 1, 2021 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available electronically during the Special Meeting at https://www.cstproxy.com/npa-corp/2021.

Pursuant to our Amended and Restated Certificate of Incorporation, dated as of September 12, 2019 (the “Existing Certificate of Incorporation”), if a stockholder vote is required for the Business Combination to be consummated, NPA must offer to redeem for cash (the “Redemption Rights”) all or a portion of the shares of NPA Class A Common Stock held by a holder of NPA Class A Common Stock (a “Public Stockholder”). You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of NPA Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of NPA Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $232.2 million as of December 31, 2020, which NPA intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commissions to the underwriters of the IPO. NPA will not consummate the Business Combination if the redemption of public shares would result in NPA’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

Under the Equity Purchase Agreement, the approval of each of the condition precedent proposals (i.e., the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the ESPP Proposal) is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of NPA Class A Common Stock and NPA Class B Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of NPA Common Stock, please contact Morrow Sodali, LLC, our proxy solicitor, by calling (800) 662-5200 for individuals or (203) 658-9400 for banks and brokers or by sending an e-mail to npa.info@investor.morrowsodali.com. This notice of Special Meeting and the proxy statement are available at https://www.cstproxy.com/npa-corp/2021.

By Order of the Board of Directors,
/s/ Alexander Coleman
Alexander Coleman
March 12, 2021	Chairman

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on April 1, 2021. This notice of Special Meeting and the related proxy statement will be available at https://www.cstproxy.com/npa-corp/2021.

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ii

Use of Certain Terms

Unless otherwise stated in this proxy statement:

•        “A&R Certificate of Incorporation” refers to that certain Second Amended and Restated Certificate of Incorporation of SpaceMobile, a copy of which is attached hereto as Annex B.

•        “A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST, a copy of which is attached hereto as Annex C.

•        “Actual Cash Amount” refers to the amount in the Trust Account and the amount raised in private transactions, including the PIPE Investment or any Additional PIPE Investment, prior to the payment of any Transaction Expenses.

•        “Additional Agreements” means the A&R Operating Agreement, the Tax Receivable Agreement, the Stockholders’ Agreement, the Sponsor Voting Agreement, the Registration Rights Agreement and the Subscription Agreements.

•        “Additional PIPE Investment” refers to additional private investments in public equity by third parties pursuant to subscription agreements substantially identical to the Subscription Agreements, subject to the PIPE Investment Cap.

•        “American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

•        “AST” refers to AST & Science LLC, a Delaware limited liability corporation.

•        “AST Common Unit” means a unit of ownership interest in AST which entitles the holder thereof to the distributions, allocations, and other rights under the A&R Operating Agreement.

•        “AST Equityholders” refers to Avellan, Invesat, Vodafone, American Tower and Rakuten.

•        “AST Incentive Equity Unit” means a unit of ownership interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under the A&R Operating Agreement.

•        “AST Incentive Plan” refers to the AST 2019 Equity Incentive Plan.

•        “AST Options” refers to each outstanding option to purchase Existing AST Common Units granted pursuant to the AST Incentive Plan.

•        “AST Series A Preferred Units” mean the existing series A preferred units of AST.

•        “AST Series B Preferred Units” mean the existing series B preferred units of AST.

•        “Avellan” refers to Abel Avellan.

•        “Blocker Corporation” refers to a Blocker Corporation as defined in the Tax Receivable Agreement.

•        “Board” refers to the board of directors of NPA.

•        “Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

•        “Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share of SpaceMobile.

•        “Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share of SpaceMobile.

•        “Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share of SpaceMobile.

•        “Class C Share Voting Amount” are to the “Class C Share Voting Amount,” as such term is defined in the A&R Certificate of Incorporation, which is a number of votes per share equal to (i) (x) the Closing Class C Percentage (which we anticipate will be approximately 88%) of the total voting power of the outstanding voting stock of SpaceMobile (including for this purpose any Includible Shares), minus (y) the total voting power of the outstanding stock of SpaceMobile (other than Class C Common Stock) owned or controlled by the Key Holders, divided by (ii) the number of shares of Class C Common Stock then outstanding.

•        “Closing” refer to the consummation of the Business Combination.

•        “Closing Class C Percentage” means a percentage equal to (i) the aggregate number of votes represented by the outstanding shares of Class C Common Stock immediately following the Closing, assuming 10 votes per share of Class C Common Stock, divided by (ii) the total number of votes of all of the outstanding voting stock of SpaceMobile immediately following Closing. Assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment, we anticipate the “Closing Class C Percentage” will be approximately 88%.

•        “Closing Date” refers to the date on which the closing of the Business Combination occurs.

•        “Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

•        “Company Material Adverse Effect” refers to a Company Material Adverse Effect as defined in the Equity Purchase Agreement, which is attached hereto as Annex A.

•        “Contribution Amount” refers to the consideration NPA will contribute to AST for the transactions set forth in the Equity Purchase Agreement, which consists of the amount held in the Trust Fund in the Trust Fund, less the amount of cash required to fund the NPA Stock Redemption, plus the aggregate proceeds from the PIPE Investment and any Additional PIPE Investment, less the deferred underwriting commission payable to BTIG, LLC.

•        “Disclosure Schedules” refers to the disclosure schedules underlying the Equity Purchase Agreement, attached hereto as Annex A, that modify in important part the representations, warranties and covenants of the Equity Purchase Agreement.

•        “ESPP” refers to the SpaceMobile 2020 Employee Stock Purchase Plan.

•        “Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•        “Existing AST Common Units” refers to those AST Common Units existing before the issuance of the AST Common Units to NPA under the A&R Operating Agreement.

•        “Existing AST Incentive Units” mean the existing AST incentive units.

•        “Existing AST Units” means the Existing AST Incentive Units, the AST Common Units, the AST Series A Preferred Units and the AST Series B Preferred Units, collectively.

•        “Existing Bylaws” refers to the Amended and Restated By-laws of NPA.

•        “Existing Certificate of Incorporation” refers to NPA’s Amended and Restated Certificate of Incorporation, dated as of September 12, 2019.

•        “Existing Equityholders” refers to the existing equityholders of AST.

•        “Existing Equityholder Representative” refers to Avellan in his capacity as Existing Equityholder Representative pursuant to the Equity Purchase Agreement.

•        “Forfeited Sponsor Stock” refers to the shares of Sponsor Stock that Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability in the event that the Actual Cash Amount is less than $400,000,000 such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Common Stock as of immediately prior to the filing of the A&R Certificate of Incorporation.

•        “Founder Shares” refer to the shares of NPA Class B Common Stock initially purchased by our Sponsor in a private placement prior to the IPO, and the shares of NPA Class A Common Stock issued upon the conversion thereof.

•        “Includible Shares” are to any shares of the outstanding voting stock of SpaceMobile issuable in connection with the exercise (assuming, solely for this purpose, full exercise and not net exercise) of all outstanding options, warrants, exchange rights, conversion rights or similar rights to receive voting stock of SpaceMobile, in each case owned or controlled, directly or indirectly, by the Key Holders, but excluding the number of shares of Class A Common Stock issuable in connection with the exchange of AST Common Units, as a result of any redemption or direct exchange of AST Common Units effectuated pursuant the A&R Operating Agreement;

•        “Indebtedness” refers to Indebtedness as defined in the Equity Purchase Agreement, attached hereto as Annex A.

•        “Initial Stockholders” refers to NPA’s Sponsor and any other holders of Founder Shares prior to the IPO (or their permitted transferees).

•        “Invesat” refers to Invesat LLC, a Delaware limited liability company.

•        “IPO” refers to NPA’s initial public offering, which was consummated on September 13, 2019.

•         “Key Holders” refers to Avellan and his permitted transferees.

•        “Nasdaq” refers to The Nasdaq Capital Market LLC.

•        “NPA” refers to New Providence Acquisition Corp., a Delaware corporation.

•        “NPA Class A Common Stock” refers to the shares of class A common stock, par value $0.0001 per share, of NPA.

•        “NPA Class B Common Stock” refers to the shares of class B common stock, par value $0.0001 per share, of NPA.

•        “NPA Common Stock” refers collectively to NPA Class A Common Stock and NPA Class B Common Stock.

•        “NPA Public Warrant” means a warrant to purchase one whole share of NPA Class A Common Stock prior to the effectiveness of the A&R Certificate of Incorporation at a price of $11.50 per share that was issued in the IPO.

•        “NPA Stock Redemption” means the redemption of NPA Common Stock held by eligible stockholders who elect to have their shares redeemed in connection with the closing of the Business Combination.

•        “NPA Unit” means a unit consisting of one share of NPA Class A Common Stock and one-half of one redeemable warrant.

•        “NPA Warrant” means a warrant, including a Private Placement Warrant or an NPA Public Warrant, to purchase one whole share of NPA Class A Common Stock prior to the effectiveness of the A&R Certificate of Incorporation at a price of $11.50 per share.

•        “Outside Closing Date” refers to the date that is 90 days after the six-month anniversary of the effective date of the Equity Purchase Agreement.

•        “PIPE Investment” refers to the private investment in public equity by the PIPE Investors in the form of Class A Common Stock in an aggregate amount of $230 million.

•        “PIPE Investment Cap” means, with respect to the PIPE Investment and any Additional PIPE Investment, a cap of $400 million minus the amount of our immediate be available cash prior to the Closing held in the Trust Account following the completion of all NPA Stock Redemption.

•        “PIPE Investors” refers to those certain third-party investors who have entered into Subscription Agreements with NPA pursuant to which the PIPE Investors have committed to make the PIPE Investment.

•        “Private Placement Warrant” means a warrant to purchase one whole share of NPA Class A Common Stock prior to the effectiveness of the A&R Certificate of Incorporation at a price of $11.50 per share that was issued to Sponsor in a private placement.

•        “Public Stockholder” refers to a holder of NPA Class A Common Stock.

•        “Rakuten” refers to Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company.

•        “Redemption Rights” refers to the offer by NPA to redeem for cash all or a portion of the NPA Class A Common Stock held by a holder of NPA Class A Common Stock

•        “Required NPA Stockholder Approval” means the approval of the Proposals, excluding the Adjournment Proposal, by the NPA stockholders in accordance with NPA’s organizational documents.

•        “Samsung” refers to Samsung Next Fund LLC, a Delaware limited liability company.

•        “SpaceMobile” refers to AST SpaceMobile, Inc., as successor to NPA following the Closing of the Business Combination.

•        “SpaceMobile Bylaws” refers to the Bylaws of SpaceMobile attached hereto as Annex E.

•        “SpaceMobile Public Warrant” means a warrant to purchase one whole share of Class A Common Stock at a price of $11.50 per share, in identical form of the NPA Public Warrant, but in the name of SpaceMobile.

•        “SpaceMobile Warrant” means a warrant, including a SpaceMobile Public Warrant, to purchase one whole share of Class A Common Stock at a price of $11.50 per share, in identical form of the NPA Warrant, but in the name of SpaceMobile.

•        “Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company “Sponsor Stock” refers to the NPA Class B Common Stock held by our Sponsor.

•        “Sponsor Stock” refers to the NPA Class B Common Stock held by Sponsor.

•        “Stockholder Parties” refers collectively to Sponsor and the ATS Equityholders.

•        “Subscription Agreements” refers to the various subscription agreements entered into with the PIPE Investors pursuant to which the PIPE Investors have committed to make the PIPE Investment.

•        “Subsidiaries” refers to Subsidiaries as defined in the Tax Receivable Agreement.

•        “Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the SpaceMobile Board, (ii) the date on which the Key Holders beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

•        “Tax Receivable Agreement” refers to that certain Tax Receivable Agreement to be entered into at the Closing of the Business Combination, a form of which is attached hereto as Annex G.

•        “TRA Holders” refers to a TRA Holders as defined in the Tax Receivable Agreement.

•        “Transaction Expenses” means the amount of unpaid fees, commissions, costs or expenses that have been incurred by AST or NPA in connection with the Business Combination.

•        “Trust Account” refers to the account in which the Trust Fund is held.

•        “Trust Fund” refers to the trust fund established for the benefit of NPA stockholders.

•        “Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements. These forward-looking statements include statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of NPA and AST and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NPA” and “Other Information About NPA.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NPA and AST, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by NPA and the following:

•        expectations regarding AST’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement;

•        the outcome of any legal proceedings that may be instituted against NPA, AST and others following announcement of the Equity Purchase Agreement and transactions contemplated therein;

•        the inability to complete the Business Combination due to the failure to obtain NPA stockholders’ approval;

•        the risk that the proposed Business Combination disrupts current plans and operations of AST as a result of the announcement and consummation of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        unexpected costs related to the proposed Business Combination;

•        the amount of any redemptions by Public Stockholders of NPA being greater than expected;

•        the management and board composition of SpaceMobile following the proposed Business Combination;

•        the ability to list SpaceMobile’s securities on Nasdaq;

•        limited liquidity and trading of SpaceMobile’s securities;

•        geopolitical risk and changes in applicable laws or regulations;

•        the possibility that AST or NPA may be adversely affected by other economic, business, and/or competitive factors;

•        operational risk;

•        the possibility that the COVID-19 pandemic, or another major disease, disrupts AST’s business;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on AST’s resources; and

•        the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of NPA or AST prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to NPA or AST or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, NPA and AST undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Summary Term Sheet

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Business Combination and the Special Meeting” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting.

•        NPA is a blank check company formed specifically as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information regarding NPA, see the section entitled “Other Information About NPA.”

•        There are currently 28,750,000 shares of NPA Class A Common Stock and NPA Class B Common Stock issued and outstanding, consisting of (i) 23,000,000 public shares and (ii) 5,750,000 Founder Shares. In addition, there are currently 17,600,000 NPA Warrants outstanding, consisting of (i) 11,500,000 NPA Public Warrants originally sold as part of the NPA Units in the IPO and (ii) 6,100,000 Private Placement Warrants. Each whole warrant entitles the holder to purchase one whole share of NPA Class A Common Stock for $11.50 per share. The warrants will become exercisable 30 days following Closing, subject to certain lock-up restrictions. The NPA Warrants will expire five years after the completion of NPA’s initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation. Once the NPA Warrants become exercisable, NPA may call the NPA Warrants for redemption, if, and only if, the reported last sale price of the NPA Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before NPA sends the notice of redemption to the NPA Warrant holders.

•        AST is an innovative satellite designer and manufacturer. AST and its global partners are building the first and only space-based cellular broadband network to be accessible by standard smartphones. AST’s SpaceMobile low Earth orbit (“LEO”) satellite network is expected to provide global direct mobile broadband network to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT enabled device (the “SpaceMobile Service”). For more information regarding AST, see the section entitled “Other Information About AST.”

•        On December 15, 2020, NPA, AST, the Existing Equityholders, Sponsor and the Existing Equityholder Representative, entered into the Equity Purchase Agreement, the terms of which are described in this proxy statement, and which is attached hereto as Annex A. The Equity Purchase Agreement, among other things, provides that:

•        NPA will amend and restate our Existing Certificate of Incorporation with the A&R Certificate of Incorporation to, among other things, (i) change the name of NPA to AST SpaceMobile, Inc., (ii) convert all then-outstanding Sponsor Stock, excluding any Forfeited Sponsor Stock (discussed below), into Class A Common Stock and (iii) authorize the issuance of Class B Common Stock and Class C Common Stock;

•        the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement which, among other things, will (i) restructure the capitalization of AST to (a) authorize the issuance of the AST Common Units to SpaceMobile, (b) reclassify the Existing AST Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement, and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (ii) appoint SpaceMobile as the managing member of AST;

•        NPA will replace the Existing Bylaws, by adopting the SpaceMobile Bylaws;

•        NPA has entered into the Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have committed to make the PIPE Investment in an aggregate amount of $230 million, for which the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock; and

•        without any action on the part of any holder of an NPA Warrant, each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a SpaceMobile Warrant, exercisable for Class A Common Stock in accordance with its terms.

•        In connection with the Equity Purchase Agreement, NPA entered into the following related agreements:

•        Subscription Agreements.    In connection with the execution of the Equity Purchase Agreement, we entered into various Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have committed to make the PIPE Investment in an aggregate amount of $230 million. In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock. We may, prior to the Closing, enter into additional subscription agreements for the sale of Class A Common Stock on terms substantially identical to the Subscription Agreement and subject to the PIPE Investment Cap. The obligations of the parties to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

•        Sponsor Voting Agreement.    At Closing, in connection with the Business Combination, our Sponsor and SpaceMobile will enter into a voting agreement (the “Sponsor Voting Agreement”) a form of which is attached hereto as Annex I, whereby our Sponsor will agree to vote all securities of SpaceMobile owned by it eligible to vote in the election of SpaceMobile’s directors in any election of SpaceMobile’s directors in such manner as may be necessary to elect and/or maintain in office as members of the SpaceMobile Board those individuals designated by the Stockholder Parties pursuant to the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement. The Sponsor Voting Agreement will terminate on the first date in which our Sponsor no longer has the right to designate a director to the SpaceMobile Board.

•        In connection with the Closing, NPA will enter into, among others, the following agreements:

•        A&R Certificate of Incorporation and SpaceMobile Bylaws.    NPA will amend and restate (i) subject to receipt of stockholder approval, the Existing Certificate of Incorporation by adopting the A&R Certificate of Incorporation and (ii) the SpaceMobile Bylaws. The Existing Certificate of Incorporation will be amended to (i) change the name of NPA to AST SpaceMobile, Inc., (ii) convert all Sponsor Stock, excluding any Forfeited Sponsor Stock into shares of Class A Common Stock and (iii) authorize the issuance of Class B Common Stock and Class C Common Stock. For more information about the A&R Certificate of Incorporation and SpaceMobile Bylaws see the sections entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Certificate of Incorporation.”

•        A&R Operating Agreement of AST.    At the Closing, AST, SpaceMobile (as the managing member of AST) and the Existing Equityholders, will enter into the A&R Operating Agreement, a copy of which is attached hereto as Annex C. The A&R Operating Agreement will, among other things, (i) restructure the capitalization of AST to (a) authorize the issuance of AST Common Units to SpaceMobile, (b) reclassify the Existing AST Units, including the AST Series A Preferred Units, AST Series B Preferred Units, and the Existing AST Incentive Units, but excluding the Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into AST Common Units, and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof and (ii) appoint SpaceMobile as the managing member of AST. For more information about the A&R Operating Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST.”

•        Stockholders’ Agreement.    SpaceMobile, the AST Equityholders and Sponsor will enter into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders will agree to vote all securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement. At Closing, the SpaceMobile Board will initially consist of 13 directors, with two director seats being vacant. The equityholders of SpaceMobile will have the right to nominate directors as follows: (a) the Key Holders may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (b) Invesat, Vodafone, Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (c) Rakuten may nominate two members of the SpaceMobile Board. The AST Equityholders and our Sponsor will respectively agree to vote for each of the foregoing nominees. In addition, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee. Also pursuant to the Stockholders’ Agreement, the Stockholder Parties will agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the aggregate outstanding voting power of SpaceMobile, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate five members of the SpaceMobile Board, (ii) own less than 40% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate three members of the SpaceMobile Board, (iii) own less than 30% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate two members of the SpaceMobile Board, (iv) own less than 20% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate one member of the SpaceMobile Board, and (v) own less than 5% of the aggregate outstanding voting power of SpaceMobile, the Key Holders will no longer be entitled to nominate any members of the SpaceMobile Board. If the size of the SpaceMobile Board is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of the SpaceMobile Board. For more information about the Stockholders’ Agreement, see section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

•        Tax Receivable Agreement.    At the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex G.

Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that SpaceMobile (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any and collectively the “Tax Group”) realizes, or is deemed to realize, as a result of certain tax attributes, including:

•        existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by SpaceMobile in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

•        tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

•        tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•        certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

•        Registration Rights Agreement.    NPA, the Existing Equityholders and Sponsor (the Existing Equityholders and Sponsor, collectively, the “Holders”) will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which SpaceMobile will grant the Holders certain registration rights with respect to the registrable securities of SpaceMobile. Among other things, the Registration Rights Agreement will require SpaceMobile to register the shares of Class A Common Stock being issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST Common Units. The Holders will be entitled to (i) make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. SpaceMobile will bear all of the expenses incurred in connection with the filing of any such registration statement.

•        Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, (i) that NPA has received the Required NPA Stockholder Approval, (ii) that NPA has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to closing, (iii) that NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) that NPA will remain listed on the Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. For more information about conditions to the consummation of the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement — Conditions to the Closing of the Business Combination.”

•        The Equity Purchase Agreement may be terminated at any time prior to the Closing upon agreement of the parties thereto, or by NPA or AST, acting alone, in specified circumstances. For more information about the termination rights under the Equity Purchase Agreement, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Termination.”

•        The proposed Business Combination involves numerous risks. For more information about these risks, please read the section entitled “Risk Factors.”

•        Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that NPA redeem all or a portion of such Public Stockholder’s shares of NPA Class A Common Stock for cash if the Business Combination is consummated. If a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. See the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights.”

•        It is anticipated that, upon completion of the Business Combination, a Assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment, as of Closing, the Existing Equityholders (including the Key Holders) will hold shares of Common Stock representing 94% of the total voting power of SpaceMobile, the current holders of NPA Class A Common Stock will hold shares of Common Stock representing 6% of the total voting power of SpaceMobile, and the Key Holders will hold shares of Common Stock representing 88% of the total voting power of SpaceMobile.

•        The PIPE Investors have committed to make the PIPE Investment in an aggregate amount of $230 million. In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock. We may, prior to the Closing, enter into additional subscription agreements for the sale of Class A Common Stock on terms substantially identical to the Subscription Agreements and subject to the PIPE Investment Cap. The obligations of the parties to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

•        The Board considered various factors in determining whether to approve the Equity Purchase Agreement and the Business Combination. For more information about NPA’s decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for Approving the Business Combination.”

•        In addition to voting on the Business Combination Proposal at the Special Meeting, NPA’s stockholders will also be asked to vote on:

•        the Nasdaq Proposal to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance.

•        the Charter and Governance Proposals to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the Charter Proposal. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

•        A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share.

•        A proposal to provide for certain additional changes, including, among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,” (ii) making SpaceMobile’s corporate existence perpetual,(iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination and, (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws).

•        A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

•        A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13.

•        A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class.

•        A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, and each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

•        the Director Election Proposal for holders of NPA Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, 11 Directors of the SpaceMobile Board until the 2021 annual meeting of stockholders or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

•        the Incentive Plan Proposal to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the 2020 Plan, a copy of which is attached to this proxy statement as Annex D.

•        the ESPP Proposal to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the ESPP, a copy of which is attached to this proxy statement as Annex F.

•        the Adjournment Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

For more information, see the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter and Governance Proposals,” “Proposal No. 4 — The Director Election Proposal,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The ESPP Proposal,” and “Proposal No. 7 — The Adjournment Proposal.”

Questions and Answers About the Business Combination and the Special Meeting

Questions and Answers About the Business Combination

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including the Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge our stockholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:     Why are NPA and AST proposing to enter into the Business Combination?

A:     NPA is a blank check company formed specifically as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In the course of NPA’s search for a business combination partner, NPA investigated the potential acquisition of many entities in various industries, including AST, and concluded that AST was the best candidate for a business combination with NPA. For more details on NPA’s search for a business combination partner and the Board’s reasons for selecting AST as NPA’s Business Combination partner, see the section entitled “Proposal No. 1 — The Business Combination — The Board’s Reasons for Approving the Business Combination” included in this proxy statement.

Q:     What is the purpose of this document?

A:     NPA is proposing to consummate a business combination with AST. NPA, AST, the Existing Equityholders, Sponsor and the Existing Equityholder Representative, have entered into the Equity Purchase Agreement, the terms of which are described in this proxy statement. You are being asked to consider and vote on the Business Combination. The Equity Purchase Agreement, among other things, contemplates that at the closing of the Business Combination:

(i)     NPA will amend and restate our Existing Certificate of Incorporation to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding Sponsor Stock, excluding any Forfeited Sponsor Stock (discussed below), into Class A Common Stock and (c) authorize the issuance of Class B Common Stock and Class C Common Stock;

(ii)    the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement which, among other things, will (a) restructure the capitalization of AST to (1) authorize the issuance of the AST Common Units to SpaceMobile, (2) reclassify the Existing AST Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement, and (3) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (b) appoint SpaceMobile as the managing member of AST;

(iii)   the Existing Equityholders, SpaceMobile, AST, and the TRA Holder Representative will enter into the Tax Receivable Agreement (please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement);

(iv)   NPA will replace the Existing Bylaws, by adopting the SpaceMobile Bylaws;

(v)    NPA will enter into the Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have committed to make the PIPE Investment in an aggregate amount of $230 million, for which the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock; and

(vi)   without any action on the part of any holder of an NPA Warrant, each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a SpaceMobile Warrant, exercisable for Class A Common Stock in accordance with its terms.

Assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment, as of Closing, the Existing Equityholders (including the Key Holders) will hold shares of Common Stock representing 94% of the total voting power of SpaceMobile, the current holders of NPA Class A Common Stock will hold shares of Common Stock representing 6% of the total voting power of SpaceMobile, and the Key Holders will hold shares of Common Stock representing 88% of the total voting power of SpaceMobile.

Approval of the Business Combination Proposal will require the affirmative vote of a majority of the votes cast by holders of NPA Class A Common Stock and NPA Class B Common Stock present in person (which includes presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Q:     Are any of the proposals conditioned on one another?

A:     Yes, the approval and adoption by the NPA stockholders of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal is necessary for the Business Combination to be consummated. It is important for you to note that in the event that the Required NPA Stockholder Approval is not received, NPA will not consummate the Business Combination. The Existing Certificate of Incorporation does not provide any means to extend the March 15, 2021 deadline for completing a business combination; however, the Equity Purchase Agreement requires us to propose an amendment (the “Charter Extension”) to the Existing Certificate of Incorporation for the purpose of effecting an extension of such deadline. A Charter Extension was proposed and adopted at the Annual Meeting on March 12, 2021. As a result, the Existing Certificate of Incorporation was amended to extend the March 15, 2021 deadline for completing a business combination to June 15, 2021. If NPA does not consummate the Business Combination and fails to complete an initial business combination by June 15, 2021, NPA will be required to dissolve and liquidate.

Adoption of the Governance Proposals and the Adjournment Proposal are not conditioned upon the adoption of any of the other Proposals.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite stockholder approvals are received, NPA expects that the Business Combination will occur as soon as practicable following the Special Meeting and no later than June 14, 2021.

Q:     How will SpaceMobile be managed following the Business Combination and who will manage it?

A:     Following the Closing, we will be organized as an umbrella partnership-C corporation (“Up-C”) structure, in which substantially all of the operating assets of SpaceMobile will be held by AST, and our only assets will be equity interests in AST.

The current management team of AST, including Abel Avellan, who currently serves as Chairman of the AST board of directors and Chief Executive Officer, will serve in the same roles at SpaceMobile following the consummation of the Business Combination. For more information on SpaceMobile’s anticipated management, see the section entitled “SpaceMobile Management After the Business Combination” in this proxy statement.

Upon the completion of the Business Combination, the Key Holders, which include Avellan and his permitted transferees, will hold all the outstanding shares of Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (x) the Closing Class C Percentage (which we anticipate will be approximately 88%) of the total voting power of the outstanding voting stock of SpaceMobile, minus (y) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders, divided by (z) the number of shares of Class C Common Stock then outstanding. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, following the Closing, we anticipate the Key Holders will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock. The Class C Common Stock held by the Key Holders does not include any economic interest in SpaceMobile, including rights to dividends. As a result of the Key Holders’ holdings after the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SpaceMobile Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. For more a more detailed discussion of the implications of being a “controlled company,” see the sections entitled “Summary of the Proxy Statement — Emerging Growth Company, Smaller Reporting Company and Controlled Company” and “Risk Factors — Risks Relating to Our Organization and Structure — Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Q:     What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:     Upon completion of the IPO, a total of $230,000,000 was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of December 31, 2020, there were investments and cash held in the Trust Account of approximately $232,196,027. These funds will not be released until the earlier of the completion of the Business Combination and the redemption of shares of NPA Class A Common Stock if we are unable to complete an initial business combination by June 15, 2021, although we may withdraw the interest earned on the funds held in the Trust Account to pay taxes.

Q:     What happens if a substantial number of the Public Stockholders vote in favor of the Business Combination Proposal and exercise their Redemption Rights?

A:     NPA’s Public Stockholders may vote in favor of the Business Combination and exercise their Redemption Rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

However, the consummation of the Business Combination is conditioned upon, among other things, approval by NPA’s stockholders of the Equity Purchase Agreement and the Business Combination and that NPA shall have no less than $250 million in immediately available cash (comprised of cash not redeemed from the Trust Account and cash raised in the PIPE Investment or any Additional PIPE Investment), after deducting all Transaction Expenses.

In addition, with fewer shares of NPA Class A Common Stock and Public Stockholders, the trading market for Class A Common Stock may be less liquid than the market for shares of NPA Class A Common Stock was prior to consummation of the Business Combination and NPA may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into SpaceMobile’s business will be reduced.

Q:     What happens if the Business Combination is not consummated?

A:     If NPA does not consummate a business combination by June 15, 2021, NPA will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the shares of NPA Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes, divided by the number of then outstanding shares of NPA Class A Common Stock and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate. There will be no Redemption Rights or liquidating distributions with respect to the NPA Warrants, which will expire worthless if NPA fails to complete a business combination within the 21-month time period. If the Business Combination is not consummated, AST will continue operating as a private company. The Existing Certificate of Incorporation does not provide any means to extend the March 15, 2021 deadline for completing a business combination; however, the Equity Purchase Agreement requires us to propose Charter Extension for the purpose of effecting an extension of such deadline. A Charter Extension was proposed and adopted at the Annual Meeting on March 12, 2021. As a result, the Existing Certificate of Incorporation was amended to extend the March 15, 2021 deadline for completing a business combination to June 15, 2021. If NPA does not consummate the Business Combination and fails to complete an initial business combination by June 15, 2021, NPA will be required to dissolve and liquidate.

Q:     What happens to the funds deposited in the Trust Account following the Closing?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) a portion of NPA’s aggregate costs, fees and expenses in connection with the consummation of the Business Combination, (ii) tax obligations and advisory fees and (iii) for any redemptions of any shares of NPA Class A Common Stock. Any funds remaining in the Trust Account after such uses will be released to SpaceMobile and utilized to fund working capital needs of SpaceMobile. As of December 31, 2020, there was approximately $232,196,027 in the Trust Account. NPA estimates that approximately $10.10 per outstanding share of NPA Class A Common Stock will be paid to the Public Stockholders exercising their Redemption Rights.

Q:     Do any of NPA’s directors or officers or the Sponsor have interests that may conflict with the interests of NPA’s stockholders with respect to the Business Combination?

A:     NPA’s directors and officers may have interests in the Business Combination that are different from your interests as a stockholder. On June 20, 2019, Sponsor purchased an aggregate of 3,593,750 Founder Shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share. In August 2019, NPA effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of the IPO. In addition, Sponsor purchased an aggregate of 6,100,000 Private Placement Warrants at a price of $1.00 per warrant. This purchase took place on a private placement basis simultaneously with the completion of the IPO.

If NPA does not consummate the Business Combination by June 15, 2021, NPA will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor has agreed to waive its rights to any liquidation distributions. The Existing Certificate of Incorporation does not provide any means to extend the March 15, 2021 deadline for completing a business combination; however, the Equity Purchase Agreement requires us to propose a Charter Extension for the purpose of effecting an extension of such deadline. A Charter Extension was proposed and adopted at the Annual Meeting on March 12, 2021. As a result, the Existing Certificate of Incorporation was amended to extend the March 15, 2021 deadline for completing a business combination to June 15, 2021. If NPA does not consummate the Business Combination and fails to complete an initial business combination by June 15, 2021, NPA will be required to dissolve and liquidate.

In addition, if, at the Closing, the amount in our Trust Account, and the amount raised in private transactions including any PIPE Investment prior to the payment of any Transaction Expenses is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, a number of shares of Sponsor Stock such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Class A Common Stock and shares of NPA Class B Common Stock as of immediately prior to the closing of the Business Combination.

Please also see the sections entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination; Risk Factors — Risks Relating to NPA — Directors of NPA have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.; and Risk Factors — Risks Relating to the Business Combination — Our Initial Stockholders, including sponsor, directors and officers have potential conflicts of interest in recommending that NPA stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.; and Risk Factors — Risks Related to NPA.” for more information on the interests and relationships of Sponsor and current officers and directors of NPA.

Q:     What voting interests will NPA’s current stockholders, the Initial Stockholders, the PIPE Investors and the Existing Equityholders hold in SpaceMobile immediately after the consummation of the Business Combination?

A:     We anticipate that, upon completion of the Business Combination, the voting interests in SpaceMobile will be as set forth in the table below:

	Assuming No Redemptions(1)	Assuming Maximum Redemptions(2)
NPA’s Public Stockholders	2.6%	0.7%
Initial Stockholders	0.6%	0.2%
PIPE Investors	2.6%	2.7%
Existing Equityholders (including Abel Avellan)	94.2%	96.4%
Total	100.0%	100.0%

____________

(1)      Assumes that (i) none of the holders of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) there is no Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market, and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

(2)      Assumes that (i) stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) the Sponsors forfeit 4.1 million shares of Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

Q:     What is an “Up-C” Structure?

A:     Our corporate structure following the Business Combination, as described under the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement,” is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as NPA. In connection with the organization of SpaceMobile as an “Up-C” structure, in consummation of the Business Combination, the existing shareholders of AST will exchange their Existing AST Units for AST Common Units, which will be redeemable for cash or shares of Class A Common Stock, and, in the case of the Existing AST Equity Holders, will receive a class of noneconomic common shares (Class B Common Stock) and, in the case of Abel Avellan, the current controlling party of AST, will receive a class of super-voting, noneconomic common shares (Class C Common Stock) in SpaceMobile.

Following the consummation of the Business Combination, SpaceMobile will be a holding company, and, accordingly, all the business of AST will be held directly by AST, of which SpaceMobile will be the managing member, and SpaceMobile’s only direct asset will consist of the AST Common Units. As the managing member of AST, SpaceMobile will have full, exclusive and complete discretion to manage and control the business of

AST and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of AST set forth in the A&R Operating Agreement, and, accordingly, the financial statements of AST will be prepared on a consolidated basis with SpaceMobile. SpaceMobile may not be removed as managing member of AST.

The Up-C structure will allow the Existing Equityholders to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass through” entity, for U.S. federal income (and certain state and local) tax purposes following the Business Combination. One of these benefits is that, for U.S. federal income (and certain state and local) purposes, future taxable income of AST that is allocated to the Existing Equityholders will be taxed on a flow-through basis and therefore AST will generally not for U.S. federal income (and certain state and local) purposes, be subject to corporate income taxes at the entity level (that it would generally be subject to if it were treated as a corporation for such applicable tax purposes). See the sections entitled “Proposal No. 1 — The Business Combination Proposal” for more information.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (i)  NPA has received the Required NPA Stockholder Approval, (ii)  NPA has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to closing, (iii) NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) NPA will remain listed on the Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

Questions and Answers About the Special Meeting for NPA’s Stockholders

Q:     What is being voted on at the Special Meeting?

A:     Below are the Proposals that NPA’s stockholders are being asked to vote on:

•        the Business Combination Proposal to approve and adopt the Equity Purchase Agreement and the transactions contemplated by the Equity Purchase Agreement;

•        the Nasdaq Proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance;

•        the Charter Proposal to approve and adopt the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, and the Governance Proposals, to approve, on a non-binding advisory basis, certain corporate governance provisions;

•        the Director Election Proposal for holders of NPA Class B Common Stock to elect 11 Directors of the SpaceMobile Board until the 2021 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal;

•        the Incentive Plan Proposal to approve and adopt the 2020 Plan;

•        the ESPP Proposal to approve and adopt the ESPP; and

•        the Adjournment Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Q:     When and where is the Special Meeting?

A:     The Special Meeting will be held via live webcast on April 1, 2021, at 10:00 a.m., Eastern Time. Due to the COVID-19 pandemic, NPA will be holding the Special Meeting virtually at the following URL: https://www.cstproxy.com/npa-corp/2021.

Q:     Who may vote at the Special Meeting?

A:     Only holders of record of NPA Common Stock as of the close of business on March 1, 2021 may vote at the Special Meeting. As of the Record Date, there were 28,750,000 shares of NPA Common Stock outstanding and entitled to vote. Please see the section entitled “Special Meeting of the NPA Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the Special Meeting?

A:     The holders present in person or by proxy of shares of outstanding capital stock of NPA representing a majority of the voting power of all outstanding shares of capital stock of NPA entitled to vote at the Special Meeting will constitute a quorum. Our Initial Stockholders will count toward this quorum and pursuant to that certain Letter Agreement, entered into at the time of our IPO, by and among NPA, our Initial Stockholders, our Sponsor, and each director and executive officer of NPA (the “Letter Agreement”) our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposals, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which would include presence at the virtual Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Pursuant to the Letter Agreement, our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, such stockholders own 20% of the total issued and outstanding shares of NPA Common Stock. Assuming only the minimum shares of NPA Common Stock necessary to constitute a quorum are present in person or by proxy at the Special Meeting, only 8,625,001 shares or 37.5% of the outstanding shares of NPA Common Stock not subject to the Letter Agreement must be voted in favor of the Business Combination for the Business Combination Proposal to be approved. The agreement by our Initial Stockholders to vote in favor of the Business Combination Proposal will increase the likelihood that we will receive the requisite stockholder approval. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting.

The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

Q:     How will the Initial Stockholders vote?

A:     Pursuant to the Letter Agreement, our Initial Stockholders, our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination.

Q:     Do I have Redemption Rights?

A:     If you are a holder of shares of NPA Class A Common Stock, you have the right to request that NPA redeem all or a portion of your NPA Class A Common Stock for cash, but you must follow the procedures and deadlines described elsewhere in this proxy statement. Public Stockholders may elect to redeem all or a portion of such Public Stockholder’s shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. We sometimes refer to these rights to elect to redeem all or a portion of the NPA Class A Common Stock into a pro rata portion of the cash held in the Trust Account as “Redemption Rights.” If you wish to exercise your Redemption Rights, please see the answer to the next question, “— How do I exercise my Redemption Rights?”

Notwithstanding the foregoing, a holder of NPA Class A Common Stock, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of the NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Pursuant to the Letter Agreement, our Sponsor and Initial Stockholders have agreed to waive their Redemption Rights with respect to their Founder Shares and public shares in connection with the completion of a business combination.

The consummation of the Business Combination is conditioned upon, among other things, approval by NPA’s stockholders of the Equity Purchase Agreement and the Business Combination. Unless waived, if any of these conditions are not satisfied, the Business Combination may not be consummated. Furthermore, in no event will we redeem our NPA Class A Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.”

Q:     How do I exercise my Redemption Rights?

A:     Pursuant to the Existing Certificate of Incorporation, if a stockholder vote is required for the Business Combination to be consummated, NPA must offer to redeem for cash all or a portion of the shares of NPA Class A Common Stock held by a Public Stockholder. You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through the Depository Trust Company (“DTC”).

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of NPA Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Q:     Will how I vote on the Business Combination Proposal affect my ability to exercise Redemption Rights?

A:     No. You may exercise your Redemption Rights irrespective of whether you vote for or against the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Equity Purchase Agreement can be approved by stockholders who will redeem their NPA Class A Common Stock and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     Do I have appraisal rights in connection with the proposed Business Combination?

A:     No. Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the General Corporation Law of Delaware, as amended (the “DGCL”).

Q:     What do I need to do now?

A:     We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and consider how the Business Combination will affect you as an NPA stockholder or warrant holder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:     How do I vote?

A:     The Special Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on April 1, 2021. The Special Meeting can be accessed by visiting https://www.cstproxy.com/npa-corp/2021, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication.

If you are a holder of record of shares of NPA Common Stock on the Record Date, you may vote at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote, obtain a proxy from your broker, bank or nominee.

Q:     If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:     No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent.

As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes will have no effect on any of the proposals in this proxy statement, except that broker non-votes will have the same effect as a vote “AGAINST” the Charter Proposal.

For the proposals in this proxy statement, your broker will not have the discretionary authority to vote your shares. Accordingly, your bank, broker, or other nominee can vote your shares at the Special Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.

Q:     What happens if I sell my NPA Common Stock before the Special Meeting?

A:     The Record Date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of NPA Common Stock after the applicable Record Date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. Stockholders may send a later-dated, signed proxy card to the Company at the address set forth below so that it is received by the Company prior to the vote at the Special Meeting (which is scheduled to take place April 1, 2021) or attend the Special Meeting in person (which would include presence at the virtual Special Meeting) and vote. Stockholders also may revoke their proxy by sending a notice of revocation to the Company at info@npa-corp.com or 10900 Research Blvd, Ste 160C PMB 1081, Austin, Texas 78759, which must be received by Company’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:     What should I do with my stock certificates, warrant certificates and/or NPA Unit certificates?

A:     Stockholders who exercise their Redemption Rights must deliver their stock certificates to the Transfer Agent (either physically or electronically) prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting).

Holders of NPA Warrants should not submit the certificates relating to their warrants. Public Stockholders who do not elect to have their shares of NPA Class A Common Stock redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their shares of NPA Class A Common Stock.

Upon effectiveness of the Business Combination, holders of NPA Units, NPA Common Stock and NPA Warrants will receive units, Class A Common Stock and SpaceMobile Warrants without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants.

In addition, before the Closing, each outstanding NPA Unit (each of which consists of one share of NPA Class A Common Stock and one-half of one NPA Public Warrant) will be separated into its component share of NPA Class A Common Stock and NPA Public Warrant.

Q:     What are the material U.S. federal income tax consequences of exercising my Redemption Rights?

A:     The tax consequences of an exercise of Redemption Rights depends on your particular facts and circumstances. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations to Holders of NPA Class A Common Stock Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your Redemption Rights.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact NPA’s proxy solicitor at: Morrow, at (800) 662-5200 for individuals or (203) 658-9400 for banks and brokers or by sending an e-mail to npa.info@investor.morrowsodali.com.

You may also obtain additional information about NPA from documents filed with the SEC by following the instructions in “Where You Can Find More Information.”

Summary of the Proxy Statement

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Business Combination, you should read this entire document carefully, including the Equity Purchase Agreement, attached as Annex A to this proxy statement. The Equity Purchase Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Equity Purchase Agreement is also described in detail in this proxy statement in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

The Parties to the Business Combination

New Providence Acquisition Corp.

NPA is a blank check company, incorporated in Delaware, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Based on our business activities, NPA is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

NPA Class A Common Stock and NPA Public Warrants are currently listed on Nasdaq under the symbols “NPA” and “NPAWW,” respectively. Certain shares of NPA Class A Common Stock and NPA Public Warrants currently trade as NPA Units, which consist of one share of NPA Class A Common Stock and one-half of one redeemable warrant. The NPA Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “AST SpaceMobile, Inc.” We intend to apply to continue the listing of NPA Class A Common Stock as Class A Common Stock and NPA Public Warrants as SpaceMobile Public Warrants on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively, upon Closing.

The mailing address of NPA’s principal executive office is 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759. Our telephone number is (561) 231-7070 and email is info@npa-corp.com.

New Providence Acquisition Management, LLC

New Providence Acquisition Management LLC is a Delaware limited liability company, headquartered in Austin, Texas, that is the sponsor of NPA.

AST & Science LLC

AST is an innovative satellite designer and manufacturer, headquartered in Midland, Texas. AST operates from five locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, and development offices located in Maryland, Spain, and Israel. In addition, its 51% owned and controlled subsidiary, NanoAvionika (“Nano”), is located in Lithuania.

AST and its global partners are building the first and only space-based cellular broadband network to be accessible by standard smartphones. AST’s SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. AST believes the SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT enabled device. AST intends to partner with mobile network operators (“MNOs”) to offer the SpaceMobile Service to the MNOs’ end-user customers. Users will not need to subscribe to the SpaceMobile Service directly with AST, nor will they need to purchase any new or additional equipment. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider.

AST is a Delaware limited liability company and the mailing address of AST is Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.

Existing Equityholders

The Existing Equityholders are the equityholders of AST as of immediately prior to the Closing of the transactions contemplated by the Equity Purchase Agreement. The Existing Equityholders include certain members of AST’s management team and other third-party investors in AST.

Summary of the Equity Purchase Agreement

On December 15, 2020, NPA, AST and, for certain limited purposes, the Existing Equityholders, Sponsor and the Existing Equityholder Representative entered into the Equity Purchase Agreement.

Pursuant to the Equity Purchase Agreement, following the closing of the Business Combination, SpaceMobile will be organized in an Up-C structure, in which substantially all of the operating assets of SpaceMobile will be held by AST, and SpaceMobile’s only assets will be its equity interests in AST. After the Closing, current NPA stockholders together with PIPE Investors are expected to own between approximately 19% and 29% of the equity interests in SpaceMobile. At the Closing, among other things:

•        NPA will (i) adopt the A&R Certificate of Incorporation, which will, among other things, (a) change its name to “AST SpaceMobile, Inc.”, (b) convert all then-outstanding shares of Sponsor Stock, excluding any Forfeited Sponsor Stock, into shares of Class A Common Stock, (ii) (a) issue to the Existing Equityholders (other than Abel Avellan) Class B Common Stock, which carries one vote per share but no economic right, and (b) issue to Abel Avellan Class C Common Stock, which carries 10 votes per share but no economic right and (iii) replace the Existing Bylaws by adopting the SpaceMobile Bylaws, a copy of which are attached to this proxy statement as Annex E;

•        The Existing Equityholders, NPA and AST will enter into the A&R Operating Agreement, a copy of which is attached hereto as Annex C, which, among other things, will (a) restructure AST’s capitalization to (i) issue to NPA the number of AST Common Units equal to the number of outstanding shares of Class A Common Stock immediately after giving effect to the Business Combination (taking into account any redemption of NPA Common Stock, the PIPE Investment or any Additional PIPE Investment and Forfeited Sponsor Stock (as described below)) (the “SpaceMobile Units”), (ii) reclassify the Existing AST Common Units, AST Series A Preferred Units, and AST Series B Preferred Units into AST Common Units, and (iii) maintain each outstanding AST Option granted pursuant to the AST Incentive Plan (whether vested or unvested) and (b) appoint SpaceMobile as the managing member of AST;

•        As consideration for the acquisition of the SpaceMobile Units, NPA will contribute Contribution Amount. Immediately after the contribution of the Contribution Amount, AST will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of AST and NPA to those persons to whom such amounts are owed;

•        In addition, at the Closing of the Business Combination SpaceMobile, AST, the Existing Equityholders, and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex G. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

•        If the amount in the Trust Account, and the amount raised in private transactions including any PIPE Investment or Additional PIPE Investment prior to the payment of any Transaction Expenses is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, a number of shares of Sponsor Stock (such terminated, forfeited and cancelled shares, the “Forfeited Sponsor Stock”) such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Common Stock as of immediately prior to the Closing; and

•        Without any action on the part of any holder of an NPA Warrant, each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a SpaceMobile Warrant.

The consummation of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval by NPA’s stockholders of the transactions contemplated by the Equity Purchase Agreement; (ii) the absence of a Company Material Adverse Effect since the effective date of the Equity Purchase Agreement; (iii) NPA having at least $5,000,001 in tangible net assets immediately prior to the Closing; (iv) NPA having no indebtedness; (v) NPA remaining listed on Nasdaq and (f) the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of the IPO net of any amounts paid to NPA’s stockholders that exercise their Redemption Rights, plus the amounts raised in the PIPE Investment and any Additional PIPE Investment, equaling no less than $250,000,000 at the Closing.

The Equity Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including by written notice from AST or NPA to the other party if the Closing has not occurred by June 15, 2021 (the extended deadline for NPA to consummate the initial business combination) or if, upon NPA stockholders’ approval, such deadline is extended to the Outside Closing Date.

For additional information about the Equity Purchase Agreement and the Business Combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement.”

Related Agreements

Subscription Agreements

In connection with the execution of the Equity Purchase Agreement, on December 15, 2020, NPA entered into Subscription Agreements with the PIPE Investors pursuant to which, in connection with the Closing, such investors will purchase an aggregate of 23 million shares of Class A Common Stock at $10.00 per share for an aggregate purchase price of $230 million. Pursuant to the terms of the Subscription Agreements, the PIPE Investors have agreed to cooperate in good faith with NPA, AST and any governmental authority and take any and all actions required to satisfy applicable regulatory approvals and to consummate the Business Combination and the transactions contemplated by the Subscription Agreements. In addition, pursuant to the terms of the Subscription Agreements, the PIPE Investors have agreed to waive any claims they may have at the Closing or in the future, in or to any monies held in the Trust Account, subject to certain exceptions as specified therein. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) such date and time as the Equity Purchase Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of NPA, AST and the applicable PIPE Investor, (iii) if any of the conditions to closing set forth in the Subscription Agreements that are not waived by the PIPE Investors are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreements are not and will not be consummated at the Closing, or (iv) 11:59 p.m. New York time on the Outside Closing Date.

Tax Receivable Agreement

At the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex G.

Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SpaceMobile and applicable consolidated, unitary, or combined Subsidiaries) realizes, or is deemed to realize, as a result of certain tax attributes, including:

•        existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by SpaceMobile in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

•        tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

•        tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•        certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction, (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SpaceMobile determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SpaceMobile for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SpaceMobile under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances SpaceMobile could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement will provide that, in the event (such events collectively, “Early Termination Events”) that (i) SpaceMobile exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of SpaceMobile or AST occur (as described in the A&R Operating Agreement) , (iii) SpaceMobile in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) SpaceMobile materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, SpaceMobile’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and SpaceMobile will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all AST Common Units (including AST Common Units held by Blocker Corporations) that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) SpaceMobile could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that SpaceMobile may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement,” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Relating to Tax” for certain specified risks related to the Tax Receivable Agreement.

Stockholders’ Agreement

At Closing, SpaceMobile, the AST Equityholders and Sponsor will enter into the Stockholders’ Agreement a form of which is attached hereto as Annex I.

Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders will vote all securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties will agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board until the Sunset Date. In addition, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

The SpaceMobile Board will initially consist of 13 directors, with two director seats initially being vacant. The equityholders of SpaceMobile will have the right to nominate directors as follows: (i) the Key Holders may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (ii) Invesat, Vodafone, Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (iii) Rakuten may nominate two members of the SpaceMobile Board. The AST Equityholders will agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the aggregate outstanding voting power of SpaceMobile, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate five members of the SpaceMobile Board, (ii) own less than 40% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate three members of the SpaceMobile Board, (iii) own less than 30% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate two members of the SpaceMobile Board, (iv) own less than 20% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate one member of the SpaceMobile Board, and (v) own less than 5% of the aggregate outstanding voting power of SpaceMobile, the Key Holders will no longer be entitled to nominate any members of the SpaceMobile Board. If the size of the SpaceMobile Board is increased or decreased, the number of members that the Key Holders may designate will increase or decrease proportionately to the size of the SpaceMobile Board.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (a) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of SpaceMobile following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (i) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares Class A Common Stock).

Without the consent of the Key Holders, SpaceMobile may not change the size of the SpaceMobile Board, establish any committee of the SpaceMobile Board, change the composition or powers of any committees of the SpaceMobile Board (subject to certain exceptions), engage any professional advisers or materially change the nature or scope of SpaceMobile’s business or enter into or abandon a line of business.

Each Stockholder Party also agreed to a one-year lock-up period with respect to the SpaceMobile common stock following the Closing. However, prior to the expiration of the lock-up period, Sponsor is permitted to transfer up to one-third of its shares of Class A Common Stock if the stock price equals or exceeds $12.00 for any 20 trading days within any 30 trading-day period commencing at least 150 days after the closing.

The Stockholders’ Agreement also contains certain provisions intended to maintain, following the Closing, SpaceMobile’s qualification as a “controlled company.” Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement,” for further discussion of the Stockholders’ Agreement.

Sponsor Voting Agreement

At the Closing, Sponsor and SpaceMobile will enter into the Sponsor Voting Agreement, whereby the Sponsor will agree to vote all securities of SpaceMobile owned by it eligible to vote in the election of SpaceMobile’s directors in any election of SpaceMobile’s directors in such manner as may be necessary to elect and/or maintain in office as members of the SpaceMobile Board those individuals designated by the AST Equityholders and the Sponsor pursuant to the Stockholders’ Agreement and to otherwise effect the intent of the provisions of the Stockholders’ Agreement. The Sponsor Voting Agreement will terminate on the first date in which Sponsor no longer has the right to designate a director to the SpaceMobile Board.

Registration Rights Agreement

At the Closing, the Existing Equityholders, Sponsor and NPA (collectively, the “Holders”) will enter into the Registration Rights Agreement pursuant to which SpaceMobile will grant the Holders certain registration rights with respect to the registrable securities of SpaceMobile. Among other things, the Registration Rights Agreement will require SpaceMobile to register the shares of Class A Common Stock being issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST Common Units. The Holders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. NPA will bear all of the expenses incurred in connection with the filing of any such registration statement.

2020 Incentive Award Plan

Prior to the Closing, our Board will approve the 2020 Plan, subject to receipt of stockholder approval. The 2020 Plan will become effective as of the date it is adopted by the Board, subject to approval from the NPA stockholders. The purpose of the 2020 Plan is to promote the success and enhance the value of SpaceMobile and AST by attracting, retaining and motivating selected employees, consultants and directors of SpaceMobile and AST through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards.

2020 ESPP

Prior to the Closing, our Board will approve the ESPP, subject to receipt of stockholder approval. The ESPP will become effective immediately prior to the Business Combination, subject to approval from the Board and NPA stockholders. The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in SpaceMobile and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

A&R Certificate of Incorporation and SpaceMobile Bylaws

Prior to the Closing, NPA will amend and restate (i) subject to receipt of stockholder approval, the Existing Certificate of Incorporation of NPA by adopting the A&R Certificate of Incorporation and (ii) the SpaceMobile Bylaws. The Existing Certificate of Incorporation will be amended to (i) change the name of NPA to AST SpaceMobile, Inc., (ii) convert all then-outstanding shares of NPA Class B Common Stock held by Sponsor (the “Sponsor Stock”), excluding any Forfeited Sponsor Stock into shares of Class A Common Stock and (iii) authorize the issuance of Class B Common Stock and Class C Common Stock (as more fully described herein).

A&R Operating Agreement of AST

At the Closing, AST, SpaceMobile (as the managing member of AST) and the members of AST, will enter into the A&R Operating Agreement, a copy of which is attached hereto as Annex C. The A&R Operating Agreement will, among other things, (i) restructure the capitalization of AST to (a) authorize the issuance of AST Common Units to SpaceMobile, (b) reclassify the Existing AST Units, including the AST Series A Preferred Units, AST Series B Preferred Units, and the Existing AST Incentive Units, but excluding the Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into AST Common Units, and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, (ii) appoint SpaceMobile as the managing member of AST.

Management of AST

The business and affairs of AST will be managed by and under the direction of SpaceMobile. SpaceMobile will have full, exclusive discretion to manage and control the business and affairs of AST. No member of AST, other than SpaceMobile will take part in the day-to-day management and operation of AST.

Restrictions on Transfers

To the fullest extent permitted by law, the members of AST are restricted from transferring all or any part of such member’s ownership interests in AST without the prior written consent of SpaceMobile, which consent may be given or withheld in SpaceMobile’s sole discretion. However, members of AST may transfer their shares to certain permitted persons.

Conversion, Transferability and Exchange.

Subject to the terms of the A&R Operating Agreement, members of AST may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of Class A Common Stock at the time of redemption) or an equal number of shares of Class A Common Stock; provided that SpaceMobile’s election to redeem such AST Common Units for cash or an equal number of shares of Class A Common Stock must be approved by a committee of the SpaceMobile Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, any holder of Class B Common Stock or Class C Common Stock. At SpaceMobile’s election, such transaction may also be effectuated via a direct exchange of Class A Common Stock or cash by SpaceMobile for the redeemed AST Common Units. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST,” for further discussion of the A&R Operating Agreement.

Equity Ownership and Voting Power Upon Closing

As of the date of this proxy statement, there are 28,750,000 shares of NPA Common Stock outstanding, comprised of 23,000,000 shares of NPA Class A Common Stock held by Public Stockholders and 5,750,000 shares of NPA Class B Common stock held by the Initial Stockholders. In connection with the Closing, (i) each then-outstanding share of Class B Common Stock, excluding any Forfeited Sponsor Stock, will automatically convert into a share of Class A Common Stock on a one-for-one basis and (ii) the PIPE Investors will acquire 23 million shares of Class A Common Stock.

We anticipate that, upon completion of the Business Combination, the voting interests in SpaceMobile will be as set forth in the table below.

	Assuming No Redemptions(1)	Assuming Maximum Redemptions(2)
NPA’s Public Stockholders	2.6%	0.7%
Initial Stockholders	0.6%	0.2%
PIPE Investors	2.6%	2.7%
Existing Equityholders (including Abel Avellan)	94.2%	96.4%
Total	100.0%	100.0%

____________

(1)      Assumes that (i) none of the holders of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) there is no Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market, and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

(2)      Assumes that (i) stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) the Sponsors forfeit 4.1 million shares of Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

Organizational Structure

The following diagram illustrates the ownership of NPA prior to the Closing:

Sponsor and Independent Directors
Public Stockholders
NPA Class B Common Stock ~20% Economic and Voting Interests
NPA Class A Common Stock ~80% Economic and Voting Interests
New Providence Acquisition Corp.

The following diagram illustrates the ownership of SpaceMobile immediately following the Closing.

The no redemption scenario assumes that (i) none of the holders of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million of Transaction Expenses, (iii) there are no Forfeited Sponsor Stock, (iv) none of the parties set forth above purchase shares of Class A Common Stock in the open market, and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

The maximum redemption scenario assumes that that (i) the holders of 16.6 million shares of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million of Transaction Expenses, (iii) per the Equity Purchase Agreement, the Initial Stockholders forfeit (on a pro rata basis) 4.1 million shares of Forfeited Sponsor Stock in the aggregate because the available cash as of the Closing Date does not exceed $250,000,000, (iv) none of the parties set forth above purchase any NPA Class A Common Stock in the open market, and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

We calculated the equity interests shown in the diagram based on the amounts set forth in the sources and uses table on pages 41 and 108 of this proxy statement and they represent the scenarios where there is no redemption of NPA Class A Common Stock and the maximum redemption of NPA Class A Common Stock, respectively.

Proposals to be put to the Special Meeting

The following is a summary of the proposals to be put to the Special Meeting.

The Business Combination Proposal

At the Closing, we will (i) amend and restate our Existing Certificate of Incorporation to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding shares of Sponsor Stock, excluding any Forfeited Sponsor Stock into shares of Class A Common Stock and (c) authorize the issuance of Class B Common Stock and Class C Common Stock and (ii) replace the Existing Bylaws, by adopting the SpaceMobile Bylaws.

The Equity Purchase Agreement also states that at the Closing, the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement which, among other things, will (i) restructure the capitalization of AST to (a) authorize the issuance of AST Common Units to SpaceMobile, (b) reclassify the Existing AST Units held by the Existing Equityholders into AST Common Units, other than any Existing AST Prior Incentive Equity Units, and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (ii) appoint SpaceMobile as the managing member of AST. Pursuant to the Equity Purchase Agreement, at Closing, each Existing AST Unit held by each Existing Equityholder will automatically be reclassified into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement. Following this reclassification, any certificates outstanding evidencing ownership of Existing AST Units will be of no further force or effect.

Following the Closing, we will be organized as an Up-C structure, in which substantially all of the operating assets of SpaceMobile will be held by AST, and SpaceMobile’s only assets will be its equity interests in AST. Current NPA stockholders together with PIPE Investors are expected to own between approximately 19% and 29% of the equity interests in SpaceMobile.

After consideration of the factors identified and discussed in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Equity Purchase Agreement — The Board’s Reasons for Approving the Business Combination,” the Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for our IPO, including that the business of NPA had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Equity Purchase Agreement.

If any proposal is not approved by NPA’s stockholders at the Special Meeting, the Board may submit the Adjournment Proposal for a vote.

For additional information, see “Proposal No. 1 — The Business Combination Proposal” section of this proxy statement.

The Nasdaq Proposal

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve the Nasdaq Proposal.

NPA may issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, in connection with the Business Combination. The Nasdaq Proposal is a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, (i) the issuance of more than 20% of our issued and outstanding common stock (i) pursuant to the terms of the Equity Purchase Agreement, and (ii) the issuance of Class A Common Stock in connection with Subscription Agreements entered into in connection with the Business Combination, in each case, that may result in AST or any other investor owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules.

For additional information, see “Proposal No. 2 — The Nasdaq Proposal” section of this proxy statement

The Charter and Governance Proposals

If the Business Combination Proposal and the Nasdaq Proposal are approved and the Business Combination is to be consummated, prior to the Closing, NPA will amend and restate the Existing Certificate of Incorporation with the A&R Certificate of Incorporation under the DGCL to:

•        increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share;

•        provide for certain additional changes, including among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,” (ii) making SpaceMobile’s corporate existence perpetual,(iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws);

•        provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class;

•        provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13;

•        to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class; and

•        to provide that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, and each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

The A&R Certificate of Incorporation differs in material respects from the Existing Certificate of Incorporation and we urge stockholders to carefully consult the information set out in the Section “Proposal No. 3 — The Charter and Governance Proposals” and the full text of the A&R Certificate of Incorporation, attached hereto as Annex B.

The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. Therefore, if either of the Business Combination Proposal or the Nasdaq Proposal is not approved, the Charter Proposal will have no effect, even if approved by our Public Stockholders. The Governance Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement.

The Director Election Proposal

Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved, the Board has nominated 11 directors to serve terms on the SpaceMobile Board. Holders of NPA Class B Common Stock are being asked to elect these directors to serve until their respective successors are duly elected and qualified pursuant to the terms of the A&R Certificate of Incorporation.

For additional information, see “Proposal No. 4 — The Director Election Proposal” section of this proxy statement.

The Incentive Plan Proposal

Assuming the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to approve the Incentive Plan Proposal. We expect that, prior to the consummation of the Business Combination, our Board will approve and adopt the 2020 Plan. Our stockholders should carefully read the entire 2020 Plan, a copy of which is attached to this proxy statement as Annex D, before voting on this proposal.

For additional information, see “Proposal No. 5 — The Incentive Plan Proposal” section of this proxy statement.

The ESPP Proposal

Assuming the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to approve the ESPP Proposal. We expect that, prior to the consummation of the Business Combination, our Board will approve and adopt the ESPP. Our stockholders should carefully read the entire ESPP, a copy of which is attached to this proxy statement as Annex E, before voting on this proposal.

For additional information, see “Proposal No. 6 — The ESPP Proposal” section of this proxy statement.

The Adjournment Proposal

The Adjournment Proposal allows the Board to submit a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals.

For additional information, see “Proposal No. 7 — The Adjournment Proposal” section of this proxy statement.

Date, Time and Place of Special meeting of NPA’s Stockholders

The Special Meeting will be held via live webcast at 10:00 am, Eastern Time, on April 1, 2021, to consider and vote upon the proposals to be put to the Special Meeting, including if necessary, the Adjournment Proposal. The Special Meeting can be accessed by visiting https://www.cstproxy.com/npa-corp/2021. You may also attend the annual meeting by telephone in listen only mode within the U.S. and Canada: +1 888-965-8995 (toll-free) or outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply). The passcode for telephone access is: 24808759#. where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Transfer Agent.

Registering for the Special Meeting

Pre-registration at https://www.cstproxy.com/npa-corp/2021 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by March 30, 2021. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of NPA Common Stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only Special Meeting, go to https://www.cstproxy.com/npa-corp/2021 enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of NPA Common Stock at the close of business on March 1, 2021, which is the Record Date for the Special Meeting. Stockholders will have one vote for each share of NPA Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. NPA Warrants do not have voting rights. On the record date, there were 28,750,000 shares of NPA Common Stock outstanding, of which 23,000,000 were shares of NPA Class A Common Stock, with the rest being held by our Initial Stockholders.

Quorum and Vote of Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Special Meeting) or by proxy of shares of outstanding capital stock of NPA representing a majority of the voting power of all outstanding shares of capital stock of NPA entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date 14,375,001 shares of NPA Common Stock would be required to achieve a quorum.

Our Initial Stockholders will count toward this quorum and pursuant to the Letter Agreement, the Initial Stockholders, our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, our Initial Stockholders own approximately 20% of our total outstanding common shares.

The following votes are required for each proposal at the Special Meeting:

•        The Business Combination Proposal:    The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Nasdaq Proposal:    The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Charter and Governance Proposals:    Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. Approval of the Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Director Election Proposal:    The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

•        The Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The ESPP Proposal:    The approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class

•        The Adjournment Proposal:    The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

With respect to each proposal in this proxy statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, holders of NPA Class B Common Stock may vote “FOR” or “WITHHOLD” with respect to each nominee.

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions and “WITHHOLD” votes will be counted in connection with the determination of whether a valid quorum is established but their effect on the proposals in this proxy statement differ as follows:

•        An abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal or the Governance Proposals, and for the Director Election Proposal, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that NPA redeem all or a portion of such Public Stockholder’s shares of NPA Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See “Special Meeting of the NPA Stockholders — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of NPA Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of NPA Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, NPA will satisfy the exercise of Redemption Rights by redeeming the shares of NPA Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of NPA Warrants will not have Redemption Rights with respect to the warrants.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. NPA has engaged Morrow Sodali, LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person (which would include presence at the virtual Special Meeting) if it revokes its proxy before the Special Meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of the NPA Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers and the Existing Equityholders have interests in the Business Combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Initial Stockholders have waived their right to redeem any of the Founder Shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that our Sponsor purchased an aggregate of 3,593,750 Founder Shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share. In August 2019, NPA effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of the IPO, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $76.5 million based on the closing price of $13.30 per share of NPA Class A Common Stock on Nasdaq on March 11, 2021;

•        the fact that our Sponsor purchased an aggregate of 6,100,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement simultaneously with the completion of the IPO, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up restrictions, for one share of Class A Common Stock for one share of Class A Common Stock at $11.50 per share; the warrants held by our Sponsor had an aggregate market value of approximately $30.2 million based upon the closing price of $4.95 per warrant on Nasdaq on March 11, 2021;

•        if NPA does not consummate the Business Combination by June 15, 2021, NPA will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor has agreed to waive its rights to any liquidation distributions;

•        if, at the Closing, the amount in our Trust Account, and the amount raised in private transactions including any PIPE Investment prior to the payment of any Transaction Expenses is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, a number of shares of Sponsor Stock such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Class A Common Stock and shares of NPA Class B Common Stock as of immediately prior to the closing of the Business Combination;

•        the anticipated election of Alexander Coleman, our Chairman, as a director of SpaceMobile after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the SpaceMobile Board determines to pay to directors;

•        pursuant to the Stockholders’ Agreement, our Sponsor will have the right to nominate a director to the Board and Avellan and the AST Equityholders will have the right to nominate the remaining directors of the Board, in each case subject to certain conditions;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the AST Equityholders, who (i) will have the right to designate directors to the Board pursuant to the Stockholders’ Agreement, and (ii) include members of AST’s management team who will become executive officers and directors of SpaceMobile following the Business Combination, will hold a significant number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock; and

•        if the Trust Account is liquidated, including in the event that we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent of any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding NPA or our securities, the Initial Stockholders, AST and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of NPA Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of NPA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NPA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of NPA and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Risk Factors — Risks Relating to NPA — Directors of NPA have potential conflicts of interests in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement”, “Risk Factors — Risks Relating to the Business Combination — Our Initial Stockholders, including Sponsor, directors and officers have potential conflicts of interest in recommending that NPA stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement”, “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

Recommendation of the Board

The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of NPA’s stockholders and unanimously recommends that our stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter and Governance Proposals, “FOR” each of the director nominees set forth in the Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. See the sections entitled “Proposal No. 1 — The Business Combination Proposal — Recommendation of the Board,” “Proposal No. 2 — The Nasdaq Proposal — Recommendation of the Board,” “Proposal No. 3 — The Charter and Governance Proposals — Recommendation of the Board,” “Proposal No. 4 — The Director Election Proposal — Recommendation of the Board,” “Proposal No. 5 — The Incentive Plan Proposal — Recommendation of the Board,” “Proposal No. 6 — The ESPP Proposal, — Recommendation of the Board,” and “Proposal No. 7 — The Adjournment Proposal — Recommendation of the Board” for more information.

Conditions to the Closing of the Business Combination

Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (i) NPA has received the Required NPA Stockholder Approval, (ii) NPA has at least $5,000,001 in tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to closing, (iii) NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) NPA will remain listed on the Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. For more information about conditions to the consummation of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal — Conditions to the Closing of the Business Combination.”

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent NPA’s good faith estimate of such amounts.

Sources of Proceeds

(in millions)	No Redemption	Max Redemption
Sources
Cash Held in Trust Account(1)	$232	$65
PIPE Investment(2)	$230	$230
Existing Equityholders(3)	$1,298	$1,298
Total Sources	$1,760	$1,593

____________

(1)      Represents the expected amount of the cash held in the Trust Account prior to the Closing (and prior to any redemption by NPA stockholders), excluding any interest earned on the funds.

(2)      Represents the proceeds from the PIPE Investment as of the consummation of the Business Combination.

(3)      Excludes the aggregate impact of any new or existing AST Options.

Uses of Proceeds

(in millions)	No Redemption	Max Redemption
Uses
Existing Equityholders(1)	$1,298	$1,298
New cash to balance sheet	$417	$250
Fees and Expenses(2)	$45	$45
Total Uses	$1,760	$1,593

____________

(1)      Excludes the aggregate impact of any new or existing AST Options.

(2)      Represents the total estimated Transaction Expenses incurred by the parties to the Equity Purchase Agreement.

Certain U.S. Federal Income Tax Considerations

For a discussion summarizing the material U.S. federal income tax consequences of an exercise of Redemption Rights, please see “Proposal No. 1 — The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations to Holders of NPA Class A Common Stock Exercising Redemption Rights.”

Board of Directors Following the Business Combination

Upon the consummation of the Business Combination, the SpaceMobile Board will be chaired by Mr. Avellan, who will also as Chief Executive Officer, and will include Thomas Severson, who will also serve as Chief Financial and Operating Officer, and nine additional directors, of which six are independent.

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see “Proposal No. 1 — The Business Combination Proposal — Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination is not subject to any federal, state or other regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Equity Purchase Agreement.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a stockholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified. Unless otherwise indicated, the information contained in this proxy statement on the market environment, market developments, growth rates, market trends and competition in the markets in which NPA and AST operate is taken from publicly available sources, including third-party sources, or reflects NPA’s or AST’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company, Smaller Reporting Company and Controlled Company

NPA is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. NPA intends to take advantage of the benefits of this extended transition period. This may make comparison of NPA’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

NPA will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Following the Closing, the Key Holders will hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (x) the Closing Class C Percentage (which we anticipate will be approximately 88%, assuming that (a) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (b) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000 and (c) there is no Additional PIPE Investment) of the total voting power of the outstanding voting stock of SpaceMobile, minus (y) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders, divided by (z) the number of shares of Class C Common Stock then outstanding. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, we anticipate that, following the Closing, the Key Holders will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock. As a result of the Key Holders’ holdings after the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SpaceMobile Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Summary of Risk Factors

You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented herein. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Relating to NPA

•        Our Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

•        If the Business Combination is not completed, potential target businesses may have leverage over NPA in negotiating a business combination, NPA’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and NPA may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine NPA’s ability to complete a business combination on terms that would produce value for NPA’s stockholders.

•        We may not be able to complete the PIPE Investment in connection with the Business Combination.

•        We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

•        If NPA is unable to complete the Business Combination with AST or another business combination by June 15, 2021, NPA will cease all operations except for the purpose of winding up, dissolving and liquidating.

Risks Relating to the Business Combination

•        Following the consummation of the Business Combination, our only significant asset will be our ownership interest in AST and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

•        Even if we consummate the Business Combination, the NPA Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

•        The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

•        The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares may not allow us to complete the Business Combination or optimize our capital structure.

•        The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

•        If you fail to comply with the redemption requirements specified in this proxy statement, you will not be entitled to redeem your shares of NPA Class A Common Stock for a pro rata portion of the Trust Account.

•        We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination with which a substantial majority of our stockholders do not agree.

•        SpaceMobile may be subject to securities litigation, which is expensive and could divert management attention.

Risks Relating to Our Organization and Structure

•        Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

•        The multi-class structure of SpaceMobile’s Common Stock will have the effect of concentrating voting power with Abel Avellan, who will serve as Chief Executive Officer of SpaceMobile. This concentration of voting power will limit other stockholders’ ability to influence the outcome of important transactions, including a change of control.

•        SpaceMobile will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make SpaceMobile’s securities less attractive to investors and may make it more difficult to compare SpaceMobile’s performance to the performance of other public companies.

Risks Relating to Tax

•        The only principal asset of SpaceMobile following the Business Combination will be its interest in AST, and accordingly it will depend on distributions from AST to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.

•        In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

Risks Relating to AST

•        AST’s SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

•        AST will incur significant expenses and capital expenditures in the future to execute its business plan and develop the SpaceMobile Service and it may by unable to adequately control its expenses.

•        AST will need to raise additional funds to achieve phase II and subsequent phases of its SpaceMobile Service. These funds may not be available to it when AST needs them on favorable terms or at all. If AST cannot raise additional funds when needed, its operations and prospects could be negatively affected.

•        AST’s business is subject to extensive government regulation, which mandates how it may operate its business and may increase the cost of providing services and expansion into new markets.

•        AST will rely on MNOs and require regulatory approvals to access the spectrum the SpaceMobile Service needs to operate.

•        AST is an early stage company with a history of losses and may never become profitable.

•        AST has a limited operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

•        AST may not be able to launch its satellites successfully. Loss of a satellite during launch could delay or impair AST’s ability to offer its services or reduce its expected potential revenues, and launch insurance, even if it is available, will not fully cover this risk.

•        AST’s customized hardware and software may be difficult and expensive to service, upgrade or replace.

•        AST and suppliers rely on complex systems and components, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

•        AST’s management has limited experience in operating a public company.

Selected Historical Consolidated Financial Information of NPA

The following table sets forth summary historical financial information derived from NPA’s audited financial statements as of December 31, 2020 and 2019 and for the period from May 28, 2019 (inception) through December 31, 2019. You should read the following summary financial information in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NPA” and “Risk Factors” and NPA’s financial statements and related notes appearing elsewhere in this proxy statement.

We have neither engaged in any operations nor generated any revenue to date. Our only activities from inception through December 31, 2020 were organizational activities and those necessary to complete our IPO and identifying a target company for a business combination. We do not expect to generate any operating revenue until after the completion of the Business Combination.

	For the Year Ended December 31, 2020	For the period from May 28, 2019 (inception) through December 31 2019
Statement of Operations Data:
Formation and operating costs	$(1,124,693)	$(384,857)
Loss from operations	(1,124,693)	(384,857)

Other income (expense)
Interest income	1,479,986	1,197,637
Unrealized (loss) gain on marketable securities held in Trust Account	1,830	17,194
Other income, net	1,481,816	1,214,831

(Loss) income before income taxes	357,123	829,974
Benefit (provision) for income taxes	(165,946)	(174,295)
Net income	$191,177	$655,679

Weighted average shares outstanding of NPA Common Stock(1)	7,008,667	6,075,732
Basic and diluted net loss per share, NPA Common Stock(2)	(0.12)	(0.04)

____________

(1)      Excludes an aggregate of 21,672,451 and 21,746,363 shares subject to possible redemption at December 31, 2020 and December 31, 2019, respectively.

(2)      Net loss per share of NPA Common Stock — basic and diluted excludes income of $1,051,234 attributable to common stock subject to possible redemption for the year ended December 31, 2020, and $915,613 attributable to common stock subject to possible redemption for the period from May 28, 2019 (inception) through December 31, 2019.

	As of December 31, 2020	As of December 31, 2019
Balance Sheet Data:
Cash	$131,151	$493,128
Prepaid expenses	23,278	131,226
Prepaid income taxes	54,439	—
Total Current Assets	208,868	624,354
Marketable securities held in Trust Account	232,196,027	231,214,831
Total Assets	$232,404,895	$231,839,185
Total Liabilities	$8,693,966	$8,319,433
Common stock subject to possible redemption	218,710,925	218,519,748
Total Stockholders’ Equity	5,000,004	5,000,004
Total Liabilities and Stockholders’ Equity	$232,404,895	$231,839,185

Selected Historical Consolidated Financial Information of AST

The following table shows selected historical consolidated financial information of AST for the periods and as of the dates indicated. The selected historical consolidated financial information of AST as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical consolidated financial statements of AST included elsewhere in this proxy statement. The following selected historical financial information should be read together with the consolidated financial statements and accompanying notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AST” and “Risk Factors” appearing elsewhere in this proxy statement. The selected historical financial information in this section is not intended to replace AST’s consolidated financial statements and the related notes. AST’s historical results are not necessarily indicative of AST’s future results. As explained elsewhere in this proxy statement, the financial information contained in this section relates to AST, prior to and without giving pro-forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of SpaceMobile going forward.

(dollars in thousands)	For the Year Ended December 31,
	2020	2019
Statement of Operations Data:
Revenues	$5,967	$1,414
Cost of sales	(3,025)	(954)
Gross Profit	2,942	460
Operating Expenses
Engineering Services	13,081	4,668
Research and Development	1,011	1,062
General and Administrative	12,320	5,404
Depreciation and Amortization	887	388
Total Operating Expenses	27,299	11,522
Net Loss	$(24,405)	$(11,141)
(dollars in thousands)	As of December 31,
	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$42,777	$26,498
Total property and equipment, net	37,070	3,782
Total assets	99,645	35,948
Total liabilities	19,658	6,199
Total members’ equity	79,987	29,749

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information (the “Selected Pro Forma Information”) gives effect to the Business Combination as described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” included in this proxy statement. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while NPA is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transaction will be reflected as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of AST. The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2020 gives effect to the Business Combination described above as if they had occurred on December 31, 2020. The selected unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2020 give effect to the Business Combination described above as if they had occurred on January 1, 2020.

The Selected Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of SpaceMobile appearing elsewhere in this proxy statement and the accompanying notes to the pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of NPA and AST for the applicable periods included in this proxy statement. The Selected Pro Forma Information has been presented for informational purposes only and are not necessarily indicative of what SpaceMobile’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Selected Pro Forma Information does not purport to project the future financial position or operating results of SpaceMobile.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of NPA Class A Common Stock:

•        Assuming No Redemptions:    This presentation assumes that none of NPA’s stockholders exercise Redemption Rights with respect to their NPA Common Stock.

•        Assuming Maximum Redemptions:    This presentation assumes that stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights and that such shares are redeemed for their pro rata share of the funds in the trust account for an aggregate redemption payment of approximately $167.4 million, approximately $10.10 per share, based on $232.2 million in the Trust Account and 23.0 million shares of NPA Class A Common Stock outstanding as of December 31, 2020. This scenario assumes that there is cash available in the amount of $250.0 million, net of transaction costs, after giving effect to the redemptions of NPA Class A Common Stock and the proceeds from the PIPE Investment. Furthermore, NPA will not redeem shares of NPA Class A Common Stock in an amount that would result in NPA’s failure to have net tangible assets equaling or exceeding $5,000,001.

	Combined Pro Forma
(in thousands, except share and per share data)	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year ended December 31, 2020
Revenues	$5,967	$5,967
Gross Profit	$2,942	$2,942
Operating expenses	$(28,544)	$(28,544)
Loss before income taxes	$(25,517)	$(25,517)
Provision for income taxes	$(297)	$(297)
Net loss	$(25,814)	$(25,814)
Net loss attributable to noncontrolling interests	$(17,785)	$(20,032)
Net loss attributable to stockholders	$(8,029)	$(5,782)
Net loss per ordinary share:
Net loss per Class A common share:	$(0.16)	$(0.19)
Weighted average shares outstanding, basic and diluted	51,750,000	31,023,394

	Combined Pro Forma
(in thousands)	Assuming No Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of December 31, 2020
Total assets	$516,614	$349,218
Total liabilities	$19,181	$19,181
Total equity attributable to stockholders	$141,026	$63,122
Noncontrolling interests	$356,407	$266,915
Total equity	$497,433	$330,037

Comparative Share Information

The following table sets forth selected historical comparative share information for NPA and AST and unaudited pro forma condensed combined per share information of SpaceMobile after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•        Assuming No Redemptions:    This presentation assumes that none of NPA’s stockholders exercise Redemption Rights with respect to their NPA Common Stock.

•        Assuming Maximum Redemptions:    This presentation assumes that stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights and that such shares are redeemed for their pro rata share of the funds in the trust account for an aggregate redemption payment of approximately $167.4 million, approximately $10.10 per share, based on $232.2 million in the Trust Account and 23.0 million shares of NPA Class A Common Stock outstanding as of December 31, 2020. This scenario assumes that there is cash available in the amount of $250.0 million, net of transaction costs, after giving effect to the redemptions of NPA Class A Common Stock and the proceeds from the PIPE Investment. Furthermore, NPA will not redeem shares of NPA Class A Common Stock in an amount that would result in NPA’s failure to have net tangible assets equaling or exceeding $5,000,001.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of NPA and AST and related notes. The unaudited pro forma condensed combined per share information of NPA and AST is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of NPA and AST would have been had the companies been combined during the periods presented.

			Combined Pro Forma(2)
	NPA (Historical)	AST (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the year ended December 31, 2020
Book value per share(1)	$0.71	$14.09	$2.73	$2.03
Weighted average shares outstanding, basic and diluted:
Common Stock – basic and diluted	7,008,667		51,750,000	31,023,394
Founder’s common equity-basic and diluted		5,500,404
Net income (loss) per common share/unit:
Common Stock – basic and diluted	$(0.12)		$(0.16)	$(0.19)
Founder’s common equity-basic and diluted		$(5.88)

____________

(1)      Book value per share = Total equity attributable to stockholders/weighted average shares outstanding.

(2)      There is no pro forma share equivalent calculation as the Class B Common Stock and Class C Common Stock are non-economic.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement. These risks could have a material adverse effect on the business, financial conditioning and results of operations of NPA, and could adversely affect the trading price of SpaceMobile’s securities following the Business Combination.

Risks Related to AST

Risks Related to AST’s Business and Industry

AST’s SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

While AST estimates the gross costs associated with designing, building and launching the SpaceMobile Service and related infrastructure will be approximately $1.7 billion, there can be no assurance that AST will complete the SpaceMobile Service and related infrastructure, products and services on a timely basis, on budget or at all. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to delays and cost over-runs. Development of SpaceMobile Service may suffer from delays, interruptions or increased costs due to many factors, some of which may be beyond its control, including:

•        the failure of the SpaceMobile Service to work as expected as a result of technological or manufacturing difficulties, design issues or other unforeseen matters;

•        lower than anticipated demand and acceptance for the SpaceMobile Service and mobile satellite services in general;

•        the inability to obtain capital to finance the SpaceMobile Service and related infrastructure, products and services on acceptable terms or at all;

•        engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

•        denial or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

•        the breakdown or failure of equipment or systems;

•        non-performance by third-party contractors or suppliers;

•        the inability to develop or license necessary technology on commercially reasonable terms or at all;

•        launch delays or failures or deployment failures or in-orbit satellite failures once launched;

•        the inability to reach commercially viable cooperative agreements to license spectrum with one or more MNOs;

•        labor disputes or disruptions in labor productivity or the unavailability of skilled labor;

•        increases in the costs of materials;

•        changes in project scope;

•        increased competition;

•        additional requirements imposed by changes in laws; or

•        severe weather or catastrophic events such as fires, earthquakes, storms or explosions.

If any of the above events occur, they could have a material adverse effect on AST’s ability to continue to develop the SpaceMobile Service and related infrastructure, products and services, which would materially adversely affect its business, financial condition and results of operations.

AST will incur significant expenses and capital expenditures in the future to execute its business plan and develop the SpaceMobile Service and it may by unable to adequately control its expenses.

AST will incur significant expenses and capital expenditures in the future to further its business plan and develop the SpaceMobile Service, including expenses to:

•        design, develop, assemble and launch its satellites;

•        design and develop the components of the SpaceMobile Service;

•        conduct research and development;

•        purchase raw materials and components;

•        launch and test its systems;

•        expand its design, development, maintenance and repair capabilities; and

•        increase its general and administrative functions to support its growing operations and the management of a public company.

Because AST will incur the costs and expenses from these efforts before it receives any revenues with respect thereto, its losses in future periods will be significant. In addition, AST may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase its losses. AST’s ability to become profitable in the future will not only depend on its ability to successfully launch satellites and build the SpaceMobile Service, but also to control costs. If AST is unable to efficiently design, manufacture, launch and service its satellites or experiences significant delays during such development, its potential margins, potential profitability and prospects would be materially and adversely affected.

AST will need to raise additional funds to achieve phase II and subsequent phases of its SpaceMobile Service. These funds may not be available to it when AST needs them on favorable terms or at all. If AST cannot raise additional funds when needed, its operations and prospects could be negatively affected.

The design, development, manufacture, integration, testing, assembly and launch of satellites and related components is a capital-intensive venture and AST estimates the gross costs associated with designing, building and launching the SpaceMobile Service and related infrastructure to be approximately $1.7 billion. AST expects that following the closing of the proposed Business Combination, it will have sufficient capital to fund planned operations and development for the next 12 to 24 months, which includes the launch of BlueWalker 3 (“BW3”) test satellite and the first 20 commercial satellites covering the Equatorial countries. In the event that the gross costs associated with designing, building and launching the SpaceMobile Service are greater than expected, AST may exhaust its existing capital more rapidly than expected. AST will need to raise additional capital to continue developing and launching the satellites to complete subsequent phases of the SpaceMobile Service. AST expects to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital may be necessary to fund its ongoing operations, continue research, development and design efforts, improve infrastructure, and launch satellites. AST cannot be certain that additional funds will be available to it on favorable terms if required, or at all. If AST cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially adversely affected.

AST is an early stage company with a history of losses and may never become profitable.

AST incurred a net loss of $24.4 million for the year ended December 31, 2020, and has incurred net losses of approximately $40.6 million from its inception through December 31, 2020. AST will continue to incur operating and net losses each quarter until at least the time it begins generating revenue as a result of planned launches of its commercial satellites, which is not expected to begin until the second half of 2021, and may occur later. The likelihood of success of AST’s business plan must be considered in light of the substantial challenges, expenses, difficulties, complications and delays frequently encountered in connection with developing and expanding early-stage businesses and the competitive environment in which it operates. The development of a satellite-based global direct wireless broadband network and related intellectual property is a speculative undertaking, involves a substantial degree of risk, is a capital-intensive business and may ultimately fail. If AST cannot successfully execute its plan to develop a global direct wireless broadband network from LEO satellites, referred to as SpaceMobile Service, its business will not succeed.

AST’s potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of SpaceMobile Service, which may not occur. Even if AST is able to successfully develop its SpaceMobile Service, there can be no assurance that it will be commercially successful and become profitable on a sustained basis, if at all. AST expects to have quarter-to-quarter fluctuations in revenues, expenses and capital expenditures, some of which could be significant, due to research, development, manufacturing expenses and the investments required to manufacture and launch the SpaceMobile Service constellation satellites.

AST will rely on MNOs and require regulatory approvals to access the spectrum the SpaceMobile Service needs to operate.

Unlike traditional mobile satellite services, the SpaceMobile Service does not deliver service over spectrum allocated for mobile satellite use. Rather, SpaceMobile is designed to deliver service over spectrum allocated for terrestrial mobile use. To do so, national regulators will need to approve the SpaceMobile Service’s use of spectrum in this manner. AST cannot be sure that these regulatory approvals will be forthcoming or, if received, that they will be issued at a time and on terms and conditions that will allow AST to meet its business plan. AST will also need to reach cooperative agreements with MNOs pursuant to which they will agree to provide AST with access to their licensed spectrum on suitable terms and conditions. AST cannot be sure that such agreements can be reached or that the terms of such agreements will allow AST to provide the SpaceMobile Service for a sufficient period of time or on terms and conditions that will allow AST to meet its business plan.

AST has a limited operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

Formed in May 2017, AST has a limited operating history in the satellite communications industry, which is rapidly evolving. As a result, there is limited information on which investors can base an evaluation of its business, strategy, operating plan, results and prospects. AST intends to derive substantially all of its revenues from the SpaceMobile Service, which is still in the beginning stages of development. There are also no assurances that AST will be able to secure future business with MNOs, who are in turn expected to market and sell the SpaceMobile Service to their existing customers as the end-user.

It is difficult to predict future revenues and appropriately budget for expenses, and AST has limited insight into trends that may emerge and affect its business. The projected financial information appearing elsewhere in this proxy statement has been prepared by AST’s management and reflects current estimates of future performance. In addition, AST is a pre-revenue company facing substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the projections. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. For example, the projections include assumptions relating to, among other things, the number of subscribers that would use the SpaceMobile Service, the speed at which the SpaceMobile Service is adopted, the costs associated with manufacturing and launching satellites, which cannot be assured, and the lack of direct competitors. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the projections. Similarly the projections include assumptions regarding the speed at which the SpaceMobile Service will be adopted through the use of automatic prompts that are made via text message directly to the end-user customer’s mobile phone, and, while similar technology has proven effective in other contexts, such as selling roaming or international cellular coverage to MNO end-user customers, it has not been tested in this context and may prove to be less effective than anticipated. The projections also assume a market and competitive landscape based on technology currently available. However, new or disruptive technologies could significantly alter the market for AST’s services and the competition facing AST’s business. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of technical, economic, business, competitive, regulatory, legislative, and political or other changes. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly different from the projections.

AST’s ability to successfully implement its business plan will depend on a number of factors outside of its control.

The success of AST’s business plan is dependent on a number of factors outside of its control, including:

•        the ability to maintain the functionality, capacity and control of the SpaceMobile Service and satellite network once launched;

•        the ability to access MNO spectrum on suitable terms to AST;

•        the level of market acceptance and demand for AST’s products and services from MNOs and their end-user customers;

•        the ability to introduce innovative new products and services that satisfy market demand;

•        the ability to comply with all applicable regulatory requirements in the countries in which it plans to operate;

•        the effectiveness of competitors in developing and offering similar services and products; and

•        the ability to maintain competitive prices for AST’s products and services and to control its expenses.

In addition, if the experience of the SpaceMobile Service’s end-users is not reasonably equivalent to the experience they have using a terrestrial network, AST may not achieve widespread customer acceptance.

AST is highly dependent on the services of Abel Avellan, its founder and Chief Executive Officer, and if AST is unable to retain Mr. Avellan, attract and retain key employees and hire qualified management, technical and engineering personnel, its ability to compete could be harmed.

AST’s success depends, in part, on its ability to retain its key personnel. AST is highly dependent on the services of Abel Avellan, its founder and Chief Executive Officer. Mr. Avellan is the source of many of the unique technology and development of AST’s business. If Mr. Avellan were to discontinue his employment with AST due to death, disability or any other reason, AST would be significantly disadvantaged. The unexpected loss of or failure to retain one or more of AST’s key employees could adversely affect AST’s business.

AST’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular engineers. Experienced and highly skilled employees are in high demand, competition for these employees can be intense and there may be concerns regarding new employees’ unauthorized disclosure of competitors’ trade secrets, and AST’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Because AST’s satellites are based on a different technology platform than traditional LEO satellites, individuals with sufficient training in its technology may not be available to hire, and as a result, AST will need to expend significant time and expense training the employees it does hire. AST may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect AST’s business, including the execution of its global business strategy. Any failure by AST’s management team and AST’s employees to perform as expected may have a material adverse effect on AST’s business, prospects, financial condition and operating results.

Rapid and significant technological changes could render the SpaceMobile Service obsolete and impair its ability to compete.

The satellite communications industry is subject to rapid advances and innovations in technology. AST may face competition in the future from companies using new technologies and new satellite systems. New technology could render the planned SpaceMobile Service obsolete or less competitive by satisfying customer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect the business plan may include the deployment by AST’s competitors of new satellites with greater power, flexibility, efficiency or capabilities than AST’s, as well as continuing improvements in terrestrial wireless technologies. For AST to keep pace with technological changes and remain competitive, it may need to make significant capital expenditures, including capital to design and launch new products and services. Customer acceptance of the products and services that AST offers may continually be affected by technology-based differences in product and service offerings compared to those of competitors. New technologies may also be protected by patents or other intellectual property laws and therefore may not be available. Any failure to implement new technology within AST’s SpaceMobile Service may compromise its ability to compete.

If AST fails to manage its future growth effectively, its business, prospects, operating results and financial condition may be materially adversely effected.

AST intends to expand its operations significantly as it develops the SpaceMobile Service and commences commercial operations. To properly manage its growth, it will need to hire and retain additional personnel, upgrade its existing operational management and financial and reporting systems, and improve its business processes and controls. AST’s future expansion will include:

•        hiring and training new personnel;

•        assembling and servicing the satellite network;

•        developing new technologies;

•        controlling expenses and investments in anticipation of expanded operations;

•        upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

•        implementing and enhancing administrative infrastructure, systems and processes.

Failure to manage growth effectively could have a material adverse effect on the quality of the execution of AST’s business plan, its ability to attract and retain professionals, as well as its business, financial condition and results of operations.

In addition, as AST introduces new services or enters into new markets, AST may face new market, technological, operational, compliance and administrative risks and challenges, including risks and challenges unfamiliar to AST. AST may not be able to mitigate these risks and challenges to achieve its anticipated growth or successfully execute large and complex projects, which could materially adversely affect AST’s business, prospects, financial condition and results of operations.

AST could fail to achieve revenue, or experience a decline in revenue, as a result of increasing competition from companies in the wireless communications industry, including wireless and other satellite operators, and from the extension of land-based communications services or new technologies.

AST may face increased competition from new competitors, new technologies or new equipment, including new LEO constellations and expansion of existing geostationary satellite systems or new technology that could eliminate the need for a satellite system. Satellite service providers or others that rely on satellites for their business purposes and end markets, including AST, face a currently challenging industry as evidenced by the recent bankruptcies of OneWeb and Intelsat. The provision of satellite-based services and products is subject to downward price pressure when capacity exceeds demand. In addition to satellite-based competitors, terrestrial voice and data service providers, both wireline and wireless, could further expand into rural and remote areas and provide the same general types of services and products that AST intends to provide. Although satellite communications services and terrestrial communications services are not perfect substitutes, the two compete in some markets and for some services and this competition may increase if the SpaceMobile Service proves successful. Consumers generally perceive terrestrial wireless voice communication products and services as less expensive and more convenient than those that are satellite-based. As a result of competition, AST may not be able to successfully launch its SpaceMobile Service or products, retain its customers and attract new customers.

AST faces competition from existing and potential competitors in the telecommunications industry, including terrestrial and satellite-based network systems.

The mobile satellite services industry at-large is highly competitive, and AST currently faces substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry. In addition, while AST views its services as largely complementary to terrestrial wireline and wireless communications networks through its MNO partnerships, it also competes with them indirectly.

AST faces competition from other service providers that offer a range of mobile and fixed communications options, such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications. In addition, AST will face competition from companies seeking to develop new LEO networks such as SpaceX’s Starlink, OneWeb and Amazon’s Kuiper. In addition, a continuing trend toward consolidation and strategic alliances in the telecommunications industry, as well as the potential development of new satellite constellations, could give rise to significant new competitors.

AST also competes with regional mobile satellite communications services in several geographic markets. In these cases, the majority of AST’s competitors’ customers require regional, not global, mobile voice and data services so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, AST competes directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. AST also competes indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, AST may face increased competition in those areas. Furthermore, some foreign competitors may benefit from government subsidies, or other protective measures, afforded by their home countries.

Some of these competitors may provide more efficient products or services than AST will be able to provide, which could reduce AST’s market share and adversely affect its revenues and business.

AST will be dependent on third parties to market and sell its products and services.

AST intends to partner with MNOs, and accordingly will rely on them to market and sell its products and services to end users and to determine the prices end users pay. As a result of these arrangements, AST will be dependent on the performance of its commercial partners to generate most of its revenue. Such commercial partners will operate independently of AST, and AST will have limited control over their operations, which exposes AST to significant risks. Commercial partners may not commit the necessary resources to market and sell AST’s products and services and may also market and sell competitive products and services. In addition, such commercial partners may not comply with the laws and regulatory requirements in their local jurisdictions, which could limit their ability to market or sell AST’s products and services. If current or future commercial partners do not perform adequately, AST may be unable to increase its revenue in these markets or enter new markets, and AST may not realize its expected growth, and its brand image and reputation could be damaged.

AST relies on third parties for a supply of equipment, satellite components and services.

AST’s business depends in large part on its ability to execute its plans to assemble, integrate and test its satellites and components at its facility in Midland, Texas. AST relies on certain key suppliers to supply and produce certain highly-technical components. Any failure of these suppliers or others to perform could require AST to seek alternative suppliers or to expand its production capabilities, which could incur additional costs and have a negative impact on its cost or supply of components. In addition, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes. If any of AST’s suppliers terminate their relationships with AST, fail to provide equipment or services on a timely basis, or fail to meet performance expectations, AST may be unable to provide products or services to customers in a competitive manner, which could in turn negatively affect its financial results and reputation.

AST’s continued development of its SpaceMobile Service is and will be subject to risks, including with respect to:

•        securing necessary components on acceptable terms and in a timely manner;

•        delays in delivery of final component designs to AST’s suppliers;

•        AST’s ability to attract, recruit, hire and train skilled employees;

•        quality controls;

•        satellite launch failures;

•        delays or disruptions in supply chain; and

•        other delays and cost overruns.

AST does not know whether it will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply that will enable AST to successfully operate its SpaceMobile Service. Any failure to develop such production processes and capabilities within AST’s projected costs and timelines could have a material adverse effect on its business, prospects, financial condition and operating results.

AST and suppliers rely on complex systems and components, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

AST and its suppliers rely on complex systems and components for the operation and assembly of AST’s satellites, which involves a significant degree of uncertainty and risk in terms of operational performance and costs. These components may suffer unexpected malfunctions from time to time and may require repairs and spare parts to resume operations, which may not be readily available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of AST’s control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, difficulty or delays in obtaining governmental permits, damages or defects in various components, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the monetary losses, delays, unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on AST’s business, prospects, financial condition or operating results.

AST faces substantial risks associated with its international operations.

AST plans to sell its SpaceMobile Service globally and intends to partner with a number of foreign MNOs. In addition, AST has a development office in Spain and Israel and owns a controlling interest in a company located in Lithuania. AST also sources supplies from international suppliers. Operating in foreign countries poses substantial risks, including:

•        difficulties in developing products and services that are tailored to the needs of local customers;

•        unavailability of, or difficulties in establishing, relationships with local MNOs;

•        instability of international economies and governments;

•        changes in laws and policies affecting trade and investment in other jurisdictions, including the United Kingdom’s exit from the European Union;

•        exposure to varying legal standards, including data privacy, security and intellectual property protection in other jurisdictions;

•        difficulties in obtaining required regulatory authorizations;

•        difficulties in enforcing legal rights in other jurisdictions;

•        local domestic ownership requirements;

•        requirements that certain operational activities be performed in-country;

•        changing and conflicting national and local regulatory requirements;

•        foreign currency exchange rates and exchange controls; and

•        ongoing compliance with the U.S. Foreign Corrupt Practices Act, U.S. export controls, anti-money laundering and trade sanction laws, and similar anti-corruption and international trade laws in other countries.

Agreements with foreign MNOs will expose AST to currency exchange risk, and AST cannot predict the effect of future exchange rate fluctuations on its business and operating results.

Upon the launch of the SpaceMobile Service, AST anticipates generating a significant portion of revenues from its agreements with international MNOs. As a result, its international operations will be sensitive to currency exchange risks. AST anticipates having currency exposure arising from both sales and purchases denominated in foreign currencies, as well as intercompany transactions. Significant changes in exchange rates between foreign currencies in which AST anticipates transacting business and the U.S. dollar may adversely affect its results of operations and financial condition.

Pursuing strategic transactions may cause AST to incur additional risks.

AST may pursue acquisitions, joint ventures or other strategic transactions from time to time. AST may face costs and risks arising from any such transactions, including integrating a new business into its business or managing a joint venture. These risks may include adverse legal, organizational and financial consequences, loss of key customers and distributors, and diversion of management’s time.

In addition, any major business combination or similar strategic transaction may require significant additional financing. Further, depending on market conditions, investor perceptions of AST and other factors, AST might not be able to obtain financing on acceptable terms, in acceptable amounts, or at appropriate times to implement any such transaction.

AST may be negatively affected by global economic conditions.

AST’s operations and performance depend significantly on worldwide economic conditions. Uncertainty about global economic conditions poses a risk as individual consumers, businesses and governments may postpone spending in response to tighter credit, negative financial news, declines in income or asset values, or budgetary constraints. Reduced demand could cause a significant delay in the launch of AST’s satellites or the development of the SpaceMobile Service which in turn could cause a decline in its anticipated future revenue and make it more difficult to operate profitably in the future, potentially compromising its ability to pursue its business plan. AST expects its future growth rate will be affected by the condition of the global economy, increased competition, maturation of the satellite communications industry, and the difficulty in sustaining high growth rates as it increases in size.

The ongoing COVID-19 pandemic may disrupt AST’s operations and affect its ability to successfully complete the research and development of the SpaceMobile Service on a timely basis.

In March 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, and created significant volatility and disruption in the financial and capital markets. AST is unable to accurately predict the full impact that the ongoing COVID-19 pandemic will have on its planned development of the SpaceMobile Service, its financial condition, and operational activities due to numerous factors that are not within its control, including the duration and severity of the outbreak, stay-at-home orders, business closures, travel restrictions, supply chain disruptions and employee illness or quarantines, which could result in disruptions to its operations and adversely impact its operations and financial condition. In addition, the COVID-19 pandemic has resulted in ongoing volatility in the financial and capital markets. If its access to capital is restricted or associated borrowing costs increase as a result of developments in financial markets relating to the COVID-19 pandemic, its operations and financial condition could be adversely impacted. Any future delays as a result of COVID-19 would delay AST’s phased development.

AST’s management has limited experience in operating a public company.

Certain of AST’s executive officers have limited experience in the management of a publicly traded company. AST’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could result in an increasing amount of their time that may be devoted to these activities which will result in less time being devoted to the management and growth of SpaceMobile. AST may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. AST is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the SOX. The development and implementation of the standards and controls necessary for AST to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that AST will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Risks Related to AST’s Satellites and Planned SpaceMobile Service

AST may not be able to launch its satellites successfully. Loss of a satellite during launch could delay or impair AST’s ability to offer its services or reduce its expected potential revenues, and launch insurance, even if it is available, will not fully cover this risk.

AST intends to insure the launch, over-time, of 168 satellites to operate the SpaceMobile Service as intended, but does not intend to insure its satellites once they are launched for their remaining in-orbit operational lives. Launch insurance currently costs approximately 5% to 10% of the insured value of the satellite (including launch costs), but may vary depending on market conditions and the safety record of the launch vehicle. Even if a lost satellite is fully insured, acquiring a replacement satellite may be difficult and time consuming. Furthermore, the insurance does not cover lost revenue.

AST expects any launch failure insurance policies that it obtains to include specified exclusions, deductibles and material change limitations. Typically, these insurance policies exclude coverage for damage arising from acts of war, lasers, and other similar potential risks for which exclusions are customary in the industry at the time the policy is written.

If launch insurance rates were to rise substantially, all of the launch costs would increase. In addition, in light of increasing costs, the scope of insurance exclusions and limitations on the nature of the losses for which AST can obtain insurance, or other business reasons, AST may conclude that it does not make business sense to obtain third-party insurance and may decide to pursue other strategies for mitigating the risk of a satellite launch failure, such as obtaining relaunch guaranties from the launch provider. It is also possible that insurance could become unavailable, either generally or for a specific launch vehicle, or that new insurance could be subject to broader exclusions on coverage, in which event AST would bear the risk of launch failures.

AST’s satellites may experience operational problems, which could affect its ability to provide an acceptable level of service to the end-user customers.

Once the SpaceMobile Service is developed and operational, AST may experience temporary intermittent signal disruptions, dropped connections, call initiation failures or data transmission disruptions. If the magnitude or frequency of such problems occur repeatedly, AST may no longer able to provide a commercially acceptable level of service, its business and financial results and reputation would be harmed and its ability to pursue its business plan would be compromised. In addition, failure to provide an acceptable level of service could cause MNOs to seek other solutions for their customers.

From time to time AST may reposition its satellites within the constellation in order to optimize service, which could result in degraded service during the repositioning period. Although AST will have some ability to remedy some types of problems affecting the performance of satellites remotely from the ground, the physical repair of its satellites in space is not feasible.

AST’s products could fail to perform or could perform at reduced levels of service because of technological malfunctions or deficiencies, regulatory compliance issues, or events outside of its control, which would harm its business and reputation.

AST’s products and services are subject to the risks inherent in a global, complex telecommunications system employing advanced technology and heavily regulated by, among others, the FCC and similar authorities internationally. Any disruption to AST’s satellites, services, information systems or telecommunications infrastructure, or regulatory compliance issues, could result in the inability or reduced ability of end-user customers to receive services for an indeterminate period of time. These customers may include government agencies conducting mission-critical work throughout the world, as well as consumers and businesses located in remote areas of the world and operating under harsh environmental conditions where traditional telecommunications services may not be readily available. Any disruption to the SpaceMobile Service or extended periods of reduced levels of service could cause AST to lose customers or revenue, result in delays or cancellations of future implementations of AST’s products and services, result in failure to attract customers, or result in litigation, customer service or repair work that would involve substantial costs and distract management from operating AST’s business. The failure of any of the diverse elements of the planned SpaceMobile Service, including its satellites, to function as required could render the SpaceMobile Service unable to perform at the quality and capacity levels required for success. Any system failures, repeated product failures or shortened product life, or extended reduced levels of service could reduce AST’s expected sales, increase costs, or result in warranty or liability claims or litigation, and harm its business.

AST’s satellites have a limited life and may fail prematurely, which would cause its network to be compromised and materially and adversely affect its business, prospects and potential profitability.

AST may experience in-orbit malfunctions of its satellites once launched, which could adversely affect the reliability of their service or result in total failure of the satellite. In-orbit failure of a satellite may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation, wind and flares, and space debris. Other factors that could affect the useful lives of AST’s satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation-induced failure of satellite components may result in damage to or loss of a satellite before the end of its expected life. Although AST would not incur any direct cash costs related to the failure of a satellite, if a satellite fails, it would expect to record an impairment charge in its statement of operations to reduce the remaining net book value of that satellite to zero, and any such impairment charges could depress its net income for the period in which the failure occurs.

AST’s business may be adversely affected if it is unable to protect its intellectual property rights from unauthorized use by third parties.

Failure to adequately protect AST’s intellectual property rights could result in AST’s competitors offering similar services and products, potentially resulting in the loss of some of AST’s competitive advantage and a decrease in its revenue, which would adversely affect its business, prospects, financial condition and operating results. AST’s success depends, at least in part, on its ability to protect its core technology and intellectual property and to keep its use of exclusive licenses. To accomplish this, AST will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect its rights in its technology.

The protection of AST’s intellectual property rights will be important to its future business opportunities. However, the measures AST takes to protect its intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•        any patent applications AST submits may not result in the issuance of patents;

•        the scope of AST’s issued patents, including its patent claims, may not be broad enough to protect its proprietary rights;

•        AST’s issued patents may be challenged or invalidated by its competitors;

•        AST’s employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to AST;

•        third-parties may independently develop technologies that are the same or similar to AST’s;

•        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•        current and future competitors may circumvent AST’s intellectual property.

Patent, trademark, copyright and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of ASTs intellectual property in foreign jurisdictions may be difficult. Therefore, AST’s intellectual property rights may not be as strong or as easily enforced outside of the U.S. In addition, AST may have difficulty enforcing its rights against a competitor where an infringement occurs in outer space.

AST’s intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on AST’s ability to prevent others from commercially exploiting products similar to AST’s.

AST cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application to the same subject matter as AST has, AST may not be entitled to the protection sought by the patent application. AST also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, AST cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, AST’s competitors may design around AST’s issued patents, which may adversely affect AST’s business, prospects, financial condition and operating results.

AST may in the future become subject to claims that its devices or services violate the patent or intellectual property rights of others, which could be costly and disruptive to it.

AST operates in an industry that is susceptible to significant intellectual property litigation. Although AST maintains insurance to cover cost of intellectual property litigation ($2.0 million for defending infringement claims and $10.0 million to bring offensive infringement claims), the defense of intellectual property suits is both costly and time-consuming, even if ultimately successful, and may divert management’s attention from other business concerns. An adverse determination in litigation to which AST may become a party could, among other things:

•        subject it to significant liabilities to third parties, including lost profits and treble damages that are not covered by insurance;

•        require disputed rights to be licensed from a third party for royalties that may be substantial;

•        require it to cease using technology that is important to its business; or

•        prohibit it from selling some or all of its devices or offering some or all of its services.

AST’s customized hardware and software may be difficult and expensive to service, upgrade or replace.

Some of the hardware and software AST uses in operating its SpaceMobile Service is significantly customized and tailored to meet AST’s requirements and specifications and could be difficult and expensive to service, upgrade or replace. Although AST expects to maintain inventories of some spare parts, it nonetheless may be difficult, expensive or impossible to obtain replacement parts for the hardware due to a limited number of those parts being manufactured to its requirements and specifications. In addition, AST’s business plan contemplates updating or replacing some of the hardware and software in its network as technology advances, but the complexity of its requirements and specifications may present AST with technical and operational challenges that complicate or otherwise make it expensive or infeasible to carry out such upgrades and replacements. If AST is not able to suitably service, upgrade or replace its equipment, AST’s ability to provide its services and therefore to generate revenue could be harmed.

AST’s networks and those of its third-party service providers and MNOs may be vulnerable to security risks.

AST expects the secure transmission of confidential information over public networks to continue to be a critical element of its ability to compete for business, manage its risks, and protect its customers and its reputation. AST’s network and those of its third-party service providers, MNOs and its customers may be vulnerable to unauthorized access, computer attacks, viruses and other security problems. Persons who circumvent security measures could wrongfully access and obtain or use information on AST’s network or cause service interruptions, delays or malfunctions in its devices, services or operations, any of which could harm its reputation, cause demand for AST’s products and services to fall, and compromise AST’s ability to pursue its business plan. Recently, there have been reported a number of significant, widespread security attacks and breaches that have compromised network integrity for many companies and governmental agencies, in some cases reportedly originating from outside the United States. In addition, there are reportedly private products available in the market today which may attempt to unlawfully intercept communications made using AST’s network. AST may be required to expend significant resources to respond to, contain, remediate, and protect against these attacks and threats, including compliance with applicable data breach and security laws and regulations, and to alleviate problems, including reputational harm and litigation, caused by these security incidents. In addition, in the event of such a security incident, AST’s customer contracts may not adequately protect it against liability to third parties with whom its customers conduct business. Although AST has implemented and intends to continue to implement security measures, these measures may prove to be inadequate. These security incidents could have a significant effect on AST’s systems, devices and services, including system failures and delays that could limit network availability, which could harm its business and its reputation and result in substantial liability.

AST’s satellites may collide with space debris or another spacecraft, which could adversely affect the performance of its SpaceMobile Service.

Although AST expects to comply with best practices and international orbital debris mitigation requirements to actively maneuver its satellites to avoid potential collisions with space debris or other spacecraft, including an onboard propulsion system and altitude and orbit control system, these abilities are limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of and predicted collisions with debris objects tracked and cataloged by governments or other entities. Additionally, some space debris is too small to be tracked and therefore its orbital location is unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of AST’s satellites should a collision occur. If AST’s satellites collide with space debris or other spacecraft, its SpaceMobile Service could be impaired. In addition, a failure of one or more of AST’s satellites or the occurrence of equipment failures, collision damage, or other related problems that may result during the de-orbiting process could constitute an uninsured loss and could materially harm its financial condition.

Risks Related to AST’s Legal and Regulatory Matters

AST’s business is subject to extensive government regulation, which mandates how it may operate its business and may increase the cost of providing services and expansion into new markets.

AST’s ownership and operation of a satellite communications system and the sale of services from such system are subject to significant regulation in the United States, including by the FCC, the U.S. Department of Commerce and others, and in foreign jurisdictions by similar local authorities. The rules and regulations of these U.S. and foreign authorities may change, and such authorities may adopt regulations that limit or restrict AST’s operations as presently conducted or currently contemplated. Such authorities may also make changes in the licenses of ASTs partners or competitors that affect their spectrum, and may significantly affect AST’s business. Further, because regulations in each country are different, AST may not be aware if some of its partners or persons with whom AST does business do not hold the requisite licenses and approvals. AST’s failure to provide services in accordance with the terms of its licenses or AST’s failure to operate its satellites or ground stations as required by its licenses and applicable laws and government regulations could result in the imposition of government sanctions and/or monetary fines, including the suspension or cancellation of AST’s licenses.

AST’s ability to provide service to its customers and generate revenues could be harmed by adverse governmental regulatory actions.

AST’s business is subject to extensive government regulation. AST’s ability to secure all requisite governmental approvals is not assured, and the process of obtaining governmental authorizations and permits can be very time consuming, time sensitive and require compliance with a wide array of administrative and procedural rules. AST’s pending application seeking FCC approval to operate feeder links at fixed locations on V band frequencies in the U.S. has been opposed by multiple competitors in the satellite mobile and terrestrial wireless businesses and AST has no assurance if and when the requested authority will be forthcoming or what terms and conditions the FCC might impose on a grant. Multiple terrestrial wireless carriers also have objected to both the process by which AST proposes to request authority to use spectrum generally allocated for terrestrial broadband mobile services and to the substance of that request. AST has no assurance regarding the outcome of these objections. A failure by AST to obtain required approvals could compromise AST’s ability to generate revenue or conduct its business in one or more countries. AST’s requests for regulatory approvals may be subject to challenges by adverse parties and these challenges may delay or prevent favorable action. Furthermore, regulatory approvals can be issued subject to conditions that have an adverse effect on the ability of AST to implement its business plan.

The government approvals required for AST to operate the SpaceMobile Service need to be periodically renewed and renewal is not guaranteed. The approvals also are subject to revocation, and AST may be subject to fines, forfeitures, penalties or other sanctions if any issuing authority were to find that AST is not in compliance with the applicable rules, regulations or policies. The regulatory obligations AST must meet are complex, vary greatly from country to country, and are subject to interpretation. AST cannot give any assurance that the governments will agree with or accept its compliance efforts.

The regulations AST and its competitors must adhere to are subject to change by the issuing governmental authorities and there is no guarantee that changes will not be made that are adverse to the business of AST. Regulatory changes, such as those resulting from judicial decisions or the adoption of treaties, legislation or regulations in countries where AST operates or intends to operate may also significantly affect its business.

The ability of AST to offer one or more services in important countries or regions of the world may be limited due to regulatory requirements.

Though anticipated to provide global service, the SpaceMobile Service may be limited in some jurisdictions by local regulations. For example, some countries have local domestic ownership requirements, or requirements for physical facilities or gateways within their jurisdictions, that may be difficult for AST to satisfy. In some countries, AST may not be able to reach a commercially viable agreement with an MNO that will enable AST to access the spectrum needed to deliver the SpaceMobile Service. The inability to offer or provide the SpaceMobile Service in some major international markets could impair AST from achieving its revenue and international growth plans.

AST will be providing its SpaceMobile Service in the U.S. and elsewhere on frequencies not regularly allocated for mobile-satellite service, which requires regulatory approval, and there can be no assurance that AST will receive or be able to maintain such approval.

The SpaceMobile Service utilizes end-user frequencies that are not allocated to the satellite services. Instead, the SpaceMobile Service is delivered to end-user customers over frequencies generally allocated for terrestrial broadband mobile services. The SpaceMobile Service’s use of spectrum generally allocated for terrestrial broadband mobile services, and AST’s ability to access the U.S. market, will need approval by the FCC. If the FCC does not provide approval, AST’s business will be significantly, adversely affected, and the provision of the SpaceMobile Service could be delayed or diminished, which could have a material adverse effect on its business, financial condition and results of operations. Because terrestrial mobile frequencies are licensed to carriers throughout the U.S., AST’s use of such spectrum will be pursuant to a cooperative arrangement with one or more MNOs, such as spectrum leasing agreements. AST’s access to this spectrum will be subject to approval or notification by the regulatory licensing authority, and any such approval or notification may be delayed or rejected, which may substantially affect AST’s business. Under such arrangements, AST will not be the license holder for the spectrum, and its continued access to and use of the frequencies will be subject to the ongoing consent of the MNO, and to the terms and conditions of the cooperative agreement with such MNO. There can be no assurance that AST can reach suitable cooperative agreements with MNOs or that such agreements will continue for the life of the SpaceMobile Service.

The shared use of the terrestrial broadband spectrum by AST and the MNO will require the implementation of procedures and safeguards to avoid co-channel interference. While AST believes its SpaceMobile Service will be able to avoid such interference through its patented technology, because the SpaceMobile Service is a new and innovative service that has not yet been implemented, the nature, extent and effectiveness of these interference avoidance techniques, and their effect on the service AST will deliver, remains to be practically proven. If the SpaceMobile Service causes or receives harmful interference, it could have a material adverse effect on AST’s business, financial condition and results of operations.

The SpaceMobile Service may qualify as a commercial mobile radio service which will subject AST to a variety of ongoing regulatory requirements.

Government regulators have adopted a broad array of regulations governing the terms and conditions of wireless service designed to protect consumers and the public interest. While AST’s arrangements with the MNOs will address some of these requirements, these regulatory obligations may prove burdensome and could have an adverse effect on AST’s business. If AST fails to comply in any material respect with any of these regulatory requirements, it could be subject to sanctions and financial penalties, including the loss of authority to provide service.

The collection, storage, transmission, use and disclosure of user data and personal information by AST could give rise to liabilities or additional costs.

In the course of providing the SpaceMobile Service, AST will transmit, process, and, in some cases store in the normal course of business, end-user data, including personal information. Many jurisdictions around the world have adopted laws and regulations regarding the collection, storage, transmission, use and disclosure of personal information. The legal standards for processing, storing and using this personal information are complex and continue to evolve. For example, effective January 1, 2020, the California Consumer Privacy Act became effective, and other privacy related regulations are pending in several other states such as New York and Nevada. Regulatory enforcement of the EU General Data Protection Regulation has begun resulting in significant fines for non-compliance. Other countries have recently adopted similar laws and regulations, including Brazil, Australia, Canada, and China. As a result, they impose additional obligations and risk on AST’s business, and have the potential to make some of AST’s business processes more costly or less feasible.

In addition, the interpretation of privacy and data protection laws and regulations regarding the collection, storage, transmission, use and disclosure of such information in some jurisdictions remains unclear. These laws may be interpreted, applied and enforced in conflicting ways from country to country and in a manner that is not consistent with AST’s current business practices. Complying with these varying privacy and data security legal requirements could cause AST to incur additional costs and change its business practices. Because AST intends for its SpaceMobile Service to be accessible in many foreign jurisdictions, some of these jurisdictions may claim that AST is required to comply with their laws, even where AST has no local entity, employees or infrastructure. AST could be forced to incur significant expenses if AST were required to modify the SpaceMobile Service or its security and privacy procedures in order to comply with new or expanded regulations. In addition, if end users allege that their personal information is not collected, stored, transmitted, used or disclosed appropriately or in accordance with AST’s privacy policies or applicable laws, AST could have liability to them, including claims and litigation resulting from such allegations. Any failure on ASTs’ part to protect end users’ privacy and data could result in a loss of user confidence, hurt our reputation and ultimately result in the loss of users. In addition, in the event that AST suffers a loss or adverse event to its data storage or it is determined that its policies and procedures have failed to comply with evolving laws and regulations, AST may be subject to significant regulatory investigations and fines or penalties.

Radio frequency (rf) emissions from transmitters and handsets operating on wireless mobile frequencies are the subject of regulation and litigation concerning their safety and environmental effects, and as a result AST could face litigation, liability or new regulations.

There has been adverse publicity concerning alleged health risks associated with rf transmissions from wireless transmitters and hand-held devices. Lawsuits have been filed against participants in the wireless industry alleging a number of adverse health consequences, including cancer, as a result of wireless phone usage. AST has not been party to any such lawsuits, but may be exposed to such litigation in the future. AST intends to comply with applicable standards for rf emissions and power and does not believe there is valid scientific evidence that the satellite or handset transmissions associated with its SpaceMobile Service poses a health risk. However, courts or governmental agencies could determine otherwise. Any such finding could reduce AST’s revenue and profitability and expose it and other communications service providers or device sellers to litigation, which, even if frivolous or unsuccessful, could be costly to defend. In addition, any actual or perceived risk from rf emissions could reduce the demand for the SpaceMobile Service.

Risks Relating to NPA

Our Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

Pursuant to the Letter Agreement, our Sponsor, officers and directors have agreed to vote their Founder Shares, as well as any public shares purchased during or after our IPO (including in open market and privately negotiated transactions), in favor of the Business Combination. As a result, in addition to our Initial Stockholders’ Founder Shares, we would need only 8,625,001, or 37.5%, of the 23,000,000 shares of NPA Class A Common Stock sold in our IPO to be voted in favor of the Business Combination (assuming all outstanding shares are voted) in order to approve the Business Combination Proposal. Our Initial Stockholders own shares representing 20% of our outstanding shares of common stock. The agreement by our Initial Stockholders to vote in favor of the Business Combination Proposal will increase the likelihood that we will receive the requisite stockholder approval.

Directors of NPA have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

When considering the Board’s recommendation that our stockholders vote in favor of the Business Combination Proposal, our stockholders should be aware that directors and executive officers of NPA have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•        the anticipated election of Alexander Coleman, our existing Chairman, as a director of SpaceMobile after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the SpaceMobile Board determines to pay to directors;

•        the continued indemnification of former and current directors and officers of NPA and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•        the fact that our Initial Stockholders have waived their right to redeem any of the Founder Shares, and public shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that our Initial Stockholders paid an aggregate of $25,000 for the Founder Shares, which will convert into 5,750,000 shares of NPA Class A Common Stock in accordance with the terms of the Existing Certificate of Incorporation, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $76.5 million based on the closing price of $13.30 per share of NPA Class A Common Stock on Nasdaq on March 11, 2021;

•        the fact that our Sponsor paid $6,100,000 for 6,100,000 Private Placement Warrants, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods, for one share of Class A Common Stock for one share of Class A Common Stock at $11.50 per share; the warrants held by our Sponsor had an aggregate market value of approximately $30.2 million based upon the closing price of $4.95 per warrant on Nasdaq on March 11, 2021;

•        if NPA does not consummate the Business Combination by June 15, 2021, NPA will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor have agreed to waive their rights to any liquidation distributions;

•        if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the Initial Stockholders, officers and directors and entities affiliated with them may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the Board to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

If the Business Combination is not completed, potential target businesses may have leverage over NPA in negotiating a business combination, NPA’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and NPA may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine NPA’s ability to complete a business combination on terms that would produce value for NPA’s stockholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination by June 15, 2021. Consequently, if we are unable to complete this Business Combination, a potential target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. Additionally, we may have insufficient working capital to continue efforts to pursue a business combination.

We may not be able to complete the PIPE Investment in connection with the Business Combination.

We may not be able to complete the PIPE Investment on terms that are acceptable to us, or at all. If NPA does not complete the PIPE Investment, NPA may not be able to consummate the Business Combination or certain other transactions contemplated by the Equity Purchase Agreement. The terms of any alternative financing may be more onerous to SpaceMobile than the PIPE Investment, and NPA may be unable to obtain alternative financing on terms that are acceptable to it, or at all. The failure to secure additional financing could have a material adverse effect on the continued development or growth of SpaceMobile.

If we are unable to complete our initial business combination within the prescribed time frame, we would cease all operations except for the purpose of winding up and we would redeem shares of NPA Class A Common Stock and liquidate, in which case our Public Stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our Existing Certificate of Incorporation provides that we must complete our initial business combination within 18 months from the closing of our IPO. Although the Equity Purchase Agreement requires us to seek an extension of this date from our stockholders, there can be no assurances that we will successfully obtain an extension on terms that allow us to consummate the Business Combination, or at all. If we have not completed our initial business combination by June 15, 2021, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the NPA Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of NPA Class A Common Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Stockholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our Public Stockholders may receive less than $10.00 per share on the redemption of their shares.

The financial statements of NPA included in this proxy statement do not take into account the consequences of NPA’s failure to complete a business combination by June 15, 2021.

NPA is a blank check company, and as it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that NPA will be unable to consummate an initial business combination. Unless NPA amends the Existing Certificate of Incorporation to extend its life and certain other agreements it has entered into, if, as a result of the termination of the Equity Purchase Agreement or otherwise, NPA is unable to complete the Business Combination or another initial business combination transaction by June 15, 2021, the Existing Certificate of Incorporation, as amended, provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the NPA Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of NPA Class A Common Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Stockholders may only receive $10.00 per share, and our warrants will expire worthless.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

NPA’s securities are currently listed on Nasdaq, and we have applied to list the Class A Common Stock and SpaceMobile Public Warrants on Nasdaq following the Business Combination. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. Our continued eligibility for listing on Nasdaq depends on a number of factors, including the number of shares that are redeemed in connection with the Business Combination and having a minimum level of stockholders’ equity following the Closing, among meeting other listing standards. If, after the Business Combination, Nasdaq delists our securities from trading and we are not able to list our securities on another national securities exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the consummation of the Business Combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate the Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our Redemption Rights if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in our IPO. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Risks Relating to the Business Combination

Our Initial Stockholders, including Sponsor, directors and officers have potential conflicts of interest in recommending that NPA stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement.

When considering the Board’s recommendation that our stockholders vote in favor of the Business Combination Proposal, our stockholders should be aware that directors and executive officers of NPA have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•        the fact that our Initial Stockholders have waived their right to redeem any of the Founder Shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that our Sponsor purchased an aggregate of 3,593,750 Founder Shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share. In August 2019, NPA effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of the IPO, and such securities will have a significantly higher value at the time of the Business Combination, estimated at approximately $76.5 million based on the closing price of $13.30 per share of NPA Class A Common Stock on Nasdaq on March 11, 2021;

•        the fact that our Sponsor purchased an aggregate of 6,100,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement simultaneously with the completion of the IPO, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods, for one share of Class A Common Stock for one share of Class A Common Stock at $11.50 per share; the warrants held by our Sponsor had an aggregate market value of approximately $30.2 million based upon the closing price of $4.95 per warrant on Nasdaq on March 11, 2021;

•        if NPA does not consummate the Business Combination by June 15, 2021, NPA will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor have agreed to waive their rights to any liquidation distributions;

•        if, at the Closing, the amount in our Trust Account, and the amount raised in private transactions including any PIPE Investment prior to the payment of any Transaction Expenses is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, a number of shares of Sponsor Stock such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Class A Common Stock and shares of NPA Class B Common Stock as of immediately prior to the closing of the Business Combination;

•        the anticipated election of our Chairman and Chief Executive Officer as a director of SpaceMobile after the consummation of the Business Combination. As such, in the future he will receive any cash fees, stock options or stock awards that the SpaceMobile Board determines to pay to directors;

•        pursuant to the Stockholders’ Agreement, our Sponsor will have the right to nominate a director to the SpaceMobile Board and Avellan and the other AST Equityholders will have the right to nominate the remaining directors of the SpaceMobile Board, in each case subject to certain conditions;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination; and

•        if the Trust Account is liquidated, including in the event that we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent of any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in AST and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of AST. We and certain investors, our Sponsor, and directors and officers of our Sponsor and its affiliates will become stockholders of the post-combination company at that time. We will depend on AST for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to the Common Stock. or any payments we are required to pay under the Tax Receivable Agreement. The financial condition and operating requirements of AST may limit our ability to obtain cash from AST. The earnings from, or other available assets of, AST may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on the Common Stock or satisfy our other financial obligations.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The historical financial results of AST and unaudited pro forma financial information included elsewhere in this proxy statement may not be indicative of what AST’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of AST included in this proxy statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those SpaceMobile will achieve in the future. SpaceMobile’s financial condition and future results of operations could be materially different from amounts reflected in AST’s historical financial statements included elsewhere in this proxy statement, so it may be difficult for investors to compare SpaceMobile’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, AST being treated as the “acquired” company for financial reporting purposes in the business combination, the total debt obligations and the cash and cash equivalents of AST on the date the business combination closes and the number of NPA’s public shares that are redeemed in connection with the business combination. Accordingly, such pro forma financial information may not be indicative of SpaceMobile’s future operating or financial performance and SpaceMobile’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Financial projections with respect to AST may not prove to be reflective of actual financial results.

In connection with the Business Combination, the Board considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of AST, the key elements of which are set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for Approving the Business Combination.” AST does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projected financial information appearing elsewhere in this proxy statement has been prepared by AST’s management and reflects current estimates of future performance. In addition, AST is a pre-revenue company facing substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the projections. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. For example, the projections include assumptions relating to, among other things, the number of subscribers that would use the SpaceMobile Service, the speed at which the SpaceMobile Service is adopted, the costs associated with manufacturing and launching satellites, which cannot be assured, and the lack of direct competitors. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the projections. Similarly the projections include assumptions regarding the speed at which the SpaceMobile Service will be adopted through the use of automatic prompts that are made via text message directly to the end-user customer’s mobile phone, and, while similar technology has proven effective in other contexts, such as selling roaming or international cellular coverage to MNO end-user customers, it has not been tested in this context and may prove to be less effective than anticipated. The projections also assume a market and competitive landscape based on technology currently available. However, new or disruptive technologies could significantly alter the market for AST’s services and the competition facing AST’s business.. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of technical, economic, business, competitive, regulatory, legislative, and political or other changes. As a result, there can be no assurance that SpaceMobile’s financial condition, including its cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of the Class A Common Stock or the business, financial condition and results of operations of SpaceMobile following the Closing.

Subsequent to the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although NPA has conducted due diligence on AST, NPA cannot assure you that this diligence revealed all material issues that may be present in its businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of NPA’s or AST’s control will not later arise. As a result, NPA may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that NPA reports charges of this nature could contribute to negative market perceptions about NPA or our securities. In addition, charges of this nature may cause NPA to violate net worth or other covenants to which we may be subject. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the Business Combination contained an actionable material misstatement or material omission.

If we raise capital in connection with the Business Combination or in the future by issuing shares of common or preferred stock or other equity or equity-linked securities, convertible debt or other hybrid equity securities, our then-existing stockholders may experience dilution, such new securities may have rights senior to those of our common stock, and the market price of our common stock may be adversely effected.

If we raise capital in the future, including by selling shares of our Class A Common Stock in connection with the PIPE Investment, our then existing stockholders may experience dilution. The Existing Certificate of Incorporation and the A&R Certificate of Incorporation provide that preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The issuance of any such securities may have the impact of adversely affecting the market price of our common stock.

NPA’s existing stockholders may experience dilution as a consequence of the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

It is anticipated that, upon completion of the Business Combination, NPA’s Public Stockholders will own approximately 29% of the outstanding Common Stock, the Existing Equityholders and management will own approximately 71% of the outstanding Common Stock, and Sponsor will own approximately 3% of the outstanding Common Stock. This ownership interest assumes that no holder of NPA’s Class A Common Stock elects to redeem its shares and that approximately 23,000,000 shares of Class A Common Stock are issued in the PIPE Investment, and does not take into account SpaceMobile Warrants that will remain outstanding following the Business Combination or any issuances of equity under the 2020 Plan, which is intended to be entered into in connection with the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by NPA’s existing stockholders in the post-combination company will be different.

To the extent that any of the SpaceMobile Warrants are exercised for shares of Class A Common Stock, or any shares of Class A Common Stock are issued under the 2020 Plan, current stockholders of NPA may experience substantial dilution. Such dilution could, among other things, limit the ability of NPA’s current stockholders to influence management of the post-combination company through the election of directors following the Business Combination.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of NPA’s securities prior to the Closing may decline. The market values of NPA’s securities at the time of the Business Combination may vary significantly from their prices on the date the Equity Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Equity Purchase Agreement will not be adjusted to reflect any changes in the market price of NPA’s common stock, the market value of common stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of SpaceMobile’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of AST. Accordingly, the valuation ascribed to AST in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of NPA’s securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning NPA or the industries in which NPA operates in general;

•        operating and stock price performance of other companies that investors deem comparable to NPA;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving NPA;

•        changes in NPA’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our Class A Common Stock available for public sale;

•        any major change in our Board or management;

•        sales of substantial amounts of our Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to NPA could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

SpaceMobile may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, the per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. SpaceMobile has been and may be the target of this type of litigation in the future. For example, on January 25, 2020, an alleged stockholder of NPA filed a lawsuit against NPA and its directors, alleging that NPA’s directors caused materially misleading and incomplete information to be disseminated to NPA’s public stockholders in breach of their fiduciary duties, and that NPA aided and abetted the directors’ breach of their fiduciary duties. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the SpaceMobile’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject SpaceMobile to significant liabilities.

NPA’s Initial Stockholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from Public Stockholders or public warrant holders, which may influence a vote on the Business Combination and reduce the public “float” of Class A Common Stock.

NPA’s Initial Stockholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of shares NPA’s Initial Stockholders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

In the event that NPA’s Initial Stockholders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Equity Purchase Agreement that requires us to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

NPA’s Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

Our Initial Stockholders have agreed to vote their Founder Shares, private placement shares as well as any public shares purchased during or after NPA’s IPO, in favor of the Business Combination. As of the date hereof, the Initial Stockholders own approximately 20% of our outstanding shares. Accordingly, it is more likely that the necessary stockholder approval for the Business Combination will be received than would be the case if our Initial Stockholders agreed to vote their Founder Shares and private placement shares in accordance with the majority of the votes cast by our Public Stockholders.

Even if we consummate the Business Combination, the NPA Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding NPA Warrants is $11.50 per share of NPA Class A Common Stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If NPA is unable to complete the Business Combination with AST or another business combination by June 15, 2021, NPA will cease all operations except for the purpose of winding up, dissolving and liquidating.

If the Business Combination is not consummated, NPA may seek another suitable business combination. If NPA does not consummate a business combination by June 15, 2021, NPA will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the shares of NPA Class A Common Stock, at a per-share price, payable in cash, equal to the aggregate amount in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay franchise and income taxes, divided by the number of then outstanding shares of NPA Class A Common Stock and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate. There will be no Redemption Rights or liquidating distributions with respect to the NPA Warrants, which will expire worthless if NPA fails to complete a business combination within the 21-month time period. If the Business Combination is not consummated, AST will continue operating as a private company.

If, after we distribute the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If NPA is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by NPA’s stockholders. Furthermore, because NPA intends to distribute the proceeds held in the Trust Account to our Public Stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to our Public Stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, the Board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and NPA to claims of punitive damages, by paying Public Stockholders from the Trust Account before addressing the claims of creditors. NPA cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

NPA’s stockholders may be held liable for claims by third-parties against NPA to the extent of distributions received by them.

If NPA is unable to complete the Business Combination with AST or another business combination within the required time period, NPA will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. NPA cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, NPA’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, NPA cannot assure you that third-parties will not seek to recover from our stockholders amounts owed to them by NPA.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

Unless waived by the parties to the Equity Purchase Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Equity Purchase Agreement including, among other things, that (i) NPA has received the Required NPA Stockholder Approval, (ii) NPA has at least $5,000,001 in tangible assets immediately prior to closing, (iii) NPA has no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, and (iv) NPA will remain listed on Nasdaq and has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date. For more information about conditions to the consummation of the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Conditions to the Closing of the Business Combination.”

Risks Relating to Redemptions

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares may not allow us to complete the Business Combination or optimize our capital structure.

We do not know how many stockholders may exercise their Redemption Rights prior to the consummation of the Business Combination, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a larger number of shares are submitted for redemption than we initially expect, we may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the NPA Class B Common Stock result in the issuance of NPA Class A Common Stock on a greater than one-to-one basis upon conversion of the NPA Class B Common Stock. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of the post-combination company relative to the share price of NPA Class A Common Stock, and may result in a lower value realized now than a stockholder of NPA might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the shares in the post-combination company after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

The ability of our Public Stockholders to exercise Redemption Rights with respect to a large number of our shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

Because the Equity Purchase Agreement requires us to use the cash in the Trust Account as consideration for the Business Combination, and requires us to have a minimum amount of cash at closing, the probability that the Business Combination will be unsuccessful is increased. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until we liquidate the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

If you fail to comply with the redemption requirements specified in this proxy statement, you will not be entitled to redeem your shares of NPA Class A Common Stock for a pro rata portion of the Trust Account.

Holders of NPA Class A Common Stock are not required to affirmatively vote against the business combination proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. To exercise their Redemption Rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our Transfer Agent by         , 2021. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination with which a substantial majority of our stockholders do not agree.

Our Existing Certificate of Incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem shares of NPA Class A Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the Business Combination even though a substantial majority of our Public Stockholders do not agree with the transaction and have redeemed their shares. In the event the aggregate cash consideration we would be required to pay for all shares of NPA Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to us, we will not complete the Business Combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of NPA Class A Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of NPA Class A Common Stock issued in the IPO, without our prior consent.

A Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Risks Relating to Our Organization and Structure

Following the Closing, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Following the Closing, the Key Holders will hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (i) the Closing Class C Percentage (which we anticipate will be approximately 88%, assuming that (x) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (y) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000 and (z) there is no Additional PIPE Investment) of the total voting power of the outstanding voting stock of SpaceMobile, minus (ii) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders, divided by (iii) the number of shares of Class C Common Stock then outstanding. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, following the Closing, we anticipate that the Key Holders will control approximately 88% of the combined voting power of Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of Common Stock. As a result of the Key Holders’ holdings after the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SpaceMobile Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the SpaceMobile Board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The multi-class structure of Common Stock will have the effect of concentrating voting power with Abel Avellan, who will serve as Chief Executive Officer of SpaceMobile. This concentration of voting power will limit other stockholders’ ability to influence the outcome of important transactions, including a change of control.

Upon the completion of the Business Combination, Avellan will hold all the outstanding shares of Class C Common Stock and a percentage of the Class A Common Stock and Class B Common Stock outstanding that will be approximately 43%, assuming no shares of Class A Common Stock are redeemed, and 49% assuming the maximum shares of Class A Common Stock are redeemed. In addition to voting together with Class A Common Stock and Class B Common Stock (with one vote per share) on all matters, as a holder of Class C Common Stock,

Avellan will, prior to the Sunset Date, be entitled to a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (i) the Closing Class C Percentage (which we anticipate will be approximately 88%, assuming that (x) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (y) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000 and (z) there is no Additional PIPE Investment) of the total voting power of the outstanding voting stock of SpaceMobile, minus (ii) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders, divided by (iii) the number of shares of Class C Common Stock then outstanding. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, we anticipate that, following the Closing, the Key Holders will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock. Accordingly, upon the consummation of the Business Combination, Avellan will be able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organization documents. Avellan may have interests that differ from those of the other stockholders and may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change of control of SpaceMobile, could deprive SpaceMobile stockholders of an opportunity to receive a premium for their capital stock as part of a sale of SpaceMobile, and might ultimately affect the market price of shares of Class A Common Stock and Class B Common Stock. For information about SpaceMobile’s securities, see the section entitled “Description of SpaceMobile Securities” beginning on page 239 of this proxy statement.

We cannot predict the impact SpaceMobile’s multi-class structure may have on the stock price of Class A Common Stock.

We cannot predict whether SpaceMobile’s multi-class structure will result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of Class A Common Stock less attractive to other investors. As a result, the market price of shares of Class A Common Stock could be adversely affected.

Sponsor and the AST Equityholders will control the direction of SpaceMobile’s business, and the concentrated ownership of Common Stock will prevent you and other stockholders from influencing significant decisions.

In connection with the Business Combination, Sponsor and the AST Equityholders will enter into the Stockholders’ Agreement with SpaceMobile. Pursuant to the terms of the Stockholders’ Agreement, each of the parties thereto will be required to take all necessary action to cause the specified designees of Sponsor, Avellan and certain of the other AST Equityholders to be nominated to serve on the SpaceMobile Board, and each of the holders will be required, among other things, to vote all of the securities of SpaceMobile held by such party in a manner necessary to elect the individuals designated by such holders. For so long as these parties hold a majority of Common Stock, they will be able to control the composition of the SpaceMobile Board, which in turn will be able to control all matters affecting SpaceMobile, subject to the terms of the Stockholders’ Agreement, including:

•        any determination with respect to SpaceMobile’s business direction and policies, including the appointment and removal of officers and, in the event of a vacancy on the SpaceMobile’s Board, additional or replacement directors;

•        any determinations with respect to mergers, business combinations or disposition of assets;

•        determination of SpaceMobile’s management policies;

•        SpaceMobile’s financing policy;

•        SpaceMobile’s compensation and benefit programs and other human resources policy decisions; and

•        the payment of dividends on Common Stock.

Because the interests of these stockholders may differ from the interests of SpaceMobile or its other stockholders, actions that these stockholders take with respect to us may not be favorable to SpaceMobile or its other stockholders. For additional information, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

Provisions in the SpaceMobile Bylaws and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

The SpaceMobile Bylaws will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or the A&R Certificate of Incorporation or our Existing Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (a) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction, or (d) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the SpaceMobile Bylaws will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

SpaceMobile will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make SpaceMobile’s securities less attractive to investors and may make it more difficult to compare SpaceMobile’s performance to the performance of other public companies.

SpaceMobile will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, SpaceMobile will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the SOX, (ii) reduced disclosure obligations regarding executive compensation in New Stem’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, SpaceMobile’s stockholders may not have access to certain information they may deem important. SpaceMobile will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which SpaceMobile has total annual gross revenue of at least $1.07 billion, or (c) in which SpaceMobile is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which SpaceMobile has issued more than $1.0 billion in non-convertible debt securities during the prior three year period. NPA cannot predict whether investors will find SpaceMobile’s securities less attractive because it will rely on these exemptions. If some investors find SpaceMobile’s securities less attractive as a result of its reliance on these exemptions, the trading prices of SpaceMobile’s securities may be lower than they otherwise would be, there may be a less active trading market for SpaceMobile’s securities and the trading prices of SpaceMobile’s securities may be more volatile.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), following the Closing, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•        it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•        it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing asset management services and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that SpaceMobile or AST is an “orthodox” investment company as described in the first bullet point above. Furthermore, SpaceMobile treats AST as a majority-owned subsidiary for purposes of the Investment Company Act. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis following the Closing will comprise assets that could be considered investment securities. Accordingly, we do not believe that SpaceMobile or AST will be an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. In addition, we believe we will not be an investment company under section 3(b)(1) of the Investment Company Act because we will be primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. Following the Closing, we intend to continue to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including AST) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among AST, us or our senior management team, or any combination thereof and materially and adversely affect our business, financial condition and results of operations.

Because members of our senior management team will hold most or all of their economic interest in AST through other entities, conflicts of interest may arise between them and holders of shares of Class A Common Stock or us.

Because members of our senior management team will hold most or all of their economic interest in AST directly through holding companies rather than through ownership of shares of Class A Common Stock following the Closing, they may have interests that will not align with, or conflict with, those of the holders of Class A Common Stock or with us. For example, members of our senior management team may have different tax positions from those of SpaceMobile and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to SpaceMobile.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the SOX, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Risks Relating to Tax

Our only principal asset following the Business Combination will be our interest in AST, and accordingly we will depend on distributions from AST to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

Upon consummation of the Business Combination, we will be a holding company and will have no material assets other than our ownership of AST Common Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future will be dependent upon the financial results and cash flows of AST. There can be no assurance that AST will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If AST does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

AST will continue to be treated as partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders AST Common Units. Under the terms of the A&R Operating Agreement, AST is obligated to make pro rata tax distributions to holders of AST Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by AST (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the A&R Operating Agreement) of AST, we intend to cause AST to make ordinary distributions and tax distributions to the holders of AST Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, AST’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of AST and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in AST’s debt agreements, or any applicable law, or that would have the effect of rendering AST insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

We anticipate that the distributions received from AST may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

The Tax Receivable Agreement will require SpaceMobile to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SpaceMobile and applicable consolidated, unitary, or combined Subsidiaries) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

•        existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by SpaceMobile in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

•        tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

•        tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•        certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SpaceMobile determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that SpaceMobile takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SpaceMobile for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SpaceMobile to the applicable TRA Holders under the Tax Receivable Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that SpaceMobile might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and SpaceMobile could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

Moreover, the Tax Receivable Agreement will provide that, in certain Early Termination Events, SpaceMobile will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all AST Common Units (including AST Common Units held by Blocker Corporations) that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivable Agreement will be our obligations and not obligations of AST. Any actual increase in our allocable share of AST and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of AST Common Units by a TRA Holder pursuant to the terms of the A&R Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an adverse effect on SpaceMobile’s financial condition, which may be material.

Any payments made by SpaceMobile under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, SpaceMobile’s future obligation to make payments under the Tax Receivable Agreement could make SpaceMobile a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement. See also the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” Increases in income tax rates, changes in income tax laws or disagreements with tax authorities can adversely affect SpaceMobile’s, AST’s or its subsidiaries’ business, financial condition or results of operations.

SpaceMobile could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

SpaceMobile could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce SpaceMobile’s after-tax income and adversely affect our business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the U.S. Internal Revenue Code of 1986 (the “Code”), as amended, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect SpaceMobile, AST, or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on SpaceMobile’s financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, SpaceMobile’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge SpaceMobile’s interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase SpaceMobile’s effective tax rate. Changes to tax laws may also adversely affect SpaceMobile’s ability to attract and retain key personnel.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

NPA is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial statements of NPA presents the combination of the financial information of NPA and AST, adjusted to give effect to the Business Combination including:

•        the reverse recapitalization between AST and NPA, whereby no goodwill or other intangible assets are recorded;

•        the consummation of the PIPE Investment pursuant to the Subscription agreements; and

•        the effectiveness of the Tax Receivable Agreement.

NPA is a blank check company incorporated on May 28, 2019 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 13, 2019, the closing date of the IPO, NPA consummated its IPO of 20,000,000 units at $10.00 per unit, generating gross proceeds of $200,000,000. Simultaneously with the closing of the IPO, NPA consummated the sale of 5,500,000 private placement warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $5,500,000. The 20,000,000 public warrants issued in the IPO units and the 5,500,000 private placement warrants are each exercisable for one share of NPA Class A Common Stock at an exercise price of $11.50. On September 19, 2019, in connection with the underwriters’ full exercise of their over-allotment option, NPA consummated the sale of an additional 3,000,000 units and the sale of an additional 600,000 private placement warrants, generating total gross proceeds of $30,600,000. Following the IPO, the exercise of the over-allotment option and the sale of the private placement warrants, a total of $230,000,000 was placed in the Trust Account. As of December 31, 2020, there was approximately $232,196,027 held in the Trust Account. NPA has until June 15, 2021 (21 months from the IPO Closing Date) to complete an initial business combination.

AST was organized as a limited liability company under the laws of the State of Delaware on May 31, 2017. AST’s SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. The SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. AST’s innovative satellite designs and components will reduce the communication delay effects which existing geostationary satellite systems experience. The SpaceMobile Service will provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present the pro forma effect to the Business Combination as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what SpaceMobile’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of SpaceMobile. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of NPA was derived from the audited financial statements of NPA as of and for the year ended December 31, 2020, included elsewhere in this proxy statement. The historical financial information of AST was derived from the audited consolidated financial statements of AST as of and for the year ended December 31, 2020, included elsewhere in this proxy statement. This information should be read together with

NPA’s and AST’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NPA,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AST” and other financial information included elsewhere in this proxy statement.

Under both the no redemption and maximum redemption scenarios, the Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States generally accepted accounting principles (“GAAP”). The AST shareholders continue to control AST before and after the Business Combination. As there is no change in control, AST has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        AST shareholders will have a majority of the voting power of SpaceMobile under both the no redemption and maximum redemption scenarios;

•        AST will have the ability to nominate and represent a majority of the SpaceMobile Board; and

•        AST’s former management will comprise the vast majority of the management and executive positions of SpaceMobile.

Under this method of accounting, NPA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization. The net assets of NPA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AST.

Description of the Business Combination

On December 15, 2020, NPA entered into the Equity Purchase Agreement. The consideration to be paid in connection with the Business Combination will consist of the Contribution Amount. At the Closing, a series of transactions will occur including the following: NPA will (i) enter into the A&R Certificate of Incorporation to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding Sponsor Stock, excluding any Forfeited Sponsor Stock, into Class A Common Stock and (c) authorize the issuance of Class B Common Stock and Class C Common Stock, (ii) replace the Existing Bylaws with the SpaceMobile Bylaws, and (iii) enter into the TRA with AST and the Existing Equityholders as part of the transaction.

Additionally, at Closing the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement of AST, which, among other things, will (i) restructure the capitalization of AST to (a) authorize the issuance of AST Common Units to NPA, (b) reclassify the Existing AST Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into AST Common Units and (c) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, (ii) appoint NPA as the managing member of AST. Pursuant to the Equity Purchase Agreement, at Closing, each Existing AST Unit held by each Existing Equityholder will automatically be reclassified into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement. Following this reclassification, any certificates outstanding evidencing ownership of Existing AST Units will be of no further force or effect.

Following the consummation of the transactions contemplated by the Equity Purchase Agreement, SpaceMobile will be organized in an “Up-C” structure whereby the existing shareholders of AST will receive a class of noneconomic common shares (Class B Common Stock) and Abel Avellan, the current controlling party of AST, will receive a class of super-voting, noneconomic common shares (Class C Common Stock) in SpaceMobile while retaining economic interests in AST that are exchangeable to Class A Common Stock or redeemable for cash. When a holder of Class B Common Stock exchanges AST Common Units for shares of Class A Common Stock, a number of shares of Class B Common Stock equal to the number of such AST Common Units will be immediately retired and will no longer be outstanding. However, when a holder of Class C Common Stock exchanges AST Common Units for Class A Common Stock, no shares of Class C Common Stock are retired until the shares of Class A Common Stock received in exchange are transferred to a person who is not a Key Holder. By contrast, if

AST Common Units are redeemed for cash, whether by holders of Class B Common Stock or Class C Common Stock, a corresponding number of shares of Class B Common Stock or Class C Common Stock will be retired and will no longer be outstanding.

The following table shows the effect on the voting rights and economic interests on each class of stockholders (based on the anticipated economic interest and voting rights at Closing) if all of the holders of Class B Common Stock exchanged their AST Common Units for Class A Common Stock following the Closing.

	Economic and Voting Rights at Closing Assuming No Redemptions						Class B Holders Exchange All Common Units for Class A Common Stock Post-Closing
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	51,750,000	—	—	29%	51,750,000	6%	51,750,000	—	—	29%	51,750,000	6%
Class B Holders	—	51,636,922	—	28%	51,636,922	6%	51,636,922	—	—	28%	51,636,922	6%
Class C Holders	—	—	78,163,078	43%	781,630,780	88%	—	—	78,163,078	43%	781,630,780	88%
Totals	51,750,000	51,636,922	78,163,078	100%	885,017,702	100%	103,386,922	—	78,163,078	100%	885,017,702	100%

Because all of the shares of Class B Common Stock are retired immediately upon exchange, and effectively replaced with Class A Common Stock, the economic interest and voting rights of the various classes of stockholders do not change following such exchange.

The effect of the holders of Class C Common Stock collectively exchanging all of their AST Common Units for shares of Class A Common Stock, is reflected in the table below.

	Economic Interests and Voting Rights at Closing Assuming No Redemptions						Class C Holders Exchange All Common Units for Class A Common Stock Post-Closing
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	51,750,000	—	—	29%	51,750,000	6%	51,750,000	—	—	29%	51,750,000	6%
Class B Holders	—	51,636,922	—	28%	51,636,922	6%	—	51,636,922	—	28%	51,636,922	6%
Class C Holders	—	—	78,163,078	43%	781,630,780	88%	78,163,077	—	78,163,078	43%	781,630,780	88%
Totals	51,750,000	51,636,922	78,163,078	100%	885,017,702	100%	129,913,078	51,636,922	78,163,078	100%	885,017,702	100%

Although the shares of Class C Common Stock remain outstanding, they are non-economic, and so the economic percentages for each class of stockholder do not change by virtue of the exchange. Furthermore, the voting percentages do not change either, because the calculation of the Class C Share Voting Amount, reduces the number of shares that each share of Class C Common Stock bears by an amount proportional to the number of shares of other voting stock (other than Class C Common Stock) held by the Class C Common Stockholder. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. In this example, because the Class C Stockholders received additional voting stock in the form of Class A Common Stock, the Class C Share Voting Amount is reduced from 10 votes per share (at Closing) to approximately 9 votes per share, so the overall voting power of the Class C shares remains constant.

As such, in these examples, a holder of Class B Common Stock exchanging AST Common Units for Class A Common Stock and forfeiting its voting shares of Class B Common Stock, such holder has the same voting and economic rights in the Company before and after such transaction. Upon a holder of Class C Common Stock exchanging AST Common Units for Class A Common Stock but not also forfeiting its voting shares of Class C Common Stock, such holder retains their same ownership rights in the Company before and after such exchange; however, because the holder retains shares of Class C Common Stock until the corresponding shares of Class A Common Stock are transferred to non-Key Holders, the holder’s voting rights remain the same as before the exchange. Although the holder of Class C Common Stock now has additional voting stock in the Company—the Class A Common Stock received in exchange of AST Common Units—the number of votes each share of Class C Common Stock bears is reduced (through the calculation of the Class C Share Voting Amount) so that the holder’s overall voting power does not increase.

However, there can be situations in the future where, unlike the above example, a holder of Class C Common Stock could exchange AST Common Units for shares of Class A Common Stock and increase their voting power, because the cap in the calculation of “Class C Share Voting Amount” does not come into play. Holders of Class C Common Stock could, in certain situations, increase their voting power by conducting an exchange of AST Common Units, even when their economic position does not change. The following table shows the effect an exchange of AST Common Units by holders of Class C Common Stock could have if undertaken at a time when the total share base of SpaceMobile is significantly expanded. The columns on the right reflect that, as the result of subsequent issuances, the number of Class A shares outstanding has increased four-fold, to 207,000,000 shares, with no changes in the holdings of the other classes of stockholder. The columns on the right show the effect on voting and economic interests caused by a Class C Holder exchanging 20% of their total AST Common Units when the Class A share base is so expanded.

	Economic Interests and Voting Rights with Four-Fold Increase in Public Float						Class C Holders Exchange 20% of Aggregate Common Units for Class A Common Stock
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	207,000,000	—	—	61.5%	207,000,000	19.9%	207,000,000	—	—	61.5%	207,000,000	19.6%
Class B Holders	—	51,636,922	—	15.3%	51,636,922	5.0%	—	51,636,922	—	15.3%	51,636,922	4.9%
Class C Holders	—	—	78,163,078	23.2%	781,630,780	75.1%	15,632,616	—	78,163,078	23.2%	797,263,395	75.5%
Totals	207,000,000	51,636,922	78,163,078	100%	1,040,267,702	100%	222,632,616	51,636,922	78,163,078	100%	1,055,900,318	100%

In this case, although the Class C Holders have not increased their economic stake in SpaceMobile — only exchanged their AST Common Units for Class A Common Stock — because they can now vote that Class A Common Stock in addition to the Class C Common Stock that has not been retired, they have increased their number of total votes by approximately 15.6 million and their percentage of voting power by 0.4% relative to the holders of Class A and Class B Common Stock.

Upon the completion of the Business Combination, Avellan will hold all the outstanding shares of Class C Common Stock and as a percentage of the sum of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding that will be approximately 43% of the total, assuming no shares of Class A Common Stock are redeemed, and 49% assuming the maximum shares of Class A Common Stock are redeemed. In addition to voting together with Class A Common Stock and Class B Common Stock (with one vote per share) on all matters, as a holder of Class C Common Stock, Avellan will, prior to the Sunset Date, be entitled to a number of votes on all matters on which stockholders are entitled to vote equal to the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (i) the Closing Class C Percentage (which we anticipate will be approximately 88%, assuming that (x) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (y) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (z) there is no Additional PIPE Investment) of the total voting power of the outstanding voting stock of SpaceMobile, minus (ii) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders (other than of Class C Common Stock), divided by (iii) the number of shares of Class C Common Stock then outstanding.

All the business of AST will be held directly by AST and SpaceMobile’s only direct asset will consist of the AST Common Units. Under no redemption and maximum redemption scenarios, the existing AST equity holders will control AST and are expected to own approximately 71% and 81% of AST Common Units, respectively; NPA will be the sole manager of AST in accordance with the terms of the A&R Operating Agreement to be entered into in connection with the closing of the Business Combination. Under no redemption and maximum redemption scenarios, current NPA stockholders are expected to own approximately 19% and 29% of the combined AST Common Units, respectively. The public and private placement warrants remain outstanding following the Business Combination.

In connection with the Business Combination, NPA entered into the Subscription Agreements with the PIPE Investors, pursuant to which NPA intends to issue approximately 23 million shares of NPA Class A Common Stock at $10.00 per share, for gross proceeds to NPA of approximately $230 million.

In addition, at the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SpaceMobile and applicable consolidated, unitary, or combined Subsidiaries thereof) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

•        existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by SpaceMobile in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

•        tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

•        tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•        certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction.

The following summarizes the consideration under the no redemption and maximum redemption scenarios:

in thousands	Assuming No Redemption(a)	Assuming Maximum Redemption(b)
Cash held in the Trust Account	$232,196	$232,196
Less: Redemptions	—	(167,396)
Proceeds of PIPE Investment	230,000	230,000
Less: Deferred underwriting commissions	(4,830)	(4,830)
Contribution Amount	$457,366	$289,970

____________

(a)      Under the no redemption scenario, the Contribution Amount that will be contributed to AST is calculated based on the assumed $232.2 million of NPA cash and $230.0 million raised from the PIPE Investment less $4.8 million for estimated deferred underwriting commissions payable to BTIG.

(b)      In addition to the inputs from the no redemption scenario, the maximum redemption scenario assumes $167.4 million in redemptions, calculated based on the $232.2 million of cash held in the Trust Account and $230.0 million raised from the PIPE Investment less $250.0 million of minimum cash to complete the transaction, net of $44.8 million of estimated transaction costs.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of NPA Class A Common Stock:

•        Assuming No Redemptions:    This presentation assumes that none of NPA’s stockholders exercise Redemption Rights with respect to their NPA Common Stock.

•        Assuming Maximum Redemptions:    This presentation assumes that stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights and that such shares are redeemed for their pro rata share of the funds in the trust account for an aggregate redemption payment of approximately $167.4 million, approximately $10.10 per share, based on $232.2 million in the Trust Account and 23.0 million shares of NPA Class A Common Stock outstanding as of December 31, 2020. This scenario assumes that there is cash available of $250.0 million, net of transaction costs, after giving effect to the redemptions of NPA Class A Common Stock and the proceeds from the PIPE Investment. Furthermore, NPA will not redeem shares of NPA Class A Common Stock in an amount that would result in NPA’s failure to have net tangible assets equaling or exceeding $5,000,001.

The following summarizes the pro forma shares of Common Stock economic ownership and voting rights associated with such shares under the two redemption scenarios:

Ownership and Voting

	Assuming No Redemption				Assuming Maximum Redemption
in actuals	Shares	Ownership %	Voting Rights	Voting %	Shares	Ownership %	Voting Rights	Voting %
Class A Common Stock(a)	51,750,000	29%	51,750,000	6%	31,023,394	19%	31,023,394	4%
Class B Common Stock(b)	51,636,922	28%	51,636,922	6%	51,636,922	32%	51,636,922	6%
Class C Common Stock(c)	78,163,078	43%	781,630,780	88%	78,163,078	49%	781,630,780	90%
Total Shares at Closing	181,550,000	100%	885,017,702	100%	160,823,394	100%	864,291,096	100%

____________

(a)      Excludes (i) 129,800,000 AST Common Units held by parties other than SpaceMobile outstanding immediately following the consummation of the Business Combination, (ii) 6,533,767 AST Incentive Equity Units outstanding, (iii) 6,100,000 Private Placement Warrants outstanding and (iv) 11,500,000 NPA Public Warrants outstanding. AST Common Units are redeemable for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of Class A Common Stock at the time of the redemption) or an equal number of shares of Class A Common Stock.

(b)      Class B Common Stock are non-economic and carry one vote per share whereas Class A Common Stock are economic shares and will have one vote per share.

(c)      Class C Common Stock are non-economic and, until the Sunset Date, will entitle the holder thereof to cast a number of votes on all matters on which stockholders are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount, whereas Class A Common Stock are economic shares and will have one vote per share. From and after the Sunset Date, Class C Common Stock will entitle the holder thereof to case one vote per share.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of NPA and AST. The unaudited pro forma adjustments are based on information currently available, assumptions and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

(in thousands)

ASSETS	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Current Assets
Cash and cash equivalents	$131	$42,777	$42,908	232,196	(A)	$460,775	$(167,396)	(L)	$293,379
				230,000	(B)
				(5,220)	(B)(C)
				(8,050)	(C)
				(30,735)	(C)
				(324)	(E)
Accounts receivable, net	—	2,081	2,081	—		2,081	—		2,081
Inventory	—	2,591	2,591	—		2,591	—		2,591
Prepaid expenses	23	1,249	1,272	—		1,272	—		1,272
Other current assets	55	2,234	2,289	(1,107)	(C)	1,182	—		1,182
Property and Equipment
Blue walker 3 satellite – construction in progress	—	27,013	27,013	—		27,013	—		27,013
Property and equipment, net	—	10,057	10,057	—		10,057	—		10,057
Other Long-Term Assets
Operating lease right-of-use assets	—	$7,045	$7,045	—		7,045	—		7,045
Intangible assets, net	—	526	526	—		526	—		526
Goodwill, net	—	3,912	3,912	—		3,912	—		3,912
Investment and cash held in trust account	232,196	—	232,196	(232,196)	(A)	—	—		—
Other assets and deposits	—	160	160			160	—		160
Total Assets	$232,405	$99,645	$332,050	184,564		$516,614	$(167,396)		$349,218

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

(in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Current Liabilities
Accounts payable	$634	$4,990	$5,624	$(359)	(C)	$4,631	—	$4,631
				(75)	(E)
				(559)	(D)
Accrued expenses	—	4,222	4,222	(438)	(C)	4,104	—	4,104
				559	(D)
				(240)	(E)
Deferred revenue	—	3,401	3,401	—		3,401	—	3,401
Current operating lease liability	—	504	504	—		504	—	504
Long-Term Liabilities

Deferred tax liabilities	10	—	10	(10)	(E)(F)	—	—	—
Deferred underwriting fees payable	8,050	—	8,050	(8,050)	(C)	—	—	—
Non-current operating lease liability	—	6,541	6,541	—		6,541	—	6,541
Total Liabilities	8,694	19,658	28,352	(9,171)		19,181	—	19,181
Redeemable Equity
Common stock subject to possible redemption	218,711	—	218,711	(218,711)	(G)	—	—	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020 — (CONTINUED)

(in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Equity
Class A Common Stock	—	—	—	2	(B)	5	(2)	(L)	3
				2	(G)
				1	(I)
Class B Common Stock	1	—	1	(1)	(I)	5	—		5
				5	(J)
Class C Common Stock	—	—	—	8	(J)	8	—		8
Series A convertible preferred units, net		9,394	9,394	(9,394)	(J)	—	—		—
Series B convertible preferred units, net		102,717	102,717	(102,717)	(J)	—	—		—
Founder’s common equity	—	5,462	5,462	(5,462)	(J)	—	—		—
Accumulated other comprehensive income (loss)	—	(168)	(168)	168	(H)	—	—		—
Additional paid in capital	4,152	—	4,152	229,998	(B)	180,915	(167,394)	(L)	103,013
				(5,220)	(B)(C)		89,492	(K)
				(31,045)	(C)
				218,709	(G)
				(353,917)	(K)
				(168)	(H)
				847	(H)
				117,560	(J)
Retained earnings	847	(39,908)	(39,061)	(847)	(H)	(39,908)	—		(39,908)
Total equity attributable to stockholders	5,000	77,497	82,497	58,529		141,026	(77,904)		63,122
Noncontrolling interests	—	2,490	2,490	353,917	(K)	356,407	(89,492)	(K)	266,915
Total equity	5,000	79,987	84,987	412,446		497,433	(167,396)		330,037
Total liabilities and equity	$232,405	$99,645	$332,050	$184,564		$516,614	$(167,396)		$349,218

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020			Pro Forma Adjustments (Assuming No Redemptions)		For the Year Ended December 31, 2020	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		For the Year Ended December 31, 2020
	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined			Pro Forma Combined (Assuming No Redemptions)(1)			Pro Forma Combined (Assuming Maximum Redemptions)(1)
Revenues	$—	$5,967	$5,967	$—		$5,967	$—		$5,967
Cost of sales	—	(3,025)	(3,025)	—		(3,025)	—		(3,025)
Gross Profit	—	2,942	2,942	—		2,942	—		2,942
Expenses
Operating Expenses
Engineering services	—	(13,081)	(13,081)	—		(13,081)	—		(13,081)
General and administrative cost	—	(12,320)	(12,320)	—		(12,320)	—		(12,320)
Research and development cost	—	(1,011)	(1,011)	—		(1,011)	—		(1,011)
Formation and operating cost	(1,125)	—	(1,125)	(120)	(AA)	(1,245)	—		(1,245)
Depreciation and amortization	—	(887)	(887)	—		(887)	—		(887)
Total Operating Expense	(1,125)	(27,299)	(28,424)	(120)		(28,544)	—		(28,544)
Other Income and Expense
Interest and dividend income	1,480	71	1,551	(1,480)	(BB)	71	—		71
Interest expense	—	(10)	(10)	—		(10)	—		(10)
Other income and (expense), net	2	22	24	—		24	—		24
Total other income/(expense)	1,482	83	1,565	(1,480)		85	—		85
Earnings/(loss) before income taxes	357	(24,274)	(23,917)	(1,600)		(25,517)	—		(25,517)
Provision for income taxes	(166)	(131)	(297)	—		(297)	—		(297)
Net Earnings/(loss)	191	(24,405)	(24,214)	(1,600)		(25,814)	—		(25,814)
Less: Net loss attributable to non-controlling interest	—	344	344	17,441	(CC)	17,785	2,247	(CC)	20,032
Net earnings (loss) attributable to stockholders	191	(24,061)	(23,870)	15,841		(8,029)	2,247		(5,782)
Net loss per common share	$(0.12)					$(0.16)			$(0.19)
Weighted average shares outstanding
Basic and diluted	7,008,667					51,750,000			31,023,394

____________

(1)      Net loss per common share is based on the weighted average shares of Class A Common Stock and does not include Class B Common Stock and Class C Common Stock as these shares are non-economic.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as AST has been determined to be the accounting acquirer, primarily due to the fact that AST shareholders will continue to control SpaceMobile. Under this method of accounting, while NPA is the legal acquirer, it will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization. The net assets of NPA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AST.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present pro forma effect to the Business Combination as if they have been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        NPA’s unaudited condensed balance sheet as of December 31, 2020 and the related notes, included elsewhere in this proxy statement; and

•        AST’s unaudited condensed consolidated balance sheet as of December 31, 2020 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        NPA’s unaudited condensed statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement; and

•        AST’s unaudited condensed consolidated statement of operation for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, cost savings or anticipated costs of operating a public company that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that NPA believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. NPA believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of SpaceMobile. They should be read in conjunction with the historical financial statements and notes thereto of NPA and AST.

2. Accounting Policies

Upon consummation of the Business Combination, SpaceMobile’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of SpaceMobile. Based on initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). NPA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had SpaceMobile filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the amount of Class A Common Stock outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)    Reflects the reclassification of $232.2 million of investments and cash held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(B)    Represents the gross proceeds of $230.0 million from the issuance of 23 million shares of Class A Common Stock at $0.0001 par value, in the PIPE Investment offset by the PIPE Investment fee of $5.2 million.

(C)    Reflects the settlement of $44.8 million of estimated transaction costs in connection with the Business Combination, of which $0.8 million has been paid as of December 31, 2020. $5.2 million relates to the PIPE Investment fee as noted above and is reflected as a reduction of additional paid-in capital as those are directly related to the equity raise. $8.1 million is the settlement of NPA’s deferred underwriting compensation fees incurred during the IPO due upon completion of the Business Combination of which $4.8 million is payable to BTIG. $0.8 million relates to the settlement of the accrued transaction expenses within accrued expenses and accounts payable. $1.1 million of deferred transaction costs which is directly related to the equity raise is reflected within additional paid in capital. The remaining amount of $30.7 million relates to advisory, legal, and other fees to be incurred and is reflected within additional paid-in capital.

(D)    Reflects the reclassification of NPA’s historical accrued expenses to align with the balance sheet presentation of AST.

(E)    Reflects the settlement of NPA’s historical liabilities after payment of liabilities related to transaction costs in connection with the Business Combination that will be settled upon the close of the Business Combination.

(F)    Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realizes, or is deemed to realize, as a result of certain Tax Attributes, which include existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisitions; tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement; tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction.

Upon the consummation of the Business Combination, the Tax Group will not have acquired any AST Common Units in an Exchange or Reorganization Transaction, as defined in the Tax Receivable Agreement. As a result, no Tax Receivable Agreement liability has been recorded. As part of the Business Combination, SpaceMobile obtains an increased tax basis in its AST Common Units. The gross (pre-tax) deferred tax asset relating to SpaceMobile’s investment in AST is estimated to be $299 million assuming no redemptions, and $209 million assuming maximum redemptions. SpaceMobile has assessed the realizability of their deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine whether it is more likely than not that some portion or all of the deferred tax assets will be realized. As a result, SpaceMobile has recorded a full valuation allowance against its deferred tax assets. A full valuation allowance on deferred tax assets will be maintained until there is sufficient evidence to support the reversal of all or some portion of these allowances.

(G)   Reflects the reclassification of the NPA Class A Common Stock subject to possible redemption to permanent equity at $0.0001 par value.

(H)   Reflects the reclassification of NPA’s historical retained earnings and AST’s accumulated other comprehensive loss to additional paid in capital as part of the recapitalization.

(I)     Reflects the conversion of Founder Shares to Class A Common Stock at the closing of the Business Combination. In connection with the closing of the Business Combination, all Founder Shares will convert into shares of Class A Common Stock.

(J)    Reflects conversion of redeemable preferred units and AST Series A Preferred Units and AST Series B Preferred Units into AST Common Units, and the recapitalization of AST as the issuance of Class B Common Stock and Class C Common Stock as consideration for the reverse recapitalization.

(K)   Reflects the recognition of 71% and 81% noncontrolling interests as a result of the Up-C structure under the no redemption and maximum redemption scenarios, respectively.

Our A&R Operating Agreement provides that the AST Common Units not held by NPA provide each member with the right to cause NPA to redeem its AST Common Units in whole or in part at any time and from time to time following the waiver or expiration of the lock-up period pursuant to the Stockholders’ Agreement. NPA, as the Managing Member of AST, shall have the option to elect to have the redeemed

AST Common Units redeemed for either shares of Class A Common Stock or cash as set forth in the A&R Operating Agreement (the “Cash Settlement”). NPA will establish a committee to exercise full control over all decisions on settlement for noncontrolling interest redemptions. The committee, which will be named the Redemption Election Committee, will have the fiduciary duties to act in the best interests of all of the Company’s stockholders, will be delegated the full power of the SpaceMobile Board in respect of redemption settlement decisions, and will consist solely of directors that are neither nominated by, or affiliated with, any noncontrolling interest holders.

Further, the settlement decisions made by the Redemption Election Committee will be solely in the Company’s control and cannot be overridden or vetoed by other board members, including Mr. Avellan. Pursuant to the Stockholders’ Agreement, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

The noncontrolling interest was classified as permanent equity within the pro forma balance sheet as the Company, acting through the Special Redemption Committee, may only elect to settle a redemption request in cash if the cash delivered in the exchange is limited to the cash proceeds to be received from a new permanent equity offering through issuance of Class A Common Stock in accordance with Section 11.1.2 of the Operating Agreement.

Under both the minimum and maximum redemption scenarios, the number of AST Common Units subject to redemption is 129.8 million. The noncontrolling interest is determined based on the noncontrolling interest percentage of NPA’s pro forma equity less certain adjustments. In a maximum redemption scenario, the noncontrolling interest ownership is 81% compared to 71% in the no redemption scenario. Despite the increased ownership percentage, the value of redeemable noncontrolling interest in a maximum redemption scenario is lower than in a no redemption scenario due to the maximum redemptions of 16.6 million shares of NPA Common Stock for aggregate redemption payments of $167.4 million which lowers NPA’s total pro forma equity.

(L)    Reflects the maximum redemption of 16.6 million shares of NPA Common Stock for aggregate redemption payments of $167.4 million at a redemption price of approximately $10.10 per share and allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

(AA)  Reflects the elimination of NPA’s administrative service fee paid to the Sponsor that will cease upon the close of the Business Combination.

(BB)   Reflects elimination of interest income and dividends earned on the Trust Account.

(CC)  Reflects the recognition of net income attributable to the 71% and 81% noncontrolling interests as a result of the Up-C structure under the minimum no redemption and maximum redemption scenarios, respectively.

4. Earnings per Share

Represents net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2020:

	Year Ended December 31, 2020
(in thousands, except share and per share data)	No Redemptions	Maximum Redemptions
Pro forma net loss attributable to stockholders	$(8,029)	$(5,782)
Pro forma weighted average Class A Common Stock – basic and diluted	51,750,000	31,023,394
Pro forma Class A net loss per ordinary share	$(0.16)	$(0.19)
Pro forma weighted average Class A shares outstanding – basic and diluted
Class A – Public Stockholders	23,000,000	6,418,715
Class A – Sponsors(2)	5,750,000	1,604,679
Total New Providence	28,750,000	8,023,394
Class A – Private Placement Investors (PIPE)	23,000,000	23,000,000
Pro forma weighted average Class A shares outstanding – basic and diluted(1)	51,750,000	31,023,394

____________

(1)      The Class B Common Stock and Class C Common Stock issued for consideration are non-economic and as such are excluded from the earnings per share calculation. For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and warrants sold in the private placement are exchanged for 16.6 million underlying NPA Class A Common Stock. However, this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.

(2)      Under the maximum redemption scenario because the cash held in the Trust Account plus the PIPE Investment is less than $400.0 million, the Sponsor terminates, forfeits and cancels, for no consideration, a number of Sponsor Stock such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares issued and outstanding of NPA Class A Common Stock immediately prior to Closing.

Special Meeting of the NPA Stockholders

General

NPA is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held April 1, 2021, and at any adjournments or postponements thereof. This proxy statement is first being furnished to NPA’s stockholders on or about March 15, 2021 in connection with the vote on the Proposals described in this proxy statement. This proxy statement provides NPA’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held via live webcast on April 1, 2021, at 10:00 a.m., Eastern Time. The Special Meeting can be accessed by visiting https://www.cstproxy.com/npa-corp/2021, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Transfer Agent.

Registering for the Special Meeting

Pre-registration at https://www.cstproxy.com/npa-corp/2021 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by March 30, 2021. To register for the Special Meeting, please follow these instructions as applicable to the nature of your ownership of our NPA Common Stock:

Purpose of the Special Meeting

At the Special Meeting, NPA is asking holders of shares of NPA Common Stock to vote on proposals to:

1.      Proposal No. 1 — The Business Combination Proposal — to approve and adopt the Equity Purchase Agreement, a copy of which is attached to this proxy statement as Annex A, and approve the other transactions contemplated by the Equity Purchase Agreement, which provides that, among other things:

(i)     NPA will amend and restate the Existing Certificate of Incorporation to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding Sponsor Stock, excluding any Forfeited Sponsor Stock, into Class A Common Stock and (c) authorize the issuance of Class B Common Stock and Class C Common Stock;

(ii)    the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement which, among other things, will (a) restructure the capitalization of AST to (1) authorize the issuance of the AST Common Units to SpaceMobile, (2) reclassify the Existing AST Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement, and (3) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (b) appoint SpaceMobile as the managing member of AST;

(iii)   NPA will replace the Existing Bylaws, by adopting the SpaceMobile Bylaws;

(iv)   NPA will enter into various Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have committed to make the PIPE Investment in an aggregate amount of $230 million, for which the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock; and

(v)    without any action on the part of any holder of an NPA Warrant, each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a SpaceMobile Warrant, exercisable for Class A Common Stock in accordance with its terms.

2.      Proposal No. 2 — The Nasdaq Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance.

3.      Proposal No. 3 — The Charter and Governance Proposals — to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, a copy of which is attached to this proxy statement as Annex B. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

•        Proposal No. 3(a):    A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share.

•        Proposal No. 3(b):    A proposal to provide for certain additional changes, including among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,”(ii) making SpaceMobile’s corporate existence perpetual, (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws).

•        Proposal No. 3(c):    A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

•        Proposal No. 3(d):    A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13.

•        Proposal No. 3(e):    A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        Proposal No. 3(f):    A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class.

•        Proposal No. 3(g):    A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

4.      Proposal No. 4 — The Director Election Proposal — for holders of NPA Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, 11 directors of the SpaceMobile Board to serve until the 2021 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

5.      Proposal No. 5 — The Incentive Plan Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the 2020 Plan, a copy of which is attached to this proxy statement as Annex D.

6.      Proposal No. 6 — The ESPP Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the ESPP, a copy of which is attached to this proxy statement as Annex F.

7.      Proposal No. 7 — The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Record Date; Who is Entitled to Vote

We have fixed the close of business on March 1, 2021, as the Record Date for determining the stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on March 1, 2021, there were 28,750,000 shares of NPA Common Stock and entitled to vote. Each share of NPA Common Stock is entitled to one vote per share at the Special Meeting.

Pursuant to the Letter Agreement, our Initial Stockholders, our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date hereof, our Initial Stockholders own approximately 20% of our total shares of NPA Common Stock immediately following the completion of our IPO.

Quorum

The holders present in person or by proxy of shares of outstanding capital stock of NPA representing a majority of the voting power of all outstanding shares of capital stock of NPA entitled to vote at the Special Meeting will constitute a quorum. Our Initial Stockholders will count toward this quorum and pursuant to the Letter Agreement. Our Sponsor, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination.

Abstentions and Broker Non-Votes

With respect to each proposal in this proxy statement (other than the Director Election Proposal), you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the Director Election Proposal, you may vote “FOR” or “WITHHOLD” with respect to each nominee.

If a stockholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the stockholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the outcome of any other proposal in this proxy statement.

Abstentions and “WITHHOLD” votes will be counted in connection with the determination of whether a valid quorum is established but their effect on the proposals in this proxy statement differ as follows:

•        An abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal or the Governance Proposals, and for the Director Election Proposal, a “WITHHOLD” vote will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting.

•        In contrast, an abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Vote Required for Approval

The following votes are required for each proposal at the Special Meeting:

•        The Business Combination Proposal:    The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Nasdaq Proposal:    The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Charter and Governance Proposals:    Approval of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. Approval of the Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Director Election Proposal:    The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director.

•        The Incentive Plan Proposal:    The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The ESPP Proposal:    The approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

•        The Adjournment Proposal:    The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class.

Under the Equity Purchase Agreement, the approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal is a condition to the consummation of the Business Combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the Business Combination may not be consummated.

Voting Your Shares

Each share of NPA Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of NPA Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of NPA Common Stock at the Special Meeting.

•        You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter and Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•        You Can Attend the Special Meeting and Vote in Person. We will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at , in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting. See “— Registering for the Special Meeting” above for further details on how to attend the Special Meeting.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Gary P. Smith, NPA’s Chief Executive Officer, in writing before the Special Meeting that you have revoked your proxy; or

•        you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence at the virtual Special Meeting), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of NPA Common Stock, please contact Morrow Sodali, LLC, our proxy solicitor, by calling (800) 662-5200 for individuals or (203) 658-9400 for banks and brokers or by sending an e-mail to npa.info@investor.morrowsodali.com. This notice of Special Meeting and the proxy statement are available at https://www.cstproxy.com/npa-corp/2021.

Vote of NPA’s Sponsor, Directors and Officers

Pursuant to the Letter Agreement, NPA’s Sponsor, directors and officers have agreed to vote any shares of capital stock of NPA owned by them in favor of the Business Combination Proposal and to waive their right to an NPA Stock Redemption. As of the date hereof, such stockholders own 20% of our total outstanding shares of NPA Common Stock.

Our Initial Stockholders, directors and officers have waived any redemption rights, including with respect to any shares of NPA purchased in the IPO or in the aftermarket, in connection with Business Combination. The shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be of no value if no Business Combination is effected by us by June 15, 2021. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that NPA redeem all or a portion of such Public Stockholder’s shares of NPA Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights. See “Special Meeting — Redemption Rights” in this proxy statement for a detailed description of the procedures to be followed if you wish to redeem your shares of NPA Class A Common Stock for cash.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of NPA Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, NPA will satisfy the exercise of Redemption Rights by redeeming the shares of NPA Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Appraisal Rights

Neither NPA stockholders nor holders of NPA Warrants have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation Costs

NPA is soliciting proxies on behalf of our Board. This solicitation is being made by mail but also may be made by telephone or in person. NPA and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. NPA will bear the cost of the solicitation.

NPA has hired Morrow Sodali, LLC to assist in the proxy solicitation process. NPA will pay that firm a fee of $25,000 plus disbursements. Such fee will be paid with non-Trust Account funds.

NPA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. NPA will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding NPA or our securities, the Initial Stockholders, AST and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of NPA Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of NPA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NPA will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Proposal No. 1 — The Business Combination Proposal

We are asking our stockholders to approve and adopt the Equity Purchase Agreement and the transactions contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Equity Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “— The Equity Purchase Agreement” below, for additional information and a summary of certain terms of the Equity Purchase Agreement. You are urged to read carefully the Equity Purchase Agreement in its entirety before voting on this proposal.

Because we are holding a stockholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote for the proposal by the holders of a majority of the shares of NPA Common Stock who, being present and entitled to vote at the Special Meeting to approve the Business Combination Proposal, vote at the Special Meeting, voting as a single class.

The Equity Purchase Agreement

This section describes the material provisions of the Equity Purchase Agreement, but does not purport to describe all of the terms of the Equity Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Equity Purchase Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Equity Purchase Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Equity Purchase Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Equity Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Equity Purchase Agreement. The representations, warranties and covenants in the Equity Purchase Agreement are also modified in important part by the underlying Disclosure Schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Disclosure Schedules contain information that is material to an investment decision.

General; Structure of the Business Combination; Consideration

On December 15, 2020, NPA entered into the Equity Purchase Agreement with AST and, for certain limited purposes, the Existing Equityholders, Sponsor, and the Existing Equityholder Representative. The Equity Purchase Agreement, among other things, provides that:

(i)     NPA will (a) adopt the A&R Certificate of Incorporation, which will, among other things, (1) change its name to “AST SpaceMobile, Inc.,” (2) convert all then-outstanding shares of Sponsor Stock excluding any Forfeited Sponsor Stock, into shares of Class A Common Stock, (3) issue to the Existing Equityholders (other than Abel Avellan) Class B Common Stock, which carries one vote per share but no economic right, and (4) issue to Abel Avellan Class C Common Stock, which carries 10 votes per share but no economic right and (b) replace the Existing Bylaws by adopting the SpaceMobile Bylaws, a copy of which are attached to this proxy statement as Annex E;

(ii)     the Existing Equityholders, SpaceMobile and AST will enter into the A&R Operating Agreement, a copy of which is attached hereto as Annex C, which, among other things, will (a) restructure AST’s capitalization to (1) issue to NPA the SpaceMobile Units, (2) reclassify the Existing AST Common Units, other than any Existing AST Prior Incentive Equity Units, AST Series A Preferred Units and AST Series B Preferred Units into AST Common Units, and (3) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, and (b) appoint NPA as the managing member of AST;

(iii)   As consideration for the acquisition of the SpaceMobile Units, NPA will contribute to AST the Contribution Amount. Immediately after the contribution of the Contribution Amount, AST will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of AST and NPA to those persons to whom such amounts are owed;

(iv)   If the amount in the Trust Account, and the amount raised in private transactions including any PIPE Investment or Additional PIPE Investment prior to the payment of any Transaction Expenses is less than $400,000,000, Sponsor and NPA will irrevocably terminate, forfeit and cancel, for no consideration and without further right, obligation or liability, the Forfeited Sponsor Stock such that the total number of issued and outstanding Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding shares of NPA Common Stock as of immediately prior to the Closing; and

(v)    Without any action on the part of any holder of NPA Warrants, each NPA Warrant that is issued and outstanding immediately prior to the Closing will become a SpaceMobile Warrant.

Post-Business Combination Ownership Structure

We anticipate that upon completion of the Business Combination, the voting interests in SpaceMobile will be as set forth in the table below.

	Assuming No Redemptions(1)	Assuming Maximum Redemptions(2)
NPA’s Public Stockholders	2.6%	0.7%
Initial Stockholders	0.6%	0.2%
PIPE Investors	2.6%	2.7%
Existing Equityholders (including Abel Avellan)	94.2%	96.4%
Total	100.0%	100.0%

____________

(1)      Assumes that (i) none of the holders of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) there is no Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market, and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

(2)      Assumes that (i) stockholders holding 16.6 million of NPA Class A Common Stock exercise their Redemption Rights, (ii) the parties to the Equity Purchase Agreement incur $45 million in Transaction Expenses, (iii) the Sponsors forfeit 4.1 million shares of Forfeited Sponsor Stock, (iv) none of the parties to the Equity Purchase Agreement purchase shares of NPA Class A Common Stock on the open market and (v) there are no other issuances of equity interests of NPA prior to or in connection with the Closing.

The voting percentages set forth above were calculated based on the amounts set forth in the sources and uses table on pages 41 and 108 of this proxy statement. If the actual facts are different than the assumptions set forth above, the voting percentages set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Closing Funding

As described above, at the Closing, NPA will disburse the Contribution Amount to AST. Immediately after the contribution of the Contribution Amount, AST will pay the Transaction Expenses by wire transfer of immediately available funds on behalf of AST and NPA to those persons to whom such amounts are owed.

In order to offset any potential redemptions in connection with the Business Combination, we have, and may continue to, enter into subscription agreements with PIPE Investors for the purchase by such investors, immediately prior to or concurrently with the closing of the Business Combination and subject to the terms and conditions of the Equity Purchase Agreement of our securities. As of the date of this proxy statement, NPA entered into Subscription Agreements pursuant to which PIPE Investors have subscribed to purchase an aggregate of 23 million shares of Class A Common Stock for a purchase price of $10.00 per share, for an aggregate purchase price of $230 million, to be issued immediately prior to the Closing. The obligations of each party to consummate the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Equity Purchase Agreement.

Closing of the Business Combination

The Closing will take place by conference call and exchange of signature pages by email, fax or electronic transmission at 9:00 AM, New York time on a date no later than two business days after the satisfaction or waiver of all the conditions set forth in the Equity Purchase Agreement, or at such other place and time as AST and NPA mutually agree upon. If the conditions set forth in the Equity Purchase Agreement have been satisfied or waived, but AST notifies NPA that SpaceMobile that it will not be able to provide Regulation S-X compliant financial statements in time for SpaceMobile to file a current report on Form 8-K within four business days following Closing, the Closing will be delayed until such time as compliant financial statements are available, but not past the Outside Closing Date.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent NPA’s good faith estimate of such amounts.

Sources of Proceeds

(in millions)	No Redemption	Max Redemption
Sources
Cash Held in Trust Account(1)	$232	$65
PIPE Investment(2)	$230	$230
Existing Equityholders(3)	$1,298	$1,298
Total Sources	$1,760	$1,592

____________

(1)      Represents the expected amount of the cash held in the Trust Account prior to the Closing (and prior to any redemption by NPA stockholders), excluding any interest earned on the funds.

(2)      Represents the proceeds from the PIPE Investment as of the consummation of the Business Combination.

(3)      Excludes the aggregate impact of any new or existing AST Options.

Uses of Proceeds

(in millions)	No Redemption	Max Redemption
Uses
Existing Equityholders(1)	$1,298	$1,298
New cash to balance sheet	$417	$250
Fees and Expenses(2)	$45	$45
Total Uses	$1,760	$1,592

____________

(1)      Excludes the aggregate impact of any new or existing AST Options.

(2)      Represents the total estimated Transaction Expenses incurred by the parties to the Equity Purchase Agreement.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligation

The respective obligations of NPA, AST, Avellan and Sponsor to consummate the transaction contemplated by the Equity Purchase Agreement are subject to the satisfaction, or written waiver by the parties, of each of the following conditions:

•        no applicable law or order is in effect that prohibits or prevents the consummation of the Closing or the transactions contemplated by the A&R Operating Agreement, Tax Receivable Agreement, Stockholders’ Agreement, Registration Rights Agreement or Subscription Agreements;

•        NPA has received the Required NPA Stockholder Approval;

•        NPA has at least $5,000,001 in tangible net assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

•        NPA has not received any written notice from Nasdaq that it has failed or would reasonably be expected to fail to meet Nasdaq listing requirements as of the Closing Date.

Conditions to NPA’s Obligations

The obligations of NPA to consummate the transactions contemplated by the Equity Purchase Agreement are subject to the satisfaction or written waiver by NPA, of each of the following conditions:

•        AST and the Existing Equityholders have duly performed all of their respective obligations under the Equity Purchase Agreement required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants);

•        (i) (a) All of the representations and warranties of AST in Article IV of the Equity Purchase Agreement (other than Section 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.4(a) (Non-Contravention), 4.5 (Capital Structure) and 4.24 (Finders’ Fees)) of the Equity Purchase Agreement and (b) all of the representations and warranties of the Existing Equityholders in Sections 3.4(b), 3.4(c), and 3.4(d) (Non-Contravention) of the Equity Purchase Agreement, in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, are true and correct at and as of the date of the Equity Purchase Agreement and as of the Closing Date except as provided in the Disclosure Schedules pursuant to Article IV of the Equity Purchase Agreement (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), except as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect; and (ii) (a) all of the representations and warranties of AST in Sections 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.4(a) (Non-Contravention), 4.5 (Capital Structure) and 4.24 (Finders’ Fees) of the Equity Purchase Agreement and (b) all of the representations and warranties of the Existing Equityholders contained in Article III (other than Sections 3.4(b), 3.4(c) and 3.4(d) (Non-Contravention) of the Equity Purchase Agreement), in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, are true and correct as of the date of the Equity Purchase Agreement and as of the Closing Date in all material respects (except that if the representation and warrants that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date);

•        Since the date of the Equity Purchase Agreement, there shall have been no Company Material Adverse Effect which is continuing and uncured;

•        AST has delivered a customary closing certificate certifying, among other things, that the conditions in the first, second and third bulleted points have been satisfied with respect to AST; and

•        AST has delivered (i) a copy of its organizational documents as in effect as of the Closing Date, (ii) copies of resolutions duly adopted by the appropriate governing body of AST and by the Existing Equityholders authorizing the Equity Purchase Agreement, the Additional Agreements and the Business Combination, and (iii) a recent certificate of good standing as of a date no later than 30 days prior to the Closing Date regarding AST from the state of Delaware.

Conditions to AST’s Obligations

The obligations of AST to consummate the transactions contemplated by the Equity Purchase Agreement are subject to the satisfaction, or written waiver by AST, of each of the following conditions:

•        NPA has duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants);

•        (i) (a) All of the representations and warranties of NPA contained in Article V of the Equity Purchase Agreement (other than Sections 5.1 (Corporate Existence and Power) 5.2 (Corporate Authorization), 5.4(a) (Non-Contravention) 5.5 (Finders’ Fees), 5.6(Issuance of Stock) and 5.7 (Capitalization) of the Equity Purchase Agreement) and (b) all of the representations and warranties of Sponsor in Sections 6.4(b), 6.4(c) and 6.4(d) (Non-Contravention) of the Equity Purchase Agreement, in each case disregarding all qualifications and exceptions contained herein relating to materiality, shall be true and correct at and as of the date of the Equity Purchase Agreement and as of the Closing Date (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a material adverse effect on NPA, and (ii) (a) all of the representations and warranties of NPA in Sections 5.1 (Corporate Existence and Power) 5.2 (Corporate Authorization), 5.4(a) (Non-Contravention) 5.5 (Finders’ Fees), 5.6 (Issuance of Stock) and 5.7 (Capitalization) of the Equity Purchase Agreement and (b) all of the representations and warranties of Sponsor contained in Article VI of the Equity Purchase Agreement (other than Sections 6.4(b), 6.4(c) and 6.4(d) (Non-Contravention) of the Equity Purchase Agreement), in each case, disregarding all qualifications and exceptions contained herein relating to materiality, are true and correct as of the date of the Equity Purchase Agreement and as of the Closing Date in all material respects (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date);

•        NPA has delivered a certificate signed by an authorized officer certifying, among other things, that the conditions in the first and second bulleted points have been satisfied with respect to NPA;

•        NPA has, as of the Closing, no less than $250 million in immediately available cash, after deducting all Transaction Expenses comprised of (i) amounts not redeemed from the Trust Account following any redemptions by NPA stockholders and (ii) amounts raised in the PIPE Investment or the Additional PIPE Investment; and

•        NPA has no Indebtedness.

Representations and Warranties

The Equity Purchase Agreement contains customary representations and warranties by the parties, including the following representations and warranties by the Existing Equityholders: corporate existence and power, authorization, title to company units, non-contravention, litigation and finders fees and the following representations made by AST: corporate existence and power, corporate authorization, governmental authorization, non-contravention, capital structure, assumed names, consents, financial statements, internal controls, absence of certain changes, properties and title to assets, litigation, contracts, licenses and permits, compliance with laws, intellectual property, information technology and data matters, material commercial relationships, employees, employment benefit plans, real property, tax matters, environmental laws, finders fees, insurance, affiliate arrangements, certain business practices, trade controls, money laundering laws, not an investment company, FCC matters and exclusivity of representations and warranties. Additionally, NPA made customary representations and warranties relating to: corporate existence and power, corporate authorization, governmental authorization, non-contravention, finders’ fees, issuance of stock, capitalization, the Trust Account and financial capacity, listing, board approval, NPA’s SEC documents and financial statements, internal controls, litigation, business activities, absence of changes, compliance with laws, money laundering laws, not an investment company, tax matters, transactions with affiliates, the PIPE Investment, proxy statements, takeover statutes and charter provisions, property, material contracts, defaults, independent investigation and exclusivity of representations and warranties.

Covenants

Conduct of the Business Prior to the Closing

The Existing Equityholders and AST made certain covenants under the Equity Purchase Agreement, including, among others, the following:

AST has agreed that from the date of the Equity Purchase Agreement through the earlier of the Closing or the termination of the Equity Purchase Agreement (the “Interim Period”), it will, and will cause its subsidiaries to, except as otherwise contemplated by the Equity Purchase Agreement or as required by COVID-19 Measures (as defined in the Equity Purchase Agreement), use commercially reasonable efforts to operate the business of AST and its subsidiaries in the ordinary course in all material respects, and to use its commercially reasonable efforts to preserve substantially intact the properties, operations and relationships with applicable authorities, key employees, key suppliers and other persons.

During the Interim Period, AST has also agreed not to, and to cause its subsidiaries not to, except as required by the Equity Purchase Agreement, as required by applicable law or as consented to by NPA (which consent in most respects will not be unreasonably conditioned, withheld, delayed or denied):

•        change or amend the organizational documents of AST or any of its subsidiaries or wind-up or dissolve itself or any of its subsidiaries;

•        except for any “Tax Distribution” as defined in AST’s existing operating agreement, pay or declare or promise to pay any dividend, distribution or other payments to the holders of its securities (other than to service providers in the ordinary course) or issue, grant redeem or repurchase any securities or make changes in the capital structure of AST or its subsidiaries;

•        enter into any affiliate arrangements;

•        sell, license or dispose of any material assets other than in the ordinary course of business;

•        except as required by applicable law or as required by the terms of any existing employee benefit plan, materially increase the amount of any bonus, salary or other compensation or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider, take any action to accelerate the timing or vesting of any payments or benefits, or the funding of any payments or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider, other than in the ordinary course of business with respect to non-officer employees of the Company; grant, or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention or equity or equity-based rights or other compensatory payments or benefits to any current or former employee, officer, director or other individual service provider; establish, adopt, enter into, commence participation in, terminate, increase the coverage or benefits available under, or amend any employee benefit plan, other than in the ordinary course of business with respect to non-officer employees;

•        negotiate, modify, extend or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council or other group of employees as the bargaining representative of employees of AST and its subsidiaries;

•        implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions;

•        terminate (without cause) AST’s chief executive officer, chief technology officer or chief financial officer;

•        obtain any loan or other Indebtedness in excess of $1,000,000, forgive, cancel or compromise a material debt claim or waive or release a right of material value, or grant any indemnity, bond or other guarantee other than in the ordinary course of business;

•        incur any lien over the assets or the securities of AST or its subsidiaries, other than in the ordinary course of business;

•        merger or consolidate with any other person or be acquired by any person;

•        extend any loans other than travel or other expense advances to employees in the ordinary course of business;

•        make, change, or revoke any material tax election; enter into any settlement or compromise with any tax authority relating to any material tax matter; abandon or fail to conduct any material audit, examination, or other action in respect of a material tax or material tax return; file any amended tax return in respect of material taxes; consent to any extension or waiver of the statutory period of limitations applicable to any material tax or material tax return; enter into any tax sharing agreement (other than an ordinary course tax sharing agreement); adopt or change a method of tax accounting with respect to material taxes; or change an accounting period with respect to material taxes;

•        commence, pay, discharge, settle or compromise any material action or litigation;

•        assign, sell, transfer, abandon, allow to lapse, or otherwise dispose of any intellectual property;

•        disclose any trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of, and preserving all rights of AST and its subsidiaries in, such trade secrets);

•        make any change in its accounting methodology, practice or policy other than changes required by U.S. GAAP or applicable law;

•        waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor (other than any waiver of noncompetition or similar obligations for any former employee or independent contractor who had annual base compensation not in excess of $200,000 during his or her tenure); or

•        authorize, agree to or undertake any legally binding obligation to do any of the above actions.

NPA has and Sponsor have agreed to a more limited set of restrictions on NPA’s business during the Interim Period. Specifically, it will remain a “blank check company”, keep current and timely file all of its public filings with the SEC and will not conduct any business or activities other than those required in connection with the Equity Purchase Agreement and in the ordinary course to maintain its status as a Nasdaq-listed special purpose acquisition company.

During the Interim Period, NPA has also agreed not to, except as required by the Equity Purchase Agreement, as required by applicable law or as consented to by AST (which consent will not be unreasonably conditioned, withheld, delayed or denied):

•        change or amend the organizational documents of NPA or the Trust Agreement, other than to adopt the A&R Certificate of Incorporation, the SpaceMobile Bylaws, or to extend the deadline to consummate a business combination pursuant to the Equity Purchase Agreement to facilitate the consummation of the transactions contemplated by the Equity Purchase Agreement;

•        make, declare, set aside or pay any dividend or distribution in respect of its capital stock or other equity interests, other than pursuant to the A&R Certificate of Incorporation, split combine, reclassify or otherwise change any of its capital stock or other equity interests or, other than redemptions by the Public Stockholders of Class A Common Stock, repurchase, redeem or otherwise acquire any capital stock or other equity interests of NPA;

•        make, change, or revoke any material tax election; enter into any settlement or compromise with any tax authority relating to any material tax matter; abandon or fail to conduct any material audit, examination, or other action in respect of a material tax or material tax return; file any amended tax return in respect of material taxes; consent to any extension or waiver of the statutory period of limitations applicable to any material tax or material tax return; enter into any tax sharing agreement (other than any ordinary course tax sharing agreement); adopt or change a method of tax accounting with respect to material taxes; or change an accounting period with respect to material taxes;

•        enter into, renew or amend in any material respect, any contract with a related party of NPA;

•        enter into, or amend or modify any material term of (in a manner adverse to NPA), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any material contract of NPA or of any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters);

•        waive, release, compromise, settle or satisfy any pending or threatened claim or action or any material liability;

•        incur, assume, refinance or guarantee or become liable for any Indebtedness;

•        offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock or other equity interests in, NPA (including any rights, warrants or options to acquire, such capital stock or equity interests) or issue or take any actions that would result in the issuance of any New Buyer Securities (as defined in the Equity Purchase Agreement) to Sponsor, other than in connection with the exercise of any NPA warrants or the transactions contemplated by the Equity Purchase Agreement; or amend, modify or waive any of the terms or rights set forth in, any NPA warrant, including any amendment, modification or reduction of the warrant price;

•        fail to maintain NPA’s existence or acquire a material portion of the assets or equity of any other person or adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•        make any capital expenditure;

•        make any loans, advances or capital contributions to, or any investments in, any other person or make any change to existing borrowing or lending arrangements or enter into any “keep well” or similar agreement to maintain another person’s financial condition;

•        enter into any new line of business;

•        make any change in financial accounting methods, principles or practices, except insofar as required by GAAP (including pursuant to standards, interpretations or guidelines of the Financial Accounting Standards Board (“FASB”)) or applicable law;

•        voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the NPA and its assets and properties; or

•        enter into any agreement or undertaking to do any of the above actions.

NPA has agreed that, during the Interim Period, it shall use commercially reasonable efforts to continue performing under its organizational documents, the Trust Agreement and all other agreements or contracts to which it is a party.

Non-Solicitation

Sponsor has agreed that, during the Interim Period, at any meeting of NPA’s stockholders, or at any adjournment of such a meeting, or in any other circumstance in which the vote, consent or other approval of NPA’s stockholders is sought, Sponsor will appear at such meeting and cause any securities of NPA owned by it that may be voted to be counted as present for purposes of a quorum, vote (or cause to be voted) or execute and deliver a written consent:

•        in favor of each of the Proposals including any additional proposal that NPA and AST mutually determine to be necessary to effect the transactions contemplated by the Equity Purchase Agreement;

•        against any proposal to effect a “business combination” (as defined in NPA’s organizational documents) other than the Business Combination as contemplated by the Equity Purchase Agreement;

•        against any merger agreement, merger, consolidation, sale of substantial assets, reorganization, dissolution, liquidation or winding up of NPA (other than the transactions contemplated by the Equity Purchase Agreement); and

•        against any change in the business or management of NPA or our Board, other than as set forth in the Proposals.

Additionally, Sponsor has agreed to vote all securities of NPA owned by it that it acquires between the date of the Equity Purchase Agreement and the Closing or termination thereof in favor of the Proposals and in accordance with the previous sentence. Further, Sponsor has agreed not to redeem any NPA Common Stock owned by it in connection with the Business Combination, and to observe its other obligations set forth in the letter agreement between NPA and Sponsor, dated September 19, 2019.

Proxy Statement

NPA has agreed, with the cooperation of AST, as promptly as practicable after the effective date of the Equity Purchase Agreement, to prepare and file with the SEC this proxy statement for the purpose of soliciting proxies from our stockholders for the Proposals and providing our Public Stockholders an opportunity to exercise their Redemption Rights in connection therewith. NPA and AST have agreed to use their commercially reasonable efforts to cause this proxy statement to comply with the applicable rules and regulations promulgated by the SEC and to comply with all applicable state “blue sky”. NPA has agreed this proxy statement will include proxy materials for the purpose of soliciting proxies from our stockholders to vote, at the Special Meeting, in favor of resolutions approving each of the Proposals (and any additional as AST and NPA mutually determine to be necessary or appropriate in order to effect the transactions contemplated by the Equity Purchase Agreement) and so to obtain the Required NPA Stockholder Approval. NPA has agreed that, without AST’s prior written consent, the Proposals shall be the only matters (other than procedural matters) that NPA will propose to be acted on by NPA’s stockholders at the Special Meeting.

Special Meeting; Proxy Solicitation

NPA has agreed that, as promptly as practical, but in no event more than 35 days, following the date upon which the SEC staff confirms (a) it has no further comments on this proxy statement or (b) that it will not review this proxy statement (the “Clearance Date”), the Board shall convene and hold the Special Meeting in accordance with the DGCL. NPA has agreed to use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of the Proposals as promptly as practicable following the Clearance Date, and take all other actions reasonably necessary or advisable to obtain the approval of Proposals, including, (i) to establish the record date (which will be mutually agreed with the AST) for, duly call and give notice of the Special Meeting in accordance with the DGCL, (ii) cause this proxy statement to be disseminated to its stockholders no later than five business days following the Clearance Date and (iii) solicit proxies from the stockholders to vote in accordance with the recommendation of the Board with respect to each of the Proposals. NPA has further agreed that the Board will recommend that to its stockholders that you approve the Proposals. NPA and AST have further agreed that, if on the date of the Special Meeting, NPA has not received proxies representing a sufficient number of shares to obtain the Required NPA Stockholder Approvals, whether or not a quorum is present, NPA may make up to one postponement or adjournment of the Special Meeting, so long as the Special Meeting is not postponed or adjourned more than 20 business days without AST’s prior written consent and the Special Meeting is held no later than five business days prior to the Termination Date (as defined in the Equity Purchase Agreement).

Provision of Financial Statements

AST has agreed to use its commercially reasonable efforts to provide to NPA, as promptly as practicable after the date of this Agreement:

•        unaudited consolidated financial statements of AST including consolidated balance sheets, statements of operations and comprehensive income (loss), statements of members’ capital and statements of cash flows as of and for the nine month periods ended September 30, 2020 and September 30, 2019 together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and reviewed by the AST’s independent auditor in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants;

•        all other audited and unaudited financial statements of AST required under the applicable rules and regulations and guidance of the SEC to be included in this proxy statement or the current report on Form 8-K announcing the Closing of the Business Combination (the “Closing Form 8-K”);

•        all selected financial data of AST required by Item 301 of Regulation S-K, as necessary for inclusion in this proxy statement Closing Form 8-K; and

•        management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the SEC (as if AST was subject thereto) with respect to the periods described in the first and second bullets above as necessary for inclusion in this proxy and Closing Form 8-K.

Additionally, AST has agreed to deliver to NPA, within 45 calendar days following December 31, 2020, its unaudited consolidated financial statements. Further, within 45 days following the end of the three month period ending March 31, 2020, AST will deliver to NPA unaudited consolidated financial statements reviewed AST’s auditor and shall also promptly deliver to NPA copies of any audited annual consolidated financial statements of AST that AST’s auditor may issue.

PIPE Investment

NPA has agreed that, without AST’s prior written consent, it will not permit any modification or waiver of any provision of or remedy under the Subscription Agreements or entry into any additional Subscription Agreements, and NPA agrees to use its commercial reasonable efforts to take all actions necessary to consummate the PIPE Investments, including to satisfy, on a timely basis and in all material respects, covenants and conditions applicable to NPA under the Subscription Agreements and to consummate the PIPE Investment once such conditions are satisfied. NPA may, prior to the Closing, enter into additional subscription agreements for the sale of NPA Class A Common Stock on substantially identical terms and conditions to those in the Subscription Agreements, not to exceed the PIPE Investment Cap.

Director and Officer Indemnification and Insurance

AST and NPA agree that provisions in AST’s and NPA’s governing documents and those of their subsidiaries, and indemnification, employment or other similar agreements, concerning the indemnification and exoneration of its subsidiaries and their subsidiaries’ former and current officers, directors and employees as in effect at the Closing will survive in full force and effect in accordance with their terms and that, for six years following the Closing Date, SpaceMobile will cause its organizational documents to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to such persons than are set forth as of the date of the Equity Purchase Agreement. Additionally, AST and NPA have agreed that SpaceMobile shall maintain, for six years following Closing, director and officers’ liability insurance covering AST and NPA’s current and former directors and officers on terms substantially equivalent to, and in no event less favorable than, the terms of such current insurance coverage, except that in no event will SpaceMobile be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by either NPA or AST for such insurance coverage for the year ended December 31, 2019.

NPA Listing and Filings

Through the Closing, NPA has agreed to keep current and timely file all requires required to be fled or furnished with the SEC and to use commercially reasonable best efforts to ensure NPA remains listed as a public company on, and for shares of NPA Class A Common Stock to be listed on, Nasdaq.

Forfeitures

NPA and Sponsor have agreed that, in the event that, at the Closing, the Actual Cash Amount (as defined in the Equity Purchase Agreement) is less than $400 million, NPA and Sponsor will terminate and cancel for no consideration and without further right, obligation or liability of any kind or nature on the part of Sponsor, NPA or any other person, a number of shares of Sponsor Stock, such that the total number of issued and outstanding shares of Sponsor Stock immediately prior to the Closing equals 20% of the total number of shares of issued and outstanding NPA Common Stock as of immediately prior to Closing.

Communications License Matters

With regard to AST’s communications licenses and permits, AST has agreed that, during the Interim Period it will:

•        maintain all licenses, permits and authorizations issued to it and its affiliates by the FCC,

•        operate in accordance with the terms of its licenses and the Communications Act;

•        maintain AST’s license granted by Papua New Guinea to operate its non-geostationary constellation; and

•        not file any new applications or make submissions to the FCC other than those contemplated by the Equity Purchase Agreement and diligently prosecute all applications made with the FCC;

Additionally, NPA and AST have agreed to make good faith commercially reasonable efforts to work together to file transfer applications for AST’s FCC licenses no later than 10 business days after the date of the Equity Purchase Agreement and to diligently prosecute such applications and furnish each other reasonably requested assistance.

Other Covenants and Agreements

The Equity Purchase Agreement contains other covenants and agreements, including covenants related to:

•        AST and NPA providing access, subject to certain specified restrictions and conditions, to the other party and its respective representatives reasonable access to AST’s and NPA’s (as applicable) and their respective subsidiaries’ properties, records, systems, contracts and commitments;

•        AST and NPA providing timely notice to each other on the occurrence of certain events related to the transactions contemplated by the Equity Purchase Agreement;

•        AST waiving claims to the Trust Account in the event that the Business Combination does not consummate;

•        AST and NPA cooperating on the preparation and efforts to make effective this proxy statement;

•        NPA making certain disbursements from the Trust Account;

•        NPA keeping current and timely filing all reports required to be filed or furnished with the SEC and otherwise complying in all material respects with its reporting obligations under applicable securities laws;

•        NPA agreeing to take all actions necessary or appropriate to cause certain appointments to the board of NPA;

•        cooperation between AST and NPA in obtaining any necessary third-party consents required to consummate the Business Combination;

•        AST’s cooperation with NPA in connection with outreach to NPA’s stockholders and soliciting proxies to obtain the Required NPA Stockholder Approvals

•        agreement relating to the intended tax treatment of the Business Combination and other tax matters in connection with the Business Combination; and

•        confidentiality and publicity relating to the Equity Purchase Agreement and the transactions contemplated thereby.

Survival of Representations, Warranties and Covenants

Except for certain covenants to be performed following the Closing, the representations, warranties and covenants of the parties contained in the Equity Purchase Agreement will not survive the Closing.

Termination

The Equity Purchase Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing by:

•        the mutual written consent of NPA and AST;

•        written notice by either NPA or AST if any law or order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Equity Purchase Agreement has become final and non-appealable, but the right to terminate the Equity Purchase Agreement under this provision is not available to a party if the failure by such party (or in the case of AST, the Existing Equityholders) to comply with any provision of the Equity Purchase Agreement is the principal cause of the law or order or the failure of the law or order to be lifted;

•        written notice by either NPA or AST if the Closing has not occurred by June 15, 2021 (the extended deadline for NPA to consummate the initial business combination), but the right to terminate the Equity Purchase Agreement under this provision is not available to a party if the failure by such party (or in the case of AST, the Existing Equityholders) to comply with any provision of the Equity Purchase Agreement is the principal cause of the Closing not occurring prior to the Outside Closing Date;

•        written notice by NPA if AST or an Existing Equityholder has materially breached any of its representations, warranties, agreements or covenants contained in the Equity Purchase Agreement and such breach (i) would result in the failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions of NPA’s Obligations and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, will not be cured within 20 days following receipt by AST of a notice describing in reasonable detail the nature of such breach; but NPA may not terminate the Equity Purchase Agreement under this provision if at such time NPA is in material breach of the Equity Purchase Agreement which would result in a failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions to AST’s Obligations;

•        written notice by AST if NPA has materially breached any of its representations, warranties, agreements or covenants contained in the Equity Purchase Agreement and such breach (i) would result in the failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions of AST’s Obligations and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within 20 days following receipt by NPA of a notice describing in reasonable detail the nature of such breach; but AST may not terminate the Equity Purchase Agreement under this provision if at such time AST is in material breach of the Equity Purchase Agreement which would result in a failure to satisfy any of the conditions summarized in the first and second bulleted points of the Conditions to NPA’s Obligations; or

•        written notice by AST or NPA if the Equity Purchase Agreement or NPA does not receive the Required NPA Stockholder Approval.

If the Equity Purchase Agreement is validly terminated, the Equity Purchase Agreement will generally become void, and there shall be no liability on the part of any party, any of their respective affiliates or any of their and their affiliates’ respective representatives, and all rights and obligations of each party shall cease, but each party will remain liable for Fraud (as defined in the Equity Purchase Agreement) occurring prior to such termination and for breaches of the confidentiality agreement with AST.

Amendment and Waiver

The Equity Purchase Agreement cannot be amended, supplemented or modified, except by a writing signed by each of NPA, AST and the Existing Equityholders, and cannot be amended, supplemented or modified orally or by course of conduct.

No provision of the Equity Purchase Agreement can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

Fees and Expenses

Pursuant to the Equity Purchase Agreement, following NPA’s contribution of the Contribution Amount, AST will make payments of the Transaction Expenses by wire transfer of immediately available funds on behalf of AST and NPA to the persons to whom such amounts are owed. Transaction Expenses, include unpaid fees, commissions, costs or expenses that have been incurred by AST or its subsidiaries or NPA in connection with negotiation, execution or delivery of the Equity Purchase Agreement and the Additional Agreements or the consummation of the Business Combination, including the costs and expenses of AST’s or NPA’s advisors in relation thereto and any Transfer Taxes (as defined in the Equity Purchase Agreement). With respect to NPA, Transaction Expenses also includes any unpaid operational expenses as of the Closing. Otherwise, each party to the Equity Purchase Agreement bears its own costs in connection therewith and the transactions contemplated thereby.

Satisfaction of the 80% Rule

Pursuant to Nasdaq listing rules, NPA’s initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which NPA refers to as the 80% test, at the time of the execution of a definitive agreement for our initial business

As of December 31, 2020, the balance of funds in the Trust Account was $232,196,027, and NPA had $8,050,000 of deferred underwriting commissions plus taxes payable on the income earned on the Trust Account. Accordingly, 80% the Trust Account represents approximately $10.10, after paying the deferred underwriting commissions. In reaching its conclusion that the Business Combination meets the 80% test, the Board looked at AST’s enterprise value of approximately $1.4 billion. In determining whether the enterprise value represents the fair market value of AST, our Board considered all of the factors described in the section below entitled “— The Board’s Reasons for Approving the Business Combination,” and the fact that the purchase price for AST was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). In light of the financial background and experience of the members of our management team and the Board, our Board believes that the members of our management team and the Board are qualified to determine whether the Business Combination meets the 80% test. Our Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Related Agreements

A&R Certificate of Incorporation

Pursuant to the terms of the Equity Purchase Agreement, the A&R Certificate of Incorporation will be the certificate of incorporation of SpaceMobile following the Closing, which will, among other things, (a) change the name of NPA to “AST SpaceMobile, Inc.”, (b) reclassify all-then outstanding shares of NPA Class B Common Stock into Class A Common Stock, and (c) provide for the issuance of two additional classes of capital stock, Class B

Common Stock and Class C Common Stock, both of which will be issued, in the case of Class B Common Stock, to the Existing Equityholders (other than Avellan), and, in the case of Class C Common Stock, to the Key Holders, in connection with the Closing.

Description of Capital Stock.

The A&R Certificate of Incorporation contemplates that SpaceMobile’s authorized capital stock will consist of 800,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock, 125,000,000 shares of Class C Common Stock.

Common Stock

Voting

Pursuant to the A&R Certificate of Incorporation, holders of Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as otherwise required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

Holders of Common Stock will not be entitled to vote on any amendment to the A&R Certificate of Incorporation that relates solely to the terms of any outstanding preferred stock of SpaceMobile if the holders of such preferred stock are entitled to vote as a separate class thereon.

Immediately following the Closing, Mr. Avellan will control approximately 88% of the combined voting power of the Common Stock as a result of his ownership of all of the shares of Class C Common Stock. Accordingly, Mr. Avellan will control SpaceMobile’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of the SpaceMobile Board, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date and subject to the Stockholders’ Agreement, it is expected that Mr. Avellan will continue to control the outcome of matters submitted to the stockholders.

Dividends; Stock Splits or Combinations.

The holders of Class A Common Stock are entitled to receive dividends out of SpaceMobile’s legally available funds, at the times and in the amounts as the SpaceMobile Board may declare. Under the A&R Certificate of Incorporation, stock dividends, stock splits, reverse stock splits, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) may not be declared or paid on any Common Stock unless a corresponding Stock Adjustment is made for all other classes of all then-outstanding SpaceMobile common stock in the same proportion and manner. However, no such corresponding Stock Adjustment is required if (i) a stock dividend on Class A Common Stock is made in connection with a corresponding issuance of AST Common Units to SpaceMobile in exchange for additional capital contributions and (ii) a stock split or stock dividend is declared in connection with the repurchase of shares of Class A Common Stock so as to result in an equal number of shares of Class A Common Stock that was outstanding prior to such repurchase.

Other than as set forth above, dividends of cash or property may not be declared or paid on the Class B Common Stock or the Class C Common Stock.

With respect to stock dividends, holders of the Common Stock may only be paid with shares of stock of the same class of the Common Stock.

Liquidation or Dissolution.

Upon SpaceMobile’s liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of SpaceMobile’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of SpaceMobile.

Conversion, Transferability and Exchange.

Subject to the terms of the A&R Operating Agreement, the members of AST (other than SpaceMobile) may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of Class A Common Stock at the time of redemption) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that SpaceMobile’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of the SpaceMobile Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At SpaceMobile’s election, such transaction may also be effectuated via a direct exchange of Class A Common Stock or cash by SpaceMobile for the redeemed AST Common Units (an “Existing Equityholder Direct Exchange”).

The A&R Certificate of Incorporation will provide that (i) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of AST Common Units so redeemed, or cashed out or exchanged will automatically be cancelled by SpaceMobile for no consideration and (ii) if a holder of Class C Common Stock (a) exercises the Existing Equityholder Cash Out or (b) exercises the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than Key Holder, then the number of Class C Common Stock held by such holder equal to the number of AST Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by SpaceMobile for no consideration If the Key Holders exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfers Class A Common Stock to a person or entity that is not a Key Holder.

SpaceMobile may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST Common Units.

Other Provisions

The Class A Common Stock, Class B Common Stock and Class C Common Stock do not have pre-emptive or other subscription rights.

Preferred Stock

SpaceMobile is authorized to issue up to 100,000,000 shares of preferred stock. The SpaceMobile Board will be authorized, subject to limitations prescribed by Delaware law and the A&R Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The SpaceMobile Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SpaceMobile and may adversely affect the voting and other rights of the holders of Class A Common Stock, the Class B Common Stock or the Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock. SpaceMobile has no current plan to issue any shares of preferred stock.

Anti-Takeover Effects of the A&R Certificate of Incorporation and the SpaceMobile Bylaws

The provisions of the A&R Certificate of Incorporation and the SpaceMobile Bylaws and of the Delaware general corporate law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The A&R Certificate of Incorporation and the SpaceMobile Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the SpaceMobile Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of SpaceMobile unless such takeover or change in control is approved by SpaceMobile’s Board. These provisions include:

Action by Written Consent; Special Meetings of Stockholders.    The A&R Certificate of Incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The A&R Certificate of Incorporation and the SpaceMobile Bylaws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the SpaceMobile Board, the chairman of the SpaceMobile Board, or, until the earlier of (i) the Sunset Date or (ii) the time SpaceMobile is no longer a “controlled company,” by the secretary of SpaceMobile at the request of holders representing a majority of the total voting power of SpaceMobile’s issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require SpaceMobile Board to call a special meeting.

Advance Notice Procedures.    The SpaceMobile Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of SpaceMobile’s stockholders, and for stockholder nominations of persons for election to the SpaceMobile Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the SpaceMobile Board or the chairperson of the meeting, or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SpaceMobile’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the SpaceMobile Bylaws will not give the SpaceMobile Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the SpaceMobile Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SpaceMobile.

Authorized but Unissued Shares.    SpaceMobile’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of SpaceMobile’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL.    The A&R Certificate of Incorporation will provide that SpaceMobile is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, SpaceMobile is not subject to any anti-takeover effects of Section 203.

Directors’ Liability; Indemnification of Directors and Officers

The SpaceMobile A&R Bylaws will limit the liability of the SpaceMobile directors and officers to the fullest extent permitted by the DGCL and provides that SpaceMobile will provide them with customary indemnification and advancement and prepayment of expenses. We expect SpaceMobile to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to SpaceMobile or on its behalf.

Choice of Forum

The SpaceMobile Bylaws provide that, to the fullest extent permitted by law, and unless SpaceMobile provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the SpaceMobile, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of SpaceMobile to SpaceMobile or to SpaceMobile’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the SpaceMobile A&R Certificate of Incorporation or the SpaceMobile Bylaws or (iv) any action, suit or proceeding asserting a claim against SpaceMobile governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SpaceMobile A&R Certificate of Incorporation will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

A&R Operating Agreement of AST

In connection with the Closing, SpaceMobile, AST and each of the Existing Equityholders will enter into the A&R Operating Agreement, which will, among other things, restructure the capitalization of AST to (i) authorize the issuance of AST Common Units to SpaceMobile, (ii) reclassify the Existing AST Common Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into one class of AST Common Units and (iii) reclassify all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, as further described below, and (iv) appoint SpaceMobile as the managing member of AST. As the managing member of AST, SpaceMobile will have control over the affairs and decision-making of AST.

In connection with the reclassification of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, upon the effectiveness of the A&R Operating Agreement, (i) the maximum number of AST Incentive Equity Units which may be issued under the AST Incentive Plan will be proportionately adjusted to be equal to (a) the share limit under the AST Incentive Plan as of the effective date of the A&R Operating Agreement, multiplied by (b) 14.50149869 (rounded down to the nearest whole number of AST Incentive Equity Units), and (ii) each unexpired and unexercised outstanding AST Option, whether vested or unvested, will be proportionately adjusted such that (a) each AST Option will be exercisable for that number of AST Incentive Equity Units equal to the product determined by multiplying (x) the number of Existing AST Prior Incentive Equity Units that were issuable upon exercise of such AST Option immediately prior to the effectiveness of the A&R Operating Agreement by (y) 14.50149869 (rounded down to the nearest whole number of AST Incentive Equity Units) and (b) the per unit exercise price for the AST Incentive Equity Units issuable upon exercise of such AST Option shall be equal to the quotient of (x) the exercise price per Existing AST Prior Incentive Equity Unit at which such AST Option was exercisable immediately prior to the effectiveness of the A&R Operating Agreement divided by (y) 14.50149869 (rounded down to the nearest millionth). Each AST Option will continue to be subject to the terms of the AST Incentive Plan and the applicable award agreement evidencing such AST Option, and will further be subject in all regards to the terms and conditions of the A&R Operating Agreement. Additionally, pursuant to the terms of the A&R Operating Agreement, each AST Incentive Equity Unit will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the consummation of the Business Combination and (ii) six-month anniversary of the vesting date.

The holders of AST Common Units will generally incur U.S. federal, state, local and non-U.S. income taxes on their allocable share of any taxable income of AST. Profits and losses (for applicable tax purposes) of AST will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of AST Common Units, though certain non-pro rata adjustments may be made to reflect tax depreciation, amortization and other applicable tax allocations. The A&R Operating Agreement will provide for pro rata cash distributions to the holders of AST Common Units for purposes of funding their tax obligations in respect of the net taxable income of AST that is allocated to them. Generally, the tax distributions will be calculated using an assumed tax rate equal to the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, whichever is higher (subject to certain adjustments), multiplied by the aggregate amount of taxable income or gain of AST, net of certain applicable deductions, credits or losses, plus, in the case of SpaceMobile, any additional incremental amount required for SpaceMobile to timely pay its actual U.S. federal, state local, and non-U.S. tax liabilities related to tax items of AST and its obligations pursuant to the Tax Receivable Agreement. All tax distributions will be treated as advances against other distributions to which the applicable AST Common Unit holders would be entitled under the A&R Operating Agreement.

Except as otherwise determined by SpaceMobile, if at any time SpaceMobile issues a share of Class A Common Stock, the net proceeds received by SpaceMobile with respect to such share, if any, shall be concurrently invested in AST. AST will then issue a corresponding number of AST Common Units to SpaceMobile. Similarly, except as otherwise determined by SpaceMobile, AST will not issue any AST Common Units unless SpaceMobile issues or sells an equal number of shares of Class A Common Stock. Conversely, except as otherwise determined by SpaceMobile, if at any time any shares of Class A Common Stock are redeemed or repurchased by SpaceMobile for cash, AST will redeem an equal number of AST Common Units held by SpaceMobile upon the same terms and for the same price per AST Common Unit as the shares of Class A Common Stock are redeemed or repurchased, plus any related expenses, unless such repurchase or redemption of Class A Common Stock by SpaceMobile is paired with a subsequent stock split or stock dividend of Class A Common Stock that would result in an equal number of shares of Class A Common Stock outstanding prior to such repurchase and subsequent stock split or stock dividend. Besides the foregoing exception, SpaceMobile generally will not affect any subdivision (by any stock split, stock distribution, reclassification, reorganization, recapitalization or otherwise) of Class A Common Stock unless it is accompanied by a substantively identical subdivision or combination of AST Common Units.

Subject to certain exceptions, AST will indemnify all of its members and their shareholders, directors, officers, affiliates and other related parties against all losses or expenses arising from the claims or other legal proceedings in which any such person (in its capacity as such) may be involved or become subject to in connection with AST’s business or affairs or the A&R Operating Agreement or any related document.

AST may be dissolved only upon the first to occur of (i) written agreement of 80% of the members of AST and (ii) dissolution required by the operation of law. Upon a dissolution, AST will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to the payment of amounts owed to creditors, (b) then to the establishment of such reserves for contingent liabilities and costs of liquidation as SpaceMobile may reasonably determine and (c) then to distributions to the members of AST in accordance with the A&R Operating Agreement.

Subject to the terms of the A&R Operating Agreement, the members of AST (other than SpaceMobile) may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) or shares of Class A Common Stock; provided that SpaceMobile’s election to redeem such AST Common Units for cash or shares of Class A Common Stock must be approved by a committee fo the SpaceMobile Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At SpaceMobile’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by SpaceMobile for the redeemed AST Common Units. In lieu of exercising its redemption rights, a member may request that SpaceMobile and AST structure a transaction by which a Blocker Corporation (as defined in the A&R Operating Agreement) will be merged into or whose interests will otherwise be acquired by SpaceMobile or a subsidiary of SpaceMobile in exchange for Class A Common Stock. Upon such a request, SpaceMobile and AST must work in good faith with the requesting member to structure such a transaction. Any such definitive documentation with respect to such a transaction shall include customary representations and customary indemnification, and shall provide for any rights the requesting member may have under the Tax Receivable Agreement following such a transaction.

Except as permitted under the A&R Operating Agreement, SpaceMobile may not transfer its AST Common Units or any of their corresponding rights without the consent of a majority of the members. Similarly, the other members may not transfer their AST Common Units or any of their corresponding rights without the prior written consent of SpaceMobile, except as otherwise permitted under the A&R Operating Agreement.

The A&R Operating Agreement will provide that, in the event of certain change of control transactions involving SpaceMobile, SpaceMobile may require the members of AST to exchange all of their AST Common Units for shares of Class A Common Stock in the same manner as if such member had exercised its right of redemption with respect to such AST Common Units pursuant to the A&R Operating Agreement.

Subscription Agreements

In connection with the execution of the Equity Purchase Agreement, on December 15, 2020, NPA entered into Subscription Agreements pursuant to which, in connection with the Closing, such investors will purchase an aggregate of 23 million shares of Class A Common Stock at $10.00 per share for an aggregate purchase price of $230 million. Pursuant to the terms of the Subscription Agreements, the PIPE Investors have agreed to cooperate in good faith with NPA, AST and any governmental authority and take any and all actions required to satisfy applicable regulatory approvals and to consummate the Business Combination and the transactions contemplated by the Subscription Agreements. In addition, pursuant to the terms of the Subscription Agreements, the PIPE Investors have agreed to waive any claims they may have at the Closing or in the future, in or to any monies held in the Trust Account, subject to certain exceptions as specified therein. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) such date and time as the Equity Purchase Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of NPA, AST and the applicable PIPE Investor, (iii) if any of the conditions to closing set forth in the Subscription Agreements that are not waived by the PIPE Investors are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreements are not and will not be consummated at the Closing, or (iv) 11:59 p.m. New York time on the Outside Closing Date.

Tax Receivable Agreement

At the Closing of the Business Combination, SpaceMobile, AST, the Existing Equityholders and the TRA Holder Representative will enter into the Tax Receivable Agreement

Pursuant to the Tax Receivable Agreement, SpaceMobile will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group (i.e., SpaceMobile and applicable consolidated, unitary, or combined Subsidiaries thereof) realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

•        existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by SpaceMobile from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by SpaceMobile in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

•        tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by SpaceMobile under the Tax Receivable Agreement) acquired by SpaceMobile from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

•        tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•        certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by SpaceMobile pursuant to a Reorganization Transaction.

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) if SpaceMobile enters into any other agreement after the date of the Tax Receivable Agreement that obligates SpaceMobile to make payments to another party in exchange for tax benefits conferred upon SpaceMobile, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments are ignored for purposes of the “with and without” calculation under the Tax Receivable Agreement (and otherwise), with the effect that the Tax Attributes are deemed used prior to any such other tax attributes or tax benefits, (ii) carrybacks of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (iii) state and local tax savings are calculated using an assumed tax rate, (iv) the determination of any incremental basis adjustment in respect of payments under the TRA is made on an iterative basis continuing until any incremental basis adjustment is immaterial as reasonably determined by the TRA Holder Representative and SpaceMobile in good faith and in consultation with an advisory firm, (v) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SpaceMobile for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SpaceMobile under the Tax Receivable Agreement to applicable TRA Holders after the determination of such excess, and (vi) upon the occurrence of certain Early Termination Events or upon the transfer of certain assets of AST or its subsidiaries several assumptions are used in determining the “with and without” calculation as described below.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that SpaceMobile determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that SpaceMobile takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse SpaceMobile for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by SpaceMobile under the Tax Receivable Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that SpaceMobile might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances SpaceMobile could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of SpaceMobile and the Tax Group.

The Tax Receivable Agreement will provide that, in the event of certain Early Termination Events, SpaceMobile will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all AST Common Units (including AST Common Units held by Blocker Corporations) that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment. In addition, if certain assets of AST or its Subsidiaries are transferred this may result in a deemed sale of such assets for purposes of the Tax Receivable Agreement and deemed accelerated utilization of certain associated Tax Attributes.

As a result of the foregoing, in some circumstances (i) SpaceMobile could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that SpaceMobile may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, SpaceMobile’s obligations under the Tax Receivable Agreement could have a material and adverse impact on SpaceMobile’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that SpaceMobile will be able to finance its obligations under the Tax Receivable Agreement in a manner that does not adversely affect its working capital and growth requirements.

SpaceMobile will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the SpaceMobile, and provide input and comment to SpaceMobile regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. SpaceMobile will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivable Agreement, SpaceMobile will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of SpaceMobile. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

Stockholders’ Agreement

At Closing, SpaceMobile, and the Stockholder Parties will enter into the Stockholders’ Agreement a form of which is attached hereto as Annex I.

Pursuant to the Stockholders’ Agreement, among other things, the Existing Equityholders will agree to vote all securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board until the Sunset Date. In addition, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

The SpaceMobile Board will initially consist of 13 directors, with two director seats initially being vacant. The equityholders of SpaceMobile may nominate directors as follows: (i) Avellan may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies on the SpaceMobile Board for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (ii) Invesat, Vodafone Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (iii) Rakuten may nominate two members of the SpaceMobile Board. The Existing Equityholders agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the aggregate outstanding voting power of SpaceMobile, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate five members of the SpaceMobile Board, (ii) own less than 40% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate three members of the SpaceMobile Board, (iii) own less than 30% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate two members of the SpaceMobile Board, (iv) own less than 20% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate one member of the SpaceMobile Board, and (v) own less than 5% of the aggregate outstanding voting power of SpaceMobile, the Key Holders will no longer be entitled to nominate any members of the SpaceMobile Board. If the size of the SpaceMobile Board is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of the SpaceMobile Board.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (i) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of SpaceMobile following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (a) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares Class A Common Stock).

In addition to the provisions of the preceding paragraph, the rights of Invesat, Vodafone, Sponsor, American Tower, and Rakuten to nominate any director to the SpaceMobile board will terminate if, following the Closing, such party becomes a “Competitor” of SpaceMobile (as defined below), initiates a legal proceeding against SpaceMobile or a member of the SpaceMobile Board or (C) obtains the right to appoint a member or observer to the board (or similar governing body of any Competitor of SpaceMobile). For purposes of the Stockholders’ Agreement, a “Competitor” is any person directly or indirectly engaged in the provision of connectivity to standard and nonstandard handsets, sensors, and Internet of things devices using satellites, high-altitude systems or other aerial systems, but a “Competitor” does not include any financial investment firm or investment vehicle that holds (with affiliates) less than 20% of the outstanding equity of any Competitor and does not have the right to designate any member of the board of a Competitor. Vodafone is not deemed to be a Competitor with respect to its current lines of business and UBS O’Connor LLC (and its affiliates) is not deemed to be an affiliate of Sponsor for purposes of the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, each nominee to the SpaceMobile Board who is nominated by Invesat, Vodafone, Sponsor, American Tower or Rakuten must at all times, satisfy all requirements for service as a director under applicable law, Nasdaq Rules, and other qualifications as the SpaceMobile Board may adopt. Additionally, any such members of or nominees to the SpaceMobile Board cannot have been disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, involved in any event enumerated under Item 2(d) or (e) of Schedule 14D under the Exchange Act or Item 401(f) (other than Item 401(f)(1)), of Regulation S-K of the Securities Act, or be subject to any governmental order prohibiting service as a director as a public company. Further, any such nominee or director must agree to be bound to a confidentiality agreement in a form acceptable to SpaceMobile and must recuse themselves from deliberations and discussions that, in the reasonable determination of the SpaceMobile Board, present and actual or potential conflict of interest with SpaceMobile.

In addition to any vote or consent required by the SpaceMobile Board or stockholders of SpaceMobile, SpaceMobile may not change the size of the SpaceMobile Board, establish any committee of the SpaceMobile Board, change the composition or powers of any committees of the SpaceMobile Board (subject to certain exceptions), engage any professional advisers or materially change the nature or scope of SpaceMobile’s business or enter into or abandon a line of business, in each case without the consent of a majority of the shares held by the Key Holders. This consent right terminates automatically on the first date on which the combined voting power of the Stockholder Parties no longer exceeds 50% of the total voting power of SpaceMobile then outstanding.

SpaceMobile covenants that it (i) will take any and all action reasonably necessary to effect the provisions of the Stockholders’ Agreement and the intention of the parties thereto, (ii) will not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Stockholder Parties thereto without the prior consent of Avellan, (iii) will purchase director and officer liability insurance in an amount determined by the SpaceMobile Board to be reasonable and customary and to maintain such coverage for Avellan’s director designee for so long as such director serves on the SpaceMobile Board and (iv) will cause the charter and bylaws of SpaceMobile to at all times provide for indemnification, exculpation and advancement of expenses of all directors of the SpaceMobile Board. SpaceMobile must extend the director and officer liability insurance for six years from the date that Avellan’s designee to the SpaceMobile Board is removed or resigns from the SpaceMobile Board. SpaceMobile will pay the reasonable out-of-pocket expenses incurred by members of the SpaceMobile Board in connection with the performance of his or her duties.

Each Stockholder Party also agreed to a one-year lock-up period with respect to the SpaceMobile common stock following the Closing. However, prior to the expiration of the lock-up period, Sponsor is permitted to transfer up to one-third of its shares of Class A Common Stock if the stock price equals or exceeds $12.00 for any 20 trading days within any 30 trading-day period commencing at least 150 days after the closing.

The Stockholder Agreement also contains certain provisions intended to maintain, following the Closing, SpaceMobile’s qualification as a “controlled company”. Each of the Stockholder Parties also make certain customary representations and warranties on behalf of itself.

Subject to certain exceptions, each Stockholder Party’s obligation to vote its shares of SpaceMobile in accordance with the Stockholder Agreement is terminated on the first date on which such Stockholder Party no longer has the right to designate a director to the SpaceMobile Board. Certain other obligations of each Stockholder Party terminate automatically when such Stockholder Party ceases to own shares of SpaceMobile.

Sponsor Voting Agreement

At the Closing, Sponsor and SpaceMobile will enter into the Sponsor Voting Agreement, pursuant to which, among other things, Sponsor agrees to vote all securities of SpaceMobile owned by it eligible to vote in the election of SpaceMobile’s directors in any election of SpaceMobile’s directors in such manner as may be necessary to elect and/or maintain in office as members of the SpaceMobile Board those individuals designated by the AST Equityholders and Sponsor pursuant to the Stockholders’ Agreement. Sponsor will also agree not to take, directly or indirectly, any actions (including removing directors of SpaceMobile in a manner inconsistent with the Sponsor Voting Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of the Sponsor Voting Agreement and the intention of the parties to the Sponsor Voting Agreement with respect to the composition of the Board of SpaceMobile as stated in the Sponsor Voting Agreement. The Sponsor Voting Agreement will terminate on the first date in which Sponsor no longer has the right to designate a director to the SpaceMobile Board.

Registration Rights Agreement

At the Closing, the Holders will enter into the Registration Rights Agreement pursuant to which SpaceMobile will grant the Holders certain registration rights with respect to the registrable securities of SpaceMobile. Among other things, the Registration Rights Agreement will require SpaceMobile to register the shares of Class A Common Stock being issued in connection with the Business Combination. The Holders will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands per year) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. The Holders will bear all of the expenses incurred in connection with the filing of any such registration statement.

2020 Incentive Award Plan

Prior to the Closing, our Board will approve the 2020 Plan, subject to receipt of stockholder approval. The 2020 Plan will become effective as of the date it is adopted by the Board, subject to approval from the NPA stockholders. The purpose of the 2020 Plan is to promote the success and enhance the value of SpaceMobile and AST by attracting, retaining and motivating selected employees, consultants and directors of SpaceMobile and AST through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards.

2020 ESPP

Prior to the Closing, our Board will approve the ESPP, subject to receipt of stockholder approval. The ESPP will become effective immediately prior to the Business Combination, subject to approval from the Board and NPA stockholders. The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in SpaceMobile and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and our directors and officers and the Existing Equityholders have interests in the Business Combination that are different from, or in addition to, those of our other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to our stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•        the fact that our Initial Stockholders have waived their right to redeem any of the Founder Shares and public shares in connection with a stockholder vote to approve a proposed initial business combination;

•        the fact that our Sponsor purchased an aggregate of 3,593,750 Founder Shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.007 per share. In August 2019, NPA effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of the IPO;

•        the fact that our Sponsor purchased an aggregate of 6,100,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement simultaneously with the completion of the IPO, with each Private Placement Warrant being exercisable commencing 30 days following the Closing, subject to certain lock-up periods, for one share of Class A Common Stock for one share of Class A Common Stock at $11.50 per share; the warrants held by our Sponsor had an aggregate market value of approximately $30.2 million based upon the closing price of $4.95 per warrant on Nasdaq on March 11, 2021;

•        if NPA does not consummate the Business Combination by June 15, 2021, NPA will be required to dissolve and liquidate and the securities held by our Sponsor, will be of no value because our Sponsor have agreed to waive their rights to any liquidation distributions;

•        the anticipated election of Alexander Coleman, our Chairman, as a director of SpaceMobile after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the SpaceMobile Board determines to pay to directors;

•        pursuant to the Stockholders’ Agreement, our Sponsor will have the right to nominate a director to the SpaceMobile Board and Avellan and the other AST Equityholders will have the right to nominate the remaining directors of the SpaceMobile Board, in each case subject to certain conditions;

•        the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•        the fact that the AST Equityholders, who (i) will have the right to designate directors to the SpaceMobile Board pursuant to the Stockholders’ Agreement, and (ii) include members of AST’s management team who will become executive officers and directors of SpaceMobile following the Business Combination, will hold a significant number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock;

•        if the Trust Account is liquidated, including in the event that we are unable to complete an initial business combination within the required time period, our Sponsor has agreed that it will be liable to us if and to the extent of any claims by a third-party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (i) $10.00 per public share; or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding NPA or our securities, the Initial Stockholders, AST and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of NPA Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to stockholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on shares of NPA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NPA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see the section entitled “Anticipated Accounting Treatment.”

Regulatory Approvals

The Business Combination is not subject to any federal, state or other regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Equity Purchase Agreement.

Background of the Business Combination

NPA is a blank check company incorporated in Delaware on May 28, 2019 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. NPA’s intention was to focus its search for a target business in the consumer industry, but would consider a business combination outside the consumer industry for a candidate that offered an attractive business combination opportunity.

The terms of the Equity Purchase Agreement and the transactions contemplated thereby are the result of extensive arms-length negotiations between NPA, the Sponsor, AST, the AST Equityholders and their respective representatives. The following is a brief description of the background of these negotiations and summarizes the key meetings and events that led to the signing of the Equity Purchase Agreement. The following chronology does not purport to catalogue every meeting among the parties to the Equity Purchase Agreement or their representatives.

On September 13, 2019, NPA consummated the IPO for the sale of 20,000,000 NPA Units at a price of $10.00 per unit, generating gross proceeds of $200,000,000. Simultaneous with the consummation of the IPO, NPA consummated the sale of 5,500,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant in a private placement, generating gross proceeds of $5,500,000. On September 19, 2019, in connection with the underwriter’s full exercise of the over-allotment option, NPA consummated the sale of an additional 3,000,000 units and the sale of an additional 600,000 Private Placement Warrants, generating gross proceeds of $30,600,000. Following the IPO, the exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $230,000,000 was placed in the Trust Account. Prior to the consummation of its IPO, neither NPA, nor anyone on its behalf, had any substantive discussions with any business combination target.

After the closing of the IPO, NPA commenced the process of identifying potential business combination targets. Representatives of NPA contacted or were contacted by numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. NPA reviewed over 420 target candidates in different industries and had substantive discussions with 52 potential targets, which included signing non-disclosure agreements, conducting preliminary due diligence, or meetings with senior executives and other senior members of management of those potential targets. NPA considered a variety of industries or segments, including automotive, food & beverage, E-Commerce, industrial technology and retail.

On September 16, 2020, a representative of Barclays, financial advisor to AST, introduced Alex Coleman, NPA’s Chairman, and Gary Smith, NPA’s Chief Executive Officer, to Barclays’ Telecom Banking team to discuss a potential target company in the telecommunications industry that NPA might find attractive for a potential initial business combination. Later that evening, Messrs. Coleman and Smith and James Bradley, NPA’s Chief Financial Officer, held a conference call with representatives of Barclays to discuss AST’s business and interest in raising new equity capital to help fund the development and initial deployment of its space-based cellular broadband network by 2021. Following the call, Barclays delivered a non-disclosure agreement to NPA, which was subsequently negotiated by NPA and AST and entered into on September 21, 2020.

On September 22, 2020, Messrs. Coleman, Smith and Bradley, along with representatives of UBS O’Connor LLC (“UBSOC”), which manages funds that invest in the Sponsor, conducted an initial meeting by video conference with AST’s management, including Abel Avellan, Chairman and Chief Executive Officer of AST, and Thomas Severson, Chief Operating Officer and Chief Financial Officer of AST, along with representatives from Barclays. During this meeting, Messrs. Avellan and Severson discussed AST’s business, technology, market opportunity, financial model and relationships with its existing investors.

On September 24, 2020, Mr. Coleman met with Mr. Avellan and Adriana Cisneros, an AST board member. During this meeting, Mr. Avellan and Mr. Coleman exchanged general information about each of AST and NPA and discussed AST’s business and the potential business combination opportunity.

On September 28, 2020, members of NPA’s management held a telephone conference call with Mr. Severson to discuss AST’s financial models, including with respect to launch phases, milestones, revenue drivers, expense drivers, capital expenditures estimates, launch costs, financing options and other material assumptions.

Also between September 22, 2020 and September 28, 2020, NPA’s management and its advisors received access to the virtual due diligence data room of AST and began conducting initial diligence on AST’s technology, intellectual property, financial conditions, material commercial relationships and the relative viability of its service, including its target markets and potential competitors.

On September 29, 2020, NPA delivered an initial draft of a non-binding letter of intent to AST, which proposed a potential business combination with AST based on a total enterprise value of AST of $1,182.5 million. The draft letter of intent contemplated limited closing conditions, including that NPA would have cash proceeds of at least $350 million at the closing, and a 45-day initial exclusive negotiation period applicable to AST.

Between September 29, 2020 and October 6, 2020, NPA conducted a series of interviews with AST’s management, as well as with satellite communications experts and other relevant industry experts familiar with AST and its technology. During these interviews, NPA discussed the material considerations and specifications with respect to AST’s technology, including satellite deployment and life cycle, broadband connectivity and cellular coverage capacity. During this same time period, NPA’s legal advisor, Kirkland & Ellis LLP (“Kirkland”), performed additional due diligence on AST, including a review and analysis of (i) AST’s commercial agreements and other agreements with its key industrial and wireless infrastructure provider relationships, (ii) AST’s joint venture with NanoAvionika UAB, and (iii) AST’s existing patent applications, approvals, and any potential intellectual property-related risks with respect to AST’s market competitors.

On October 5, 2020, AST provided a revised draft of the letter of intent, which contemplated, among other things, that (i) the business combination would be structured as an “Up-C” reorganization based on a total enterprise value of AST of $1,298 million, (ii) Mr. Avellan would hold voting stock of the post-closing public company with 10 votes per share, (iii) certain existing AST equityholders would enter into a tax receivable agreement with the post-closing company pursuant to which such AST equityholders would receive 85% of certain tax attributes, (iv) in the event that the Sponsor Stock represents more than 20% of the total number of outstanding shares of NPA following any redemptions at the NPA stockholder meeting, the Sponsor would forfeit a number of Sponsor Stock such that the Sponsor Stock represents 20% of the total number of outstanding shares of NPA and a proportionate number of the NPA Warrants (the “Sponsor Forfeiture”), (v) the transaction agreement would be a “public style” deal with no post-closing survival of representations and warranties, (vi) as a closing condition, NPA would have net cash proceeds of at least $385 million, (vii) a 30-day initial exclusive negotiation period would apply to both AST and NPA and (viii) the right to transfer shares of SpaceMobile held by the AST Equityholders will be subject to limitations for six months from the closing date.

Between October 5, 2020 and October 9, 2020, NPA and AST negotiated the letter of intent, including with respect to (i) the transaction structure, (ii) the conditions to closing the transaction, including the minimum amount of cash that NPA would have to contribute to AST at Closing, (iii) the threshold at which the Sponsor Forfeiture would be triggered, (iv) limitations on the transferability of shares of SpaceMobile held by AST and the Sponsor post-closing and (v) the maximum amount that NPA could raise in the PIPE Investment or an Additional PIPE Investment.

On October 9, 2020, the parties agreed to and executed the non-binding letter of intent (the “Letter of Intent”), which provided, among other things, that (i) the transaction would be structured as an “Up-C” reorganization at the enterprise value $1,298 million, (ii) assuming no stockholder redemption and $230 million of PIPE Investment, NPA would acquire approximately 29% of the outstanding converted AST Common Units and the AST Equityholders would retain the remaining outstanding converted AST Common Units, (iii) the AST Equityholders would receive shares of noneconomic voting stock in the post-closing public company in an amount equal to the number of AST Common Units owned by each AST Equityholder, with Mr. Avellan to receive a separate class of noneconomic voting stock with 10 votes per share, (iv) if the aggregate amount of cash in the Trust Account (following any redemptions by NPA stockholders) and cash raised through the PIPE Investment and any Additional PIPE Investment is less than $400,000,000 prior to the payment of any Transaction Expenses, the Sponsor will be subject to the Sponsor Forfeiture, and (v) as a closing condition, NPA would have net cash proceeds of at least $250 million. The Letter of Intent also set out the parties’ agreed framework with respect to post-closing governance of AST and SpaceMobile, with SpaceMobile serving as the managing member of AST, and the AST Equityholders and the Sponsor each receiving certain rights to designate directors to the SpaceMobile Board.

In connection with the entry into the Letter of Intent, both NPA and AST agreed not to continue or engage in any discussions or negotiations, or enter into any agreements, with respect to a competing transaction, subject to certain exceptions, for 30 days after the effective date of the Letter of Intent, with two 15-day extensions.

Following the execution of the Letter of Intent, NPA continued its business due diligence and NPA’s third-party advisors continued legal, accounting and tax due diligence, including follow-up conference calls with AST’s management and its representatives.

On October 12, 2020, members of NPA and AST’s management, along with representatives from Barclays and UBSOC held an initial meeting to discuss the PIPE Investment placement process. Following the meeting, NPA contacted Deutsche Bank (“DB”) to discuss DB’s engagement as a potential PIPE Investment placement agent, and Barclays began to prepare an investor presentation regarding AST that would provide investors interested in participating in the PIPE Investment with a summary of AST and its business, technology, financial profile, relationships with industrial and wireless infrastructure providers, as well as a summary of the transaction. DB was engaged as a PIPE Investment placement agent on October 18, 2020, and Barclays was engaged as a PIPE Investment placement agent on October 26, 2020.

On October 15, 2020, NPA engaged Wiley Rein LLP (“Wiley”) to act as FCC regulatory counsel. The scope of Wiley’s engagement consisted of conducting regulatory diligence on AST and advising NPA with respect to any FCC licensing requirements, consents or any other FCC authorizations required by AST in connection with AST’s business, the Equity Purchase Agreement and the transactions contemplated thereby.

On October 21, 2020, Kirkland delivered an initial draft of the Equity Purchase Agreement to Latham & Watkins LLP (“Latham”), legal advisor to AST. The Equity Purchase Agreement was principally negotiated between October 21, 2020 and November 30, 2020, and several drafts were exchanged between Kirkland and Latham during such time. Topics negotiated included the closing conditions, the representations and warranties of NPA and AST respectively, certain interim operating covenants of NPA and AST respectively, and certain tax matters.

Between October 26, 2020 and October 30, 2020, Mr. Bradley traveled to Midland, Texas to meet with members of AST’s management and conduct onsite due diligence at AST’s facilities. On October 30, 2020, Messrs. Coleman and Smith from NPA’s management also traveled to Midland, Texas to conduct a site visit of AST’s facilities. During the site visit, Messrs. Coleman, Smith, and Bradley met with Messrs. Avellan and Severson and scientists performing satellite design and test work, as well as one of AST’s strategic investors. Messrs. Coleman, Smith, and Bradley also toured the AST facility and observed satellite testing experiments.

On November 3, 2020, Barclays made the investor presentation available to potential PIPE Investors and began arranging investor meetings. Barclays also arranged a virtual data room in which prospective PIPE Investors could access the Subscription Agreement, Registration Rights Agreement, as well as other documents and materials regarding AST for diligence purposes.

Between October 27, 2020 and November 6, 2020, Latham provided initial drafts of the A&R Certificate of Incorporation, the SpaceMobile Bylaws, the Stockholders’ Agreement, the A&R Operating Agreement, the Tax Receivable Agreement and the Registration Rights Agreement to Kirkland. The parties negotiated the terms of these transactions documents in the ensuing weeks and several drafts were exchanged.

With respect to the Tax Receivable Agreement, the key issues discussed during the negotiations included (i) the scope of tax attributes, if utilized or deemed utilized by the public company (or the Tax Group), that are subject to the Tax Receivable Agreement and could give rise to payments thereunder, (ii) the nature of the “with and without” calculation used to determine whether the public company realizes (or is deemed to realize) tax savings as a result of the utilization (or deemed utilization) of such tax attributes, (iii) the events that could trigger an acceleration of the payments under the Tax Receivable Agreement and assumptions related to the calculation of any such accelerated payments, (iv) the applicable interest rates to be used in calculating payments, and (v) the extent to which parties to the Tax Receivable Agreement could participate in the tax matters of the public company.

On November 11, 2020 and November 23, 2020, Wiley and Kirkland each delivered due diligence reports to NPA. The reports provided summaries of legal matters based on Wiley’s and Kirkland’s review of documents provided by AST through the virtual data room, intellectual property database searches, multiple conference calls with representatives from AST’s management, legal counsel and other advisors, and AST’s responses to diligence questions and supplemental diligence requests. Kirkland also conducted conference calls with AST and NPA’s management to discuss AST’s patent portfolio in order to diligence AST’s patent claims relative to AST’s market competitors.

From November 5, 2020 through December 14, 2020, NPA, Barclays and DB held investor meetings and follow-up discussions with prospective investors in connection with the PIPE Investment. Messrs. Coleman, Smith and/or Bradley attended the majority of these investor meetings on behalf of NPA. From December 1, 2020 through December 15, 2020, NPA discussed the terms of the Subscription Agreement with prospective investors and their respective counsel, and received indications of interest. Barclays and NPA finalized proposed allocations with the prospective investors on December 15, 2020.

On December 1, 2020, the Board held a special meeting to discuss the potential business combination with AST. Prior to the meeting, the directors were provided with a business presentation deck, materials prepared by Kirkland, and copies of the latest transaction documents. During the meeting, Mr. Coleman provided a business overview and financial analysis of AST, Mr. Bradley provided an overview of the transaction structure, and Kirkland provided an overview of directors’ fiduciary duties. During his presentation, Mr. Coleman discussed AST’s business model and technology, the service to be provided through its technology, its value proposition relative to comparable services in the market, AST’s management team and NPA’s due diligence on AST. The Board engaged in discussions about the potential merits of the proposed business combination, the potential reasons for entering into the Equity Purchase Agreement, and the proposed timeline for entering into the definitive transaction documents. At the end of the board meeting, it was the view of the Board that AST was an attractive target company and the proposed transaction contemplated a conservative valuation of AST. It was the consensus of the Board that in order to allow additional time for the Board to consider the transaction and for the parties to finalize the transaction documents, the Board would hold another meeting to approve the transaction.

On December 15, 2020, NPA held a second special meeting to discuss the potential business combination with AST. Prior to the meeting, the Board received draft copies of all of the agreed upon transaction documents. During the meeting, Messrs. Coleman and Bradley provided updates with respect to the PIPE Investment placement process and summarized the rationale for the Business Combination. Kirkland then discussed provided an overview of the transaction and items presented to the Board for approval. Following discussions, the Board unanimously adopted resolutions (i) determining that it is in the best interests of NPA and its stockholders to enter into the Equity Purchase Agreement, the Subscription Agreements and the other related agreements, (ii) approving the Equity Purchase Agreement, the Subscription Agreements the other related agreements, and the transactions contemplated thereby, (iii) approving the 2020 Plan and the ESPP, (iv) recommending that NPA stockholders adopt and approve the Proposals at the Special Meeting.

On December 15, 2020, the parties finalized the transaction documents (or forms thereof), and on December 16, 2020, NPA and AST announced the business combination.

The Board’s Reasons for Approving the Business Combination

The Board considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the Board may have given different weight to different factors. This explanation of the reasons for the Board’s approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Prior to reaching the decision to approve the Equity Purchase Agreement and the transactions contemplated thereby, the Board reviewed the results of the due diligence conducted by its management and third-party legal advisors and discussed the risks of the transaction as well as the valuation considerations, including both information from AST and other public sources.

In approving the business combination, the Board determined not to obtain a fairness opinion. The officers and directors of NPA have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise, enabled them to make the necessary analyses and determinations regarding the business combination.

The factors considered by the Board in approving the business combination and the transactions contemplated thereby include, but are not limited to, the following:

•        Large Addressable Market.    According to the GSMA, global wireless services market generates over $1 trillion in annual revenue through approximately five billion mobile phones in use around the world. AST currently has entered into memoranda of understanding or commercial agreements with eight telecommunications companies representing over 1.3 billion existing subscriber relationships, which provides AST with a key means of accelerating subscriber adoption of its service. Among these telecommunication companies, Vodafone and Rakuten have also invested equity in AST, providing for additional alignment of interest with such telecommunication companies.

•        High Barriers to Entry.    The SpaceMobile Service will be operating in an industry with high barriers to entry, and AST believes these barriers, including its proprietary and innovative satellite technologies and robust patent portfolio, which includes approximately 1,000 patent and patent pending claims as of March 11, 2021, and its agreements and relationships with telecommunications companies, including some which are mutually exclusive, may provide insulation against direct competition.

•        Compatibility With Any Mobile Phone.    The Board considered the fact that AST’s service is compatible with existing mobile phones with no additional modifications required by such phones to access AST’s service.

•        Limited Capital Expenditures and Cost Effective Business Model Provide Significant Growth Potential.    The Board considered the expected expenditures required for AST to become cash flow positive relative to the potential for substantial revenue growth through the structure of its relationships with industrial and wireless infrastructure providers as attractive features of AST’s business model. AST anticipates a $510 million expenditure to complete the first phase of its network build out (i.e. satellite construction and launches), and expects to be cash flow positive upon the subsequent launch of its commercial service. The Board considered the relatively lower expected project and operational costs compared with other low-earth orbit network providers.

•        Experienced, Hands-On Management Team and Post-Closing Board of Directors.    Post business combination, AST will continue to be led by Mr. Avellan, who has over 25 years of experience in the space industry with a demonstrated history of success in the building and development of a global satellite communications company. AST’s management team also has decades of combined operational experience in satellite communications and adjacent industries. The management team will be complemented by an experienced board of directors, including executives with expertise across key facets of the telecommunications industry with a proven track record of effective management.

•        Terms and Conditions of the Transaction Documents.    The Board reviewed the terms and conditions of the transaction documents and the transactions contemplated thereby, and determined that they were the product of arm’s-length negotiations among the parties.

•        Continued Ownership by the Key Holders.    The Board considered that the Existing Equityholders would retain all of their equity interests of AST and agreed to a one-year lock-up arrangement post-closing, which reflected their confidence in SpaceMobile and the continued growth prospects of SpaceMobile going forward.

•        Involvement of the PIPE Investors.    The Board considered that the agreement of the PIPE Investors to invest $230 million in SpaceMobile at Closing at $10.00 per share was a validation of AST’s business and future prospects.

In the course of its deliberations, our Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

•        Developmental Stage Company Risk.    The risk that AST is an early-stage, pre-revenue company, and the risk that it may not be able to execute on its business plan on the expected timeframe, on budget or at all.

•        Macroeconomic Risk.     The risk of macroeconomic uncertainty and the effects it could have on AST’s revenues and financial performance.

•        Future Growth Risk.    The risk that future growth of AST is dependent upon mobile network operators’ willingness and ability to integrate the SpaceMobile Service as part of their wireless service plan offerings to their customers.

•        Public Company Risk.    The risks that are associated with being a publicly traded company that is in its early, developmental stage.

•        Uncertainty in Benefits To Be Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•        Redemptions.    The risk that a significant number of Public Stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the Existing Certificate of Incorporation, which would potentially make the Business Combination more difficult to complete or reduce the amount of cash available to AST to accelerate its business plan following the Closing.

•        Stockholder Vote.    The risk that NPA stockholders may not approve the Business Combination.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•        Closing Conditions.    The risk that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within NPA’s control.

•        Third-Party Valuation.    The risk that NPA did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

•        Fees, Expenses and Time.    The risk of incurring significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

•        Liquidation.    The risks and costs to NPA if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in NPA being unable to effect a business combination within the completion window and would require NPA to liquidate.

•        Potential Conflicts.    The potential conflicts of interest of the Sponsor and NPA’s officers and directors in the Business Combination.

•        Other Risk Factors.    Various other risk factors associated with NPA’s and AST’s respective businesses, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered that the Sponsor and some officers and directors of NPA may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of NPA’s stockholders. NPA’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Equity Purchase Agreement and the Business Combination. For more information, see the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination”.

After considering the foregoing, the Board concluded, in its business judgment, that the potential benefits that it expects NPA and its stockholders to achieve as a result of the Business Combination outweigh the potentially negative factors associated with the Business Combination. Accordingly, the Board, based on its consideration of the specific factors listed above, unanimously (i) determined that the Business Combination and the other transactions contemplated by the Equity Purchase Agreement are fair to, and in the best interests of, NPA’s stockholders, (ii) approved, adopted and declared advisable the Equity Purchase Agreement and the transactions contemplated thereby and (iii) recommended that the stockholders of NPA approve each of the Proposals.

Certain Projected Financial Information of AST

NPA does not as a matter of course make public projections as to earnings or other results. However, in connection with its consideration of the potential combination, on September 22, 2020, AST provided NPA with its internally prepared prospective financial information for the fiscal years ending December 31, 2020 through December 31, 2030 (collectively, the “Projections”).

The Projections are included in this proxy statement solely to provide NPA’s stockholders access to information made available in connection with the Board’s consideration of the Business Combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were prepared.

The Projections were not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of AST or NPA nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of NPA and AST assume no responsibility for, and disclaim any association with, the Projections.

Certain of the measures included in the Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by AST are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

In the view of AST’s management team, the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of AST and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of AST.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly different from the Projections. In addition, AST is a pre-revenue company facing substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk inherent in the Projections. Since the Projections cover a 10-year period, the information by its nature becomes less predictive with each successive year. Furthermore, any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. For example, the Projections include assumptions relating to, among other things, the number of subscribers that would use the SpaceMobile Service, the speed at which the SpaceMobile Service is adopted, the costs associated with manufacturing and launching satellites, which cannot be assured, and the lack of direct competitors. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the Projections. Similarly the Projections include assumptions regarding the speed at which the SpaceMobile Service will be adopted through the use of automatic prompts that are made via text message directly to the end-user customer’s mobile phone, and, while similar technology has proven effective in other contexts, such as selling roaming or international cellular coverage to MNO end-user customers, it has not been tested in this context and may prove to be less effective than anticipated. The Projections also assume a market and competitive landscape based on technology currently available. However, new or disruptive technologies could significantly alter the market for AST’s services and the competition facing AST’s business.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of AST, all of which are difficult to predict and many of which are beyond NPA’s and AST’s control including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections were prepared solely for use to assist NPA in its evaluation of AST and the Business Combination and to assist certain investors in evaluating the PIPE Investment. Neither AST’s or NPA’s management nor their respective representatives has made or makes any representations to any person regarding the ultimate performance of AST relative to the Projections. The Projections are not fact, nor are they a guarantee of actual future performance. The future financial results of AST may differ materially from those expressed in the Projections due to factors beyond AST’s ability to control or predict.

The Projections are not included in this proxy statement in order to induce any stockholders to vote in favor of any of the proposals at the Special Meeting, and NPA stockholders should not place undue reliance on the Projections, as the Projections may be materially different than actual results.

We encourage you to review the financial statements of AST included in this proxy statement, as well as the financial information in the sections entitled “Selected Historical Financial Information of AST” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Neither NPA nor AST or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or amend the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The key elements of the Projections provided to NPA are summarized below:

$ in Millions	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E		2029E	2030E
Equatorial Revenue	—	—	$67	$208	$508	$993	$1,423	$1,670		$1,919	$2,221
Global Revenue	—	—	$114	$862	$2,116	$4,819	$8,233	$10,721		$12,166	$14,225
Total Revenue	—	—	$181 (2)	$1,070	$2,625	$5,812	$9,655	$12,391		$14,086	$16,445
% Growth	NM	NM	NM	NM	145%	121%	66%	28%		14%	17%
Less: Cost of Sales	(7)	(34)	(121)	(182)	(190)	(206)	(240)	(337)		(402)	(414)
Gross Profit	$(7)	$(34)	$61	$888	$2,435	$5,606	$9,415	$12,054		$13,684	$16,031
Less: OpEx	(29)	(27)	(28)	(28)	(29)	(30)	(30)	(31)		(31)	(32)
Operating Profit	$(36)	$(61)	$33	$860	$2,406	$5,577	$9,385	$12,023		$13,652	$15,999
Plus: Depreciation	—	15	98	154	154	154	169	252		308	308
EBITDA	$(36)	$(47)	$130	$1,014 (3)	$2,560	$5,731	$9,554	$12,275		$13,960	$16,307
Less: Equatorial CapEx	(114)	(192)	(3)	—	—	(76)	(184)	(1)		—	—
Less: Global CapEx(1)	(9)	(458)	(925)	—	—	(4)	(448)	(907	)(4)	—	—
Unlevered FCF	$(159)	$(697)	$(797)	$1,014	$2,560	$5,651	$8,922	$11,367		$13,960	$16,307
$ in Millions, except ARPU figures	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Cumulative Satellites Deployed	—	20	110	168	168	168	233	336	336	336
Equatorial Subscribers	—	—	5	17	41	81	115	136	156	180
Global Subscribers	—	—	4	27	67	153	258	332	375	440
Total Subscribers	—	—	9	44	108	234	373	467	531	620

Monthly Equatorial ARPU	—	—	$1.03	$1.03	$1.03	$1.03	$1.03	$1.03	$1.03	$1.03
Monthly Global ARPU	—	—	$2.67	$2.62	$2.62	$2.62	$2.66	$2.69	$2.71	$2.70
Monthly ARPU	—	—	$1.68	$2.02	$2.02	$2.07	$2.15	$2.21	$2.21	$2.21

____________

(1)      2021E-2023E capex shown reflects the full deployment of the four phases and global coverage with multiple input multiple output (“MIMO”) deployed in Japan, Europe and North America.

(2)      Revenue assumed to begin in 2023 from the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage to 49 countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites.

(3)      Assumes 0.8% subscriber penetration rate and $2.02 monthly Average Revenue Per User (“ARPU”).

(4)      Future CapEx spending is anticipated to provide additional constellation bandwidth capacity required to accommodate increasing subscriber demand.

The Projections rely on certain assumptions, including the following:

•        The number of subscribers that will use the SpaceMobile Service.    In calculating the projected number of subscribers in any given year, AST uses GSMA market data, including each market’s population, number of mobile phone subscribers, the total number of unconnected individuals with no cellular service, and the average in market pricing paid by mobile subscribers. AST also considered the land mass covered by existing mobile networks, the bandwidth capacity limitations of the SpaceMobile satellite system and the target commercial launch dates anticipated for each market.

•        The speed at which the SpaceMobile Service is adopted.    The Projections assume a rapid adoption of the SpaceMobile Service following the first commercial satellite launch phase based on AST’s existing relationships with MNOs. As of December 31, 2020, AST has entered into agreements and understandings with MNOs which collectively cover over 1.3 billion mobile subscribers and of which approximately 790 million mobile subscribers are covered by binding and mutually exclusive agreements with MNOs that provide for revenue-sharing with AST. AST estimates that the global market opportunity for its services is $1.1 trillion, according to GSMA market data for total mobile service revenues. Today there are over 5 billion unique mobile subscribers globally using mobile devices. AST plans to serve (a) the portion of over 5 billion subscribers who move in and out of cellular coverage every day, (b) the 3.3 billion subscribers who are unconnected to cellular broadband and (c) the more than 700 million people who have no mobile cellular coverage at all. AST believes that such individuals would be eager to use a service, such as the SpaceMobile Service, that would grant them connectivity or mobile cellular coverage. For purposes of the Projections, AST assumes that in 2024, 19 million subscribers, or 0.5% of the 4.0 billion people currently without cellular broadband (this number inclusive of the approximately 700 million people that do not have terrestrial tower coverage), would subscribe to the SpaceMobile Service through an MNO, and that this percentage would increase over time. Lastly, AST believes it will be able to make a compelling case to partner with additional MNOs based on its flexible pricing model, whereby AST can market the SpaceMobile Service at variable pricing based on the market to maximize user adoption.

•        Costs associated with manufacturing and launching satellites.    AST’s estimates of the costs associated with manufacturing and launching satellites are based on current estimates from its industrial partners, including NEC and SAFRAN and others, based on AST’s current agreements with such partners, as well as costs incurred to date in the development and construction of the BlueWalker 3 test satellite. See “Other Information About AST — Key Industrial and Wireless Infrastructure Provider Relationships — Relationships with Industrial Partners.” AST estimates the cost of manufacturing the satellites based on the bill of materials level and estimates the cost of launching the satellites based on public market information and ongoing conversations with a number of launch providers. AST estimates that the first 20 satellites will each cost approximately $14 million to manufacture and launch; however, with the economies of scale and the excess launch capacity of a growing number of launch providers, this cost is expected to decrease over time to an average of approximately $10 million per satellite for the entire 168 satellite constellation.

•        The impacts of entry of competitors.    AST is not aware of any potential direct competitors that are planning to launch a consumer service connecting standard mobile phones to satellites, and, the SpaceMobile Service will be operating in an industry with high barriers to entry. AST believes these barriers, including its proprietary and innovative satellite technologies and robust patent portfolio, which includes approximately 1,000 patent and patent pending claims as of March 11, 2021, and its agreements and relationships with telecommunications companies, including some which are mutually exclusive, may provide insulation against direct competition. However, AST’s judgment of the high barriers to entry for competitors is based on technology currently available, and new or disruptive technologies could significantly alter AST’s competitive landscape in the future in ways that are difficult to predict at this time. Accordingly, the Projections do not take into account the entry of any potential competitor into AST’s projected markets.

In addition, the Projections rely on certain estimates, such as those regarding operating expenses and capital expenditures:

•        Operating expenses.    AST has estimated its operating expenses using a bottom-up approach by budgeting by line item for each of AST’s offices, and total headcount as AST scales its satellite assembly and testing capabilities at its 85,000 square foot facility in Midland, Texas. AST estimates that it will have a simple cost structure based on operating expenses in a few major categories, including: engineering services, general and administrative costs, personnel costs and research and development.

•        Capital expenditures.    AST is currently funding its operations using the proceeds from its issuances of AST Series B Preferred Units. AST anticipates that the proceeds it receives from the Business Combination and the PIPE Investment will be sufficient to fund the manufacture and commercial satellite launch of its first 20 satellites, which are expected to provide satellite coverage in 49 countries along the Equator, representing a total population of approximately 1.6 billion people. AST plans to fund the remaining capital investment required to complete the 168 satellite constellation through the issuance of a combination of debt and equity securities.

•        Profitability.    AST’s profit margin expectations are based in part on information regarding the profitability of other satellite companies derived from publicly-available financial information, but reflects operating and customer acquisition cost benefits of AST’s business model. Other satellite communications companies have employed, or expect to employ, a direct-to-consumer business model, which requires the use of a sales force to sell their product directly to consumers, as well as installation services to install specialized hardware and the purchase of spectrum. By contrast, AST will use existing terrestrial mobile spectrum, and AST’s wholesale, business-to-business-to-consumer model, reduces or eliminates many of these costs, resulting in lower operating costs and customer acquisition costs, and, accordingly, higher anticipated profit margins.

Summary of AST Financial Analysis

The following is a summary of the material financial analysis prepared by NPA’s management and reviewed by the Board relating to AST. The summary set forth below does not purport to be a complete description of the financial analysis performed or factors considered by NPA nor does the order of the financial analysis described represent the relative importance or weight given to those financial analysis by the Board. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis summarized below should not be taken to be our view of the actual value of AST. Some of the summaries of the financial analysis set forth below include information presented in tabular format. In order to fully understand the financial analysis, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analysis performed by us. Considering the data in the tables below without considering all financial analysis or factors or the full narrative description of such analysis or factors, including the methodologies and assumptions underlying such analysis or factors, could create a misleading or incomplete view of the processes underlying our financial analysis and the Board’s recommendation.

In performing our analysis, we made numerous material assumptions with respect to, among other things, ARPU, subscriber penetration, growth rates, global coverage, operating expenses, and costs, many of which are beyond the control of NPA, AST or any other parties to the Business Combination. None of NPA, AST, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analysis relating to the value of AST do not purport to be appraisals or reflect the prices at which AST shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 14, 2020 and is not necessarily indicative of current market conditions.

NPA’s management considered operational benchmarking of AST and its public peer group as well as a comparison of enterprise valuation multiples for AST’s publicly-traded peers compared to AST’s pro forma capitalization. While there is no single company that conducts business that is identical to AST, NPA’s management compared AST to companies in six relevant segments: (i) satellite (Iridium), (ii) space tourism (Galactic), (iii) telecom (T-Mobile, Verizon), (iv) cable (Altice, Charter Communications), (v) towers (American Tower, Crown Castle, SBA) and (vi) high growth SPACs (Hyliion, Lordstown, Desktop Metal and Luminar). A brief description of each selected comparable company’s business based on publicly available information is as follows:

Satellite

•        Iridium Satellite LLC provides global satellite voice and data solutions, including satellite communications equipment, as well as mobile voice and data communications and other services through satellite to businesses, the United States and foreign governments, non-governmental organizations, maritime, aeronautical, defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment, transportation and consumers.

Space Tourism

•        Galactic is an integrated aerospace company that develops human spaceflight for private individuals and researchers in the United States. Galactic also manufactures air and space vehicles. The company’s spaceship operations include commercial human spaceflight, flying commercial research and development payloads into space. In addition, it engages in the design and development, manufacturing, ground and flight testing, and post-flight maintenance of spaceflight vehicles.

Telecom

•        T-Mobile provides wireless services for branded postpaid, prepaid, and wholesale customers in the United States, Puerto Rico, and the United States Virgin Islands. The company offers voice, messaging, and data services. It also provides wireless devices, including smartphones, wearables, tablets and other mobile communication devices, as well as accessories and wirelines services.

•        Verizon offers communications, information, and entertainment products and services to consumers, businesses, and governmental entities worldwide. Its consumer segment provides postpaid and prepaid service plans, Internet access on notebook computers and tablets, wireless equipment, wireless-enabled Internet devices and other wireless-enabled connected devices. It also provides residential fixed connectivity solutions, including Internet, video and voice services, and sells network access to mobile virtual network operators.

Cable

•        Altice USA, Inc., together with its subsidiaries, provides broadband communications and video services in the United States, Canada, Puerto Rico, and the Virgin Islands. It offers broadband, video, and telephone services to approximately 4.9 million residential and business customers. The company’s video services include delivery of broadcast stations and cable networks, over the top services, video-on-demand, high-definition channels, digital video recorder and pay-per-view services, and platforms for video programming through mobile applications. It also provides mobile services, such as data, talk, and text.

•        Charter Communications, Inc. provides cable services to residential and commercial customers in the United States. It offers subscription-based video services, including video on demand, high definition television, digital video recorder, pay-per-view, and spectrum mobile and spectrum guide services. The company also provides Internet services, including out-of-home WiFi and Spectrum WiFi. In addition, it offers voice communications services and broadband communications solutions, such as Internet access, data networking, fiber connectivity, video entertainment, and business telephone services to cellular towers and office buildings for business and carrier organizations.

Towers

•        American Tower International, Inc. owns, operates and develops multitenant communications real estate sites. The company primarily engages in the leasing of space on communications sites to wireless service providers, radio and television broadcast companies, wireless data providers, government agencies and municipalities, and tenants in a number of other industries. It also offers tower-related services in the United States, including site acquisition, zoning and permitting, and structural analysis and site leasing support services, including the addition of new tenants and equipment on sites.

•        Crown Castle International owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to data, technology and wireless service.

•        SBA Communications Corporation is a provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America and South Africa. SBA generates revenue from two primary businesses: site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts.

High Growth SPACs

•        Hyliion Holdings Corp produces electrified powertrain systems for commercial vehicles. The company focuses on reducing the carbon intensity and greenhouse gas emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest total cost of ownership.

•        Lordstown Motors Corp., an automotive company, develops and manufactures light duty electric trucks. It primarily develops Endurance, an electric full-size pickup truck.

•        Desktop Metal, Inc. develops metal 3-dimensional printers that work with aluminum and titanium. The company’s printers make metal and carbon fiber printing and do not require third party equipment or special facilities.

•        Luminar Technologies, Inc. operates as a vehicle sensor and software company for passenger vehicles and trucks. The company primarily designs, manufactures, and sells LIDAR sensors and related perception and autonomy software solutions for original equipment manufacturers in the automobile industry.

NPA’s management (i) divided the enterprise value of each of the comparable companies above in the telecom, cable, towers and satellite segments by their respective projected EBITDAs of 2021, the most immediate succeeding fiscal year as of the time of the analysis and (ii) divided the enterprise value of each of the comparable companies above in the space tourism and high growth SPACs segments by their projected EBITDA generally used for valuation purposes in their respective investor presentations (which is 2024 in the case of Galactic, Hyliion and Lordstown and 2025 in the case of Desktop Metal Inc. and Luminar). The enterprise value of these comparable companies were derived from the public trading price of such companies as of December 14, 2020 by company filings, FactSet, Investor Presentations and market data. Based on the foregoing analysis, the EBITDA multiples of such comparable companies are as follows:

Company Name	EBITDA Multiple
Iridium Satellite LLC	16.7x
Virgin Galactic	33.5x
T-Mobile	8.3x
Verizon	7.3x
Altice USA, Inc.	9.8x
Charter Communications, Inc.	11.8x
American Tower International, Inc.	21.7x
Crown Castle International	23.9x
SBA Communications Corporation	26.3x
Hyliion Holdings Corp.	3.5x
Lordstown Motors Corp.	4.1x
Desktop Metal, Inc.	13.3x
Luminar Technologies, Inc.	24.4x

NPA’s management then compared these multiples to the multiple that AST’s enterprise value (implied by pro forma ownership following the Business Combination) bears to AST’s 2024 EBITDA, which is 1.4x and lower than each of the foregoing multiples.

NPA’s management also multiplied AST’s projected 2024 EBITDA of $1,014 million by an EBITDA multiple range of between 13x and 15x, which NPA’s management selected based on their professional experience and judgment, taking into account the EBITDA multiples of the above comparable companies, to derive the range of enterprise values of AST as of January 1, 2024. NPA’s management then discounted such range of AST’s enterprise values by an annual discount rate of 20% to arrive at AST’s enterprise value as of January 1, 2021, which resulted in $7.6 billion to $8.8 billion. NPA’s management then compared such range of AST’s enterprise value with the enterprise value implied by the pro forma ownership following the Business Combination, which is $1,392 million.

Name; Headquarters

The name of the post-combination company after the Business Combination will be AST SpaceMobile, Inc., and our headquarters will be located at Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, a Public Stockholder may request that NPA redeem all or a portion of such Public Stockholder’s shares of NPA Class A Common Stock for cash if the Business Combination is consummated. You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of NPA Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, NPA will satisfy the exercise of Redemption Rights by redeeming the shares of NPA Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Certain U.S. Federal Income Tax Considerations to Holders of NPA Class A Common Stock Exercising Redemption Rights

The following summary sets forth below certain material U.S. federal income tax consequences for U.S. Holders and Non-U.S. Holders (each as defined below) of our NPA Class A Common Stock electing to have their NPA Class A Common Stock redeemed for cash if the Business Combination is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not address the U.S. federal income tax consequences to holders that are subject to special tax rules, including, without limitation: financial institutions, insurance companies, mutual funds, pension plans, S corporations, controlled foreign corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, partnerships and their partners, tax-exempt organizations (including private foundations), investors that hold NPA Class A Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, holders subject to the alternative minimum tax provisions of the Code, holders who acquired NPA Class A Common Stock directly or indirectly in connection with performance of services, pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation, the Sponsor and its affiliates, persons who actually or constructively own 5% or more (by vote or value) of the NPA Class A Common Stock, persons required to accelerate the recognition of any item of gross income with respect to NPA Class A Common Stock as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, and U.S. expatriates, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any tax reporting obligations in respect of the ownership of NPA Class A Common Stock. In addition, this summary does not address any tax consequences to holders that directly or indirectly hold equity interests in AST prior to the Business Combination, including holders of NPA Class A Common Stock that also hold, directly or indirectly, equity interests in AST. In addition, this summary is limited to holders that hold NPA Class A Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds NPA Class A Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding NPA Class A Common Stock, you are urged to consult your tax advisor.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of NPA Class A Common Stock that is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of NPA Class A Common Stock that is not a U.S. Holder or a partnership.

Tax Consequences to U.S. Holders Exercising Redemption Rights

This section is addressed to U.S. Holders of NPA Class A Common Stock that elect to have their NPA Class A Common Stock redeemed for cash as described in the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights.”

Redemption of NPA Class A Common Stock

In the event that a U.S. Holder’s NPA Class A Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the NPA Class A Common Stock under Section 302 of the Code. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants or as a result of the Business Combination or PIPE Investment) relative to all of our shares treated as held by the U.S. Holder both before and after the redemption. The redemption of NPA Class A Common Stock generally will be treated as a sale of the NPA Class A Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include stock which could be acquired pursuant to the exercise of the warrants. Among other requirements that must be met, in order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of NPA Class A Common Stock must be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Because holders of NPA Class A Common Stock are not entitled to elect directors until after the completion of the Business Combination, the NPA Class A Common Stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock and certain other requirements are met. The redemption of the NPA Class A Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of our NPA Class A Common Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their NPA Class A Common Stock would be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of NPA Class A Common Stock

If the redemption qualifies as a sale of NPA Class A Common Stock with respect to a U.S. Holder, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received by the U.S. Holder on such disposition and (ii) the U.S. Holder’s adjusted tax basis in its NPA Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its NPA Class A Common Stock generally will equal the U.S. Holder’s acquisition cost of the NPA Class A Common Stock, less any prior distributions on the NPA Class A Common Stock treated as a return of capital. Any such gain or loss recognized will generally be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NPA Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the NPA Class A Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of NPA Class A Common Stock with respect to a U.S. Holder, such U.S. Holder will be treated as receiving a distribution. Any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the NPA Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the NPA Class A Common Stock and will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of NPA Class A Common Stock.” Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate.

Tax Consequences to Non-U.S. Holders Exercising Redemption Rights

This section is addressed to Non-U.S. Holders of NPA Class A Common Stock that elect to have their NPA Class A Common Stock redeemed for cash as described in the section entitled “Special Meeting of the NPA Stockholders — Redemption Rights.”

Redemption of NPA Class A Common Stock

The characterization for U.S. States federal income tax purposes of the redemption of a Non-U.S. Holder’s NPA Class A Common Stock pursuant to the redemption provisions described in the sections entitled “Special Meeting of the NPA Stockholders — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s NPA Class A Common Stock, as described above under “Tax Consequences to U.S. Holders Exercising Redemption Rights — Redemption of NPA Class A Common Stock.”

Non-U.S. Holders of NPA Class A Common Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their NPA Class A Common Stock will be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain on Sale, Taxable Exchange, or Other Taxable Disposition of NPA Class A Common Stock

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” if the redemption qualifies as a sale of NPA Class A Common Stock to a Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its NPA Class A Common Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a 30% tax on the individual’s net capital gain for the year; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the NPA Class A Common Stock, and, in the case where shares of NPA Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of NPA Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of NPA Class A Common Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the NPA Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that NPA Class A Common Stock will be treated as regularly traded on an established securities market for this purpose. NPA does not believe that it is or has been a United States real property holding corporation for U.S. federal income tax purposes but there can no assurance in this regard. NPA would be classified as a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Taxation of Distributions

If the redemption does not qualify as a sale of NPA Class A Common Stock with respect to a Non-U.S. Holder, the Non-U.S. Holder will be treated as receiving a distribution. Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” in general, any distributions we make to a Non-U.S. Holder on shares of NPA Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of NPA Class A Common Stock (and, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” and the third bullet point above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of NPA Class A Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of NPA Class A Common Stock, which will be treated as described above under “— Tax Consequences to Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of NPA Class A Common Stock.” In addition, if we determine that we are classified as a United States real property holding corporation, we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), generally will not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Generally information reporting requirements may apply to payments resulting from the redemption of NPA Class A Common Stock. U.S. Holders generally may have to provide their taxpayer identification number and comply with comply certification requirements (usually on an IRS Form W-9) to avoid backup withholding. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy a Non-U.S. Holder’s certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA

Under sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) a 30% withholding tax generally applies with respect to certain payments on and, subject to the regulatory relief described below, gross proceeds from a sale or disposition of, NPA Class A Common Stock if paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or such entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply unless such proposed U.S. Treasury regulations are modified, withdrawn or replaced in a manner that would subject gross proceeds to FATCA withholding. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible implications of such withholding tax.

WE URGE HOLDERS OF NPA CLASS A COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Appraisal Rights

Neither NPA stockholders nor holders of NPA Warrants have appraisal rights in connection with the Business Combination under the DGCL.

Required Vote

The consummation of the Business Combination is conditioned upon, among other things, approval by NPA’s stockholders of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, and the Director Election Proposal. The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

As of the Record Date, our Sponsor, directors and officers have agreed to vote and shares of NPA Common Stock owned by them in favor of the Business Combination.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal. NPA’s directors have interests that may be different from, or in addition to your interests as a stockholder. See “— Interests of Certain Persons in the Business Combination” in this proxy statement.

Proposal No. 2 — The Nasdaq Proposal

In connection with the Business Combination, NPA intends to issue (subject to customary terms and conditions, including the Closing): (i) approximately 51,636,922 shares of Class B Common Stock to the Existing Equityholders (other than Avellan) and (ii) approximately 78,163,078 shares of Class C Common Stock to Avellan. Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

In connection with the Business Combination, pursuant to the Equity Purchase Agreement, SpaceMobile may issue, as successor to NPA, Class A Common Stock, Class B Common Stock and Class C Common Stock in an amount equal to 20% or more of the amount of issued and outstanding NPA Common Stock immediately prior to the issuance.

If the Required NPA Stockholder Approval is received, the Existing Equityholders (including the Key Holders) would own 94% of the total voting power of SpaceMobile which would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of SpaceMobile than our stockholders currently hold in NPA.

In the event that this proposal is not approved by our stockholders, the Business Combination may not be consummated.

Required Vote

The consummation of the Nasdaq Proposal is conditioned upon, among other things, approval by NPA’s stockholders of the Business Combination Proposal, the Charter Proposal, and the Director Election Proposal. The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Nasdaq Proposal.

Proposal No. 3 — The Charter and Governance Proposals

NPA’s stockholders are being asked to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which if approved would take effect upon the Closing. A copy of the A&R Certificate of Incorporation is attached hereto as Annex B. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions:

•        Proposal No. 3(a):    A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share.

•        Proposal No. 3(b):    A proposal to provide for certain additional changes, including among other things, (i) changing the post-Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,”(ii) making SpaceMobile’s corporate existence perpetual, (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws).

•        Proposal No. 3(c):    A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

•        Proposal No. 3(d):    A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13.

•        Proposal No. 3(e):    A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent.

•        Proposal No. 3(f):    A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class.

•        Proposal No. 3(g):    A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote.

The A&R Certificate of Incorporation differs in material respects from the Existing Certificate of Incorporation and we urge stockholders to carefully consult the full text of the A&R Certificate of Incorporation The Charter Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved the Charter Proposal will have no effect, even if approved by NPA’s stockholders. The Governance Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement.

Required Vote

The consummation of the Charter Proposal is conditioned upon, among other things, approval by NPA’s stockholders of the Business Combination Proposal. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of the outstanding shares of NPA Common Stock, voting together as a single class, entitled to vote thereon at the Special Meeting. Abstentions, broker non-votes and the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

The Governance Proposals are not conditioned on the approval of any other proposal set forth in this proxy statement. Approval of the Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual Special Meeting) at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Governance Proposals.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the approval of the Charter and Governance Proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of NPA and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the section entitled “— Interests of Certain Persons in the Business Combination” above for a further discussion.

Proposal No. 4 — The Director Election Proposal

Upon the closing of the Business Combination, the SpaceMobile Board will consist of 11 directors. Assuming the Business Combination Proposal is approved at the Special Meeting, holders of NPA Class B Common Stock are being asked to elect 11 directors to the SpaceMobile Board, effective upon the consummation of the Business Combination. The election of these directors is contingent upon the closing of the Business Combination.

Nominees

Our Board has nominated each of Abel Avellan, Thomas Severson, Adriana Cisneros, Hiroshi Mikitani, Luke Ibbetson, Tareq Amin, Edward Knapp, Richard Sarnoff, Julio A. Torres, Alexander Coleman and Ronald Rubin to serve as our directors upon the consummation of the Business Combination, with each serving until the 2021 annual meeting of stockholders of SpaceMobile or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. For more information on the experience of each of these director nominees, see the section entitled “SpaceMobile Management After the Business Combination” in this proxy statement.

Required Vote

If the Business Combination Proposal and the Nasdaq Proposal are not approved, the Director Election Proposal will not be presented at the Special Meeting. Approval of the election of each of the 11 directors nominated in the Director Election Proposal requires the affirmative vote of a plurality of the outstanding shares of NPA Class B Common Stock cast by NPA’s stockholders present in person or by proxy at the virtual Special Meeting and entitled to vote thereon. Holders of NPA Class A Common Stock have no right to vote on the election, removal or replacement of any director. Failure to submit a proxy or to vote online at the Special Meeting and abstentions from voting will have no effect on the Director Election Proposal.

The Business Combination is conditioned upon the approval of the Director Election Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the Director Election Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Director Election Proposal will not be effected.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the election of each of the 11 directors nominated in the Director Election Proposal.

Proposal No. 5 — The Incentive Plan Proposal

Overview

NPA is asking its stockholders to approve by ordinary resolution and adopt the 2020 Plan and the material terms thereunder. The Board will approve the 2020 Plan, prior to the Special Meeting, subject to stockholder approval at the Special Meeting. The 2020 Plan will become effective as of the date it is adopted by the Board, subject to approval from the NPA stockholders.

The purpose of the 2020 Plan is to promote the success and enhance the value of SpaceMobile and AST by attracting, retaining and motivating selected employees, consultants and directors of SpaceMobile and AST through the granting of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards. The 2020 Plan is described in more detail below. A copy of the 2020 Plan is attached to this proxy statement as Annex D.

Summary of the 2020 Plan

This section summarizes certain principal features of the 2020 Plan. The summary is qualified in its entirety by reference to the complete text of the 2020 Plan.

Eligibility and Administration

Employees, officers and consultants of ours or any parent or affiliate, including AST, or any non-employee director of our board are eligible to receive awards under the 2020 Plan. Following the Closing, SpaceMobile is expected to have approximately 192 employees, of which 97 employees, as well as six non-employee directors and 67 other individual service providers, will be eligible to receive awards under the 2020 Plan on the basis of their services provided to us or any parent or affiliate, including AST.

The 2020 Plan is administered by our board of directors which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2020 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration conditions.

Shares Available for Awards

The aggregate number of shares of Class A Common Stock that will be available for issuance under the 2020 Plan will be equal to 10,800,000 shares. The maximum number of awards under the 2020 Plan that may be granted as incentive stock options (“ISOs”) will be 10,800,000. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued Class A Common Stock, treasury Class A Common Stock or Class A Common Stock purchased on the open market. Subject to the provisions of the 2020 Plan, each incentive unit issued pursuant to an award (if any) shall count as one share for purposes of calculating the aggregate number of shares available for issuance under the 2020 Plan.

If an award under the 2020 Plan is forfeited or expires, or is settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration, conversion or cash settlement, be available for future grants under the 2020 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2020 Plan will not reduce the shares available for grant under the 2020 Plan. However, the following shares may not be used again for grant under the 2020 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, and (iii) shares tendered or withheld to satisfy the exercise price or any tax withholding obligation for any award.

Awards granted under the 2020 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2020 Plan but will, as may be required by reason of Section 422 of the Code, count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2020 Plan provides that the sum of any cash compensation paid and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed $750,000.

Awards

The 2020 Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, incentive unit awards, SARs, and other stock or cash based awards. Certain awards under the 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Class A Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•        Stock Options.    Stock options provide for the purchase of shares of Class A Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years (or five years in the case of ISOs granted to certain significant stockholders). Stock options may not be granted under the 2020 Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

•        SARs.    SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. SARs may not be granted under the 2020 Plan unless granted with respect to “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

•        Restricted Stock and RSUs.    Restricted stock is an award of nontransferable shares of Class A Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

•        Incentive Units.    Incentive units are awards of units of AST that may be structured in a manner intended to constitute “profits interests” within the meaning of the relevant Internal Revenue Service Revenue Procedure guidance, and which may be convertible into shares of Class A Common Stock (if and to the extent authorized under AST’s limited liability company operating agreement).

•        Stock Payments, Other Incentive Awards and Cash Awards.    These awards include cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, Shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

•        Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Class A Common Stock and may be granted alone or in tandem with other awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

Vesting

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.

Certain Transactions

The plan administrator has broad discretion to take action under the 2020 Plan, including to make adjustments to the terms and conditions of existing and future awards, to facilitate changes in the event of certain transactions and events affecting shares of Class A Common Stock or the common units of AST, in each case, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions, including a “change in control” of the company (as defined in the 2020 Plan). In particular, the plan administrator may: (i) adjust any or all of the number of shares or other securities of the Company or an affiliate that may be delivered in respect of awards, the terms of any outstanding award, including the number of shares or other securities subject to outstanding awards, the exercise price with respect to any award, or any applicable performance measures; (ii) provide for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and (iii) cancel any one or more outstanding awards in exchange for cash, shares, other securities, other property or any combination thereof. In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards.

Additionally, except as otherwise provided in an award agreement, in the event of a “change in control”, the administrator may in its sole discretion provide that: (i) any award may be cancelled in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such award or realization of the holder’s rights under the vested portion of such award, as applicable (provided that, if the amount that could have been obtained is equal to or less than zero, then the award may be terminated without payment); (ii) awards shall vest and, to the extent applicable, be exercisable; (iii) awards may be assumed by, or substituted for with awards covering the stock of, the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price; (iv) awards may be adjusted in the number and type of shares and/or with respect to which awards may be granted under the 2020 Plan (including, but not limited to, adjustments on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding awards; (v) awards may be replaced with other rights or property; and/or (vi) awards will terminate and cannot vest, be exercised or become payable after the applicable event.

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Foreign Participants

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Transferability, Claw-Back Provisions and Participant Payments

With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2020 Plan are generally non-transferable, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2020 Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of shares, allow shares of our Class A Common Stock that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2020 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Plan. No award may be granted pursuant to the 2020 Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors adopts the 2020 Plan and (ii) the date on which our stockholders approve the 2020 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2020 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•        Non-Qualified Stock Options.    If an optionee is granted an NSO under the 2020 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Class A Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of Class A Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss depending on how long the shares were held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•        Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of Class A Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, depending on how long the shares were held, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss, depending on how long the shares were held. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•        Other Awards.    The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: (i) SARs are taxed and deductible in substantially the same manner as NSOs; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); (iii) incentive units generally should not be taxable upon grant or as a result of vesting, but income will generally be recognized when the incentive units are converted (following vesting) into units of AST and are exchanged for Class A Common Stock or cash; and (iv) RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The benefits or amounts that may be received or allocated to participants under the 2020 Plan will be determined at the discretion of the plan administrator and are not currently determinable. On March 1, 2021, the Record Date, the closing price of the underlying shares of Class A Common Stock traded on Nasdaq was $15.22 per share.

Required Vote

If the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the ESPP Proposal will not be presented at the Special Meeting. The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. The Business Combination is conditioned upon the approval of the Incentive Plan Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the adoption of the 2020 Plan will not be effected.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the adoption of the Incentive Plan Proposal.

Proposal No. 6 — The ESPP Proposal

Overview

NPA is asking its stockholders to approve by ordinary resolution and adopt the ESPP and the material terms thereunder. The Board will approve the ESPP, prior to the Special Meeting, subject to stockholder approval at the Special Meeting. The ESPP will become effective immediately prior to the Business Combination, subject to approval from the Board and NPA stockholders.

The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in SpaceMobile and to help our eligible employees provide for their future security and to encourage them to remain in our employment. The ESPP is described in more detail below. A copy of the ESPP is attached to this proxy statement as Annex F.

Summary of the 2020 Employee Stock Purchase Plan

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

The ESPP is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (i) the grant of options to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (ii) the grant of options that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees located outside of the U.S. who do not benefit from favorable U.S. federal tax treatment and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.

Shares Available for Awards; Administration

A total of 2,000,000 shares of Class A Common Stock will initially be reserved for issuance under the ESPP and no more than 2,000,000 shares of Class A Common Stock may be issued under the Section 423 Component. The SpaceMobile Board or a committee of the SpaceMobile Board will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. We expect that the compensation committee will be the initial administrator of the ESPP.

Eligibility

We expect that all of our employees will be eligible to participate in the ESPP. However, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of SpaceMobile stock. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period. Following the Closing, SpaceMobile is expected to have approximately 192 employees, of which 97 employees will be eligible to participate in the ESPP on the basis of their services provided to SpaceMobile or any designated subsidiaries.

Grant of Rights

Stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. The plan administrator will establish one or more purchase periods within each offering period. The number of purchase periods within, and purchase dates during each offering period, will be established by the plan administrator prior to the commencement of each offering period. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day of the purchase period (or, in the event no purchase period is designated by the plan administrator, the last day of the offering period). Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods. In non-U.S. jurisdictions where participation in the ESPP through payroll deductions is prohibited, the plan administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the ESPP in a form acceptable to the ESPP administrator in lieu of or in addition to payroll deductions.

The ESPP permits participants to purchase Class A Common Stock through payroll deductions of a specified percentage of their eligible compensation. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which in the absence of a contrary designation, will be 100,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of Class A Common Stock as of the first day of the offering period).

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of Class A Common Stock. The option will expire at the end of the applicable offering period, or if earlier, the date on which the participant withdraws from the ESPP, and will be exercised at that time to the extent of the payroll deductions (or contributions) accumulated during the offering period. The purchase price of the shares, in the absence of a contrary designation, will be 85% of the lower of the fair market value of Class A Common Stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions (and contributions, if applicable) that have not yet been used to purchase shares of Class A Common Stock. If a participant withdraws from the ESPP during an offering period, the participant cannot rejoin until the next offering period. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and are generally exercisable only by the participant.

Certain Transactions

In the event of certain non-reciprocal transactions or events affecting our Class A Common Stock, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In the event of certain unusual or non-recurring events or transactions, including a change in control, the plan administrator may provide for (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.

Plan Amendment and Termination

The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP or changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP. The ESPP will continue until terminated by our Board.

Material U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of the Section 423 Component of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

The benefits under the ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP. On March 1, 2021, the Record Date, the closing price of the underlying shares of Class A Common Stock traded on Nasdaq was $15.22 per share.

Required Vote

If the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal are not approved, the ESPP Proposal will not be presented at the Special Meeting. The approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. The Business Combination is conditioned upon the approval of the ESPP Proposal, subject to the terms of the Equity Purchase Agreement. Notwithstanding the approval of the ESPP Proposal, if the Business Combination is not consummated for any reason, the adoption of the ESPP Proposal will not be effected.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the adoption of the ESPP Proposal.

Proposal No. 7 — The Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal or the ESPP Proposal, the Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will NPA seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after June 15, 2021.

Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of NPA Common Stock present in person (which includes presence virtually at the Special Meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

After careful consideration, the Board unanimously recommends that our stockholders vote “FOR” the adoption of the Incentive Plan Proposal, if necessary.

Other Information About NPA

Introduction

NPA is a blank check company incorporated in Delaware on May 28, 2019, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Based on its business activities, NPA is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash. Although NPA is not limited to a particular industry or geographic region for purposes of consummating a business combination, NPA has focused its search for an initial business combination on companies within the consumer industry. NPA has not commenced any operations nor generated any revenue to date. NPA generates non-operating income in the form of interest income from the proceeds derived from the IPO.

IPO

The registration statement for NPA’s IPO was declared effective on September 10, 2019. On September 13, 2019, NPA consummated the initial public offering of 20,000,000 NPA Units, generating gross proceeds of $200,000,000. Simultaneously with the closing of the IPO, NPA consummated the sale of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to our Sponsor, generating gross proceeds of $5,500,000.

Following the closing of the IPO on September 13, 2019, an amount of $200,000,000 — $10.00 per NPA Unit — from the net proceeds of the sale of the NPA Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by NPA meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by NPA, until the earlier of: (i) the completion of an initial business combination or (ii) the distribution of the Trust Account to NPA’s stockholders.

On September 19, 2019, in connection with the underwriters’ election to fully exercise their over-allotment option, NPA consummated the sale of an additional 3,000,000 NPA Units at $10.00 per NPA Unit and the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following the closing, an additional $30,000,000 of net proceeds was deposited into the Trust Account, resulting in $230,000,000 held in the Trust Account.

Transaction costs incurred in connection with the IPO amounted to $13,260,927, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $610,927 of other offering costs. As of December 31, 2020, there was $232,196,027 held in investments and cash held in the Trust Account and $131,151 of cash held outside the Trust Account available for working capital purposes.

Fair Market Value of Target Business

Nasdaq rules require that NPA’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of it signing a definitive agreement in connection with an initial business combination. The Board determined that this test was met in connection with the Business Combination as described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Satisfaction of the 80% Rule” in this proxy statement.

Redemption Rights

We will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of NPA Class A Common Stock upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding shares of NPA Class A Common Stock, subject to certain limitations. The amount in the Trust Account is anticipated to be approximately $10.00 per public share. The Redemption Rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)      (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)     prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Public Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Public Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Each redemption of shares of NPA Class A Common Stock by Public Stockholders will decrease the amount in the Trust Account, which held total assets of approximately $232.2 million as of December 31, 2020, which NPA intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement and to pay deferred underwriting commissions to the underwriters of the IPO. NPA will not consummate the Business Combination if the redemption of public shares would result in NPA’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of less than $5,000,001.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of NPA Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, NPA will satisfy the exercise of Redemption Rights by redeeming the shares of NPA Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of NPA Warrants will not have Redemption Rights with respect to the warrants.

Voting Restrictions in Connection with Stockholder Meeting

Pursuant to the Letter Agreement, our Sponsor, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our Business Combination within 18 months from the closing of our IPO. However, if our Sponsor, officers or directors acquire shares of NPA Class A Common Stock in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such NPA Class A Common Stock if we fail to complete our initial business combination within the allotted 21-month time period. As of the date hereof, our Sponsor, officers and directors own approximately 20% of the total outstanding shares of NPA Common Stock.

Liquidation if No Business Combination

The Existing Certificate of Incorporation, as amended, provides that we will have only 21 months from the closing of our IPO to complete our initial business combination. If we are unable to complete our initial business combination within such 21-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no Redemption Rights or liquidating distributions with respect to NPA Warrants, which will expire worthless if we fail to complete our initial business combination within the 21-month time period.

Pursuant to the Letter Agreement, our Sponsor, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 18 months from the closing of our IPO. However, if our Sponsor, officers or directors acquire public shares in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the allotted 21-month time period.

Also pursuant to the Letter Agreement, our Sponsor, officers and directors have agreed that they will not propose any amendment to the Existing Certificate of Incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of our IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our Public Stockholders with the opportunity to redeem their shares of NPA Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If the optional Redemption Rights are exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $131,151 of proceeds held outside the Trust Account (as of December 31, 2020), although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, we may request Continental Stock Transfer & Trust Company, acting as trustee, to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our IPO and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers, directors or members of our Sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for such indemnification obligations and we cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

Furthermore, if the pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months from the closing of our IPO, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 18 months from the closing of our IPO, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, our Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our Public Stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our Existing Certificate of Incorporation (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of our IPO or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months from the closing of our IPO, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its Redemption Rights as described above. These provisions of Existing Certificate of Incorporation, like all provisions of our Existing Certificate of Incorporation, may be amended with a stockholder vote.

Facilities

Due to COVID-19, we have become a virtual company. Our mailing address is 10900 Research Blvd, Ste 160C PMB 1081, Austin, Texas 78759 and our telephone number is (561) 231-7070. We can also be reached by email at info@npa-corp.com. Our executive offices are provided to us by our Sponsor. Commencing on the date our securities were first listed on Nasdaq, we have agreed to pay an affiliate of our Sponsor a total of $10,000 per month for secretarial and administrative support.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

Directors and Executive Officers

For a full description of the directors and executive officers, including NPA’s policies and practices related thereto, please see the section entitled “NPA Current Management and Board of Directors.”

Legal Proceedings

On January 25, 2021, an alleged stockholder of NPA filed a lawsuit against NPA and its directors in the Supreme Court for the State of New York, alleging that NPA’s directors caused materially misleading and incomplete information to be disseminated to NPA’s public stockholders in breach of their fiduciary duties, and that NPA aided and abetted the directors’ breach of their fiduciary duties. The complaint seeks, among other things, (1) injunctive relief enjoining defendants and persons acting in concert with them from proceeding with, consummating or closing the Business Combination; (2) rescission of the consummation of the Business Combination if consummated or rescissory damages; (3) injunctive relief directing the defendants to disseminate a registration statement that does not omit material information or contain alleged untrue statements of material fact; (4) declaratory judgment that the individual defendants violated their fiduciary duties; (5) an award of plaintiff’s expenses and attorney’s fees; and (6) other equitable relief.

On February 5, 2021, an alleged stockholder of NPA filed a lawsuit against NPA and its directors in the United States District Court in the Southern District of New York, alleging that NPA’s preliminary proxy statement filed with the SEC on December 23, 2020, was materially incomplete and misleading to stockholders.

On February 8, 2021, an alleged stockholder of NPA filed a lawsuit against NPA and its directors in the Supreme Court for the State of New York, alleging NPA’s preliminary proxy statement filed with the SEC on December 23, 2020 included deficiencies that prejudice NPA’s stockholders ability to make a fully informed decision with respect to the Business Combination.

NPA believes that the plaintiffs’ claims in the foregoing matters are without merit.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations of NPA

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K.

Overview

We are a blank check company formed under the laws of the State of Delaware on May 28, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt.

As indicated in the accompanying financial statements, at December 31, 2020, we had $131,151 in cash and working capital deficit of $337,484, which excludes prepaid income taxes and franchise taxes payable as the net amounts can be paid from the interest earned in the Trust Account. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete our initial Business Combination will be successful.

Recent Developments

On December 15, 2020, we entered into an Equity Purchase Agreement with the Sponsor, AST, Abel Avellan, and the Existing Equityholders. Pursuant to the Equity Purchase Agreement, following the Closing, we will be organized in an Up-C structure, in which substantially all of the assets of the combined company will be held by AST, and our only assets will be our equity interests in AST. The AST Business Combination will be consummated subject to certain conditions as further described in the Equity Purchase Agreement.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate of $700,000, respectively. The promissory Notes (“Notes”) are provided to cover certain expenses related to the Business Combination. The Notes are non-interest bearing, non-convertible and payable on the earlier of June 30, 2021 or the completion of the Business Combination. On February 26, 2021, we borrowed $300,000, and on March 9, 2021, we borrowed an additional $200,000 for a total of $500,000 under the Notes.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities December 31, 2020 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2020, we had net income of $191,177, which consisted of interest income on marketable securities held in the Trust Account of $1,479,986 and an unrealized gain on marketable securities held in our Trust Account of $1,830, offset by operating costs of $1,124,693 and a provision for income taxes of $165,946.

For the period from May 28, 2019 (inception) through December 31, 2019, we had net income of $655,679, which consisted of interest income on marketable securities held in the trust account of $1,197,637 and an unrealized gain on marketable securities held in our trust account of $17,194, offset by operating and formation costs of $384,857 and a provision for income taxes of $174,295.

Liquidity and Capital Resources

On September 13, 2019, we consummated the Initial Public Offering of 20,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $200,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 5,500,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $5,500,000.

On September 19, 2019, in connection with the underwriters’ full exercise of their over-allotment option, we consummated the sale of an additional 3,000,000 Units and the sale of an additional 600,000 Private Placement Warrants, generating total gross proceeds of $30,600,000.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $230,000,000 was placed in the Trust Account. We incurred $13,260,927 in transaction costs, including $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $610,927 of other costs.

As of December 31, 2020, we had marketable securities held in the Trust Account of $232,196,027 (including $2,196,027 of interest income and unrealized gains) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. For year ended December 31, 2020, we withdraw $500,620 of interest earned on the Trust Account to pay our franchise and income taxes.

For year ended December 31, 2020, cash used in operating activities was $862,597. Net income of $191,177 was affected by interest earned on marketable securities held in the Trust Account of $1,479,986, an unrealized gain on marketable securities held in our Trust Account of $1,830, a deferred tax provision of $6,069 and changes in operating assets and liabilities, which provided $421,973 of cash.

For the period from May 28, 2019 (inception) through December 31, 2019, cash used in operating activities was $420,945. Net income of $655,679 was affected by interest earned on marketable securities held in the trust account of $1,197,637, an unrealized gain on marketable securities held in our trust account of $17,194, a deferred tax provision of $3,611 and changes in operating assets and liabilities, which provided $134,596 of cash.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the initial stockholders or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Private Placement Warrants, at a price of $1.00 per warrant at the option of the lender.

As of December 31, 2020, we had cash of $131,151 held outside of the Trust Account and working capital deficit of $337,484. Until the consummation of a Business Combination, we will be using the funds not held in the Trust Account for primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination. Our Sponsor, officers, directors or their affiliates are not under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2020.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services to the Company. We began incurring these fees on September 11, 2019 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and the Company’s liquidation.

The underwriters are entitled to a deferred fee of $0.35 per unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheets.

Net Income Per Common Share

We apply the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Other Information About AST

Overview

The SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. AST believes the SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. AST’s innovative satellite designs and components are expected to reduce the communication delay effects which existing geostationary satellite systems experience. The SpaceMobile Service is being designed to provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

AST is partnering with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. AST does not anticipate entering into agreements with mobile phone or other device manufacturers, and, accordingly, users will not need to subscribe to the SpaceMobile Service directly with AST, nor will they need to purchase any new or additional equipment. AST does not anticipate that mobile device manufacturers could unilaterally prohibit the SpaceMobile Serivce from being offered on their devices, as the service is designed to be complementary to the existing cellular broadband service offered by MNOs. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer covered by the terrestrial cellular infrastructure of the MNO with the ability to immediately connect or purchase a subscription plan directly with their existing MNO. AST’s binding agreements with MNOs are based on a revenue sharing model. As of December 1, 2020, AST has entered into agreements and understandings with MNOs which collectively cover over 1.3 billion mobile subscribers of which approximately 790 million mobile subscribers are covered by binding and mutually exclusive agreements that provide for revenue-sharing with AST. AST estimates that the global market opportunity for its services is $1.1 trillion, according to GSMA market data, which represents over 5 billion mobile subscribers that are constantly moving in and out of coverage, of which approximately 3.3 billion subscribers are unconnected to cellular broadband. In addition to mobile subscribers, over 700 million people globally have no connectivity or mobile cellular coverage.

The SpaceMobile Service is being designed to enable MNOs, including existing partners and others, to provide full country coverage with no gaps and achieve their ambition to provide nationwide coverage, even in places without terrestrial infrastructure. The SpaceMobile Service will enable MNOs to augment and extend their coverage by using the MNOs’ spectrum resources without building towers or other land-based infrastructure where it is not cost-justified or is difficult due to environmental challenges such as mountainous or rugged terrain or maritime applications.

The SpaceMobile Service is expected to be provided by a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to a terrestrial gateway and then to the in-country MNO’s core cellular network connected to the internet. AST anticipates that users will connect to the SpaceMobile Service as if they were using a local cell tower. The SpaceMobile Service has not yet generated revenues and is not expected to generate revenues until 2023, after the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage in 49 countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites. For more information regarding AST’s projected revenues and the assumptions underlying such projections, see “Proposal No. 1 — The Business Combination — The Board’s Reasons for Approving the Business Combination — Certain Projected Financial Information of AST.”

On April 1, 2019, AST launched its first test satellite, the BlueWalker 1 (“BW1”), which was used to validate its satellite to cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. AST is currently manufacturing and procuring the satellite componentry required for its BW3 test satellite. During the first half of 2021, AST will be assembling and testing the BW3 satellite at its facility in Midland, Texas. BW3 is scheduled to launch in the second half of 2021. AST is planning its first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries, representing a total population of approximately 1.6 billion people, with 20 satellites. AST plans to achieve full global mobile coverage with 110 satellites by the end of 2023 or early in 2024 and MIMO with a total of 168 satellites by the end of 2024.

Strategy

Key elements of AST’s strategy include:

•        Maintaining its Focus on Technology and Innovations.    AST continues to focus on research and development to bring its SpaceMobile Service to the global market. AST’s continued innovation in the development of its satellite system, components and related technologies and services are supported by a global employee base that includes its in-house engineering team of space scientists and consultants, which includes approximately 205 space scientists and engineers (of which 24 have PhDs), and a culture that deeply values and supports innovation. AST protects its focus on development and innovations by owning the majority of the intellectual property it uses and protects such intellectual property with U.S. and worldwide registrations and applications.

•        Continue to Partner with MNOs to Sell the SpaceMobile Service to their End-User Customers.    AST continues to partner with MNOs to use the SpaceMobile Service to supplement and augment their terrestrial networks. As of December 31, 2020, AST has entered into agreements and understandings with MNOs which collectively cover over 1.3 billion mobile subscribers and of which approximately 790 million mobile subscribers are covered by binding and mutually exclusive agreements with MNOs that provide for revenue-sharing with AST. AST continues to work with existing partners as well as continues to expand with new partners to increase market access in the markets that AST operates.

•        Continuing to Build and Leverage Relationships with Industrial and Wireless Infrastructure Providers.    AST intends to continue developing its industrial partnerships that produce products used in its satellites and that it sources electronic components from to accelerate the development of its SpaceMobile Service as well as to continue developing commercial partnerships that allow it to gain access to mobile subscribers across the globe. AST’s engineering, production and technology relationships augment AST’s internal resources, which include the ability to integrate and test satellites at its Midland, Texas facility, and AST intends to leverage their capabilities and infrastructure.

Competitive Advantages of the SpaceMobile Service

AST believes that its SpaceMobile Service will provide it with meaningful competitive advantages over current and developing solutions, including the following:

•        The SpaceMobile Service is expected to have the first-mover advantage and provide a first of its kind service to fill cellular coverage gaps;

•        The SpaceMobile Service will be operating in an industry with high barriers to entry, and AST believes these barriers, including its proprietary and innovative satellite technologies and robust patent portfolio, which includes approximately 1,000 patent and patent pending claims as of March 11, 2021, and its agreements and relationships with telecommunications companies, including some which are mutually exclusive, may provide insulation against direct competition;

•        The SpaceMobile Service is being designed to work with any standard cellphone and does not require any dedicated or proprietary terminal or special purpose satellite phones to access the network;

•        The SpaceMobile Service is not expected to experience the noticeable delay which existing geostationary satellite systems experience;

•        The SpaceMobile Service is being designed to be able to adapt its satellite network to terrestrial infrastructure changes and disruptions;

•        The SpaceMobile Service is expected to offer global support of broadband internet connectivity under AST’s wholesale business model of revenue sharing agreements with MNOs;

•        The SpaceMobile Service is being designed to provide continuous coverage across multiple geographic areas;

•        The SpaceMobile Service will not rely on direct sales to end-users and will utilize the existing customer bases of its partnership MNOs; and

•        The SpaceMobile Service will not require AST to enter into agreements with mobile phone or other device manufacturers, and there is little risk that such manufacturers could unilaterally prohibit the SpaceMobile Service from being offered on their devices.

AST’s SpaceMobile Service

The SpaceMobile Service is expected to be provided by a high-powered, large phased-array 168 satellite system in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to the gateway via high-throughput Q/V-band links and then directed to the in-country MNO’s core cellular network infrastructure, located at dedicated AST gateways. AST’s technology will not require any grants of new mobile spectrum or any involuntary spectrum sharing. Instead, with the consent of the participating MNO and the national regulator, AST’s technology will expand the utility of already-licensed mobile terrestrial spectrum to the MNOs, without causing harm to other users, in large part because the same licensee engages in satellite-terrestrial coordination. The SpaceMobile Service anticipated architecture is pictured below:

Satellites at 700km altitude offer low-latency and attractive look angles

Large satellites create over 1 million fixed terrestrial cells globally with broadband capacity

Low- and mid-band frequencies shared with wireless partners on non-interference basis

High-throughput Q/V-band feeder links for backhaul

Direct link to unmodified mobile phones and other cellular devices

Gateways /Partner Network

Terrestrial Telecom Network

BlueBird 1 Satellites

The first commercial satellite launch phase of the SpaceMobile Service is expected to be comprised of 20 BlueBird 1 (“BB1”) satellites that will provide coverage to 49 Equatorial countries. The development of the BB1 is ongoing and the manufacturing, testing and validation plans for the BB1 satellites have not commenced and will commence following the development and subsequent testing of the BW3 test satellite in development.

The BB1 satellites are being designed to use patented high-throughput modular satellite technology to distribute the functional capabilities of conventional satellites (power, thermal, navigation, communications) across many small, functionally independent and patented modules called Microns. The distribution of functionality across a large area, low volume and in-space structure maximizes the surface area while minimizing the total system mass. Because of the distributed nature of functionality, even if some Microns fail in space, the SpaceMobile Service is still expected to be able to continue operations, though at a slightly degraded capacity compared to the total loss of a conventional satellite. These Micron modules use a unique modular design and mechanically deploy in space to create the solar panel on one side and the beamforming antenna on the other side.

SpaceMobile Service Development and Commercial Launch Timeline

Development and Testing

On April 1, 2019, AST successfully launched BW1, which connected directly to an antenna (“BW2”) at AST’s facility in Midland, Texas, to test its satellite to ground communications technology. During such testing, AST was able to validate its cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. AST is currently manufacturing and procuring the satellite componentry required for BW3. During the first half of 2021, AST will be assembling and testing BW3 at its facility in Midland, Texas. BW3 is scheduled to launch in the second half of 2021. AST is planning its first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites. AST plans to achieve full global mobile coverage with 110 satellites by the end of 2023 or early in 2024 and MIMO with a total of 168 satellites by the end of 2024.

The BW3 test satellite is expected to enable live ground, sea, and airborne testing with unmodified LTE and 5G devices such as smartphones, tablets and internet of things (“IoT”) equipment. The satellite is also expected to enable live testing for voice, video and data. Testing will be available for approximately six minutes per satellite pass approximately two times per day in certain areas. For U.S. based testing, AST will utilize a gateway installed in Midland, Texas and in Hawaii. AST will install at least two additional gateways for the full constellation, one on the east coast and a second on the west coast. With the BW3 test satellite, AST’s main objective is to demonstrate the entire technology stack of the AST constellation satellite design by providing direct broadband communications between an AST- patented LEO satellite and standard compliant LTE and 5G devices without any modification using UE standard in select bands in the 698 MHz to 960 MHz range and using gateways located in a number of selected countries, including the U.S. The BW3 test satellite will provide the testing and validation plans for the BB1 satellite design, expected to be used for the first phase of commercial satellites comprising the SpaceMobile Service.

Phased Commercial Launch Timeline

AST has developed a phased approach to the commercialization and launch of the SpaceMobile Service. During the first half of 2021, AST will be assembling and testing the BW3 satellite at its facility in Midland, Texas. BW3 is scheduled to launch in the second half of 2021. AST is planning its first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in 49 countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites. AST plans to achieve full global mobile coverage with 110 satellites by the end of 2023 or early in 2024 and 5G support with a total of 168 satellites by the end of 2024.

Competitive Strengths

AST believes the following strengths position it to develop the SpaceMobile Service and capitalize on the presented opportunity:

•        Experienced Management Team.    AST’s management team has significant experience in designing, developing, building, launching, and operating satellites in both geostationary and LEO. AST was founded by Abel Avellan, its Chief Executive Officer, who has over 25 years of success in the space industry and is a co-inventor of 24 U.S. patents. Most recently, he was the founder and CEO of Emerging Markets Communications. Mr. Avellan was also named Satellite Teleport Executive of the Year in 2017 and was the recipient of the Satellite Transaction of the Year award by Euroconsult in 2015.

•        Innovative Patented Satellite Technologies.    The SpaceMobile Service is positioned to be the first and only global space-based mobile broadband network to be accessible to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device without communications delay plaguing other solutions. AST believes its management’s history of developing proprietary and innovative satellite technologies, including having approximately 1,000 patent and patent pending claims as of March 11, 2021, demonstrates that it possesses the expertise and credibility required to develop such innovative AST satellite technologies.

•        Attractive and Growing Global Market.    AST believes that the mobile satellite services industry will continue to experience growth driven by the increasing awareness of the need for reliable mobile voice and data communications services, the lack of coverage of most of the Earth’s surface by terrestrial wireless systems, the continued development of innovative, lower cost technology, applications integrating mobile satellite products and services, and the continued development of the IoT. Only satellite providers can offer global coverage, and the satellite industry is characterized by significant financial, technological and regulatory barriers to entry.

•        Existing Relationships with Wireless Infrastructure Providers.    AST has developed relationships with companies, such as Vodafone, Rakuten, American Tower, Samsung NEXT and others that have innovative technologies and products, highly skilled personnel or potential end-user customers that complement its strategy. In addition, AST’s partnership model with MNOs allows them to augment and extend their coverage by using their own spectrum resources without having to build towers or other infrastructure where it is not cost-justified or is difficult, which, in turn, provides AST with the ability to sell its SpaceMobile Service to the end-user customers of MNOs without any direct contract with AST. As of December 31, 2020, AST has entered into agreements and understandings with MNOs which collectively cover over 1.3 billion mobile subscribers and of which approximately 790 million mobile subscribers are covered by binding and mutually exclusive agreements with MNOs that provide for revenue-sharing with AST.

Customers, Sales and Marketing

The SpaceMobile Service will offer global broadband internet connectivity under AST’s wholesale business model of revenue sharing agreements with MNOs. AST’s target commercial customers/partners for its services are the MNOs through commercial agreements and gaining access to their existing customers as the ultimate end-users. The binding commercial agreements between AST and each MNO partner is based on a revenue sharing model. As of December 31, 2020, AST has entered into agreements and understandings with MNOs which collectively cover over 1.3 billion mobile subscribers and of which approximately 790 million mobile subscribers are covered by binding and mutually exclusive agreements with MNOs that provide for revenue-sharing with AST. AST expects that the MNOs will market and sell the SpaceMobile Service directly to their existing customers.

It is anticipated that the MNOs will market the enhanced coverage of the SpaceMobile Service to their customers and offer the service as a differentiated price to the current terrestrial coverage using the following service offerings through automatic prompts that are made via text message directly to the end-user customer’s mobile phone when they leave the terrestrial coverage area and at the point in time when they likely want to access the SpaceMobile Service or are subscribed for as part of a monthly add-on to the end-user customer’s existing wireless plan:

Service Offering	Service Offering Details
Day Pass (Ad-Hoc)	• Upon leaving the terrestrial cellular coverage area, mobile subscribers will receive a text on their phone asking if they would like to turn on the SpaceMobile Service.
Monthly Add-on Subscription (Consumer)

•   Subscribers can pay a fixed monthly fee to add the SpaceMobile Service as a supplemental service to their current wireless plan.

•   Seamless roaming onto the SpaceMobile Service’s network upon entering an area without cell tower coverage.

Monthly Add-on Subscription (Enterprise)	• Same as monthly ad-on for consumers, but with more data targeting commercial enterprises and governments.
Standalone Get Connected Plan

•   In areas without cellular coverage today, subscribers will use and pay for the SpaceMobile Service as their primary network.

•   Incumbent wireless companies and other promotional partners are expected to sell and/or subsidize low-cost phones and market the SpaceMobile Service.

AST expects that the majority of its revenue will be generated from the SpaceMobile Service offerings described above through revenue sharing arrangements with MNOs.

Manufacturing, Assembly and Launch

AST utilizes a range of contract manufacturers to manufacture its satellites hardware and software components included therein, including the arrangements described below in “— Relationships with Industrial Partners”. AST will conduct extensive testing and quality control procedures for all products in its assembly, integrating and testing facility in Midland, Texas. Contract manufacturers produce products for many different customers and are able to pass on the benefits of large-scale manufacturing to their customers. These manufacturers are able to produce high quality products at lower costs by: (1) exercising their high-volume purchasing power, (2) employing advanced and efficient production equipment and capital intensive systems whose costs are leveraged across their broad customer base, and (3) using a cost-effective skilled workforce.

AST’s management team facilitates an efficient contract manufacturing process through the development of strong relationships with a number of different domestic and off-shore contract manufacturers. AST’s internal manufacturing capability is expected to continue to be very limited and it intends to continue to rely on contract manufacturers for manufacturing. AST also relies on outside vendors to manufacture specific components and subassemblies used in the production of a portion of its systems. Some components, subassemblies and services necessary for the manufacture of AST’s products are obtained from a sole source supplier or a limited group of suppliers.

AST’s satellite systems will be assembled, integrated and tested in AST’s facility in Midland, Texas. AST has entered into a satellite launch agreement with a third party to launch its BW3 satellite into orbit and believes multiple sources of satellite launch providers are available to compete for subsequent phased launches. During the first half of 2021, AST will be assembling and testing the BW3 satellite at its facility in Midland, Texas.

AST Satellite Technology Development

The industry in which AST competes is subject to rapid technological developments, evolving standards, changes in customer requirements and continuing developments in the communications and networking environment. AST’s ability to adapt to these changes, and to develop the SpaceMobile Service and the related components, is a significant factor in its ability to execute its business plan.

AST conducts a majority of its engineering development activities by utilizing its in-house engineering team of space scientists and consultants, which includes approximately 205 space scientists and engineers (of which 24 have PhDs) worldwide. AST’s engineering development activities primarily take place at development offices located in Maryland, Spain and Israel as well as at its assembly and testing facility in Midland, Texas.

Government Regulation

AST is required to comply with the laws and regulations of, and often obtain approvals from, national and local authorities in connection with its services. As AST expands service to additional countries and regions, it will become subject to additional governmental approvals and regulations. AST will provide a number of services that rely on the use of radio-frequency spectrum, and the provision of such services is highly regulated. Satellites are to be operated in a manner consistent with the regulations and procedures of the International Telecommunication Union (“ITU”), a specialized agency of the United Nations, which require the coordination of the operation of satellite systems in certain circumstances, and more generally are intended to avoid the occurrence of harmful interference among different users of the radio spectrum.

AST’s business is subject to extensive rules, regulations, statutes, orders and policies imposed by the government in the United States and in foreign jurisdictions. For example, in the U.S. commercial use of radio-frequency spectrum is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (Communications Act). The FCC is responsible for authorizing the operation of commercial spacecraft, and also authorizes non-U.S. licensed spacecraft to be used to serve the United States. The FCC also licenses the operation of satellite earth stations and regulates the technical and other aspects of the operation of these facilities.

The SpaceMobile Service in the United States is subject to a pending application before the FCC. The application seeks authority to utilize 243 satellites operating in 16 orbital planes in an approximate altitude of 700 kilometers. If AST does not operate all 243 satellites as requested, it would need to modify its license with the FCC or risk losing a portion of its surety bond for failure to meet all milestones. The FCC application, and an accompanying Request for Declaratory Ruling, have been accepted for filing and is under consideration by the FCC.

Because the SpaceMobile Service will be using satellites transmitting on spectrum traditionally licensed to MNOs, AST also will need the approval of the Wireless Telecommunications Bureau, which handles terrestrial wireless licensing. AST intends to seek this approval in connection with a spectrum lease agreement with a terrestrial wireless carrier which AST has a cooperative arrangement. Certain wireless carriers have indicated that they intend to oppose this approval on procedural and substantive grounds.

AST also will need to secure FCC authority in the future for the ground segment of the SpaceMobile Service namely two or three fixed earth stations located in the United States. Earth station licenses generally are granted for 15 year terms, and typically are renewed in the ordinary course. Material changes in earth station operations would require prior approval by the FCC. The operation of AST’s earth stations is subject to various license conditions, as well as the technical and operational requirements of the FCC’s rules and regulations.

The SpaceMobile Service will also operate under filings made by Papua New Guinea with the ITU and Papua New Guinea has issued a Radiocommunications Apparatus License to AST to operate its satellite system. The orbital location and frequencies for AST’s satellites are subject to the ITU’s regulations, including its frequency registration and coordination procedures, and its various provisions on spectrum usage. Those procedures are specified in the ITU Radio Regulations and seek to facilitate shared international use of limited spectrum and orbital resources in a manner that avoids harmful interference. Among other things, the ITU regulations set forth procedures for establishing international priority with respect to the use of such resources, deadlines for bringing satellite networks into use in order to maintain such priority, and coordination rights and obligations with respect to other networks, which vary depending on whether such networks have higher or lower ITU priority. Further licensing by Papua New Guinea may be required if material changes to the SpaceMobile Service are made.

Government regulators, including the FCC, have adopted expansive views of the scope of their regulatory authority over carriers providing broadband mobile service and are increasingly focused on the quality of service, customer disclosures, customer privacy, and the customer support that wireless carriers provide. These include, but are not limited to, common carrier obligations; universal service obligations; rules governing billing and the pass through of third party charges, regulations governing subscriber privacy and customer proprietary network information; access to E911 and location accuracy requirements; roaming obligations; rules that require wireless service providers to configure their networks to facilitate electronic surveillance by law enforcement officials; emergency warning requirements; rules governing spam, telemarketing and truth-in-billing; outage reporting; open Internet and Net neutrality requirements; cybersecurity and rules requiring the offering of equipment and services that are accessible to and usable by persons with disabilities, among others.

Intellectual Property

AST’s intellectual property portfolio consists of over 18 patent families, one United States patent (and the exclusive license to use one United States patent) and 16 United States patent applications. AST also has patents in 12 countries in Europe and Japan with 7 international patent applications in the following six non-United States countries: Japan, Australia, Korea, Canada, Europe and India. AST has approximately 1,000 patent and patent pending claims as of March 11, 2021.

AST seeks to establish and maintain its proprietary rights in its technology and products through a combination of patents, copyrights, trademarks, trade secrets and contractual rights. AST also seeks to maintain its trade secrets and confidential information through nondisclosure policies, the use of appropriate confidentiality agreements and other security measures. AST has registered a number of patents and trademarks in the United States and in other countries and has a number of patent filings pending determination. There can be no assurance, however, that these rights can be successfully enforced against competitive products in any particular jurisdiction. Although AST believes the protection afforded by its patents, copyrights, trademarks, trade secrets and contracts has value, the rapidly changing technology in the satellite and wireless communications industries and uncertainties in the legal process make its future success dependent primarily on the innovative skills, technological expertise and management abilities of its employees rather than on the protections afforded by patent, copyright, trademark and trade secret laws and contractual rights.

Certain of AST’s products include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of AST’s products, AST believes, based upon past experience and standard industry practice, that such licenses generally could be obtained on commercially reasonable terms. Nonetheless, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The industry in which AST competes is characterized by rapidly changing technology, a large number of patents, and frequent claims and related litigation regarding patent and other intellectual property rights. AST cannot assure you that its patents and other proprietary rights will not be challenged, invalidated or circumvented, that others will not assert intellectual property rights to technologies that are relevant, or that AST’s rights will give it a competitive advantage. In addition, the laws of some foreign countries may not protect AST’s proprietary rights to the same extent as the laws of the United States.

Competition

The mobile satellite services industry at-large is highly competitive but has significant barriers to entry, including the cost and difficulty associated with successfully developing, building and launching a satellite network and obtaining various governmental and regulatory approvals. In addition to cost, there is a significant amount of lead time associated with obtaining the required licenses, building and launching the satellite constellation, and developing and deploying the ground network technology. AST currently faces substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry. In addition, while AST views its services as largely complementary to terrestrial wireline and wireless communications networks through its MNO partnerships, it also competes with them indirectly.

AST faces competition from other service providers that offer a range of mobile and fixed communications options, such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications. In addition, AST will face competition from companies seeking to develop new LEO networks such as SpaceX’s Starlink, OneWeb and Amazon’s Kuiper. The key differentiator between the SpaceMobile Service and all other LEO constellations and mobile satellite service providers is that AST intends to connect its SpaceMobile Service to standard, unmodified cellular phones without the requirement of special software ground terminals or hardware all while utilizing the spectrum owned and licensed by the MNOs where as other LEO constellations and mobile satellite service providers require a specific dedicated/proprietary terminal to access each network. In the case of the LEO operators, a VSAT end-user terminal is used and with the mobile satellite service providers, a special purpose satellite phone is required.

AST also competes with regional mobile satellite communications services in several geographic markets. In these cases, the majority of AST’s competitors’ customers require regional, not global, mobile voice and data services, so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, AST competes directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. AST also competes indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, AST may face increased competition in those areas.

Environmental Matters

AST is subject to various laws and regulations relating to the protection of the environment and human health and safety, including those governing the management, storage and disposal of hazardous materials, such as fuels and batteries, which may contain hazardous materials. AST could incur significant costs, including cleanup costs, fines, sanctions and third-party claims, as a result of violations of or in connection with liabilities under environmental laws and regulations.

Facilities

AST currently operates from five leased locations that includes its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas and development offices located in Maryland, Spain and Israel. In addition, its majority controlled subsidiary, Nano, is located in Lithuania.

Employees

As of January 15, 2021, AST had 183 full-time employees and six part-time employees, none of whom are subject to any collective bargaining agreement. AST considers its employee relations to be good. AST’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular engineers. Experienced and highly skilled employees are in high demand. Competition for these employees can be intense, and there may be concerns regarding new employees’ unauthorized disclosure of competitors’ trade secrets. AST’s ability to hire, attract and retain employees depends on its ability to provide competitive compensation. Because AST’s satellites are based on a different technology platform than traditional LEO satellites, individuals with sufficient training in its technology may not be available to hire. As a result, AST will need to expend significant time and expense training the employees it does hire. Generally, each employee is required to sign a confidentiality, non-disclosure and non-use agreement with AST.

Legal Proceedings

From time to time, AST may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. AST is not currently party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on AST because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

Key Industrial and Wireless Infrastructure Provider Relationships

AST has relationships with both industrial partners and wireless infrastructure provider. A summary of its industrial and commercial material relationships is below.

Relationships with Industrial Partners

NEC Corporation Memorandum of Understanding

In November, 2020, AST entered into a memorandum of understanding (the “NEC MOU”) with NEC Corporation and NEC Platforms, Ltd. (collectively, “NEC”). The NEC MOU is non-binding as it relates to entering into a commercial agreement under which NEC would manufacture antennae modules according to AST’s specifications for use in AST satellites. The NEC MOU includes a term sheet of items to include in the commercial agreement, including a “field of use” exclusivity clause that would prohibit NEC from performing electronic manufacturing services for itself and named AST competitors for the duration of the commercial agreement and seven years thereafter. A party may immediately terminate the NEC MOU for convenience upon written notice to the other party. The NEC MOU otherwise expires in May 2021.

Inomize Ltd. (“Inomize”)

In June 2020, AST and Inomize entered into a design and manufacturing agreement (the “Inomize DMA”) under which Inomize will manufacture application-specific integrated circuit chips in accordance with AST’s specifications for use in AST’s satellite program. The Inomize DMA amends and restates a previous agreement executed by the parties in November 2019. The manufacturing will be conducted in stages, commencing with production readiness review and concluding with mass production; however, AST has the sole option to proceed or not proceed with the next stage. Furthermore, each stage has two sets of pricing based on design architecture, which AST will select in its sole discretion. AST owns all intellectual property rights in developed materials created by Inomize under the Inomize DMA, excluding any Inomize background intellectual property and third party materials embedded in such developed materials. However, AST receives a perpetual, non-exclusive, irrevocable, royalty-free license to Inomize background intellectual property. Furthermore, Inomize represents, warrants, and covenants to not enter into any new agreements with third parties to provide services related to the “Field of Use” for 12 years from the earlier of the expiration of the Inomize DMA or delivery of each stage. The “Field of Use” is defined as the provision of connectivity to devices for non-terrestrial, high-altitude platform, space-based systems and satellites. Under the Inomize DMA, AST provided Inomize with equity compensation in the form of 15,000 AST Options to purchase Existing AST Common Units at an exercise price of $8.71, which AST Options will automatically be converted into AST Incentive Equity Unit to purchase 217,522 AST Common Units at a price of $0.6007 per unit at Closing. The vesting of such options will occur on the date of the launch of AST’s BW3 test satellite and subject to the delivery and acceptance of the deliverables under the Inomize DMA. For further information regarding the treatment of such options in connection with the Business Combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — General; Structure of the Business Combination; Consideration” The term of the DMA ends when AST has accepted all the deliverables under the last stage that it elects to complete with Inomize.

Dialog Semiconductor Operations Services Limited (“Dialog”)

In September 2020, AST and Dialog entered into a design and manufacturing agreement covering the first 20 BB1 satellites (the “Dialog DMA”) under which Dialog will provide design and supply chain services for four radio frequency integrated chips (“RFIC’s”). The services include the specification, design, fabrication, packaging, lab validation, qualification, production test development, and mass production of the RFIC’s. These chips will be used in the front end modules for AST’s equatorial and inclined orbit constellations. The first two stages in the process consist of design non-recurring engineering activities and qualification/testing and the third stage relates to production. Dialog has provided not-to-exceed pricing for the RFIC’s to be manufactured under the Dialog DMA. Dialog owns all intellectual property rights in any circuity design components and process technology furnished or developed by Dialog under the Dialog DMA; however, AST receives a perpetual, non-exclusive, royalty-free, irrevocable license to Dialog background intellectual property incorporated into any units produced for AST by Dialog. Dialog will not enter into any new agreements with third parties to provide services which Dialog knows are for the Field of Use. “Field of Use” means radio frequency front end semiconductor devices specifically and solely for use in LEO satellite payloads which provide direct radio connectivity using 2G/3G/4G LTE/5G mobile frequencies and standards between the satellites and standard, unmodified, off-the-shelf mobile user equipment (i.e., mobile phone and mobile IoT equipment which is not modified in any way specific to such satellite connectivity). Furthermore, Dialog is restricted from licensing in the Field of Use any Dialog background intellectual property. These Field of Use restrictions can last as long as seven years from the day AST accepts delivery of the last increment of Midband FEM integrated circuits, but may be shorter. The term of the Dialog DMA is five years.

SAFRAN Electrical & Power USA LLC (“SAFRAN”) Purchase Orders

During 2019 and 2020, AST has entered into a number of purchase order agreements with SAFRAN (the “SAFRAN Agreements”). The SAFRAN Agreements provide for SAFRAN to provide engineering, design and development services relating to the design, testing and assembly of satellite componentry and other components of the SpaceMobile Service. AST retains all rights in all intellectual property developed under the SAFRAN Agreements.

Relationships with Wireless Infrastructure Providers

Vodafone Agreement

In connection with that certain Amended and Restated Series B Preferred Shares Purchase Agreement dated as of February 4, 2020 (the “Series B Purchase Agreement”), AST and Vodafone agreed to enter into one or more definitive agreements for a commercial partnership that is anticipated to use the SpaceMobile Service (the “Vodafone Commercial Agreements”). Under the Series B Purchase Agreement, AST agreed that AST, its subsidiaries, and affiliates would not enter into any agreement, term sheet, or letter of intent that grants another party the rights related to the provision of mobile services in the Vodafone markets or Vodafone partner markets prior to the execution of the Commercial Agreements.

The Vodafone Commercial Agreements are to include mutual exclusivity, conditioned upon Vodafone making the SpaceMobile Service available to all of its customers and certain promotional efforts, within all Vodafone markets for five years commencing on the launch of a commercial service based on Phase 3 of the SpaceMobile Service; preferential commercial terms in Vodafone partner markets; 50/50 revenue share for the SpaceMobile Service in Vodafone exclusivity markets; and the procurement, building and operating of mobile network ground stations at a mutually agreed cost by Vodafone.

No payments have been made to date between AST and Vodafone pursuant to the anticipated Vodafone Commercial Agreements. Vodafone has the right to designate one individual to AST’s board of directors. Currently, Vodafone’s designee is Luke Ibbetson.

In addition, AST has entered into a side letter with Vodafone dated December 15, 2020, pursuant to which AST has agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate AST’s ability to satisfy its obligations under the Commercial Agreements with certain exceptions, (ii) to allocate sufficient funds in the capital budget to facilitate compliance with AST’s obligations under the Vodafone Commercial Agreements; and (iii) not to alter AST’s business plan in a manner that is materially detrimental to AST’s ability to satisfy its obligations under the Vodafone Commercial Agreements.

American Tower Agreement

In connection with the Series B Preferred Shares Purchase Agreement (the “Purchase Agreement”), AST and American Tower entered into a side letter agreement that was subsequently amended and restated on December 15, 2020 to reflect the transactions and agreements contemplated by the Equity Purchase Agreement between AST and New Providence (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement contemplates that AST and American Tower will enter into commercial agreements to use American Tower facilities for AST’s terrestrial gateway facilities in certain markets. AST’s space platform and gateway facilities will provide MNOs with mobile service infrastructure in areas not well served by terrestrial networks. The term of the operational agreement between AST and American Tower is five years after the initial launch of commercial mobile services by AST.

In markets in which Vodafone operates, AST will work with Vodafone and American Tower to evaluate and plan deployments with preferred vendor status. The usage of any American Tower services in a Vodafone market will be memorialized in a commercial agreement among all three parties. In markets where Vodafone does not operate (“Carrier Neutral Markets”), AST and American Tower may enter into an agreement for American Tower to manage the operation of the AST-deployed gateway facility in such market. In Carrier Neutral Markets where AST requires a third party to provide a gateway facility or services, AST agrees to not accept any bid that is inferior to American Tower’s best and final proposal for such gateway facility or services. AST also agrees to use commercially reasonable efforts to utilize American Tower facilities in (i) Vodafone markets where Vodafone decides to not use its facilities, (ii) in Carrier Neutral Markets, and (iii) instances where AST requires a third party vendor.

Additionally, AST will work with American Tower to evaluate and plan gateway facility and radio access network data center deployments with preferred vendor status to offer carrier-neutral hosting facilities in certain equatorial markets. American Tower will serve as the preferred vendor for carrier neutral hosting facilities. AST will pay American Tower a monthly connection fee for use of a carrier neutral hosting facility, which will be charged back to each applicable MNO. If AST and American Tower agree to construct a new carrier neutral hosting facility or improve an existing one and American Tower elects to fund all such capital expenditures, American Tower will provide ATS with a fair-market, long-term lease to such facility.

Rakuten Agreement

On February 4, 2020, AST entered into a commercial agreement with Rakuten, for AST’s development of exclusive network capabilities in Japan compatible with the mobile network of Rakuten and its affiliates, which agreement was amended and restated as of December 15, 2020 (the “Rakuten Agreement”). Under the terms of the Rakuten Agreement, AST agreed to make investments in building network capabilities in Japan that are compatible with the mobile network of Rakuten and its affiliates. Furthermore, AST will collaborate with Rakuten to ensure network capability with Rakuten’s licensed frequencies, including full coverage in Japan with 3GPP Band 3 frequencies with MIMO capability. Upon the launch of such coverage, Rakuten will receive unlimited, exclusive rights and usage capacity in Japan in exchange for a $500,000 annual maintenance fee payable to AST or its successors. AST will make $5 million (or such lesser amount as mutually agreed upon the parties) in capital investments towards the design, construction, acquisition and implementation of ground communication assets. AST and Rakuten will receive unlimited rights and usage of the ground assets for their respective operations, including, but not limited to, satellite and other telecommunication communications.

The Rakuten Agreement includes a commercial roadmap for AST satellite launches with key performance indicators (“KPIs”) that AST must meet. If AST does not meet the applicable KPIs for the last two phases of its satellite launch program in accordance with such commercial roadmap or if AST becomes subject to any bankruptcy proceeding or becomes insolvent, AST shall pay to Rakuten a penalty amount of USD $10 million.

The term of the Rakuten Agreement shall continue for so long as Rakuten or its affiliates own a majority of the AST Series B Preferred Units purchased by Rakuten; provided, however, that if Rakuten no longer owns such AST Series B Preferred Units as a result of change of control of AST, all provisions of the Rakuten Agreement remain in effect until AST or its successor fulfill the obligations of AST under the Rakuten Agreement. No payments have been made to date between AST and Rakuten pursuant to the Rakuten Agreement.

AT&T Services, Inc. Memorandum of Understanding

In August 2020, AST and AT&T Services, Inc. (“AT&T”) entered into a binding memorandum of understanding (the “AT&T Agreement”) to collaborate on the design, implementation, and launch of a space-mobile communications ecosystem (the “Satellite System”). The AT&T Agreement sets forth certain key terms of a prospective subsequent commercial agreement (the “Commercial Agreement”), including the roles and responsibilities of each party, although any Commercial Agreement will be contingent upon further agreement between AST and AT&T. Under the AT&T Agreement, AST will design, develop, manufacture, launch, manage, and maintain a constellation of 168 satellite to enable continuous satellite-based mobile wireless service across the AT&T coverage area comprised of the continental United States, Hawaii, Puerto Rico, Mexico, and adjacent international waters (the “Coverage Area”). AT&T will provide technical and commercial resources to work with AST to develop service and commercial offerings for the Coverage Area. AT&T will also give permission to the FCC to authorize AST to test the BW3 satellite under an experimental license on certain mobile bands.

Other Memorandum of Understanding

AST has also entered into a memorandum of understanding with other MNOs, including Telefonica, S.A., Indosat Ooredoo, Millicom International Cellular, Telecom Argentina, S.A.; Telstra, Liberty Latin America Ltd. and others. These memorandums of understanding each generally provide for a non-exclusive arrangement whereby AST and the MNO collaborate on technology development and/or implementation with respect to the SpaceMobile Service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AST

The following management’s discussion and analysis of AST’s financial condition and results of operations is intended to clarify its results of operations, certain changes in its financial position, liquidity, capital structure and business developments for the periods covered by the consolidated financial statements included elsewhere in this proxy statement. AST’s actual results could differ materially from those discussed below. This discussion should be read in conjunction with, and is qualified by reference to, the other related information contained in this proxy statement, including AST’s consolidated financial statements and the related notes thereto and the description of AST’s business as well as the risk factors discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

AST is an innovative satellite designer and manufacturer. AST operates from six locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, as well as operations in Maryland, Spain, the United Kingdom, and Israel. In addition, its 51% owned and controlled subsidiary, Nano, is located in Lithuania.

AST and its global partners are building the first and only space-based cellular broadband network to be accessible by standard smartphones. AST’s SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. AST believes the SpaceMobile Service would be the first global direct mobile broadband network using low Earth orbit (“LEO”) satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. AST intends to partner with mobile network operators (“MNOs”) to offer the SpaceMobile Service to the MNOs’ end-user customers. Users will not need to subscribe to the SpaceMobile Service directly with AST, nor will they need to purchase any new or additional equipment. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider.

The SpaceMobile Service is planned to be provided through a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to a terrestrial gateway and then to the in-country MNO’s core cellular network connected to the internet. Users will connect to the SpaceMobile Service as if they were using a local cell tower, with less communication delay effects than existing geostationary satellite communication systems experience.

On April 1, 2019, AST launched its first test satellite, the BlueWalker 1 (“BW1”), which was used to validate its satellite to cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. AST is currently manufacturing and procuring the satellite componentry required for its BlueWalker 3 (“BW3”) test satellite. As of December 31, 2020, AST has incurred approximately $27.0 million on its BW3 efforts, and intends to incur an additional $22 to $27 million to bring this project to completion. During the first half of 2021, AST will be assembling and testing the BW3 satellite at its facility in Midland, Texas. BW3 is scheduled to launch in the second half of 2021. AST is planning its first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in certain Equatorial countries with 20 satellites. AST plans to achieve full global mobile coverage with 110 satellites by the end of 2023 or early in 2024 and multiple input multiple output (“MIMO”) with a total of 168 satellites by the end of 2024.

Revenue is currently generated from Nano, which consists of satellite development and manufacturing, procuring and arranging launch services, as well as in-orbit operations. Additionally, on a smaller scale, Nano offers hosted payload services, sale of individual satellite parts and subsystems, and software licenses. AST is exploring the possibility of reducing its ownership interest in Nano, such AST would no longer own a majority of the share capital of Nano.

For additional information regarding AST’s relationships with industrial and wireless infrastructure providers, see the section entitled “Additional Information Regarding AST — Key Industrial and Wireless Infrastructure Provider Relationships.”

Impact of COVID-19 Pandemic

With the on-going global spread of the COVID-19 pandemic, AST has implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on its business. The extent to which the COVID-19 pandemic impacts AST’s business, research and development efforts and the value of its equity, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements, and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown, the overall disruption of global healthcare systems and the other risks and uncertainties associated with the pandemic could have a material adverse effect on AST’s business, financial condition, results of operations and growth prospects. In addition, to the extent the ongoing COVID-19 pandemic adversely affects its business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties specific to the industry. To date, the pandemic has not had a material impact to AST’s technology development efforts or results of its operations. However, given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, AST is not able to estimate the future effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

Components of Results of Operations

Revenues

To date, AST has not generated significant revenues and does not expect to begin generating revenues from its SpaceMobile Service until 2023. AST’s 51% owned subsidiary, Nano, generates revenue from ancillary sales and services in Europe and the United States, but is primarily engaged in the development and manufacture of satellite technology. Nano also sells individual satellite parts, subsystems, and software to be configured to customers’ satellites, and enters into “rideshare” type agreements whereby Nano provides hosted payload services using customers’ payloads integrated with Nano-owned Satellite Buses for scheduled launches. Given the above information, any revenue recognition presented herein primarily relates to Nano’s commercially available goods and services.

Cost of Sales

Cost of sales includes the purchase price of various products and services that are used in performing under Nano’s revenue arrangements. Cost of sales also includes operational costs to fulfill Nano customer orders, including costs for Nano employees and overhead.

Engineering Services

Engineering costs are charged to expense as incurred. Engineering costs consist primarily of the expenses associated with our ongoing engineering efforts to establish technical feasibility of our products, as well as the cost of internal staff (such as engineers and consultants) to support these efforts. Currently, major engineering activities include procuring and manufacturing the satellite components required for the BW3 satellite. AST intends to assemble and test the BW3 satellite at its Midland, Texas facility during the first half of 2021. The BW3 is scheduled to be launched during the second half of 2021. Additionally, AST has established alternative uses (separate economic value) for BW3 and therefore, the hard costs (i.e., test equipment, antennas, sensors, cables, launch vehicles) and other nonrecurring costs solely associated with AST’s BW3 developments are capitalized to its construction in progress (“CIP”) account, and presented on its Consolidated Balance Sheets.

Research and Development Costs

AST’s research and development (“R&D”) costs consist principally of non-recurring engineering developments in which it typically engages third party vendors. Currently, major R&D activities include engaging with vendors to help develop the electronic componentry and software to be used in the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage in certain countries along the Equator with 20 satellites.

General and Administrative Costs

AST’s general and administrative expenses include the costs of insurance, personnel, and outside professional services, including accounting and legal fees. AST expects to incur additional expenses in anticipation of becoming a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services.

Depreciation and Amortization

Depreciation and amortization expense includes amounts related to property and equipment as well as finite-lived intangible assets. Once BW3 is completed and successfully launched, AST expects a significant portion of its depreciation expense to relate to the depreciation of this asset, given its assigned useful life is two years.

Interest Income

AST’s interest income consists primarily of interest earned on cash and cash equivalents held by it in interest bearing demand deposit accounts.

Interest Expense

AST’s interest expense consists of interest on the borrowings from its founder and CEO, Abel Avellan. AST repaid all amounts due under this borrowing as of March 3, 2020.

Other Income and (Expense), Net

AST’s other income or expense consists of miscellaneous non-operating items, such as foreign exchange gains or losses.

Income Taxes

AST’s income tax expense is driven by its foreign subsidiaries, primarily Israel and Nano.

Results of Operations

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

The following table sets forth a summary of AST’s consolidated results of operations for the year-end periods indicated below and the changes between the periods.

	Year Ended December 31,
	2020	2019	$ Change
	(dollars in thousands)
Revenues	$5,967	$1,414	$4,553

Cost of sales	(3,025)	(954)	(2,071)

Gross profit	2,942	460	2,482

Operating expenses:
Engineering services	13,081	4,668	8,413
General and administrative costs	12,320	5,404	6,916
Research and development costs	1,011	1,062	(51)
Depreciation and amortization	887	388	499
Total operating expenses	27,299	11,522	15,777

Other income and expense:
Interest income	71	2	69
Interest expense	(10)	(22)	12
Other income and (expense), net	22	(15)	37
Total other income (expense)	83	(35)	118

Net loss before income taxes	(24,274)	(11,097)	(13,177)
Income taxes	(131)	(44)	(87)
Net loss	$(24,405)	$(11,141)	$(13,264)

Revenues

Total revenues increased by $4.6 million to $6.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $3.9 million increase in sales to new third-party customers, and a $0.7 million increase in revenue recognized on existing Nano customers.

Cost of Sales

Total cost of sales increased by $2.1 million to $3.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to increased costs to deliver new and existing revenue contracts to Nano customers, specifically at the newly established Nano US entity during the fiscal year.

Engineering Services

Total engineering services increased by $8.4 million to $13.1 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $5.2 million increase in internal engineer headcount and a $1.8 million increase in internal consultant headcount. The costs related to recurrent engineers and consultants that are not solely associated with the development of BW3 are expensed as engineering services. The remaining $1.4 million increase relates to other operating expenses, such as consumables, components and facility expenses, specifically relating to new operations in United Kingdom during the current fiscal year. AST expects engineering expenses to continue to increase over the upcoming years as the SpaceMobile Service is developed.

General and Administrative Costs

Total general and administrative costs increased by $6.9 million to $12.3 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $4.0 million increase in employee and consultant-related expenses such as salaries and recruiting fees due to the increase in headcount compared to the prior year period, a $1.8 million increase in professional costs due to the increase in legal and accounting services compared to the prior year period, and a $1.5 million increase in other miscellaneous expenses such as corporate office supplies, licenses, and insurance costs, offset by a $0.4 million decrease in travel expenses due to reduced travel as a result of the COVID-19 pandemic.

Research and Development Costs

Total research and development costs decreased by $0.1 million to $1.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The decrease was primarily due a $1.1 million decrease in costs relating to the development of BW1 given this project was completed in 2019, offset by a $1.0 million increase in 2020 development efforts relating to the SpaceMobile constellation.

Depreciation and Amortization

Total depreciation and amortization increased by $0.5 million to $0.9 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to the purchase of additional fixed assets and leasehold improvements during the fiscal year.

Total Other Income (Expense)

Total other income increased by $0.1 million to $0.1 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily driven by a $0.1 million increase in interest earned during the current fiscal year.

Liquidity and Capital Resources

AST requires capital to fund its operating expenses and to make capital expenditures. AST expects its capital requirements to increase as its operations expand. Historically, AST has funded operations primarily from the proceeds from issuances of AST Series A Preferred Units and AST Series B Preferred Units (“AST Preferred Stock”). Through December 31, 2020, AST has raised an aggregate of $120.8 million in gross proceeds from the issuance of AST Preferred Stock. As of December 31, 2020, cash and cash equivalents totaled $42.8 million and working capital totaled $37.8 million. AST closely monitors its liquidity and capital resources for any potential impact that the COVID-19 pandemic may have on operations. In addition, AST is exploring various sources of funding, including the Equity Purchase Agreement discussed below, aimed at further supporting its liquidity profile, as well as maintaining business and organizational continuity through the pandemic.

The design, development, manufacture, integration, testing, assembly and launch of satellites and related components is a capital-intensive venture. AST estimates the gross costs associated with designing, building and launching the 20 Equatorial SpaceMobile satellites to be approximately $510 million, which includes $128 million of capital raised to date by AST from preferred stock, common stock, and Founder loan proceeds. To raise the necessary capital to fund this expenditure in the short term, AST entered into an Equity Purchase Agreement with NPA on December 15, 2020. As part of this transaction, assuming no stockholder redemption and $230 million of PIPE Investment, NPA will contribute approximately $462 million in gross proceeds to AST in exchange for 28.5% of the outstanding AST Common Units and will become the managing member of AST. AST estimates the gross costs associated with designing, building and launching all global and MIMO SpaceMobile satellites and related infrastructure to be approximately $1.7 billion. AST expects that following the Closing of the Equity Purchase Agreement, it will have sufficient capital to fund planned operations and development for the next 12 to 24 months, which includes the launch of its first 20 Equatorial satellites. AST will need to raise additional capital to continue developing and launching satellites to complete subsequent phases of the SpaceMobile Service. AST expects to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital may be necessary to fund its ongoing operations, continue research, development and design efforts, improve infrastructure, and launch satellites. AST cannot be certain that additional funds will be available to it on favorable terms if required, or at all. If AST cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially adversely affected.

Cash Flows

Historical Cash Flows

The following table summarizes AST’s sources and uses of cash for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
	(dollars in thousands)
Cash and cash equivalents at end of period	$42,777	$26,498

Cash used in operating activities	$(22,800)	$(9,300)
Cash used in investing activities	(30,411)	(3,654)
Cash provided by financing activities	69,663	32,379

Operating activities

Cash used in operating activities was $22.8 million for the year ended December 31, 2020, as compared to cash used in operating activities of $9.3 million for the same period in 2019. The $13.5 million increase in cash used in operating activities for the year ended December 31, 2020 was primarily attributable to the $24.4 million net loss as a result of the expansion of AST’s operations and satellite technology development efforts, an increase in net loss of $13.3 million, as well as a $0.2 million increase driven by a $1.1 million change in operating assets and liabilities, offset by a $0.9 million change in adjustments to reconcile net loss to cash used in operating activities.

Investing activities

Cash used in investing activities was $30.4 million for the year ended December 31, 2020, as compared to cash used in investing activities of $3.7 million for the same period in 2019. The $26.8 million increase in cash used in investing activities for the year ended December 31, 2020 was primarily attributable to a $20.2 million increase in BW3 satellite construction costs that started at the end of year 2019 and are still in progress, as well as a $6.6 million increase in purchases of property and equipment including satellite antennas, test equipment, and leasehold improvements.

Financing activities

Cash provided by financing activities was $69.7 million for the year ended December 31, 2020, as compared to cash provided by financing activities of $32.4 million for the same period in 2019. The $37.3 million increase in cash provided by financing activities for the year ended December 31, 2020 was primarily attributable to $72.9 million of net proceeds from the issuance of AST Series B Rakuten Preferred Units during the fiscal year, offset by a $31.5 million decrease in net proceeds from AST Series B Preferred Units issued in the prior period.

Funding Requirements

AST believes its existing cash and cash equivalents will be sufficient to meet anticipated cash requirements for at least 12 months from the date hereof. However, its forecast of the period of time through which its financial resources will be adequate to support operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. AST has based this estimate on assumptions that may prove to be wrong, and AST could expend capital resources sooner than AST expects.

Future capital requirements will depend on many factors, including:

•        Seeking and obtaining market access approvals;

•        Establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support its satellite development;

•        Addressing any competing technological and market developments; and

•        Attracting, hiring, and retaining qualified personnel.

Further details on the various risks to AST’s operations are provided and discussed in the “Risk Factors” section of this document.

Until such time, if ever, as AST can generate substantial revenues to support it cost structure, AST expects to finance cash needs through a combination of equity offerings, debt financings, commercial and other similar arrangements. To the extent that AST raises additional capital through the sale of equity or convertible debt securities, the ownership interest of stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If AST raises funds through commercial agreements, or other similar arrangements with third parties, AST may have to relinquish valuable rights to its technologies and/or future revenue streams, or grant licenses on terms that may not be favorable to AST and/or may reduce the value of its common stock. In addition, AST’s ability to raise necessary financing could be impacted by the COVID-19 pandemic and its effects on the market conditions. If AST is unable to raise additional funds through equity or debt financings when needed, AST may be required to delay, limit, reduce or terminate its commercialization efforts or grant rights to develop and market other services even if it would otherwise prefer to develop and market these services itself or potentially discontinue operations. See the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included herein for additional information.

Contractual Obligations

The following table reflects AST’s contractual obligations as of December 31, 2020:

	Payments Due by Period
	Total	Less than 1 year	More than 1 year and less than 3	More than 3 years and less than 5	More than 5 years
	(dollars in thousands)
Operating lease obligations(1)	$14,151	$1,432	$2,604	$2,413	$7,701
Purchase obligations(2)	8,337	8,337	—	—	—
Total	$22,488	$9,769	$2,604	$2,413	$7,701

____________

(1)      AST primarily leases office space under operating lease agreements, with the most material lease relating to AST’s International Air & Space Port in Midland, Texas. Refer to Note 6 — Commitments and Contingencies in the Notes to Consolidated Financial Statements for additional information on AST’s leases.

(2)      The purchase obligations are associated with contracts with GK Launch Services and Dialog that are enforceable and legally binding, and specify all significant terms, including quantities to be purchased, price provisions, and the approximate timing of the transactions. Refer to Note 13 — Significant Agreements in the Notes to Consolidated Financial Statements for additional information.

Off-Balance Sheet Arrangements

AST does not maintain any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

AST’s management’s discussion and analysis of financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires AST to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, AST evaluates its policies and estimates, including but not limited to, those related to its revenue from contracts with customers, goodwill, intangibles and long-lived assets. AST’s management bases its estimates on historical experience, data available at the time the estimates are made and various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

AST considers the following accounting policies to be those that require the most subjective judgment or that involve uncertainty that could have a material impact on its financial statements. If actual results differ significantly from management’s estimates and projections, there could be a material effect on the financial statements. This is not a comprehensive list of all of AST’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP, with no need for management’s judgment in its application. For a discussion of AST’s other accounting policies, see Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

Revenue from Contracts with Customers

AST recognizes revenue when or as control is transferred to a customer, which is in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The determination of revenue is dependent upon the following five step process: 1) AST accounts for a contract with a customer when there is written approval, the contract is committed, the rights of the parties are identified, the contract has commercial substance and consideration is probable of collection; 2) AST determines performance obligations by assessing whether the products or services are distinct from the other elements of the contract. In order to be distinct, the product or service must perform either on its own or with readily available resources and must be separate within the context of the contract; 3) AST considers the amount stated on the face of the purchase order to be the transaction price and does not have variable consideration which could impact the stated purchase price agreed to; 4) transaction price is allocated to each individual performance obligation based on the standalone selling price of that performance obligation and if standalone market transactions are not available, AST will estimate the standalone selling price through market assessments; and 5) if the transaction meets the criteria for over time recognition, AST recognizes revenue as the good or service is delivered. For transactions that do not meet the criteria for over time recognition, AST will recognize revenue at a point in time based on an assessment of the five criteria for transfer of control. AST has concluded that revenue should be recognized when shipped or delivered based on contractual terms.

As it relates to government and space agency grants, Nano receives grant funding in exchange for satellite technology development efforts made by Nano to the European Space Agency and other governmental bodies. If Nano fails to maintain required commitments, the funds received may have to be repaid or other adverse consequences may arise, which could affect cash flows and profitability. When Nano has been awarded grant funding, cost reimbursements are recognized when it is probable that Nano will comply with the conditions attached to the grant arrangement and the grant proceeds will be received. Grants are recognized in Nano’s results of operations on a systematic basis over the periods in which it recognizes the related costs for which the grant is intended to compensate. Specifically, when grants are related to reimbursements, the grants are recognized as a reduction of the related expense in its results of operations. For grants related to reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset and recognized in Nano’s results of operations over the estimated useful life of the depreciable asset as reduced depreciation expense.

As it relates to collaborative arrangements, AST considers the nature and contractual terms of an arrangement and assess whether the arrangement involves a joint operating activity pursuant to which it is an active participant and exposed to significant risks and rewards with respect to the arrangement. If AST is an active participant and exposed to the significant risks and rewards with respect to the arrangement, it accounts for these arrangement pursuant to ASC Topic 808, Collaborative Arrangements, as amended by ASU 2018-18 (“ASC 808”), and applies a systematic and rational approach to recognize revenue (unless parts of the arrangement are within the scope of other authoritative accounting literature or can be appropriately analogized to other authoritative accounting literature). In connection with the Initial Series B Preferred Stock Issuance, AST entered into a commercial agreement on October 26, 2019 with Vodafone, whereby Vodafone is provided exclusivity to operate the SpaceMobile Service in agreed upon markets as defined in the agreement. As part of this agreement, Vodafone will promote the service as an element of its normal business, and AST is provided a 50/50 revenue share for all services enabled by its SpaceMobile satellite segment.

The term of the agreement is five years starting with the initial launch of commercial service based on the Phase 3 constellation anticipated in 2023. The Vodafone commercial agreement is considered a collaborative arrangement under ASC 808 as both parties are active participants and share in the significant risks and rewards of the activities. AST will not assign any value to the Vodafone commercial agreement at inception and will recognize their share of expenses as they are performed up to the time the activities are revenue generating.

Goodwill, Intangibles and Long-Lived Assets

AST assesses goodwill for impairment at least annually in the fourth quarter, on a reporting unit basis, or more frequently, when events and circumstances occur indicating that the recorded goodwill may be impaired. For the year ended December 31, 2020, AST’s goodwill impairment process included applying a quantitative impairment analysis where the fair value of the reporting unit was compared to its carrying value (including goodwill). AST engaged an independent third-party valuation specialist to assist in the determination of the fair value of the reporting unit based upon inputs and assumptions provided by management. The fair value of the reporting unit was based upon an equal weighting of the income and market approaches, utilizing estimated cash flows and a terminal value, discounted at a rate of return that reflects the relative risk of the cash flows, as well as valuation multiples derived from comparable publicly traded companies that are applied to operating performance of the reporting unit.  Significant judgments inherent in these analyses include estimating the amount and timing of future cash flows and the selection of appropriate discount rates and long-term growth rate assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for the reporting unit and could result in an impairment charge, which could be material to AST’s financial position and results of operations. Based on the results of the quantitative impairment analysis, it was determined that there has been no impairment of goodwill related to the reporting unit as of December 31, 2020.

AST assesses the impairment of intangible and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors AST considers important in the determination of an impairment include significant underperformance relative to historical or projected future operating results, significant changes in the manner that AST uses the acquired asset and significant negative industry or economic trends.

Recent Accounting Pronouncements

See Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements for a full description of recent accounting pronouncements including the expected dates of adoption and effects on results of operations and financial condition.

NPA Current Management and Board of Directors

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Alexander Coleman	54	Chairman
Gary P. Smith	58	Chief Executive Officer and Director
James Bradley	48	Chief Financial Officer
Timothy Gannon	72	Director
Daniel Ginsberg	68	Director
Rick Mazer	75	Director

Alexander Coleman has served as our Chairman since June 2019 and has served as the Chairman of New Providence Acquisition Corp. II since November 2020 and the Chairman of New Providence Acquisition Corp. III since January 2021. Mr. Coleman served as Chief Executive Officer of Tilt Holdings and as a Managing Partner at Annex Capital Management. Mr. Coleman also previously served as a Managing Partner at Sea Hunter Therapeutics from 2016 to 2018. Prior experience also includes serving as Chairman of Big Red and as a Managing Partner at Citicorp Venture Capital. Prior to these positions, from 1996 through to 2004, Mr. Coleman was a Managing Investment Partner and co-Head of Dresdner Kleinwort Capital LLC, Dresdner Bank’s North American merchant banking group. While at Dresdner, Mr. Coleman oversaw the bank’s U.S. based private equity businesses, which included control and minority equity investing, mezzanine, distressed senior debt and, for a period of time, a fund-of-funds program. From 1989 to 1995, Mr. Coleman worked with several groups while at Citi, including the Media Group, the Restructuring Group and Citicorp Venture Capital. Mr. Coleman received an MBA from the University of Cambridge and a BA in Economics from the University of Vermont. Mr. Coleman has served as a Director and Chairman of the Board for numerous private and public companies, including Remy Inc., StackTeck Systems Ltd., Maxcess International, TeleCorp PCS, Hypercube (f/k/a KMC Telecom), Mrs. Field’s Famous Brands Inc., Gardenburger Inc., NurseFinders Inc., Waddington International, Inc. and JAC Products, Inc. We believe Mr. Coleman’s deep consumer industry background, coupled with broad operational and transactional experience, make him well qualified to serve as a director.

Gary P. Smith has served as our Chief Executive Officer and as a director since June 2019. Mr. Smith currently serves as the Chief Executive Officer and a Director at New Providence Acquisition Corp. II since November 2020 and New Providence Acquisition Corp. III since January 2021. Mr. Smith has held senior management positions at PepsiCo, Red Bull and Big Red. During his most recent position as CEO of Big Red, Inc., Mr. Smith built a diversified beverage company by acquiring numerous, complementary brands across many segments of the market over a 10-year period, ultimately selling the business to Keurig Dr Pepper. Prior to Big Red, Mr. Smith joined Red Bull as the executive vice president of a three person board of directors each operating as the co-CEO. Mr. Smith held direct responsibility for sales, trade marketing, motorsports marketing, finance, information systems, legal department, supply chain, operations and human resources. Mr. Smith continued to serve as the senior board member and corporate secretary from 2000 to 2007 while leading all day to day efforts as the Chief Operating Officer. Before taking over the leadership role at Red Bull, Mr. Smith enjoyed a successful career with PepsiCo, Inc. from 1986 to 2000. Mr. Smith began his career in Dallas with PepsiCo Food Systems where he held positions with increasing responsibility that led up to his role as division president. In his last role with PepsiCo, Mr. Smith led the West Florida Bottling Operations for Pepsi Bottling Group. Mr. Smith holds an M.B.A. degree with a concentration in finance from The University of Dallas. Mr. Smith also holds a Bachelor of Business Administration degree in finance from Mississippi State University. Mr. Smith serves on the board of Tilt Holdings and various philanthropic organizations including the Dr Pepper Museum and the American Beverage Association. We believe Mr. Smith’s deep consumer industry background, coupled with broad operational and transactional experience, make him well qualified to serve as a director.

James Bradley has served as our Chief Financial Officer since June 2019. Mr. Bradley currently serves as the Chief Financial Officer at New Providence Acquisition Corp. II since November 2020 and New Providence Acquisition Corp. III since January 2021. Prior to this, Mr. Bradley spent nearly 10 years as CFO of Big Red until it was acquired by Keurig Dr Pepper in 2018. While at Big Red, Mr. Bradley was instrumental in the sales transaction, four recapitalizations and three acquisitions. Mr. Bradley transformed Big Red’s financial, accounting, tax and back office functions as the business grew from a simple family run business with a single brand to a sponsor backed, diversified beverage company. Prior to joining Big Red, Mr. Bradley spent nearly 10 years in KPMG’s Transaction Services practice leading buy-side and sell-side transactions ranging in size from a few million to several-billion dollars in North America and Europe. Prior to KPMG, Mr. Bradley spent four years in investment banking in Arthur Andersen’s Corporate Finance practice. Mr. Bradley earned a Bachelor’s of Business Administration in Finance from the University of Texas in Austin, graduating with honors. Mr. Bradley is a Chartered Financial Analyst.

Timothy Gannon has served on our Board since our IPO. Mr. Gannon is a Co-Founder of Outback Steakhouse, where he was a senior executive responsible for food and menu oversight through its public offering in 2012. In 2006, Mr. Gannon co-founded OSI Restaurant Partners, an operator of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Roy’s Restaurant and Fleming’s Prime Steakhouse & Wine Bar units. Prior to co-founding Outback Steakhouse, Mr. Gannon spent 14 years at other restaurant groups including Steak & Ale and Copeland’s Cajun Café. In 1994, Mr. Gannon was named Entrepreneur of the Year by Inc. magazine. Other honors include the Florida Restaurant Association’s Lifetime Achievement Award, an honorary Doctorate in Business Administration and Food Service Management from Johnson & Wales University, and induction into both the U.S. Business Hall of Fame and the Tampa Bay Chamber of Commerce Business Hall of Fame. Mr. Gannon received a BA in Art History from Florida State University. We believe that Mr. Gannon’s entrepreneurial experience and deep consumer industry background make him well qualified to serve as a director.

Daniel Ginsberg has served on our Board since our IPO. Mr. Ginsberg has served as Chairman of Potbelly Corporation since 2014. Mr. Ginsberg previously served as Chief Executive Officer of Dermalogica from 2011 to 2014, and has a comprehensive background in branding strategy, marketing, and advertising. Prior to these positions, Mr. Ginsberg served as Chief Executive Officer of Red Bull North America until 2007. Before taking over the leadership role at Red Bull, Mr. Ginsberg was an advertising and marketing executive who held executive positions at agencies such as NW Ayer, Cunningham & Walsh and dGWB. Mr. Ginsberg also served as Chief Marketing Officer at Hardee’s. Mr. Ginsberg received an MA in Communications and Marketing from Boston University. We believe that Mr. Ginsberg’s extensive executive and marketing expertise make him well qualified to serve as a director.

Rick Mazer has served on our Board since our IPO. Mr. Mazer served on the Board of the Culinary Institute of America from 2007 to 2019 retiring as Chairman. Mr. Mazer has also been a member of the boards of Food for All, Gardenburger, Thrifty Foods of Burlington, and Hospital Cost Consultants and Accountants, Inc. Mr. Mazer previously served as President and Chief Executive Officer of Ventura Foods from 1997 to 2010, where he played a key role in growing the company’s sales from $500 million to more than $2 billion annually. Prior to joining Ventura Foods, Mr. Mazer was a consultant to producers, manufacturers, retailers, and grocery and convenience store wholesalers. Mr. Mazer also previously held management positions at Deloitte and Touche, Kidder, Peabody & Co. and Boston Consulting Group. Mr. Mazer received degrees in Economics and Industrial Management from the Massachusetts Institute of Technology. We believe that Mr. Mazer’s extensive executive and deep consumer industry background make him well qualified to serve as a director.

Number and Terms of Office of Officers and Directors

The Board currently consists of five directors, divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one full year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Mr. Gannon, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Ginsberg and Mr. Mazer, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Coleman and Mr. Smith, will expire at the third annual meeting of stockholders.

Prior to the completion of an initial business combination, any vacancy on the Board may be filled by a nominee chosen by holders of a majority of the Founder Shares. In addition, prior to the completion of an initial business combination, holders of a majority of the Founder Shares may remove a member of the Board for any reason.

At the Closing, SpaceMobile and the Stockholder Parties will enter into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders will agree to vote all securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board until the Sunset Date. In addition, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

The SpaceMobile Board will initially consist of 13 directors, with two director seats initially being vacant. The equityholders of SpaceMobile may nominate directors as follows: (a) Avellan may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (b) Invesat, Vodafone Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (c) Rakuten may nominate two members of the SpaceMobile Board. The AST Equityholders will agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the aggregate outstanding voting power of SpaceMobile, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate five members of the SpaceMobile Board, (ii) own less than 40% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate three members of the SpaceMobile Board, (iii) own less than 30% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate two members of the SpaceMobile Board, (iv) own less than 20% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate one member of the SpaceMobile Board, and (v) own less than 5% of the aggregate outstanding voting power of SpaceMobile, the Key Holders will no longer be entitled to nominate any members of the SpaceMobile Board. If the size of the SpaceMobile Board is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of the SpaceMobile Board.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (a) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of SpaceMobile following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (i) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares Class A Common Stock).

In addition to the provisions of the preceding paragraph, the rights of Invesat, Vodafone, Sponsor, American Tower, and Rakuten to nominate any director to the SpaceMobile board will terminate if, following the Closing, such party becomes a “Competitor” of SpaceMobile (as defined below), initiates a legal proceeding against SpaceMobile or a member of the SpaceMobile Board or (C) obtains the right to appoint a member or observer to the board (or similar governing body of any Competitor of SpaceMobile). For purposes of the Stockholders’ Agreement, a “Competitor” is any person directly or indirectly engaged in the provision of connectivity to standard and nonstandard handsets, sensors, and Internet of things devices using satellites, high-altitude systems or other aerial systems, but a “Competitor” does not include any financial investment firm or investment vehicle that holds (with affiliates) less than 20% of the outstanding equity of any Competitor and does not have the right to designate any member of the board of a Competitor. Vodafone is not deemed to be a Competitor with respect to its current lines of business and UBS O’Connor LLC (and its affiliates) is not deemed to be an affiliate of Sponsor for purposes of the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, each nominee to the SpaceMobile Board who is nominated by Invesat, Vodafone, Sponsor, American Tower or Rakuten must at all times, satisfy all requirements for service as a director under applicable law, Nasdaq Rules, and other qualifications as the SpaceMobile Board may adopt. Additionally, any such members of or nominees to the SpaceMobile Board cannot have been disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, involved in any event enumerated under Item 2(d) or (e) of Schedule 14D under the Exchange Act or Item 401(f) (other than Item 401(f)(1)), of Regulation S-K of the Securities Act, or be subject to any governmental order prohibiting service as a director as a public company. Further, any such nominee or director must agree to be bound to a confidentiality agreement in a form acceptable to SpaceMobile and must recuse themselves from deliberations and discussions that, in the reasonable determination of the SpaceMobile Board, present and actual or potential conflict of interest with SpaceMobile.

In addition to any vote or consent required by the SpaceMobile Board or stockholders of SpaceMobile, SpaceMobile may not change the size of the SpaceMobile Board, establish any committee of the SpaceMobile Board, change the composition or powers of any committees of the SpaceMobile Board (subject to certain exceptions), engage any professional advisers or materially change the nature or scope of SpaceMobile’s business or enter into or abandon a line of business, in each case without the consent of a majority of the shares held by the Key Holders. This consent right terminates automatically on the first date on which the combined voting power of the Stockholder Parties no longer exceeds 50% of the total voting power of SpaceMobile then outstanding.

Currently, our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Existing Bylaws as it deems appropriate. Our Existing Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Board.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of NPA or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Mr. Gannon, Mr. Ginsberg and Mr. Mazer is an “independent director” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

The following disclosure concerns the compensation of NPA’s executive officers and directors for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination).

None of NPA’s executive officers or directors have received any cash compensation for services rendered to NPA. Since the consummation of the IPO and until the earlier of the consummation of the Business Combination and our liquidation, we will pay an affiliate of our Sponsor a total of $10,000 per month for secretarial and administrative support. In addition, our Sponsor, executive officers and directors, and any of their respective affiliates are being reimbursed for any out-of-pocket expenses incurred in connection with activities conducted on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews all payments that were made to our Sponsor, officers or directors, or their affiliates on a quarterly basis. Any such payments prior to the Business Combination are made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we do not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating the Business Combination. Other than these payments and reimbursements, no compensation or any kind, including finder’s and consulting fees, is paid by NPA to our Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of the Business Combination.

After the completion of the Business Combination, directors or members of its management team who remain with SpaceMobile may be paid consulting or management fees from SpaceMobile. For more information on post-combination company executive compensation, see “Executive and Director Compensation of AST.” NPA has not established any limit on the amount of such fees that may be paid by SpaceMobile to NPA’s directors or members of management. It is unlikely the amount of such compensation will be known at the time of the Business Combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to NPA’s executive officers will be determined, or recommended to the Board for determination, by a compensation committee constituted solely of independent directors or a majority of the independent directors on the Board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of the Business Combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the Business Combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment or service.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee and nominating and corporate governance committee of a listed company each be comprised solely of independent directors.

Audit Committee

Mr. Gannon, Mr. Ginsberg and Mr. Mazer serve as members of our audit committee, and Mr. Mazer chairs the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Gannon, Mr. Ginsberg and Mr. Mazer meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our Board has determined that Mr. Gannon, Mr. Ginsberg and Mr. Mazer qualify as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by FASB, the SEC or other regulatory authorities.

Compensation Committee

Mr. Gannon, Mr. Ginsberg and Mr. Mazer serve as members of our compensation committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Mr. Gannon, Mr. Ginsberg and Mr. Mazer are independent and Mr. Ginsberg chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, until the earlier of the consummation of our initial business combination or our liquidation and the payment to an affiliate of our Sponsor of $10,000 per month, for up to 18 months, for secretarial and administrative support and reimbursement of expenses, and in connection with potentially providing financing or other investments in connection with our initial business combination, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination.

The Existing Certificate of Incorporation also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance are Mr. Gannon, Mr. Ginsberg and Mr. Mazer. Mr. Gannon serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee is to assist the Board in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•        developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of NPA; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of Nasdaq.

Director Nominations

Our nominating and corporate governance committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

Code of Ethics

We have adopted a code of ethics (the “Code of Ethics”) applicable to our directors, officers and employees. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics may be provided without charge upon request. Please see the section of this proxy statement entitled “Where You Can Find More Information.”

Conflicts of Interest

Mr. Coleman and Mr. Smith have agreed not to participate in the formation of, or become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 18 months after the closing of this offering, as such may be extended by stockholder approval. Our stockholders should be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our Initial Stockholders have agreed to waive their Redemption Rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of the Business Combination. Additionally, our Initial Stockholders have agreed to waive their Redemption Rights with respect to any Founder Shares held by them if we fail to consummate our initial business combination within 18 months after the IPO. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the Founder Shares will not be transferable, assignable by our sponsor until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of NPA Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Private Placement Warrants and the NPA Class A Common Stock underlying such warrants, will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination.

•        Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating the Business Combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance Transaction Expenses in connection with the Business Combination. Up to $1,500,000 of such loans may be convertible into NPA Warrants at a price of $1.00 per NPA Warrant at the option of the lender. Such NPA Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

•        The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Existing Certificate of Incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Alexander Coleman	Annex Capital Management	Finance	Managing Partner
Gary P. Smith	Tilt Holdings	Infrastructure and technology platform	Director
Daniel Ginsberg	Potbelly Corporation	Restaurant Franchise	Chairman

We have agreed not to enter into a definitive agreement regarding the Business Combination without the prior consent of our Sponsor. Our sponsor, officers and directors have agreed to vote any Founder Shares held by them and any public shares purchased during or after the IPO (including in open market and privately negotiated transactions) in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Existing Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Existing Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Existing Certificate of Incorporation. Our Existing Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they acquired in the IPO or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and not to seek recourse against the Trust Account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

SpaceMobile ManagemenT After the Business Combination

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of SpaceMobile will be managed by or under the direction of the SpaceMobile Board. AST is currently evaluating potential director nominees and executive officer appointments, but expects that the directors and executive officers of SpaceMobile upon consummation of the Business Combination will include the following:

Name	Age	Position
Executive Officers
Abel Avellan	50	Chief Executive Officer and Chairman of the Board
Thomas Severson	57	Chief Financial and Operating Officer and Director
Non-Employee Directors
Tareq Amin	48	Director
Adriana Cisneros(2)(3)	41	Director
Alexander Coleman(1)(2)(4)	54	Director
Luke Ibbetson	52	Director
Edward Knapp	60	Director
Hiroshi Mikitani	56	Director
Ronald Rubin(1)	55	Director
Richard Sarnoff(3)	62	Director
Julio A. Torres(1)(2)(3)	55	Director

____________

(1)      Member of the audit committee, effective upon the consummation of the Business Combination.

(2)      Member of the compensation committee, effective upon the consummation of the Business Combination.

(3)      Member of the nominating and corporate governance committee, effective upon the consummation of the Business Combination.

(4)      Member of the redemption election committee, effective upon the consummation of the Business Combination.

Executive Officers

Abel Avellan.    Upon the consummation of the Business Combination, Abel Avellan will serve as Chief Executive Officer and Chairman of the SpaceMobile Board. Mr. Avellan is AST’s Chairman, founder and Chief Executive Officer since its inception in 2017. Prior to founding AST, Mr. Avellan served as the founder and Chief Executive Officer of Emerging Markets Communications (EMC), a satellite-based communications services provider to maritime and other mobility markets, from 2000 until its sale to Global Eagle Entertainment Inc. in July 2016. Following the acquisition of EMC, Mr. Avellan worked as the President and Chief Strategy Officer for Global Eagle Entertainment Inc. until April 2017. Mr. Avellan has over 25 years of success in the space industry and is the co-inventor of 24 U.S. patents. He was the recipient of the Satellite Transaction of the Year award by Euroconsult in 2015 and was named Satellite Teleport Executive of the Year in 2017. Mr. Avellan has a BS in Electrical Engineering from Simón Bolivar University. We believe Mr. Avellan is qualified to serve on the SpaceMobile Board due to his expertise and years of success developing innovative space-based technologies and continually proven engineering and management acumen.

Thomas Severson.    Upon the consummation of the Business Combination, Thomas Severson will serve as Chief Financial and Operating Officer and a Director of SpaceMobile. Mr. Severson has served as AST’s Chief Financial Officer and Chief Operating Officer since October 2017. Prior to such time, Mr. Severson served as the Executive Vice President and Chief Financial Officer of Emerging Markets Communications (EMC) from 2015 until its sale to Global Eagle Entertainment Inc. in July 2016. Mr. Severson continued in the same position for Global Eagle Entertainment Inc. following the acquisition of EMC until February 2017. Prior to that, Mr. Severson worked as Chief Financial Officer for a number of private and public companies, including Myxer Inc., The Nicklaus Companies, American Media, Inc., Paxson Communications, Inc. and earlier in his career, was Chief Accounting Officer for Sinclair Broadcast Group Inc. and was a certified public accountant in the audit assurance practice of KPMG. Mr. Severson graduated magna cum laude and has a Bachelor of Science Degree in Accounting from the University of Baltimore. We believe Mr. Severson is qualified to serve on the SpaceMobile Board due to 20 years of diverse financial management in expertise in technology, media and telecommunications and years of success involved in the operation of AST and previous companies.

Non-Employee Directors

Tareq Amin.    Upon the consummation of the Business Combination, Tareq Amin will serve as a member of the SpaceMobile Board. Since April 2019, Mr. Amin has served as Group Executive Vice President and Chief Technology Officer of Rakuten, Inc., one of the world’s leading Internet service companies, and has served as Chief Technology Officer of Rakuten Mobile, Inc., a subsidiary or Rakuten, Inc., since June 2018. Prior to joining Rakuten Mobile, Inc., Mr. Amin served as Senior Vice President of Technology Development and Automation for Reliance Jio from April 2013 to June 2018. Prior to that, he served as Vice President of Carrier Solutions for Huawei and as Senior Director of National Planning & Performance at T-Mobile. Mr. Amin currently serves on the board of several private companies. Mr. Amin holds a bachelor’s degree in electrical engineering and physics from Portland State University. We believe Mr. Amin is qualified to serve on the SpaceMobile Board based on his years of experience in the telecommunications industry.

Adriana Cisneros.    Upon the consummation of the Business Combination, Adriana Cisneros will serve as a member of the SpaceMobile Board. Since September 2013, Ms. Cisneros has served as the Chief Executive Officer of Cisneros, a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership, and she served as its Vice Chairman and Director of Strategy from September 2005 to August 2013. Since 2018, she has served on the board of directors of Mattel Inc. and also serves on numerous non-profit boards. Ms. Cisneros holds a B.A. in journalism from Columbia University, a M.A. in Journalism from New York University and a degree in leadership development from Harvard University Business School. We believe Ms. Cisneros is qualified to serve on the SpaceMobile Board based on her significant leadership experience in media, real estate, entertainment and digital and consumer products.

Alexander Coleman.    Upon the consummation of the Business Combination, Alexander Coleman will serve as a member of the SpaceMobile Board. Alexander Coleman has 20 years of institutional private equity experience, focused predominantly on U.S. based middle market companies. Most recently, Mr. Coleman has served as Chairman of the Board since June 2019, and has served as the Chairman of New Providence Acquisition Corp. II since November 2020 and the Chairman of New Providence Acquisition Corp. III since January 2021. Mr. Coleman is the founder and Managing Partner of Annex Capital Management LLC, a U.S. based private equity group founded in 2004. Annex Capital focuses on making control investments in middle market companies in a broad array of industries, and also acquires distressed debt and direct equity in the secondary market. Concurrently with Annex, Mr. Coleman was a co-Head and Managing Partner of Citicorp Venture Capital, Citi’s New York based leveraged buyout fund. Mr. Coleman was also a Managing Partner of Sea Hunter, a specialized fund focused on the evolving global cannabis market and a predecessor to Tilt Holdings. Prior to these positions, from 1996 through to 2004, Mr. Coleman was a Managing Investment Partner and co-Head of Dresdner Kleinwort Capital LLC, Dresdner Bank’s North American merchant banking group. While at Dresdner, Mr. Coleman oversaw the bank’s U.S. based private equity businesses, which included control and minority equity investing, mezzanine, distressed senior debt and, for a period of time, a fund-of-funds program. From 1989 to 1995, Mr. Coleman worked with several groups while at Citi, including the Media Group, the Restructuring Group and Citicorp Venture Capital. Mr. Coleman has served as a Director and Chairman of the Board for numerous private and public companies, including Remy Inc., StackTeck Systems Ltd., Maxcess International, TeleCorp PCS, Hypercube (f/k/a KMC Telecom), Mrs. Field’s Famous Brands Inc., Gardenburger Inc., NurseFinders Inc., Waddington International, Inc. and JAC Products, Inc. Mr. Coleman received an MBA from the University of Cambridge and a BA in Economics from the University of Vermont. We believe Mr. Coleman is qualified to serve on the SpaceMobile board based on his experience leading companies across many industries.

Luke Ibbetson.    Upon the consummation of the Business Combination, Luke Ibbetson will serve as a member of the SpaceMobile Board. Mr. Ibbetson has worked with Vodafone since 1996 and has lead the Vodafone Group Research and Development Organisation since 2013, which is responsible for all aspects of future research, including trials of emerging technologies. Mr. Ibbetson serves on the board of several industry groups and initiatives, including the 5G Automotive Alliance, and serves as Chairman of the Next Generation Mobile Networks Alliance Board Strategy committee, Mr. Ibbetson holds a B.Sc. in electronic engineering and a M.Sc. in telecommunications from the University of Leeds. We believe Mr. Ibbetson is qualified to serve on the SpaceMobile Board based on his years of experience and commitment to innovative thinking in the telecommunications industry.

Edward Knapp.    Upon the consummation of the Business Combination, Edward Knapp will serve as a member of the SpaceMobile Board. Mr. Knapp currently serves as the corporate Chief Technology Officer for American Tower Corporation. Prior to joining American Tower in 2017, Mr. Knapp served as Senior Vice President of Engineering at Qualcomm, where he was responsible for Qualcomm’s New Jersey Corporate Research Center, from which he managed a global engineering team of researchers and product engineering staff. He currently serves on the board of directors of the Center for Automotive Research. Mr. Knapp holds a B.E. in electrical engineering from Stony Brook University, an M.S.

in electrical engineering from Polytechnic University (NYU) in New York, and an M.B.A. from Columbia University. We believe Mr. Knapp is qualified to serve on the SpaceMobile Board based on based on his more than thirty-eight years of communications technology experience and thirty years of experience in the development of the global wireless industry.

Hiroshi Mikitani.    Upon the consummation of the Business Combination, Hiroshi Mikitani will serve as a member of the SpaceMobile Board. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten, Inc. Founded in 1997, Rakuten Inc. is one of the world’s leading Internet service companies. In 2018, Mr. Mikitani was appointed Chief Executive Officer of Rakuten Medical, Inc., a biotechnology company developing the proprietary Illuminox™ platform as a new standard in precision-targeted anti-cancer treatment technology, and he has also served as Chairman and a director of the company since 2016. Mr. Mikitani has served as a member of the Lyft, Inc. board of directors since March 2015 and currently serves on the boards of directors of a number of privately held companies. In 2011, he was appointed Chairman of the Tokyo Philharmonic Orchestra. He also serves as Representative Director of the Japan Association of New Economy (JANE). Mr. Mikitani holds a commerce degree from Hitotsubashi University and an M.B.A. from Harvard Business School. We believe Mr. Mikitani is qualified to serve on the SpaceMobile Board based on his extensive operating and management experience with major technology companies.

Ronald Rubin.    Upon consummation of the Business Combination, Ronald Rubin will serve as a member of the SpaceMobile Board. Mr. Rubin is the Co-Founder and Managing Director Tower Alliance, LLC, a leading provider of outsourced services to wireless infrastructure owners. Mr. Rubin is also the Co-Founder and Managing Director of Southcom Holdings I, LLC, which oversees and implements wireless infrastructure investment and management strategies in Latin America. Mr. Rudin served as Chief Financial Officer of Global Tower Partners from 2010 to 2013. Mr. Rubin holds a B.S. in Accounting from American University and a M.S. in Taxation from Florida International University and is a Certified Public Accountant. We believe Mr. Rubin is qualified to serve on the SpaceMobile Board based on his years of experience in the telecommunications industry.

Richard Sarnoff.    Upon the consummation of the Business Combination, Richard Sarnoff will serve as a member of the SpaceMobile Board. Mr. Sarnoff is Partner at Kohlberg Kravis Roberts & Company and leads its media, entertainment and education investing activities for US private equity. From 2014 through 2017, Mr. Sarnoff served as Managing Director and Head of the Media and Communications industry group of Kohlberg Kravis Roberts & Company, leading investments in the Media, Telecom, Digital Media and Education sectors in the US.  Mr. Sarnoff currently serves on the Board of Directors of Chegg, Inc. and of several private companies, as well as several not-for-profit organizations. Mr. Sarnoff holds a B.A. in Art and Archeology from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Sarnoff is qualified to serve on the SpaceMobile Board based on his extensive experience serving in senior leadership roles, and on the boards of directors of media and digital technology companies.

Julio A. Torres.    Upon the consummation of the Business Combination, Julio A. Torres will serve as a member of the SpaceMobile Board. Mr. Torres has served as the managing partner at Multiple Equilibria Capital, a financial advisory firm since March 2013. Mr. Torres has served as the Chief Executive Officer and member of the board of directors of Andina Acquisition Corp. III since January 2019. From August 2015 to March 2018, Mr. Torres served as Chief Executive Officer and a member of the board of directors of Andina Acquisition Corp. II, a blank check company that consummated an initial business combination with Lazy Days’ R.V. Center, Inc. From October 2011 through January 2013, Mr. Torres served as Co-Chief Executive Officer of Andina Acquisition Corp. He also served as a member of the board of Andina 1 from October 2011 until its merger in December 2013 with Tecnoglass Inc. and has continued to serve on the board of Tecnoglass Inc. since such time. Mr. Torres also serves on the board of several international public companies. Mr. Torres graduated from the Universidad de los Andes and received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master in public administration from the J.F. Kennedy School of Government at Harvard University. We believe Mr. Torres is qualified to serve on the SpaceMobile Board based on his extensive operational and company governance experience.

Corporate Governance

Composition of the Board of Directors

The business and affairs of SpaceMobile will be managed under the direction of the SpaceMobile Board. Following the Closing, the SpaceMobile Board will be chaired by Mr. Avellan, and includes Thomas Severson, Adriana Cisneros, Hiroshi Mikitani, Luke Ibbetson, Tareq Amin, Edward Knapp, Richard Sarnoff, Julio A. Torres, Alexander Coleman and Ronald Rubin, four of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement and the A&R Certificate of Incorporation and SpaceMobile Bylaws, the number of directors will be fixed by the SpaceMobile Board.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the SpaceMobile Board to satisfy its oversight responsibilities effectively in light of its business and structure, the SpaceMobile Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

In connection with the Business Combination, SpaceMobile and the Stockholder Parties will enter into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders will agree to vote all securities of SpaceMobile that may be voted in the election of SpaceMobile’s directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of the SpaceMobile Board until the Sunset Date.

The SpaceMobile Board will initially consist of 13 directors, with two director seats initially being vacant. The equityholders of SpaceMobile may nominate directors as follows: (a) Avellan may nominate seven members of the SpaceMobile Board, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (b) Invesat, Vodafone Sponsor and American Tower each may nominate one member of the SpaceMobile Board, and (c) Rakuten may nominate two members of the SpaceMobile Board. The AST Equityholders will agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the aggregate outstanding voting power of SpaceMobile, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate five members of the SpaceMobile Board, (ii) own less than 40% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate three members of the SpaceMobile Board, (iii) own less than 30% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate two members of the SpaceMobile Board, (iv) own less than 20% of the aggregate outstanding voting power of SpaceMobile, the Key Holders may only nominate one member of the SpaceMobile Board, and (v) own less than 5% of the aggregate outstanding voting power of SpaceMobile, the Key Holders will no longer be entitled to nominate any members of the SpaceMobile Board. If the size of the SpaceMobile Board is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of the SpaceMobile Board.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (a) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of SpaceMobile following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (i) at least 5% of the outstanding Class A Common Stock of SpaceMobile or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of SpaceMobile (assuming exchange of all AST Common Units for shares Class A Common Stock). See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

Director Independence

As a result of the Class A Common Stock and SpaceMobile Public Warrants being listed on Nasdaq following the Closing, SpaceMobile will be required to comply with the applicable rules of Nasdaq in determining whether a director is independent. Prior to the completion of the business combination, the parties undertook a review of the independence of the individuals named above and have determined that each of Adriana Cisneros, Alexander Coleman, Ronald Rubin and Julio A. Torres qualifies as “independent” as defined under the applicable Nasdaq rules.

Controlled Company Exception

Following the Closing, the Key Holders will hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (x) the Closing Class C Percentage (which we anticipate will be approximately 88% assuming that (i) none of our current stockholders exercise their right to redeem their NPA Class A Common Stock, (ii) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000, and (iii) there is no Additional PIPE Investment) of the total voting power of the outstanding voting stock of SpaceMobile, minus (y) the total voting power of the outstanding stock of SpaceMobile owned or controlled by the Key Holders, divided by (z) the number of shares of Class C Common Stock then outstanding. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in SpaceMobile. As a result, following the Closing, we anticipate that the Key Holders will control approximately 88% of the combined voting power of the Common Stock, and may control a majority of the voting power of SpaceMobile so long as the Class C Common Stock represents at least 9.1% of SpaceMobile’s total Common Stock. As a result of the Key Holders’ holdings after the Closing, we will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the SpaceMobile Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We expect to rely on certain of these exemptions after the Closing. As a result, we will not have a compensation committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Audit Committee

SpaceMobile’s audit committee will be responsible for, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing SpaceMobile’s independent registered public accounting firm;

•        discussing with SpaceMobile’s independent registered public accounting firm their independence from management;

•        reviewing, with SpaceMobile’s independent registered public accounting firm, the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by SpaceMobile’s independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and SpaceMobile’s independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•        overseeing SpaceMobile’s financial and accounting controls and compliance with legal and regulatory requirements;

•        reviewing SpaceMobile’s policies on risk assessment and risk management;

•        reviewing related person transactions; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, SpaceMobile’s audit committee will consist of Messrs. Torres, Coleman and Rubin, with Mr. Torres serving as chair. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of SpaceMobile’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, Messrs. Rubin and Torres will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The SpaceMobile Board will adopt a written charter for the audit committee, which will be available on SpaceMobile’s corporate website at https://investors.ast-science.com upon the completion of the Business Combination. The information on any of SpaceMobile’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee

SpaceMobile’s compensation committee will be responsible for, among other things:

•        reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of SpaceMobile’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his compensation;

•        overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the SpaceMobile Board regarding the compensation of SpaceMobile’s other executive officers;

•        reviewing and approving or making recommendations to the SpaceMobile Board regarding SpaceMobile’s incentive compensation and equity-based plans, policies and programs;

•        reviewing and approving all employment agreement and severance arrangements for SpaceMobile’s executive officers;

•        making recommendations to the SpaceMobile Board regarding the compensation of SpaceMobile’s directors; and

•        retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, SpaceMobile’s compensation committee will consist of Ms. Cisneros and Messrs. Coleman and Torres, with Mr. Coleman serving as chair. The parties have affirmatively determined that Ms. Cisneros and Messrs. Coleman and Torres qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The SpaceMobile Board will adopt a written charter for the compensation committee, which will be available on SpaceMobile’s corporate website at https://investors.ast-science.com upon the completion of the Business Combination. The information on any of SpaceMobile’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Nominating and Corporate Governance Committee

SpaceMobile’s nominating and corporate governance committee will be responsible for, among other things:

•        identifying individuals qualified to become members of the SpaceMobile Board, consistent with criteria approved by the SpaceMobile Board;

•        overseeing succession planning for SpaceMobile’s Chief Executive Officer and other executive officers;

•        periodically reviewing the SpaceMobile Board’s leadership structure and recommending any proposed changes to the SpaceMobile Board;

•        overseeing an annual evaluation of the effectiveness of the SpaceMobile Board and its committees; and

•        developing and recommending to the SpaceMobile Board a set of corporate governance guidelines.

Upon completion of the Business Combination, SpaceMobile’s nominating and corporate governance committee will consist of Ms. Cisneros and Messrs. Sarnoff and Torres, with Mr. Sarnoff serving as chair. The parties have affirmatively determined that Ms. Cisneros Mr. Torres qualifies as independent under Nasdaq rules. The SpaceMobile Board will adopt a written charter for the nominating and corporate governance committee, which will be available on SpaceMobile’s corporate website at https://investors.ast-science.com upon the completion of the Business Combination. The information on any of SpaceMobile’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Redemption Election Committee

SpaceMobile’s redemption election committee will be responsible for determining whether, in connection with the redemption of AST Common Units by a holder thereof, SpaceMobile, in its capacity as managing member of AST, should elect to redeem such AST Common Units for cash or shares of Class A Common Stock. Upon completion of the Business Combination, SpaceMobile’s redemption election committee must be comprised solely of directors who were not nominated under the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, any holder of Class B Common Stock or Class C Common Stock, and will initially consist of Mr. Coleman. Pursuant to the Stockholders’ Agreement, the Stockholder Parties will agree that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of SpaceMobile, (i) the Stockholder Parties will take all necessary action to cause SpaceMobile and the SpaceMobile Board to maintain the Redemption Election Committee of the SpaceMobile Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee. The SpaceMobile Board will adopt a written charter for the redemption election committee, which will be available on SpaceMobile’s corporate website at https://investors.ast-science.com upon the completion of the Business Combination. The information on any of SpaceMobile’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Code of Ethics

SpaceMobile will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on SpaceMobile’s corporate website at https://investors.ast-science.com upon the completion of the Business Combination. SpaceMobile intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Risk Oversight

The SpaceMobile Board is responsible for overseeing SpaceMobile’s risk management process. the SpaceMobile Board focuses on SpaceMobile’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. SpaceMobile’s audit committee is also responsible for discussing SpaceMobile’s policies with respect to risk assessment and risk management. the SpaceMobile Board believes its administration of its risk oversight function has not negatively affected the SpaceMobile Board’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of SpaceMobile’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the SpaceMobile Board or compensation committee.

Executive and Director Compensation of AST

AST Officer Compensation

This section discusses the material components of the executive compensation program for AST’s executive officers who are named in the “2020 Summary Compensation Table” below. In fiscal year 2020, AST’s “named executive officers” and their positions were as follows:

•        Abel Avellan, Chairman of the Board and Chief Executive Officer; and

•        Thomas Severson, Chief Financial Officer and Chief Operating Officer.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total
Abel Avellan	2020	35,838		—	—	—	35,838
Chairman of the Board and Chief Executive Officer	2019	23,770		—	—	—	23,770
Thomas Severson	2020	220,313	(2)	—	—	—	220,313
Chief Financial Officer and Chief Operating Officer	2019	114,869		—	63,732	—	178,601

____________

(1)      Amounts reflect the full grant-date fair value of options covering Existing AST Common Units granted in the applicable year computed in accordance with the FASB’s ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 10 to the Consolidated Financial Statements of AST included herein.

(2)      Effective as of January 7, 2020, Mr. Severson’s annual base salary increased from $120,000 to $225,000.

Narrative Disclosure to Summary Compensation Table

2020 Salaries

The AST named executive officers receive their respective base salaries to compensate them for services rendered to AST. The base salary payable to each named executive officer is intended to provide a fixed component of compensation, and for Mr. Severson, reflects the executive’s skill set, experience, role and responsibilities. Mr. Avellan, AST’s Chief Executive Officer, has historically asked not to be paid any base salary in excess of applicable minimum wage requirements under federal law and, as such, has received substantially below-market base salary.

The 2020 annualized base salaries for Messrs. Avellan and Severson were $35,568 and $225,000, respectively. In January 2020, the AST board of directors approved an increase to Mr. Severson’s annual base salary from $120,000 to $225,000, effective as of January 7, 2020, based on Mr. Severson’s increased responsibilities and individual performance. Additionally, the AST board of directors is expected to approve an increase to Mr. Severson’s annual base salary from $225,000 to $250,000, effective upon the consummation of the Business Combination, to better align Mr. Severson’s base salary to that of other similarly-situated executives in AST’s market. Mr. Avellan has agreed that following the Business Combination, he will not initially draw a salary from SpaceMobile.

Equity Compensation

The goals of AST’s long-term, equity-based incentive awards are to align the interests of AST’s executive’s with the interests of stockholders. Because vesting is based on continued service, equity-based incentives also foster the retention of AST executives during the award vesting period. To reward and retain AST executives in a manner that aligns their interests with stockholders’ interests, AST has historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if AST’s stock price increases relative to the stock option’s exercise price, AST believes stock options provide meaningful incentives to achieve increases in the value of AST stock over time, thus further aligning the interests of our executives and other option recipients with the interests of our shareholders.

Mr. Severson, one of AST’s two named executive officers, currently holds AST Options. AST Options generally vest over five years, with 1/5th of the total number of Existing AST Common Units subject to the AST Option vesting on the one-year anniversary of the employee’s start date or grant date, as applicable, and the remaining Existing AST Common Units subject to the AST Option vesting in equal monthly installments over the ensuing 48 months, subject to the employee’s continued service with AST on the vesting date. AST Options generally expire 10 years from the date of grant.

None of AST’s named executive officers received any stock options or other incentive equity awards during fiscal year 2020.

In April 2019, the AST board of directors approved an option grant to Mr. Severson covering 108,000 Existing AST Common Units at an exercise price of $0.93 per unit which was determined at that time to equal the fair market value of an Existing AST Common Unit on the grant date, and subject to AST’s standard five-year vesting schedule as noted above. Mr. Severson’s AST Option will vest in full immediately prior to the consummation of a change in control (as defined in the award agreement), subject to Mr. Severson’s continued service until such event.

In connection with the Business Combination, and assuming an exchange ratio of one Existing AST Common Unit for 14.50149869 shares of Class A Common Stock, we expect that the Existing AST Common Units subject to the award granted to Mr. Severson will be converted into 1,566,161 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit. Each AST Incentive Equity Unit received by Mr. Severson will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the consummation of the Business Combination and (ii) six-month anniversary of the vesting date. For additional information, refer to “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST”.

Equity Compensation Plans

AST Incentive Plan

AST currently maintains the AST Incentive Plan in order to provide additional incentives for employees, directors and consultants of AST, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to AST’s success. Prior to the completion of the Business Combination, AST offered options covering Existing AST Common Units to AST’s employees, including one of its named executive officer, as the long-term incentive component of the compensation program. In connection with the completion of the Business Combination, no further awards will be granted under the AST Incentive Plan.

SpaceMobile 2020 Incentive Award Plan

In connection with the Business Combination, the Board has adopted, subject to approval by NPA’s stockholders, the SpaceMobile 2020 Incentive Award Plan, or the 2020 Plan, in order to facilitate the grant of cash and equity incentives to qualified directors, employees (including named executive officers) and consultants of SpaceMobile and certain affiliates, and to enable SpaceMobile and certain affiliates to obtain and retain services of these individuals, which is essential to SpaceMobile’s long-term success. Upon the effectiveness of the 2020 Plan, no further grants will be made under the AST Incentive Plan. However, the AST Incentive Plan will continue to govern the terms and conditions of the outstanding awards granted under it. For additional information about the 2020 Plan, please see the section titled “— SpaceMobile 2020 Incentive Award Plan” below.

Other Elements of Compensation

401(k) Plan

AST currently maintains a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, AST does not match contributions made by participants in the 401(k) plan. AST believes that providing a vehicle for tax-deferred retirement savings through AST’s 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes AST’s employees, including named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans.    All of AST’s full-time employees, including named executive officers, are eligible to participate in AST’s health and welfare plans, including:

•        medical, dental and vision benefits;

•        medical and dependent care flexible spending accounts;

•        short-term and long-term disability insurance; and

•        life insurance.

AST also maintains a key man life insurance policy for Mr. Avellan, which provides for $5 million payable to AST. AST believes the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups

AST has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by AST.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of Existing AST Common Units underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Abel Avellan	—	—	—		—	—
Thomas Severson	04/17/2019	68,400	39,600	(2)	0.93	04/17/2029

____________

(1)      In connection with the Business Combination, and assuming an exchange ratio of one Existing AST Common Unit for 14.50149869 shares of Class A Common Stock, we expect that the Existing AST Common Units subject to the award granted to Mr. Severson will be converted into 1,566,161 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit.

(2)      The option vests over five years, with 1/5th of the total number of Existing AST Common Units subject to the option vesting on the one-year anniversary of Mr. Severson’s start date of October 1, 2017 and the remaining Existing AST Common Units subject to the option vesting in equal monthly installments over the ensuing 48 months, subject to Mr. Severson’s continued service on the applicable vesting date. The option will vest in full immediately prior to the consummation of a change in control (as defined in the award agreement), subject to Mr. Severson’s continued service until such event.

Executive Compensation Arrangements

Offer Letter with Abel Avellan

On July 18, 2018, AST entered into an offer letter with Mr. Avellan, AST’s Chairman and Chief Executive Officer. Pursuant to the offer letter, Mr. Avellan receives an annual base salary of $23,770 and is eligible to participate in AST’s customary health, welfare and fringe benefit plans. In addition, on December 15, 2017, Mr. Avellan entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason. Mr. Avellan has agreed that following the Business Combination, he will not initially draw a salary from SpaceMobile.

Offer Letter with Thomas Severson

On March 30, 2018, AST entered into an offer letter with Mr. Severson, AST’s Chief Financial Officer and Chief Operating Officer. Pursuant to the offer letter, Mr. Severson receives an annual base salary of $120,000, which was increased to $225,000, effective as of January 7, 2020, based on Mr. Severson’s increased responsibilities and his overall performance. Mr. Severson is also eligible to participate in AST’s customary health, welfare and fringe benefit plans. In addition, on December 15, 2017, Mr. Severson entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

Director Compensation

Historically, AST has not paid cash or stock-based compensation to directors for their service on the board of directors of AST. However, in April 2019, the AST board of directors did approve an option grant to Ms. Cisneros covering 50,000 Existing AST Common Units, as further detailed below.

The following table sets forth information for the fiscal year ended December 31, 2020 regarding the compensation awarded to, earned by or paid to the non-employee directors of AST who served on the AST board of directors during fiscal year 2020.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Adriana Cisneros	—	—	—
Luke Ibbetson	—	—	—
Hiroshi Mikitani(2)	—	—	—
Tareq Amin(2)	—	—	—

____________

(1)      Mr. Avellan, Chairman of the AST board of directors and Chief Executive Officer and Mr. Severson, AST’s Chief Financial Officer and Chief Operating Officer, are not included in this table, as each was an employee of AST in 2020 and did not receive compensation for services as a director. All compensation paid to Messrs. Avellan and Severson for their services provided to AST in 2020 is reflected in the Summary Compensation Table.

(2)      Messrs. Mikitani and Amin were appointed to the AST board on February 4, 2020.

As of December 31, 2020, Ms. Cisneros held a stock option covering 50,000 Existing AST Common Units. None of the other non-employee members of the AST board held outstanding equity awards as of December 31, 2020.

In April 2019, the AST board of directors approved an option grant to Ms. Cisneros covering 50,000 Existing AST Common Units at an exercise price of $0.93 per unit which was determined at that time to equal the fair market value of an Existing AST Common Unit on the grant date. The option vests over five years, with 1/5th of the total number of AST Common Units subject to the option vesting on November 5, 2019 and the remaining Existing AST Common Units subject to the option vesting in equal monthly installments over the ensuing 48 months, subject to Ms. Cisneros’ continued service on the applicable vesting date. In addition, the option will vest in full immediately prior to the consummation of a change in control (as defined in the award agreement), subject to Mr. Cisneros’ continued service until such event.

In connection with the Business Combination, and assuming an exchange ratio of one Existing AST Common Unit to 14.50149869 shares of Class A Common Stock, we expect that the Existing AST Common Units subject to the award granted to Ms. Cisneros will be converted into 725,074 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit. Each AST Incentive Equity Unit received by Ms. Cisneros will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the consummation of the Business Combination and (ii) six-month anniversary of the vesting date. For additional information, refer to “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST”.

Post-Business Combination Director Compensation Program

In connection with the consummation of the Business Combination, we intend to approve and implement a compensation program that consists of annual retainer fees and long-term equity awards for the non-employee directors of the SpaceMobile Board who are not affiliated with Invesat LLC, Vodafone Ventures Limited, ATC TRS II LLC and Rakuten Mobile Singapore PTE (the “Director Compensation Program”). The initial eligible directors will be Messrs. Coleman, Rubin, Sarnoff and Torres. The material terms of the contemplated Director Compensation Program are summarized below.

We expect the Director Compensation Program to consist of the following components:

Cash Compensation

•        Annual Retainer: $50,000

•        Annual Committee Chair Retainer:

•        Audit: $20,000

•        Compensation: $15,000

•        Nominating and Corporate Governance: $10,000

•        Annual Committee Member (Non-Chair) Retainer:

•        Audit: $10,000

•        Compensation: $7,500

•        Nominating and Corporate Governance: $5,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•        Initial Grant:    We expect each Eligible Director who is initially elected or appointed to serve on the SpaceMobile Board after the consummation of the Business Combination to automatically be granted a restricted stock unit award with a value of approximately $150,000 on the date on which such eligible director is appointed or elected to serve on the SpaceMobile Board, and shall vest in full on the date of the annual meeting of the stockholders following the grant date, subject to such eligible director’s continued service through the vesting date.

•        Annual Grant:    We further expect that an eligible director who is serving on the
SpaceMobile Board as of the date of the annual meeting of the stockholders each calendar year beginning with calendar year 2022 to be granted, on such annual meeting date, a restricted stock unit award with a value of approximately $150,000, and for such RSU award to vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to the director’s continued service through the applicable vesting date.

In addition, we expect that each such award will vest in full upon a change in control of SpaceMobile (as defined in the 2020 Plan).

Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2020 Plan, as described further in “Proposal No. 5 — The Incentive Plan Proposal.”

Equity Incentive Award Plans

The following summarizes the material terms of the AST Incentive Plan, under which AST has previously made periodic grants of equity and equity-based awards to named executive officers and other key employees, and the 2020 Plan.

AST Incentive Plan

In April 2019, AST’s board of directors adopted, and its shareholders approved, the AST Incentive Plan.

A total of 883,561 Existing AST Common Units are reserved for issuance under the AST Incentive Plan. As of December 31, 2020, 882,273 Existing AST Common Units were subject to outstanding options under the AST Incentive Plan and 1,288 Existing AST Common Units remained available for future issuance under the AST Incentive Plan.

After the effective date of the 2020 Plan no additional awards will be granted under the AST Incentive Plan. However, outstanding awards granted under the AST Incentive Plan will remain outstanding, subject to the terms of the AST Incentive Plan and applicable award agreement.

In connection with the Business Combination, and upon the effectiveness of the A&R Operating Agreement, we expect that the AST Incentive Plan will be amended such that any Existing AST Common Units reserved for issuance or subject to outstanding AST Options will be reclassified into new AST Incentive Equity Units, and the number of AST Incentive Equity Units reserved for issuance or subject to outstanding options will be adjusted, such that, assuming an exchange ratio of one Existing AST Common Unit to 14.50149869 shares of Class A Common Stock, as of the date of the completion of the Business Combination, an aggregate of approximately 12,812,959 AST Incentive Equity Units will be reserved for issuance and approximately 12,794,281 AST Incentive Equity Units will be subject to outstanding AST Options under the AST Incentive Plan. Unless as otherwise provided by the AST board of directors, each AST Incentive Equity Unit will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the consummation of the Business Combination and (ii) six-month anniversary of the vesting date. “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST.”

Administration.    The AST board or directors administers the AST Incentive Plan. Subject to the terms and conditions of the AST Incentive Plan, the administrator has the authority to determine the participants and the time or times at which awards may be granted, determine the number of shares to be covered by each award, impose such terms, limitations, restrictions and conditions upon any such award, including, but not limited to, those relating to the vesting of awards, if any, modify or amend outstanding awards (provided however that any modification that would materially adversely affect any outstanding award will not be made without the consent of the holder), and to take all other actions necessary or advisable for the administration of the AST Incentive Plan.

Eligibility.    Awards may be granted to individuals who are then AST employees, consultants and members of AST’s board of directors.

Awards.    The AST Incentive Plan permits the award of AST Options and awards of incentive shares. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. Each award is also subject to forfeiture or AST’s right to repurchase vested Existing AST Common Units or incentive shares.

•        Options.    AST Options provide for the right to purchase Existing AST Common Units or incentive shares at a specified price which may not be less than the fair market value of an Existing AST Common Unit on the date of grant, and usually will become exercisable (at the discretion of AST’s board of directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with AST and/or subject to the satisfaction of performance targets established by AST’s board of directors. AST Options may be granted for any term specified by AST’s board of directors, but the term may not exceed 10 years.

•        Incentive Shares.    Incentive share awards are awards of nontransferable incentive shares of AST, which are intended to constitute “profits interests” within the meaning of the relevant IRS Revenue Procedure guidance and that remain forfeitable unless and until specified conditions are met. Awards of incentive shares are subject to the applicable terms and conditions of the AST Incentive Plan and may be subject to any other terms and conditions as determined by AST’s board of directors.

Certain Transactions.    In the event certain transactions and events affecting Existing AST Common Units, such as a dividend, split-up or any other recapitalization or any extraordinary cash dividend, reorganization, merger, consolidation, spin-off, exchange of Existing AST Common Units or other similar capital change, affects the Existing AST Common Units such that adjustment is required in order to preserve the benefits or potential benefits of the AST Incentive Plan or any AST Option granted under the AST Incentive Plan, the AST board or directors shall appropriately adjust (i) the number and kind of Existing AST Common Units or securities that may be issued under the AST Incentive Plan, (ii) the number and kind of Existing AST Common Units subject to outstanding awards, and (iii) the exercise price or repurchase price of incentive shares.

Additionally, in the event of a merger or consolidation, or in the event of a sale of all or substantially all Existing AST Common Units or assets, or in the event of a conversion of AST into a corporation, all Existing AST Common Units acquired under the AST Incentive Plan and all AST Options and other awards outstanding on the effective date of the transaction shall be treated as described in the definitive transaction agreement, which may include one or more of the following: (i) the continuation of outstanding rights (if AST is the surviving entity); (ii) the substitution by the surviving entity or its parent of rights with substantially the same terms for such outstanding rights; (iii) the cancellation of such outstanding rights without payment of any consideration or in exchange for an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award; (iv) the suspension of the right to exercise any AST Options during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction; and (v) the termination of any rights to exercise AST Options prior to vesting, such that following the closing of the transaction options may only be exercised to the extent vested. In the event the transaction or event does not entail a definitive agreement to which AST is party, all outstanding rights shall be treated in the manner determined by the AST board or directors.

Amendment or Termination of the AST Incentive Plan.    AST’s board of directors may amend or terminate the AST Incentive Plan at any time. However, the AST board of directors will determine whether stockholder approval of any amendment to the AST Incentive Plan must be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. As described above, after the effective date of the 2020 Plan, no additional awards will be granted under the AST Incentive Plan.

SpaceMobile 2020 Incentive Award Plan

In connection with the Business Combination, the Board adopted the 2020 Plan, subject to approval by NPA’s stockholders. For additional information regarding the 2020 Plan, refer to “Proposal No. 5 — The Incentive Plan Proposal.”

SpaceMobile 2020 Employee Stock Purchase Plan

In connection with the Business Combination, the Board adopted the ESPP, subject to approval by NPA’s stockholders. For additional information regarding the ESPP, refer to “Proposal No. 6 — The ESPP Proposal.”

Business Combination-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of AST’s named executive officers that is based on or otherwise relates to the Business Combination. Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur.

Name	Cash ($)	Equity ($)	Other(1) ($)	Total ($)
Abel Avellan	—	—	—	—
Thomas Severson	—	—	350,000	350,000

____________

(1)      Amount in this column reflects a discretionary transaction bonus the AST board of directors expects to pay to Mr. Severson in connection with the Business Combination in recognition of his efforts towards the consummation of the Business Combination. This award is currently pending approval by the AST board of directors.

Compensation of Executive Officers and Directors after
the Business Combination

After the completion of the Business Combination, directors or executive officers of AST SpaceMobile, Inc. may be paid consulting, management or other fees or compensation from SpaceMobile. As of the date of this proxy statement, no determinations regarding these arrangements have been made.

Beneficial Ownership of Securities

The following table sets forth information regarding (i) the actual beneficial ownership of NPA Common Stock as of December 31, 2020 based on information obtained from the persons named below, with respect to the beneficial ownership of our shares of NPA Common Stock, which is prior to the consummation of the Business Combination and the other transactions contemplated by the Equity Purchase Agreement and (ii) expected beneficial ownership of Common Stock immediately following the consummation of the Business Combination and the other transactions contemplated by the Equity Purchase Agreement by:

•        each person known by us to be the beneficial owner of more than 5% of outstanding shares of NPA Common Stock or Common Stock;

•        each of our executive officers and directors that beneficially owns our shares of common stock; and

•        all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The table below does not include the shares of NPA Class A Common Stock underlying the Private Placement Warrants held by our Sponsor because these securities are not exercisable within 60 days of this proxy statement.

In the table below, percentage ownership prior to the Business Combination is based on 23,000,000 shares of NPA Class A Common Stock (which includes shares of NPA Class A Common Stock that are underlying the NPA Units) and 5,750,000 shares of NPA Class B Common Stock outstanding as of December 31, 2020. Voting power represents the combined voting power of shares of NPA Class A Common Stock and shares of NPA Class B Common Stock owned beneficially by such person. Currently, all of the shares of NPA Class B Common Stock are convertible into shares of NPA Class A Common Stock on a one-for-one basis.

In the table below, percentage ownership after the Business Combination assumes (a) the aggregate proceeds received by NPA in connection with the PIPE Investment is $230,000,000 and there is no Additional PIPE Investment and (b) further assumes two scenarios: (i) no shares of NPA Class A Common Stock are redeemed and (ii) 16.6 million shares of NPA Class A Common Stock are redeemed for an aggregate payment of approximately $167.4 million from the Trust Account, which is the maximum amount of redemptions that would satisfy the $250 million minimum cash condition and NPA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing. Voting power represents the combined voting power of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

	Class A Common Stock						NPA Class B Common Stock		Class B Common Stock		Class C Common Stock		Combined Voting Power (%)
Name and Address of Beneficial Owner	NPA Class A Common Stock Owned prior to the Business Combination		Class A Common Stock and AST Common Units Owned Following the Business Combination (assuming no additional redemptions)(1)(2)(3)		Class A Common Stock and AST Common Units Owned Following the Business Combination (assuming additional redemptions)(1)(2)(3)		NPA Class B Common Stock Owned Prior to the Business Combination		Class B Common Stock Owned Following the Business Combination(4)		Class C Common Stock Owned Following the Business Combination(4)		Prior to Business Combination	Following the Business Combination assuming no redemption	Following Business Combination assuming additional redemption
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
Current Executive Officers and Directors(5)
Alexander Coleman(6)	—	—	5,710,000	2.9%	1,564,679	*	5,710,000	99.3%	—	—	—	—	19.9%	*	*
Gary P. Smith(6)	—	—	5,710,000	2.9%	1,564,679	*	5,710,000	99.3%	—	—	—	—	19.9%	*	*
James Bradley	—	—	10,000	*	10,000	*	10,000	*	—	—	—	—	*	*	*
Timothy Gannon	—	—	10,000	*	10,000	*	10,000	*	—	—	—	—	*	*	*
Daniel Ginsberg	—	—	10,000	*	10,000	*	10,000	*	—	—	—	—	*	*	*
Rick Mazer	—	—	10,000	*	10,000	*	10,000	*	—	—	—	—	*	*	*
All Current Executive Officers and Directors as a Group (Six Individuals)			5,750,000	2.9%	1,604,679	0.8%	5,750,000	100%	—	—	—	—	20.0%	*	*
									—
5% Holders:									—	—
New Providence Management LLC (Sponsor)(6)	—	—	5,710,000	2.9%	1,564,679	*	5,710,000	99.3%	—	—	—	—	19.9%	*	*
UBS O’Connor LLC(7)	2,277,000	9.9%	4,777,000	2.4%	4,777,000	2.7%	—	—	—	—	—	—	16.6%	*	*
Magnetar Financial LLC(8)	1,514,943	6.6%	1,514,943	*	1,514,943	*	—	—	—	—	—	—	5.3%	*	*
EJF Capital LLC(9)	1,274,300	5.5%	1,274,300	*	1,274,300	*	—	—	—	—	—	—	4.4%	*	*
									—
Executive Officers and Directors After the Business Combination(10)
Abel Avellan(11)	—	—	78,163,078	39.2%	78,163,078	43.7%	—	—	—	—	78,163,078	100%	—	86.6%	88.6%
Thomas Severson(12)	—	—	2,666,245	1.3%	2,666,245	1.5%	—	—	1,595,165	3.1%	—	—	—	*	*
Adriana Cisneros(13)	—	—	10,777,783	5.4%	10,777,783	6.0%	—	—	9,932,541	19.2%	—	—	—	1.2%	1.2%
Alexander Coleman	—	—	5,710,000	2.9%	5,710,000	3.2%	5,710,000	99.3%	—	—	—	—	19.9%	*	*
Hiroshi Mikitani(14)	—	—	31,020,155	15.5%	31,020,155	17.3%	—	—	28,520,155	55.2%	—	—	—	3.4%	3.5%
Luke Ibbetson	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tareq Amin	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Edward Knapp	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ronald Rubin	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Richard Sarnoff(15)	—	—	319,032	*	319,032	*	—	—	—	—	—	—	—	*	*
Julio A. Torres	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All Executive Officers and Directors After the Business Combination as a Group 11 Individuals	—	—	128,656,294	64.5%	128,656,294	71.9%	5,710,000	99.3%	40,047,861	77.6%	—	—	—	14.2%	14.6%
									—
5% Holders of SpaceMobile After the Business Combination:
Rakuten Mobile Singapore PTE. LTD(14)	—	—	31,020,155	15.5%	31,020,155	17.3%	—	—	28,520,155	55.2%	—	—	—	3.4%	3.5%
Invesat LLC(16)	—	—	10,451,573	5.2%	10,451,573	5.8%	—	—	9,932,541	19.2%	—	—	—	1.2%	1.2%
Vodafone Ventures Limited(17)	—	—	10,044,454	5.0%	10,044,454	5.6%	—	—	9,044,454	17.5%	—	—	—	1.1%	1.1%

____________

*         less than 1%

(1)      Includes 11,500,000 shares of Class A Common Stock issuable upon redemption of the 11,500,000 outstanding NPA Public Warrants as if such warrants were redeemed as of December 31, 2020.

(2)      The number of shares of Class A Common Stock outstanding assuming no redemptions is 51,750,000 shares and assuming maximum redemptions is 30,381,223 shares. The number of AST Common Units outstanding assumes 136,333,767 AST Common Units (excluding AST Common Units held by SpaceMobile) are outstanding immediately following the consummation of the Business Combination and includes 6,533,767 AST Incentive Equity Units outstanding that will vest within 60 days of this filing. The number of shares of Class A Common Stock and AST Common Units outstanding excludes 6.1 million SpaceMobile Warrants and 5,310,048 AST Incentive Equity Units outstanding that have not vested. Subject to the terms of the A&R Operating Agreement and, with respect to the AST Equityholders, the Lock-Up Period pursuant to the Stockholders’ Agreement, the members of AST (other than SpaceMobile) may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) or shares of Class A Common Stock; provided that SpaceMobile’s election to redeem such AST Common Units for cash or shares of Class A Common Stock must be approved by a committee of the SpaceMobile Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock.

(3)      For purposes of determining the percentage of Class A Common Stock beneficially owned, the table assumes that each AST Common Unit (including each vested AST Incentive Equity Units as if each such unit was converted into one AST Common Unit) held by each beneficial owner is exchanged for one share of Class A Common Stock. Some of the AST Incentive Equity Units that were granted under the AST Incentive Plan have already vested, while others will vest along a schedule, upon the achievement of certain performance goals, or upon the consummation of the Business Combination. References to “vested AST Incentive Equity Units” in the following footnotes include AST Incentive Equity Units that have vested and AST Incentive Equity Units that will vest upon the consummation of the Business Combination or within 60 days of this filing.

(4)      The exercise of Redemption Rights will not affect the number of shares of Class B Common Stock or Class C Common Stock held by their respective holders.

(5)      Unless otherwise noted, the business address of each of the entities or individuals listed is 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759.

(6)      Includes shares of Class B Common Stock beneficially held by our Sponsor, and Alexander Coleman and Gary P. Smith, based solely on the Schedule 13G filed jointly by Sponsor and Messrs. Coleman and Smith, with the SEC on February 13, 2020. Messrs. Coleman and Smith are the directors of the Sponsor and as such have voting and investment discretion with respect to the NPA Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the NPA Common Stock held directly by the Sponsor. The business address of each of Sponsor and Messrs. Coleman and Smith is 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759.

(7)      Includes shares of Class A Common Stock beneficially held by UBS O’Connor LLC, a Delaware limited liability company (“Reporting Person”), based solely on the Schedule 13G filed jointly by the Reporting Person, with the SEC on February 13, 2020. The business address of the Reporting Person is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

(8)      Includes shares of Class A Common Stock beneficially held by Magnetar Financial LLC jointly filed by Magnetar Financial LLC (“Magnetar Financial”); Magnetar Capital Partners LP (Magnetar Capital Partners”); Supernova Management LLC (“Supernova Management”); and Alec N. Litowitz, based solely on the Schedule 13G/A jointly filed by Magnetar Financial, with the SEC on February 12, 2021. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners, Supernova Management, and Mr. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(9)      Includes shares of Class A Common Stock beneficially held by EJF Capital LLC, jointly filed by EJF Capital LLC; Emanuel J. Friedman; EJF Debt Opportunities Master Fund, L.P.; EJF Debt Opportunities GP, LLC; EJF Debt Opportunities Master Fund II, LP; and EJF Debt Opportunities II GP, LLC based solely on the Schedule 13G/A filed jointly with the SEC on February 12, 2012. The address of the principal business office of each Reporting Person is: 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.

(10)    Unless otherwise noted, the business address of each of the entities or individuals listed is Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.

(11)    Class A Common Stock holdings consist of 78,163,078 AST Common Units.

(12)    Class A Common Stock holdings consist of 1,595,165 AST Common Units and 1,071,080 vested AST Incentive Equity Units and exclude 495,081 unvested AST Incentive Equity Units.

(13)    Includes shares of Common Stock beneficially held by Invesat. Ms. Cisneros is the president of Invesat and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Invesat and may be deemed to have beneficial ownership of the Common Stock held directly by Invesat. Ms. Cisneros’ holdings of Class A Common Stock consist of (i) 9,932,541 AST Common Units and 319,032 vested AST Incentive Equity Units held by Invesat and (ii) 326,211 vested AST Incentive Equity Units held directly by Ms. Cisneros and exclude 398,863 unvested AST Incentive Equity Units held directly by Ms. Cisneros. Ms. Cisneros’ Class B Common Stock holdings consist of 9,932,541 shares of Class B Common Stock held by Invesat. The business address of Ms. Cisneros is c/o Invesat LLC, 121 Alhambra Cir, Coral Gables, Florida 33134.

(14)    Class A Common Stock holdings include 28,520,155 AST Common Units beneficially held by Rakuten. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Rakuten and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Rakuten. The business address of each of Mr. Mikitani and Rakuten Mobile Singapore PTE LTD is 1-14-1 Tamagawa, Setagaya-ku, Tokyo 158-0094 Japan.

(15)    Class A Common Stock holdings consist of 319,032 vested AST Incentive Equity Units and exclude 29,003 unvested AST Incentive Equity Units.

(16)    Class A Common Stock holdings include 9,932,541 AST Common Units and 319,032 vested AST Incentive Equity Units. The business address of Invesat LLC is 121 Alhambra Cir, Coral Gables, Florida 33134.

(17)    Class A Common Stock holdings include 9,044,454 AST Common Units. The business address of Vodafone Ventures Limited is c/o Vodafone Group Services Limited, One Kingdom Street, Paddington Central, London W2 6BY, UK.

Certain Relationships and Related Party Transactions

NPA’s Related Party Transactions

Founder Shares

On June 2019, we issued an aggregate of 3,593,750 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.007 per share. In August 2019, NPA effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of our IPO. Subsequent to such stock split, in August 2019, our Sponsor transferred 10,000 Founder Shares to each of Mr. Bradley, our Chief Financial Officer, and Messrs. Gannon, Ginsberg and Mazer, our independent directors. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of our IPO. The Founder Shares (including the NPA Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

Our Sponsor purchased an aggregate of 6,100,000 warrants at a price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of our IPO. As such, our Sponsor’s interest in this transaction is valued at $6,100,000. Each Private Placement Warrant entitles the holder thereof to purchase one share of NPA Class A Common Stock at a price of $11.50 per share. The Private Placement Warrants (including the NPA Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Pursuant to the Letter Agreement, we will provide a right of first offer to our Sponsor if, in connection with or prior to the Closing, we propose to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities (other than warrants in respect of working capital loans as described above or to any seller in such business combination).

Related Party Loans

Our Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of our IPO. At September 30, 2019, the outstanding balance under the promissory note in the aggregate amount of $155,093 was repaid.

In addition, in order to finance Transaction Expenses in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into NPA Warrants at a price of $1.00 per warrant at the option of the lender. The NPA Warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

On January 28, 2021, Sponsor loaned the Company $200,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a business combination. The promissory note was non-interest bearing, non-convertible and payable on the earlier of (i) June 30, 2021 and (ii) the date on which the Company consummates a business combination.

On February 18, 2021, Sponsor loaned the Company $500,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a business combination. The promissory note was non-interest bearing, non-convertible and payable on the earlier of (i) June 30, 2021 and (ii) the date on which the Company consummates a business combination.

Tax Receivable Agreement

For a summary of the Tax Receivable Agreement, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Stockholders’ Agreement

For a summary of the Stockholders’ Agreement, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.”

Registration Rights Agreement

For a summary of the Registration Rights Agreement, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

Sponsor Voting Agreement

For a summary of the Sponsor Voting Agreement, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Voting Agreement.”

Subscription Agreements

For a summary of the Subscription Agreement, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Subscription Agreements.”

Code of Ethics

Our Board has adopted a Code of Ethics setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” The Code of Ethics defines “related-party transactions” as transaction in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) NPA or any of its subsidiaries is a participant, and (iii) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of NPA’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

Our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director;

•        whether the transaction would present an improper conflict of interest for any director or executive officer; and

•        any pre-existing contractual obligations.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company and our stockholders from a financial point of view. No finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our Sponsor, officers or directors, or any affiliate of our Sponsor or officers, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of our IPO held in the Trust Account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of $300,000 in loans made to us by our Sponsor to cover offering related and organizational expenses;

•        Payment to an affiliate of our Sponsor of $10,000 per month, for up to 18 months, for secretarial and administrative support;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance Transaction Expenses in connection with the Business Combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

AST’s Related Party Transactions

Transactions with Executive Officers

Founder Note

On July 11, 2019, AST entered into a promissory note agreement with its Chief Executive Officer and Chairman of the Board, Abel Avellan (the “Founder Note”). Under the terms of the Founder Note dated September 10, 2019, AST borrowed $1.75 million from Mr. Avellan bearing interest at 2.37% per annum. The balance outstanding under the Founder Note was $1.75 million and interest expense related to the Founder Note was $22,000 for the year ended December 31, 2019. AST repaid all principal and interest outstanding relating to the Founder Note on March 3, 2020.

CFO Note

On December 15, 2017, AST issued 110,000 Existing AST Common Units to its Chief Financial and Operating Officer, Thomas Severson, in exchange for a $100,000 promissory note in favor of AST (the “CFO Note”). The CFO Note accrues interest monthly at a rate of 2.0% and is payable on the earlier of (1) December 15, 2027 and (2) the occurrence of any of the following with respect to AST: (i) a sale, (ii) merger, (iii) other transaction where AST is not the majority, by voting power, of the surviving or resulting company, or (iv) the sale, lease, transfer, exclusive license or other disposition by AST of all or substantially all of its assets. Mr. Severson repaid all principal and interest amounts under the CFO Note in December 2020.

InMotion Holdings LLC

AST owns 51% of and controls NanoAvionika UAB, a private limited liability company organized and existing under the law of the Republic of Lithuania (“Nano Lithuania”). Pursuant to that certain Investment Agreement dated November 7, 2017 (the “Investment Agreement”) by and among Nano Lithuania, InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan (“InMotion”), and the other parties to the Investment Agreement, InMotion owns one share of Nano Lithuania. Pursuant to the terms of a Service Agreement between Nano Lithuania and InMotion dated March 1, 2018 (the “Services Agreement”), InMotion is to provide consulting services including but not limited to marketing, sale support and general management support to Nano Lithuania. In connection with the Service Agreement, InMotion is entitled to receive an option to acquire 2,919 newly issued shares of Nano Lithuania at EUR 305.64 per share (the “Option”) and a management fee totaling $15,000 per month; however, during the term of the Service Agreement, no management fees have been billed to, or collected from, Nano Lithuania, and InMotion intends to enter into an amendment to the Service Agreement prior to the Closing to provide that its sole compensation under the Service Agreement will be the Option. In addition, AST owns 51% of and controls NanoAvionics US LLC, a Delaware limited liability company (“Nano US”). Pursuant to that certain Limited Liability Company Operating Agreement dated February 21, 2020 (the “Operating Agreement”) by and among Nano US, InMotion, and the other parties to the Operating Agreement, InMotion owns one share of Nano US and an option to acquire 2,919 newly issued shares of Nano US at an equivalent price per share as the option in Nano Lithuania, representing collectively with such one share, a 13% interest on a fully-diluted basis.

Transactions with Directors

Option Grant

On April 17, 2019, AST granted Invesat LLC, of which Ms. Cisneros is president, an option to acquire 22,000 AST Series A Preferred Units. The option is exercisable for a period of 10 years at an exercise price of $0.93 per unit. Upon consummation of the Business Combination, this option will be converted to an option to acquire 319,033 AST Common Units at a per unit exercise price of $0.0642.

Support Services Agreement

On January 20, 2020, AST entered into a support services agreement (the “Support Services Agreement”) with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which Ms. Cisneros is the Chief Executive Officer. Under the terms of the Support Services Agreement, Finser provides AST with certain administrative support services, including back-office functions, accounting, financial planning and analysis and IT consulting. For such services, Finser receives a minimum monthly amount equal to $15,000, which amount covers up to 120 hours of support services, with additional hours billed at $50.00 per hour for financial planning and analysis and $45.00 per hour for all other services. During the year ended December 31, 2020, Finser received fees of approximately $162,000 pursuant to the Support Services Agreement. Either party may terminate the Support Services Agreement on prior written notice to the other party.

Agreements with Shareholders

Rakuten Agreement

In connection with the Series B Purchase Agreement, AST entered into the Rakuten Agreement. Under the terms of the Rakuten Agreement, AST agreed to make investments in building network capabilities in Japan that are compatible with the mobile network of Rakuten and its affiliates. Furthermore, AST will collaborate with Rakuten to ensure network capability with Rakuten’s licensed frequencies, including full coverage in Japan with 3GPP Band 3 frequencies with MIMO capability. Upon the launch of such coverage, Rakuten will receive unlimited, exclusive rights and usage capacity in Japan in exchange for a $500,000 annual maintenance fee payable to AST or its successors. AST will make $5 million (or such lesser amount as mutually agreed upon the parties) in capital investments towards the design, construction, acquisition and implementation of ground communication assets. AST and Rakuten will receive unlimited rights and usage of the ground assets for their respective operations, including, but not limited to, satellite and other telecommunication communications.

The Rakuten Agreement includes a commercial roadmap for AST satellite launches with KPIs that AST must meet. If AST does not meet the applicable KPIs for the last two phases of its satellite launch program in accordance with such commercial roadmap or if AST becomes subject to any bankruptcy proceeding or becomes insolvent, AST shall pay to Rakuten a penalty of $10 million.

The term of the Rakuten Agreement shall continue for so long as Rakuten or its affiliates own a majority of the AST Series B Preferred Units purchased by Rakuten; provided, however, that if Rakuten no longer owns such AST Series B Preferred Units as a result of change of control of AST, all provisions of the Rakuten Agreement remain in effect until AST or its successor fulfill the obligations of AST under the Rakuten Agreement. No payments have been made to date between AST and Rakuten pursuant to the Rakuten Agreement.

Vodafone Agreement

In connection with the Series B Purchase Agreement, AST and Vodafone agreed to enter into one or more Vodafone Commercial Agreements. Under the Series B Purchase Agreement, AST agreed that AST, its subsidiaries, and affiliates would not enter into any agreement, term sheet, or letter of intent that grants another party the rights related to the provision of mobile services in the Vodafone markets or Vodafone partner markets prior to the execution of the Vodafone Commercial Agreements.

The Vodafone Commercial Agreements are to include mutual exclusivity, conditioned upon Vodafone making the SpaceMobile Service available to all of its customers and certain promotional efforts, within all Vodafone markets for five years commencing on the launch of a commercial service based on Phase 3 of the SpaceMobile Service; preferential commercial terms in Vodafone partner markets; equal revenue share for the SpaceMobile Service in Vodafone exclusivity markets; and the procurement, building and operating of mobile network ground stations at a mutually agreed cost by Vodafone.

No payments have been made to date between AST and Vodafone pursuant to the anticipated Vodafone Commercial Agreements. Vodafone has the right to designate one individual to AST’s board of directors. Currently, Vodafone’s designee is Luke Ibbetson. This right will terminate upon consummation of the Business Combination and adoption of the A&R Operating Agreement; however, pursuant to the Stockholders’ Agreement, Vodafone will have the right to designate one member to the SpaceMobile Board. Vodafone has designated Luke Ibbetson.

In addition, AST has entered into a side letter with Vodafone dated December 15, 2020, pursuant to which AST has agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate AST’s ability to satisfy its obligations under the Vodafone Commercial Agreements with certain exceptions, (ii) to allocate sufficient funds in the capital budget to facilitate compliance with AST’s obligations under the Vodafone Commercial Agreements; and (iii) not to alter AST’s business plan in a manner that is materially detrimental to AST’s ability to satisfy its obligations under the Vodafone Commercial Agreements.

American Tower Agreement

In connection with the Series B Preferred Shares Purchase Agreement (the “Purchase Agreement”), AST and American Tower entered into a side letter agreement that was subsequently amended and restated on December 15, 2020 to reflect the transactions and agreements contemplated by the Equity Purchase Agreement between AST and New Providence (the “Amended and Restated Letter Agreement”). Under the Amended and Restated Letter Agreement, provided that American Tower and its affiliates continue to own all the AST Series B Preferred Units purchased by it pursuant to the Purchase Agreement, AST agrees to not issue or sell any equity securities in the PIPE offering contemplated under the Equity Purchase Agreement to a cellular tower company, which is defined as an entity primarily engaged in the neutral host business but excludes wireless mobile network operators or financial sponsors.

The Amended and Restated Letter Agreement also contemplates that AST and American Tower will enter into commercial agreements to use American Tower facilities for AST’s terrestrial gateway facilities in certain markets. AST’s space platform and gateway facilities will provide MNOs with mobile service infrastructure in areas not well served by terrestrial networks. The term of the operational agreement between AST and American Tower is five years after the initial launch of commercial mobile services by AST.

In markets in which Vodafone operates, AST will work with Vodafone and American Tower to evaluate and plan deployments with preferred vendor status. The usage of any American Tower services in a Vodafone market will be memorialized in a commercial agreement among all three parties. In markets where Vodafone does not operate (“Carrier Neutral Markets”), AST and American Tower may enter into an agreement for American Tower to manage the operation of the AST-deployed gateway facility in such market. In Carrier Neutral Markets where AST requires a third party to provide a gateway facility or services, AST agrees to not accept any bid that is inferior to American Tower’s best and final proposal for such gateway facility or services. AST also agrees to use commercially reasonable efforts to utilize American Tower facilities in (i) Vodafone markets where Vodafone decides to not use its facilities, (ii) in Carrier Neutral Markets, and (iii) instances where AST requires a third party vendor.

Additionally, AST will work with American Tower to evaluate and plan gateway facility and radio access network data center deployments with preferred vendor status to offer carrier-neutral hosting facilities in certain equatorial markets. American Tower will serve as the preferred vendor for carrier neutral hosting facilities. AST will pay American Tower a monthly connection fee for use of a carrier neutral hosting facility, which will be charged back to each applicable MNO. If AST and American Tower agree to construct a new carrier neutral hosting facility or improve an existing one and American Tower elects to fund all such capital expenditures, American Tower will provide ATS with a fair-market, long-term lease to such facility.

Employment Arrangements

AST has entered into offer letters with certain of its executive officers. See “Executive and Director Compensation of AST — Executive Compensation Arrangements.”

Related Person Transactions Policy Following the Business Combination

Effective upon the consummation of the Business Combination, the SpaceMobile Board will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which SpaceMobile or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of SpaceMobile’s executive officers or one of SpaceMobile’s directors;

•        any person who is known by SpaceMobile to be the beneficial owner of more than 5% of SpaceMobile’s voting shares;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of SpaceMobile’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of SpaceMobile’s voting shares; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

SpaceMobile will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to SpaceMobile’s audit committee charter, the audit committee will have the responsibility to review related party transactions.

Description of NPA Securities

Capital Structure Prior to the Business Combination

Pursuant to the Existing Certificate of Incorporation, our authorized capital stock consists of 100,000,000 shares of NPA Class A Common Stock, $0.0001 par value, 10,000,000 shares of NPA Class B Common Stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

NPA Units

Each NPA Unit consists of one whole share of NPA Class A Common Stock and one-half of one redeemable NPA Warrant. Each whole NPA Warrant entitles the holder thereof to purchase one share of NPA Class A Common Stock at a price of $11.50 per share, subject to adjustment as described in the registration statement on Form S-1 (No. 333-233449). An NPA Warrant holder may exercise its warrants only for a whole number of shares of NPA Class A Common Stock. This means that only a whole NPA Warrant may be exercised at any given time by an NPA Warrant holder. No fractional warrants will be issued and only whole warrants will trade. Accordingly, unless you own at least two NPA units, you will not be able to receive or trade a whole NPA Warrant.

The NPA Class A Common Stock and NPA Warrants began separate trading on November 1, 2019. Holders of the NPA Units have the option to continue to hold NPA Units or separate their NPA Units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the NPA Units into shares of NPA Class A Common Stock and NPA Warrants.

Common Stock

Upon the closing of our IPO, there were 28,750,000 shares of NPA Common Stock outstanding, consisting of:

•        23,000,000 shares of NPA Class A Common Stock underlying the NPA Units being offered in our IPO; and

•        5,750,000 shares of NPA Class B Common Stock held by our Initial Stockholders.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of NPA Class A Common Stock and holders of NPA Class B Common Stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Existing Certificate of Incorporation or Existing Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of NPA Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor. Prior to our initial business combination, only holders of Founder Shares will have the right to vote on the election of directors. Public Stockholders will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the Board for any reason.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one full year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our Existing Bylaws, unless such election is made by written consent in lieu of such a meeting. We will not hold an annual meeting of stockholders to elect new directors prior to the consummation of the Business Combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of the Business Combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Prior to the completion of an initial business combination, any vacancy on the Board may be filled by a nominee chosen by holders of a majority of our Founder Shares. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the Board for any reason.

We will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of NPA Class A Common Stock upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding shares of NPA Class A Common Stock, subject to certain limitations. The amount in the Trust Account is anticipated to be approximately $10.00 per public share. The Redemption Rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

You will be entitled to receive cash for any shares of NPA Class A Common Stock to be redeemed only if you:

(i)     (a) hold shares of NPA Class A Common Stock, or (b) hold NPA Units and you elect to separate your units into the underlying shares of NPA Class A Common Stock and NPA Warrants prior to exercising your Redemption Rights with respect to the shares of NPA Class A Common Stock; and

(ii)    prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting), (a) submit a written request to the Transfer Agent, that we redeem your shares of NPA Class A Common Stock for cash, and (b) deliver your shares of NPA Class A Common Stock to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of NPA Units must elect to separate the underlying shares of NPA Class A Common Stock and NPA Warrants prior to exercising Redemption Rights with respect to the shares of NPA Class A Common Stock. If holders hold their NPA Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the NPA Units into the underlying shares of NPA Class A Common Stock and NPA Warrants, or if a holder holds NPA Units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Stockholders may elect to redeem all or a portion of their shares of NPA Class A Common Stock even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the NPA Class A Common Stock will not be redeemed for cash. If the Business Combination is consummated and a Public Stockholder properly exercises its right to redeem its shares of NPA Class A Common Stock and timely delivers its shares to the Transfer Agent, we will redeem each share of NPA Class A Common Stock for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding shares of NPA Class A Common Stock. For illustrative purposes, as of December 31, 2020, this would have amounted to approximately $10.10 per public share. If a Public Stockholder exercises its Redemption Rights, then it will be exchanging its redeemed shares of NPA Class A Common Stock for cash and will no longer own such shares. Any request to redeem shares of NPA Class A Common Stock, once made, may be withdrawn at any time until the deadline for requesting to exercise Redemption Rights requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of shares of NPA Class A Common Stock delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that NPA instruct our Transfer Agent to return the certificate (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for requesting to exercise Redemption Rights.

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its shares of NPA Class A Common Stock with respect to more than an aggregate of 15% of the shares of NPA Class A Common Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares of NPA Class A Common Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

In order for Public Stockholders to exercise their Redemption Rights in respect of the Business Combination Proposal, Public Stockholders must properly exercise their Redemption Rights no later than the close of the vote on the Business Combination Proposal and deliver their shares of NPA Class A Common Stock (either physically or electronically) to the Transfer Agent prior to 9:00 a.m., New York time, on March 30, 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, NPA will satisfy the exercise of Redemption Rights by redeeming the shares of NPA Class A Common Stock issued to the Public Stockholders that validly exercised their Redemption Rights.

Holders of NPA Warrants will not have Redemption Rights with respect to the warrants.

The participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions, if any, could result in the approval of the Business Combination even if a majority of our Public Stockholders vote, or indicate their intention to vote, against the Business Combination. For purposes of seeking approval of the majority of our outstanding shares of NPA Common Stock voted, non-votes will have no effect on the approval of the Business Combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of the Special Meeting, at which a vote shall be taken to approve the Business Combination. These quorum and voting thresholds, and the voting agreements of our Initial Stockholders, may make it more likely that we will consummate the Business Combination.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased after the IPO (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our Initial Stockholders’ Founder Shares, we would need only 8,625,001, or 37.5%, of the 23,000,000 shares of NPA Class A Common Stock sold in our IPO to be voted in favor of the Business Combination (assuming all outstanding shares are voted) in order to have the Business Combination approved. Additionally, each Public Stockholder may elect to redeem its public shares irrespective of whether they vote for or against the Business Combination.

Pursuant to our Existing Certificate of Incorporation, if we are unable to complete our initial business combination within 18 months from the closing of our IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 18 months from the closing of our IPO. However, if our Sponsor or members of our management acquire public shares after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of NPA after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the NPA Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the NPA Common Stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The Founder Shares are identical to the shares of NPA Class A Common Stock included in the NPA Units sold in our IPO, and holders of Founder Shares have the same stockholder rights as Public Stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, (ii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their Redemption Rights with respect to any Founder Shares and any public shares held by them in connection with the completion of our initial business combination, (b) to waive their Redemption Rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to our Existing Certificate of Incorporation (x) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of the IPO or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 18 months from the closing of our IPO, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the Founder Shares are shares of NPA Class B Common Stock that will automatically convert into shares of NPA Class A Common Stock at the Closing, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. Our Initial Stockholders have agreed to vote any Founder Shares held by them and any public shares purchased after our IPO (including in open market and privately negotiated transactions) in favor of the Business Combination.

The shares of NPA Class B Common Stock will automatically convert into shares of NPA Class A Common Stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of NPA Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the final prospectus and related to the closing of the Business Combination, the ratio at which shares of NPA Class B Common Stock shall convert into shares of NPA Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of NPA Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of NPA Class A Common Stock issuable upon conversion of all shares of NPA Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of NPA Common Stock outstanding upon completion of the IPO plus all shares of NPA Class A Common Stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, and any private placement-equivalent warrants issued to our Sponsor or its affiliates upon conversion of loans made to us). We cannot determine at this time whether a majority of the holders of NPA Class B Common Stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions which are part of the agreement for our initial business combination; (ii) negotiation with holders of NPA Class A Common Stock on structuring an initial business combination; or (iii) negotiation with parties providing financing which would trigger the anti-dilution provisions of the NPA Class B Common Stock. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of NPA Class B Common Stock, but would reduce the percentage ownership of holders of NPA Class A Common Stock. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of NPA Common Stock. Holders of Founder Shares may also elect to convert their shares of NPA Class B Common Stock into an equal number of shares of NPA Class A Common Stock, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of NPA Class A Common Stock issues in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom are subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of NPA Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of NPA Common Stock for cash, securities or other property.

Prior to our initial business combination, only holders of our Founder Shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the Board for any reason. These provisions of our Existing Certificate of Incorporation may only be amended by a resolution passed by a majority of NPA Class B Common Stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Dividends

We have not paid any cash dividends on NPA Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the SpaceMobile Board. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Preferred Stock

Our Existing Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the NPA Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding on the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock were issued or registered in our IPO.

Warrants

Public Stockholders’ Warrants

Each whole NPA Warrant entitles the registered holder to purchase one whole share of our NPA Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, dated September 13, 2019, between NPA and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), an NPA Warrant holder may exercise its NPA Warrants only for a whole number of shares of NPA Class A Common Stock. You should review a copy of the Warrant Agreement, which has been filed with the SEC, for a complete description of the terms and conditions applicable to the NPA Warrants. This means that only a whole NPA Warrant may be exercised at any given time by an NPA Warrant holder. No fractional NPA Warrants will be issued upon separation of the NPA Units and only whole NPA Warrants will trade. Accordingly, unless you own at least two NPA Units, you will not be able to receive or trade a whole NPA Warrant. The NPA Warrants will expire five years after the completion of our initial business combination, at 5:00 PM., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of NPA Class A Common Stock pursuant to the exercise of an NPA Warrant and will have no obligation to settle such NPA Warrant exercise unless a registration statement under the Securities Act with respect to the shares of NPA Class A Common Stock underlying the NPA Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No NPA Warrant will be exercisable and we will not be obligated to issue shares of NPA Class A Common Stock upon exercise of an NPA Warrant unless NPA Class A Common Stock k issuable upon such NPA Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NPA Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an NPA Warrant, the holder of such NPA Warrant will not be entitled to exercise such

NPA Warrant and such NPA Warrant may have no value and expire worthless. In no event will we be required to net cash settle any NPA Warrant. In the event that a registration statement is not effective for the exercised NPA Warrants, the purchaser of an NPA Unit containing such NPA Warrant will have paid the full purchase price for the unit solely for the share of NPA Class A Common Stock underlying such NPA Unit.

We are not registering the shares of NPA Class A Common Stock issuable upon exercise of the NPA Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of NPA Class A Common Stock issuable upon exercise of the NPA Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of NPA Class A Common Stock until the NPA Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of NPA Class A Common Stock issuable upon exercise of the NPA Warrants is not effective by the 60th business day after the Closing, NPA Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise NPA Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their NPA Warrants on a cashless basis.

Once the NPA Warrants become exercisable, we may call the NPA Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per NPA Warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each NPA Warrant holder; and

•        if, and only if, the reported last sale price of the NPA Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the NPA Warrant holders.

If and when the NPA Warrants become redeemable by us, we may not exercise our Redemption Rights if the issuance of shares of NPA Class A Common Stock upon exercise of the NPA Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of NPA Class A Common Stock under the blue sky laws of the state of residence in those states in which the NPA Warrants were offered by us in our IPO.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the NPA Warrants, each NPA Warrant holder will be entitled to exercise its NPA Warrant prior to the scheduled redemption date. However, the price of the NPA Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the NPA Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its NPA Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their NPA Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of NPA Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of NPA Class A Common Stock issuable upon the exercise of NPA Warrants. If our management takes advantage of this option, all holders of NPA Warrants would pay the exercise price by surrendering their NPA Warrants for that number of shares of NPA Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of NPA Class A Common Stock underlying the NPA Warrants, multiplied by the difference between the exercise price of the NPA Warrants and the “fair market value” (defined below) over the exercise price of the NPA Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the NPA Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of NPA Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of NPA Class A Common Stock to be received upon exercise of the NPA Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the NPA Warrants after our initial business combination. If we call NPA Warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other NPA Warrant holders would have been required to use had all NPA Warrant holders been required to exercise their NPA Warrants on a cashless basis, as described in more detail below.

A holder of an NPA Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NPA Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of NPA Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of NPA Class A Common Stock is increased by a stock dividend payable in shares of NPA Class A Common Stock, or by a split-up of shares of NPA Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of NPA Class A Common Stock issuable on exercise of each NPA Warrant will be increased in proportion to such increase in the outstanding shares of NPA Class A Common Stock. A rights offering to holders of NPA Class A Common Stock entitling holders to purchase shares of NPA Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of NPA Class A Common Stock equal to the product of (i) the number of shares of NPA Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for NPA Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of NPA Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for NPA Class A Common Stock, in determining the price payable for NPA Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of NPA Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of NPA Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the NPA Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of NPA Class A Common Stock on account of such shares of NPA Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of NPA Class A Common Stock in connection with a proposed initial business combination, (iv) to satisfy the Redemption Rights of the holders of NPA Class A Common Stock in connection with a stockholder vote to amend our Existing Certificate of Incorporation (a) to modify the substance or timing of our obligation to redeem 100% of our NPA Class A Common Stock if we do not complete our initial business combination within 18 months from the closing of our IPO or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of NPA Class A Common Stock in respect of such event.

If the number of outstanding shares of NPA Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of NPA Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of NPA Class A Common Stock issuable on exercise of each NPA Warrant will be decreased in proportion to such decrease in outstanding shares of NPA Class A Common Stock.

Whenever the number of shares of NPA Class A Common Stock purchasable upon the exercise of the NPA Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of NPA Class A Common Stock purchasable upon the exercise of the NPA Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of NPA Class A Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the market value is below $9.20 per share, the exercise price of the NPA Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the market value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the market value and the newly issued price.

In case of any reclassification or reorganization of the outstanding shares of NPA Class A Common Stock (other than those described above or that solely affects the par value of such shares of NPA Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of NPA Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the NPA Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the NPA Warrants and in lieu of the shares of NPA Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the NPA Warrants would have received if such holder had exercised their NPA Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of NPA Class A Common Stock in such a transaction is payable in the form of NPA Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the NPA Warrant properly exercises the NPA Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the NPA Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the NPA Warrants when an extraordinary transaction occurs during the exercise period of the NPA Warrants pursuant to which the holders of the NPA Warrants otherwise do not receive the full potential value of the NPA Warrants in order to determine and realize the option value component of the NPA Warrant. This formula is to compensate the NPA Warrant holder for the loss of the option value portion of the NPA Warrant due to the requirement that the NPA Warrant holder exercise the NPA Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The NPA Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us and was entered into at the closing of our IPO. The Warrant Agreement provides that the terms of the NPA Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public NPA Warrants to make any change that adversely affects the interests of the registered holders of public NPA Warrants.

The NPA Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of NPA Warrants being exercised. The NPA Warrant holders do not have the rights or privileges of holders of NPA Class A Common Stock and any voting rights until they exercise their NPA Warrants and receive shares of NPA Class A Common Stock. After the issuance of shares of NPA Class A Common Stock upon exercise of the NPA Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the NPA Warrants. If, upon exercise of the NPA Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of NPA Class A Common Stock to be issued to the NPA Warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the NPA Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of the final prospectus relating to our IPO entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they are not redeemable by us so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the NPA Warrants sold as part of the units in our IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the NPA Warrants included in the NPA Units sold in our IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of NPA Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of NPA Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the NPA Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of NPA Class A Common Stock issuable upon exercise of the NPA Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the NPA Class A Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, with limited exceptions.

Listing of Securities

Our NPA Units, NPA Class A Common Stock and NPA Warrants are listed on Nasdaq under the symbols “NPAUU,” “NPA” and “NPAWW,” respectively.

Our Transfer Agent and Warrant Agent

The Transfer Agent for NPA Common Stock is also the warrant agent for our warrants. We have agreed to indemnify the Transfer Agent in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Existing Certificate of Incorporation

Our Existing Certificate of Incorporation contains requirements and restrictions relating to our IPO that apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of NPA Common Stock. Our Initial Stockholders, who collectively beneficially own 20% of NPA Common Stock upon the closing of our IPO, participate in any vote to amend our Existing Certificate of Incorporation and have the discretion to vote in any manner they choose. Specifically, our Existing Certificate of Incorporation provides, among other things, that:

•        If we are unable to complete our initial business combination within 18 months from the closing of our IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination;

•        Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to NPA and our stockholders from a financial point of view;

•        If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        whether or not we maintain our registration under the our Exchange Act or our listing on Nasdaq, we will provide our Public Stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•        Our initial business combination will be approved by a majority of our independent directors;

•        So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of our signing a definitive agreement in connection with our initial business combination;

•        If our stockholders approve an amendment to our Existing Certificate of Incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of our IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our Public Stockholders with the opportunity to redeem all or a portion of their shares of NPA Class A Common Stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares; and

•        We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Existing Certificate of Incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Existing Certificate of Incorporation and Existing Bylaws

We have opted out of Section 203 of the DGCL. However, our Existing Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring NPA to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Existing Certificate of Incorporation provides that the Sponsor and its affiliates, any of its respective direct or indirect transferees who hold at least 15% of our outstanding NPA Common Stock after such transfer and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our Existing Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued NPA Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved NPA Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

NPA Class B Common Stock Consent Right

For so long as any shares of NPA Class B Common Stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of NPA Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our Existing Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the NPA Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of NPA Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding NPA Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of NPA Class B Common Stock were present and voted.

Securities Eligible for Future Sale

We have 28,750,000 shares of NPA Common Stock issued and outstanding. Of these shares, the 23,000,000 shares of NPA Class A Common Stock sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,750,000 NPA Class B Common Stock and all 6,100,000 Private Placement Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of NPA Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of NPA Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of NPA Class A Common Stock then outstanding, which equals 230,000 shares immediately after our IPO; or

•        the average weekly reported trading volume of the NPA Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders are able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Stockholder Rights

The holders of the Founder Shares, Private Placement Warrants and NPA Warrants that may be issued upon conversion of working capital loans (and any shares of NPA Class A Common Stock issuable upon the exercise of the Private Placement Warrants and NPA Warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration and stockholder rights agreement dated September 13, 2019, between NPA and certain security holders, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our NPA Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the registration and stockholder rights agreement, our Sponsor, upon consummation of an initial business combination, will be entitled to nominate three individuals for election to our Board.

Description of Spacemobile Securities

As a result of the Business Combination, NPA stockholders who receive shares of Class A Common Stock will become SpaceMobile stockholders. Your rights as SpaceMobile stockholders will be governed by Delaware law and the A&R Certificate of Incorporation and SpaceMobile Bylaws. The following description of the material terms of SpaceMobile’s securities reflects the anticipated state of affairs upon the Closing.

The following summary of the material terms of SpaceMobile’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the A&R Certificate of Incorporation and SpaceMobile Bylaws are attached as Annex B and Annex E, respectively, to this proxy statement. You are encouraged to read the applicable provisions of Delaware law, the A&R Certificate of Incorporation and SpaceMobile Bylaws in their entirety for a complete description of the rights and preferences of SpaceMobile’s securities following the business combination.

Authorized and Outstanding Capital Stock

The A&R Certificate of Incorporation authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares will be shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares will be shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares will be shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares will be shares of preferred stock, par value $0.0001 per share.

As of March 1, 2021, the Record Date, NPA had approximately 23,000,000 shares of NPA Class A Common Stock, 5,750,000 shares of NPA Class B Common Stock and warrants to purchase 17,600,000 shares of NPA Class A Common Stock, issued and outstanding. As of such date, there was one holder of record of NPA Class A Common Stock, one holder of record of NPA Class B Common Stock, and one holder of record of NPA Warrants. After giving effect to the Business Combination and based on the number of shares of NPA Common Stock outstanding as of the record date, SpaceMobile will have outstanding approximately 28,750,000 shares of Class A Common Stock (assuming no redemptions), 51,636,922 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and 17,600,000 SpaceMobile Warrants.

Common Stock

Voting

Pursuant to the A&R Certificate of Incorporation, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

Following the Closing, the Key Holders will control, as a group, approximately 88% of the combined voting power of the Common Stock as a result of its ownership of all of Class C Common Stock. Accordingly, Avellan will control SpaceMobile’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of the SpaceMobile Board, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the SpaceMobile Board out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

Liquidation or Dissolution

Upon SpaceMobile’s liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of SpaceMobile’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of SpaceMobile.

Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of AST (other than SpaceMobile) may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at SpaceMobile’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that SpaceMobile’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of the SpaceMobile Board comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At SpaceMobile’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by SpaceMobile for the redeemed AST Common Units (an “Existing Equityholder Direct Exchange”).

The A&R Certificate of Incorporation will provide that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of AST Common Units so redeemed, cashed out or exchanged will automatically be cancelled by SpaceMobile for no consideration and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than a Key Holder, then the number of Class C Common Stock held by such holder equal to the number of AST Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by SpaceMobile for no consideration. If the Key Holders exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfers Class A Common Stock to a person or entity that is not a Key Holder.

SpaceMobile may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST Common Units.

Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

SpaceMobile is authorized to issue up to 100,000,000 shares of preferred stock. The SpaceMobile Board will be authorized, subject to limitations prescribed by Delaware law and the A&R Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The SpaceMobile Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SpaceMobile and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock. SpaceMobile has no current plan to issue any shares of preferred stock.

Redeemable Warrants

SpaceMobile Public Warrants

Upon the Closing, each whole SpaceMobile Public Warrant will entitle the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. Pursuant to the warrant agreement, a holder of SpaceMobile Public Warrants may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The SpaceMobile Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

SpaceMobile will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to SpaceMobile satisfying its obligations described below with respect to registration. No warrant will be exercisable and SpaceMobile will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will SpaceMobile be required to net cash settle any warrant.

SpaceMobile will be obligated to file as soon as practicable, but in no event later than 15 business days after the Closing, and to use its best efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when SpaceMobile will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In no event will SpaceMobile be required to net cash settle any warrant.

Once the warrants become exercisable, SpaceMobile may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before SpaceMobile sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by SpaceMobile, SpaceMobile may not exercise its redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or SpaceMobile is unable to effect such registration or qualification.

SpaceMobile has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and SpaceMobile issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If SpaceMobile calls the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” SpaceMobile’s management will consider, among other factors, SpaceMobile’s cash position, the number of warrants that are outstanding and the dilutive effect on SpaceMobile’s stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If SpaceMobile’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If SpaceMobile’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. SpaceMobile believes this feature is an attractive option to it if SpaceMobile does not need the cash from the exercise of the warrants after the Closing. If SpaceMobile calls its warrants for redemption and SpaceMobile’s management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify SpaceMobile in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if SpaceMobile, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend the A&R Certificate of Incorporation with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of SpaceMobile with or into another corporation (other than a consolidation or merger in which SpaceMobile is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of SpaceMobile as an entirety or substantially as an entirety in connection with which SpaceMobile is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and SpaceMobile. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to SpaceMobile, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, SpaceMobile will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to SpaceMobile’s officers and directors and other persons or entities affiliated with Sponsor) and they are not redeemable by SpaceMobile so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than Sponsor or its permitted transferees, the private placement warrants will be redeemable by SpaceMobile and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

In order to finance transaction costs in connection with the Business Combination, Sponsor or an affiliate of Sponsor or certain of our officers and directors may, but are not obligated to, loan NPA funds as may be required to fund NPA’s expenses relating to the Business Combination. As of December 31, 2020, $0 was outstanding under loans provided by Sponsor. An aggregate of up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate of $700,000, respectively. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination. The Notes are non-interest bearing and non-convertible. The Notes are payable on the earlier of June 30, 2021 or the completion of the Business Combination. As of March 12, 2021, the Company borrowed a total of $500,000 under the Notes.

Exclusive Forum

The proposed SpaceMobile Bylaws provide that, to the fullest extent permitted by law, and unless SpaceMobile provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SpaceMobile, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of SpaceMobile’s directors, officers, employees or agents to SpaceMobile or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the A&R Certificate of Incorporation or SpaceMobile Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SpaceMobile Bylaws will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the A&R Certificate of Incorporation and SpaceMobile Bylaws

The provisions of the A&R Certificate of Incorporation and SpaceMobile Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The A&R Certificate of Incorporation and the SpaceMobile Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the SpaceMobile Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of SpaceMobile unless such takeover or change in control is approved by the SpaceMobile Board.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders.    The A&R Certificate of Incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The A&R Certificate of Incorporation and the SpaceMobile A&R Bylaws will also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the SpaceMobile Board, the chairman of the SpaceMobile Board, or, until the earlier of (i) the Sunset Date or (ii) the time SpaceMobile is no longer a “controlled company,” by the secretary of SpaceMobile at the request of holders representing a majority of the total voting power of SpaceMobile’s issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require SpaceMobile Board to call a special meeting.

Advance Notice Procedures.    The SpaceMobile Bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of SpaceMobile’s stockholders, and for stockholder nominations of persons for election to the SpaceMobile Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the SpaceMobile Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SpaceMobile’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the SpaceMobile Bylaws will not give SpaceMobile Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the SpaceMobile Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SpaceMobile.

Authorized but Unissued Shares.    SpaceMobile’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of SpaceMobile’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders.    The A&R Certificate of Incorporation will provide that SpaceMobile is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, SpaceMobile is not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

The SpaceMobile A&R Bylaws will limit the liability of the SpaceMobile directors and officers to the fullest extent permitted by the DGCL and provides that SpaceMobile will provide them with customary indemnification and advancement and prepayment of expenses. SpaceMobile expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to SpaceMobile or on its behalf.

Choice of Forum

The SpaceMobile A&R Bylaws provide that, to the fullest extent permitted by law, and unless SpaceMobile provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the SpaceMobile, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of SpaceMobile to SpaceMobile or to SpaceMobile’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the SpaceMobile A&R Certificate of Incorporation or the SpaceMobile A&R Bylaws or (iv) any action, suit or proceeding asserting a claim against SpaceMobile governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The SpaceMobile A&R Certificate of Incorporation will further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent for the Common Stock will be Continental Stock Transfer & Trust Company.

Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

Registration Rights Agreement

For a description of the Registration Rights Agreement among NPA, the Sponsor and the Existing Equityholders, please see “Proposal No. 1 — The Business Combination Proposal — Related Agreements — The Registration Rights Agreement.”

Listing of Class A Common Stock and SpaceMobile Public Warrants

Application has been made for the shares of Class A Common Stock and SpaceMobile Public Warrants to be approved for listing on Nasdaq under the symbols “ASTS” and “ASTSW” respectively.

Price Range of Securities and Dividends

NPA

NPA Class A Common Stock and NPA Public Warrants are currently listed on Nasdaq under the symbols “NPA” and “NPAWW,” respectively. Certain shares of NPA Class A Common Stock and NPA Public Warrants currently trade as units consisting of one share of NPA Class A Common Stock and one-half of one redeemable warrant, and are listed on Nasdaq under the symbol “NPAUU.” The NPA Units will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer trade as an independent security. Upon consummation of the transactions contemplated by the Equity Purchase Agreement, we will change our name to “AST SpaceMobile, Inc.” We intend to apply to continue the listing of NPA Class A Common Stock as Class A Common Stock and NPA Public Warrants as SpaceMobile Public Warrants on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively, upon the Closing. NPA’s NPA Units commenced trading on Nasdaq on September 8, 2019. NPA Class A Common Stock commenced trading on Nasdaq of November 1, 2019.

NPA has not paid any cash dividends on NPA Class A Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon NPA’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the SpaceMobile Board. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

AST

AST’s securities are not currently publicly traded. We are applying to list the Class A Common Stock and SpaceMobile Public Warrants on Nasdaq in connection with the Business Combination.

Anticipated Accounting Treatment

The AST shareholders under both the no redemption and maximum redemption scenarios continue to control AST before and after the Business Combination. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP.

AST has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (i) AST shareholders will have a majority of the voting power under both the no redemption and maximum redemption scenarios; (ii) AST will have the ability to nominate and represent majority of SpaceMobile’s Board; and (iii) AST’s former management will comprise the vast majority of the management of SpaceMobile.

Under this method of accounting, NPA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization. The net assets of NPA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of AST.

Appraisal Rights

Neither our stockholders nor our warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at New Providence Acquisition Corp. 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759. Our email address is info@npa-corp.com. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Transfer Agent and RegistraR

The transfer agent for our securities is the Continental Stock Transfer & Trust Company.

Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

Submission of Stockholder Proposals

The Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

Future Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at SpaceMobile’s 2021 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the SpaceMobile Bylaws. Since the 2021 annual meeting would be SpaceMobile’s first annual meeting of stockholders, such proposals must be received by SpaceMobile at its offices at Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, a reasonable time before the SpaceMobile begins to print and mail the 2021 annual meeting proxy materials in order to be considered for inclusion in SpaceMobile’s proxy materials for the 2021 annual meeting.

In addition, if the Business Combination is consummated, the SpaceMobile Bylaws will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to SpaceMobile at Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which, in the case of the first annual meeting of stockholders following the consummation of the Business Combination, the preceding year’s annual meeting date is deemed under the SpaceMobile Bylaws to be June 5); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, which we anticipate will be the case for the 2021 annual meeting, notice by the stockholder to be timely must be so received not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by SpaceMobile. Nominations and proposals also must satisfy other requirements set forth in the SpaceMobile Bylaws. The chairman of the SpaceMobile Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Where You Can Find More Information

NPA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on NPA at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination, you should contact via phone or in writing:

If you are a stockholder and would like to request documents, please do so no later than five business days before the Special Meeting in order to receive them before the Special Meeting. If you request any documents from the Company, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to NPA has been supplied by NPA, and all such information relating to AST has been supplied by AST. Information provided by either NPA or AST does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of NPA for the Special Meeting. NPA has not authorized anyone to give any information or make any representation about the Business Combination, NPA or AST that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

I. NPA’s Financial Statements As of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period from May 28, 2019 (inception) through December 31, 2019
Independent Auditors’ Report	F-2
Balance Sheet as of December 31, 2020 and 2019	F-3
Statement of Operations for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-4
Statement of Changes in Stockholders’ Equity for year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-5
Statement of Cash Flows for the year eneded December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-6
Notes to the Financial Statements for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-7

II. AST’s Financial Statements As of and for the Years Ended December 31, 2020 and 2019
Independent Auditors’ Report	F-20
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-21
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-22
Consolidated Statements of Comprehensive Loss for years ended December 31, 2020 and 2019	F-23
Consolidated Statements of Members’ Equity for years ended December 31, 2020 and 2019	F-24
Consolidated Statements of Cash Flows for years ended December 31, 2020 and 2019	F-25
Notes to the Financial Statements for years ended December 31, 2020 and 2019	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
New Providence Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of New Providence Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

Houston, Texas
February 26, 2021

NEW PROVIDENCE ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$131,151	$493,128
Prepaid expenses	23,278	131,226
Prepaid income tax	54,439	—
Total Current Assets	208,868	624,354

Marketable securities held in Trust Account	232,196,027	231,214,831
TOTAL ASSETS	$232,404,895	$231,839,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$634,286	$240,138
Income taxes payable	—	25,684
Total Current Liabilities	634,286	265,822

Deferred tax liability	9,680	3,611
Deferred underwriting fee payable	8,050,000	8,050,000
Total Liabilities	8,693,966	8,319,433

Commitments and Contingencies (Note 6)

Class A common stock subject to possible redemption, 21,672,451 and 21,746,363 shares at redemption value as of December 31, 2020 and 2019, respectively	218,710,925	218,519,748

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,327,549 and 1,253,637 shares issued and outstanding (excluding 21,672,451 and 21,746,363 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	133	125
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of December 31, 2020 and 2019	575	575
Additional paid-in capital	4,152,440	4,343,625
Retained earnings	846,856	655,679
Total Stockholders’ Equity	5,000,004	5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,404,895	$231,839,185

The accompanying notes are an integral part of the financial statements.

NEW PROVIDENCE ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Operating costs	$1,124,693	$384,857
Loss from operations	(1,124,693)	(384,857)

Other income:
Interest income on marketable securities held in Trust Account	1,479,986	1,197,637
Unrealized gain on marketable securities held in Trust Account	1,830	17,194
Other income, net	1,481,816	1,214,831

Income before income taxes	357,123	829,974
Provision for income taxes	(165,946)	(174,295)
Net income	$191,177	$655,679

Weighted average shares outstanding, basic and diluted(1)	7,008,667	6,075,732

Basic and diluted net loss per common share(2)	$(0.12)	$(0.04)

____________

(1)      Excludes an aggregate of 21,672,451 and 21,746,363 shares subject to possible redemption at December 31, 2020 and 2019, respectively.

(2)      Net loss per common share — basic and diluted excludes income of $1,051,234 and $915,613 attributable to common stock subject to possible redemption for the year months ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, respectively.

The accompanying notes are an integral part of the financial statements.

NEW PROVIDENCE ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – May 28, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to the Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of 23,000,000 Units, net of underwriting discounts and offering expenses	23,000,000	2,300	—	—	216,736,773	—	216,739,073
Sale of 6,100,000 Private Placement Warrants	—	—	—	—	6,100,000	—	6,100,000
Class A common stock subject to possible redemption	(21,746,363)	(2,175)	—	—	(218,517,573)	—	(218,519,748)
Net income	—	—	—	—	—	655,679	655,679
Balance – December 31, 2019	1,253,637	125	5,750,000	575	4,343,625	655,679	5,000,004
Change in value of Class A common stock subject to possible redemption	73,912	8	—	—	(191,185)	—	(191,177)
Net income	—	—	—	—	—	191,177	191,177
Balance – December 31, 2020	1,327,549	$133	5,750,000	$575	$4,152,440	$846,856	$5,000,004

The accompanying notes are an integral part of the financial statements.

NEW PROVIDENCE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Cash Flows from Operating Activities:
Net income	$191,177	$655,679
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,479,986)	(1,197,637)
Unrealized gain on marketable securities held in Trust Account	(1,830)	(17,194)
Deferred income tax provision	6,069	3,611
Changes in operating assets and liabilities:
Prepaid expenses	107,948	(131,226)
Prepaid income tax	(54,439)	—
Accounts payable and accrued expenses	394,148	240,138
Income taxes payable	(25,684)	25,684
Net cash used in operating activities	(862,597)	(420,945)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(230,000,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	500,620	—
Net cash provided by (used in) investing activities	500,620	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	225,400,000
Proceeds from sale of Private Placement Warrants	—	6,100,000
Advances from Sponsor	—	600,000
Payment of advances from Sponsor	—	(600,000)
Proceeds from promissory notes – related party	—	155,093
Repayment of promissory notes – related party	—	(155,093)
Payment of offering costs	—	(585,927)
Net cash provided by financing activities	—	230,914,073

Net Change in Cash	(361,977)	493,128
Cash – Beginning	493,128	—
Cash – Ending	$131,151	$493,128

Supplemental cash flow information:
Cash paid for income taxes	$240,000	$—

Non-cash investing and financing activities:
Initial classification of Class A common stock subject to redemption	$—	$217,862,910
Change in value of Class A common stock subject to possible redemption	$191,177	$656,838
Deferred underwriting fee payable	$—	$8,050,000
Offering costs paid directly by Sponsor from proceeds from issuance of Class B common stock	$—	$25,000

The accompanying notes are an integral part of the financial statements.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

New Providence Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on May 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 10, 2019. On September 13, 2019, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to New Providence Management LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on September 13, 2019, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

On September 19, 2019, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 3,000,000 Units at $10.00 per Unit and the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following the closing, an additional $30,000,000 of net proceeds was deposited into the Trust Account, resulting in $230,000,000 held in the Trust Account.

Transaction costs incurred in connection with the Initial Public Offering amounted to $13,260,927, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $610,927 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, regardless of whether they vote for or against a Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares, without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until March 15, 2021 (the “Combination Period”) to consummate a Business Combination or obtain a Charter Extension from Shareholders. If the Company is unable to complete a Business Combination in the Combination Period or obtain a Charter Extension from Shareholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased by it during or after the Initial Public Offering if the Company fails to complete its Business Combination. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2020, the Company had $131,151 in its operating bank accounts, $232,196,027 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Public Shares in connection therewith and an adjusted working capital deficit of $337,484 (excluding franchise taxes payable and prepaid income tax). As of December 31, 2020, approximately $2,196,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate up to $700,000, respectively. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination, of which $300,000 was drawn down as of February 26, 2021 (see Note 10).

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through March 31, 2021, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a Business Combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and, 2019.

Cash and Marketable Securities Held in Trust Account

At December 31, 2020 and, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. During the year ended December 31, 2020, the Company withdrew $500,620 of interest earned on the Trust Account to pay its franchise and income taxes.

Class A common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,600,000 shares of common stock. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Reconciliation of Net Loss Per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net loss per common share is calculated as follows:

	For the Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Net income	$191,177	$655,679
Less: Income attributable to common stock subject to possible redemption	(1,051,234)	(915,613)
Adjusted net loss	$(860,057)	$(259,934)

Weighted average shares outstanding, basic and diluted	7,008,667	6,075,732

Basic and diluted net loss per common share	$(0.12)	$(0.04)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”). On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 3,000,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000. On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, certain of the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In June 2019, the Sponsor purchased 3,593,750 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. On August 23, 2019, the Company effected a stock split resulting in an increase on the total number of shares of Class B common stock outstanding from 3,593,750 to 5,750,000 shares. Subsequent to such stock split, in August 2019, the Sponsor transferred 10,000 Founder Shares to each of Mr. Bradley, the Company’s Chief Financial Officer and, and Messrs. Gannon, Ginsberg and Mazer, the Company’s independent directors.

The 5,750,000 Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On June 20, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. At September 30, 2019, the outstanding balance under the Promissory Note in the aggregate amount of $155,093 was repaid.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on September 13, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support services. For the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, the Company incurred $120,000 and $35,000 in fees for these services, respectively. As of December 31, 2020, and 2019, $30,000 and $35,000 is included in accounts payable and accrued expenses in the accompanying balance sheets, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 6 — COMMITMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Stockholder Rights

Pursuant to a registration rights and stockholder agreement entered into on September 13, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 6 — COMMITMENTS (cont.)

warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration and stockholder rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters of the Initial Public Offering are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. Up to 40% of such amount (or $3,220,000) may be paid at the sole discretion of the Company’s management team to the underwriters in the allocations determined by the management team and/or to third parties not participating in the Initial Public Offering (but who are members of FINRA) that assist the Company in consummating a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Equity Purchase Agreement

On December 15, 2020, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), the Sponsor and Abel Avellan (“Existing Equityholder Representative”) in his capacity as Existing Equityholder Representative. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “AST Business Combination.”

Following the closing of the AST Business Combination (the “Closing”), the Company will be organized as an umbrella partnership-C corporation structure, in which substantially all of the operating assets of AST’s business will be held by AST, and the Company’s only assets will be its equity interests in AST. The Company will be renamed AST SpaceMobile, Inc. (“SpaceMobile”) at Closing.

At the Closing, the Company will (i) amend and restate its existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of the Company to AST SpaceMobile, Inc., (b) convert all then-outstanding Founder Shares, excluding any Forfeited Founder Shares into shares of Class A common stock, par value $0.0001 per share, of SpaceMobile (“Class A Common Stock”) and (c) authorize the issuance of Class B common stock, par value $0.0001 per share, of SpaceMobile (“Class B Common Stock”) and Class C common stock, par value $0.0001 per share, of SpaceMobile (“Class C Common Stock”) and (ii) replace the Amended and Restated By-Laws of the Company (the “Existing Bylaws”), by adopting the Bylaws of AST SpaceMobile, Inc. (the “SpaceMobile Bylaws”).

Concurrently with the Equity Purchase Agreement, the Company entered into various subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make private investments in public equity in the form of Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”). In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock.

The Equity Purchase Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Equity Purchase Agreement.

Upon closing the business combination, the Company and AST anticipate incurring transaction costs to investment bankers, attorneys and other service providers.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 7 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 1,327,549 and 1,253,637 shares of Class A common stock issued and outstanding, excluding 21,672,451 and 21,746,363 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 5,750,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law; provided that only holders of shares of Class B common stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that, as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 7 — STOCKHOLDERS’ EQUITY (cont.)

the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceed, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 8 — INCOME TAX

The Company’s net deferred tax liability are as follows:

	Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Deferred tax liability
Unrealized gain on marketable securities	$(9,680)	$(3,611)
Total deferred tax liability	(9,680)	(3,611)
Valuation Allowance	—	—
Deferred tax liability, net of allowance	$(9,680)	$(3,611)

The provision for income taxes consists of the following:

	Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Federal
Current	$159,877	$170,684
Deferred	6,069	3,610
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	—	—
Income tax provision	$165,946	$174,294

As of December 31, 2020 and 2019, the Company had did not have any of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	As of December 31,
	2020	2019
Statutory federal income tax rate	21.0%	21.0%
Business Combination expenses	25.5%	0.0%
Income tax provision	46.5%	21.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2020 and 2019 remain open and subject to examination. The Company considers Texas to be a significant state tax jurisdiction.

NEW PROVIDENCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 9 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$232,196,027	$231,214,831

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate of $700,000, respectively. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination. The Notes are non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the Business Combination. As of February 26, 2021, the Company borrowed $300,000 under the Notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
AST & Science, LLC
Midland, TX

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AST & Science, LLC and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA LLP

We have served as the Company’s auditor since 2017.

Fort Lauderdale, FL
February 26, 2021

AST & SCIENCE LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data)
	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$42,777	$26,498
Accounts receivable, net	2,081	328
Inventory	2,591	182
Prepaid expenses	1,249	445
Other current assets	2,234	286
Total current assets	50,932	27,739

Property and equipment:
BlueWalker 3 Satellite – construction in progress	27,013	2,097
Property and equipment, net	10,057	1,685
Total property and equipment, net	37,070	3,782

Other long-term assets:
Operating lease right-of-use assets	7,045	—
Intangible assets, net	526	672
Goodwill	3,912	3,593
Other assets and deposits	160	162
Total other long-term assets, net	11,643	4,427
TOTAL ASSETS	$99,645	$35,948

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$4,990	$1,552
Accrued expenses and other current liabilities	4,222	1,948
Deferred revenue	3,401	949
Note payable to Founder	—	1,750
Current operating lease liabilities	504	—
Total current liabilities	13,117	6,199

Non-current operating lease liabilities	6,541	—
Total liabilities	19,658	6,199

Commitments and Contingencies (Note 6)

Members’ equity:
Series A convertible preferred stock, $0.01 par value, authorized 684,932 shares, 684,932 shares issued and outstanding as of December 31, 2020 and 2019 (liquidation preference of $20,000 at December 31, 2020 and 2019)	9,394	9,394
Series B convertible preferred stock, $0.01 par value per share - 2,765,027 and 1,995,810 shares authorized as of December 31, 2020 and 2019, respectively; 2,765,027 and 773,376 shares issued and outstanding as of December 31, 2020 and 2019, respectively (liquidation preference of $119,636 and $31,520 at December 31, 2020 and 2019, respectively)	102,717	28,847
Members’ common equity, 10,000,000 shares authorized as of December 31, 2020 and 2019; 5,500,840 and 5,500,000 issued and outstanding as of December 31, 2020 and 2019, respectively	5,462	5,171
Promissory note from common shareholder	—	(100)
Accumulated other comprehensive income (loss)	(168)	(329)
Accumulated Deficit	(39,908)	(15,847)
Noncontrolling interest	2,490	2,613
Total members’ equity	79,987	29,749
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$99,645	$35,948

See accompanying notes to the consolidated financial statements

AST & SCIENCE LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (dollars in thousands, except per share data)
	2020	2019
Revenues	$5,967	$1,414
Cost of sales	(3,025)	(954)
Gross profit	2,942	460

Operating expenses:
Engineering services	13,081	4,668
General and administrative costs	12,320	5,404
Research and development costs	1,011	1,062
Depreciation and amortization	887	388
Total operating expenses	27,299	11,522

Other income and expense:
Interest income	71	2
Interest expense	(10)	(22)
Other income and (expense), net	22	(15)
Total other income (expense)	83	(35)
Net loss before income taxes	(24,274)	(11,097)
Income taxes	(131)	(44)
Net loss	(24,405)	(11,141)
Add: Net loss attributable to noncontrolling interests	344	256
Net loss attributable to AST&Science	$(24,061)	$(10,885)
Cumulative convertible preferred stock dividends	$(8,290)	$(523)
Income available to common shareholders	$(32,351)	$(11,408)
Basic and diluted net loss per share	$(5.88)	$(2.07)
Basic and diluted shares used in computing net loss per share	5,500,404	5,500,000

See accompanying notes to the consolidated financial statements

AST & SCIENCE LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (dollars in thousands, except per share data)
	2020	2019
Net loss	$(24,405)	$(11,141)
Foreign currency translation adjustments	382	(145)
Comprehensive loss	(24,023)	(11,286)
Comprehensive loss attributable to noncontrolling interest:
Add: Net loss attributable to noncontrolling interests	344	256
Foreign currency translation adjustments	(221)	65
Comprehensive loss attributable to AST&Science	$(23,900)	$(10,965)

See accompanying notes to the consolidated financial statements

AST & SCIENCE LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND MEMBERS’ EQUITY (dollars in thousands)
	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common Shareholder	Accumulated Other Comprehensive Loss	Accumulated Deficit	Noncontrolling Interest	Total Equity
	Shares	Values	Shares	Values	Shares	Values	Shares	Values
Balance, December 31, 2018	—	$—	684,932	$9,394	—	$—	5,500,000	$5,039	$(100)	$(249)	$(4,962)	$2,934	$12,056
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $2,153	—	—	—	—	773,376	28,847	—	—	—	—	—	—	28,847
Stock-based compensation	—	—	—	—	—	—	—	132	—	—	—	—	132
Unrealized foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	(80)	—	(65)	(145)
Net income (loss)	—	—	—	—	—	—	—	—	—	—	(10,885)	(256)	(11,141)
Balance, December 31, 2019	—	$—	684,932	$9,394	773,376	$28,847	5,500,000	$5,171	$(100)	$(329)	$(15,847)	$2,613	$29,749
Stock options exercised	—	—	—	—	—	—	840	1	—	—	—	—	1
Issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs of $5,889	1,966,704	72,944	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $69	—	—	—	—	24,947	926	—	—	—	—	—	—	926
Modification upon amendment of Series B Convertible Preferred Stock	(1,966,704)	(72,944)	—	—	1,966,704	72,944	—	—	—	—	—	—	72,944
Payment of Promissory Note by Common Shareholder	—	—	—	—	—	—	—	—	100	—	—	—	100
Stock-based compensation	—	—	—	—	—	—	—	290	—	—	—	—	290
Unrealized foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	161	—	221	382
Net income (loss)	—	—	—	—	—	—	—	—	—	—	(24,061)	(344)	(24,405)
Balance, December 31, 2020	—	$—	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,462	$—	$(168)	$(39,908)	$2,490	$79,987

See accompanying notes to the consolidated financial statements

AST & SCIENCE LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (dollars in thousands)
	2020	2019
Cash flows from operating activities:
Net loss	$(24,405)	$(11,141)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	670	174
Amortization of intangible assets	217	214
Non-cash operating lease expense	219	—
Stock-based compensation	290	132
Changes in operating assets and liabilities:
Accounts receivable	(1,568)	118
Prepaid expenses and other current assets	(1,485)	(159)
Inventory	(2,236)	(148)
Accounts payable and accrued expenses	3,476	881
Operating lease liabilities	(219)	—
Deferred revenue	2,235	595
Other current assets and current liabilities	6	34
Net cash used in operating activities	(22,800)	(9,300)

Cash flows from investing activities:
Purchase of property and equipment	(8,123)	(1,557)
Purchase of intangible asset	(23)	—
BlueWalker 3 Satellite – construction in process	(22,265)	(2,097)
Net cash used in investing activities	(30,411)	(3,654)

Cash flows from financing activities:
Proceeds from Founder bridge loan	—	1,750
Repayment for Founder bridge loan	(1,750)	—
Proceeds from issuance of Series B Redeemable Preferred Stock	78,833	—
Issuance costs from issuance of Series B Redeemable Preferred Stock	(5,889)	—
Proceeds from issuance of Series B Preferred Stock	1,000	31,000
Issuance costs from issuance of Series B Preferred Stock	(1,856)	(371)
Proceeds from promissory note with common shareholder	100	—
Direct and incremental costs incurred for the merger with NPA	(775)	—
Net cash provided by financing activities	69,663	32,379

Effect of exchange rate changes on cash	(173)	(46)

Net increase in cash and cash equivalents	16,279	19,379
Cash and cash equivalents, beginning of period	26,498	7,119
Cash and cash equivalents, end of period	$42,777	$26,498

Supplemental disclosure of cash flow information:
Non-cash investing activities:
Purchase of accrued construction in process	2,615	—
Purchase of accrued property and equipment	794	—
Right-of-use assets obtained in exchange for operating lease liabilities as of January 1, 2020 upon adoption of ASC 842	6,472	—
Right-of-use assets obtained in exchange for operating lease liabilities	734	—
Non-cash financing activities:
Accrued direct and incremental costs incurred for the merger with NPA	376	—
Transaction costs accrued in connection with issuance of Series B Preferred Stock	—	1,782
Cash paid during the fiscal year for:
Interest	25	7
Income taxes	134	6

See accompanying notes to the consolidated financial statements

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

1.       Nature of Business and Basis of Presentation

Nature of Business

AST & Science LLC and its subsidiaries (“AST” or the “Company”) is an innovative satellite designer and manufacturer. AST is currently in the process of testing, developing and building its BlueWalker 3 test satellite in advance of manufacturing and launching the first space based global cellular network distributed through a constellation of Low Earth Orbit Satellites (the “AST Satellite Constellation”). Once deployed and operational, the AST Satellite Constellation will provide connectivity directly to standard/unmodified cellular phones or any 2G/3G/4G LTE/5G and IoT-enabled device (the “SpaceMobile Service”). The SpaceMobile Service will be made available to cellular subscribers and others through wholesale commercial roaming agreements with cellular service providers on a global basis.

The Company operates from six locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, as well as operations in Maryland, Spain, the United Kingdom, and Israel. In addition, its 51% owned and controlled subsidiary, NanoAvionika, is located in Lithuania. The accounts of all entities wholly owned by AST are fully consolidated and all intercompany balances are eliminated. NanoAvionika, AST’s only non-wholly owned subsidiary, is also fully consolidated, with all intercompany balances eliminated. NanoAvionika’s non-controlling equity interest and related losses are presented separately in the accompanying financial statements.

There continues to be uncertainties regarding the pandemic of the novel coronavirus (“COVID-19”), and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company has evaluated the impact of the COVID-19 pandemic for the year ended December 31, 2020 and has not realized a material impact to the Company’s technology development efforts or operations. The Company is unable to predict the impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. The Company will continue to assess the evolving impact of COVID-19.

CARES Act

On March 27, 2020, former President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES act was enacted as a response to the COVID-19 outbreak discussed above and is meant to provide companies with economic relief.  The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property.

The impact of the CARES Act on the Company’s financial position and statement of operations was immaterial as of December 31, 2020. The Company has not incurred any indebtedness with respect to loans available under the CARES Act, and given the Company is not taxable, the tax implications of the CARES Act do not apply. The Company will continue to assess the evolving impact of the CARES Act.

Basis of Presentation

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and intercompany transactions are eliminated during consolidation.

The Company has incurred recurring losses since its inception, including net losses of $24.4 million and $11.1 million for the years ended December 31, 2020 and 2019, respectively.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

1.    Nature of Business and Basis of Presentation (cont.)

As of December 31, 2020, the Company held cash and cash equivalents of $42.8 million. Management believes that its cash and cash equivalents on hand as of December 31, 2020 will be sufficient to continue funding the Company’s increased operations through at least one year from the date these financial statements are available to be issued. The Company’s success is dependent upon its ability to continue to raise capital in order to fund ongoing research and development, successfully commercialize its products, generate revenue, meet its obligations, and ultimately obtain profitable operations. The Company will seek additional financing to continue to fund its research and development efforts and the capital required to fund the AST Satellite Constellation. The ability of the Company to secure this additional capital cannot be assured.

2.       Summary of Significant Accounting Policies

Goodwill

The Company evaluates goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill may be impaired. Goodwill is tested at the reporting unit level, which is considered an operating segment or one level below an operating segment. The Company has two reporting units: AST and Nano. However, given no goodwill has been allocated to the AST reporting unit, the Company identifies Nano as the sole reporting unit for purposes of goodwill impairment testing.

Our annual goodwill impairment test is based on either a qualitative or quantitative assessment. We have the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If management determines this is the case, we are required to perform a quantitative assessment. A quantitative assessment is an analysis of the fair value of the reporting unit compared to its carrying value. A goodwill impairment charge is recorded for the amount by which the carrying amount exceeds the reporting unit’s fair value.  The Company performs the annual goodwill impairment test during the fourth quarter each year. There were no impairment charges for goodwill recognized for the years ended December 31, 2020 and 2019.

Long-Lived Assets

Long-lived assets, except for goodwill, consist of property and equipment and finite-lived acquired intangible assets, such as developed technology and tradenames. Long-lived assets, except for goodwill, are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and finite-lived intangible assets may warrant revision or if events or circumstances indicate that the carrying value of these assets may be impaired. To compute whether assets have been impaired, the estimated undiscounted future cash flows for the estimated remaining useful life of the assets are compared to the carrying value. To the extent that the future cash flows are less than the carrying value, the assets are written down to the estimated fair value of the asset. There were no impairment charges for long-lived assets recognized for the years ended December 31, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities as of and during the reporting period. The Company bases its estimates and assumptions on historical experience when available and on other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives assigned to property and equipment, the fair values of common stock and preferred stock, valuation and impairment of goodwill and intangible assets, and equity-based compensation expense. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company’s cash and cash equivalents consist of cash maintained within standard checking accounts for its operating subsidiaries and an interest bearing Money Market Demand and Deposit account with JPMorgan Chase Bank, N.A. (the “Chase Bank”) (“Chase Bank Investment Account”).   The Company considers all highly liquid investments with a maturity date of 90 days or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, and trade receivables. The Company maintains its cash in accounts at financial institutions that, at times, may exceed federally insured limits. The cash balances in these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company may deposit cash at institutions that are not insured by the FDIC, which is limited to its foreign subsidiaries. The Company manages credit risk by reviewing the counterparties’ credit at least quarterly.

Our subsidiary, NanoAvionika, typically derives its revenue from a small number of customers. Two customers accounted for approximately 76% of the Company’s trade receivables as of December 31, 2020, and two customers accounted for approximately 24% of the Company’s trade receivables as of December 31, 2019. Three customers accounted for approximately 50% of the Company’s revenue as of December 31, 2020, and two customers accounted for approximately 28% of the Company’s revenue as of December 31, 2019. Credit risk on accounts receivable is minimized given the research and development stage of the Company, and the fact that its primary business focus is to manufacture and launch its test satellites as opposed to entering into revenue transactions with customers in the short term.

Inventory

Inventories are carried at the lower of cost or net realizable value. Cost is determined by the first-in first-out (FIFO) method. The cost of construction in progress comprises raw materials, satellite componentry, direct labor, and other direct engineering costs. No reserve for excess and/or obsolete inventory was recognized in the periods presented.

Inventories consisted of the following at December 31, 2020 and 2019 (in thousands):

	December 31, 2020	December 31, 2019
Raw material	$2,285	$182
Work-in-process	306	—
Total	$2,591	$182

Property and Equipment

The Company records property and equipment at cost. Repairs and maintenance costs that do not extend the useful life or enhance the productive capacity of an asset are expensed as incurred and recorded as part of general and administrative operating expenses on the Consolidated Statement of Operations. Upon retirement or disposal of property and equipment, the Company derecognizes the cost and accumulated depreciation balance associated with the asset, with a resulting gain or loss from disposal included in the determination of net income or loss. Maintenance and repairs are charged to expense as incurred and any additions or improvements which

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

extend the useful life of an asset or increase its productive capacity are capitalized. Depreciation expense is computed using the straight-line method over the estimated useful lives which the Company has assigned to its underlying asset classes, which are as follows:

Estimated Useful Life
Computers, software, and equipment	2 to 5 years
Leasehold improvements	Shorter of estimated useful life or lease term
Satellite antenna	5 years
Test and lab equipment	5 years
Phased array test facility	5 years
Assembly and integration equipment	5 years
Furniture and fixtures	7 years
Vehicles	5 years

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries are translated from local currency into reporting currency, which is U.S. dollars, using the current exchange rate at the balance sheet date for assets and liabilities, and the weighted average exchange rate prevailing during the period for revenues and expenses. The functional currency for AST’s foreign subsidiaries is considered to be the local currency for each entity and, accordingly, translation adjustments for these subsidiaries are included in accumulated other comprehensive loss within members’ capital.

Realized and unrealized gains and losses resulting from foreign currency transactions denominated in currencies other than the functional currency are reflected as other income (expense), net in the consolidated statements of operations. Foreign currency translation gains and losses are recorded to other comprehensive income on the Company’s Consolidated Balance Sheets.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•        Level 1 — defined as observable inputs, such as quoted prices unadjusted in active markets for identical securities;

•        Level 2 — defined as inputs other than quoted prices included in Level 1 that are either directly or indirectly observable; and

•        Level 3 — defined as significant unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions

The Company’s financial assets have been classified as Level 1. The carrying amounts of the Company’s financial assets (which include cash, cash equivalents, and accounts receivable) and liabilities (which include accounts payable) approximate fair value because of the short maturity of these instruments. No financial assets have been classified as Level 2 or Level 3.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

Engineering Costs

Engineering costs are charged to expense as incurred. Engineering costs consist primarily of the expenses associated with our ongoing engineering efforts to establish technical feasibility of our products, as well as the cost of internal staff (such as engineers and consultants) to support these efforts. Currently, major engineering activities include procuring and manufacturing the satellite components required for the BW3 satellite. AST intends to assemble and test the BW3 satellite at its Midland, Texas facility during the first half of 2021. The BW3 is scheduled to be launched during the second half of 2021. Additionally, AST has established alternative uses (separate economic value) for BW3 and therefore, the hard costs (i.e., test equipment, antennas, sensors, cables, launch vehicles) and other nonrecurring costs solely associated with AST’s BW3 developments are capitalized to its construction in progress (“CIP”) account, and presented on its Consolidated Balance Sheets.

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs consist principally of non-recurring engineering developments in which the Company typically engages third party vendors, including materials and supplies, license costs, contract services, and other outside expenses. Costs for certain research and development activities are recognized in line with the completion of specific tasks using information from the Company’s vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and reflected in the financial statements as prepaid or accrued research and development.

Government and Space Agency Grants

The Company’s subsidiary, NanoAvionika, receives grant funding in exchange for satellite technology development efforts made by the Company to the European Space Agency and other governmental bodies. If the Company fails to maintain required commitments, the funds received may have to be repaid or other adverse consequences may arise, which could affect our cash flows and profitability.

When the Company has been awarded grant funding, cost reimbursements are recognized when it is probable that the Company will comply with the conditions attached to the grant arrangement and the grant proceeds will be received. Grants are recognized in the Company’s results of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the grant is intended to compensate. Specifically, when grants are related to reimbursements, the grants are recognized as a reduction of the related expense in the Company’s results of operations. For grants related to reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset and recognized in the Company’s results of operations over the estimated useful life of the depreciable asset as reduced depreciation expense. The Company recognized a reduction to cost of sales related to grants for a total of $0.3 million and $1.6 million for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

AST & Science LLC and subsidiaries elected to be taxed as Limited Liability Companies which are treated as partnerships for federal and state income tax purposes. Accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ income tax returns, and no provision for income taxes has been recorded for these entities in the consolidated financial statements. Notwithstanding its disregarded status, the Company does have controlling ownership interest in a Lithuanian subsidiary that is subject to foreign income taxes.  None of the Company’s other subsidiaries were subject to material income tax consequences during the periods presented.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

Convertible Preferred Stock

As of December 31, 2020 and 2019, the Company’s outstanding Series A and B Convertible Preferred Stock does not meet any of the criteria requiring presentation in mezzanine equity, and as such, the Preferred Stock will be presented in permanent equity. In February 2020, the Company issued Series B Preferred Stock to Rakuten Mobile Singapore Pte. Ltd. (“Rakuten”), which the Company classified within mezzanine equity as the redemption of the shares was outside of the control of the Company. In December 2020, the Rakuten Series B Preferred Stock was amended to remove the redemption feature, which triggered a reclassification from mezzanine equity to permanent equity. The amendment to the Rakuten Series B Preferred Stock is discussed further in Note 5.

Stock-Based Compensation

The Company estimates the grant date fair value of share-based awards to employees and to members of the Board of Directors using the Black-Scholes option-pricing model. Use of the Black-Scholes model requires the Company to make assumptions with respect to the expected term of stock options, the expected volatility of the common stock consistent with the expected life of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards that vest based solely on achievement of a service condition, the Company recognizes expense on a straight-line basis over the period during which the award holder provides such services. For awards that vest based on both service and performance conditions, the Company recognizes expense using a graded method for such awards only to the extent it believes achievement of the performance conditions are probable. The Company recognizes forfeitures as they occur and reverses any previously recognized compensation cost associated with forfeited awards. The Company accounts for stock-based compensation for awards granted to nonemployees in a similar fashion to the way it accounts for stock-based compensation awards to employees.

Collaboration Arrangements

The Company considers the nature and contractual terms of an arrangement and assess whether the arrangement involves a joint operating activity pursuant to which it is an active participant and exposed to significant risks and rewards with respect to the arrangement. If the Company is an active participant and exposed to the significant risks and rewards with respect to the arrangement, it accounts for these arrangements pursuant to Accounting Standards Codification (“ASC”) Topic 808, Collaborative Arrangements, as amended by ASU 2018-18 (“ASC 808”), and applies a systematic and rational approach to recognize revenue (unless parts of the arrangement are within the scope of other authoritative accounting literature or can be appropriately analogized to other authoritative accounting literature).

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and its related amendments (collectively known as “ASC 606”). In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. To achieve this core principle, the Company applies the following five steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue when or as the Company satisfies a performance obligation.

Costs to obtain the Company’s contracts are capitalized and amortized over the expected customer benefit period, and typically include commissions paid to external parties or distributors. Sales commissions are considered incremental costs in obtaining a new contract and thus are appropriately capitalized. Costs to fulfill

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

the Company’s contracts, such as our overhead costs and third-party costs to manufacturers, do not meet the specified capitalization criteria (i.e., do not generate or enhance resources of the Company) and as such are expensed as incurred. Costs to obtain and fulfill the Company’s contracts were immaterial as of December 31, 2020 and 2019.

Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating segment, as the CODM reviews financial information presented on a combined basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Recent Accounting Pronouncements

Adopted accounting standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2020. Early adoption is permitted. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU 2018-11 was issued in June 2018 that also permits entities to choose to initially apply ASU 2016-02 at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption.

The Company early adopted ASC 842 as of January 1, 2020 using the modified retrospective method which did not require it to restate prior periods and did not have an impact on retained earnings. The Company has elected the “package of 3” practical expedients permitted under the transition guidance which eliminates the requirements to reassess prior conclusions about lease identification, lease classification, and initial direct costs. The Company also adopted an accounting policy which provides that leases with an initial term of 12 months or less and no purchase option that the Company is reasonably certain of exercising will not be included within the lease right-of-use assets and lease liabilities on its Consolidated Balance Sheets. The Company elected an accounting policy to combine the non-lease components (which include common area maintenance, taxes and insurance) with the related lease component. The Company elected to apply this practical expedient to all asset classes upon the adoption of ASC 842.

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the circumstances present. Leases with a term greater than one year are recognized on the Consolidated Balance Sheets as right-of-use assets, lease liabilities, and, if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease in the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding right-of-use assets are recorded based on the present values of lease payments over the lease terms. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

2.       Summary of Significant Accounting Policies (cont.)

the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Variable payments that do not depend on a rate or index are not included in the lease liability and are recognized as incurred. Lease contracts do not include residual value guarantees nor do they include restrictions or other covenants. Certain adjustments to the right-of-use assets may be required for items such as initial direct costs paid, incentives received, or lease prepayments. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability by using revised inputs as of the reassessment date, and adjust the right-of-use asset.

See the Commitments and Contingencies footnote (Note 6) for the effects of the adoption of this ASU on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. The ASU is effective for fiscal years beginning after December 15, 2022. Early adoption may be selected for fiscal years beginning after December 15, 2018. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions.

The Company early adopted ASU 2016-13 as of January 1, 2020. The adoption primarily impacts the Company’s trade receivables and grant receivables in relation to sales made by our subsidiary, NanoAvionika. The Company monitors its credit exposure through active review of customer balances. The Company’s expected loss methodology for accounts receivable is developed using historical collection experience, current and future economic and market conditions and a review of the current status of customers’ account balances. Historical credit losses have not been significant due to the financial stability and creditworthiness of our limited number of customers.  The Company considers credit losses immaterial to our business and, therefore, have not provided all of the disclosures otherwise required by the standard.

Accounting standards to be adopted in future periods

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40):  Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. The amendments in ASU 2020-06 are effective for public entities that meet the definition of an SEC filer, excluding smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The new standard will be effective in the first quarter of 2021. The Company is currently evaluating the impact the standard will have on the consolidated financial statements.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

3.       Property and Equipment

Property and equipment, net consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Computers, software, and equipment	$1,707	$699
Leasehold improvements	3,536	340
Satellite antenna	1,338	293
Test and lab equipment	2,666	—
Phased array test facility	704	234
Assembly and integration equipment	616	—
Furniture and fixtures	338	268
Vehicles	67	67
Property and equipment	10,972	1,901
Accumulated depreciation	(915)	(216)
Property and equipment, net	10,057	1,685

BlueWalker 3 Satellite – construction in progress	27,013	2,097
Total property and equipment, net	$37,070	$3,782

Depreciation expense for the years ended December 31, 2020 and 2019 was $0.7 million and $0.2 million, respectively. In addition, the Company is currently manufacturing, testing and integrating its Blue Walker 3 Test Satellite. As of December 31, 2020, the Company incurred $27 million relating to this effort.

4.       Common Stock

Pursuant to the Fourth Amended and Restated Limited Liability Company Operating Agreement dated February 4, 2020, the Company is authorized to issue a total of 10,000,000 common shares, of which 5,500,840 common shares were issued and outstanding at December 31, 2020 and 4,499,160 common shares were available for future issuance at December 31, 2020.

The holders of common shares are entitled to one vote for each common share held at all meetings of Shareholders. Holders of common shares may receive distributions at the sole discretion of the Board of Directors.

The Company reserved the following shares of common stock for future issuance as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Convertible preferred stock	3,449,959	1,458,308
Options outstanding	815,233	635,730
Options available for future grants	67,488	242,832
Total common shares reserved for future issuance	4,332,680	2,336,870

5.       Convertible Preferred Stock

On June 26, 2018, the Company entered into a Series A Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 684,932 shares of Series A Preferred Stock (“Series A”) at a purchase price of $14.60 per share for aggregate proceeds of $10 million. The Company incurred issuance costs of approximately $0.6 million in connection with the issuance of the Series A Preferred Shares.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

5.       Convertible Preferred Stock (cont.)

On October 16, 2019, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 773,376 shares (the “Initial Series B Issuance”) of Series B Preferred Stock (“Series B”) at a purchase price of $40.08 per share for aggregate proceeds of $31 million. The proceeds are presented net of incurred issuance costs of approximately $2.1 million in connection with the issuance of the Series B Preferred Shares.

In connection with the Initial Series B Issuance, the Company entered into a commercial agreement on October 26, 2019 with Vodafone Ventures Limited (“Vodafone”), whereby Vodafone is provided exclusivity to operate the AST commercial service in agreed upon markets as defined in the agreement. As part of this agreement, Vodafone will promote the service as an element of its normal business and the Company is provided a 50/50 revenue share for all services enabled by the Company’s SpaceMobile satellite segment. The term of the agreement is five (5) years starting with the initial launch of commercial service based on the Phase 3 constellation anticipated in 2023. The Vodafone Agreement is considered a collaborative arrangement under ASC 808 as both parties are active participants and share in the significant risks and rewards of the activities. The Company will not assign any value to the Vodafone Agreement at inception and will recognize their share of expenses as they are performed up to the time the activities are revenue generating. For the years ended December 31, 2020 and 2019, the Company has not recognized any revenue under the Vodafone collaborative arrangement.

On February 14, 2020, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 1,966,704 shares (the “Second Series B Issuance”) of Series B Preferred Stock at a purchase price of $40.08 per share for aggregate proceeds of $78.8 million (the “Rakuten Shares”) to Rakuten. In conjunction with the Second Series B Issuance, the Company also entered into a commercial agreement with Rakuten (the “Rakuten Commercial Agreement”) (see Note 13). The Rakuten Commercial Agreement requires that the Company adhere to certain key performance indicators (“KPIs”) beginning on September 30, 2023 (the “First Measurement Date”) and December 31, 2024 (the “Second Measurement Date”). If the Company is unable to meet or exceed these KPIs on the First Measurement Date or the Second Measurement Date, or voluntarily or involuntary becomes subject to bankruptcy proceedings, Rakuten will have the option to require the Company to redeem the Rakuten Shares at the redemption price of $30 per share (the “Rakuten Redemption Clause”). Rakuten’s redemption rights will be extended for a period of no later than 6 months if the Company’s failure to meet the KPIs as required arises from any failure or delays in obtaining any governmental or third party approvals required in connection with the launch of the SpaceMobile Service (see Note 13) or in connection with the delivery of the KPIs. The Rakuten shares carry the same terms as the previously issued shares of Series B Preferred Stock, other than the Rakuten Redemption Clause noted herein. Upon issuance, the Rakuten Shares were classified outside of members’ equity, within mezzanine equity, because the Rakuten Redemption Clause was not solely within the control of the Company.

On December 15, 2020 (the “Amendment Date”), the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”) with Rakuten, which amended the Rakuten Commercial Agreement. The A&R Commercial Agreement removes the Rakuten Redemption Clause from the Rakuten Shares and replaces it with a one-time cash payment penalty (the “Penalty Payment”) of $10 million. The Penalty Payment is payable upon the Company’s failure to meet the KPIs at the measurement dates originally established in the Rakuten Commercial Agreement.

The amendment to Rakuten Commercial Agreement to replace the Rakuten Redemption Clause with the Penalty Payment was accounted for as a modification of the Rakuten Shares for accounting purposes. In making this determination, the Company considered the significance of the revisions to existing contractual terms. These revisions were not considered qualitatively or quantitatively significant as the redemption clause was not deemed probable to be triggered when the shares were originally issued or as of the amendment date. The Company determined that any incremental difference in the fair value of the shares as a result of the modification was de minimis, and accordingly, the carrying value remained unchanged. Additionally, as the Rakuten Redemption

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

5.       Convertible Preferred Stock (cont.)

Clause was removed as part of the A&R Commercial Agreement, the Rakuten Shares are no longer redeemable outside of the control of the Company and have been reclassified from temporary to permanent equity. The Penalty Payment, which replaced the Rakuten Redemption Clause, is considered a revenue component of the A&R Commercial Agreement accounted for under ASC 606. The Company considers this a form of variable consideration which is fully constrained as of execution of the A&R Commercial Agreement as well as of December 31, 2020.

On March 1, 2020, the Company entered into another Series B Preferred Stock Purchase Agreement with Samsung Next Fund LLC. Under the Agreement, the Company issued an aggregate of 24,947 shares (the “Third Series B Issuance”) of Series B Preferred Stock for a purchase price of $40.08 per share for aggregate proceeds of $1 million. The Samsung shares carry the same terms as the previously issued shares of Series B Preferred Stock.

As of December 31, 2020, the Company has $8.8 million in aggregate preferred cumulative dividends equal to $3.19 per share.

As of December 31, 2020, the Series A and Series B Preferred Stock have the following rights, preferences and privileges:

Conversion Rights

Each share of Series A and Series B Preferred Stock is convertible at the option of the holder at any time after the date of issuance. The number of shares of common stock to be issued in the event of a conversion is determined by dividing the original issue price of $14.60 for the Series A preferred stock and $40.08 for the Series B preferred stock by the conversion price of then in effect for Series A preferred stock and Series B preferred stock. The conversion price for Series A preferred stock was initially $14.60 and Series B preferred stock was initially $40.08, subject to adjustment under certain circumstances, including but not limited to certain additional issuances of common shares.

The Series A Preferred Stock and Series B Preferred Stock automatically converts at the either (a) the closing of a Qualified IPO, all outstanding Series A Preferred Shares and Series B Preferred Shares shall automatically be converted into Common Shares, at the then effective Series A Conversion Price and Series B Conversion Price or (b) at the election of the Required Series A Holders and Required Series B Holders, all or any portion of the outstanding Series A Preferred Shares and Series B Preferred Shares shall automatically be converted into Common Shares, at the then effective Series A Conversion Price and Series B Conversion Price.

Liquidation Preference

Upon liquidation, dissolution, or winding-up of the Company, or a merger, consolidation, lease or transfer of the Company (a “Deemed Liquidation Event”), shareholders of Series A Preferred stock and Series B Preferred Stock are entitled to receive a liquidation preference, first, to each holder of Series B Preferred Shares on a pari passu basis in proportion to amounts distributable, until each holder of Series B Preferred Shares has received, in the aggregate, the greater of (i) cumulative distributions equal to one (1) times the Series B Original Issue Price paid by such holder in respect of each of such holder’s Series B Preferred Shares, plus any accrued but unpaid dividends or (ii) distributions that would have been made to such holder had its Series B Preferred Shares been converted into Common Shares prior the distribution; and second, to each holder of Series A Preferred Shares on a pari passu basis in proportion to amounts distributable, until each holder of Series A Preferred Shares has received, in the aggregate, the greater of (i) cumulative distributions equal to two (2) times the Series A Original Issue Price paid by such holder in respect of each of such holder’s Series A Preferred Shares; or (ii) distributions that would have been made to such holder had its Series A Preferred Shares been converted into Common Shares prior the distribution; and thereafter, to all holders of Common Shares, pro rata, in proportion to their percentage interests.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

5.       Convertible Preferred Stock (cont.)

Dividends

Subject to the terms of the Dissolution or Deemed Liquidation Event, the Board of Directors may, in its sole discretion with the consent of the Required Series A Holders, cause the Company to distribute cash or property from time to time to the Shareholders in such amounts as the Board of Directors deems appropriate. Any such distributions shall be made to the Shareholders, pro rata, in proportion to their percentage interests. As of December 31, 2020 and 2019, no dividends have been paid or declared.

The Company shall not declare, pay or set aside any dividends on any class or series of Shares unless the holders of the Series B Preferred Shares then outstanding shall first receive, on a pro rata basis, a dividend on each outstanding share of the Series B Preferred Shares equaling the greater of (i) eight percent (8%) of the Series B Original Issue Price and (ii) the corresponding dividend the holder of the Series B Preferred Shares would receive on an as-converted to Common Share basis. The foregoing dividend shall be cumulative (non-compounding) and will accrue daily and be payable when declared or upon a Deemed Liquidation Event.

Voting Rights

Except as provided by law or by other provisions of the Preferred Stock Agreements, Preferred Stock and common stockholders’ vote together as one class on an “as-converted basis”. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, each holder of Series A Preferred Stock and Series B Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. The holders of the shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect 1 director of the Corporation. The holders of the shares of Series B Preferred Stock, exclusively and as a separate class, are entitled to elect 1 director of the Corporation. The holders of the shares of Common Stock, exclusively and as a separate class, are entitled to elect 2 directors of the Corporation.

6.       Commitments and Contingencies

On November 13, 2018, the Company entered into both an Economic Development Agreement (the “EDA”) and a sublease agreement with Midland Development Corporation. The premise of the EDA was to create jobs in the Midland Texas area, as well as, to have AST improve the land, office and hangar spaces at the Midland International Air & Space Port in Midland, Texas.

The rentable spaces included office space (44,988 SF), hangar A (28,480 SF), hangar B (11,900 SF), and land (approximately 238,000 SF). The term of the lease commenced on November 21, 2018 and extends through November 20, 2033. Pursuant to the agreement, the base rental payments for the first five years will be abated, provided that the Company prepays the rent in each period and achieves an increasing level of financial commitments, measured annually on March 31st of each of the first five years of the lease. The Company can qualify for an additional five years (years six through ten of the term) of abatements which are contingent upon the Company achieving its commitments through the first five years of the lease and maintaining or exceeding those year five commitment levels in years six through year ten of the term. These commitments include 1) the total number of full-time jobs and the related annual payroll costs and 2) cumulative capital investments in personal property and improvements to the existing land/structures. The Company recognizes the lease reimbursements as an offset to the lease asset, liability and rent expense for the related reimbursable month when the contingency is probable of being resolved.

The Company’s other outstanding operating leasehold obligations include additional office space in Maryland, Illinois, Spain, Israel, United Kingdom and Lithuania. The Company’s leases have established fixed payment terms which are subject to annual rent increases throughout the term of each lease agreement. The Company’s lease agreements have varying non-cancellable rental periods which include options for the Company to extend portions of its lease terms. Management considered that it was not reasonably certain to exercise any extension

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

6.       Commitments and Contingencies (cont.)

options present in its lease arrangements that are outstanding as of the adoption date, with the exception of the Texas sublease. In addition, the Company’s leases have similar terms in which they may terminate the lease prior to the end date but must provide advanced notice. The Company is not reasonably certain to exercise the right to terminate their agreements.

Based on an evaluation of the impact of the adoption of ASC 842, the Company determined that it will apply the modified retrospective approach, in which the Company will not adjust comparative periods. There was no cumulative-effect adjustment to the opening balance of retained earnings. As of the adoption date on January 1, 2020, the Company recognized a right-of-use asset and lease liability of $6.4 million. The Company identified and assessed significant assumptions in recognizing the right-of-use asset and lease liability on January 1, 2020 as follows:

Incremental Borrowing Rate

The Company derives its incremental borrowing rate from information available at the lease commencement date in determining the present value of lease payments. The incremental borrowing rate represents a collateralized rate of interest the Company would have to pay to borrow over a similar term an amount equal to the lease payments in a similar economic environment. The Company’s lease agreements do not provide implicit rates. As the Company did not have any external borrowings at the transition date with comparable terms to its lease agreements, the Company estimated its incremental borrowing rate based on the lowest grade of debt available in the marketplace for the same term as the associated lease(s). The Company elected to use an 11.9% discount rate for its main, shorter-term operating leases (generally two (2) to five (5) year leases). For the Texas sublease, which is greater than 10 years, the Company elected to use a 15% discount rate. The weighted average discount rate at December 31, 2020 is 14%.

Operating Leases

The components of lease expense were as follows (in thousands):

Year Ended December 31, 2020
Short-term operating lease expense	$41
Operating lease expense	301
Total lease expense	$342

Additional lease information is summarized in the following table (in thousands, except lease term and discount rate):

Year Ended December 31, 2020
Cash paid for amounts included in the measurement of operating lease liabilities	$349
Operating right-of-use assets obtained in exchange for lease obligations	$759
Weighted-average remaining lease term – operating leases (years)	11.3
Weighted-average discount rate – operating leases	14%

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

6.       Commitments and Contingencies (cont.)

Maturities of lease liabilities as of December 31, 2020 are as follows (in thousands):

Year ending December 31,	Amount
2021	$1,432
2022	1,294
2023	1,310
2024	1,257
2025	1,156
Thereafter	7,701
Total lease payments	14,151
Less effects of discounting	(7,106)
Present value of lease liabilities	$7,045

Under the prior lease standard (ASC 840), as of December 31, 2019 future minimum lease payments under operating leases were as follows:

Year ending December 31,	Amount
2020	$1,174
2021	1,174
2022	1,045
2023	1,047
2024	983
Thereafter	8,678
Total minimum lease payments	$14,101

Lease balances as of December 31, 2020 are as follows (in thousands):

Operating lease right-of-use assets	$7,045
Short-term operating lease liabilities	$504
Non-current operating lease liabilities	6,541
Total operating lease liabilities	$7,045

Net rent expense under operating lease arrangements at the Company was $0.3 million for the year ended December 31, 2020. Net rent expense reported under ASC 840 was $0.2 million for the year ended December 31, 2019.

Legal Proceedings

The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of December 31, 2020 and 2019.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

7.       Goodwill and Intangible Assets

Goodwill

The change in the carrying amount of goodwill for the years ended December 31, 2020 and 2019 is summarized as follows (in thousands):

	2020	2019
Balance at beginning of the year	$3,593	$3,666
Acquisitions	—	—
Translation adjustments	319	(73)
Balance at the end of the year	$3,912	$3,593

Intangible Assets

Identified intangible assets are comprised of the following as of December 31, 2020 and 2019 (in thousands):

	Useful Lives	2020	2019
Intangible assets subject to amortization:
Developed technology	5	$1,161	$1,067
Trademarks and domain name	15	23	—
Total gross intangible assets subject to amortization		$1,184	$1,067
Accumulated amortization		(658)	(395)
Total net intangible assets subject to amortization		$526	$672

The aggregate amortization expense for the years ended December 31, 2020 and 2019 was $0.2 million . Based on the carrying value of identified intangible assets recorded at December 31, 2020, and assuming no subsequent impairment of the underlying assets, the amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2021	$234
2022	234
2023	40
2024	2
2025 and Thereafter	16
$526

Impairments

In the fourth quarter of 2020, the Company performed its annual goodwill impairment test and completed a quantitative assessment for the Nano reporting unit. The fair value of the Nano reporting unit was based upon an equal weighting of the income and market approaches, utilizing estimated cash flows and a terminal value, discounted at a rate of return that reflects the relative risk of the cash flows, as well as valuation multiples derived from comparable publicly traded companies that are applied to operating performance of the reporting unit. There was no impairment as a result of the annual test performed in the fourth quarter of 2020.

In the fourth quarter of 2019, the Company performed the annual goodwill impairment test and completed a qualitative assessment for the Nano reporting unit. This qualitative assessment included reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, such as changes in the Company’s management or strategy. There was no impairment as a result of the annual test performed in the fourth quarter of 2019.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

7.       Goodwill and Intangible Assets (cont.)

The Company is required to evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company routinely assesses whether impairment indicators are present. As of December 31, 2020 or 2019, no impairment charges were recorded.

8.       Accrued Expenses and Other Current Liabilities

As of December 31, 2020, accrued expenses includes accruals relating to the construction in process of $1.6 million and accrued payroll of $1.0 million. The remaining balance within the account relates to other general accruals.

As of December 31, 2019, accrued expenses includes transaction costs of $1.8 million, incurred in connection with the issuance of Series B Preferred Stock in the Initial Closing and subsequently paid in March 2020.

9.       Revenue

Disaggregation of Revenue

The Company’s subsidiary, NanoAvionika, recognizes revenue related to sales of manufactured small satellites and their components as well as launch related services. In general, the Company recognizes revenue for services provided over time as the Company’s performance does not result in an asset with an alternative use and the Company is entitled to be compensated for performance completed to date. The Company recognizes revenue for services provided over time based on an output method, under which the total value of revenue is recognized based on each contract’s deliverable(s) as they are completed and when value is transferred to a customer. Certain of the Company’s performance obligations do not meet the criteria for over time recognition. In these scenarios, the Company recognizes revenue upon transfer of control of the performance obligation to the customer. Revenue recognized over time versus revenue recognized upon transfer for the periods ending December 31, 2020 and 2019 was as follows (in thousands):

	2020	2019
Revenue from performance obligations recognized over time	$5,037	$1,236
Revenue from performance obligations recognized at point-in-time transfer	930	178
Total	$5,967	$1,414

Contract Balances

Contract assets relate to our conditional right to consideration for our completed performance under the contract. Contract liabilities relates to payments received in advance of performance under the contract. Contract liabilities (i.e., deferred revenue) are recognized as revenue as (or when) the Company perform under the contract. During the years ended December 31, 2020 and 2019, the Company recognized approximately $0.6 million and $0.4 million, respectively, of revenue related to its deferred revenue balance at January 1, 2020 and 2019, respectively.

As of December 31, 2020 and 2019, the Company had deferred revenue of $3.4 million and $0.9 million, respectively, classified in current liabilities related to performance obligations that have not yet been satisfied. The Company expects to recognize the revenue associated with satisfying these performance obligations within the next 12 months.

Accounts Receivable

The Company receives payments from customers based on a billing schedule as established in our contracts. Accounts receivable includes amounts billed and currently due from customers. Accounts receivable are recorded when the right to consideration becomes unconditional. The Company did not reserve an allowance for doubtful accounts for the years ended December 31, 2020 and 2019 given historical experience and management’s evaluation of outstanding accounts receivable at the end of the fiscal year.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

10.     Share-Based Compensation

Share-Based Compensation Expense

Share-based compensation, measured at the grant date based on the fair value of the award, is typically recognized ratably over the requisite services period, using the straight-line method of expense attribution. The Company recorded share-based compensation expense in the following expense categories of its consolidated statements of operations and comprehensive loss (in thousands):

	2020	2019
Engineering services	$211	$68
General and administrative costs	72	64
BlueWalker 3 Satellite – construction in progress	7	—
Total	$290	$132

Equity Incentive Plan

Under the 2019 Equity Incentive Plan (“Option Plan”), the Company is authorized to issue ordinary shares, as well as options exercisable for ordinary shares, as incentives to its employees, consultants, and members of its Board of Directors. The issuance of share options and ordinary shares is administered by the Board of Directors using standardized share option and share subscription agreements.

There are two types of options granted under the Option Plan: (1) service-based options and (2) performance-based options. Service-based options typically vest over a five year service period with 20% of the award vesting on the first anniversary of the employee’s commencement date, and the balance thereafter in 48 equal monthly installments. Certain service-based options also provide for accelerated vesting if there is a change in control or other performance condition as defined by the Option Plan. Performance-based options typically vest on the earliest date that any of the following occurs: (i) the Company effects an initial public offering and becomes a reporting company, (ii) the Company experiences a change of control, or (iii) other specified performance conditions. Both service-based and performance-based options typically expire no later than 10 years from the date of grant.

As of December 31, 2020, the Company was authorized to issue a total of 883,561 ordinary service-based and performance-based shares under a reserve set aside for equity awards. As of December 31, 2020, there were 67,488 ordinary shares available for future issuance and 815,233 options outstanding.

The following table summarizes the Company’s option activity for the year ended December 31, 2020:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at December 31, 2019	635,730	$0.93	—
Granted	263,600	8.71	—
Exercised	(840)	0.93	—
Cancelled or forfeited	(83,257)	6.04	—
Outstanding at December 31, 2020	815,233	$2.92	2.04
Options exercisable as of December 31, 2020	365,174	$1.27	2.03
Vested and expected to vest at December 31, 2020	815,233	$2.92	2.04

On May 20, 2020, the Board approved the issuance of 248,600 non-statutory common share option grants under the 2019 Equity Incentive Plan. On November 14, 2020, the Board approved the issuance of 15,000 performance-based option grants, for which 100% of the shares fully vest on the date of the launch of the Company’s Blue Walker 3 test satellite. The weighted average grant date fair value of share options granted

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

10.     Share-Based Compensation (cont.)

was $4.76 per share, with an aggregate fair value of $1.3 million for the year ended December 31, 2020. The Company recorded share-based compensation expense of $0.3 million for the year ended December 31, 2020, with a portion capitalized to BlueWalker 3 satellite construction-in-progress on the Consolidated Balance Sheets.

During the twelve months ended December 31, 2020, the Company granted 181,600 service-based options for the purchase of an aggregate of 42 service-based awards, and the Company granted 82,000 performance-based options for the purchase of an aggregate of 7 performance-based awards. Performance-based conditions vary by employee contract and may include triggers pertaining to successful completion of Company initiatives, transactions, or change-in-control clauses. The Company concluded that the performance conditions associated with 2 of these performance-based awards were probable as of the grant dates, and therefore began to recognize expense at the time of the grant of the award. The Company recorded expense of less than $0.1 million during the twelve months ended December 31, 2020 related to these 2 performance awards, which includes the acceleration of vesting expense. For the remaining 5 performance-based awards, the Company determined that the achievement of the performance targets was not probable as of the grant dates and as of the reporting date, and therefore has not recognized any expense related to these awards during the year ended December 31, 2020. The total unrecognized compensation expense for these performance awards was $0.4 million for the year ended December 31, 2020.

The following table summarizes the Company’s unvested option activity for the year ended December 31, 2020:

	Number of Shares	Weighted- Average Grant Date Fair Value
Unvested at December 31, 2019	410,044	$0.59
Granted	263,600	4.76
Vested	(153,440)	1.24
Forfeited	(70,146)	3.30
Unvested at December 31, 2020	450,058	$2.37

For the year ended December 31, 2020, total unrecognized compensation expense related to the unvested employee and director share-based awards was $1.0 million, which is expected to be recognized over a weighted average period of 1.82 years.

The Company estimates the fair value of the stock-based awards to employees and non-employees using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (i) the expected volatility of our stock, (ii) the expected term of the award, (iii) the risk-free interest rate, and (iv) any expected dividends. Due to the lack of company-specific historical and implied volatility data, the Company based the estimate of expected volatility on the estimated and expected volatilities of a representative group of publicly traded companies. For these analyses, the Company selects companies with comparable characteristics including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available. For awards that qualify as “plain-vanilla” options, the Company estimates the expected life of the employee stock options using the “simplified” method, whereby, the expected life equals the average of the vesting term and the original contractual term of the option. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

10.     Share-Based Compensation (cont.)

of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company elects to account for forfeitures as they occur rather than apply an estimated forfeiture rate to share based payment expense.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees and directors:

	2020	2019
Exercise price	$8.71	$0.93
Fair market value	$4.83	$0.58 – $0.59
Expected dividend yield	0.0%	0.0%
Expected term (in years)	6.32	5.60 – 6.20
Expected volatility	60.00%	70.00%
Weighted-average risk-free rate	0.43%	2.21% – 2.45%

11.     Net Loss Per Share

The Company presents basic net loss per share using the two-class method. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders and that determines basic net loss per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings that would have been available to common stockholders. A participating security is defined as a security that may participate in undistributed earnings with common stock. The Company’s capital structure includes securities that participate with common stock on a one-for-one basis for distribution of dividends. These are the Series B Preferred Stock and the Series A Preferred Stock. The Company determines the diluted net income per share by using the more dilutive of the two-class method or the treasury stock method and by including the basic weighted average of the outstanding preferred shares in the calculation of diluted net income per share under the two-class method and including all potential common shares assumed issued in the calculation of diluted net income per share under the treasury stock method.

The following table sets forth the computation of basic and diluted net loss per share:

	Fiscal Year Ended December 31,
	2020	2019
	(dollars in thousands, except per share amounts)
Numerator – basic and diluted:
Net loss attributable to AST & Science	$(24,061)	$(10,885)
Cumulative convertible preferred stock dividends	(8,290)	(523)
Income available to common shareholders	(32,351)	(11,408)
Denominator – basic and diluted:
Shares used in computing net loss per share attributable to common stockholders	5,500,404	5,500,000
Basic and diluted net loss per share attributable to common stockholders	$(5.88)	$(2.07)

For the year ended December 31, 2020, 3,449,959 shares of preferred stock convertible into common stock and 815,233 shares of underlying stock options were excluded from the calculation of diluted earnings per share as their effect on the calculation would have been anti-dilutive.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

12.     Related Parties

On December 15, 2017, the Company exchanged 110,000 common shares for a $0.1 million promissory note receivable due from an executive officer of the Company. The note receivable accrues interest monthly at a rate of two percent and is payable on December 15, 2027 or upon a Deemed Liquidation event. As the executive officer paid fair value for the shares, the Company determined that the transaction would be presented as a reduction to Members’ Equity. The executive officer repaid all amounts outstanding relating to the promissory note receivable in December 2020.

On July 11, 2019, the Company entered into a promissory note agreement with the Founder and Chief Executive Officer of AST (the “Founder Note”). Under the terms of the original and amended agreement dated September 10, 2019, the principal amount borrowed by the Company was $1.75 million bearing interest at 2.37% per annum. The balance outstanding under the Founder Note was $1.75 million and interest expense related to the Founder Note was less than $0.1 million for the year ended December 31, 2020. The Company repaid all amounts outstanding relating to the Founder Note on March 3, 2020.

On March 1, 2018, NanoAvionika entered into the Option Agreement with InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan, whereby Nano granted InMotion 2,919 option shares in connection with a Service Agreement between Nano and InMotion dated March 1, 2018 (the “Services Agreement”) pursuant to which InMotion is to provide consulting services to Nano. The option shares vest over a three-year period and for so long as the Service Agreement is in effect. In addition, the options shares are only exercisable upon a change of control. For this reason, the Company has not recognized any expense related to the grant of these shares. For such consulting services, InMotion is also entitled to receive, but has never billed to or collected from Nano a management fee totaling $15,000 per month.

On January 20, 2020, the Company entered into the Support Services Agreement with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which a member of the Board of Directors is the Chief Executive Officer, whereby Finser will provide the Company consulting and administrative support services. The Company incurred $0.2 million in consulting services for the year ended December 31, 2020, which were included within the general and administrative expenses on the Consolidated Statement of Operations.

13.     Significant Agreements

Launch Services Agreement with GK Launch Services

On July 17, 2020, the Company entered into an agreement with GK Launch Services (“the Contractor”) as part of the testing and development of the BlueWalker 3 Satellite (the “Launch Services Agreement”). Under the Launch Services Agreement, the Contractor will provide payload and launch services for the BlueWalker 3 Satellite. The Company has agreed to pay the Contractor up to $7.8 million in exchange for its services on a milestone-based schedule, commencing at the inception of the contract and continuing until the Company’s final acceptance of the results of the launch services. In July 2020, the Company paid the Contractor an upfront, nonrefundable amount of $1.6 million. In September 2020, the Company paid the Contractor an additional nonrefundable installment of $1.2 million. Total additional payments of $5.0 million are due to the Contractor beginning in 2021 based on the completion of certain contingent milestones and the completion of services.

The Company may terminate the Launch Services Agreement at any time, without obligation to pay future milestone payments, unless the Contractor has commenced services in relation to that milestone, in which case the Company must pay a portion of that future milestone payment proportionate to the services provided to-date. In the event of termination, the Contractor is entitled to retain all payments made by the Company for any milestones achieved to-date. As of December 31, 2020, the Company classified $3.6 million of costs incurred made to-date within BlueWalker 3 Satellite – Construction in progress on the Consolidated Balance Sheets.

AST & Science LLC and Subsidiaries
Notes to Consolidated Financial Statements
As of and for the Years Ended 2020 and 2019

13.     Significant Agreements (cont.)

Rakuten Commercial Agreement and Amended and Restated Commercial Agreement

In connection with the Second Series B Issuance, the Company entered into a commercial agreement on February 14, 2020 (the “Rakuten Commercial Agreement”) with Rakuten, whereby Rakuten will receive unlimited exclusive rights and usage of the AST Satellite Constellation capacity in Japan and AST will receive a fixed $0.5 million annual maintenance fee payable to the Company upon the launch of such coverage. The Company does not expect to launch the AST Satellite Constellation capacity in Japan until 2023.

The terms of the Rakuten Commercial Agreement will continue for so long as Rakuten owns a majority of the Series B Preferred Stock or the equity interest into which those shares convert (see Note 5). The Rakuten Agreement also provides that Rakuten will receive preferential commercial terms in certain Rakuten partner markets where the SpaceMobile Service will be made to cellular subscribers.

The Company has determined that its sole performance obligation in the Rakuten Commercial Agreement is to provide the unlimited exclusive rights and usage of the AST Satellite Constellation capacity in Japan over the contract term, which includes the maintenance of Rakuten’s earth stations in Japan, commencing on the date of coverage launch (the “Coverage Term”). The Company will therefore recognize the annual payments associated with the exclusive rights and maintenance over the Coverage Term using a time-based measure toward complete satisfaction of the performance obligation. During the year ended December 31, 2020, the Company did not receive any payments or recognize any revenue pursuant to the Rakuten Commercial Agreement.

On December 15, 2020, the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”). The A&R Commercial Agreement did not substantively impact the terms of the Rakuten Commercial Agreement except the Rakuten Redemption Clause as described in Note 5.

Dialog Design and Manufacturing Agreement

On September 29, 2020, the Company entered into a Design and Manufacturing Agreement with Dialog Semiconductor Operations Services Ltd (“Dialog”). Dialog will provide the delivery of design and supply chain services for four radio-frequency integrated circuits (“RFICs”), in addition to materials, facilities, and equipment required for the design and validation of these RFICs.

The Company has agreed to pay Dialog up to $7.0 million for its services on a milestone-based schedule, commencing with $0.5 million due to Dialog at project start, with an additional $3.6 million due in the first two stages of the SOW (design and qualification). Additionally, the Company has agreed to pay $2.9 million under an optional third stage (production), including the purchase of production units from Dialog, under the condition that the Company completes an additional financing. The Company incurred $0.8 million in costs related to this during the year ended December 31, 2020, which have been recorded to Research and development costs in the Consolidated Statement of Operations.

Equity Purchase Agreement

On December 15, 2020, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with New Providence Acquisition Corp. (“NPA”), a blank check company formed as a Delaware corporation, whereby AST and NPA will enter into a business combination transaction (the “Business Combination”), subject to approval of NPA’s current shareholders to affect the merger.

14.     Subsequent Events

The Company has evaluated subsequent events for financial statement purposes occurring through February 26, 2021, the date these financial statements were issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and that all subsequent events that require disclosure have been disclosed.

Annex A

Execution Version
CONFIDENTIAL

EQUITY PURCHASE AGREEMENT

dated

December 15, 2020

by and among

AST & Science LLC,

New Providence Acquisition Corp.,

new providence management llc,

THE EXISTING EQUITYHOLDERS LISTED ON ANNEX A,

AND

THE EXISTING EQUITYHOLDER REPRESENTATIVE.

		Annex A Page No
ARTICLE I DEFINITIONS		2

ARTICLE II PURCHASE AND SALE TRANSACTIONS		13
2.1	Existing Company Unit Re-classification; Purchase and Sale of Common Units; Conversion of Buyer Stock; Issuance of PubCo Stock	13
2.2	Treatment of Company Options	13
2.3	Buyer Warrants	14
2.4	Directors and Officers of PubCo	14
2.5	Closing; Closing Date	14
2.6	Taking of Necessary Action; Further Action	14
2.7	Withholding	14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE EXISTING EQUITYHOLDERS		14
3.1	Corporate Existence and Power	14
3.2	Authorization	15
3.3	Title to the Existing Company Units	15
3.4	Non-Contravention	15
3.5	Litigation	15
3.6	Finders Fees	15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		15
4.1	Corporate Existence and Power	16
4.2	Authorization	16
4.3	Governmental Authorization	16
4.4	Non-Contravention	16
4.5	Capital Structure	16
4.6	Assumed Names	17
4.7	Consents	17
4.8	Financial Statements	17
4.9	Internal Controls	18
4.10	Absence of Certain Changes	18
4.11	Properties; Title to the Company Group’s Assets	19
4.12	Litigation	19
4.13	Contracts	19
4.14	Licenses and Permits	20
4.15	Compliance with Laws	20
4.16	Intellectual Property	21
4.17	Information Technology and Data Matters	22
4.18	Material Commercial Relationships	22
4.19	Employees	22
4.20	Employment Benefit Plans	23
4.21	Real Property	24

Annex A-i

		Annex A Page No
4.22	Tax Matters	25
4.23	Environmental Laws	26
4.24	Finders’ Fees	26
4.25	Insurance	26
4.26	Affiliate Arrangements	27
4.27	Certain Business Practices	27
4.28	Trade Controls	27
4.29	Money Laundering Laws	27
4.30	Not an Investment Company	27
4.31	FCC Matters	27
4.32	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		29
5.1	Corporate Existence and Power	29
5.2	Corporate Authorization	29
5.3	Governmental Authorization	29
5.4	Non-Contravention	29
5.5	Finders’ Fees	29
5.6	Issuance of Stock	29
5.7	Capitalization	30
5.8	Trust Account; Financial Capacity	30
5.9	Listing	31
5.10	Board Approval	31
5.11	Buyer SEC Documents and Financial Statements; Internal Controls	31
5.12	Litigation	33
5.13	Business Activities; Absence of Changes	33
5.14	Compliance with Laws	33
5.15	Money Laundering Laws	33
5.16	Not an Investment Company	34
5.17	Tax Matters	34
5.18	Transactions with Affiliates	34
5.19	PIPE	34
5.20	Proxy Statements	35
5.21	Takeover Statutes and Charter Provisions	35
5.22	Property	35
5.23	Material Contracts; Defaults	35
5.24	Independent Investigation	36
5.25	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	36

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SPONSOR		37
6.1	Corporate Existence and Power	37
6.2	Authorization	37
6.3	Sponsor Ownership	37

Annex A-ii

		Annex A Page No
6.4	Non-Contravention	37
6.5	Litigation	37
6.6	Finders Fees	37

ARTICLE VII COVENANTS OF THE COMPANY AND BUYER		38
7.1	Conduct of the Business of the Company	38
7.2	Conduct of the Business of Buyer	39
7.3	No Solicitation; Support	41
7.4	Access to Information	43
7.5	Notices of Certain Events	43
7.6	SEC Filings; Buyer Special Meeting	43
7.7	Trust Account	46
7.8	PIPE Investment	46
7.9	Directors’ and Officers’ Indemnification and Insurance	46
7.10	Efforts; Further Assurances	47
7.11	Tax Matters	47
7.12	Buyer Filings and Nasdaq Listing	49
7.13	Sponsor Forfeitures	49
7.14	Communications License Matters	49
7.15	Extension of Time Period to Consummate a Business Combination	50

ARTICLE VIII CONDITIONS TO CLOSING		52
8.1	Condition to the Obligations of the Parties	52
8.2	Conditions to Obligations of Buyer	52
8.3	Conditions to Obligations of the Company	53

ARTICLE IX TERMINATION		53
9.1	Termination	53
9.2	Effect of Termination; Survival	54

ARTICLE X MISCELLANEOUS		55
10.1	Notices	55
10.2	Amendments; Waivers; Remedies	56
10.3	Arm’s Length Bargaining; No Presumption Against Drafter	56
10.4	Publicity	56
10.5	Expenses	57
10.6	No Assignment or Delegation	57
10.7	Governing Law	57
10.8	Counterparts; Facsimile Signatures	57
10.9	Entire Agreement	57
10.10	Severability	57
10.11	Construction of Certain Terms and References; Captions	57
10.12	Third Party Beneficiaries	58

Annex A-iii

		Annex A Page No
10.13	Trust Account Waiver	58
10.14	No Recourse	59
10.15	General Release	59
10.16	Submission to Jurisdiction	60
10.17	Nonsurvival of Representations, Warranties and Covenants	60
10.18	Enforcement	60
10.19	Schedules and Exhibits	60
10.20	Waiver of Jury Trial; Exemplary Damages	60
10.21	Waiver of Conflicts	61
10.22	Existing Equityholder Representative	61
Annexes

Annex A	—	Existing Equityholders

Exhibits

Exhibit A	—	Form of A&R Operating Agreement
Exhibit B	—	A&R Certificate of Incorporation
Exhibit C	—	Buyer A&R Bylaws
Exhibit D	—	Form of Tax Receivable Agreement
Exhibit E	—	Form of Stockholders’ Agreement
Exhibit F	—	Form of Voting Agreement
Exhibit G	—	Form of Registration Rights Agreement
Exhibit H	—	Subscription Agreements
Exhibit I	—	AST SpaceMobile Inc. 2020 Incentive Award Plan
Exhibit J	—	AST SpaceMobile Inc. 2020 Employee Stock Purchase Plan

Schedules

Schedule I	—	Common Units Pro Forma Ownership
Schedule II	—	Voting Units Pro Forma Ownership

Annex A-iv

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (the “Agreement”), dated as of December 15, 2020 (the “Effective Date”), by and among (i) AST & Science LLC, a Delaware limited liability company (the “Company”), (ii) solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X, the existing equityholders of the Company set forth on Annex A hereto (the “Existing Equityholders”), (iii) New Providence Acquisition Corp., a Delaware corporation (prior to the Closing, “Buyer”, and from and after the Closing, “PubCo”), (iv) solely for the purposes of Section 2.6, Article VI, Section 7.3(c), Section 7.10(a), Section 7.13, Section 9.2 and Article X, New Providence Management LLC, a Delaware limited liability company (“Sponsor”), and (v) Abel Avellan (“Avellan”), as the Existing Equityholder Representative (as defined below).

W I T N E S E T H:

A.     The Company directly and indirectly through its Subsidiaries is in the business of satellite design, manufacture and operation, including the development, manufacture and distribution of a constellation of low earth orbit satellites designed to enable global communications using mobile network operator spectrums without hardware or software modification to existing cellphone technologies (the “Business”);

B.     Buyer is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C.     At the Closing, the Existing Equityholders, Buyer and the Company will enter into a Fifth Amended and Restated Limited Liability Company Operating Agreement, substantially in the form attached hereto as Exhibit A (the “A&R Operating Agreement”) to, among other things, (1) restructure the capitalization of the Company at the Closing to (x) authorize the issuance of Common Units to Buyer, (y) re-classify the Existing Company Units held by the Existing Equityholders into Common Units as contemplated in this Agreement and the A&R Operating Agreement and (z) maintain each Company Option (whether vested or unvested), as outstanding and subject to the Company Option Plan and the A&R Operating Agreement and (2) appoint Buyer as the managing member of the Company;

D.     At the Closing, Buyer will (1) amend and restate its Certificate of Incorporation with the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the “A&R Certificate of Incorporation”) to, among other things, (x) convert all then-outstanding shares of Buyer Class B Common Stock held by Sponsor (the “Sponsor Shares”) into shares of PubCo Class A Common Stock, (y) authorize the issuance of PubCo Class B Common Stock and PubCo Class C Common Stock and (z) change the name of Buyer to “AST SpaceMobile Inc.” and (2) replace its existing bylaws by adopting the bylaws attached hereto as Exhibit C (the “Buyer A&R By-laws”);

E.     At the Closing, the Existing Equityholders, the Company and Buyer will enter into the Tax Receivable Agreement, substantially in the form attached hereto as Exhibit D (the “Tax Receivable Agreement”);

F.     At the Closing, (1) the Existing Equityholders, Sponsor and Buyer will enter into the Stockholders’ Agreement substantially in the form attached hereto as Exhibit E (the “Stockholders’ Agreement”), (2) Sponsor and Buyer will enter into the Voting Agreement substantially in the form attached hereto as Exhibit F (the “Voting Agreement”) and (3) the Existing Equityholders, Sponsor and Buyer will enter into the Registration Rights Agreement substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”);

G.     Concurrently with entering into this Agreement and effective as of and conditioned upon the Closing, Buyer is entering into the subscription agreements attached hereto as Exhibit H (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make private investments in public equity in the form of PubCo Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”); and

Annex A-1

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1     “$” means U.S. dollars, the legal currency of the United States.

1.2     “A&R Certificate of Incorporation” has the meaning set forth in paragraph D of the recitals.

1.3     “A&R Operating Agreement” has the meaning set forth in paragraph C of the recitals.

1.4     “Action” means any legal action, suit, investigation, inquiry, grievance, hearing, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), including any audit, claim or assessment for Taxes or otherwise, in each case by or before an Authority.

1.5     “Additional Agreements” means the A&R Operating Agreement, the Tax Receivable Agreement, the Stockholders’ Agreement, Voting Agreement, the Registration Rights Agreement and the Subscription Agreements.

1.6     “Additional Buyer SEC Documents” has the meaning set forth in Section 5.11(a).

1.7     “Additional PIPE Investment” has the meaning set forth in Section 7.8.

1.8     “Additional PIPE Investment Cap” means an amount equal to (a) $400,000,001, minus (b) the amount of immediately-available cash of Buyer immediately prior to the Closing held in Buyer’s Trust Account following the completion of all Buyer Stock Redemptions, minus (c) the aggregate amount of proceeds to be received in the PIPE Investment.

1.9     “Additional Proposal” has the meaning set forth in Section 7.6(d).

1.10     “Adjournment Proposal” has the meaning set forth in Section 7.6(d).

1.11     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, with respect to all periods subsequent to the Closing, Buyer will be an Affiliate of the Company.

1.12     “Agreement” has the meaning set forth in the Preamble.

1.13     “Alternative Proposal” has the meaning set forth in Section 7.3.

1.14     “Alternative Transaction” has the meaning set forth in Section 7.3.

1.15     “Anti-Corruption Laws” has the meaning set forth in Section 4.27.

1.16     “Audited Financial Statements” has the meaning set forth in Section 4.8(a).

1.17     “Authority” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

1.18     “Avellan” has the meaning set forth in the Preamble.

1.19     “Award Plan Proposal” has the meaning set forth in Section 7.6(d).

1.20     “Balance Sheet Date” has the meaning set forth in Section 4.8(a).

1.21     “Blocker Corporation” has the meaning set forth in the A&R Operating Agreement.

Annex A-2

1.22     “Books and Records” means, with respect to any Person, all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by such Person or any of its Subsidiaries or in which such Person or any of its Subsidiaries’ assets, the business or its transactions are otherwise reflected.

1.23     “Business” has the meaning set forth in paragraph A of the recitals.

1.24     “Business Combination” has the meaning set forth in Section 7.3(c)(ii).

1.25     “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.26     “Buyer” has the meaning set forth in the Preamble.

1.27     “Buyer A&R By-laws” has the meaning set forth in paragraph D of the recitals.

1.28     “Buyer Actual Cash Amount” means the amount of immediately-available cash of the Buyer immediately prior to the Closing, (i) held in the Buyer’s Trust Account following the completion of all Buyer Stock Redemptions, and (ii) raised in private transactions including any PIPE Investment and Additional PIPE Investment, in each case of clauses (i) and (ii), prior to the payment of any Transaction Expenses pursuant to Section 2.1(c).

1.29     “Buyer Board” means the board of directors of Buyer.

1.30     “Buyer Board Recommendation” has the meaning set forth in Section 7.6(g).

1.31     “Buyer Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of Buyer, prior to the effectiveness of the A&R Certificate of Incorporation.

1.32     “Buyer Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of Buyer, prior to the effectiveness of the A&R Certificate of Incorporation.

1.33     “Buyer Common Stock” means, collectively, the Buyer Class A Common Stock and the Buyer Class B Common Stock.

1.34     “Buyer D&O Indemnified Persons” has the meaning set forth in Section 7.9(a).

1.35     “Buyer Extension Approval” means, the approval of the Extension Proposal identified in Section 7.15(a) by an affirmative vote of the holders of at least sixty five percent (65%) of the outstanding shares of Buyer Common Stock entitled to vote (as determined in accordance with the Buyer’s Organizational Documents) at a stockholders’ meeting duly called by the Buyer Board and held for such purpose.

1.36     “Buyer Extension Meeting” has the meaning set forth in Section 7.15(d).

1.37     “Buyer Financial Statements” has the meaning set forth in Section 5.11(b).

1.38     “Buyer Governmental Approval” has the meaning set forth in Section 5.3.

1.39     “Buyer Impairment Effect” has the meaning set forth in Section 5.3.

1.40     “Buyer Material Contract” has the meaning set forth in Section 5.23(a).

1.41     “Buyer Post-Closing Representation” has the meaning set forth in Section 10.21(a).

1.42     “Buyer Prepared Returns” has the meaning set forth in Section 7.11(a).

1.43     “Buyer Related Party” has the meaning set forth in Section 5.18.

1.44     “Buyer SEC Documents” has the meaning set forth in Section 5.11(a).

1.45     “Buyer Special Meeting” has the meaning set forth in Section 7.6(d).

1.46     “Buyer Stock Redemption” means the election of an eligible holder of Buyer Common Stock (as determined in accordance with the applicable Buyer’s Organizational Documents and the Investment Management

Annex A-3

Trust Agreement) to redeem all or a portion of such holder’s Buyer Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the applicable Buyer’s Organizational Documents and the Investment Management Trust Agreement) in connection with the Closing or any Extension Proposal.

1.47     “Buyer Stockholder Approval Matters” has the meaning set forth in Section 7.6(d).

1.48     “Buyer Unit” means a unit of Buyer comprised of one share of Buyer Class A Common Stock and one-half of one Buyer Warrant.

1.49     “Buyer Warrant” means each warrant to purchase one whole share of Buyer Class A Common Stock at a price of $11.50 per share.

1.50     “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Authority.

1.51     “CBA” has the meaning set forth in Section 4.13(a)(iii).

1.52     “Charter Proposals” has the meaning set forth in Section 7.6(d).

1.53     “Clearance Date” has the meaning set forth in Section 7.6(g).

1.54     “Closing” has the meaning set forth in Section 2.5.

1.55     “Closing Date” has the meaning set forth in Section 2.5.

1.56     “Closing Date Contribution Amount” means, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication), (a) an amount equal to (1) the amount of cash in the Trust Account, less (2) the required amount of cash taken from the Trust Account to fund any Buyer Stock Redemptions plus (b) the aggregate proceeds received by Buyer from the PIPE Investment and any Additional PIPE Investment less (c) the Deferred Underwriting Commission payable to BTIG, LLC.

1.57     “Closing Form 8-K” has the meaning set forth in Section 7.6(c).

1.58     “Code” means the Internal Revenue Code of 1986, as amended.

1.59     “Common Units” means the “Common Units” of the Company (as defined in the A&R Operating Agreement).

1.60     “Communications Act” means the Communications Act of 1934, as amended.

1.61     “Company” has the meaning set forth in the Preamble.

1.62     “Company Affiliate Arrangement” has the meaning set forth in Section 4.26.

1.63     “Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of September 30, 2020 attached in Schedule 4.8(a).

1.64     “Company D&O Indemnified Persons” has the meaning set forth in Section 7.9(a).

1.65     “Company Disclosure Schedules” has the meaning set forth in Article IV.

1.66     “Company Governmental Approval” has the meaning set forth in Section 4.3.

1.67     “Company Group” means the Company and its Subsidiaries.

1.68     “Company Group Consent” has the meaning set forth in Section 4.7.

1.69     “Company Impairment Effect” has the meaning set forth in Section 4.3.

1.70     “Company Material Adverse Effect” means an event, occurrence, fact, condition or change that has, or would reasonably be expected to have, a material adverse effect on the condition, business or operations of the Company Group, taken as a whole, provided, however, that “Company Material Adverse Effect” shall not include or take into account any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable

Annex A-4

to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, or currency exchange rates, monetary policy or fiscal policy; (iv) acts of war (whether or not declared), armed hostilities or terrorism, and any pandemic, epidemics or human health crises (including COVID-19, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof); (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) changes in U.S. GAAP and interpretations thereof, or any changes in applicable Law; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement other than with respect to Section 4.4 and Section 4.7; (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded if not otherwise falling within any of clauses (i) though (viii) above), except, in the case of each of clauses (i) through (iii), and (viii), to the extent such event, occurrence, fact, condition or change materially and disproportionately affects the Company Group, taken as a whole, relative to other companies in the industries in which the Company Group operates (in which case only the incremental material and disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect).

1.71     “Company Option” means each outstanding option to purchase Existing Company Common Units granted pursuant to the Company Option Plan or otherwise.

1.72     “Company Option Plan” means the Company 2019 Equity Incentive Plan.

1.73     “Company Released Claims” has the meaning set forth in Section 10.15(a).

1.74     “Company Releasee” has the meaning set forth in Section 10.15(a).

1.75     “Company Releasees” has the meaning set forth in Section 10.15(a).

1.76     “Company Releasor” has the meaning set forth in Section 10.15(a).

1.77     “Company Releasors” has the meaning set forth in Section 10.15(a).

1.78     “Computer Systems” means the computer hardware, Software, systems, and information technology infrastructure (including telecommunications) controlled, owned, licensed or leased by the Company Group in the operation of the Business.

1.79     “Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated as of September 18, 2020, by and between the Company and Buyer.

1.80     “Consent” means any consent, approval, clearance, authorization or other similar actions.

1.81     “Contracts” means all legally-binding contracts, agreements, notes, indentures, leases, licenses and sublicenses, commitments, undertakings, whether oral or written.

1.82     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

1.83     “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associate epidemics, pandemic or disease outbreaks.

1.84     “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

1.85     “D&O Indemnified Persons” has the meaning set forth in Section 7.9(a).

1.86     “Data Security Requirements” means the following, in each case to the extent relating to the conduct of the Business: (a) all Privacy Laws and security Laws and other applicable Laws and any related security breach
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notification requirements; (b) the Company Group’s own respective rules, policies, and procedures regarding any personal information accessed, collected, stored, shared, secured, distributed, transferred, destroyed, processed or used by the Company Group; (c) industry standards applicable to the industries in which any member of the Company Group operates and PCI-DSS; and (d) Contracts to which any member of the Company Group is bound regarding any personal information accessed, collected, stored, shared, secured, distributed, transferred, destroyed, processed or used by the Company Group.

1.87     “Deferred Underwriting Commission” has the meaning ascribed to such term in the Underwriting Agreement, dated September 10, 2019, by and between Buyer and BTIG, LLC.

1.88     “DGCL” means the Delaware General Corporate Law.

1.89     “Director Election Proposal” has the meaning set forth in Section 7.6(d).

1.90     “Disabling Code” means computer code or other mechanism of any kind designed to disrupt, disable or harm in any manner the operation of any Software or hardware or Computer System or to misuse, gain unauthorized access to or misappropriate any business or personal information, including worms, bombs, backdoors, clocks, timers, or other disabling device code, or designs or routines that cause Software or information to be erased, inoperable, or otherwise incapable of being used, either automatically, with passage of time or upon command.

1.91     “Disclosure Schedules” has the meaning set forth in Article V.

1.92     “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

1.93     “Effective Date” has the meaning set forth in the Preamble.

1.94     “Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each pension, retirement, profit-sharing, savings, health, welfare, post-employment welfare, bonus, incentive, commission, stock option, equity or equity-based, deferred compensation, severance, retention, accident, disability, employment, change of control, stock purchase, restricted stock, separation, consulting, vacation paid time off, fringe benefit and each other benefit or compensatory plan, program, policy Contract or arrangement that any member of the Company Group maintains, sponsors or contributes to, is required to contribute to or under or with respect to which any member of the Company Group has any Liability, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Authority.

1.95      “Environmental Laws” means all applicable Laws relating to pollution or the protection of the environment, the use, storage, handling, release or disposal of, or exposure to any Hazardous Materials, occupational safety and health, or to the protection of human health as it relates to the use, storage, handling, release or disposal of or exposure to any Hazardous Materials.

1.96     “Equity” means, with respect to any Person, any capital stock, membership interests, other share capital, equity or ownership interest or other security of or held by such Person.

1.97     “ESPP Proposal” has the meaning set forth in Section 7.6(d).

1.98     “Exchange Act” means the Securities Exchange Act of 1934.

1.99     “Existing Company Common Units” means the “Common Shares” of the Company (as defined in the Existing Company LLCA).

1.100     “Existing Company Incentive Units” means the “Incentive Shares” of the Company (as defined in the Existing Company LLCA).

1.101     “Existing Company LLCA” means the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company, effective as of February 4, 2020.

1.102     “Existing Company Series A Preferred Units” means the “Series A Preferred Shares” of the Company (as defined in the Existing Company LLCA), prior to the effectiveness of the A&R Operating Agreement.

1.103     “Existing Company Series B Preferred Units” means the “Series B Preferred Shares” of the Company (as defined in the Existing Company LLCA), prior to the effectiveness of the A&R Operating Agreement.

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1.104     “Existing Company Units” means, collectively, the Existing Company Common Units, the Existing Company Series A Preferred Units, the Existing Company Series B Preferred Units and the Existing Company Incentive Units.

1.105     “Existing Equityholder Post-Closing Representation” has the meaning set forth in Section 10.21(b).

1.106     “Existing Equityholder Prepared Returns” has the meaning set forth in Section 7.11(a).

1.107     “Existing Equityholder Representative” has the meaning set forth in Section 10.22(a).

1.108     “Existing Equityholders” has the meaning set forth in the Preamble.

1.109     “Experimental License” has the meaning set forth in Section 7.14(a)(i).

1.110     “Extension Approval End Date” has the meaning set forth in Section 7.15(a).

1.111     “Extension Proposals” has the meaning set forth in Section 7.15(a).

1.112     “Extension Proxy Statement” has the meaning set forth in Section 7.15(a).

1.113     “FCC” means the Federal Communications Commission.

1.114     “FCC Applications” has the meaning set forth in Section 4.31.

1.115     “FCC Consent” means the FCC’s consent to the FCC Transfer Application pursuant to the FCC’s initial order without any material adverse conditions other than those of general applicability to a change of control transaction.

1.116     “FCC Licenses” means all licenses, permits and other authorizations issued to the Company or any of its Affiliates by the FCC.

1.117     “FCC Transfer Application” means an application with the FCC requesting FCC consent to the transfer of control of the Company with respect to the FCC Licenses.

1.118     “FCPA” has the meaning set forth in Section 4.27.

1.119     “Financial Statements” has the meaning set forth in Section 4.8(a).

1.120     “Flow-Thru Entity” means any entity, plan or arrangement that is treated for income Tax purposes as a partnership.

1.121     “Flow-Thru Tax Returns” means income Tax Returns of the Company or its Subsidiaries for which the items of income, deductions, credits, gains or losses are passed through to the direct or indirect equityholders of the applicable entity under applicable Tax Law (including, for the avoidance of doubt, any Form 1065 of the Company or any of its Subsidiaries).

1.122     “Forfeited Sponsor Shares” has the meaning set forth in Section 7.13.

1.123     “Fraud” means, with respect to any Person, an actual and intentional fraud by such Person with respect to the making of representations and warranties contained in this Agreement by such Person and not with respect to any other matters; provided that, such actual and intentional fraud of such Person hereto specifically excludes any statement, representation or omission made negligently or recklessly and shall only be deemed to exist if (i) such Person had knowledge that the representations and warranties made by such Person were inaccurate when made, (ii) that such representations and warranties were made with the express intent to induce the other Person to rely thereon and that such other Person would take action or inaction to such other Person’s detriment, (iii) such reliance and subsequent action or inaction by such other Person was justifiable and (iv) such action or inaction resulted in actual material damages to such other Person.

1.124     “Governmental Approvals” has the meaning set forth in Section 5.3.

1.125     “Hazardous Material” means any pollutants, contaminants, wastes, or other materials or substances that are regulated or for which liability or standards of conduct may be imposed under any Environmental Law, and shall include without limitation oil, petroleum, petroleum-derived substances, radiation and radioactive materials, noise, odors, mold and microbial matter, polychlorinated biphenyls, radon, urea formaldehyde, perfluoroalkyl and polyfluoroalkyl substances, and asbestos or any materials containing asbestos.

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1.126      “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as defined below), other than any lease obligations which would not have been capitalized under U.S. GAAP before the implementation of ASC 842 and (g) all guarantees of obligations described in clauses (a) through (f) by such Person. For the avoidance of doubt, the Deferred Underwriting Commission shall not be deemed Indebtedness.

1.127     “Insurance Policies” has the meaning set forth in Section 4.25.

1.128     “Intellectual Property” means (together with all rights in or to) all of the following, anywhere in the world: any (a) trademark, service mark, trade name, domain names, trade dress, URLs, social media accounts, logos and other source identifiers, including registration thereof or application for registration therefor, together with the goodwill symbolized by any of the foregoing, (b) patent, patent application (including provisional applications), statutory invention registrations, including all divisionals, continuations, continuations-in-part, renewals, reissues, extensions, certificates of reexamination, utility models and supplementary protection certificates, (c) invention disclosures, trade secret, know-how (clause (c), collectively, “Trade Secrets”), (d) formulae, methods, processes, protocols, specifications, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as laboratory notebooks, samples, studies and summaries), (e) rights in Software, (f) published and unpublished works of authorship, whether copyrightable or not, moral rights and mask works, copyright, copyright registration, application for copyright registration, and any (g) other type of proprietary intellectual property right.

1.129     “Intended Tax Treatment” has the meaning set forth in Section 7.11(e).

1.130     “Internal Controls” has the meaning set forth in Section 4.9(a).

1.131     “Investment Company Act” means the Investment Company Act of 1940, as amended.

1.132     “Investment Management Trust Agreement” means the investment management trust agreement, dated September 13, 2019, by and between Buyer and the Trustee.

1.133     “IPO” means the initial public offering of Buyer pursuant to the Prospectus.

1.134     “K&E” has the meaning set forth in Section 10.21(a).

1.135     “L&W” has the meaning set forth in Section 10.21(b).

1.136     “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, common law, act or treaty of any applicable Authority, including rule or regulation promulgated thereunder.

1.137     “Leases” means the leases for Real Property of the Company Group, together with all fixtures and improvements erected on the premises leased thereby.

1.138     “Liabilities” means any and all liabilities, debts or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due).

1.139     “Lien” means, with respect to any asset, any mortgage, lien, license, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.140     “Material Commercial Relationships” has the meaning set forth in Section 4.18(a).

1.141     “Material Contract” has the meaning set forth in Section 4.13(b).

1.142     “Material Suppliers” has the meaning set forth in Section 4.18(a).

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1.143     “Mobile Partners” has the meaning set forth in Section 4.18(a).

1.144     “Money Laundering Laws” has the meaning set forth in Section 4.29.

1.145     “Nasdaq” means The Nasdaq Capital Market LLC.

1.146     “Nasdaq Proposal” has the meaning set forth in Section 7.6(d).

1.147     “Net Outstanding Buyer Shares” means a number equal to (a) the number of shares of Buyer Common Stock outstanding as of the date of this Agreement, plus (b) the number of shares of PubCo Class A Common Stock issued pursuant to the PIPE Investment, plus (c) the number of shares of Class A Common Stock issued pursuant to any Additional PIPE Investment on the Closing Date, minus (d) the number of shares of Buyer Common Stock redeemed as of the Closing Date pursuant to the Buyer Stock Redemptions, minus (e) if applicable, any Forfeited Sponsor Shares that are canceled pursuant to Section 7.13.

1.148     “New Buyer Securities” has the meaning set forth in Section 7.3(c)(i).

1.149     “Non-Recourse Parties” has the meaning set forth in Section 10.14.

1.150     “Open Source Software” means all Software, documentation or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

1.151     “Order” means any decree, order, judgment, ruling, writ, judicial or arbitral award, injunction, verdict, determination, binding decision, rule or consent of or by an Authority.

1.152     “Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the ordinary course of business the principal subject matter of which is not Tax but which contains customary Tax indemnification provisions.

1.153     “Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, operating or limited liability company agreement, limited partnership agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

1.154     “Outside Closing Date” has the meaning set forth in Section 9.1(c).

1.155     “Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any member of the Company Group.

1.156     “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Authority (including IRS Notice 2020-65).

1.157     “PDR” means the Petition for Declaratory Ruling in the matter of AST & Science LLC filed by the Company on April 9, 2020 with the FCC, as amended.

1.158     “Permits” means all permits, licenses, authorizations, Consents, registrations, concessions, grants, franchises, certificates, waivers and filings issued or required by any Authority under applicable Law.

1.159     “Permitted Liens” means (i) all defects, exceptions, covenants, conditions, restrictions, easements, rights of way encumbrances and other similar matters affecting title to any Real Property and other title defects which do not materially impair the use or occupancy of such Real Property or the operation of the Business; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (C) that do not result from a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; (iii) Liens for Taxes, assessments or governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof); (iv) zoning, building codes and other land use Laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental

Annex A-9

Authority having jurisdiction over any Real Property which are not violated by the current use or occupancy of such Real Property other than any violations that would not be reasonably expected to, individually or in the aggregate, be material to the Company Group; (v) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable; (vi) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; and (vii) other Liens arising or incurred in the ordinary course of business that would not be reasonably expected to, individually or in the aggregate, be material to the Company Group.

1.160     “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.161     “PIPE Investment” has the meaning set forth in the paragraph G of the recitals.

1.162     “PIPE Investors” has the meaning set forth in paragraph G of the recitals.

1.163     “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

1.164     “Privacy Laws” means HIPAA, the HITECH Act, the European Union’s General Data Protection Regulation (EU) 2016/679, the California Consumer Privacy Protection Act, and any similar or analogous federal, state or foreign Laws relating to the access, collection, storage, sharing, securing, distribution, transfer, destruction, processing and use of personal information (including any security breach notification requirements and Laws), in each case, to the extent applicable to the Business.

1.165     “Prospectus” has the meaning set forth in Section 10.13.

1.166     “Proxy Statement” has the meaning set forth in Section 7.6(d).

1.167     “PubCo” has the meaning set forth in the Preamble.

1.168     “PubCo Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of PubCo as set forth in the A&R Certificate of Incorporation.

1.169     “PubCo Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of PubCo as set forth in the A&R Certificate of Incorporation.

1.170     “PubCo Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of PubCo as set forth in the A&R Certificate of Incorporation.

1.171     “PubCo Issued Stock” has the meaning set forth in Section 2.1(f).

1.172     “PubCo Warrant” means warrants for PubCo Class A Common Stock (which shall be in the identical form of the Buyer Warrants, but in the name of the PubCo).

1.173     “Qualified Blocker Corporation” has the meaning set forth in Section 7.3(b)(iv).

1.174     “Qualified Transferee” has the meaning set forth in Section 7.3(b)(iv).

1.175     “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto.

1.176     “Registration Rights Agreement” has the meaning set forth in paragraph F of the recitals.

1.177     “Related Claim” has the meaning set forth in Section 10.16(a).

1.178     “Remedies Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights generally, and subject, as to enforceability to general equity principles (whether considered in a proceeding in equity or at law).

1.179     “Representatives” means, with respect to a Person, such Person’s directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

1.180     “Required Buyer Stockholder Approval” has the meaning set forth in Section 8.1(b).

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1.181     “Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

1.182     “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List; (ii) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

1.183     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

1.184     “SEC” means the Securities and Exchange Commission.

1.185     “Securities” means, with respect to any Person, (i) any securities (including debt securities) directly or indirectly convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features, (ii) any rights, warrants or options directly or indirectly to subscribe for or to purchase any Equity or securities containing any profit participation features, or to subscribe for or to purchase any securities (including debt securities) convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features, (iii) any share appreciation rights, phantom share rights, other rights the value of which is linked to the value of any securities or interests referred to in clauses (i) through (ii) above or other similar rights or (iv) any securities (including debt securities) issued or issuable with respect to the securities or interests referred to in clauses (i) through (iii) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

1.186     “Securities Act” means the Securities Act of 1933.

1.187     “Software” means all computer software, including all source code, object or executable code, firmware, software compilations, software implementations of algorithms, software tool sets, compilers, application programming interfaces, data, databases, software models and methodologies, development tools, and programmer comments and annotations, documentation and data relating to the foregoing.

1.188     “Specified Courts” has the meaning set forth in Section 10.16(a).

1.189     “Sponsor” has the meaning set forth in the Preamble.

1.190     “Sponsor Released Claims” has the meaning set forth in Section 10.15(b).

1.191     “Sponsor Releasee” has the meaning set forth in Section 10.15(b).

1.192     “Sponsor Releasees” has the meaning set forth in Section 10.15(b).

1.193     “Sponsor Releasor” has the meaning set forth in Section 10.15(b).

1.194     “Sponsor Releasors” has the meaning set forth in Section 10.15(b).

1.195     “Sponsor Securities” has the meaning set forth in Section 6.3.

1.196     “Sponsor Shares” has the meaning set forth in paragraph D of the recitals.

1.197      “Sponsor Voting Letter Agreement” has the meaning set forth in Section 7.3(c)(iii).

1.198     “Stockholders’ Agreement” has the meaning set forth in paragraph F of the recitals.

1.199     “Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.

1.200     “Subscription Agreements” has the meaning set forth in paragraph G of the recitals.

1.201     “Subsidiary” or “Subsidiaries” means (i) one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person and (ii) any partnership, limited liability company, joint venture or other entity of which the respective Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

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1.202     “Tangible Personal Property” means all tangible personal property and interests therein, including manufacturing production devices, machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.203     “Tax Action” means any Action in respect of Taxes.

1.204     “Tax Receivable Agreement” has the meaning set forth in paragraph E of the recitals.

1.205     “Tax Return” means any return, information return, declaration, or any similar statement, and any amendment thereto, including any attached Schedule and supporting information that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax.

1.206     “Tax Sharing Agreement” means any agreement or arrangement pursuant to which any member of the Company Group is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or pay over to any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets or attributes or Tax savings, other than an Ordinary Course Tax Sharing Agreement.

1.207      “Tax(es)” means all U.S. federal, state, local, or non-U.S. net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, ad valorem, franchise, capital, estimated, goods and services, premium, environmental or other taxes, assessments, duties or similar charges of any kind whatsoever in the nature of tax, including all interest, penalties and additions to tax imposed by or otherwise payable to any Taxing Authority with respect to the foregoing.

1.208     “Taxing Authority” means the U.S. Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.209     “Termination Date” has the meaning set forth in Section 7.3(b)(ii).

1.210     “Trade Controls” means all U.S. and non-U.S. Laws relating to (i) economic, trade, and financial sanctions, including those administered and enforced by OFAC, the U.S. Department of State, and the United Nations; (ii) export, import, reexport, transfer, and retransfer controls, including those administered and enforced by the U.S. Department of Commerce Bureau of Industry and Security, U.S. Customs and Border Protection, and the United Nations; (iii) antiboycott requirements; and (iv) the prevention of money laundering.

1.211     “Transaction Expenses” means, collectively, the amount of the unpaid fees, commissions, costs or expenses that have been incurred by the Company Group or Buyer in connection with the negotiation, execution or delivery of this Agreement and the Additional Agreements or the consummation of the transactions contemplated hereby or thereby, including costs and expenses of the Company’s or Buyer’s advisors in relation thereto and any Transfer Taxes. With respect to Buyer, Transaction Expenses shall also include any unpaid operational expenses as of the Closing.

1.212     “Transaction Proposal” has the meaning set forth in Section 7.6(d).

1.213     “Transfer Taxes” means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

1.214     “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

1.215     “Trust Account” has the meaning set forth in Section 5.8.

1.216     “Trust Fund” has the meaning set forth in Section 5.8.

1.217     “Trustee” has the meaning set forth in Section 5.8.

1.218     “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

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1.219     “Unaudited Financial Statements” has the meaning set forth in Section 4.8(a).

1.220     “Voting Agreement” has the meaning set forth in paragraph F of the recitals.

1.221     “Waiving Parties” has the meaning set forth in Section 10.21(a).

1.222     “Warrant Agent” means Continental Stock Transfer & Trust Company.

1.223     “Warrant Agreement” means the Warrant Agreement, dated as of September 13, 2019, between the Warrant Agent and the Buyer.

Article II
PURCHASE AND SALE TRANSACTIONS

2.1     Existing Company Unit Re-classification; Purchase and Sale of Common Units; Conversion of Buyer Stock; Issuance of PubCo Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a)     The Existing Company Units held by each Existing Equityholder shall automatically be re-classified into the number of Common Units as set forth next to such Existing Equityholder’s name on Schedule I, in each case free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements. Following such re-classification, any certificates that may be outstanding evidencing ownership of Existing Company Units shall be of no further force or effect.

(b)     Buyer shall contribute to the Company the Closing Date Contribution Amount and, in consideration thereof, the Company shall issue to Buyer a number of Common Units equal to the number of Net Outstanding Buyer Shares, free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents, applicable securities Laws, this Agreement and the Additional Agreements;

(c)     Immediately following the transaction set forth in Section 2.1(b), the Company shall make payments of the Transaction Expenses by wire transfer of immediately available funds on behalf of the Company and Buyer to the Persons to whom such amounts are owed;

(d)     Simultaneously with the transaction set forth in Section 2.1(a), Buyer will file the A&R Certificate of Incorporation with the Delaware Secretary of State;

(e)     As of immediately prior to the Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, each share of Buyer Class B Common Stock issued and outstanding immediately prior to the Closing (but not including any Forfeited Sponsor Shares that are canceled pursuant to Section 7.13) will automatically convert into one (1) share of Buyer Class A Common Stock pursuant to Section 4.3(b)(i)(B) of the Buyer’s Existing Certificate of Incorporation;

(f)     Immediately following Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, PubCo shall (i) issue the number of shares of PubCo Class B Common Stock and PubCo Class C Common Stock (collectively, “PubCo Issued Stock”) to each Existing Equityholder as set forth next to such Existing Equityholders’ name on Schedule II free and clear of all Liens other than restrictions pursuant to PubCo’s Organizational Documents in exchange for the payment to PubCo by each such Existing Equityholder of adequate consideration, and (ii) make appropriate book entries to the accounts designated in writing by the Existing Equityholders at least five (5) Business Days prior to Closing evidencing the issuances to the Existing Equityholders of PubCo Issued Stock; and

(g)     The parties acknowledge, by way of an example, as a result of the transactions contemplated by this Section 2.1, that as of immediately following the Closing (and assuming that (i) the number of shares redeemed pursuant to the Buyer Stock Redemption is zero, (ii) the PIPE Investment is funded in an amount equal to $220,000,000 at Closing and (iii) there is no Additional PIPE Investment), the Existing Equityholders will hold, in the aggregate, 129,800,000 Common Units, and PubCo will hold, 50,750,000 Common Units.

2.2     Treatment of Company Options. Effective as of and conditioned upon the Closing, by virtue of the transactions contemplated by this Agreement, each outstanding Company Option (whether vested or unvested), as adjusted pursuant to actions taken by the board of directors of the Company on December 15, 2020 in accordance with the terms of the Company Option Plan, shall remain outstanding and be subject to the Company Option Plan and the A&R Operating Agreement.

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2.3     Buyer Warrants. Immediately following Delaware Secretary of State’s acceptance of the A&R Certificate of Incorporation, and without any action on the part of any holder of a Buyer Warrant, each Buyer Warrant that is issued and outstanding immediately prior to the Closing shall be converted into a corresponding PubCo Warrant exercisable for PubCo Class A Common Stock in accordance with its terms.

2.4     Directors and Officers of PubCo. Immediately after the Closing, (a) PubCo’s board of directors shall consist of the directors as set forth in Section 3 of the Stockholders Agreement, and (b) the officers of the Company shall be the officers set forth on Schedule 2.4 until the earlier of their resignation or removal or until their respective successors are duly appointed.

2.5     Closing; Closing Date. Unless this Agreement is earlier terminated in accordance with Article IX, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by conference call and exchange of signature pages by email, fax or electronic transmission on 9:00 a.m. New York time on a date no later than two (2) Business Days after the satisfaction or waiver of all the conditions set forth in Article VIII, or at such other place and time as the Company and Buyer may mutually agree upon. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. In the event that all of the conditions set forth in Article VIII have been satisfied or waived such that the Closing would occur pursuant to this Section 2.5, but the Company notifies Buyer in writing that PubCo would not be able to satisfy its requirements to file the Closing Form 8-K within four (4) Business Days following the Closing because the Company cannot provide financial statements that are compliant with Regulation S-X of the Securities Act that are required to be filed with such Closing Form 8-K, then the Closing shall be delayed until such time as the Company is able to provide such financial statements, but in no event past the Outside Closing Date, and the Company shall uses its reasonable best efforts to provide such compliant financial statements as promptly as practicable.

2.6     Taking of Necessary Action; Further Action.

(a)     At the Closing, each of the Existing Equityholders, the Company, Sponsor and PubCo shall duly execute and deliver each of the Additional Agreements (other than the Subscription Agreements) to which it is a party.

(b)     If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the Additional Agreements, each of PubCo, Sponsor (solely with regard to its obligation set forth in Section 7.3(c) and Section 7.13), the Existing Equityholders and the Company shall take all such lawful and necessary action to carry out such purposes, so long as such action is not inconsistent with this Agreement.

2.7     Withholding. Buyer and the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Tax Laws. To the extent that such withheld amounts are paid over to or deposited with the applicable Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made. Prior to undertaking any such deduction or withholding pursuant to this Section 2.7, Buyer shall use commercially reasonable efforts to provide notice to the Person in respect of whom any such deduction or withholding is required and cooperate in good faith with such Person to obtain any reduction or relief from any such deduction or withholding.

Article III
REPRESENTATIONS AND WARRANTIES OF THE EXISTING EQUITYHOLDERS

Each Existing Equityholder, severally and not jointly, hereby represents and warrants to Buyer that each of the following representations and warranties is true, correct and complete with respect to such Existing Equityholder as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

3.1     Corporate Existence and Power. Such Existing Equityholder that is not an individual is duly organized, validly existing and in good standing (to the extent such concept applies) under the laws of the jurisdiction in which such Existing Equityholder was formed. Such Existing Equityholder has all requisite power, authority and capacity, corporate and otherwise, and all Permits and Consents necessary and required to carry on its business as presently conducted, except as would not prevent or materially delay the consummation of the transactions contemplated hereby.

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3.2     Authorization. The execution, delivery and performance by such Existing Equityholder of this Agreement and the Additional Agreements to which it is, or at the Closing will be, a party and the consummation by such Existing Equityholder of the transactions contemplated hereby and thereby are within the respective limited liability company, corporate or powers of such Existing Equityholder and have been duly authorized by all necessary action on the part of such Existing Equityholder (if applicable). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which such Existing Equityholder is, or is specified to be, a party will constitute, a valid and legally binding agreement of such Existing Equityholder, as applicable, enforceable against such Existing Equityholder in accordance with their respective terms, subject to the Remedies Exception.

3.3     Title to the Existing Company Units. As of the date of this Agreement, such Existing Equityholder is the sole owner of record of and beneficially owns the Existing Company Units set forth next to such Existing Equityholder’s name on Schedule 3.3, and such Existing Equityholder has good and marketable title to such Existing Company Units, free and clear of all Liens other than restrictions pursuant to the Company’s Organizational Documents.

3.4     Non-Contravention. Assuming the accuracy of the representations and warranties in Sections 4.4 and 5.4 the execution, delivery or performance by such Existing Equityholder of this Agreement or any Additional Agreements to which it is, or is specified to be, a party does not or will not (a) contravene or conflict with any Organizational Documents of such Existing Equityholder or any of its Affiliates, (b) assuming all of the Company Governmental Approvals are obtained and any applicable waiting periods referred to herein have expired, violate any provision of any Law or Order binding upon or applicable to such Existing Equityholder or its Affiliates, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Existing Equityholder or its Affiliates or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Existing Company Units, in each case, except as would not be reasonably expected to materially delay or prevent the consummation of the transactions contemplated hereunder.

3.5     Litigation. There is no, and since January 1, 2019, there has been no, Action pending against, or to the knowledge of such Existing Equityholder, threatened against, such Existing Equityholder or any of its respective Affiliates before any Authority which would reasonably be expected to adversely affect such Existing Equityholder’s ownership of the Existing Company Units, or otherwise materially delay or prevent the consummation of the transactions contemplated hereunder or otherwise prevent such Existing Equityholder from complying with the terms and provisions of this Agreement and the Additional Agreements to which such Existing Equityholder is, or is specified to be, a party. Such Existing Equityholder is not subject to any outstanding Order that would prevent or materially delay the Closing or otherwise prevent such Existing Equityholder from complying with the terms and provisions of this Agreement or the Additional Agreements to which such Existing Equityholder is, or is specified to be, a party. Since January 1, 2019, such Existing Equityholder has not received a subpoena that is related to the Business or any member of the Company Group from any Authority.

3.6     Finders Fees. Except as set forth on Schedule 3.6, with respect to the transactions contemplated by this Agreement or the Additional Agreements, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Existing Equityholder or any of its Affiliates who might be entitled to any fee or commission from Buyer or the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties agree that any reference in a particular Section in the disclosure schedules delivered by the Company to Buyer as of the date hereof (the “Company Disclosure Schedules”) shall be deemed to be an exception to the representations and warranties of the Company that are contained in the corresponding Section of this Article IV; provided, that, where it is apparent on the face of a disclosure under a particular section of the Company Disclosure Schedules that such disclosure is relevant to the matters described under any other Sections of this Article IV, such disclosure shall also be deemed to be made to such other Sections.

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4.1     Corporate Existence and Power. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and its Subsidiaries are duly organized, validly existing and in good standing (to the extent that such concept applies) under the laws of the jurisdiction in which they were formed. Each member of the Company Group has all requisite power and authority, corporate and otherwise, and all Permits and Consents necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, except as would not be reasonably expected to, individually or in the aggregate, be material to the Company Group. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not been and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 4.1 lists all jurisdictions in which each member of the Company Group is qualified to conduct the business. Copies of Organizational Documents of each member of the Company Group have heretofore been made available to Buyer, and such copies are each true and complete copies of such instruments as amended and in effect on the Effective Date.

4.2     Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which it is, or will be at the Closing, a party and the consummation by the Company of the transactions contemplated hereby and thereby is within the limited liability company power of the Company, and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party, assuming due authorization and execution by each other party hereto and thereto, will constitute, a valid and legally binding agreement of the Company, as applicable, enforceable against the Company in accordance with their respective terms subject to the Remedies Exception.

4.3     Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is, or is specified to be, a party requires any Consent by or in respect of, or registration, declaration or filing with, any Authority other than (a) the FCC Consent, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, (c) the appropriate filings and approvals under the rules of Nasdaq and (d) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to prevent or materially delay or impair the Company’s ability to consummate the transactions contemplated hereunder (a “Company Impairment Effect”) (each of the foregoing clauses (a) through (e), a “Company Governmental Approval”).

4.4     Non-Contravention. Except as set forth on Schedule 4.4, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is, or is specified to be, a party does or will (a) contravene or conflict with the respective Organizational Documents of the Company, (b) assuming all of the Company Governmental Approvals are obtained and any applicable waiting periods referred to herein have expired, violate any provision of any Law or Order binding upon or applicable to the any member of the Company Group, (c) except for the Contracts listed on Schedule 4.7 requiring Company Group Consents (but only as to the need to obtain such Company Group Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any material right of termination, cancellation, amendment or acceleration of any right or obligation of any member of the Company Group or require any payment or reimbursement or a loss of any material benefit to which any member of the Company Group is entitled under any provision of any material Permit, Material Contract or other material instrument or obligations binding upon the Company Group or by which any of the Existing Company Units, or any member of the Company Group’s assets is or may be bound, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Existing Company Units, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any member of the Company Group’s material assets, in the cases of (b) through (e), except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

4.5     Capital Structure.

(a)     Capitalization. As of the date of this Agreement, the Company has authorized Securities consisting of 684,932 Existing Company Series A Preferred Units, all of which are issued and outstanding, 2,765,027 Existing Company Series B Preferred Units, all of which are issued and outstanding, 10,000,000 Existing Company Common Units, of which 5,500,840, are issued and outstanding and no Existing Company Incentive Units. As of the date of this Agreement, (i) no Existing Company Units are held in its treasury, (ii) all of the issued and outstanding Existing Company Units have been duly authorized and validly issued, are fully paid and non-assessable, and, except as set forth

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in the Company’s Organizational Documents, are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person, and (iii) all of the issued and outstanding Existing Company Units are owned legally and of record by the Persons and in the amounts set forth on Schedule 4.5(a). As of the date of this Agreement, no other class in the capital of the Company is authorized or issued or outstanding. There are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Existing Company Units in connection with the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).

(b)     Schedule 4.5(b) sets forth as of the date of this Agreement a list of each outstanding Company Option granted under the Company Option Plan and: (i) the name (or, as required by applicable Law, employee identification number); (ii) the number of Company Common Units subject to such outstanding Company Option; (iii) the exercise price of such Company Option; (iv) the applicable vesting schedule of such Company Option; and (v) the date on which such Company Option expires. Other than as set forth in Section 4.5(a) or Section 4.5(b), there are no: (x) outstanding Securities of the Company, or (y) to the knowledge of the Company, any voting trust, other voting agreement or proxy with respect to the Existing Company Units.

(c)     Schedule 4.5(c) sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other Securities (if applicable), and the number of issued and outstanding shares or other Securities and the record holders thereof. (i) All of the outstanding Securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by a member of the Company Group free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable securities Laws); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other Securities of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding Securities in or of any Subsidiary of the Company; (iv) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders; (v) the Company does not own or have any rights to acquire, directly or indirectly, any shares or other Securities of, or otherwise Control, any Person; (vi) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (vii) no member of the Company Group has made any loan or capital contribution or otherwise made funds available to any other Person and there is no outstanding contractual obligation of any member of the Company Group to make a loan or capital contribution or otherwise provide funds to any other Person.

4.6     Assumed Names. Since January 1, 2019, no member of the Company Group has used any other name to conduct the Business. Each member of the Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

4.7     Consents. The Contracts listed on Schedule 4.7 are the only Contracts binding upon the Company Group or by which any Existing Company Units, or any member of the Company Group’s assets are bound, requiring a Consent of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Group Consent”), in each case, except as would not be reasonably expected to, individually or in the aggregate, be material to the Company Group or to have a Company Impairment Effect.

4.8     Financial Statements.

(a)     Schedule 4.8(a) includes (i) the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018 and December 31, 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated statement of operations for the twelve (12) month periods ended on such dates, the audited consolidated statement of members’ capital and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (the “Audited Financial Statements”) and (ii) the unaudited consolidated financial statements of the Company as of and for the nine (9) month period ended September 30, 2020 (the “Balance Sheet Date”), respectively, consisting of the unaudited consolidated balance sheets as of such dates, the unaudited consolidated income statement for the nine (9) month period ended September 30, 2020 ended on such dates, and the unaudited consolidated cash flow statements for the nine (9) month period ended September 30, 2020 ended on such dates (the “Unaudited Financial Statements” and all financial statements referred to in this Section 4.8(a) collectively, the “Financial Statements”).

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(b)     The Financial Statements fairly present in all material respects, in accordance with U.S. GAAP applied on a consistent basis throughout the covered periods, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) have been prepared based on the books and records of the Company Group (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and (ii) have been prepared in accordance with the Company’s reporting and accounting policies and in accordance with U.S. GAAP and in accordance with Regulation S-X of the SEC (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments).

(c)     Except as specifically disclosed, reflected or adequately reserved against on the Company Balance Sheet, and for Liabilities of a similar nature and in similar amounts incurred in the ordinary course of business since the Balance Sheet Date, as of the date of this Agreement there are no material Liabilities of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unassisted or otherwise) that would be required to be set forth on the Company Balance Sheet (in accordance with U.S. GAAP), except for Liabilities (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (ii) that have arisen since the Balance Sheet Date in the ordinary course of the Company Group, (iii) that will be discharged or paid off prior to or at the Closing, (iv) arising under this Agreement or the performance by the Company Group of its obligations hereunder, (v) that are disclosed in the Schedules to this Agreement or (vi) that has not had, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d)     Each of the independent auditors for the Company, with respect to their reports as included in the Audited Financial Statements is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board, and with respect to their reports as included in the Audited Financial Statements is an independent public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the American Institute of Certified Public Accountants.

4.9     Internal Controls.

(a)     The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Financial Statements in accordance with U.S. GAAP (“Internal Controls”). The Internal Controls that are designed to provide, in all material respects, reasonable assurance that (i) transactions are executed only in accordance with the Company management’s authorization; and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements and to maintain accountability for the Company’s assets. Neither the Company nor an independent auditor of the Company has identified or been made aware of (i) any significant deficiency or material weakness in the system of Internal Controls utilized by the Company (other than a significant deficiency or material weakness that has been disclosed in writing to any member of the Buyer), (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of the Financial Statements or the Internal Controls utilized by the Company, or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to adversely affect, in a material manner, the Company’s ability to record, process, summarize and report financial information, and there is no fraud that involves the management of the Company.

(b)     All Contracts, documents, and other papers or copies thereof delivered to Buyer by or on behalf of the Company, to the knowledge of the Company, are accurate and complete in all material respects. The Books and Records accurately and fairly, in all material respects, reflect the transactions by each member of the Company Group. All accounts, books and ledgers of the Company Group that form the basis of the Financial Statements have been properly and accurately kept and completed in all material respects.

4.10     Absence of Certain Changes. Since the Balance Sheet Date to the date of this Agreement, other than COVID-19 Measures, the Company Group has conducted the Business in the ordinary course in all material respects. Without limiting the generality of the foregoing, except as set forth on Schedule 4.10, since the Balance Sheet Date to the date of this Agreement, no member of the Company Group has taken any action that would, after the Effective Date, be prohibited or omitted to take any action that would, after the Effective Date, be required, as the case may be, by Section 7.1(b). Since the Balance Sheet Date, there has been no Company Material Adverse Effect.

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4.11     Properties; Title to the Company Group’s Assets.

(a)     The material items of Tangible Personal Property have no defects, are, in all material respects, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case, except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)     Except with respect to Intellectual Property, (i) the Company Group has good, valid and marketable title in and to, or in the case of leases for personal property and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, except as would not reasonably be expected to, individually or in the aggregate, be material to the Company Group, (ii) except as would not be reasonably expected to, individually or in the aggregate, be material to the Company Group, no such asset is subject to any Liens other than Permitted Liens, and (iii) except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

(c)     The assets of the Company Group constitute all of the material assets and rights that are reasonably necessary to permit Buyer to conduct the Business immediately following the Closing in the same manner as conducted by the Company Group during the 12-month period immediately preceding the Closing Date, in all material respects.

4.12     Litigation. There is no, and since January 1, 2019 there has been no, Action pending against, or to the knowledge of the Company, threatened against, the Company Group or any of their respective officers or directors before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no outstanding settlement agreements or similar written agreements with any Authority or outstanding Orders that would reasonably be expected to, individually or in the aggregate, have a Company Impairment Effect.

4.13     Contracts.

(a)     Except as disclosed on Schedule 4.13(a), none of the Company Group is party to or bound by:

(i)     any Contract that requires annual payments or expenses by, or annual payments or income to, the Company Group of $500,000 or more;

(ii)     any employment Contract, or consultant and sales representative Contract with any current or former employee, officer, director or other individual service provider of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $100,000 (other than oral arrangements for at will employment), (B) has material severance or post-termination obligations to such person (other than as required under Section 4980B of the Code or similar applicable law for which the covered individual pays the full cost of coverage), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change in control of the Company Group;

(iii)     any collective bargaining agreement or other Contract with any labor union, labor organization or works council (“CBA”);

(iv)     any Contract creating a material joint venture, strategic alliance, limited liability company or partnership agreement (including (A) any Contract providing for joint research, development or marketing and (B) any Contract with a mobile network operator pertaining to technical collaboration to launch a space-cellular communications ecosystem);

(v)     any Contract or series of related Contracts, within the past three (3) years, relating to the acquisition of, investment in, or disposition of any material business, Securities or assets of the Company Group or any other Person (whether by merger, sale of Securities, sale of assets or otherwise);

(vi)     any Contract (A) for a licensing agreement for material Owned Intellectual Property licensed by any member of the Company Group other than non-exclusive licenses granted by such member of the Company

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Group in the ordinary course of business, (B) for a license agreement for Intellectual Property licensed by a third party that is material to the Business other than “shrink wrap,” off-the-shelf, or other publicly or commercially available licenses for which such the Company Group pays a license fee of no more than $500,000 in the aggregate annually, and (C) whereby the Company Group is restricted in the ability to use or enforce any Owned Intellectual Property, including settlement agreements;

(vii)  any Contract that (A) relates to secrecy, confidentiality and nondisclosure obligations that restrict the conduct of the Company Group (except for such Contracts entered into in the ordinary course of business), (B) materially restricts the Company Group’s ability to compete in any line of business or with any Person, (C) contains material exclusivity obligations, “most favored nation” provisions or other similar restrictions, rights or obligations, binding on the Company Group;

(viii)  any Contract with an Authority;

(ix)    any Contract providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group to a third party other than any indemnity or similar provisions incidental to any Contract entered into by the Company Group in the ordinary course of business;

(x)     any Contract to which any Existing Equityholder is a party;

(xi)   any Contract relating to tangible property or tangible assets (whether real or personal) in which the Company Group holds a leasehold interest (including the Leases) and which involves payments to the lessor thereunder in excess of $500,000 per month;

(xii)   any Contract relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $250,000;

(xiii)  any Contract relating to the voting or control of the Securities of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company Group);

(xiv)  any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party; and

(xv)   any Contract with a Material Commercial Relationship.

(b)     Each Contract disclosed or required to be disclosed pursuant to this Section 4.13 (each, a “Material Contract”) represents the valid and binding obligations of the Company or one of its Subsidiaries party thereto and, to the knowledge of the Company, represents the valid and binding obligations of the other parties thereto, and is in full force and effect, and neither the Company Group nor, to the knowledge of the Company, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has provided to Buyer true and correct copies of each written Material Contract as of the date of this Agreement. None of the Company Group has received any written, or to the knowledge of the Company, oral notice to terminate any Material Contracts or to amend or not renew any type of Material Contract as defined in Sections 4.13(a)(i), 4.13(a)(iv), 4.13(a)(vi), or 4.13(a)(xv).

4.14     Licenses and Permits. Schedule 4.14 correctly lists each material Permit held by the Company Group, affecting, or relating to, the Business or any member of the Company Group, together with the name of the Authority issuing the same. Such Permits are valid and in full force and effect, and none of such Permits will, assuming the related third party Consent has been obtained or waived prior to the Closing Date, if applicable, be terminated or become terminable as a result of the transactions contemplated hereby, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company Group. The Company Group has all Permits necessary to operate the Business in the manner in which it is now operated, except where the absence of such permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.15     Compliance with Laws. Except where such violation has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no member of the Company Group is in violation of, and since January 1, 2019 has not violated any Law or Order, and since January 1, 2019 the Company Group has not received any subpoenas by any Authority.

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4.16     Intellectual Property.

(a)     Schedule 4.16 sets forth a true, correct and complete list of all registered, patented or applied for Intellectual Property (including domain names) (A) owned by any member of the Company Group (whether exclusively or jointly with another Person) or (B) has been incorporated by the Company Group into any commercial product (or product currently in development) made (or, to the knowledge of the Company, anticipated to be made) generally available by the Company Group and has been licensed to any member of the Company Group on an exclusive basis, specifying as to each, as applicable: (i) the nature of such Intellectual Property (e.g., whether a patent, trademark, copyright, or domain name); (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed; (iv) the applicable registration or serial number of such Intellectual Property; and (v) where such Intellectual Property is jointly owned with any other Person, the applicable joint owner and the nature of such ownership interest.

(b)     The Company Group exclusively owns all right, title and interest to and in all Owned Intellectual Property free and clear of all Liens, except for Permitted Liens, and has the right to use pursuant to a valid written Contract, all other Intellectual Property used in or necessary for the operation of the Business.

(c)     (i) Since January 1, 2019, the Company Group (A) has not been charged in writing with, or been a defendant, in any Action, and (B) has not received any written notice relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property of any third party by the Company Group; (ii) there is no other claim currently pending against the Company Group of infringement of any Intellectual Property of a third party by the Company Group; and (iii) to the knowledge of the Company, there is currently no continuing, and since January 1, 2019 there has not been any, infringement, misappropriation, or violation by any other Person of any Owned Intellectual Property.

(d)     To the knowledge of the Company, neither the conduct of the Business nor the current use by the Company Group of any Owned Intellectual Property infringes, misappropriates, or violates, and has not since January 1, 2019 infringed, misappropriated, or violated, the Intellectual Property of any third party.

(e)     All employees, agents, consultants or contractors of the Company Group who have contributed to or participated in the creation or development of any material Intellectual Property for the Company Group either: (i) is a party to a written, valid and enforceable “work-for-hire” agreement under which a member of the Company Group is deemed to be the owner or author of all Intellectual Property rights created or developed by such Person; or (ii) has executed a written assignment in favor of the Company Group of all right, title and interest in and to all Intellectual Property created or developed by such Person.

(f)     None of the execution, delivery or performance by the Company Group of this Agreement or any of the Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property owned or licensed by the Company Group immediately prior to the Closing to not be owned or licensed by the Company Group on substantially the same terms and conditions immediately following the Closing, except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(g)     The Company Group has taken reasonable measures to safeguard and maintain the confidentiality of all Trade Secrets and other Owned Intellectual Property that are confidential and material to the operation of the Business.

(h)     No source code of Software comprising Owned Intellectual Property has been (i) provided, licensed or made available to any Person, except for employees, contractors and consultants engaged by the Company Group with a need to access it in the ordinary course of business that are subject to nondisclosure agreements protecting the Company Group’s rights therein; (ii) deposited into escrow for the benefit of any Person; or (iii) released from escrow to any Person due to obligations under any source code escrow agreement.

(i)     The Company Group does not use Open Source Software in a manner that would (i) require any member of the Company Group to distribute any source code of Software comprising Owned Intellectual Property to any third party, (ii) create obligations for any member of the Company Group to grant, or purport to grant, to any third party any patent rights (including any patent non-asserts or patent licenses) under any Owned Intellectual Property, or (iii) impose any present economic limitations on any Company Group member’s commercial exploitation of any Owned Intellectual Property.

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4.17     Information Technology and Data Matters.

(a)     All Computer Systems are in good operating condition, operate in accordance with their applicable documentation in all material respects. To the knowledge of the Company, none of the Computer Systems contains any Disabling Code. The Company Group employs commercially reasonable protection and security measures (including commercially reasonable physical, organizational and technological measures) designed to protect the confidentiality, integrity and security of the Computer Systems and designed to detect and safeguard against Disabling Code affecting the Company Group’s Business operations. The Company Group has in place business continuity and disaster recovery plans that are designed to minimize and mitigate the occurrence, duration and effect of any unscheduled unavailability of the Computer Systems. To the knowledge of the Company, there have been no (i) successful unauthorized intrusions or breaches of the security of the Computer Systems, (ii) prolonged periods of unscheduled unavailability of the Computer Systems, or (iii) failures, breakdowns or continued substandard performance of the Computer Systems, in each case that have caused any substantial disruption or interruption in or use of the Computer Systems as a whole or with respect to any portion thereof.

(b)     The Company Group complies with, and has complied with, all Data Security Requirements in all material respects. Neither the execution and delivery of this Agreement nor the consummation of the Closing will result in a material breach or violation of, or constitute a default under, any Data Security Requirement, except as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, no member of the Company Group has experienced any breach of security, phishing incident, ransomware or malware attack, or other incident in which confidential information, Trade Secrets, or personal information was or may have been accessed, disclosed, or exfiltrated in an unauthorized manner, and no member of the Company Group has received any written notices or complaints from any Person or been the subject of any Action with respect thereto.

4.18     Material Commercial Relationships.

(a)     Schedule 4.18 sets forth (i) the ten largest vendors to the Company Group for the 12-month period ended December 31, 2019 and the nine-month period ended September 30, 2020 determined based on the aggregate amount paid by the Company Group to such providers in the relevant periods (the “Material Suppliers”) and (ii) each mobile network operator that is a counterparty to a Contract with any member of the Company Group (the “Mobile Partners” and together with the Material Suppliers, the “Material Commercial Relationships”).

(b)     No Material Commercial Relationship has ceased doing business with the Company Group and no member of the Company Group has received any written, or the knowledge of the Company, oral notice, or otherwise agreed to, (i) terminating, cancelling or discontinuing its relation with the Company Group, (ii) materially reducing its purchase of services or goods from the Company Group or materially reducing its sale of goods or services to the Company Group, in each case, relative to the levels achieved during the 12-month period ended December 31, 2019, or (iii) altering or modifying (whether related to payment terms, price, duration or otherwise) in any material adverse respect the terms upon which it is willing to do business with the Company Group or otherwise materially and adversely modifying its relationship with the Company Group. To the knowledge of the Company, no Material Commercial Relationship intends to terminate, cancel or discontinue or otherwise terminate or materially and adversely modify its relationship with the Company Group.

4.19     Employees.

(a)     The Company Group is not a party to, bound by, or subject to any CBA, and, to the knowledge of the Company, no employees of the Company Group are represented by any labor union, works council, or other labor organization with respect to their employment with the Company Group, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group. To the knowledge of the Company, none of the executive officers and engineers of the Company is subject to any non-compete obligations or similar obligations that restrict such Person from conducting the Business on behalf of the Company.

(b)     For the past three (3) years, there has been no actual or, to the knowledge of the Company, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting the Company Group.

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(c)     The Company Group is, and since January 1, 2019, has been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, affirmative action and unemployment insurance.

(d)     Except as set forth on the Financial Statements, the Company Group has no material Liability for (i) any delinquent wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former directors, officers, employees and independent contractors under applicable Law, Contract or Company policy; and/or (ii) any fines or other penalties for any failure to pay or delinquency in paying such compensation.

(e)     To the knowledge of the Company, no current or former employee or independent contractor of the Company Group, is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition obligation, nonsolicitation obligation, restrictive covenant or other obligation: (i) owed to the Company Group; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by the Company Group.

(f)     No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material reduction in hours, or material reduction in salary or wages has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Authority in connection with or in response to COVID-19. The Company Group has not otherwise experienced any material employment-related liability with respect to COVID-19.

4.20     Employment Benefit Plans.

(a)     Schedule 4.20(a) sets forth a sets forth a true and complete list of each material Employee Benefit Plan.

(b)     The Company Group has provided Buyer with (i) true and complete copies of each material Employee Benefit Plan (or, if not written, a written summary of its terms), (ii) any related trust agreement or other funding instrument, administrative services agreements, group annuity Contracts and insurance Contracts, (iii) the most recent IRS determination or opinion letter, if applicable, (iv) any summary plan description, (v) any non-routine correspondence with any Authority dated within the past three years relating to any Employee Benefit Plan and (vi) the most recent financial statements and Form 5500 annual report (including attached schedules).

(c)     Each Employee Benefit Plan (and each related trust, insurance contract or fund) has in all material respects, been funded, administered and maintained, in form and operation, in accordance with its terms and with the applicable requirements of all applicable Law, including, without limitation (and where applicable) ERISA and the Code. No member of the Company Group has incurred any penalty or Tax (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and, to the knowledge of the Company, no circumstances or events have occurred that could result in the imposition of any such penalties or Taxes.

(d)     All contributions, premiums or other payments that are due have been paid in all material respects on a timely basis with respect to each Employee Benefit Plan.

(e)     Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on a favorable opinion letter from the Internal Revenue Service to the effect that such Employee Benefit Plan meets the requirements of Section 401(a) of the Code and, to the knowledge of the Company, no event has occurred and no condition exists with respect to the form or operation of such Employee Benefit Plan which would reasonably be expected to cause the loss of such qualified status of any such Employee Benefit Plan. Without limiting the foregoing, (A) Each Company Option has an exercise price at least equal to the fair market value of an Existing Company Common Unit on a date no earlier than the date of the corporate action authorizing the grant; (B) no Company Option has had its exercise date or grant date “back-dated” or materially delayed; (C) all Company Options have been issued in compliance with

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the Company Option Plan and all applicable Laws; and (D) there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Option as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).

(f)     No member of the Company Group maintains, sponsors, contributes to or has any Liability with respect to, (i) any pension plan that is subject to Title IV of ERISA or (ii) any “multiemployer plan” (as such term is defined under Section 4001(a)(3) of ERISA), including as a consequence of at any time being considered a single employer under Section 414 of the Code or Section 4001(b) of ERISA with any other Person.

(g)     No Employee Benefit Plan provides nor does any member of the Company Group has any current or potential obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable law for which the covered individual pays the full cost of coverage.

(h)     Except as would not reasonably be expected to result in a material liability to the Company Group, there do not exist any pending or, to the knowledge of the Company, threatened claims (other than routine undisputed claims for benefits), suits, actions, disputes, audits or investigations with respect to any Employee Benefit Plan.

(i)     The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in the forgiveness of any indebtedness of any current or former employee, officer, director or other individual service provider of any member of the Company Group, (ii) increase the amount or value of any compensation or benefits payable to any current or former employee, officer, director or other individual service provider of any member of the Company Group, or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former employee, officer, director or other individual service provider of any member of the Company Group.

(j)     Neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated by this Agreement (either alone or in connection with any event) could result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that could reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(k)     Each Employee Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code), has been maintained, in all material respects in form and operation in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder and, to the knowledge of the Company, no amount under any such Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(l)     No member of the Company Group has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code or otherwise.

4.21     Real Property.

(a)     No member of the Company Group owns or has ever owned any Real Property.

(b)     Except as would not reasonably be expected to be material to the Company Group, with respect to each Lease: (i) such Lease is valid, binding and in full force and effect, subject to the Remedies Exception and Permitted Liens; (ii) there exists no default or event of default thereunder by any member of the Company Group party thereto; (iii) none of the parties to each Lease is in breach and no party to a Lease has received notice of default or termination thereunder, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) to the knowledge of the Company no member of the Company Group has subleased, licensed or otherwise granted any Person the right to use or occupy the Real Property or any portion thereof; and (v) no member of the Company Group has collaterally assigned or granted any other security interest in such Lease or any interest therein. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used in all material respects, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties except as would not reasonable be expected to, individually or in the aggregate, be material to the Company Group.

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4.22     Tax Matters. Except as set forth on Schedule 4.22:

(a)     All material Tax Returns required to be filed by or in respect of each member of the Company Group have been duly and timely filed and all such Tax Returns are true, correct, complete, and accurate in all material respects. All material Taxes due and owing by or in respect of each member of the Company Group have been duly and timely paid in full to the appropriate Taxing Authority or are being contested in good faith by appropriate proceedings.

(b)     Each member of the Company Group has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes required to be withheld or collected by the Company Group or any member thereof.

(c)     There is no Action, pending, ongoing, or threatened in writing, with respect to material Taxes of any member of the Company Group that has not been fully resolved.

(d)     No statute of limitations in respect of the assessment or collection of any material Taxes of any member of the Company Group has been waived or extended, which waiver or extension is in effect.

(e)     There is no Lien (other than Liens described in clause (iii) of the definition of Permitted Liens) for Taxes upon any of the assets of any member of the Company Group.

(f)     No claim has been made in the three years prior to the date of this Agreement and, to the knowledge of the Company, prior to three years prior to the date of this Agreement, in writing by a Taxing Authority in a jurisdiction where any member of the Company Group has not paid any Tax or filed Tax Returns, asserting that the member of the Company Group is or may be subject to Tax or required to file Tax Returns in such jurisdiction. No member of the Company Group currently has a permanent establishment (as defined in an applicable Tax treaty) or other fixed place of business in a country other than the country in which it is organized. No member of the Company Group is required to pay Taxes on its net income in any country other than its country of organization.

(g)     No member of the Company Group is a party to any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement).

(h)     No election under Treasury Regulation Section 301.9100-22 (or any similar provision of state, local, or non-U.S. Laws) has been made with respect to any member of the Company Group.

(i)     No member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of an improper, method of accounting for or in respect of a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring, or any excess loss account existing, on or prior to the Closing Date, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount or advanced payment received or deferred revenue accrued on or prior to the Closing.

(j)     Each of the Company and its Subsidiaries is registered for the purposes of sales Tax, use Tax, value-added Taxes, or any similar Tax in all jurisdictions where it is required by Law to be so registered, and has complied in all material respects with all Laws relating to such Taxes.

(k)     No member of the Company Group (i) has engaged or participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and applicable Treasury Regulations thereunder, (ii) has any Liability for material Taxes of any Person (other than another member of the Company Group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a result of being (or having been) a member of an affiliated, consolidated, unitary, or other group for applicable Tax purposes, as a transferee or successor, by contract, assumption or otherwise, or (iii) is subject to or has requested any private letter ruling (or similar ruling) from any Taxing Authority that is still in effect (or pending if requested).

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(l)     In the two years prior to the date of this Agreement, no member of the Company Group has been a “distributing corporation” or a “controlled corporation” (as such terms are used in Section 355 of the Code) in a distribution intended or purported to qualify in whole or in part for Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(m)     The Company as of the date hereof is, and at all times since its formation has been, treated as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) for U.S. federal and all applicable state and local income Tax purposes. Each Subsidiary of the Company, as of the date hereof is, and at all times since its formation has been, properly classified for U.S. federal and all applicable state and local income Tax purposes as the type of entity set forth opposite its name on Schedule 4.22(m).

(n)     No member of the Company Group (i) has deferred any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) that may be deferred pursuant to Section 2302 of the CARES Act; (ii) has deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Payroll Tax Executive Order or (iii) has sought or obtained, or intends to seek or obtain (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought or intend to seek) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act. To the extent applicable, each member of the Company Group has properly complied in all material respects with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the FFCRA and Section 2301 of the CARES Act or any similar provision of state or local law.

(o)     No member of the Company Group is currently nor has it ever been included in any consolidated, combined, or unitary Tax Return.

(p)     There is no outstanding request for a ruling from any Taxing Authority.

(q)     Neither the Business nor any member of the Company Group (nor any predecessor thereof) was in existence prior to January 1, 1994.

4.23     Environmental Laws.

(a)     Except or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or as set forth on Schedule 4.23(a), (i) each member of the Company Group is currently and since January 1, 2019 has been in material compliance with all Environmental Laws; (ii) without limiting the generality of the foregoing, each member of the Company Group has obtained and complied with, and is currently in compliance with, all Permits that may be required pursuant to Environmental Laws; (iii) no member of the Company Group has received any notice, report or other information regarding any actual or alleged violation of or Liabilities under any Environmental Laws; (iv) there are no Actions pending or, to the knowledge of the Company, threatened against any member of the Company Group with respect to violations of or Liabilities under Environmental Laws; and (v) no member of the Company Group, nor any of their respective predecessors or Affiliates, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any person to any Hazardous Material, or owned or operated any property or facility contaminated by any Hazardous Material, in each case, as has given or would give rise to liabilities or obligations under any Environmental Laws.

(b)     The Company Group has delivered to Buyer all environmental and occupational safety and health related audits, reports and other material documents relating to their past or current properties or operations which are in their possession or reasonable control.

4.24     Finders’ Fees. Except as set forth on Schedule 4.24, with respect to the transactions contemplated by this Agreement or the Additional Agreements, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any member of the Company Group or any of its respective Affiliates or equityholders who might be entitled to any fee or commission from Buyer, the Company or any of their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

4.25     Insurance. Schedule 4.25 contains a list of all current property and liability insurance policies covering the Company Group, the Business or the assets of the Company Group (the “Insurance Policies”), and no written notice of cancellation, termination, adverse modification or revocation or other written notice that any Insurance

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Policy is no longer in full force or effect or that the issuer of any Insurance Policy is not willing or able to perform its obligations thereunder has been received by the Company Group (and all premiums due and payable thereon have been paid in full on a timely basis).

4.26     Affiliate Arrangements. No officer, director or Affiliate of any member of the Company Group, and to the knowledge of the Company, no individual in such officer’s or director’s immediate family, (a) is a party to any Contract (other than employment or employment related agreements) with any member of the Company Group, (b) has any interest in any material property or asset used by the Company Group or necessary for the Business, (c) has outstanding Indebtedness owed to or from any member of the Company Group or (d) is the beneficiary of any guarantee provided by any member of the Company Group, in each case in the foregoing clauses (a) to (d), except for Liabilities that will be extinguished as of the Closing (any such arrangement, a “Company Affiliate Arrangement”). No Affiliate of the Company Group and, to the knowledge of the Company, no officer or director of the Company Group, has any direct or indirect financial interest in any Material Commercial Relationships (it being agreed, however, that the passive ownership of securities listed on any national securities exchange representing no more than five percent (5%) of the outstanding voting power of any Person shall not be deemed a “financial interest” in any such Person). To the knowledge of the Company, no officer or director of any member of the Company Group is an officer, director, manager, employee or consultant of any Material Commercial Relationship.

4.27     Certain Business Practices. Neither the Company Group nor, to the knowledge of the Company, any director, officer, agent or employee of the Company Group (in their capacities as such) has, since January 1, 2018, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), UK Bribery Act, or similar applicable Law prohibiting bribery or corruption (together with the FCPA, “Anti-Corruption Laws”) or (iii) made any other unlawful payment. Neither the Company Group, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company Group (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company Group) has, since January 1, 2018, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company Group or assist the Company Group in connection with any actual or proposed transaction, in each case in violation of any Anti-Corruption Law. No Action involving the Company Group with respect to any Anti-Corruption Law is pending or, to the knowledge of the Company, threatened.

4.28     Trade Controls. Neither the Company Group, nor to the knowledge of the Company, any director, officer, agent or employee of the Company Group (in their capacities as such) has, since January 1, 2018, (i) been a Sanctioned Person, (ii) been organized, resident or located in a Sanctioned Country, (iii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of Trade Controls. The Company Group has not received from any Authority or any other Person any written notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Trade Controls.

4.29     Money Laundering Laws. The operations of the Company Group are and, since January 1, 2018, have been conducted at all times in compliance in all material respects with applicable laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company Group with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.30     Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act.

4.31     FCC Matters.

(a)     Schedule 4.31 lists all FCC Licenses held by the Company or its Subsidiaries, and with respect to each FCC License, the licensee name, description of the license and current expiration date. Such FCC Licenses constitute all of the authorizations required under the Communications Act or the rules, regulations and policies of the FCC for the present operation of the Business. The FCC Licenses are in full force and effect and have not been

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revoked, suspended, canceled, rescinded or terminated and have not expired. There is no pending or, to the Company’s knowledge, threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Licenses (other than proceedings relating to FCC rules of general applicability), and there is no order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint pending or, to the Company’s knowledge, threatened against the Company Group by or before the FCC. The FCC Licenses are not subject to any condition except for those conditions appearing on the face of the FCC Licenses. Each member of the Company Group is in compliance in all material respects with the FCC Licenses, the Communications Act and the rules, regulations and policies of the FCC. All reports and filings required to be filed with, and all regulatory fees required to be paid to, the FCC by any member of the Company Group has been timely filed and paid. All such reports and filings are accurate and complete in all material respects.

(b)     Schedule 4.31(b) lists all applications, waivers, petitions and requests filed by the Company Group (the “FCC Applications”) that are pending at the FCC as of the date hereof, including without limitation the PDR. The current pleading cycle with respect to the PDR is described on Schedule 4.31(b). To the Company’s knowledge, there are no facts or circumstances relating to any member of the Company Group that would or might reasonably be expected to, under the Communications Act and the existing rules, regulations and policies of the FCC, (i) result in the FCC’s refusal to grant any of the FCC Applications, (ii) materially delay obtaining the grants of the FCC Applications or (iii) cause the FCC to impose a material condition or conditions on its granting of any of the FCC Applications.

(c)     Schedule 4.31(c) describes all FCC Applications that the Company reasonably believes, as of the date hereof, may need to be filed to support the PDR and the Business, other than the FCC Transfer Application.

4.32     EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.

NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY MEMBER OF THE COMPANY GROUP OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN Article V or Article VI OR THE ADDITIONAL AGREEMENTS, OR IN THE CERTIFICATE TO BE DELIVERED BY BUYER AT THE CLOSING, NONE OF BUYER, SPONSOR OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON MAKES, AND BUYER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO ANY MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF BUYER THAT HAVE BEEN MADE AVAILABLE TO ANY MEMBER OF THE COMPANY GROUP OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF BUYER BY THE MANAGEMENT OF BUYER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY MEMBER OF THE COMPANY GROUP OR ANY AFFILIATE THEREOF IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article V or Article VI OR THE ADDITIONAL AGREEMENTS, OR IN THE CERTIFICATE TO BE DELIVERED BY BUYER AT CLOSING, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY BUYER OR SPONSOR ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY MEMBER OF THE COMPANY GROUP OR ANY AFFILIATE THEREOF IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Article V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and the Existing Equityholders that, except as disclosed in Buyer SEC Documents, each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

5.1     Corporate Existence and Power. Buyer is a corporation duly organized, validly existing in good standing under the Laws of the State of Delaware. Buyer has all power and authority, corporate and otherwise, and all material Permits and Consents required to own and operate its properties and assets and to carry on its business as presently conducted. Buyer has made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect.

5.2     Corporate Authorization. The execution, delivery and performance by each of Buyer and Sponsor of this Agreement and the Additional Agreements to which it is, or is specified to be, a party and the consummation by Buyer and Sponsor of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer to the extent required by its Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Required Buyer Stockholder Approval (as defined in Section 8.1(b)). This Agreement has been duly executed and delivered by Buyer and it constitutes, and upon their execution and delivery, the Additional Agreements to which Buyer is, or is specified to be, a party will constitute, a valid and legally binding agreement of Buyer, enforceable against it in accordance with their representative terms.

5.3     Governmental Authorization. Neither the execution, delivery nor performance by Buyer of this Agreement or any Additional Agreements to which it is, or is specified to be, a party requires any Consent by or in respect of, or registration, declaration or filing with, any Authority other than (a) compliance with any applicable requirements of the Communications Act, (b) compliance with any applicable requirements of the Exchange Act or the Securities Act, (c) the appropriate filings and approvals under the rules of Nasdaq, and (d) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to prevent or materially delay or impair Buyer’s ability to consummate the transactions contemplated hereunder (a “Buyer Impairment Effect”) (each of the foregoing clauses (a) through (d), a “Buyer Governmental Approval” and together with the Company Governmental Approvals, the “Governmental Approvals”).

5.4     Non-Contravention. The execution, delivery and performance by each of Buyer of this Agreement or any Additional Agreements to which each is, or is specified to be, a party does not and will not (a) violate, contravene or conflict with the Organizational Documents of Buyer, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon Buyer, (c) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Buyer is bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Buyer, except, in each case of clauses (b) through (d), for any contravention or conflicts that would not reasonably be expected to be material to Buyer or to have a Buyer Impairment Effect.

5.5     Finders’ Fees. Except for BTIG, LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any brokerage, finder’s or other fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6     Issuance of Stock. PubCo Class B Common Stock and PubCo Class C Common Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights, subscription rights or any similar right under any provision of Law, Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which Buyer is bound and will be capable of effectively vesting in the Existing Equityholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Laws).

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5.7     Capitalization.

(a)     As of the date hereof, the authorized capital stock of Buyer consists of (i) 100,000,000 shares of Buyer Class A Common Stock, par value $0.0001 per share, (ii) 10,000,000 shares of Buyer Class B Common Stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, of which 23,000,000 shares of Buyer Class A Common Stock and 5,750,000 shares of Buyer Class B Common Stock are issued and outstanding as of the Effective Date. 6,100,000 shares of Buyer Class A Common Stock are reserved for issuance upon the exercise of Buyer Units, and another 17,600,000 shares of Buyer Class A Common Stock are reserved for issuance with respect to Buyer Warrants and 17,600,000 Buyer Warrants are issued and outstanding as of the date of this Agreement. No other shares of capital stock or other Securities of Buyer are issued, reserved for issuance or outstanding. All issued and outstanding shares of Buyer Common Stock and the Buyer Warrants (A) have been duly authorized, validly issued, fully paid and nonassessable, (B) were issued in compliance in all material respects with applicable Law, (C) were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law, Buyer’s Organizational Documents or any Contract to which Buyer is a party or by which Buyer is bound, and (D) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Buyer SEC Documents with respect to certain Buyer Common Stock held by the Sponsor or as contemplated by Section 7.13. Except as set forth in Buyer’s Organizational Documents, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any Buyer Common Stock or any other Securities of Buyer. There are no outstanding contractual obligations of Buyer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b)     Except for this Agreement, the Buyer Warrants, the Subscription Agreements, and the subscription agreements that may be entered into in connection with the Additional PIPE Investment and the Additional Agreements, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Buyer Common Stock or the equity interests of Buyer, or any other Contracts to which Buyer is a party or by which Buyer is bound obligating Buyer to issue or sell any shares of capital stock of, other equity interests in, or debt securities of, Buyer, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Buyer. Except as disclosed in the Buyer SEC Documents or the Buyer’s Organizational Documents, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any securities or equity interests of Buyer. There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer’s stockholders may vote. Except as disclosed in the Buyer SEC Documents, Buyer is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Buyer Common Stock or any other equity interests of Buyer. Buyer does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which the Buyer is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by the Subscription Agreements that have not been or will not be waived on or prior to the Closing Date.

5.8     Trust Account; Financial Capacity.

(a)     As of the date hereof, Buyer has at least $232,162,658.56 in the trust fund established by Buyer for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company (the “Trustee”) acting as trustee, and such monies are invested in “government securities” (as such term is defined in the Investment Company Act) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. The Investment Management Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer and to the knowledge of Buyer, the Trustee, enforceable against it and, to the knowledge of Buyer, the Trustee in accordance with its terms, subject to the Remedies Exception. The Investment Management Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by Buyer or, to the knowledge of Buyer, the Trustee. There are no separate Contracts that would cause the description of the Investment Management Trust Agreement in the Buyer SEC Documents to be inaccurate in any material respect or, to the knowledge of Buyer, that would entitle any Person (other than (a) the holders of Securities of

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the Buyer prior to the Closing Date who shall have elected to redeem their Buyer Class A Common Stock pursuant to Buyer’s Organizational Documents or (b) if Buyer fails to complete a “Business Combination”, as such term is defined in Buyer’s Organizational Documents, within the allotted time period and liquidates the Trust Fund, subject to the terms of the Investment Management Trust Agreement, Buyer in limited amounts to permit Buyer to pay the expenses of the Trust Account’s liquidation and dissolution, and then Buyer’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are required to be released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem Buyer Common Stock pursuant to Buyer’s Organizational Documents. Since October 31, 2020, Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Investment Management Trust Agreement or reimbursements for tax liability of Buyer arising from interest income earned on the principal held in the Trust Account as permitted by the Investment Management Trust Agreement). As of the Closing, the obligations of the Buyer to dissolve or liquidate pursuant to the Buyer’s Organizational Documents shall terminate, and, as of the Closing, Buyer shall have no obligation whatsoever pursuant to the Buyer’s Organizational Documents to dissolve and liquidate the assets of Buyer by reason of the consummation of the transactions contemplated hereby. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Buyer, threatened, with respect to the Trust Account.

(b)     As of the date hereof, assuming the accuracy of the representations and warranties of the Company and the Existing Equityholders herein and the compliance by the Company and the Existing Equityholders with their respective obligations hereunder, Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Buyer on the Closing Date.

(c)     Buyer does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

5.9     Listing. The Buyer Units, Buyer Class A Common Stock and Buyer Warrants are listed on Nasdaq, with trading symbols “NPAUU,” “NPA” and “NPAWW.”

5.10     Board Approval. The Buyer Board (including any required committee or subgroup of such board) has, at a meeting thereof duly called and held, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are fair and in the best interests of Buyer and its stockholders, (c) recommended its stockholders to vote in favor of the transactions contemplated hereby; (d) resolved to recommend to the stockholders of Buyer approval of each of the Buyer Stockholder Approval Matters; (e) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less the Deferred Underwriting Commission and Taxes payable on interest earned on the Trust Account) as of the date hereof; and (f) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in Buyer’s Organizational Documents.

5.11     Buyer SEC Documents and Financial Statements; Internal Controls.

(a)     Buyer has filed on a timely basis all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC since Buyer’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by it subsequent to the date of this Agreement (the “Additional Buyer SEC Documents”). Buyer has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least five (5) days prior to the date of this Agreement: (i) Buyer’s Annual Reports on Form 10-K for each fiscal year of Buyer beginning with the first year Buyer was required to file such a form, (ii) Buyer’s Quarterly Reports on Form 10-Q for each fiscal quarter of Buyer beginning with the first quarter Buyer was required to file such a form, (iii) all proxy statements relating to Buyer’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) all of its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, (v) Buyer’s Registration Statement on Form S-1 (and any amendments thereto), and (vi) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.11) filed by Buyer with the SEC since Buyer’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR,

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are, collectively, the “Buyer SEC Documents”), including in each case all exhibits and annexes and any amendments, restatements or supplements thereto. The Buyer SEC Documents were, and the Additional Buyer SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Documents did not, and the Additional Buyer SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Buyer SEC Document or Additional Buyer SEC Document has been or is revised or superseded by a later filed Buyer SEC Document or Additional Buyer SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC through EDGAR.

(b)     The financial statements and notes contained or incorporated by reference in the Buyer SEC Documents and the Additional Buyer SEC Documents (collectively, the “Buyer Financial Statements”) are complete and accurate and fairly present in all material respects, in accordance with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Buyer as of the dates thereof and the results of operations of Buyer for the periods reflected therein. The Buyer Financial Statements (i) were prepared from the Books and Records of Buyer and (ii) were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(c)     (i) Buyer has established and, since the IPO has maintained, a system of “internal controls” over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with U.S. GAAP and (ii) Buyer has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Buyer is made known to the principal executive officer and principal financial officer by others within Buyer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Buyer maintains and, for all periods covered by Buyer Financial Statements, has maintained Books and Records in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Buyer in all material respects.

(d)     There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)     Buyer is and, since the IPO has been in compliance, in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The Buyer Units, Buyer Class A Common Stock and Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Action pending or, to the knowledge of Buyer, threatened against Buyer by Nasdaq, the Financial Industry Regulatory Authority or the SEC, respectively, with respect to any intention to deregister Buyer Units, Buyer Class A Common Stock or Buyer Warrants or prohibit or terminate the listing of the Buyer Units, Buyer Class A Common Stock or Buyer Warrants on Nasdaq. None of Buyer nor any of its Affiliates has taken any action that is designed to terminate the registration of Buyer Units, Buyer Class A Common Stock or Buyer Warrants under the Exchange Act.

(f)     Since its incorporation and to the date of this Agreement, Buyer has not become aware of or received, from Buyer’s independent auditors or otherwise, any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the system of internal accounting controls utilized by Buyer or the internal controls over financial reporting of Buyer, (ii) a “material weakness” in the system of internal accounting controls utilized by or internal controls over financial reporting of Buyer, (iii) any fraud, whether or not material, that involves management or other employees of Buyer who have a role in the preparation of financial statements or the internal accounting controls utilized by Buyer, or (iv) any claim or allegation regarding any of the foregoing.

(g)     Except as specifically disclosed, reflected or fully reserved against in Buyer Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Buyer’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent,

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liquidated or unliquidated, asserted or unassisted, absolute, determined, determinable or otherwise) of Buyer. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Buyer Financial Statements.

(h)     To the knowledge of Buyer, as of the date of this Agreement, there are no outstanding SEC comments from the SEC with respect to the Buyer SEC Documents. To the knowledge of Buyer, none of the Buyer SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.12     Litigation. There is no Action pending against or, to the knowledge of Buyer, threatened against Buyer or any of its officers or directors before any Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements to which Buyer is, or is specified to be, a party. There are no outstanding Orders against Buyer. Buyer is not, and has not previously been, subject to any Action with any Authority.

5.13     Business Activities; Absence of Changes.

(a)     Since its incorporation, Buyer has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreement to which Buyer is a party, the performance of its covenants or agreements in this Agreement or any Additional Agreement to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Buyer’s Organizational Documents, there is no Contract binding upon Buyer or to which Buyer is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it, the conduct of business by it or as would cause a Buyer Impairment Effect.

(b)     Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the transactions contemplated hereby, Buyer has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a “Business Combination” as such term is defined in Buyer’s Organizational Documents.

(c)     Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.2) and (ii) the Deferred Underwriting Commission or with respect to fees and expenses of Buyer’s legal, financial and other advisors or placement agents, Buyer is not, and at no time has been, party to any Contract with any other Person that would require payments by Buyer in excess of one hundred thousand dollars ($100,000) monthly, two million dollars ($2,000,000) in the aggregate with respect to any individual Contract or more than three million dollars ($3,000,000) in the aggregate when taken together with all such other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.2).

(d)     (i) Since the date of Buyer’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to the Buyer or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Buyer to enter into, perform its obligations under this Agreement and consummate the transactions contemplated hereby and (ii) from September 30, 2020 through the date of this Agreement, Buyer and its Subsidiaries have not taken any action that would require the consent of the Company pursuant to Section 7.2 if such action had been taken after the date hereof.

5.14     Compliance with Laws. Buyer is not in violation of, has not violated and is not under investigation with respect to any violation or alleged violation of, any Law or Order issued by any Authority, nor is there any basis for any such charge and Buyer has not previously received any subpoenas by any Authority.

5.15     Money Laundering Laws. The operations of Buyer are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving Buyer with respect to the Money Laundering Laws is pending or, to the knowledge of Buyer, threatened.

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5.16     Not an Investment Company. Buyer is not an “investment company” within the meaning of the Investment Company Act, and the rules and regulations promulgated thereunder.

5.17     Tax Matters.

(a)     Buyer has duly and timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct, complete, and accurate in all material respects. Buyer has duly and timely paid in full to the appropriate Taxing Authority all material Taxes due and owing by it.

(b)     There is no Action pending, ongoing, or threatened in writing with respect to material Taxes of Buyer that has not been fully resolved.

(c)     No statute of limitations in respect of the assessment or collection of any material Taxes of Buyer for which a Lien (other than a Lien for Taxes not yet due and payable) may be imposed on any of Buyer’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business.

(d)     Buyer has complied with all applicable Laws relating to the reporting, payment, collection and withholding of material Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes required to be withheld or collected by Buyer.

(e)     There is no Lien (other than Liens for Taxes not yet due and payable) for Taxes upon any of the assets of Buyer.

(f)     No claim has been made by a Taxing Authority in a jurisdiction where Buyer has not paid any Tax or filed Tax Returns, asserting that the Buyer is or may be subject to Tax in such jurisdiction.

(g)     Buyer is not a party to any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement).

(h)     Buyer is not currently nor has it ever been included in any consolidated, combined, or unitary Tax Return other than a Tax Return that includes only Buyer.

(i)     In the two years prior to the date of this Agreement, Buyer has not been a “distributing corporation” or a “controlled corporation” (as such terms are used in Section 355 of the Code) in a distribution intended or purported to qualify in whole or in part for Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(j)     Buyer will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of an improper, method of accounting for or in respect of a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring, or any excess loss account existing, on or prior to the Closing Date, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or, (v) prepaid amount or advanced payment received or deferred revenue accrued on or prior to the Closing.

5.18     Transactions with Affiliates. There are no Contracts between (a) Buyer, on the one hand, and (b) Sponsor or any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Buyer, on the other hand (each Person identified in this clause (b), a “Buyer Related Party”), other than (i) Contracts with respect to a Buyer Related Party’s employment with, or the provision of services to, Buyer that were entered into in the ordinary course of business (including with regard to benefit plans, indemnification arrangements and other ordinary course compensation matters) or (ii) Contracts with respect to a Buyer Related Party’s status as a holder of Securities of Buyer.

5.19     PIPE. Buyer has delivered to the Company true, correct and complete copies of the each of the Subscription Agreements pursuant to which each PIPE Investor party thereto has committed, subject to the terms and conditions therein, to purchase shares of Buyer Class A Common Stock in the aggregate for an aggregate amount equal to the PIPE Investment. As of the date of this Agreement, each Subscription Agreement (a) is in full force and effect without

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amendment or modification, (b) is the valid, binding and enforceable obligations of Buyer and, to the knowledge of Buyer, each other party thereto (except, in any case, as may be limited by the Remedies Exception) and (c) has not been withdrawn, terminated or rescinded in any respect. There are no other side letters or Contracts between Buyer and any PIPE Investor relating to any Subscription Agreement, that would reasonably be expected to affect the obligations of the PIPE Investors to contribute to Buyer the applicable portion of the PIPE Investment set forth in the Subscription Agreements, and, to the knowledge of Buyer, no facts or circumstances exist that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment not being available to Buyer, on the Closing Date. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would (i) constitute a material default or breach on the part of Buyer or the PIPE Investors party to any Subscription Agreement, (ii) constitute a failure to satisfy a condition on the part of Buyer or the PIPE Investor party to a Subscription Agreement or (iii) result in any portion of the amounts to be paid by the PIPE Investors in accordance with the Subscription Agreements being unavailable on the Closing Date. As of the date of this Agreement, Buyer has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of Closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Additional Agreements) to the obligations of the PIPE Investors to contribute to Buyer the applicable portion of the PIPE Investment set forth in the Subscription Agreements on the terms therein. As of the date of this Agreement, Buyer has, and, to the knowledge of Buyer, each PIPE Investor that has executed a Subscription Agreement has complied with all of its obligations under such Subscription Agreement.

5.20     Proxy Statements. On the dates when first filed in accordance with Regulation 14A of the Exchange Act, each of the Proxy Statement and the Extension Proxy Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act. On the date of any filing pursuant to Regulation 14A of the Exchange Act, the date the Proxy Statement and the Extension Proxy Statement, as applicable, is first mailed to the stockholders of Buyer, and at the time of the Buyer Special Meeting or the Buyer Extension Meeting (as applicable), the Proxy Statement and the Extension Proxy Statement (together with any amendments or supplements thereto), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Buyer makes no representations or warranties as to the information contained in or omitted from the Proxy Statement or the Extension Proxy Statement in reliance upon and in conformity with information furnished in writing to Buyer by or on behalf of the Company or the Existing Equityholders specifically for inclusion in the Proxy Statement or the Extension Proxy Statement.

5.21     Takeover Statutes and Charter Provisions. Assuming that none of the Company and the Existing Equityholders holds any Buyer Common Stock, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to Buyer or any of its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which the Buyer or any of its Subsidiaries is subject, party or otherwise bound.

5.22     Property. Neither Buyer nor any of its Subsidiaries (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.23     Material Contracts; Defaults.

(a)     The Buyer SEC Documents disclose each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement and the Subscription Agreements) to which, as of the date of this Agreement, Buyer or one or more of its Subsidiaries is a party or by which any of their respective assets are bound (the “Buyer Material Contracts”).

(b)     Each Buyer Material Contract was entered into at arm’s length and in the ordinary course of business. Except for any Buyer Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Buyer Material Contract, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Buyer and, to the knowledge of the Buyer, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Buyer, are enforceable by the Buyer to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to

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or affecting the Remedies Exception and general equitable principles (whether considered in a proceeding in equity or at law), (ii) neither the Buyer nor, to the knowledge of the Buyer, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since May 28, 2019, neither the Buyer nor its Subsidiaries have received any written or, to the knowledge of the Buyer, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Buyer, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Buyer or its Subsidiaries or, to the knowledge of the Buyer, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since May 28, 2019 through the date hereof, neither the Buyer nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

5.24     Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company and acknowledges that it has been provided certain access to certain of the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and the Existing Equityholders set forth in this Agreement (subject to the related portions of the Disclosure Schedules), the Additional Agreements and in any certificate delivered to Buyer pursuant hereto or thereto.

5.25     EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE III OR Article IV OR THE ADDITIONAL AGREEMENTS OR THE CERTIFICATE TO BE DELIVERED BY THE COMPANY AT CLOSING, NONE OF THE COMPANY, THE EXISTING EQUITYHOLDERS, ANY AFFILIATE OF THE COMPANY OR THE EXISTING EQUITYHOLDERS, OR ANY OTHER PERSON MAKES, AND THE COMPANY AND THE EXISTING EQUITYHOLDERS EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO ANY MATERIALS RELATING TO THE EXISTING EQUITYHOLDERS OR THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY GROUP THAT HAVE BEEN MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY GROUP BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ADDITIONAL AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY BUYER OR ANY AFFILIATE THEREOF IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III AND Article IV OR THE ADDITIONAL AGREEMENTS, OR THE CERTIFICATE TO BE DELIVERED BY THE COMPANY AT CLOSING, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE EXISTING EQUITYHOLDERS OR THE COMPANY GROUP ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR THE EXISTING EQUITYHOLDERS, ANY AFFILIATE OF THE COMPANY OR THE EXISTING EQUITYHOLDERS OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY BUYER OR ITS AFFILIATES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Article VI
REPRESENTATIONS AND WARRANTIES OF SPONSOR

Sponsor, hereby represents and warrants to the Company and the Existing Equityholders that each of the following representations and warranties is true, correct and complete with respect to Sponsor as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date).

6.1     Corporate Existence and Power. Sponsor is a limited liability company duly organized, validly existing in good standing under the Laws of the State of Delaware. Sponsor has all requisite power, authority and capacity, corporate and otherwise, and all Permits and Consents necessary and required to carry on its business as presently conducted, except as would not prevent or materially delay the consummation of the transactions contemplated hereby.

6.2     Authorization. The execution, delivery and performance by Sponsor of this Agreement and the Additional Agreements to which it is, or at the Closing will be, a party and the consummation by Sponsor of the transactions contemplated hereby and thereby are within the limited liability company powers of Sponsor and have been duly authorized by all necessary action on the part of Sponsor. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which Sponsor is, or is specified to be, a party will constitute, a valid and legally binding agreement of Sponsor, as applicable, enforceable against Sponsor in accordance with their respective terms, subject to the Remedies Exception.

6.3     Sponsor Ownership. As of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,500,000 shares of Buyer Class A Common Stock and 5,710,000 shares of Buyer Class B Common Stock, 0 Buyer Units, and 5,500,000 Buyer Warrants (collectively, the “Sponsor Securities”), in each case, free and clear of all Liens other than restrictions arising under (a) this Agreement, (b) the Organizational Documents of Buyer and Sponsor (including the Investment Management Trust Agreement), (c) the Additional Agreements, (d) the Sponsor Voting Letter Agreement or (e) any applicable securities Laws.

6.4     Non-Contravention. Assuming the accuracy of the representations and warranties in Sections 3.4, 4.4 and 5.4 the execution, delivery or performance by Sponsor of this Agreement or any Additional Agreements to which it is or will be a party does not or will not (a) contravene or conflict with Sponsor’s Organizational Documents or any of its Affiliates, (b) assuming all of the Company Governmental Approvals and Buyer Governmental Approvals are obtained and any applicable waiting periods referred to herein have expired, violate any provision of any Law or Order binding upon or applicable to Sponsor or its Affiliates, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Sponsor or its Affiliates or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Sponsor Securities, in each case, except as would not be reasonably expected to materially delay or prevent the consummation of the transactions contemplated hereunder.

6.5     Litigation. There is no, and since January 1, 2019, there has been no, Action pending against, or to the knowledge of Buyer, threatened against, Sponsor before any Authority which would reasonably be expected to adversely affect Sponsor’s ownership of the Sponsor Securities, or otherwise materially delay or prevent the consummation of the transactions contemplated hereunder or otherwise prevent Sponsor from complying with the terms and provisions of this Agreement and the Additional Agreements to which Sponsor is, or is specified to be, a party. Sponsor is not subject to any outstanding Order that would prevent or materially delay the Closing or otherwise prevent Sponsor from complying with the terms and provisions of this Agreement or the Additional Agreements to which Sponsor is or will be, a party. Since January 1, 2019, Sponsor is not, and has not previously been, subject to any Action with any Authority.

6.6     Finders Fees. Except for BTIG, LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sponsor or any of its Affiliates who might be entitled to any brokerage, finder’s or other fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

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Article VII
COVENANTS OF THE COMPANY AND BUYER

The Company and Buyer, as applicable, covenant and agree that:

7.1     Conduct of the Business of the Company.

(a)     From the Effective Date through the Closing Date, except as required by this Agreement or applicable Law, or with respect to actions taken, or omitted to be taken, by the Company required by any COVID-19 Measures or otherwise required to protect the business of the Company Group in response to COVID-19, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to conduct their respective businesses in all material respects only in the ordinary course and shall use their commercially reasonable efforts to preserve substantially intact their respective properties, operations and relationships with the applicable Authorities, key employees, key suppliers and other Persons (it being understood that no action or failure to act permitted by Section 7.1(b) shall constitute a breach of this sentence).

(b)     Except as otherwise set forth on Schedule 7.1(b) and unless required by this Agreement or applicable Law, from the Effective Date until and including the Closing Date, without Buyer’s prior consent (with respect to the matters set forth in the following clauses (v), (vii) to (x), (xii) to (xv), (xvii), or (xix) solely as it relates to the foregoing clauses, the consent to which shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause its Subsidiaries not to:

(i)     amend, modify or supplement its Organizational Documents other than pursuant to this Agreement or take or authorize any action to wind up the affairs or dissolve any member of the Company Group;

(ii)     (A) except with respect to “Tax Distributions” (as defined in the Existing Company LLCA), pay, declare or promise to pay any dividends or other distributions with respect to its Securities, or pay, declare or promise to pay any other payments to any holder of Securities (other than, in the case of any equityholder that is a service provider of the Company Group, payments of compensation or employee benefits in the ordinary course of business) or (B) issue, sell, grant, redeem or repurchase any Securities or make any changes (by combination, reorganization, reclassification or otherwise) in the capital structure of any member of the Company Group (other than grants of Company equity awards to service providers of the Company Group in the ordinary course of business);

(iii)     enter into any Contract or understanding or enter into or carry out any transaction that would be a Company Affiliate Arrangement if entered into prior to the Effective Date;

(iv)     sell, lease, license or otherwise dispose of any member of the Company Group’s material assets other than in the ordinary course of business;

(v)     except as required by applicable Law or as required by the terms of any existing Employee Benefit Plan as in effect on the date hereof and listed on Schedule 4.20(a), (A) materially increase the amount of any bonus, salary or other compensation or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider of the Company Group, (B) take any action to accelerate the timing or vesting of any payments or benefits, or the funding of any payments or benefits payable or to become payable to any current or former employee, officer, director or other individual service provider of the Company Group, in each case, other than in the ordinary course of business with respect to non-officer employees of the Company, (C) grant, or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention or equity or equity-based rights or other compensatory payments or benefits to any current or former employee, officer, director or other individual service provider of the Company Group, or (D) establish, adopt, enter into, commence participation in, terminate, increase the coverage or benefits available under, or amend any Employee Benefit Plan (or any plan or arrangement that would be an Employee Benefit Plan if in effect on the date of this Agreement), in each case, other than in the ordinary course of business with respect to non-officer employees of the Company;

(vi)     (A) negotiate, modify, extend, or enter into any CBA or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company Group;

(vii)     implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate the WARN Act;

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(viii)     terminate (without cause) the Chief Executive Officer, Chief Technology Officer or Chief Financial Officer;

(ix)     (A) obtain or incur any loan or other Indebtedness in excess of $1,000,000, (B) forgive, cancel or compromise any material debt or claim, or waive or release any right of material value or (C) grant any indemnity, bond or other guarantee for the benefit of any Person, in each case other than in the ordinary course of business;

(x)     incur any Lien on the Company Group’s assets or Securities, except for Permitted Liens or the Liens incurred in the ordinary course of business;

(xi)     merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii)     extend any loans other than travel or other expense advances to employees in the ordinary course of business;

(xiii)     (A) make, change, or revoke any material Tax election; (B) enter into any settlement or compromise with any Taxing Authority relating to any material Tax matter; (C) abandon or fail to conduct any material audit, examination, or other Action in respect of a material Tax or material Tax Return; (D) file any amended Tax Return in respect of material Taxes; (E) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return; (F) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement); (G) adopt or change a method of Tax accounting with respect to material Taxes; or (H) change an accounting period with respect to material Taxes;

(xiv)     commence, pay, discharge, settle or compromise any material Action;

(xv)     assign, sell, transfer, abandon, let lapse, or otherwise dispose of, any Intellectual Property;

(xvi)     disclose any Trade Secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of, and preserving all rights of the Company Group in, such Trade Secrets);

(xvii)     make any change in its accounting methodology, practice or policy other than changes required by U.S. GAAP or applicable Law;

(xviii)     waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor (other than any waiver of noncompetition or similar obligations for any former employee or independent contractor who had annual base compensation not in excess of $200,000 during his or her tenure with the Company); or

(xix)     authorize, agree to or undertake any legally binding obligation to do any of the foregoing.

7.2     Conduct of the Business of Buyer.

(a)     From the Effective Date through the Closing Date, Buyer shall remain a “blank check company” as defined under the Securities Act, shall keep current and timely file all of its public filings with the SEC, and shall not conduct any business operations or activities other than required in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

(b)     Unless required by this Agreement or applicable Law, from the Effective Date until and including the Closing Date, without the Company’s prior consent (which such consent shall not be unreasonably withheld, delayed or conditioned), Buyer shall not:

(i)     change, modify or amend the Trust Agreement, or the Buyer’s Organizational Documents, other than (A) to effectuate the A&R Certificate of Incorporation and the Buyer A&R By-laws, (B) to extended its deadline to consummate a “Business Combination” (defined below) in accordance with Section 7.15 hereof or (C) otherwise to facilitate the consummate the transactions contemplated hereby;

(ii)     (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) other than pursuant to the A&R Certificate of Incorporation, split, combine, reclassify or otherwise change any of its capital

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stock or other equity interests; or (C) other than the redemption of any shares of Buyer Common Stock required by the Buyer’s Organizational Documents, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Buyer;

(iii)     (A) make, change, or revoke any material Tax election; (B) enter into any settlement or compromise with any Taxing Authority relating to any material Tax matter; (C) abandon or fail to conduct any material audit, examination, or other Action in respect of a material Tax or material Tax Return; (D) file any amended Tax Return in respect of material Taxes; (E) consent to any extension or waiver of the statutory period of limitations applicable to any material Tax or material Tax Return; (F) enter into any Tax Sharing Agreement (other than any Ordinary Course Tax Sharing Agreement); (G) adopt or change a method of Tax accounting with respect to material Taxes; or (H) change an accounting period with respect to material Taxes;

(iv)     enter into, renew or amend in any material respect, any Contract with a Buyer Related Party;

(v)     enter into, or amend or modify any material term of (in a manner adverse to the Buyer), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Buyer Material Contract (or any Contract, that if existing on the date hereof, would have been a Buyer Material Contract) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Buyer or its Subsidiaries is a party or by which it is bound;

(vi)     waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability in excess of $1,000,000;

(vii)     incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(viii)     (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Buyer or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests or issue or take any actions that would result in the issuance of any New Buyer Securities to Sponsor, other than (1) in connection with the exercise of any Buyer Warrants outstanding on the date hereof or (2) the transactions contemplated by this Agreement (including the transactions contemplated by the Subscription Agreements and any Additional PIPE Investment) or (B) amend, modify or waive any of the terms or rights set forth in, any Buyer Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein (other than by operation of its terms);

(ix)     (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Buyer or its Subsidiaries (other than the transactions contemplated by this Agreement);

(x)     make any capital expenditures;

(xi)     make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xii)     enter into any new line of business outside of the business currently conducted by the Buyer as of the date of this Agreement;

(xiii)     make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xiv)     voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Buyer and its Subsidiaries and their assets and properties; or

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(xv)     enter into any agreement or undertaking to do any action prohibited under this Section 7.2.

(c)     from the Effective Date until and including the Closing Date, Buyer shall use commercially reasonable efforts to continue performing under the Buyer’s Organizational Documents, the Investment Management Trust Agreement and all other agreements or Contracts to which Buyer or its Subsidiaries may be a party.

7.3     No Solicitation; Support.

(a)     From the Effective Date through the earlier of (x) termination of this Agreement in accordance with Article IX and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor Buyer, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, directly or indirectly, (i) solicit, initiate, engage, participate in or knowingly encourage negotiations or discussions with any Person concerning, or the making of any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions to which any member of the Company Group or Buyer, as applicable, is a party (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction or (2) any sale, lease, license, exchange, transfer or other disposition of the consolidated assets of such Person (other than the sale, the lease, license, transfer or other disposition of assets in the ordinary course of business) or Securities of any member of the Company Group or Buyer, as applicable, in a single transaction or series of transactions; provided, that the transactions contemplated in Section 7.8 (PIPE Investment) shall not constitute an Alternative Transaction. If there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or Buyer or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other party to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company shall, and shall cause its Affiliates and Representatives to, immediately discontinue any ongoing communications or negotiations relating to any Alternative Transaction and instruct each other participant in its strategic process to destroy any confidential information of the Company Group (and terminate access to any data room for each such other participant). The Company and Buyer shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. Buyer shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Alternative Proposal. Any breach of this Section 7.3 by a Representative of a party shall be deemed a breach of this Section 7.3 by such party.

(b)     Existing Equityholder Support.

(i)     Consent and Approval. Each Existing Equityholder hereby irrevocably and unconditionally approves and consents to, with respect to all the Existing Company Units held by such Existing Equityholder, the reclassification of Existing Company Units into, and the issuance of, the Common Units, the other transactions contemplated by this Agreement and the Additional Agreements (including, for the avoidance of doubt, the adoption by the Company of the A&R Operating Agreement), and such other actions necessary or advisable for the consummation of the foregoing transactions.

(ii)     Retention of Units. Each Existing Equityholder agrees that such Existing Equityholder shall not, prior to the earlier of (x) the date on which this Agreement is terminated in accordance with its terms and (y) the Closing Date (the “Termination Date”), directly or indirectly, sell, offer for sale, transfer, tender, pledge, encumber, assign, or otherwise dispose of, or grant a proxy with respect to, any of the Existing Equityholder’s Existing Company Units.

(iii)     Waiver of Appraisal Rights; Litigation. To the full extent permitted by Law, each Existing Equityholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters’ rights and any similar rights relating to the issuance of the Common Units that Existing Equityholder may

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directly or indirectly have arising out of or in connection with the transactions contemplated by this Agreement or the Additional Agreements by virtue of the ownership of any Existing Company Units. Each Existing Equityholder further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Buyer, the Sponsor or the Company, any of their respective Affiliates, any of the foregoing Persons’ successors, and any of the foregoing Persons’ directors or officers relating to the negotiation, execution or delivery of this Agreement or the Additional Agreements or the consummation of any of the transactions contemplated hereby or thereby, including any Action (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Additional Agreements or (y) alleging a breach of any fiduciary or similar duty of the board of directors of the Company in connection with this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

(iv)     Notwithstanding anything to the contrary set forth in this Section 7.3(b), (A) each Existing Equityholder may, prior to the Closing Date, without the prior written consent of any other party hereto, transfer all or a portion of the Existing Company Units owned by it to any “Blocker Corporation” (as defined in the A&R Operating Agreement) that is wholly-owned (directly or indirectly) by such Existing Equityholder (each, a “Qualified Blocker Corporation”) and (B) each Existing Equityholder that is a natural Person may, without the prior written consent of any other party hereto, transfer all or a portion of the Existing Company Units owned by such Existing Equityholder to any trust or other estate planning vehicle that is under the control of such Existing Equityholder and for the sole benefit of such Existing Equityholder and/or such Existing Equityholder’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons (each, a “Qualified Transferee”); provided that each such Qualified Blocker Corporation or Qualified Transferee (as applicable) shall, as a condition to such transfer, execute a joinder or accession agreement reasonably acceptable to Buyer and the Company to become a party to this Agreement and be bound by the terms and conditions of this Agreement with respect to such Existing Company Units.

(c)     Sponsor Support.

(i)     New Buyer Securities. In the event that any Buyer Common Stock, Buyer Warrants, Buyer Units or other Securities of Buyer are issued to Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Buyer Common Stock, Buyer Warrants or Buyer Units of, on or affecting the Buyer Common Stock, Buyer Warrants or Buyer Units owned by Sponsor or otherwise (such Buyer Common Stock, Buyer Warrants or Buyer Units, collectively the “New Buyer Securities”), then such New Buyer Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Buyer Common Stock, Buyer Warrants or Buyer Units owned by Sponsor as of the date hereof.

(ii)     Voting. At any meeting of the stockholders of Company, however called, or at any adjournment thereof (including, without limitation, the Buyer Special Meeting), or in any other circumstance in which the vote, consent or other approval of the stockholders of Buyer is sought, Sponsor shall (x) appear at each such meeting or otherwise cause all of its Buyer Common Stock to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Buyer Common Stock: (A) in favor of each of the Transaction Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Award Plan Proposal, the ESPP Proposal and, if applicable, any Additional Proposal or Adjournment Proposal; (B) against any proposal for or relating to a “Business Combination”, as such term is defined in Buyer’s Organizational Documents, other than the Buyer Stockholder Approval Matters or any Additional Proposal, an Extension Proposal or Adjournment Proposal; (C) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Buyer (other than this Agreement and the transactions contemplated hereby); and (D) against any change in the business or management of the Buyer or any change to the Buyer Board (other than in connection with the Buyer Stockholder Approval Matters) or extension of its deadline to consummate a “Business Combination” as such term is defined in Buyer’s Organizational Documents.

(iii)     Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 13, 2019, by and among the Sponsor, Buyer and certain other parties thereto (the “Sponsor Voting Letter Agreement”), including the obligations of the Sponsor pursuant to Section 1 therein to not redeem any Buyer Common Stock owned by Sponsor (including the Sponsor Shares) in connection with transactions contemplated hereby.

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(iv)     During the period beginning on the date hereof and ending on the Termination Date, Sponsor shall not modify or amend any Contract between or among Sponsor, anyone related by blood, marriage or adoption to Sponsor or any Affiliate of Sponsor (other than Buyer), on the one hand, and Buyer or any of Buyer’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Sponsor Voting Letter Agreement.

7.4     Access to Information. From the Effective Date until and including the Closing Date, the Company and Buyer shall, to the best of their abilities and to the extent permitted by Law, (a) continue to give the other party and its Representatives access to its offices, properties, and Books and Records, (b) furnish to the other party and its Representatives such information relating to the business of the Company Group or Buyer as such Persons may reasonably request and (c) cause its respective Representatives to cooperate with the other party in such other party’s investigation of its business; provided, that no investigation pursuant to this Section 7.4 (or any investigation prior to the Effective Date) shall affect any representation or warranty given by the Company Group or Buyer and, provided, further, that any investigation pursuant to this Section 7.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group or Buyer. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any Contract to which it is a party or to which it is subject or applicable Law; provided, that the non-disclosing party must advise the other party that it is withholding such access or information and (to the extent reasonably practicable) and the basis on which the access not granted or information not disclosed; provided, further, that the non-disclosing party shall use commercially reasonable efforts to remove such impediment such that the information can be provided and, in the event that such impediment cannot be removed, to provide such information to the extent it would not result in the loss of such privilege or the violation of such Contract or applicable Law (including by providing a redacted version of the applicable document).

7.5     Notices of Certain Events. Each of the Company and Buyer shall promptly notify the other party of:

(a)     any notice or other communication from any Person (including any Authority) alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Securities of the Company or share capital or capital stock of Buyer or any member of the Company Group’s or Buyer’s assets;

(b)     any Actions commenced or, to such party’s knowledge, threatened in writing against such party that would prevent or delay the consummation of the transactions contemplated by this Agreement or any Additional Agreement; and

(c)     the occurrence of any fact or circumstance to the knowledge of such party which results, or would result in the failure to satisfy the condition to the other party’s obligation to close as set forth in Section 8.2(b) or Section 8.2(c), on the one hand, or Section 8.3(b), on the other hand.

7.6     SEC Filings; Buyer Special Meeting.

(a)     In connection with any filing Buyer makes with the SEC contemplated by this Agreement or the Additional Agreements or in connection with the transactions contemplated hereby and thereby, the Company will, and will cause its Subsidiaries and Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use commercially reasonable efforts to (i) cooperate with Buyer, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information reasonably requested by Buyer in connection with any filing with the SEC.

(b)     Each of Buyer and the Company agrees to use commercially reasonable efforts to, as promptly as reasonably practical, to furnish the other party with such information as shall be reasonably requested concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested for inclusion in (including to be incorporated by reference in) or attachment to the Proxy Statement, the Closing Form 8-K or any other filing required to be made by Buyer with the SEC under the Exchange Act in connection with the transactions contemplated by this Agreement or the Additional Agreements. Each of the Buyer and the Company shall ensure that any information provided by it or on its behalf for inclusion in (including to be incorporated by reference in) or attachment to the Proxy Statement, at the earlier of the date it is filed with the SEC or first mailed to the Buyer

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stockholders, shall be accurate in all material respects and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its equityholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. If at any time prior to the Closing (x) the Buyer or the Company becomes aware of (y) the Proxy Statement’s containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (y) any other information which is required to be set forth in an amendment or supplement to the Proxy Statement so that it would not include any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or the Buyer (as applicable) shall promptly inform Buyer or the Company (as applicable) and each cooperate with the other in filing with the SEC or mailing to Buyer’s stockholders an amendment or supplement to the Proxy Statement. Each of the Company and Buyer shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to Buyer, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(c)     The Company shall use its commercially reasonable efforts to provide to Buyer as promptly as practicable after the date of this Agreement: (i) unaudited consolidated financial statements of the Company including consolidated balance sheets, statements of operations and comprehensive income (loss), statements of members’ capital and statements of cash flows as of and for the nine (9) month periods ended September 30, 2020 and September 30, 2019 together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and reviewed by the Company’s independent auditor in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants; (ii) all other audited and unaudited financial statements of the Company required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement or the Current Report on Form 8-K announcing the Closing (the “Closing Form 8-K”); (iii) all selected financial data of the Company required by Item 301 of Regulation S-K, as necessary for inclusion in the Proxy Statement and Closing Form 8-K; and (iv) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the SEC (as if the Company was subject thereto) with respect to the periods described in clause (i) and (ii) above, as necessary for inclusion in the Proxy Statement and Closing Form 8-K. Within forty-five (45) calendar days following the end of the twelve (12) month period ending December 31, 2020, the Company shall deliver to Buyer, unaudited consolidated financial statements. Within forty-five (45) calendar days following the end of the three (3) month period ending March 31, 2020, the Company shall deliver to Buyer unaudited consolidated financial statements reviewed by the Company’s auditor. The Company shall also promptly deliver to Buyer copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.

(d)     As promptly as practicable after the Effective Date, Buyer shall prepare with the assistance and cooperation of the Company Group, and Buyer shall file with the SEC, proxy statement in connection with the transactions contemplated hereby and by the Additional Agreements and that has been mutually agreed upon by both Buyer and the Company (such agreement not to be unreasonably withheld or delayed) (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Buyer’s stockholders for the matters to be acted upon at the Buyer Special Meeting and providing the public stockholders of Buyer an opportunity in accordance with Buyer’s Organizational Documents and the IPO Prospectus to have their Buyer Common Stock redeemed in conjunction with the stockholder vote on Buyer Stockholder Approval Matters as defined below. Buyer shall provide the Company and its counsel with a reasonable opportunity to review and comment the Proxy Statement prior to its filing with the SEC or mailing to shareholders and Buyer shall consider any comments by the Company and its counsel in good faith. Each of Buyer and the Company shall use its commercially reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to comply with all state “blue sky” Laws applicable to carrying out the transactions contemplated hereby. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Buyer stockholders to vote, at a special general meeting of Buyer’s stockholders to be called and held for such purpose (the “Buyer Special Meeting”), in favor of resolutions approving (i) the approval of the “Business Combination”, as such term is defined in Buyer’s Organizational Documents, and the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby by the holders of Buyer Common Stock in accordance with Buyer’s Organizational Documents, Delaware Law and the rules and

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regulations of the SEC and Nasdaq (the “Transaction Proposal”), (ii) the approval, for purposes of complying with and to the extent required by applicable Nasdaq listing rules, of the issuance by PubCo, as successor to Buyer, of the PubCo Class A Common Stock, PubCo Class B Common Stock and PubCo Class C Common Stock to be issued in connection with the transactions contemplated by this Agreement (the “Nasdaq Proposal”) (iii) the adoption of the A&R Certificate of Incorporation in the form on Exhibit B and approval of each change to Buyer’s existing certificate of incorporation required to be separately approved (the “Charter Proposals”) effective as of the Closing, (iv) the election of directors effective as of the Closing (the “Director Election Proposal”), (v) the adoption and approval of the AST SpaceMobile, Inc. 2020 Incentive Award Plan in the form set forth on Exhibit I hereto (the “Award Plan Proposal”) effective as of the Closing, (vi) the adoption and approval of the AST SpaceMobile Inc. 2020 Employee Stock Purchase Plan set forth on Exhibit J hereto (the “ESPP Proposal”) effective as of the Closing, (vii) such other matters as the Company Group and Buyer shall hereafter mutually determine to be necessary or appropriate in order to effect the transactions contemplated by this Agreement or the Additional Agreements (each, an “Additional Proposal”) (the approvals described in foregoing clauses (i) through (vii), collectively, the “Buyer Stockholder Approval Matters”), and (viii) the adjournment of the Buyer Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve and adopt any of the foregoing proposals (the “Adjournment Proposal”). Without the prior written consent of the Company, the Buyer Stockholder Approval Matters shall be the only matters (other than procedural matters) which Buyer shall propose to be acted on by Buyer’s stockholders at the Buyer Special Meeting.

(e)     To the extent not prohibited by Law, Buyer will advise the Company, reasonably promptly after Buyer receives notice thereof, of the time when the Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop Order or the suspension of the qualification of the Buyer Class A Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information. To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before any such document is filed with the SEC by Buyer and Buyer shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, each of Buyer and the Company shall provide the each other party and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC.

(f)     The Buyer Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation.

(g)     As promptly as practical, but in no event more than thirty-five (35) days following the date upon which the SEC staff confirms (A) it has no further comments on the Proxy Statement or (B) that it will not review the Proxy Statement (such date, the “Clearance Date”), Buyer Board shall convene and hold the Buyer Special Meeting in accordance with the DGCL. Buyer shall use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of Buyer Stockholder Approval Matters as promptly as practicable following the Clearance Date, and take all other actions reasonably necessary or advisable to obtain the approval of Buyer Stockholder Approval Matters, including, (i) establish the record date (which record date shall be mutually agreed with the Company) for, duly call and give notice of Buyer Special Meeting in accordance with the DGCL, (ii) cause the Proxy Statement to be disseminated to Buyer’s stockholders in compliance with applicable Law no later than five (5) Business Days following the Clearance Date and (iii) solicit proxies from the holders of Buyer Common Stock to vote in accordance with the recommendation of the Buyer Board with respect to each of the Buyer Stockholder Approval Matters. Buyer shall, through the Buyer Board recommend to its stockholders that they approve the Buyer Stockholder Approval Matters (the “Buyer Board Recommendation”) and shall include the Buyer Board Recommendation in the Proxy Statement. Notwithstanding anything to the foregoing, if on the date for which Buyer Special Meeting is scheduled, Buyer has not received proxies representing a sufficient number of shares to obtain the Required Buyer Stockholder Approval (as defined below), whether or not a quorum is present, Buyer may make up to one (1) postponement or adjournment of Buyer Special Meeting; provided that (x) the Buyer Special Meeting may not be postponed or adjourned by an aggregate of twenty (20) Business Days without the Company’s prior written consent and (y) the Buyer Special Meeting is held no later than five (5) Business Days prior to the Termination Date.

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(h)     With respect to any Buyer stockholder outreach in connection with the Buyer Special Meeting, the Company shall use its commercially reasonable efforts to, and shall cause its Representatives to, provide to Buyer all cooperation reasonably requested by Buyer, which commercially reasonable efforts shall include (x) furnishing Buyer with information to be used in the preparation of one or more information packages or marketing materials regarding the business, operations, financial projections or prospects of the Company and (y) causing the Company’s Representatives with appropriate seniority and expertise to participate in a reasonable number of meetings or presentations.

7.7     Trust Account. Prior to the Closing (subject to the satisfaction or waiver of the conditions set forth in Article VIII) Buyer shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (a) all amounts payable to stockholders of Buyer holding Buyer Units who shall have validly redeemed their Buyer Units or Buyer Common Stock, (b) the expenses of Buyer to the third parties to which they are owed, (c) the Deferred Underwriting Commission and (d) the remaining monies in the Trust Account to Buyer. Except as otherwise expressly provided in the Investment Management Trust Agreement, Buyer shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

7.8     PIPE Investment. Without the prior written consent of the Company, Buyer shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacements of, any of the Subscription Agreements or enter into any additional subscription agreement with respect to Buyer Class A Common Stock. Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions set forth therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the Subscription Agreements; and (b) in the event that all conditions in the Subscription Agreements have been satisfied, consummate the transactions contemplated by the Subscription Agreements at, or substantially simultaneously with, the Closing. Buyer may, prior to the Closing, enter into additional subscription agreements for the sale of Buyer Class A Common Stock, on terms substantially identical to those in the Subscription Agreement (the “Additional PIPE Investment”) up to an additional aggregate amount not to exceed the Additional PIPE Investment Cap. Without the prior written consent of the Company, Buyer shall not enter into any additional subscription agreements for the sale of Buyer Class A Common Stock if the amount of Buyer Common Stock sold in private placements would exceed the Additional PIPE Investment Cap. Without the prior written consent of the Company, Buyer shall not enter into any subscription agreements for the sale of Buyer Class A Common Stock that are not substantially identical to those of the Subscription Agreements.

7.9     Directors’ and Officers’ Indemnification and Insurance.

(a)     The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of (x) Buyer (the “Buyer D&O Indemnified Persons”) and (y) the Company and its Subsidiaries (the “Company D&O Indemnified Persons” and, together with the Buyer D&O Indemnified Persons, the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law) between any D&O Indemnified Person and any of the Company and its Subsidiaries or Buyer (as applicable) in effect on the Effective Date and disclosed in Schedule 7.9(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing Date, PubCo shall cause the Organizational Documents of PubCo and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Buyer to the extent permitted by applicable Law.

(b)     For a period of six (6) years from the Closing, the PubCo shall, or shall cause its Affiliates or Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering the D&O Indemnified Persons on terms substantially equivalent to, and in any event not less favorable in the aggregate, the terms of such current insurance coverage; provided, that in no event shall PubCo be required to expend for such policies pursuant to this Section 7.9 an aggregate amount in excess of three hundred percent (300%) of the aggregate annual premium payable by the Company Group or Buyer, as applicable for the last full fiscal year, which amounts are set forth in Schedule 7.9(b).

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Notwithstanding the foregoing, Buyer or the Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and (i) if and to the extent such policies have been obtained prior to the Closing with respect to any such Persons, the Company Group and PubCo shall maintain (and cause their Subsidiaries to maintain) such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Schedule 7.9(b) shall be continued in respect of such claim until the final disposition thereof.

(c)     The provisions of this Section 7.9 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.

7.10     Efforts; Further Assurances.

(a)     Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement (including the receipt of all applicable Governmental Approvals). The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to obtain each third party Consent that is required for the consummation of the transactions contemplated by this Agreement and the Additional Agreements. Notwithstanding the foregoing, in no event shall the Company Group or Buyer be obligated to pay any monetary compensation (for the avoidance of doubt, excluding the payment of administrative, filing, application, processing or similar fees or charges) or grant any concession in connection with obtaining any Consents, authorizations or approvals required in order to consummate the transactions contemplated by this Agreement pursuant to the terms of any Contract to which any member of the Company Group is a party.

(b)     Buyer and the Company shall use commercially reasonable efforts to take all actions as may be requested by any such Authority to obtain all applicable Governmental Approvals.

7.11     Tax Matters.

(a)     The Company shall, or at the option of the Existing Equityholder Representative, the Existing Equityholder Representative shall, at the cost and expense of the Company, prepare and file, or cause to be prepared and filed, all Flow-Thru Tax Returns of the Company Group for any taxable period ending on or prior to the Closing Date including without limitation any such Flow-Thru Tax Returns for years 2017, 2018 or 2019 that have not been filed as of the date hereof (for the avoidance of doubt, excluding any portion of any Straddle Period) (collectively, the “Existing Equityholder Prepared Returns”). Each Existing Equityholder Prepared Return shall be prepared in a manner consistent with the Company Group’s past practices except as otherwise required by applicable Tax Law. From and after the Closing, each Existing Equityholder Prepared Return due or filed after the Closing Date shall be submitted to Buyer for review no later than fifteen (15) days prior to the due date for filing such Existing Equityholder Prepared Return (taking into account applicable extensions) and the Existing Equityholder Representative shall consider in good faith all reasonable comments received from Buyer no later than five (5) days prior to the due date for filing any such Existing Equityholder Prepared Return (taking into account applicable extensions). Buyer shall prepare and file, or cause to be prepared and filed, all Flow-Thru Tax Returns of the Company Group (for the avoidance of doubt, other than Existing Equityholder Prepared Returns) for any Straddle Period (the “Buyer Prepared Returns”). Each Buyer Prepared Return shall be prepared in a manner consistent with the Company Group’s past practice except as otherwise required by applicable Tax Law. Each Buyer Prepared Return shall be submitted to the Existing Equityholder Representative for review and approval no later than thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions) and all reasonable comments received from the Existing Equityholder Representative within five (5) days prior to the due date for filing any such Buyer Prepared Return shall be incorporated in such Buyer Prepared Return. Notwithstanding the foregoing, each Tax Return described in this Section 7.11(a) for a taxable period that includes the Closing Date (i) for which the “interim closing method” under Section 706 of the Code (or any similar provision of state, local or non-U.S. Law) is available shall be prepared in accordance with such method, (ii) shall be prepared in accordance with Section 706(d)(3) of the Code to the extent applicable, (iii) for which an election under Section 754 of the Code (or any similar provision of state, local or non-U.S. Law) may be made shall make such election, and (iv) shall be prepared in a manner such that any and

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all deductions, losses, or credits of the Company Group resulting from, attributable to, or accelerated by the payment of expenses in connection with the transactions contemplated by this Agreement are allocated to a Pre-Closing Tax Period to the extent permitted by applicable Tax Law. Notwithstanding anything herein to the contrary, each Existing Equityholder (and their respective Affiliates), at the sole cost and expense of such Existing Equityholder (or their respective Affiliates), shall be responsible for filing all of the Tax Returns required to be filed by such Existing Equityholders (or such Existing Equityholder’s respective Affiliates) under applicable Tax Law and timely paying all of the Taxes due and owing by such Existing Equityholder (or by such Existing Equityholder’s respective Affiliates) (including to the extent attributable to income of any member of the Company Group that flows up to such Existing Equityholder (or such Existing Equityholder’s respective Affiliates) in respect of its direct or indirect ownership of any member of the Company Group that are Flow-Thru Entities).

(b)     Without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall not permit any of its Affiliates to file, re-file or amend any Existing Equityholder Prepared Returns or Buyer Prepared Returns of any member of the Company Group on any such Tax Return, or make any election that would have retroactive effect on any such Tax Return.

(c)     Each party shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by each other party, in connection with the preparation and filing of Tax Returns pursuant to Section 7.11(a) and any examination or other Tax Action with respect to Taxes or Tax Returns of any member of the Company Group for any Pre-Closing Tax Period or Straddle Period. Such cooperation shall include the provision of records and information which are reasonably relevant to any such audit or other Tax Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, the Company and the Existing Equityholders shall (and the Existing Equityholders shall cause their respective Affiliates to) retain all books and records with respect to Tax matters pertinent to the Company Group relating to any taxable period (or portion of any taxable period) beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority. The Existing Equityholders shall (and shall cause their respective Affiliates to) provide any information reasonably requested to allow Buyer or the Company Group to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement. For the avoidance of doubt, this Section 7.11(c) shall not apply to any dispute or threatened dispute among the parties.

(d)     All Transfer Taxes shall constitute Transaction Expenses. Unless otherwise required by applicable Law, the Company shall prepare and file, or cause to be prepared and filed, all necessary Tax Returns in respect of such Transfer Taxes and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Existing Equityholders, the Company Group and Buyer shall, and shall cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The parties shall reasonably cooperate to establish any available exemption from (or reduction in) any such Transfer Taxes.

(e)     The parties acknowledge and agree that for U.S. federal and, as applicable, state and local Tax purposes, it is intended that (i) the payment and contribution of the Closing Date Contribution Amount contemplated by Section 2.1(b) be treated as a contribution of such Closing Date Contribution Amount by Buyer to the Company governed by Section 721(a) of the Code (and any similar applicable state or local provisions of Tax Law) and (ii) the recapitalization of the equity interests of the Company in connection with the execution of the A&R Operating Agreement will be treated as a non-taxable recapitalization of the equity of the Company (clauses (i) and (ii), the “Intended Tax Treatment”). The parties shall, and shall cause each of their respective applicable Affiliates to prepare and file all Tax Returns consistent with the Intended Tax Treatment; take no position in any communication (whether written or unwritten) with any Taxing Authority or any other action inconsistent with the Intended Tax Treatment (unless otherwise required by applicable Law or a determination by a Taxing Authority); promptly inform each other of any challenge by any Taxing Authority to any portion of the Intended Tax Treatment; and consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Intended Tax Treatment.

(f)     Without the prior written consent of Buyer, the Company shall not make or cause or permit there to be made any election under Treasury Regulation Section 301.9100-22 (or any similar provision of state, local, or non-U.S. Laws) with respect to any member of the Company Group. With respect to any audit, examination, or

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other Tax Action for any Pre-Closing Tax Period relating to a Flow-Thru Tax Return or any member of the Company Group that is a Flow-Thru Entity and for which the election provided for in Section 6226 of the Code (or any similar provision of state, local, or non-U.S. Laws) is available, the Company shall timely make or cause there to be timely made for any member of the Company Group all such available elections in accordance with applicable Laws. From and after the Closing, Buyer shall have the right to participate, at its sole cost and expense, in any Tax Action of any member of the Company Group that is a Flow-Thru Entity for any Pre-Closing Tax Period (or Straddle Period), and no such Tax Action shall be settled or compromised without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed) to the extent the settlement or compromise of any such Tax Action would reasonably be expected to result in any imputed underpayment imposed pursuant to Section 6232 of the Code on any member of the Company Group and for which no election under Section 6226 of the Code is available.

(g)     The Company and each relevant Subsidiary of the Company shall have an effective election under Section 754 of the Code in effect for the taxable year that includes the Closing Date.

(h)     Notwithstanding anything contained in the A&R Operating Agreement, in the event of any conflict between this Section 7.11 and any provisions of the A&R Operating Agreement (other than Section 8.5 of the A&R Operating Agreement), this Section 7.11 shall control.

7.12     Buyer Filings and Nasdaq Listing.

(a)     From the date hereof through the Closing, Buyer will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws.

(b)     From the date hereof through the Closing, Buyer shall use commercially reasonable efforts to ensure Buyer remains listed as a public company on, and for shares of Buyer Common Stock to be listed on, Nasdaq.

7.13     Sponsor Forfeitures. In the event that, at the Closing, the Buyer Actual Cash Amount is less than $400,000,000, Sponsor and the Buyer shall irrevocably cause to be terminated, forfeited and cancelled, for no consideration and without further right, obligation or liability of any kind or nature on the part of Sponsor, the Buyer or any other Person, a number of Sponsor Shares (such terminated, forfeited and canceled shares, the “Forfeited Sponsor Shares”) such that the total number of issued and outstanding Sponsor Shares immediately prior to the Closing equals twenty percent (20%) of the total number of shares of issued and outstanding Buyer Common Stock as of immediately prior to Closing.

7.14     Communications License Matters.

(a)     From the Effective Date through the Closing Date, except as required by this Agreement or applicable Law, the Company shall, and shall cause its Subsidiaries to:

(i)     maintain the Company’s FCC licenses; as of the date of this Agreement, the Company holds two experimental licenses granted by the FCC to operate at the Company’s Midland, TX test site of the BW1 test satellite at the two LTE frequency ranges (846.5-849 and 891.5-894 MHz) through May 21, 2021 (Call Sign: WJ2XZZ; File Number: 0884-EX-CN-2018) and at 2033.5 MHz through July 1, 2021 (Call Sign: WK2XCX; File Number 0047-EX-CN-2019) (the “Experimental Licenses”);

(ii)      operate in accordance with the terms of the Experimental License and in compliance in all material respects with the Communications Act, FCC rules, regulations and policies;

(iii)     keep Buyer fully informed and on a timely basis of any material communications and inquiries (whether written or oral) received by any member of the Company Group or an Existing Equityholder from, or given by any member of the Company Group or an Existing Equityholder to, the FCC, and of any material communication received or given in connection with any action by a private party, in each case with respect to the FCC Licenses, the FCC Applications, the FCC Transfer Application or the Company Group, and promptly provide Buyer with true and complete copies of all documents filed with, submitted to or received from the FCC with respect to FCC Licenses, the FCC Applications, the FCC Transfer Application or the Company Group;

(iv)     maintain the Company’s license granted by Papua New Guinea to operate its non-geostationary constellation (Radiocommunications Apparatus License #RCAP-SS-0000-002, issued November 13, 2018, expiring November 13, 2023) in full force and effect, and not modify or terminate such license;

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(v)     except for the FCC Transfer Application, FCC Experimental License Applications, FCC Earth Station Applications and submissions related to ongoing FCC proceedings, not file any new FCC Applications without Buyer’s prior written consent, provide Buyer with reasonable time to review and comment on all such new FCC Applications prior to filing, and consider in good faith all reasonable comments of Buyer on such new FCC Applications; and

(vi)     diligently prosecute the FCC Applications to favorable conclusions (including without limitation promptly providing all information requested by the FCC and opposing any third party comments or filings that request denial or adverse variations to or conditions on the Company or its Subsidiaries or the Business), (B) not amend or withdraw the FCC Applications, and (C) not take any action that would, or fail to take any action the failure of which to take would, reasonably be expected to have the effect of preventing or materially delaying the receipt of grants of the FCC Applications.

(b)     Buyer and Company agree to make good faith commercially reasonable efforts to work together to file the Transfer Application, which application shall be filed no later than ten (10) Business Days after the date of this Agreement. The parties to the FCC Transfer Application shall diligently prosecute the FCC Transfer Application and otherwise use their commercially reasonable efforts to obtain the FCC Consent prior to the Closing Date. The parties to the FCC Transfer Application shall furnish each other with such information and assistance as the other may reasonably request in connection with their preparation and prosecution of the FCC Transfer Application.

7.15     Extension of Time Period to Consummate a Business Combination.

(a)     If the Proxy Statement relating to the Buyer Special Meeting has not been mailed to the stockholders of the Buyer with the SEC by January 15, 2021 as promptly as reasonably practicable after such date, Buyer shall prepare (with the reasonable cooperation of the Company Group) and file with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) pursuant to which it shall seek the approval of its stockholders for proposals to amend (i) the Buyer’s Organizational Documents and (ii) the Trust Agreement, in each case, to extend the time period for Buyer to consummate its initial business combination from March 15, 2021 (the “Extension Approval End Date”) to the date that is ninety (90) days after the six-month anniversary of the date of this Agreement (such date, the “Extended Deadline” and such proposals, the “Extension Proposals”). Buyer shall use its reasonable efforts to cause the Extension Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Extension Proxy Statement cleared by the SEC as promptly as practicable after such filing. Buyer shall provide the Company a reasonable opportunity to review the Extension Proxy Statement prior to its filing with the SEC and will consider in good faith the incorporation of any comments thereto provided by the Company.

(b)     To the extent not prohibited by Law, Buyer will advise the Company, reasonably promptly after Buyer receives notice thereof, of the time when the Extension Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop Order or the suspension of the qualification of the Buyer Class A Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Extension Proxy Statement or for additional information. To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Extension Proxy Statement each time before any such document is filed with the SEC by Buyer and Buyer shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, each of Buyer and the Company shall provide the each other party and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC.

(c)     Each of Buyer and the Company agrees to use commercially reasonable efforts to, as promptly as reasonably practical, to furnish the other party with such information as shall be reasonably requested concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested for inclusion in

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(including to be incorporated by reference in) or attachment to the Extension Proxy Statement. Each of the Buyer and the Company shall ensure that any information provided by it or on its behalf for inclusion in (including to be incorporated by reference in) or attachment to the Extension Proxy Statement, at the earlier of the date it is filed with the SEC or first mailed to the Buyer stockholders, shall be accurate in all material respects and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its equityholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. If at any time prior to the Closing the Buyer or the Company becomes aware of (x) the Extension Proxy Statement’s containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (y) any other information which is required to be set forth in an amendment or supplement to the Extension Proxy Statement so that it would not include any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or the Buyer (as applicable) shall promptly inform Buyer or the Company (as applicable) and each cooperate with the other in filing with the SEC or mailing to Buyer’s stockholders an amendment or supplement to the Extension Proxy Statement. Each of the Company and Buyer shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to Buyer, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(d)     Buyer shall (i) as promptly as practicable after the Extension Proxy Statement is cleared by the SEC, (A) cause the Extension Proxy Statement to be disseminated to Buyer’s stockholders in compliance with applicable Law, (B) duly (x) give notice of and (y) convene and hold a meeting of its stockholders (the “Buyer Extension Meeting”) in accordance with the Buyer’s Organizational Documents and Nasdaq Listing Rule 5620(b), for a date no later than three (3) Business Days prior to the Extension Approval End Date (or such later date as the Company and Buyer shall agree), and (C) solicit proxies from the holders of Buyer Common Stock to vote in favor of each of the Extension Proposals, and (ii) provide its stockholders with the opportunity to elect to effect a Buyer Stock Redemption; provided that, notwithstanding anything to the contrary set forth in this Section 7.15 to the extent (1) the Required Buyer Stockholder Approval is obtained at any time before the Buyer Extension Meeting is held and (2) the Closing has occurred prior to the Extension Approval End Date, all obligations under this Section 7.15, shall terminate and be of no further force or effect. Buyer shall, through its Board of Directors, recommend to its stockholders the approval of the Extension Proposals, and include such recommendation in the Proxy Statement. The Buyer Board shall not withdraw, amend, qualify or modify its recommendation to the stockholders of Buyer that they vote in favor of the Extension Proposals.

(e)     To the fullest extent permitted by applicable Law, (x) Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Buyer Extension Meeting and submit for approval the Extension Proposals and (y) Buyer agrees that if the Buyer Extension Approval shall not have been obtained at any such Buyer Extension Meeting, then Buyer shall promptly continue to take all such necessary actions, including the actions required by this Section 7.15, and hold additional Buyer Extension Meetings in order to obtain the Buyer Extension Approval. Buyer may only adjourn the Buyer Extension Meeting (i) to solicit additional proxies for the purpose of obtaining the Buyer Extension Approval, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Buyer has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Buyer prior to the Buyer Extension Meeting or (iv) with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) in the event that, as a result of the Buyer Stock Redemptions submitted by the Buyer’s stockholders prior to the Buyer Extension Meeting, the conditions set forth in Section 8.3(d) would not be satisfied as of the Closing; provided, that the Buyer Extension Meeting (A) may not be adjourned to a date that is more than twenty (20) days after the date for which the Buyer Extension Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (B) is held no later than three (3) Business Days prior to the Extension Approval End Date.

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Article VIII
CONDITIONS TO CLOSING

8.1     Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction of all the following conditions:

(a)     No applicable Law and no Order shall be in effect that prohibits or prevents the consummation of the Closing or the transactions contemplated by the Additional Agreements.

(b)     Buyer Stockholder Approval Matters that are submitted to the vote of the stockholders of Buyer at Buyer Special Meeting in accordance with Buyer’s Organizational Documents shall have been approved by the requisite vote of the stockholders of Buyer at Buyer Special Meeting in accordance with Buyer’s Organizational Documents (the “Required Buyer Stockholder Approval”).

(c)     Buyer shall have at least $5,000,001 in tangible net assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) as of immediately prior to Closing.

(d)     Buyer shall remain listed on Nasdaq. Buyer shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied.

8.2     Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction, or the waiver at Buyer’s sole and absolute discretion, of all the following further conditions:

(a)     The Company and the Existing Equityholders shall have duly performed all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

(b)     (i) (A) All of the representations and warranties of the Company in Article IV (other than Sections 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.4(a) (Non-Contravention), 4.5 (Capital Structure) and 4.24 (Finders’ Fees)) and (B) all of the representations and warranties of the Existing Equityholders in Sections 3.4(b), 3.4(c), and 3.4(d) (Non-Contravention), in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and as of the Closing Date except as provided in the Company Disclosure Schedules pursuant to Article IV (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date), except as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect; and (ii) (A) all of the representations and warranties of the Company in Sections 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.4(a) (Non-Contravention), 4.5 (Capital Structure) and 4.24 (Finders’ Fees) and (B) all of the representations and warranties of the Existing Equityholders contained in Article III (other than Sections 3.4(b), 3.4(c) and 3.4(d) (Non-Contravention)), in each case disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Effective Date and as of the Closing Date in all material respects (except that if the representation and warrants that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date).

(c)     Since the date of this Agreement, there shall have been no Company Material Adverse Effect which is continuing and uncured.

(d)     Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 8.2.

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(e)     Buyer shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) the copies of resolutions duly adopted by the appropriate governing body of the Company and by the Existing Equityholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the jurisdiction in which the Company is formed.

(f)     Buyer shall have received duly executed counterparts from the Company and the Existing Equityholders, as applicable, of the Additional Agreements.

8.3     Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing and the transactions contemplated by the Additional Agreements are subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a)     Buyer shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects (disregarding all references to “material respects” that may already be contained in the applicable covenants).

(b)     (i) (A) All of the representations and warranties of Buyer contained in Article V in this Agreement (other than Sections 5.1 (Corporate Existence and Power) 5.2 (Corporate Authorization), 5.4(a) (Non-Contravention) 5.5 (Finders’ Fees), 5.6 (Issuance of Stock) and 5.7 (Capitalization)) and (B) all of the representations and warranties of the Sponsor in Sections 6.4(b), 6.4(c) and 6.4(d) (Non-Contravention)), in each case disregarding all qualifications and exceptions contained herein relating to materiality, shall be true and correct at and as of the date of this Agreement and as of the Closing Date (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date) other than where the failure of such representations and warranties to be so true and correct taken in the aggregate would not be reasonably expected to have a material adverse effect on Buyer, and (ii) (A) all of the representations and warranties of Buyer in Sections 5.1 (Corporate Existence and Power) 5.2 (Corporate Authorization), 5.4(a) (Non-Contravention) 5.5 (Finders’ Fees), 5.6 (Issuance of Stock) and 5.7 (Capitalization) and (B) all of the representations and warranties of the Sponsor contained in Article VI (other than Sections 6.4(b), 6.4(c) and 6.4(d) (Non-Contravention)), in each case, disregarding all qualifications and exceptions contained herein relating to materiality, shall be true and correct as of the Effective Date and as of the Closing Date in all material respects (except that if the representation and warranties that speak as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date).

(c)     The Company shall have received a certificate signed by an authorized officer of Buyer to the effect set forth in clauses (a) and (b) of this Section 8.3.

(d)     As of the Closing, the Buyer shall have no less than $250,000,000 in immediately available cash, after deducting all Transaction Expenses, comprised of (i) amounts not redeemed from the Buyer’s Trust Account following the Buyer Stock Redemption, and (ii) amounts raised in private transactions including any PIPE Investment and Additional PIPE Investment.

(e)     Buyer shall have no Indebtedness.

Article IX
TERMINATION

9.1     Termination.

(a)     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of Buyer and the Company.

(b)     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Buyer or the Company if any Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party if the failure by such party (in the case of the Company, Company or any Existing Equityholder) to comply with any provision of this Agreement is the principal cause of the Law or Order or the failure of the Law or Order to be lifted.

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(c)     In the event that the Closing of the transactions contemplated hereunder has not occurred by the Outside Closing Date, Buyer or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a party if the failure by such party (in the case of the Company, the Company or any Existing Equityholder) to comply with any provision of this Agreement is the principal cause of the Closing not occurring prior to the Outside Closing Date. Such right may be exercised by Buyer or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date. “Outside Closing Date” means the deadline for Buyer to consummate its initial business combination pursuant to the Buyer’s Organizational Documents, which is initially March 15, 2021 provided, however, that, in the event that the Extension Proposals are approved by the stockholders of Buyer pursuant to Section 7.15, the “Outside Closing Date” shall mean the Extended Deadline.

(d)     Buyer may terminate this Agreement by giving notice to the Company Group prior to the Closing if the Company or any Existing Equityholder shall have materially breached any of such Person’s representations, warranties, agreements or covenants contained herein to be performed at or prior to the Closing and such breach (i) would result in the failure to satisfy any condition set forth in Section 8.2(a) or Section 8.2(b) and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within twenty (20) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time Buyer is in material breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 8.3(a) or Section 8.3(b).

(e)     The Company may terminate this Agreement by giving notice to Buyer if Buyer shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed at or prior to the Closing and such breach (i) would result in the failure to satisfy any condition set forth in Section 8.3(a) or Section 8.3(b) and (ii) is incapable of being cured by the Outside Closing Date, or if capable of being cured by the Outside Closing Date, shall not be cured within twenty (20) days following receipt by Buyer of a notice describing in reasonable detail the nature of such breach; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if at such time the Company is in material breach of this Agreement which would result in a failure to satisfy any condition set forth in Section 8.2(a) or Section 8.2(b).

(f)     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by written notice by either Buyer or the Company if this Agreement or the transactions contemplated hereby fail to be authorized or approved by the Required Buyer Stockholder Approval at a duly convened Buyer Special Meeting (subject to any postponement, adjournment or recess thereof).

9.2     Effect of Termination; Survival. This Agreement may only be terminated in the circumstances described in Article IX. In the event of the valid termination of this Agreement pursuant to Article IX, this Agreement shall forthwith become void, and there shall be no Liability on the part of any party, any of their respective Affiliates or any of their and their Affiliates’ respective Representatives, and all rights and obligations of each party shall cease, except that the provisions of Article I, this Article IX, Article X and the Confidentiality Agreement shall survive any termination hereof; provided, however, that nothing in this Section 9.2 shall be deemed to release any party from any Liability for Fraud prior to such termination.

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Article X
MISCELLANEOUS

10.1     Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is sent electronically without any “bounce back” or similar error message; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company Group, the Existing Equityholder Representative or any Existing Equityholder, to:

AST & Science LLC
Midland International Air and Space Port
2901 Enterprise Lane
Midland, TX 79706
Attn:	Abel Avellan
Tom Severson
Phone:	+1 (432) 276-3966
Email:	avellan@ast.com
severson@ast.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attn:	Bradley A. Helms
Ryan Maierson
Fax:	+1 (213) 891-8763
Phone:	+1 (213) 891-8640
+1 (713) 546-7420
Email:	bradley.helms@lw.com
ryan.maierson@lw.com

if to Buyer prior to the Closing

New Providence Acquisition Corp
10900 Research Blvd
Ste 160C PMB 1081
Austin, Texas 78759
Attn:	Alexander Coleman
James Bradley
Gary Smith
Phone:	+1 (561) 231-7070
Email:	alex.coleman@npa-corp.com
james.bradley@npa-corp.com
gary.smith@npa-corp.com

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with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Douglas Ryder
James Hu
Fax.:	+1 (212) 446-6460
+1 (212) 446-6460
Phone:	+1 (212) 446-4999
+1 (212) 909-3341
Email:	douglas.ryder@kirkland.com
james.hu@kirkland.com

10.2     Amendments; Waivers; Remedies.

(a)     This Agreement cannot be amended, supplemented or modified, except by a writing signed by each of Buyer, the Company and the Existing Equityholders, and cannot be amended, supplemented or modified orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)     Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)     Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors (or similar governing body), managing member, general partner or other officers or Persons thereunto duly authorized, (i) extend the time for the performance of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

(d)     Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

10.3     Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

10.4     Publicity. Except as required by Law and except with respect to Buyer SEC Documents and, with respect to the Proxy Statement and Closing Form 8-K, in conformity with Section 7.6 of this Agreement, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior written approval of the other party hereto. If a party is required to make such a disclosure as required by Law, Buyer or the Company (as applicable) will be afforded a reasonable opportunity to review and comment on such public disclosure prior to its issuance (which shall be considered by the Company or Buyer, as applicable, in good faith). The foregoing shall not prohibit disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby.

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10.5     Expenses. Unless otherwise specified herein, each party shall bear its own costs and expenses in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby.

10.6     No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of Law, or otherwise, without the written consent of the other parties. Any purported assignment or delegation that does not comply with the immediately preceding sentence shall be void, in addition to constituting a material breach of this Agreement.

10.7     Governing Law. This Agreement and all Related Claims shall be construed and enforced in accordance with and governed by the Laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of Laws principles thereof.

10.8     Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

10.9     Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and Schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and Schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein. Other than Section 2.6, Article VI, Section 7.3(c), Section 7.10(a), Section 7.13, Section 9.2 and Article X, no provision of this Agreement shall be enforced against, or shall give rise to any obligation or liability of, Sponsor. Other than Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X, no provision of this Agreement shall be enforced against, or shall give rise to any obligation or liability of, any Existing Equityholder.

10.10     Severability. A determination by a court or other legal Authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal Authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10.11     Construction of Certain Terms and References; Captions. In this Agreement:

(a)     References to particular Sections and subsections, schedules, and exhibits not otherwise specified are cross-references to Sections and subsections, schedules, and exhibits of this Agreement.

(b)     The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)     Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d)     Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered Schedule means the same-numbered Section of the Disclosure Schedules.

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(e)     If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day. The word “day” means calendar day unless Business Day is expressly specified.

(f)     Captions are included for convenience only.

(g)     All references in this Agreement to “the knowledge of the Company” or similar terms means the actual knowledge of Abel Avellan, Tom Severson and Tom Hess and all references in this Agreement to “the knowledge of Buyer” means the actual knowledge of Alexander Coleman, James Bradley and Gary P Smith.

(h)     For the avoidance of doubt, all references in this Agreement to “ordinary course” or “ordinary course,” subject to the Company or Buyer’s consent, means the ordinary course of business consistent with past practice, provided that, for purposes of Sections 7.1 and 7.2, it shall take into account any material event or change in circumstances that occurs following the date of this Agreement.

(i)     References to the “date hereof” mean the date of this Agreement.

(j)     The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)     The words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(l)     The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(m)     All references to any Law, contract or agreement will be to such Law or Contract as amended, supplemented or otherwise modified from time to time.

(n)     To the extent this Agreement refers to information or documents that have been made available, delivered, furnished or otherwise provided by the Existing Equityholders or the Company to Buyer or its Affiliates, such obligation shall be deemed to be satisfied, and such information or documentation shall be deemed to be satisfied, and such information or documentation shall be deemed to have been made available, delivered, furnished or otherwise provided to Buyer or its Affiliates, as applicable, for all purposes under the Agreement, if and to the extent such information or documentation has been posted in the electronic data room maintained by the Existing Equityholders and the Company for the purposes of the transactions contemplated by this Agreement no later than twenty-four (24) hours prior to the date of this Agreement. To the extent this Agreement refers to information or documents that have been made available, delivered, furnished or otherwise provided by Buyer to the Existing Equityholders, the Company or their respective Affiliates, such obligation shall be deemed to be satisfied, and such information or documentation shall be deemed to have been made available, delivered, furnished or otherwise provided to the Existing Equityholders, the Company Group or their respective Affiliates, as applicable, for all purposes under the Agreement, if and to the extent such information or documentation has been filed or furnished by Buyer with the SEC.

(o)     References to any Person include the successors and permitted assigns of that Person.

10.12     Third Party Beneficiaries. Except as set forth in Section 7.9 and Section 10.15, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

10.13     Trust Account Waiver. Reference is made to the final IPO prospectus of Buyer, dated September 10, 2019 (the “Prospectus”). The Company Group and the Existing Equityholders understand that Buyer has established the Trust Account for the benefit of the public stockholders of Buyer and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Buyer may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Buyer agreeing to enter into this Agreement, the Company Group and the Existing Equityholders each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Buyer. Notwithstanding the foregoing, (x) nothing herein shall serve to limit or prohibit the Company

Annex A-58

Group’s or the Existing Equityholders’ right to pursue a claim against Buyer for legal relief against monies or other assets that are held outside the Trust Account and other than distributions from the Trust Account directly or indirectly to the Buyer’s stockholders, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement so long as such claim would not affect Buyer’s ability to fulfill its obligations to effectuate the redemptions of the Buyer Units or Buyer Common Stock or comply with the Investment Management Trust Agreement or Buyer’s Organizational Documents and (y) nothing herein shall serve to limit or prohibit any claims that the Company Group and the Existing Equityholders may have in the future against Buyer’s assets or funds that are not held in the Trust Account and other than distributions from the Trust Account directly or indirectly to Buyer’s public stockholders.

10.14     No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the parties acknowledge and agree that no recourse under this Agreement or under any Additional Agreements shall be had against any Person that is not a party to this Agreement or such Additional Agreement, as applicable, including any past, present or future director, officer, agent, employee or other Representative of any past, present or future equity holder of any Existing Equityholder or of any Affiliate or successor or assignee thereof (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party in connection with or arising out of this Agreement. Notwithstanding anything else in this Agreement or the Additional Agreements to the contrary, the obligations of the Existing Equityholders hereunder and thereunder are several.

10.15     General Release.

(a)     Each Existing Equityholder, on behalf of itself and each of its Affiliates (individually, a “Company Releasor” and collectively, “Company Releasors”) hereby releases and forever discharges the Company Group, and any past present and future Affiliates or Representatives of the Company Group (individually, a “Company Releasee” or collectively, “Company Releasees”) from any and all Actions, Orders, Contracts and Liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Company Releasor or any of their respective Affiliates, Representatives or any of its or their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Company Releasee arising contemporaneously with or prior to the Closing Date solely from the Company Releasor’s capacity as a holder of the Existing Company Units and not in such Existing Equityholder’s capacity as an employee, director, manager, contractual counterparty (other than as a holder of the Existing Company Units) or any other capacity other than as a holder of Existing Company Incentive Units (all of the foregoing collectively, the “Company Released Claims”); provided, however, that nothing contained herein shall operate to release any obligations of the Company Group under this Agreement or the Additional Agreements between the Company and any Existing Equityholder. Each Company Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Company Released Claim, or commencing, instituting, or causing to be commenced, any Action of any kind against any Company Releasee based upon any matter released hereby.

(b)     Sponsor, on behalf of itself and each of its Affiliates (individually, a “Sponsor Releasor” and collectively, “Sponsor Releasors”) hereby releases and forever discharges Buyer and, following the Closing, PubCo and the Company Group, and any past present and future Affiliates or Representatives of the Buyer and, following the Closing, PubCo and Company Group (individually, a “Sponsor Releasee” or collectively, “Sponsor Releasees”) from any and all Actions, Orders, Contracts and Liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Sponsor Releasor or any of their respective Affiliates, Representatives or any of its or their respective heirs, executors, administrators or assigns, now has, or will have ever had as of the Closing, against any Sponsor Releasee arising contemporaneously with or prior to the Closing Date from the Sponsor Releasor’s capacity as a holder of Buyer Common Stock (all of the foregoing collectively, the “Sponsor Released Claims”); provided, however, that nothing contained herein shall operate to release any obligations of Buyer, PubCo or the Company under this Agreement or the Additional Agreements between Sponsor and Buyer. Each Sponsor Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Sponsor Released Claim, or commencing, instituting, or causing to be commenced, any Action of any kind against any Sponsor Releasee based upon any matter released hereby.

(c)     Company Releasees and Sponsor Releasees are intended to be third party beneficiaries of this Section 10.15.

Annex A-59

10.16     Submission to Jurisdiction.

(a)     The parties shall submit any dispute, claim, controversy or Action (in each case, whether in contract, tort, equity or otherwise) based upon, arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement), the negotiation, execution performance or any alleged breach thereof (“Related Claim”) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom), or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (collectively, the “Specified Courts”)), and the parties hereby irrevocably agree that all Related Claims shall be heard and determined in such courts. The parties hereby (i) submit to the exclusive personal and subject matter jurisdiction of any Specified Court any Related Claims and (ii) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any Specified Court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)     The parties hereby consent to process being served by any other party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 10.1 (other than by email) along with a notification that service of process is being served in conformance with this Section 10.16(b). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

(c)     This submission to jurisdiction Section shall survive the termination of this Agreement.

10.17     Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this Article X.

10.18     Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

10.19     Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

10.20     Waiver of Jury Trial; Exemplary Damages.

(a)     THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY

Annex A-60

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.20(a). NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)     Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

10.21     Waiver of Conflicts.

(a)     Each party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates (including the Sponsor) and each of their successors and assigns (all such parties, the “Waiving Parties”), that following the Closing, Kirkland & Ellis LLP (or any of its affiliated partnerships) (“K&E”) may represent any Person in connection with any transaction or Action involving or relating to Buyer, the Company or their respective Subsidiaries (any such representation, the “Buyer Post-Closing Representation”) notwithstanding its representation of Buyer in connection with the transactions contemplated by this Agreement. Each of Buyer and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Buyer Post-Closing Representation may be directly adverse to any Waiving Party.

(b)     Each party hereby agrees, on its own behalf and on behalf of its Waiving Parties, that following the Closing, Latham & Watkins LLP (“L&W”) may represent any Person in connection with any transaction or Action involving or relating to the Company Group or the Existing Equityholders (any such representation, the “Existing Equityholder Post-Closing Representation”) notwithstanding its representation of the Company Group and the Existing Equityholders in connection with the transactions contemplated by this Agreement. Each of the Company and the Existing Equityholders, on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Existing Equityholder Post-Closing Representation may be directly adverse to any Waiving Party.

10.22     Existing Equityholder Representative.

(a)     Each Existing Equityholder irrevocably constitutes and appoints Abel Avellan as the “Existing Equityholder Representative”, such Existing Equityholder’s true and lawful attorney-in-fact and agent, with full power of substitution, and authorizes him acting for such Existing Equityholder and in such Existing Equityholder’s name, place and stead, in any and all capacities to do and perform every act and thing required, permitted, necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the Additional Agreements, as fully to all intents and purposes as such Existing Equityholder might or could do in person, including to:

(i)     take any and all actions (including, without limitation, executing and delivering any documents or amendments, incurring any costs and expenses on behalf of the Existing Equityholders) and make any and all determinations which may be required or permitted in connection with the implementation of this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby;

(ii)     give and receive notices and communications under this Agreement and the Additional Agreements;

(iii)     negotiate, defend, settle, compromise and otherwise handle and resolve any and all claims and disputes with Buyer or its Affiliates arising out of or in respect of this Agreement or the Additional Agreements;

(iv)     review, comment on and approve Buyer Prepared Returns and the review and approval of Buyer Prepared Returns pursuant to Section 7.11(a);

Annex A-61

(v)     retain legal counsel, accountants, consultants and other experts, and incur any other reasonable expenses, in connection with all matters and things set forth or necessary with respect to this Agreement or the Additional Agreements and the transactions contemplated hereby and thereby; and

(vi)     to make any other decision or election or exercise such rights, power and authority as are incidental to the foregoing or that is, in the opinion of the Existing Equityholder Representative, necessary or advisable to effectuate the foregoing.

(b)     Each of the Existing Equityholders acknowledges and agrees that upon execution of this Agreement, upon any delivery by the Existing Equityholder Representative of any waiver, amendment, agreement, opinion, certificate or other document executed by the Existing Equityholder Representative, such Existing Equityholder shall be bound by such documents as fully as if such Existing Equityholder had executed and delivered such documents.

(c)     Upon the death, disability or incapacity of the initial Existing Equityholder Representative appointed pursuant to Section 10.22(a), each of the Existing Equityholders acknowledges and agrees then such Person as is appointed by the Existing Equityholders who held a majority of the outstanding Existing Company Units immediately prior to the Closing shall be the Existing Equityholder Representative. The Existing Equityholder Representative may resign at any time; provided that it must provide the Existing Equityholders who held a majority of the Existing Company Units immediately prior to Closing thirty (30) days’ prior written notice of such decision to resign. The Existing Equityholder Representative shall not receive compensation for service in such capacity. The designation of any Person as the Existing Equityholder Representative is and shall be coupled with an interest, and, except as set forth in this Section 10.22, such designation is irrevocable and shall not be affected by the death, incapacity, illness, bankruptcy, dissolution or other inability to act of any of the Existing Equityholders.

(d)     Any and all actions taken or not taken, exercises of rights, power or authority and any decision or determination made by the Existing Equityholder Representative in connection herewith shall be absolutely and irrevocably binding upon the Existing Equityholders as if such Person had taken or not taken such action, exercised such rights, power or authority or made such decision or determination in its own capacity, and Buyer may rely upon such action, exercise of right, power, or authority or such decision or determination of the Existing Equityholder Representative as the action, inaction, exercise, right, power, or authority, or decision or determination of such Person, and no Existing Equityholder shall have the right to object, dissent, protest or otherwise contest the same. Buyer is hereby relieved from any liability to any Person for any acts done by the Existing Equityholder Representative and any acts done by the Buyer in accordance with any decision, act, consent or instruction of the Existing Equityholder Representative.

(e)     On the date hereof, each Existing Equityholder has provided to the Existing Equityholder Representative a duly executed copy of each signature page required for such Existing Equityholder in connection with the Additional Agreements. Each such signature page shall be released by the Existing Equityholder Representative at the Closing without further authorization or action necessary on behalf of each Existing Equityholder.

[The remainder of this page intentionally left blank; signature pages to follow]

Annex A-62

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Buyer:

NEW PROVIDENCE ACQUISITION CORP

By:	/s/ Gary Smith
Name:	Gary Smith
Title:	Chief Executive Officer

Sponsor, solely for the purposes of Section 2.6, Article VI, Section 7.3(c), Section 7.10(a), Section 7.13, Section 9.2, and Article X:
NEW PROVIDENCE MANAGEMENT LLC

By:	/s/ Alexander Coleman
Name:	Alexander Coleman
Title:	Co-Chief Executive Officer

[Signature Page – Equity Purchase Agreement]

Annex A-63

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Company:

AST & SCIENCE LLC

By:	/s/ Tom Severson
Name:	Tom Severson
Title:	Chief Operating Officer and Chief Financial Officer

[Signature Page – Equity Purchase Agreement]

Annex A-64

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

By:	/s/ Abel Avellan
Name:	Abel Avellan

[Signature Page – Equity Purchase Agreement]

Annex A-65

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

By:	/s/ Tom Severson
Name:	Tom Severson

[Signature Page – Equity Purchase Agreement]

Annex A-66

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

INVESAT LLC

By:	/s/ Adriana Cisneros
Name:	Adriana Cisneros
Title:	President

[Signature Page – Equity Purchase Agreement]

Annex A-67

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

VODAFONE VENTURES LIMITED

By:	/s/ Edward Verner
Name:	Edward Verner
Title:	Authorized Signatory

[Signature Page – Equity Purchase Agreement]

Annex A-68

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

ATC TRS II LLC

By:	/s/ Edmund DiSanto
Name:	Edmund DiSanto
Title:	EVP, Chief Administration Officer and General Counsel

[Signature Page – Equity Purchase Agreement]

Annex A-69

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

RAKUTEN MOBILE SINGAPORE PTE LTD

By:	/s/ Rahul Atri
Name:	Rahul Atri
Title:	Managing Director

[Signature Page – Equity Purchase Agreement]

Annex A-70

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholders, solely for purposes of Section 2.1, Section 2.5, Section 2.6, Section 2.7, Article III, Section 7.3(b), Section 7.10(a), Section 7.11, Section 9.2 and Article X:

SAMSUNG NEXT FUND LLC

By:	/s/ Brendon Kim
Name:	Brendon Kim
Title:	Authorized Officer of Samsung Next Fund LLC

[Signature Page – Equity Purchase Agreement]

Annex A-71

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Existing Equityholder Representative:

By:	/s/ Abel Avellan
Name:	Abel Avellan

[Signature Page – Equity Purchase Agreement]

Annex A-72

ANNEX A

EXISTING EQUITYHOLDERS

Abel Avellan

Tom Severson

Invesat LLC

Vodafone Ventures Limited

ATC TRS II LLC

Rakuten Mobile Singapore PTE LTD

Samsung Next Fund LLC

Annex A-73

SCHEDULE I

COMMON UNITS PRO FORMA OWNERSHIP

EXISTING EQUITYHOLDERS

AST Equityholder	Common Units Received upon Conversion
Abel Avellan	78,163,078
ATC TRS II LLC	2,170,657
Oscar Garcia	12,181
Invesat LLC	9,932,541
Rakuten Mobile Singapore PTE LTD	28,520,155
Samsung Next Fund LLC	361,769
Thomas Severson	1,595,165
Vodafone Ventures Limited LLC	9,044,454
Total:	129,800,000

Annex A-74

SCHEDULE II

VOTING UNITS PRO FORMA OWNERSHIP

Existing Equityholder	Shares of PubCo Class B Common Stock	Shares of PubCo Class C Common Stock	Total Shares
Abel Avellan	—	78,163,078	78,163,078
ATC TRS II LLC	2,170,657	—	2,170,657
Oscar Garcia	12,181	—	12,181
Invesat LLC	9,932,541	—	9,932,541
Rakuten Mobile Singapore PTE LTD	28,520,155	—	28,520,155
Samsung Next Fund LLC	361,769	—	361,769
Thomas Severson	1,595,165	—	1,595,165
Vodafone Ventures Limited LLC	9,044,454	—	9,044,454
Totals:	51,636,922	78,163,078	129,800,000

Annex A-75

Annex B

Final Form

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

AST SPACEMOBILE, INC.

(Pursuant to Section 242 and 245 of
the General Corporation Law of the State of Delaware)

[ • ], 2020

AST SpaceMobile, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.     The name of the Corporation is AST SpaceMobile, Inc. The Corporation was incorporated under the name New Providence Acquisition Corp. by the filing of its original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware on May 28, 2019 (as subsequently amended and restated prior to the date hereof, the “Original Certificate”).

2.     This Second Amended and Restated Certificate of Incorporation (this “Amended Certificate of Incorporation”) amends, integrates and restates in its entirety the Corporation’s certificate of incorporation as currently in effect as follows, and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”).

3.     The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Amended Certificate of Incorporation to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, New Providence Acquisition Corp. has caused this Amended Certificate of Incorporation to be signed by a duly authorized office of the Corporation, on [DATE], 2020.

NEW PROVIDENCE ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

Annex B-1

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AST SPACEMOBILE, INC.

1.     Name. The name of the corporation is AST SpaceMobile, Inc. (the “Corporation”).

2.     Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

3.     Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”) as it now exists or may hereafter be amended and supplemented.

4.     Number of Shares.

4.1     The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,225,000,000 shares, consisting of:

(a)     800,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”),

(b)     200,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock”),

(c)     125,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock”, and together with the Class A Common Stock, and Class B Common Stock, the “Common Stock”), and

(d)     100,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

Upon the filing of this Amended Certificate of Incorporation (the “Effective Time”), each share of class B common stock, par value $0.0001 per share of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class A Common Stock.

4.2     Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(a)     in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable (x) assuming the exchange of all outstanding common units of the OpCo (the “Common Units”) for Class A Common Stock, as a result of Redemptions pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units) and (y) in connection with the exercise of all outstanding options, warrants, exchange rights (other than Redemptions pursuant to clause (x)), conversion rights or similar rights for Class A Common Stock;

(b)     in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock; and

Annex B-2

(c)     in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock.

5.     Classes of Shares. The designation, relative rights, power and preferences, qualifications, restrictions and limitations of the shares of each class of stock are as follows.

5.1     Common Stock.

(a)     Voting Rights.

(i)     (A) Each share of Class A Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote, (B) each share of Class B Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote and (C) until the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) ten (10) votes and (y) the Class C Share Voting Amount, except that, in each case, to the fullest extent permitted by law, holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Amended Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law. From and after the Sunset Date, each share of Class C Common Stock will entitle the record holder thereof to one vote on all matters on which the stockholders are generally entitled to vote.

(ii)     Except as otherwise required in this Amended Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b)     Dividends; Stock Splits or Combinations.

(i)     Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

(ii)     Except as provided in Section 5.1(b)(iii) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Class B Common Stock or Class C Common Stock.

(iii)     In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) be declared or made on any class of Common Stock unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding the foregoing, the Corporation shall be entitled to (A) declare a stock dividend on the Class A Common Stock only in the event that such stock dividend is made in connection with the issuance of Common Units by OpCo to the Corporation in exchange for additional capital contributions made by the Corporation to OpCo and (B) declare a stock split or stock dividend in connection with the repurchase of shares of Class A Common Stock such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend, in each case (A) and (B), without any corresponding Stock Adjustment to the other classes of Common Stock. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

Annex B-3

(c)     Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock held by such holders. The holders of shares of Class B Common Stock and Class C Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)     Restriction on Issuance of Class B Common Stock and Class C Common Stock. (i) No shares of Class B Common Stock may be issued by the Corporation except to a holder of Common Units, such that after such issuance of Class B Common Stock such holder of Common Units holds an identical number of Common Units, as applicable, and shares of Class B Common Stock. (ii) No shares of Class C Common Stock may be issued by the Corporation except to a holder of Common Units who is a Key Holder, such that after such issuance of Class C Common Stock such Key Holder holds an identical number of Common Units, as applicable, and shares of Class C Common Stock.

(e)     Restriction on Transfer of Class B Common Stock and Class C Common Stock. A holder of Class B Common Stock or Class C Common Stock may transfer or assign shares of Class B Common Stock or Class C Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee of such holder, and only if such holder also simultaneously transfers an equal number of such holder’s Common Units to such Permitted Transferee in compliance with the OpCo Operating Agreement. Any purported transfer of shares of Class B Common Stock and/or Class C Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by the Corporation, the Corporation’s transfer agent (the “Transfer Agent”) or the Secretary of the Corporation.

5.2     Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

Annex B-4

6.     Certain Provisions Related to Redemption Rights.

6.1     Reservation of Shares of Class A Common Stock for Redemptions. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting any exchanges pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, the number of shares of Class A Common Stock that are issuable in connection with the exchange of all outstanding Common Units as a result of any Redemption or Direct Exchange pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement (including for this purpose any Common Units issuable upon the exercise of any options, warrants or similar rights to acquire Common Units), as applicable (without regard to any restrictions on Redemption contained therein and assuming no Redemptions for cash). The Corporation covenants that all the shares of Class A Common Stock that are issued upon any such Redemption or exchange of such Common Units will, upon issuance, be validly issued, fully paid and non-assessable.

6.2     Retirement of Class B Common Stock. In the event that (a) a share of Class A Common Stock is issued as a result of any Redemption or Direct Exchange of a Common Unit held by an AST Equityholder (other than a Key Holder) and outstanding as of the effective date of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement or (b) a Redemption by Cash Settlement is effected with respect to any Common Unit held by an AST Equityholder (other than a Key Holder) and outstanding as of the effective date of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, a share of Class B Common Stock chosen by the Corporation in its sole discretion will automatically and without further action on the part of the Corporation or the holder thereof be transferred to the Corporation for no consideration and thereupon the Corporation shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Corporation.

6.3     Retirement of Class C Common Stock. In the event that (a) a share of Class A Common Stock issued as a result of any Redemption or Direct Exchange of a Common Unit held by a Key Holder and outstanding as of the effective date of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement is subsequently transferred to any Person that is not a Key Holder, or (b) a Redemption by Cash Settlement is effected with respect to any Common Unit held by a Key Holder and outstanding as of the effective date of the OpCo Operating Agreement, pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement, a share of Class C Common Stock chosen by the Corporation in its sole discretion will automatically and without further action on the part of the Corporation or the holder thereof be transferred to the Corporation for no consideration and thereupon the Corporation shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Corporation.

6.4     Taxes. The issuance of shares of Class A Common Stock pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement will be made without charge to the applicable holder of Common Units receiving such shares in redemption or exchange for Common Units for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance.

7.     Board of Directors; Committees.

7.1     Number of Directors.

(a)     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the by-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Amended Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total authorized number of Directors constituting the entire Board shall not be less than five (5) and shall not be more than nineteen (19), with the then-authorized number of Directors being fixed from time to time by the Board within such range (subject to the Stockholder’s Agreement if then in effect), which number shall initially be thirteen (13).

(b)     During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors,

Annex B-5

and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the certificate of designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall automatically be reduced accordingly.

7.2     Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement (or complying with any stockholders’ designation rights under the Stockholders’ Agreement), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next election of the Directors in which such Director is included and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.3     Removal of Directors. Except for Preferred Stock Directors and subject to obtaining any required stockholder votes or consents under the Stockholders’ Agreement, any Director or the entire Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

7.4     Quorum. To the fullest extent permitted by the General Corporation Law and Stock Exchange Rules, until the Sunset Date, the presence of the Chairman shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding anything contained herein to the contrary, in the event that (i) the Chairman waives their required attendance at any meeting of the Board in writing prior to such meeting or (ii) the Chairman is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the Chairman as required by this Section 7.4 shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim Chairman to preside over such meeting.

8.     Meetings of Stockholders.

8.1     No Action by Written Consent. The stockholders of the Corporation may not effect any action by written consent.

8.2     Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of (i) the Board, (ii)  the Chairman or (iii) until the earlier of (x) the Sunset Date or (y) the date upon which the Corporation is no longer a “controlled company” under applicable Stock Exchange Rules, by the Secretary of the Corporation at the request of any holder of greater-than fifty percent (50%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

9.     General Corporation Law; Section 203 and Business Combinations. The Corporation hereby expressly elects not to be governed by Section 203 of the General Corporation Law.

10.     Limitation of Liability.

10.1     To the fullest extent permitted under the General Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

Annex B-6

10.2     Any amendment or repeal of this Article 10 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.     Indemnification. The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, Directors, employees and agents and to any person who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

12.     Adoption, Amendment or Repeal of By-laws.

(a)     In furtherance and not in limitation of the powers conferred by law, subject to the Stockholders’ Agreement (for so long as it remains in effect), the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws.

(b)     The stockholders of the Corporation also shall have power to adopt, amend or repeal the By-laws; provided, however, that until the earlier of (x) Sunset Date and (y) the date upon which the Corporation is no longer a “controlled company” under applicable Stock Exchange Rules, such action by stockholders shall require, in addition to any other vote required by this Amended and Restated Certificate of Incorporation, the Stockholder’s Agreement or applicable law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of Directors, voting together as a single class; provided further, the bylaws of the Corporation may require that actions of stockholders to amend, adopt or repeal specific bylaws may nevertheless require approval by a supermajority vote of stockholders in respect of certain provisions following the date described in clauses (x) and (y) of this sentence. Notwithstanding the foregoing, in any adoption, amendment or repeal of the By-laws of the Corporation may only be done in accordance with the Certificate of Incorporation, the Stockholders’ Agreement and the General Corporation Law.

13.     Adoption, Amendment and Repeal of Certificate. Subject to the Stockholders’ Agreement (for so long as it remains in effect), the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation.

14.     Severability. If any provision or provisions of this Amended Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

15.     Definitions. As used in this Amended Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate of Incorporation, the term:

(a)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders’ Agreement (including any representatives of such stockholder serving on the Board).

(b)     “Amended Certificate of Incorporation” means this Second Amended and Restated Certificate of Incorporation.

Annex B-7

(c)     “AST Equityholders” has the meaning set forth in the Stockholders’ Agreement.

(d)     “Board” means the board of directors of the Corporation.

(e)     “By-laws” is defined in Section 7.1.

(f)     “Cash Settlement” has the meaning set forth in the OpCo Operating Agreement.

(g)     “Chairman” means the chairperson of the Board, which shall initially be Abel Avellan.

(h)     “Class A Common Stock” is defined in Section 4.1.

(i)     “Class B Common Stock” is defined in Section 4.1.

(j)     “Class C Aggregate Voting Amount” means the number of votes equal to (x) eighty-eight percent 88% of the total voting power of the outstanding voting stock of the Corporation (assuming, solely for this purpose, that the voting power of one share of Class C Common Stock is equal to 10 votes) (including, solely for this purpose, any shares of the Corporation’s voting stock issuable in connection with the exercise (assuming, solely for this purpose, full exercise and not net exercise) of all outstanding options, warrants, exchange rights, conversion rights or similar rights to receive voting stock of the Corporation, in each case owned or controlled, directly or indirectly, by the Key Holders, but excluding the number of shares of Class A Common Stock issuable or issued to and held by the Key Holders in connection with the exchange of Common Units, as a result of any Redemption pursuant to the applicable provisions of Article 11 of the OpCo Operating Agreement (such number of shares, the “Includible Shares”)), minus (y) the total voting power of the outstanding voting stock of the Corporation (other than Class C Common Stock) owned or controlled, directly or indirectly, by the Key Holders (including, solely for this purpose, the Includible Shares).

(k)      “Class C Common Stock” is defined in Section 4.1.

(l)     “Class C Share Voting Amount” means, as of any time, the (x) Class C Aggregate Voting Amount, divided by (y) the number of shares of Class C Common Stock then outstanding.

(m)     “Common Stock” is defined in Section 4.1.

(n)     “Common Unit” means a Common Unit of OpCo.

(o)     “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(p)     “Corporation” is defined in the introductory paragraph.

(q)     “Direct Exchange” has the meaning set forth in the OpCo Operating Agreement.

(r)     “Director” is defined in Section 7.1.

(s)     “General Corporation Law” is defined in the recitals.

(t)     “Key Holders” means the “Avellan Holders” as defined in the Stockholders Agreement.

(u)     “OpCo” means AST & Science LLC, a Delaware limited liability company, or any successor thereto.

(v)     “OpCo Operating Agreement” means the Fifth Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of [•], 2020, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(w)     “Permitted Transfer” has the meaning set forth in the OpCo Operating Agreement.

Annex B-8

(x)     “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(y)     “Preferred Stock” is defined in Section 4.1.

(z)     “Preferred Stock Directors” is defined in Section 7.1.

(aa)     “Redemption” has the meaning set forth in the OpCo Operating Agreement.

(bb)     “Share Settlement” has the meaning set forth in the OpCo Operating Agreement.

(cc)     “Stock Adjustment” is defined in Section 5.1(b)(iii).

(dd)     “Stock Exchange Rules” means the rules and regulations for listed companies as in effect from time to time of the principal United States national securities exchange on which the Class A Common Stock is listed for trading, which as of the date hereof is The Nasdaq Stock Market LLC.

(ee)     “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [•], 2020, by and among the Corporation and the other Persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(ff)      “Sunset Date” has the meaning set forth in the Stockholders’ Agreement.

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Annex B-9

Annex C

Final Form

_______________________________________

AST & SCIENCE, LLC

A Delaware Limited Liability Company

_______________________________________

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated as of _____________, 20__

THE UNITS REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

		Annex C Page No
Article 1. DEFINITIONS		1

Article 2. FORMATION OF LIMITED LIABILITY COMPANY		8
2.1	Formation and Tax Classification	8
2.2	Continuation of the Company	8
2.3	Company Name	8
2.4	Term of Company	8
2.5	Purposes	8
2.6	Limitation of Liability	8
2.7	Title to Company Property	8

Article 3. MANAGEMENT		8
3.1	Management of the Company	8
3.2	Officers	9
3.3	No Management by Members	9
3.4	Reliance by Third Parties	9
3.5	Personnel; Expenses; Insurance; Reimbursements; Related Party Transactions	9
3.6	Restrictions on the Managing Member’s Authority	10

Article 4. MEMBERS, UNITS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS		10
4.1	Identity of Members	10
4.2	Units	10
4.3	Capital Contributions	11
4.4	Capital Accounts	11
4.5	Additional Ownership Interests	12
4.6	Advances	12
4.7	No Resignation or Withdrawal; No Interest	13
4.8	Nature of Ownership Interest; No Partition	13
4.9	Warrants	13
4.10	Authorization and Issuance of Additional Common Units	13
4.11	Repurchase or Redemption of Shares of Class A Common Stock	14
4.12	Managing Member Equity Awards	14

Article 5. ALLOCATIONS		15
5.1	Allocations of Profits and Losses	15
5.2	Regulatory Allocations	16
5.3	Tax Allocations	17

Article 6. DISTRIBUTIONS		17
6.1	Distributions	17
6.2	Distributions In-Kind	17
6.3	Tax Distributions	18
6.4	Amounts Withheld	18
6.5	Limitations on Distribution	19

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		Annex C Page No
Article 7. BOOKS AND RECORDS		19
7.1	Books, Record and Financial Statements	19
7.2	Accounting Methods	19
7.3	Audit	19

Article 8. TAX MATTERS		20
8.1	Tax Matters Partner; BBA Rules	20
8.2	Section 754 Election	21
8.3	Section 83(b) Elections	21
8.4	Other Tax Matters	21
8.5	Adverse Tax Consequences	22

Article 9. LIABILITY, EXCULPATION AND INDEMNIFICATION		22
9.1	Exculpation	22
9.2	Indemnification by the Company	23
9.3	Insurance	24

Article 10. RESTRICTIONS ON TRANSFERS OF OWNERSHIP INTERESTS		24
10.1	Transfers by the Managing Member	24
10.2	Transfers by Members	24
10.3	Certain Provisions Applicable to Transfers	25
10.4	Pledges	25
10.5	Certain Transactions with Respect to the Managing Member	25

Article 11. REDEMPTION		26
11.1	Redemption Right of a Member	26
11.2	Election and Contribution of the Managing Member	28
11.3	Exchange of Incentive Equity Units	28
11.4	Direct Exchange Right of the Managing Member	29
11.5	Reservation of shares of Class A Common Stock; Listing; Certificate of Incorporation	30
11.6	Effect of Exercise of Redemption	30
11.7	Tax Treatment	30
11.8	Blocker Merger Transaction Cooperation	31

Article 12. DISSOLUTION, LIQUIDATION AND TERMINATION		31
12.1	Dissolution	31
12.2	Notice of Dissolution	31
12.3	Liquidation	31
12.4	Termination	31
12.5	Claims of the Members	31

Article 13. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS		32
13.1	Procedures for Actions and Consents of Members	32
13.2	Actions and Consents of Members	32

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Article 14. MISCELLANEOUS		33
14.1	Notices	33
14.2	Failure to Pursue Remedies	33
14.3	Cumulative Remedies	33
14.4	Binding Effect	33
14.5	Interpretation	33
14.6	Severability	33
14.7	Counterparts	33
14.8	Integration	33
14.9	Amendments	33
14.10	Headings	33
14.11	Governing Law	34
14.12	Consent to Jurisdiction	34
14.13	Waiver of Jury Trial	34

Annex C-iii

AST & SCIENCE, LLC

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of AST & SCIENCE, LLC, a Delaware limited liability company (the “Company”), is made and entered into and becomes effective as of the [•] day of [•], 20[•] (the “Effective Date”) by and among the Company, AST SpaceMobile, Inc., a Delaware corporation, as the managing member of the Company (together with any successor managing member permitted pursuant to this Agreement, the “Managing Member”) and the Members.

RECITALS

WHEREAS, the Company was organized on May 31, 2017 under the name AST & SCIENCE, LLC by filing a Certificate of Formation (the “Certificate”) with the office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-101 et. seq.), as amended from time to time (the “Act”);

WHEREAS, the Company and certain other persons have entered into that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST & SCIENCE, LLC, dated as of February 4, 2020 (the “Previous Agreement”);

WHEREAS, the Previous Agreement may be amended only by a written instrument executed by (a) the Company, (b) the holders of a majority of the outstanding Shares, voting as a single class on an as-converted to Common Shares basis, (c) Rakuten Mobile Singapore PTE. LTD., (d) Vodafone Ventures Limited, and (e) Invesat LLC; and

WHEREAS, in connection with the transactions contemplated by the Equity Purchase Agreement, dated December 15, 2020 (the “Purchase Agreement”), by and among New Providence Acquisition Corp., the Company and the Shareholders (as defined in the Previous Agreement), the Shareholders desire to amend and restate the Previous Agreement to, among other things: (i) reflect AST SpaceMobile, Inc. as the Managing Member, (ii) recapitalize the Company to (x) reclassify the Common Shares, Preferred Shares and Prior Company Options (collectively, the “Previous Interests”) as set forth herein, (y) create two classes of units, Common Units and Incentive Equity Units and (z) provide for the issuance of additional Common Units as contemplated by the Purchase Agreement and the issuance of the Warrants pursuant to the Warrant Agreements.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE 1.
DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Act” has the meaning given to such term in the recitals to this Agreement.

“Action” means any claim, action, suit, charge, litigation, arbitration, mediation audit, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)     reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)     increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

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“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and is not limited, for instance, to the ownership of more than fifty percent (50%) of the voting securities of a corporate Person. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.

“Agreement” has the meaning given to such term in the Preamble.

“Assumed Tax Rate” has the meaning set forth in Section 6.3.

“Avellan Holders” has the meaning set forth in the Stockholders Agreement.

“BBA Rules” has the meaning set forth in Section 8.1.1.

“Black-Out Period” means any “black-out” or similar period under the Managing Member’s policies covering trading in the Managing Member’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Blocker Corporation” has the meaning set forth in Section 11.8.

“Blocker Merger Transaction” has the meaning set forth in Section 11.8.

“Board” means the Board of Directors of the Managing Member. “Book Value” means, with respect to any property of the Company (including any property of any Company Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes), the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of this Agreement.

“Capital Contribution” means a contribution of money or other property by a Member to the Company.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent or, if less, the net proceeds from a Cash Settlement Offering.

“Cash Settlement Offering” has the meaning set forth in Section 11.1.2.

“Certificate” has the meaning set forth in the Preamble.

“Change of Control” means the occurrence of any of the following events:

(1)     any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Managing Member entitled to vote;

(2)     the stockholders of the Managing Member approve a plan of complete liquidation or dissolution of the Managing Member or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Managing Member of all or substantially all of the Managing Member’s assets (including a sale of all or substantially all of the assets of the Company); or

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(3) there is consummated a merger or consolidation of the Managing Member with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Managing Member immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of, or economic interest in, the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Managing Member immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in Section 10.5.1.

“Change of Control Transaction” means any Change of Control that was approved by the Board prior to such Change of Control.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Managing Member.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Managing Member.

“Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Managing Member.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Common Shares” means common shares issued pursuant to the Previous Agreement.

“Common Unit” means a unit of Ownership Interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Common Units under this Agreement.

“Common Unit Redemption Price” means, with respect to any Redemption, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock (or any class of stock into which it has been converted) on the Stock Exchange, or any other exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full trading days ending on and including the last full trading day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment (if any) for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock as determined by the Managing Member in good faith. If the Class A Common Stock no longer trades on the Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Redemption Date, then the Managing Member (through a majority of its independent directors (within the meaning of the rules of the Stock Exchange)) shall determine the Common Unit Redemption Price in good faith. For the sake of clarity, in the event of a Cash Settlement, the Common Unit Redemption Price will be subject to the offering net proceeds limitation in the definition of “Cash Settlement.”

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Equity Plan” means the Company 2019 Equity Incentive Plan.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 13 hereof

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

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“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class B Common Stock, Class C Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Board.

“Covered Person” has the meaning set forth in Section 9.1.1.

“Covered Proceeding” has the meaning set forth in Section 9.2.2.

“Direct Exchange” has the meaning set forth in Section 11.4.

“Direct Exchange Election Notice” has the meaning set forth in Section 11.4.

“Draft Tax Statements” has the meaning set forth in Section 8.4.2.3.

“Effective Date” has the meaning set forth in the Preamble.

“Election Notice” has the meaning set forth in Section 11.1.2.

“Equity Securities” means, with regard to any Person, as applicable, (a) any capital stock, voting, partnership, membership, joint venture or other ownership or equity interests, or other share capital of such Person, (b) any debt or equity securities of such Person, directly or indirectly, convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership or equity interests, or other share capital (whether voting or non-voting, whether preferred, common or otherwise) of such Person or containing any profit participation features with respect to such Person, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (d) any share, unit or Ownership Interest appreciation rights, phantom share rights, contingent interest or other similar rights relating to such Person, or (e) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, units or Ownership Interests or recapitalization, exchange, merger, consolidation or other reorganization.

“Estimated Tax Periods” means the periods from January 1 to March 31, from April 1 to May 31, from June 1 to August 31, and from September 1 to December 31, which may be adjusted by the Managing Member to the extent necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law.

“Exchanged Incentive Equity Units” has the meaning set forth in Section 11.3.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Excluded Instruments” has the meaning set forth in Section 4.9.

“Final Tax Statements” has the meaning set forth in Section 8.4.2.3.

“Fiscal Year” means (i) any twelve (12) month period commencing on January 1 and ending on December 31 or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 4, subject to, in either case for tax matters, Section 706 of the Code.

“GAAP” means U.S. generally accepted accounting principles, in effect as of the date of determination thereof.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or non-U.S. jurisdiction.

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“Incentive Equity Exchange” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Date” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Notice” has the meaning set forth in Section 11.3.

“Incentive Equity Exchange Right” has the meaning set forth in Section 11.3.

“Incentive Equity Exchanging Member” has the meaning set forth in Section 11.3.

“Incentive Equity Option” has the meaning set forth in Section 4.2.2 below.

“Incentive Equity Unit” means a unit of Ownership Interest designated as an Incentive Equity Unit which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under this Agreement.

“Lender” has the meaning set forth in Section 10.4.2.

“Managing Member” has the meaning set forth in the preamble.

“Managing Member Equity Plan” means any stock incentive or equity purchase plan or other similar equity compensation plan now or hereafter adopted by the Managing Member, including the AST SpaceMobile, Inc. 2020 Incentive Award Plan.

“Member(s)” means as of any particular time any Person who is a Member. Any reference to a particular Member or holder of an Ownership Interest shall include successors and permitted transferees of such Member.

“Member Representative” means Abel Avellan.

“Member Schedule” has the meaning set forth in Section 7.1,1.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Optionee” means a Person to whom a Stock Option is granted under any Managing Member Equity Plan and any holder of an Incentive Equity Option.

“Ownership Interest” means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled under this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement with which such Member is required to comply.

“Percentage Interest” means, with respect to any Member as of any time, the percentage determined by dividing the number of Units held by the Member as of such time by the total number of Units then outstanding.

“Permitted Holder” means (i) the Voting Parties (as defined in the Stockholders’ Agreement) as of the Closing; (ii) any Permitted Transferee (as defined in the Stockholders’ Agreement) that becomes party to the Stockholders’ Agreement; (iii) any Affiliate of any of the foregoing; or (iv) any “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) in which the Persons referred to in the foregoing clauses (i) – (v) beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate, directly or indirectly, a majority of the voting power of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock beneficially owned by such “group.”

“Permitted Transfer” has the meaning set forth in Section 10.2.2.

“Permitted Transferee” has the meaning set forth in Section 10.2.2.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, and any government or subdivision thereof or any governmental or regulatory agency.

“Preferred Shares” means, collectively, Series A Preferred Shares and Series B Preferred Shares issued pursuant to the Previous Agreement.

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“Previous Agreement” has the meaning set forth in the Recitals.

“Previous Interests” has the meaning set forth in the Recitals.

“Prior Company Option” means each option to purchase Common Shares granted pursuant to the Company Equity Plan or otherwise and outstanding as of the Effective Date.

“Profits” and “Losses” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other applicable period, determined in accordance with section 703(a) of the Code (but including in taxable income or loss for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code), with the following adjustments:

(i)     any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss;

(ii)     any expenditures of the Company described in section 705(a)(2)(B) of the Code (or treated as expenditures described in section 705(a)(2)(B) of the Code pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be subtracted from such taxable income or loss;

(iii)     depreciation, amortization, and gain or loss with respect to any property shall be computed with regard to the Book Value of the property;

(iv)     if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(v)     items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(vi)     to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

(vii)     such other adjustments shall be made as are reasonably required in the good faith discretion of the Managing Member in order for the allocations under Section 4 to comply with section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Items of Company income, gain, loss, deduction, and expense that are to be specially allocated under any provision hereof shall be computed in a manner consistent with the computation of “Profits and Losses.”

“Pubco Offer” has the meaning set forth in Section 10.5.2.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Redeemed Units” has the meaning set forth in Section 11.1.1.

“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price. For the sake of clarity, in the event of a Cash Settlement, the Redeemed Units Equivalent will be subject to the offering net proceeds limitation in the definition of “Cash Settlement.”

“Redeeming Member” has the meaning set forth in Section 11.1.1.

“Redemption” has the meaning set forth in Section 11.1.1.

“Redemption Date” has the meaning set forth in Section 11.1.1.

“Redemption Election Committee” means the Redemption Election Committee of the Board, as established by the Board in accordance with the bylaws of the Managing Member, which committee shall be comprised solely of directors not nominated under the Stockholders’ Agreement or other contractual right by, or otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock.

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“Redemption Notice” has the meaning set forth in Section 11.1.1.

“Redemption Right” has the meaning set forth in Section 11.1.1.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Effective Date, by and among the Managing Member, the Sponsor and the other parties thereto from time to time.

“Regulatory Allocations” has the meaning set forth in Section 5.2.6.

“Securities” means any “security” as that term is defined in Section 2(1) of the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933 and the rules promulgated thereunder, each as amended from time to time.

“Share(s)” means, collectively, the Common Shares and Preferred Shares issuable pursuant to the Previous Agreement.

“Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.

“Sponsor” means New Providence Management LLC.

“State” means any state or commonwealth of the United States of America; the District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America.

“Stock Exchange” means The Nasdaq Stock Market LLC.

“Stock Option” has the meaning set forth in Section 4.12.1.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated the Effective Date, by and among the Managing Member and the other parties thereto from time to time.

“Subsidiary” means, for any Person, any other Person of which the initial Person directly or indirectly owns more than fifty percent (50%) of the outstanding voting securities or that is required to be consolidated with the initial Person under GAAP. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.

“Tax Date” has the meaning set forth in Section 4.12.2.2.

“Tax Distribution Amounts” has the meaning set forth in Section 6.3.

“Tax Matters Partner” has the meaning set forth in Section 8.1.1.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Effective Date, by and among the Company, the Managing Member and the other parties named therein.

“Tax Withholding/Payment Amounts” has the meaning set forth in Section 6.4.

“Transfer” means any sale, exchange, transfer, or assignment (including a pledge or other grant of a security interest), whether voluntary or involuntary.

“Transferee” has the meaning set forth in Section 10.3.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means, collectively, the Common Units and the vested Incentive Equity Units.

“Warrant Agreements” has the meaning set forth in Section 4.9.

“Warrants” has the meaning set forth in Section 4.9.

Other terms defined in this Agreement have the meanings so given them.

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Article 2.
FORMATION OF LIMITED LIABILITY COMPANY

2.1     Formation and Tax Classification. The Company has been previously formed as a limited liability company under and pursuant to the Act. Each Member represents and warrants that such Member is duly authorized to join in this Agreement and that the person executing this Agreement on its behalf is duly authorized to do so. The Members intend that the Company will and shall continue to be classified as a partnership for federal, state and local income and franchise tax purposes and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) for any other purpose.

2.2     Continuation of the Company. The Members hereby continue the Company as a limited liability company under the Act and agree to operate the Company on the terms and subject to the conditions and for the purposes and the term set forth herein. The rights and obligations of the Members shall be as provided in the Act, except as expressly provided herein. As of the Effective Date, any previous agreement for the formation, organization, or governance of the Company (including, but not limited to, the Previous Agreement) is hereby superseded and amended by substituting this Agreement in its entirety. The Managing Member shall, from time to time, execute or cause to be executed all such certificates, instruments and other documents, and do, make, or cause to be done or made all such filings, recordings, publishings and other acts as the Managing Member may deem necessary or appropriate to comply with the requirements of law for the continuation and operation of the Company in all jurisdictions in which the Company shall desire to conduct its business.

2.3     Company Name. The name of the Company is “AST & SCIENCE, LLC.” The business of the Company shall be conducted under such name or such other name as shall be designated from time to time by the Managing Member in compliance with the Act.

2.4     Term of Company. The term of the Company shall be deemed to have commenced on the date that the Certificate of the Company was initially filed with the Secretary of State of the State of Delaware and shall continue until dissolved or otherwise terminated pursuant to this Agreement or the laws of the State of Delaware.

2.5     Purposes. The Company has been formed for the object and purpose of engaging in any lawful act or activity for which a limited liability company may be organized under the Delaware Act.

2.6     Limitation of Liability. Except as provided in the Act or as expressly provided in this Agreement, no Member of the Company shall be obligated personally for any debt, obligation, or liability of the Company or of any other Member solely by reason of being a Member of the Company. In no event shall any Member or former Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company except as expressly provided for in this Agreement, (ii) have any liability in its capacity as a Member in excess of such Member’s obligation to make capital contributions or other payments pursuant to Section 4.4 and any other payments expressly provided for in this Agreement or (iii) have any liability to return distributions received by such Member from the Company except as otherwise specifically provided in this Agreement or other related agreements, as expressly agreed to in another writing, or as may be required by applicable law.

2.7     Title to Company Property. Title to Company property may be held in the name of the Company or a nominee of the Company.

Article 3.
MANAGEMENT

3.1     Management of the Company. The business and affairs of the Company will be managed by and under the direction of the Managing Member. Subject to the terms of this Agreement, including, without limitation, Section 3.6, the Managing Member will have full, exclusive, and complete discretion to manage and control the business and affairs of the Company and, except as expressly otherwise provided in this Agreement as it may be amended from time to time, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of the Company as set forth herein. The Managing Member will have the sole power to bind the Company, except and to the extent that such power is expressly delegated by the Managing Member pursuant to Section 3.2. Any reference in this Agreement to a decision, determination, or other action which may be made or taken by the Managing Member shall mean that such decision, determination, or other action may be made or taken in the sole and absolute discretion of the Managing

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Member (or in the sole and absolute discretion of any Person to whom the Managing Member has expressly delegated the authority or duty to make or take such decision, determination, or other action pursuant to Section 3.2). The Managing Member may not be removed.

3.2     Officers. The Managing Member may, from time to time, delegate to one or more Persons (including any other Member, any officer of the Company or of any Member, or any member, partner, shareholder, or Affiliate of any Member) such authority and duties and assign such titles to such Persons as the Managing Member shall determine. Any such delegation pursuant to this Section 3.2 may be revoked at any time by the Managing Member.

3.3     No Management by Members. No Member (other than the Managing Member, in its capacity as such) will take part in the day to day management, operation, or control of the business and affairs of the Company. Except and only to the extent expressly provided for in this Agreement and as delegated by the Managing Member, no Member or other Person, other than the Managing Member, will be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. Notwithstanding the foregoing, nothing in this Section 3.3 shall limit the rights of any Person under the Purchase Agreement or the Tax Receivable Agreement.

3.4     Reliance by Third Parties. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member as to:

(a)     the identity of any officers of the Managing Member, any officer of the Company, or any Member thereof;

(b)     the existence or non existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company;

(c)     the Persons who are authorized to execute and deliver any agreement, instrument, or document of or on behalf of the Company; or

(d)     any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

3.5     Personnel; Expenses; Insurance; Reimbursements; Related Party Transactions.

3.5.1     The Company may employ or contract with personnel to carry on the Company’s business. Subject to the terms of any employment, consulting, or other contract to which the Company or any of its Subsidiaries is a party and to any other provision of this Agreement, the Managing Member may employ, dismiss from employment, terminate and determine the compensation of any and all employees, agents, independent contractors, attorneys, accountants, and such other persons as it shall determine to be necessary, advisable, incidental, or convenient. Without limiting the generality of the foregoing, the Company may employ or contract any Person who is a Member or a member, partner, shareholder, or Affiliate of a Member.

3.5.2     The Managing Member may cause the Company to purchase, at the Company’s expense, (i) such liability, casualty, property, life, and other insurance as the Managing Member in its discretion deems necessary, advisable, incidental, or convenient to protect the Company’s assets and personnel against loss or claims of any nature, and (ii) any insurance covering the potential liabilities of any contractor for, or agent or employee of, the Company or the Managing Member, and any of the officers, directors and employees of the Managing Member or the Company, and potential liabilities of the Managing Member or any other Person serving at the request of the Managing Member as a director and/or officer of a corporation or official of any other entity in which the Company has an investment; provided, however, the Managing Member shall not be liable to the Company or other Members for its failure to purchase any insurance or its failure to purchase insurance with adequate coverage.

3.5.3     The Company may reimburse the Members, officers, and employees of the Company for all out of pocket expenses incurred by such Persons on behalf of the Company in accordance with such reimbursement policies as may be established by the Managing Member, as such policies may be limited by the terms of any applicable employment agreement and any agreement that may be entered into among the Members amending the terms of this Agreement. In addition, the Company shall reimburse and indemnify and hold harmless the Managing Member for the direct and indirect costs of carrying on its business, including without limitation, (i) operating, administrative and other similar costs, (ii) any insurance, legal, tax, accounting and other professional fees and expenses (but, for the avoidance

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of doubt, excluding any income tax liabilities of the Managing Member (which shall include any withholding tax liabilities with respect to the Managing Member)), (iii) fees and expenses related to any securities offering, investment or acquisition transaction authorized by the Managing Member, (iv) other fees and expenses in connection with the maintenance of the existence of the Managing Member, (v) any other liabilities of the Managing Member to the extent permitted by law, and (vi) any costs or expenses with respect to directors, officers or employees of the Managing Member. The Managing Member’s reasonable determination of which expenses may be reimbursed to a Member or officer of the Company, as applicable, and the amount of such expenses, shall be conclusive and binding on the Members. Such reimbursement shall be treated as an expense of the Company and shall not be deemed to constitute a distributive share of the Profits or a distribution or return of capital to any Member.

3.5.4     The Company may engage in any transaction or contract with any Member or Affiliate of a Member or any employee or officer of such Member or Affiliate of a Member, on such terms and conditions as may be prescribed by the Managing Member in its discretion.

3.6     Restrictions on the Managing Member’s Authority. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Members (other than the Managing Member), and may not, without limitation:

(a)     take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(b)     perform any act that would subject a Member to personal liability in any jurisdiction or any other liability except as provided herein or under the Act; or

(c)     enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (i) the Managing Member or the Company from performing its specific obligations under Section 11.1 or Section 11.3 hereof or (ii) a Member from exercising its rights under Section 11.1 or Section 11.3 hereof to effect a Redemption or an Exchange, respectively.

Article 4.
MEMBERS, UNITS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS

4.1     Identity of Members. The names and addresses of the Members of the Company as of the Effective Date are set forth on Exhibit A hereto.

4.2     Units.

4.2.1     As of the Effective Date, each Member’s Ownership Interest in the Company shall be represented by Units, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, as determined by the Managing Member in accordance with this Agreement. The classes of Units as of the Effective Time is as follows: Common Units and Incentive Equity Units. The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.

4.2.2     The Managing Member shall have the right to authorize and cause the Company to issue an unlimited number of Units. The number of Common Shares and Preferred Shares that were issued and outstanding and held by the Members immediately prior to the Effective Date are as set forth in Exhibit B hereto and are hereby converted, as of the Effective Date, into the number of Common Units set forth opposite the name of the respective Member as set forth in Exhibit B hereto under the heading “Converted Common Units”, and such Common Units are hereby issued and outstanding as of the Effective Date and the holders of such Common Units are Members hereunder. The number of Prior Company Options that were issued and outstanding, and the names of the holders thereof, immediately prior to the Effective Date are as set forth in Exhibit B hereto and are hereby converted, as of the Effective Date, into options covering the number of Incentive Equity Units (“Incentive Equity Options”) set forth opposite the name of the respective holder as set forth in Exhibit B hereto, with the exercise price set forth opposite the name of the respective holder as set forth in Exhibit B hereto, in each case, under the heading “Converted Incentive Equity Options”, and such Incentive Equity Options are hereby issued and outstanding as of the Effective Date and, except as expressly provided herein, subject in each case to the terms and conditions applicable to the Prior Company Option underlying the applicable Incentive Equity Option; provided, however, that the holders of such Incentive Equity

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Options shall not be Members hereunder with respect to such Incentive Equity Options until the applicable Incentive Equity Option is exercised in accordance with its terms and the Incentive Equity Units subject to the Incentive Equity Option are issued. Exhibit B hereto also reflects the Common Units and Warrants issued to the Managing Member in connection with the transactions contemplated by the Purchase Agreement.

4.2.3     The Common Units and Incentive Equity Units shall have such economic rights and interests and legal rights and obligations as are set forth in this Agreement.

4.2.4     All holders of Common Units and all holders of Incentive Equity Units shall be entitled to the allocations of Profit and Loss (and items of income, gain, loss, and deduction) provided by Article 5 and the distributions described in Article 6.

4.2.5     The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series, in each case, having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve in its sole discretion. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and the resulting dilution, which shall be borne pro rata by all Members based on their Common Units and Incentive Equity Units.

4.2.6     Except as otherwise determined by the Managing Member, the Company shall not in any manner effect any subdivision (by any stock or Unit split, stock or Unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or Unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Common Units or Incentive Equity Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Equity Securities of the Managing Member, with corresponding changes made with respect to any other exchangeable or convertible securities, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock. For each Common Unit issued to a Member other than the Managing Member, the Managing Member shall issue to such Member one share of Class B Common Stock (in the case of a Member other than the Avellan Holders) or one share of Class C Common Stock (in the case of the Avellan Holders).

4.2.7     Unless the Managing Member otherwise consents, Units will not be represented by certificates. Notwithstanding the foregoing sentence, the Managing Member will provide Members with Units represented by certificates to facilitate pledges pursuant to Section 10.4 or Transfers otherwise permitted by Article 10 of this Agreement and the Stockholders’ Agreement.

4.3     Capital Contributions. No Member will be required to make any Capital Contributions to the Company or to lend any funds to the Company unless all the Members agree. No Member will have any personal liability for the payment or repayment of any Capital Contribution of any other Member or its predecessor.

4.4     Capital Accounts.

4.4.1     A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent consistent with said Treasury Regulations, in accordance with Section 4.4.2, Section 4.4.3, Section 4.4.4, and Section 4.4.5 for items accounted for from and after the date of this Agreement.

4.4.2     The Capital Account of each Member shall be credited with: (i) the amount of any Capital Contribution made in cash by such Member; (ii) the fair market value (net of any liabilities the Company is considered to assume or take subject to under Section 752 of the Code) of any Capital Contribution made in property other than cash by such Member (as determined in good faith by the Managing Member); (iii) allocations to such Member of Profits pursuant to Article 5; and (iv) any other item required to be credited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code.

4.4.3     A Member’s Capital Account shall be debited with: (i) the amount of any cash distributed to such Member; (ii) the fair market value (net of liabilities that such Member is considered to assume or take subject to under Section 752 of the Code) of any property other than cash distributed to such Member (as determined in good faith

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by the Managing Member); (iii) allocations to such Member of Losses pursuant to Article 5; and (iv) any other item required to be debited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code.

4.4.4     The Company may (in the discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or as otherwise provided in the Treasury Regulations, increase or decrease the Capital Accounts of the Members in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The fair market value of Company property used to determine such increases or decreases shall be determined in good faith by the Managing Member.

4.4.5     Following the date hereof, upon any permitted Transfer by a Member of an Ownership Interest in accordance with the terms of this Agreement, so much of the Capital Account of the Transferring Member as is attributable to the Ownership Interest Transferred shall be Transferred to the Capital Account of the Transferee Member.

4.5     Additional Ownership Interests.

4.5.1     The Managing Member shall have the right to cause the Company to create and/or issue Equity Securities of the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Managing Member, including rights, powers, and/or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities of the Company), in which event the Managing Member shall have the power to amend this Agreement to reflect such additional issuances and to make any such other amendments as the Managing Member reasonably and in good faith deems necessary to reflect such additional issuances (including amending this Agreement to increase the authorized number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series of Equity Securities including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the Consent of any Member. In connection with any issuance of Equity Securities of the Company pursuant to this Section 4.5.1, each Person who acquires such Equity Securities shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof. Each Person who acquires Equity Securities of the Company may be required in exchange for such Equity Securities to make a Capital Contribution to the Company in an amount to be determined by the Managing Member.

4.5.2     The Company may issue preferred Ownership Interests, which may have such designations, preferences, and relative, optional or other special rights as shall be fixed by the Managing Member and, notwithstanding any provision to the contrary contained herein, the Managing Member may, without the Consent of any Member, make such amendments to this Agreement as are necessary or appropriate to effect the terms and conditions of any such issuance.

4.5.3     A holder of an Incentive Equity Option shall be admitted to the Company as a Member (if not yet a Member) upon the delivery of Incentive Equity Units following valid exercise of the applicable Incentive Equity Option in accordance with the terms and conditions of the Company Equity Plan and the applicable award agreement evidencing such Incentive Equity Option.

4.5.4     Each Person who subscribes for an additional Ownership Interest and satisfies the conditions established by the Managing Member shall be admitted to the Company as a Member in respect of said Ownership Interest, effective upon the execution by such Person of a counterpart of this Agreement, without the Consent of the Members.

4.6     Advances. If any Member advances any funds to the Company, the amount of such advance will neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance will be a debt obligation of the Company to such Member (which may be evidenced by a promissory note) and, unless otherwise specifically provided in this Agreement, will be repaid to it by the Company with interest at a rate equal to (a) an annual floating rate equal to the average bank prime lending rate as published in the Wall Street Journal from time to time or (b) such higher rate as may be approved by all the Members, and upon such other terms and subject to such other conditions as may be determined by the Managing Member. Unless otherwise specifically provided in this Agreement, any such advance will be payable and collectible only out of Membership assets, and the

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other Members will not be personally obligated to repay any part thereof. No Person who makes any such loan to the Company will have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

4.7     No Resignation or Withdrawal; No Interest. Except as approved by the Managing Member in its sole discretion or as expressly provided herein, a Member (i) may not resign, withdraw, or dissociate from the Company prior to the dissolution and winding up of the Company in accordance with the provisions of Article 12 or in connection with a Transfer of all of such Member’s Ownership Interests, (ii) may not receive the return of, or interest on, its Capital Contribution, Capital Account, or other amount, and (iii) shall not have the right to petition or to take any action to subject Membership assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding.

4.8     Nature of Ownership Interest; No Partition. An Ownership Interest shall for all purposes be personal property. A Member has no interest in specific Membership property. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

4.9     Warrants. On the Effective Date, in connection with the transactions contemplated by the Purchase Agreement, the Company has issued warrants to purchase Common Units (the “Warrants”) to the Managing Member as set forth on Exhibit B hereto pursuant to warrant agreements (the “Warrant Agreements”) entered into between the Company and the Managing Member as of the Effective Date. Upon the valid exercise of a Warrant in accordance with the applicable Warrant Agreement, the Company shall issue to the Managing Member the number of Common Units, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement, to be issued in connection with such exercise. Excluding warrants, options or similar instruments governed by Section 4.12 (the “Excluded Instruments”), which shall be governed by such section, in the event any holder of a warrant (other than an Excluded Instrument) to purchase shares of Class A Common Stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then the Managing Member agrees that it shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrant shall match with a corresponding number of Common Units issued by the Company pursuant to the Warrant Agreements. the Managing Member agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of an Upstairs Warrant. In the event an Upstairs Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Managing Member.

4.10     Authorization and Issuance of Additional Common Units.

4.10.1     The Company shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) unvested shares of Class A Common Stock, (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by the Managing Member that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Managing Member to the equity capital of the Company). In the event the Managing Member issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in this Agreement, the Managing Member shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by the Managing Member will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. In the event the Managing Member issues, transfers or delivers from treasury stock or repurchases or redeems the Managing Member’s preferred stock in a transaction not contemplated in this Agreement, the Managing Member shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Managing Member holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination of the Managing Member) are in the aggregate substantially equivalent to the outstanding preferred stock of the Managing Member so issued, transferred, delivered, repurchased or redeemed. Except as specifically contemplated by this Agreement, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock, the Company shall not undertake any

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subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned directly or indirectly by the Managing Member and the number of outstanding shares of Class A Common Stock as contemplated by the first sentence of Section 4.4.1. In addition, the Company and the Members shall undertake all actions that the Managing Member in its reasonable discretion determines are necessary, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by any Member (other than the Managing Member), directly or indirectly, and the number of outstanding shares of Class B Common Stock and/or Class C Common Stock owned by such Member.

4.10.2     The Company shall only be permitted to issue additional Common Units, and/or establish other classes of Ownership Interests to the Persons and on the terms and conditions provided for in Section 4.5, this Section 4.10 or Section 4.12.

4.11     Repurchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member for cash, then the Managing Member shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by the Managing Member, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Managing Member (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Managing Member. Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply in the event that such repurchase of shares of Class A Common Stock is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable law.

4.12     Managing Member Equity Awards.

4.12.1     Options Granted to Service Providers. If at any time or from time to time, an option to purchase shares of Class A Common Stock that was granted under any Managing Member Equity Plan to an employee or other service provider of the Company or its Subsidiaries (or any stock appreciation right or similar award, collectively, a “Stock Option”) is duly exercised:

4.12.1.1     For each share of Class A Common Stock with respect to which the Stock Option is exercised, the Managing Member shall be considered to have sold to the Optionee, and the Optionee shall be considered to have purchased from the Managing Member, for a cash price per share equal to the value of a share of Class A Common Stock at the time of the exercise, a number of shares of Class A Common Stock equal to the quotient of (x) the per share exercise price of such Stock Option divided by (y) the value of a share of Class A Common Stock at the time of such exercise (provided, that if such Stock Option is exercised on a cashless basis, no such shares of Class A Common Stock shall be considered to have been purchased by the Optionee pursuant to this Section 4.12.1.1).

4.12.1.2     The Managing Member shall be considered to have sold to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary of the Company, the Managing Member shall be considered to have sold to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall be considered to have purchased from the Managing Member, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such Stock Option is being exercised over (y) the number of shares of Class A Common Stock sold to the Optionee pursuant to Section 4.12.1.1 hereof (provided, that if such Stock Option is exercised on a cashless basis, the Managing Member shall be considered to have sold to the Company (or an applicable Subsidiary of the Company) the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis). The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the fair market value of a share of Class A Common Stock as of the date of exercise of such Stock Option (as determined in good faith by the Managing Member).

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4.12.1.3     The Company shall be considered to have transferred to the Optionee (or if the Optionee is an employee of, or other service provider to, a Company Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such Optionee and as additional compensation to such Optionee, the number of shares of Class A Common Stock described in Section 4.12.1.1.

4.12.1.4     The Managing Member shall be considered to have made a Capital Contribution to the Company in an amount equal to all proceeds considered to have been received by the Managing Member pursuant to Section 4.12.1.1 and Section 4.12.1.2 in connection with the exercise of such Stock Option. The Managing Member shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock for which such Stock Option was exercised (or, if such Stock Option is exercised on a cashless basis, the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis).

4.12.2     Restricted Stock Granted to Service Providers. If at any time or from time to time, in connection with any Managing Member Equity Plan, any shares of Class A Common Stock are issued to an employee of the Company or its Subsidiaries (including (i) any shares of Class A Common Stock that are subject to forfeiture in the event such employee terminates his or her employment with the Company or any Subsidiary, and (ii) any shares of Class A Common Stock issued in settlement of restricted stock units or any other non-Stock Option award under a Managing Member Equity Plan) in consideration for services performed for the Company or any Subsidiary:

4.12.2.1     The Managing Member shall issue such number of shares of Class A Common Stock as are to be issued to such employee in accordance with the applicable Managing Member Equity Plan;

4.12.2.2     on the date (such date, the “Tax Date”) that the value of such shares is includible in taxable income of such employee, the following events will be deemed to have occurred: (A) the Managing Member shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the value of such shares of Class A Common Stock on the Tax Date, (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such employee, (C) the Managing Member shall be deemed to have contributed the purchase price described in clause (A) for such shares of Class A Common Stock to the as a Capital Contribution and (D) in the case where such employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

4.12.2.3     the Company shall issue to the Managing Member on the Tax Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 4.12.2.1 in consideration for a Capital Contribution that the Managing Member is deemed to make to the Company pursuant to clause (C) of Section 4.12.2.2 above.

4.12.3     Future Managing Member Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing Member, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, the Managing Member and the Company and their Affiliates shall be entitled to administer such plans in a manner consistent with the provisions of this Section 4.12, and that the Managing Member and the Company may make any amendments that are necessary or advisable to this Section 4.12 to accommodate such administration, without the requirement of any further Consent or acknowledgement of any other Member.

Article 5.
ALLOCATIONS

5.1     Allocations of Profits and Losses.

5.1.1     Except as otherwise provided herein, each item of income, gain, loss or deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Members as of the end of each Fiscal Year or as circumstances otherwise require or allow, in a manner that as closely as possible causes each Member’s Capital Account balance to equal the amount that would be distributed to such Member if the Company sold all of its assets for their Book Values, repaid all of its liabilities and distributed the balance pursuant to Article 12.

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5.1.2     If during any Fiscal Year there is a change in any Member’s Ownership Interest as a result of the admission of one or more Members, the withdrawal of a Member, or a Transfer of an Ownership Interest, the Profits, Losses, or any other item allocable to the Members under this Agreement for the Fiscal Year shall, subject to the terms of the Purchase Agreement (and for the avoidance of doubt, to the extent there is a conflict between this Section 5.1.2 and Section 7.11(a) of the Purchase Agreement, Section 7.11(a) of the Purchase Agreement shall control), be allocated among the Members so as to reflect their varying interests in the Company during the Fiscal Year, using any permissible method convention or extraordinary item under section 706 of the Code and the Treasury Regulations promulgated thereunder, as reasonably selected by the Managing Member in consultation with the Members. In furtherance of the foregoing, any such permissible method, convention or extraordinary item selected by the Managing Member shall be set forth in a dated, written statement maintained with the Company’s books and records. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Treasury Regulation Section 1.706-4(f).

5.2     Regulatory Allocations.

5.2.1     Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

5.2.2     Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.2.1, if there is a net decrease in the Minimum Gain during any Fiscal Year, each Member shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.2.2 is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

5.2.3     If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 5.2.1 and 5.2.2 but before the application of any other provision of this Article 5, then Profits for such Fiscal Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.2.3 is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

5.2.4     If the allocation of Losses to a Member as provided in Section 5.1 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.2.4.

5.2.5     Profits and Losses described in clause (vi) of the definition of “Profits” and “Loss” shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

5.2.6     The allocations set forth in Section 5.2.1 through and including Section 5.2.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make distributions. Accordingly, notwithstanding the other provisions of this Article 5, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory

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Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.

5.2.7     Allocations and other adjustments with respect to any “non-compensatory options” (as defined in Treasury Regulation Section 1.721-2(f)), shall be made in accordance with the Treasury Regulations including Treasury Regulations Section 1.721-2.

5.3     Tax Allocations.

5.3.1     The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

5.3.2     Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member.

5.3.3     If the Book Value of any Company asset is adjusted pursuant to Section 4.4.4, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member.

5.3.4     Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as reasonably determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

5.3.5     For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Managing Member.

5.3.6     Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses distributions or other items.

Article 6.
DISTRIBUTIONS

6.1     Distributions. Distributions shall be made to the Members, as and when determined by the Managing Member in its sole discretion, pro rata in accordance with their respective Percentage Interests; provided, however, that notwithstanding anything in this Article 6 to the contrary (other than Section 6.3), no distributions shall be made in respect of any unvested Incentive Equity Units. Any amounts that are not distributed to holders of such unvested Incentive Equity Units by virtue of the foregoing proviso shall instead be distributed to the Members in accordance with this Section 6.1. Except (a) for pro rata distributions to the Members in accordance with this Section 6.1 and Section 6.2, (b) for distributions in accordance with Section 6.3 or (c) as authorized by written Consent of each Member, the Company shall not make any distributions (in cash or in kind) or dividend payments to any Member. For clarity, unless otherwise determined by the Managing Member, no distributions shall be made in respect of any Incentive Equity Options.

6.2     Distributions In-Kind. To the extent that the Company makes pro rata distributions of property in-kind to the Members, the Company shall be treated as making a distribution equal to the fair market value of such property for purposes of Section 6.1 and such property shall be treated as if it were sold for an amount equal to its fair market value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Article 5. The fair market value of such property shall be determined in good faith by the Managing Member.

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6.3     Tax Distributions. The Managing Member shall cause the Company to make distributions to each Member (“Tax Distributions”), pro rata in proportion to each Member’s respective Percentage Interests in an amount such that the Member with the highest Tax Distribution Amount per Common Unit receives an amount equal to such Member’s Tax Distribution Amount, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due, in order to permit each Member to timely pay its estimated tax obligations for each such Estimated Tax Period (or portion thereof) (and solely in the case of AST SpaceMobile, Inc., to satisfy its obligations under the Tax Receivable Agreement). The “Tax Distribution Amount” for a Member for an Estimated Tax Period (or portion thereof) shall be equal to (i) the product of (A) the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, whichever is higher, (after giving effect to income tax deductions (if allowable) for state and local income taxes and excluding, for this purpose, any reduction in rate attributable to Section 199A of the Code) for such Estimated Tax Period (or portion thereof) (the “Assumed Tax Rate”), and (B) the aggregate amount of taxable income or gain of the Company that is allocated or is estimated to be allocated to such Member for U.S. federal income tax purposes for such Estimated Tax Period (or portion thereof) and all prior Estimated Tax Periods (to the extent no Tax Distribution has previously been made with respect to any amounts of taxable income or gain including to the extent such amounts of taxable income or gain were not taken into account in calculating the Tax Distribution Amount for which a Tax Distribution was previously made (e.g. if upon filing the Company’s final tax return for the applicable taxable year taxable income or gain of the Company is higher than estimated)) reduced, but not below zero, by any tax deduction, loss, or credit previously allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution Amount plus (ii) solely with respect to AST SpaceMobile, Inc., to the extent the amounts described in clause (i) are not sufficient to permit AST SpaceMobile, Inc. to timely pay its actual U.S. federal, state, local, and foreign tax liabilities related to tax items of the Company and timely meet its obligations pursuant to the Tax Receivable Agreement, any incremental amount required to permit AST SpaceMobile, Inc. to timely pay such actual tax liabilities and timely meet its obligations pursuant to the Tax Receivable Agreement (with all Tax Distribution Amounts updated to reflect the final Company tax returns for each applicable taxable year). The Managing Member may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law. Tax Distribution Amounts pursuant to this Section 6.3 shall be computed without regard to the effect of any special basis adjustments or resulting adjustments to taxable income made pursuant to Sections 734(b), 743(b), and 754 of the Code. Notwithstanding the foregoing, final Tax Distributions in respect of the applicable quarterly period (or portion thereof) shall be made immediately prior to and in connection with any distributions made pursuant to Section 12.3 below. The Assumed Tax Rate shall be the same for all Members, regardless of the actual combined income tax rate of the Member or its direct or indirect owners. The Managing Member shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period. All Tax Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, subsequent distributions under Section 6.1.

6.4     Amounts Withheld. To the extent the Company (or any entity in which the Company holds a direct or indirect interest) or the Managing Member is required by law to deduct or withhold any amounts or to make tax payments (including, without limitation, any imputed underpayments under the Code, or similar amounts under state, local, or non-U.S. law) on behalf of or with respect to any Member or in respect of any Redemption, Direct Exchange, Incentive Equity Exchange, conversion of any interest into a Unit, or any other acquisition of Units or Ownership Interests by any Person, or if any entity in which the Company holds a direct or indirect interest is required to withhold on amounts payable to the Company or its Subsidiaries as a result of the status (e.g., based on tax residency or treaty qualification status) of a Member, the Managing Member may deduct or withhold or cause the Company (or other applicable withholding agent) to deduct or withhold any such amounts and make any such tax payments as so required without any gross-up payments owed to the applicable Member or other Person. All such amounts deducted or withheld, or to be deducted or withheld, or payments made, or to be made, on behalf of a Member or as a result of the status of a Member (“Tax Withholding/Payment Amounts”) shall, at the option of the Managing Member, (i) be promptly paid to the Company (or the Managing Member, as applicable) by the Member or other Person on whose behalf such Tax Withholding/Payment Amounts were made or are to be made (either before the deduction or withholding (e.g. if there is no cash payment from which to withhold) or payment is required to be made or after the Managing Member, the Company (or other applicable withholding agent) undertakes such deduction or withholding or makes such tax payment), or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so

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reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Managing Member selects option (ii) pursuant to the preceding sentence for repayment of a Tax Withholding/Payment Amount by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Withholding/Payment Amount. At the reasonable request of the Managing Member, the Company, or any applicable withholding agent, the Members (or other applicable Persons) shall provide the Managing Member, the Company, or other applicable withholding agent with any necessary tax forms, including Internal Revenue Service Form W-9 or the appropriate series of Internal Revenue Service Form W-8, as applicable, or any other information or form that is relevant to determine whether any deduction or withholding is required. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company, the Managing Member, and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or imputed underpayments under Section 6232(a) of the Code, or similar amounts under state, local, or non-U.S. law) with respect to income attributable to or distributions or other payments or property deliverable to such Member, including any amounts required to be deducted or withheld in respect thereof. Each Member’s obligations under this Section 6.4 shall survive the termination, liquidation, winding up and dissolution of the Company for the applicable statute of limitations period and will survive any partial or complete transfer or redemption of a Member’s interest in the Company. To the extent any amounts are deducted or withheld and paid over to the appropriate taxing authority pursuant to this Section 6.4, such amounts shall be treated as having been paid to the Person to whom such amounts would otherwise have been required to be paid.

6.5     Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company will not make a distribution to any Member if such distribution would violate applicable law or the terms of any indebtedness of the Company.

Article 7.
BOOKS AND RECORDS

7.1     Books, Record and Financial Statements.

7.1.1     The number and type of Units issued to each Member shall be set forth opposite such Member’s name on the schedule of Members of the Company held by the Company in its books and records (the “Member Schedule”). The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of Additional Members or Substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

7.1.2     At all times during the continuance of the Company, the Managing Member shall cause the Company to maintain, at its principal place of business, separate books of account for the Company that will show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.

7.2     Accounting Methods. For financial reporting purposes and for purposes of determining Profits and Losses and other items required to be allocated pursuant to Article 5, the books and records of the Company will be kept on the accrual method of accounting, in accordance with GAAP consistently applied, and to the extent inconsistent therewith, in accordance with this Agreement. Such books and records and the entries therein will reflect all Company transactions and be appropriate for the Company’s business.

7.3     Audit. The financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, will be audited at the end of each Fiscal Year by the Company’s independent certified public accountant, with each such audit to be accompanied by a report of such accountant containing its opinion, addressed and provided to each of the Members. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant’s report, and any management letters from such accountants, will be provided to the Members promptly upon receipt by the Company thereof. The Managing Member may select and change the Company’s independent public accountants.

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Article 8.
TAX MATTERS

8.1     Tax Matters Partner; BBA Rules.

8.1.1     The Managing Member is hereby initially designated as (i) “tax matters partner” of the Company for purposes of section 6231(a)(7) of the Code as in effect prior to the amendments made by the BBA Rules (and to the extent applicable for state and local tax purposes) and (ii) the “partnership representative” pursuant to section 6223 of the Code, as amended by Public Law 114-74, the Bipartisan Budget Act of 2015 and the Consolidated Appropriations Act of 2016, and any Treasury Regulations and other guidance promulgated thereunder (and as such term is defined under any analogous provision of state or local tax law), and any similar state or local legislation, regulations, or guidance (the “BBA Rules”), for U.S. federal income and applicable state and local income tax purposes for Fiscal Years for which the BBA Rules apply to the Company (in its capacity as “tax matters partner” or “partnership representative,” the “Tax Matters Partner”). For each Taxable Year in which the Tax Matters Partner is an entity, the Company shall appoint the “designated individual” identified by the Tax Matters Partner to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. Each Member, by execution of this Agreement (and subject to the terms of the Purchase Agreement), hereby consents to the appointment of the Managing Member as Tax Matters Partner as set forth herein and agrees to execute, certify, acknowledge, deliver, swear to, file and record, at the appropriate public offices, such documents as may be necessary or appropriate to evidence such consent and agrees to take, and that the Managing Member is authorized to take (or cause the Company to take), such other actions as may be necessary pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or applicable state or local law to cause such designation. Subject to the terms of this Agreement and the Purchase Agreement, the Tax Matters Member shall have the power and authority to (A) manage, control, settle, challenge, litigate, or prosecute, on behalf of the Company, any administrative proceeding or other Action at the Company level with the Internal Revenue Service or any other Governmental Entity relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income tax purposes or otherwise relating to the BBA Rules, (B) make any election under sections 6221-6241 of the Code, as amended by the BBA Rules, and (C) shall have all other rights and powers granted under the BBA Rules with respect to the Company and its Members. If the Tax Matters Partner causes the Company to make an election under Code Section 6226(a) or any successor provision (or any analogous provision of state, local, or non-U.S. law), each Member who was a Member of the Company for U.S. federal income tax purposes for the “reviewed year” (within the meaning of Code Section 6225(d)(1) or similar concept under applicable state, local law, or non-U.S. law), shall take any adjustment to income, gain, loss, deduction, credit, or otherwise (as determined in the notice of final partnership adjustment or similar concept under applicable state, local, or non-U.S. law) into account as provided for in Code Section 6226(b) (or similar concept under applicable state, local, or non-U.S. law). Each Member other than the Tax Matters Member or the Managing Member (any such Member an “Other Member”) agrees to cooperate in good faith with the Tax Matters Member with respect to the BBA Rules, including timely providing any information and complying with any requirements that are necessary or advisable to reduce the amount of any tax, interest, penalties or similar amounts the cost of which is (or would otherwise be) borne by the Company (directly or indirectly), or to make any election permitted by this Agreement and the Code or other relevant tax law unless such Other Member is restricted from providing such information under any applicable law or contract. Subject to the foregoing, each Other Member shall provide the Tax Matters Partner with reasonable advance notice prior to treating any Company item inconsistently on such Other Member’s tax return with the treatment of the item on the Company’s tax return or prior to independently acting with respect to tax audits, examinations, or other proceedings affecting the Company.

8.1.2     The Tax Matters Partner will, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

8.1.3     The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse and indemnify and hold harmless the Tax Matters Partner (and any “designated individual”) for any and all out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) incurred by it in its capacity as Tax Matters Partner (or “designated individual”).

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8.1.4     This Section 8.1 shall be interpreted to apply to Members and former Members and shall survive the transfer of a Member’s Ownership Interest, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Company.

8.2     Section 754 Election. The Company (and to the extent provided in the Tax Receivable Agreement, each Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes) shall have in effect an election under Section 754 of the Code for the taxable year in which the date of this Agreement occurs. Each Member will, upon request of the Tax Matters Partner, supply the information necessary to give effect to any such election.

8.3     Section 83(b) Elections. Each Member who acquires Units that are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code at the time of such acquisition shall consult with such Member’s tax advisor to determine the tax consequences of such acquisition and the advisability of filing an election under Section 83(b) of the Code with respect to such Units. Each Member who acquires Units that are intended to constitute profits interests, and at the time of such acquisition are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code shall make a timely election under Section 83 of the Code with respect to such Units. It is the sole responsibility of a Member, and not the Company, to file the election under Section 83(b) of the Code even if such Member requests the Company or any of its representatives to assist in making such filing. Each Member who files an election under Section 83(b) of the Code with respect to Units (including each Member who is required to file such an election under this Section 8.3) shall provide a copy of such election and proof of filing of such election to the Company on or before the due date for the filing of such election.

8.4     Other Tax Matters.

8.4.1     Certain Tax Agreements.

8.4.1.1     The Members and the Company intend that (i) payments made under the Tax Receivable Agreement in respect of Redemptions be treated as additional consideration in respect of the transfer of the interests in the Company effectuated in connection with such Redemptions except to the extent required to be treated as imputed interest under applicable law or as otherwise provided under the Tax Receivable Agreement; (ii) the conversion of the Previous Interests into interests in the Company in connection with the transactions contemplated by Section 4.2 be treated as a non-taxable recapitalization of the equity interests in the Company; and (iii) the Managing Member’s contribution of cash to the Company for Units in accordance with the Purchase Agreement be treated as a Capital Contribution governed by Section 721(a) of the Code (and any similar applicable state, local or non-U.S. provision of tax law). The Members and the Company will, and the Other Members will cause all of their Affiliates to, file all tax returns consistent with the foregoing, unless otherwise required by applicable law including a determination of an applicable taxing authority that is final.

8.4.1.2      The Members and the Company agree to cooperate in good faith to consider whether the Company, or any Company Subsidiary, shall apply, or make any elections out of the application of, the additional depreciation allowances under Section 168(k) of the Code and the Treasury Regulations promulgated thereunder with respect to any applicable class of property of the Company or any Company Subsidiary placed into service in a relevant taxable year, taking into account what would be in the best interest of the Members, the Company or any applicable Company Subsidiary, based on the applicable facts and law in effect at the time of such determinations.

8.4.2     Tax Returns.

8.4.2.1     The Managing Member shall arrange for the preparation and filing of all tax returns required to be filed by the Company in accordance with the procedures set forth in this Section 8.4.2.

8.4.2.2     On or before April 15, June 15, September 15, and December 15 of each Fiscal Year (or, if the due dates for estimated tax payments applicable to the Members or their equityholders are modified after the date of this Agreement, on or before such modified due dates), the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of information that each such Member reasonably requires in connection with discharging its tax reporting and estimated tax payment obligations.

8.4.2.3     As soon as reasonably practicable after the end of a Fiscal Year, the Managing Member shall cause the Company to provide to the Member Representative, on behalf of each Member, a statement showing an estimate of each Member’s state tax apportionment information and each Member’s estimated allocations of taxable income, gains, losses, deductions and credits for such Fiscal Year and, as soon as reasonably practicable following the

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end of the prior Fiscal Year, the Managing Member shall cause the Company to provide to the Member Representative, on behalf of each Member, a statement showing each Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed Internal Revenue Service Schedule K-1 (and, if applicable, completed Schedules K-2 and K-3) (the statements referred to in this sentence, collectively, the “Draft Tax Statements”). Upon delivery of any Draft Tax Statements to the Member Representative, the Member Representative shall have thirty (30) days to review the applicable Draft Tax Statements and provide any comments to the Managing Member on such Draft Tax Statements. The Managing Member shall incorporate all reasonable comments received from the Member Representative during the thirty (30) day review period and such statements, reflecting the Member Representative’s reasonable comments, shall be the (“Final Tax Statements”). The Managing Member shall cause the Company to deliver Final Tax Statements to each applicable Member within five (5) days of such statements becoming Final Tax Statements.

8.4.2.4     At least thirty (30) days prior to the due date for the filing of any tax return of the Company or any Company Subsidiary, the Managing Member shall send a draft of such tax return, which shall be prepared consistently with any applicable Final Tax Statements, to the Member Representative for the Member Representative’s review and comment. The Managing Member shall incorporate all reasonable comments received from the Member Representative at least five (5) days prior to the due date for the filing of any such tax return and shall not file any tax return without receiving prior written consent of the Member Representative.

8.5     Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Previous Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, the Tax Receivable Agreement or the Warrant Agreements, the Managing Member shall have the authority to, and shall, take any steps it determines are necessary or appropriate to prevent the Company from being taxable as a corporation for U.S. federal income tax purposes. In furtherance of the foregoing, except with the consent of the Managing Member, no Transfer by a Member of its Units (including any Redemption, Direct Exchange, Incentive Equity Exchange, conversion of any interest into a Unit or any other acquisition of Units by any Person or the Company) may be made to or by any Person if such Transfer, Redemption, Direct Exchange, Incentive Equity Exchange, conversion, acquisition or other action could result in the Company being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code).

Article 9.
LIABILITY, EXCULPATION AND INDEMNIFICATION

9.1     Exculpation.

9.1.1     A “Covered Person” shall mean any Member, any Affiliate of a Member, any partner, shareholder, member, director, officer, agent, or employee of any Member or of any Affiliate of any Member, any director, officer, agent, or employee of the Company or of any of its Subsidiaries, and any Person who, at the request of the Company serves in any capacity on behalf of another entity, including, without limitation, any director, officer or employee of the Managing Member. No Covered Person will be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person will be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct, or knowing violation of the law or of this Agreement.

9.1.2     A Covered Person will be fully protected in relying in good faith upon the records of the Company (or such other entity which he or she serves) and upon such information, opinions, reports or statements presented to the Company (or such other entity which he or she serves) by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who in the reasonable belief of such Covered Person has been selected with reasonable care by or on behalf of the Company (or such other entity which he or she serves), including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

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9.2     Indemnification by the Company.

9.2.1     To the fullest extent permitted by law, in addition to any indemnification obligations of the Managing Member, the Company shall indemnify any Covered Person to the extent and in the manner specified in this Section 9.2.

9.2.2     A Covered Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of alleged acts or omissions in his capacity as a Covered Person (a “Covered Proceeding”), other than a Covered Proceeding brought by or in the right of the Company or the Members generally, shall be indemnified and held harmless by the Company from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts which the Covered Person may actually and reasonably incur in connection with or by reason of such Covered Proceeding, by reason of any acts, omissions, or alleged acts or omissions committed directly or indirectly on behalf of the Company (whether or not the Covered Person is still acting in such capacity at the commencement of or during such Covered Proceeding), except to the extent that such act or omission was done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or except to the extent that, with respect to any criminal action or proceeding, such Person had reasonable cause to believe his conduct was unlawful. The termination of any Covered Proceeding by judgment, order, conviction, plea, settlement, or its equivalent, shall not of itself create a presumption that the act or omission was done fraudulently or in bad faith or as a result of wanton or willful misconduct or, with respect to any criminal Covered Proceeding, that the Person had reasonable cause to believe that his conduct was unlawful.

9.2.3     A Covered Person who was or is a party, or is threatened to be made a party, by reason of alleged acts or omissions in his capacity as a Covered Person, to any Covered Proceeding brought by or in the right of the Company or of the Members generally to procure a judgment in its or their favor, shall be indemnified and held harmless as set forth in Section 9.2.2 to the extent that such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Company. If the Covered Person shall have been adjudicated by final and nonappealable order in such Covered Proceeding to be liable to the Company or to the Members generally, then the indemnification provided for in the preceding sentence shall apply only to the extent that the tribunal having jurisdiction over such Covered Proceeding shall determine that, despite the adjudication of liability, in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to such indemnification.

9.2.4     The Company shall pay, (i) from the inception of a Covered Proceeding and for its entire duration, all costs and expenses of the Covered Person with respect to such Covered Proceeding as they become due, including without limitation reasonable legal fees and expenses, and (ii) in connection with the termination of a Covered Proceeding (whether or not appellate or other review proceedings are taken or contemplated), all judgments, fines, settlement payments, other costs and expenses (including reasonable legal fees and expenses) and other amounts incurred by the Covered Person, provided that in each case described in clause (i) or (ii), the Covered Person shall have delivered to the Company a written undertaking to repay all such amounts to the Company to the extent it is determined, as provided in Section 9.2.2 or Section 9.2.3, that the Covered Person is not entitled to indemnification with respect to part or all of the amounts paid.

9.2.5     The Managing Member shall control the defense of any Covered Person in a Covered Proceeding as well as any settlement with respect to such Covered Person, including without limitation the selection and direction of counsel. The Covered Person shall not consent to the entry of any judgment or other dispositive order or to any settlement without the consent of the Managing Member. The Managing Member and counsel selected by it shall not consent to the entry of any judgment or other dispositive order as to the Covered Person which does not provide for a complete and unconditional release of all liability in favor of the Covered Person.

9.2.6     The obligations of the Company under this Section 9.2 shall be enforceable solely against the assets of the Company, and not against the assets of any Member, of any securityholder of the Managing Member, or of any officer, director, agent, or employee of the Company or the Managing Member. The provisions of this Section 9.2 are solely for the benefit of the Covered Person and his, her, or its heirs, personal representatives, successors, and assigns.

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9.2.7     The rights and remedies granted a Covered Person by this Section 9.2 shall be in addition to, and not in lieu of, (i) any and all rights and remedies available to a Covered Person against the Company or any other Person, whether conferred by any provision of law, by any agreement, bylaw, articles of incorporation, or other document, or by any resolution or other action, and (ii) any and all rights and claims available to a Covered Person under any policy of insurance. Amounts payable under this Section 9.2 shall not be reduced or deferred by reason of any such other rights, remedies, or claims which may be available to a Covered Person, provided however, that a Covered Person shall have only one satisfaction with respect to amounts incurred, and provided further, that the Company shall be subrogated to a Covered Person’s claims against other Persons and under any policy of insurance, to the extent of payments made by the Company to such Covered Person under this Section 9.2. Notwithstanding anything herein to the contrary, no Person shall be entitled to any rights under this Section 9.2 without the prior written consent of the Managing Member.

9.3     Insurance. The Company may purchase and maintain such insurance with such coverages on behalf of Covered Persons and such other Persons as the Managing Member may determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company (or such other entity which he or she serves), regardless of whether the Company (or such entity) would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with Covered Persons or other parties and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 9.2.2 above and containing such other procedures regarding indemnification as are appropriate, provided that such contracts and procedures shall not be in derogation of the protections provided by this Article 9. No Covered Person shall be permitted to make a claim under any insurance coverage purchased and maintained by the Company without the prior written consent of the Managing Member. For the avoidance of doubt, any costs or liabilities under any indemnity contract entered into by the Managing Member with a Covered Person shall be paid by the Company.

Article 10.
RESTRICTIONS ON TRANSFERS OF OWNERSHIP INTERESTS

10.1     Transfers by the Managing Member. Except as otherwise provided in this Agreement, including in Sections 4.9, 4.10, 4.11 and 10.5, the Managing Member may not Transfer all or any part of its Ownership Interest without the Consent of the Members (other than the Managing Member) holding at least a majority of the aggregate Common Units then outstanding and held by such Members.

10.2     Transfers by Members.

10.2.1     Except as set forth in Section 10.2.2 or Section 10.5, to the fullest extent permitted by law, no Member may Transfer all or any part of such Member’s Ownership Interests without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion. Unless a Transferee is admitted as a substitute Member in accordance with Section 10.3, a Transfer by a Member of all or any part of such Member’s Common Units shall not release such Member from any of such Member’s obligations or liabilities hereunder or limit the Managing Member’s rights with respect to such Member of any nature whatsoever arising under this Agreement; provided, that any such Transferee shall be entitled to allocations and distributions with respect to its Common Units but shall not have any of the other rights of a Member under this Agreement.

10.2.2     The restrictions contained in the first sentence of Section 10.2.1 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption in accordance with Section 11 or (B) a Transfer by a Member to another Member, the Company or any of its Subsidiaries, (ii) a Transfer to an Affiliate of, or owner of an equity interest in, a Member (including any distribution by such Member to its members, partners or shareholders or any redemption of the equity interests in such Member held by one or more of its members, partners or shareholders, and any related distributions or redemptions by such members, partners or shareholders to their respective members, partners or shareholders) or (iii) any Transfer of equity or other interests in such Member (including, for the avoidance of doubt, any Transfers of equity or other interests in the Managing Member) so long as such Transfer is consistent with the terms of any agreement with the Managing Member and/or the Company; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to the transferred Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (ii), prior to such Transfer the transferor will deliver a written notice to the Managing Member, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee.

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10.3     Certain Provisions Applicable to Transfers. Any Person who acquires Common Units in accordance with this Agreement (“Transferee”) shall be admitted as a Member upon the satisfaction of the following conditions:

10.3.1     the Transferee agrees to be bound by all the terms and provisions of this Agreement applicable to it;

10.3.2     the Transferor and Transferee execute and acknowledge such other instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effect such substitution; and

10.3.3     such Transfer does not (A) cause the Company to become a “publicly traded partnership”, as such term is defined in Section 469(k)(2) or 7704 of the Code, or (B) cause the Company to become subject to regulation or inspection under the Bank Holding Company Act of 1956, as amended.

For purposes of this Article 10, a transaction shall be deemed to be a Transfer, irrespective of its form, if it has economic effect which is substantially equivalent to that of a Transfer under the relevant circumstances.

10.4     Pledges. A holder of Common Units may pledge or grant a security interest in such Common Units subject to the following conditions:

10.4.1     such holder provides thirty (30) days’ prior written notice of the pledge or grant to the Managing Member;

10.4.2     such pledge or grant of security interest shall be made in connection with a bona fide extension of credit by a Person (the “Lender”) who in the ordinary course of such Person’s business engages in such extensions of credit; and

10.4.3     prior to completing such pledge or grant of security interest, such holder shall deliver to the Managing Member an undertaking or other instrument reasonably satisfactory to the Managing Member (and for the benefit of each holder of Common Units) in which the Lender acknowledges and agrees that the exercise by the Lender of remedies involving Transfer of ownership of such shares or of rights appurtenant thereto will be a Transfer subject to all the terms of conditions of this Agreement.

Notwithstanding the foregoing, the Managing Member may prevent a holder from pledging or granting a security interest in its Common Units if it determines that the exercise of the Lender’s remedies could cause a Transfer otherwise prohibited by this Agreement, including a Transfer prohibited by Section 10.3.3.

10.5     Certain Transactions with Respect to the Managing Member.

10.5.1     In connection with a Change of Control Transaction, each Member shall, and the Managing Member shall have the right, in its sole discretion, to require each Member to effect an Exchange of all of such Member’s vested Incentive Equity Units (if any) pursuant to Section 11.3, and, a Redemption of all or a portion of such Member’s Common Units (including, but not limited to, any Common Units received by such member pursuant to such Exchange and any other Common Units held by any Member), pursuant to which such Common Units will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity), mutatis mutandis, in accordance with the Redemption provisions of Article 11 (applied for this purpose as if the Managing Member had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.5.1. Any such Redemption pursuant to this Section 10.5.1 shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.5.1, the “Change of Control Date”). From and after the Change of Control Date, (i) the Common Units subject to such Redemption shall be deemed to be transferred to the Managing Member on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Common Units subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Redemption). In the event of an expected Change of Control Transaction, the Managing Member shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement providing for such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to

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applicable law or regulation, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by the Managing Member to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.5.1 to effect such Redemption.

10.5.2     In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Managing Member or is proposed to the Managing Member or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Managing Member shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable law or regulation, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Common Units held by such Member that is applicable to such Pubco Offer. The Members shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by the Managing Member. In the case of any Pubco Offer that was initially proposed by the Managing Member, the Managing Member shall use reasonable best efforts to enable and permit the Members to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Common Units prior to the consummation of such transaction.

10.5.3     In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.5.1 shall take precedence over the provisions of Section 10.5.2 with respect to such transaction, and the provisions of Section 10.5.2 shall be subordinate to provisions of Section 10.5.1, and may only be triggered if the Managing Member elects to waive the provisions of Section 10.5.1.

Article 11.
REDEMPTION

11.1     Redemption Right of a Member.

11.1.1     Each Member (other than the Managing Member and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units in whole or in part (the “Redemption Right”) at any time and from time to time following the waiver or expiration of the Lock-Up Period (as defined in the Stockholders’ Agreement), relating to the shares of the Managing Member that may be applicable to such Member. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with copies to the Managing Member and the Redemption Election Committee. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, that the Company, the Managing Member and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that in the event the Managing Member (acting through the Redemption Election Committee) elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. In the Redemption Notice, the Redeeming Member shall also acknowledge and agree that in the event the Managing Member (acting through the Redemption Election Committee) elects a Cash Settlement, the Redeeming Member shall

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be entitled only to the lesser of the net proceeds of a Cash Settlement Offering or the Redeemed Units Equivalent. Subject to Section 11.3 and unless the Redeeming Member has revoked or delayed a Redemption as provided in Section 11.1.4, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date).

11.1.1.1     the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated); and

11.1.1.2     the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.1.2, and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.1.1 and the Redeemed Units.

11.1.2     Subject to the final sentence of this Section 11.1.2, the Managing Member, acting through the Redemption Election Committee, shall have the option to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement. The Managing Member, acting through the Redemption Election Committee, shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election within three (3) Business Days of receiving the Redemption Notice; provided, that if the Managing Member does not timely deliver an Election Notice, or if the Redemption Election Committee for any reason is unable to or does not take action within such three (3) Business Day period, then the Managing Member shall be deemed to have elected the Share Settlement method. Notwithstanding anything to the contrary in this Agreement, the Managing Member (acting through the Redemption Election Committee) may only elect a Cash Settlement if such Cash Settlement is limited to the net proceeds from any issuance of shares of Class A Common Stock issued for the purpose of satisfying such Cash Settlement.

11.1.3     In the event the Managing Member elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:

11.1.3.1     any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

11.1.3.2     the Managing Member shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;

11.1.3.3     the Managing Member shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately folling the consummation of the Redemption;

11.1.3.4     the Redeeming Member is in possession of any material non-public information concerning the Managing Member, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Managing Member does not permit disclosure of such information);

11.1.3.5     any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

11.1.3.6     there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

11.1.3.7     there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

11.1.3.8     the Managing Member shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or

11.1.3.9     the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period;

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If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.1.3, the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such other day as the Managing Member, the Company and such Redeeming Member may agree in writing).

11.1.4     The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all distributions pursuant to Section 6.3 that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any tax year irrespective of whether such distribution(s) are declared or made after the Redemption Date. For the avoidance of doubt and for the purpose of avoiding duplication, the Redeeming Member entitled to receive any distribution pursuant to the preceding sentence shall not also receive the dividend declared on the applicable Share Settlement in connection with the same distribution.

11.1.5     In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

11.1.6     Notwithstanding anything to the contrary contained herein, neither the Company nor the Managing Member shall be obligated to effectuate a Redemption if such Redemption could (as determined in the reasonable discretion of the Managing Member) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

11.2     Election and Contribution of the Managing Member. Unless the Redeeming Member has timely revoked or delayed a Redemption as provided in Section 11.1.4, subject to Section 11.5, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Managing Member shall make a capital contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Managing Member (acting through the Redemption Election Committee) in accordance with and subject to the conditions in Section 11.1.2), and (ii) in the event of a Share Settlement, the Company shall issue to the Managing Member a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.3, in the event that the Managing Member (acting through the Redemption Election Committee) elects a Cash Settlement in accordance with and subject to the conditions in Section 11.1.2, the Managing Member shall only be obligated to contribute to the Company, an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement. If the net proceeds from the Cash Settlement Offering exceed the amount required to satisfy the applicable Cash Settlement, the Managing Member shall retain, contribute or otherwise manage such excess cash in its discretion, consistent with how the Managing Member manages any other excess cash it may obtain or receive from time to time.

11.3     Exchange of Incentive Equity Units. Subject to Section 11.3.1 below, from and after the later of the (i) twenty-four (24)-month anniversary of the consummation of the Transactions and (ii) six (6)–month anniversary of the date on which the Incentive Equity Option vests with respect to the relevant Incentive Equity Units (unless such time restriction is waived by the Managing Member in its sole discretion with respect to any proposed Incentive Equity Exchange or such restriction is expressly waived in an individual award agreement), and subject to (A) the terms of any Trading Policy (including any Blackout Period contained therein), (B) the waiver or expiration of any contractual lock-up period relating to the shares of the Managing Member (or any corresponding Units) that may be applicable to such Member and (C) the terms of this Agreement, each Member shall be entitled to cause the Company to exchange (an “Incentive Equity Exchange”) its vested Incentive Equity Units for Common Units, in whole or in part (the “Incentive Equity Exchange Right”) at any time and from time to time (for clarity, in no event shall any Incentive Equity Exchange Right exist (x) with respect to any Incentive Equity Option at any time, or (y) with respect to Incentive Equity Units subject to an Incentive Equity Option prior to the valid exercise of the Incentive Equity

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Option with respect to such Incentive Equity Units). A Member desiring to exercise its Incentive Equity Exchange Right (an “Incentive Equity Exchanging Member”) shall exercise such right by giving written notice (the “Incentive Equity Exchange Notice”) to the Company. The Incentive Equity Exchange Notice shall specify the number of Incentive Equity Units (the “Exchanged Incentive Equity Units”) that the Incentive Equity Exchanging Member intends to have the Company exchange for Common Units and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Incentive Equity Exchange Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Incentive Equity Exchange Right shall be completed (the “Incentive Equity Exchange Date”); provided, that the Company and the Incentive Equity Exchanging Member may change the number of Exchanged Incentive Equity Units and/or the Incentive Equity Exchange Date specified in such Incentive Equity Exchange Notice to another number and/or date by mutual agreement signed in writing by each of them. On the Incentive Equity Exchange Date (to be effective immediately prior to the close of business on the Incentive Equity Exchange Date): (a) the Incentive Equity Exchanging Member shall Transfer and surrender, free and clear of all liens and encumbrances, the Exchanged Incentive Equity Units to the Company and (b) the Company shall (i) cancel the Exchanged Incentive Equity Units, (ii) issue to the Incentive Equity Exchanging Member the Common Units applicable to the Exchanged Incentive Equity Units and (iii) if the Exchanged Incentive Equity Units are certificated, issue to the Incentive Equity Exchanging Member a certificate for a number of Incentive Equity Units equal to the difference (if any) between the number of Incentive Equity Units evidenced by the certificate surrendered by the Incentive Equity Exchanging Member pursuant to clause (a) of this Section 11.3 and the Exchanged Incentive Equity Units. Upon issuance of the Common Units, such Common Units shall immediately be subject to all of the provisions herein applicable to Common Units, including the Redemption provisions contained in this Article 11, and notwithstanding anything herein to the contrary, immediately upon consummation of any Exchange, unless otherwise agreed in writing between the Incentive Equity Exchanging Member and the Managing Member, the Incentive Equity Exchanging Member shall be deemed to have initiated its Redemption Right with respect to the new Common Units received in such Incentive Equity Exchange, and therefore the provisions of the foregoing Section 11.1 shall be deemed to apply as though the applicable Member had sent a Redemption Notice thereunder on the date that it sent the Incentive Equity Exchange Notice under this Section 11.3, such that the Redemption occurs on the same day as, and immediately following, the Incentive Equity Exchange.

11.3.2     Notwithstanding anything to the contrary contained in this Section 11.3, and subject to the terms of any Trading Policy (including any Blackout Period contained therein), the holder of any Incentive Equity Option shall, in connection with the exercise of such Incentive Equity Option, pay the exercise price and, subject to the conditions specified below, any taxes required by law to be withheld in connection with the exercise of any Incentive Equity Option, and may satisfy such obligations by (i) cash, check or wire transfer of immediately available funds, or (ii) (A) in the case of payment of the exercise price of an Incentive Equity Option, surrender of Incentive Equity Units underlying the Incentive Equity Option having a fair market value (as determined in good faith by the Managing Member) on the date of delivery equal to the aggregate exercise price payment required, and (B) in the case of satisfaction of tax withholding obligations, solely if such exercise occurs at a time when a market sale of Class A Common Stock by the holder of the Incentive Equity Option is permitted under applicable law, stock exchange rules, applicable Trading Policies and any other applicable Company/Managing Member policies, in each case as determined by the Managing Member in its sole discretion, delivery of a written or electronic notice that the holder has placed a market sell order with a broker acceptable to the Company with respect to a number of shares of Class A Common Stock issuable in connection with an Incentive Equity Exchange of the Incentive Equity Units underlying the Incentive Equity Option (which notice shall be deemed to effectuate an Incentive Equity Exchange with respect to such Incentive Equity Units in accordance with Section 11.3 above) sufficient to cover the applicable tax withholding obligations (not in excess of the maximum statutory withholding rate), and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale.

11.4     Direct Exchange Right of the Managing Member.

11.4.1     Notwithstanding anything to the contrary in this Article 11 (save for the limitations set forth in Section 11.1 regarding the Managing Member’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under this Article 11, including the right to revoke a Redemption Notice), the Managing Member may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member, on the one hand, and the Managing Member, on the other hand (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company for purposes of the

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Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable. Upon such Direct Exchange pursuant to this Section 11.4, the Managing Member shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

11.4.2     The Managing Member may, at any time prior to a Redemption Date (including after delivery of an Election), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Article 11 and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Managing Member at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

11.4.3     Except as otherwise provided by this Section 11.4, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Managing Member had not delivered an Exchange Election Notice and as follows:

11.4.3.1      the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, the Redeemed Units to the Managing Member;

11.4.3.2      the Managing Member shall pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable; and

11.4.3.3      the Company shall (x) register the Managing Member as the owner of the Redeemed Units and (y) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to this Section 11.4 and the Redeemed Units, and issue to the Managing Member a certificate for the number of Redeemed Units acquired from the Redeeming Member pursuant to this Section 11.4.

11.5     Reservation of shares of Class A Common Stock; Listing; Certificate of Incorporation. At all times the Managing Member shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption; provided that nothing contained herein shall be construed to preclude the Managing Member from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Managing Member) or by way of Cash Settlement. Subject to the terms of the Registration Rights Agreement, the Managing Member shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption to the extent a registration statement is effective and available with respect to such shares. The Managing Member shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Managing Member covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 11 shall be interpreted and applied in a manner consistent with any corresponding provisions of the Managing Member’s certificate of incorporation (if any).

11.6     Effect of Exercise of Redemption. This Agreement shall continue notwithstanding the consummation of a Redemption by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Common Units following such Redemption, the Redeeming Member. No Redemption shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.

11.7     Tax Treatment. Unless otherwise required by applicable law including a determination of an applicable taxing authority that is final, the parties hereto agree to treat any Redemption (including any Redemption occurring in connection with an Incentive Equity Exchange) or Direct Exchange as a direct exchange between the Managing Member and the Redeeming Member for U.S. federal and applicable state and local income tax purposes and each

Annex C-30

of the Company, the Managing Member and the applicable Redeeming Members and their respective Affiliates shall report any Redemption or Direct Exchange consistent therewith for all U.S. federal and applicable state and local income tax purposes unless otherwise required by applicable law including a determination of an applicable taxing authority that is final.

11.8     Blocker Merger Transaction Cooperation. Following the waiver or expiration of the Lock-Up Period (as defined in the Stockholders’ Agreement), if requested by any Member, the Managing Member and the Company shall work together in good faith with any such requesting Member to structure a transaction that provides for such Member (or an Affiliate thereof) to, in lieu of exercising Redemption Rights applicable to all or a portion of the Common Units held (directly or indirectly) by such Member, merge an entity (a “Blocker Corporation”) that (i) is classified as a corporation for U.S. federal income tax purposes, (ii) has no material assets other than Common Units and (iii) has no liabilities other than any liabilities directly relating to the Common Units held by such corporation (iv) does not have, and has never engaged in, any activities other than holding Common Units, and (v) was formed sufficiently in advance of any merger with and into the Managing Member or with or into one or more Subsidiaries of the Managing Member that is treated as a corporation or an entity that is disregarded as separate from the Managing Member for U.S. federal income tax purposes (any such merger, or any substantially similar transaction pursuant to which the equityholder of the Blocker Corporation receives Class A Common Stock in exchange for all of the interests in the Blocker Corporation, a “Blocker Merger Transaction”). Such Member shall notify the Managing Member and the Company in writing of any request by the Member to implement a Blocker Merger Transaction, and the Managing Member, the Company and the applicable Member shall work together to structure any such Blocker Merger Transaction in a manner that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and shall draft definitive documentation with respect to any such Blocker Merger Transaction. Such definitive documentation shall include customary representations and customary indemnification, including customary indemnification with respect to any taxes of or with respect to the Blocker Corporation, and shall provide for the rights, if any, the Member may have under the Tax Receivable Agreement following any such Blocker Merger Transaction. Notwithstanding the foregoing, in no event shall any Blocker Merger Transaction be required if such Blocker Merger Transaction would reasonably be expected to result in adverse tax consequences to the Company or any Subsidiary thereof, the Managing Member or any Subsidiary thereof, or any other Member.

Article 12.
DISSOLUTION, LIQUIDATION AND TERMINATION

12.1     Dissolution. The Company will be dissolved and its affairs will be wound up upon the occurrence of the first of any of the following events: (a) the written agreement of Members holding 80% of the Units then outstanding; or (b) dissolution required by operation of law.

12.2     Notice of Dissolution. Upon the dissolution of the Company, the Managing Member will promptly notify each of the Members of such dissolution.

12.3     Liquidation. Upon dissolution of the Company, the Managing Member, as liquidating trustee, will immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time will be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the losses attendant upon a liquidation. The Members will continue to share Profits and Losses and other items required to be allocated under Article 5, in the same manner as before the dissolution of the Company. The proceeds of liquidation will be applied (i) first, to the payment of amounts owed to creditors, (ii) then to the establishment of such reserves for contingent liabilities and costs of liquidation as the Managing Member may reasonably determine, and (iii) then to distributions to the Members in accordance with Section 6.1 or Section 6.2.

12.4     Termination. The Company will terminate when all of the assets of the Company have been distributed in the manner provided for in Section 12.3. Notwithstanding the foregoing, Section 3.5, Article 5, Article 8, Article 9, Section 11.7, this Article 12 and Article 14 will survive termination of the Company and this Agreement in accordance with their terms.

12.5     Claims of the Members. Members and former Members will look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members will have no recourse against the Company or any other Member.

Annex C-31

Article 13.
PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS

13.1     Procedures for Actions and Consents of Members. The actions requiring Consent of any Member or Members pursuant to this Agreement, including Section 3.6 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 13.

13.2     Actions and Consents of Members.

13.2.1     Meetings of the Members may be called only by the Managing Member to transact any business that the Managing Member determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the outstanding Units held by the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members by written Consent in accordance with the procedure prescribed in Section 13.2.2 hereof.

13.2.2     Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so specified by the Managing Member. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent to the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

13.2.3     Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable in the discretion of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

13.2.4     The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment at such meeting.

13.2.5     Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation of the foregoing, meetings of Members may be held at the same time as and as part of, and conducted in the same manner as, the meetings of the Managing Member’s stockholders.

Annex C-32

Article 14.
MISCELLANEOUS

14.1     Notices. All notices provided for in this Agreement will be in writing, duly signed by the party giving such notice, addressed as follows:

(a)    If given to the Company, to the Managing Member at the address for such Member set forth on Exhibit A; and

(b)    If given to any Member or any of such Member’s members or shareholders, at its address set forth on Exhibit A.

All notices required or permitted by this Agreement shall be given by overnight first class mail, postage prepaid, sent by commercial overnight courier service or by electronic mail (with a subject indicating that it is a notice pursuant to this Agreement). Any such notice will be deemed to have been duly given or made and to have become legally effective, in each case, only at the time of receipt thereof by both the primary Person to whom it is directed and each Person to whom a copy is required to be sent in accordance with Exhibit A. Any provision in this Agreement referring to the “giving” or “delivery” of a notice shall be construed in accordance with the preceding sentence.

14.2     Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement will not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation.

14.3     Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party will not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.4     Binding Effect. Subject to other applicable provisions of this Agreement, this Agreement will be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their successors, heirs, legal representatives and assigns. Whenever any provision of this Agreement refers to a Member, such provision shall be deemed to refer also to any Transferee of an Ownership Interest of such Member, subject to other applicable provisions of this Agreement.

14.5     Interpretation. All references to “this Agreement” include the exhibits, schedules, and appendixes hereto. Throughout this Agreement, nouns, pronouns and verbs will be construed as masculine, feminine, neuter, singular or plural, whichever will be applicable. All references herein to Sections, subsections, paragraphs or clauses, or to exhibits, schedules or appendixes, will refer to corresponding provisions of this Agreement. Use of the word “including” shall mean “including without limitation,” unless otherwise stated.

14.6     Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

14.7     Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All counterparts will be construed together and will constitute one instrument.

14.8     Integration. This Agreement and all Exhibits and Appendices hereto, together with all other agreements that will become effective on the Effective Date, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and shall supersede all prior agreements and understanding pertaining hereto.

14.9     Amendments. Subject to the Stockholders’ Agreement, this Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person.

14.10     Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Annex C-33

14.11     Governing Law. This Agreement and the rights of the parties hereunder will be interpreted in accordance with the laws of the State of Delaware and all rights and remedies will be governed by such laws without regard to principles of conflict of laws.

14.12     Consent to Jurisdiction. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims asserted in such action or proceeding shall be heard and determined in any such court. Each party further irrevocably waives any objection which such party may now or hereafter have to the venue of the state or federal court in the State of Delaware having jurisdiction, and irrevocably agrees not to assert that such court is an inconvenient forum.

14.13     Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Remainder of Page Intentionally Left Blank]

Annex C-34

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Amended and Restated Limited Liability Company Operating Agreement of AST & Science, LLC, as of the date first above written.

THE COMPANY:

AST & SCIENCE, LLC, a Delaware limited liability company

Name:
Title:

[Signature page to Operating Agreement]

Annex C-35

THE MANAGING MEMBER:

AST SPACEMOBILE, INC., a Delaware corporation

Name:
Title:

[Signature page to Operating Agreement]

Annex C-36

MEMBERS:

By:
Abel Avellan, Individually

[Signature page to Operating Agreement]

Annex C-37

By:
Tom Severson, Individually

[Signature page to Operating Agreement]

Annex C-38

By:
Oscar Garcia, Individually

[Signature page to Operating Agreement]

Annex C-39

INVESAT LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature page to Operating Agreement]

Annex C-40

Vodafone Ventures Limited, a private limited company organized under the laws of England and Wales

By:
Name:
Title:

[Signature page to Operating Agreement]

Annex C-41

ATC TRS II LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature page to Operating Agreement]

Annex C-42

Rakuten Mobile Singapore PTE. LTD., a Singapore private limited company

By:
Name:
Title:

[Signature page to Operating Agreement]

Annex C-43

SAMSUNG NEXT FUND LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature page to Operating Agreement]

Annex C-44

EXHIBIT A

Names and Addresses of the Members for Notice and Other Purposes

If to the Company or the Managing Member:
c/o AST & Science LLC
Midland International Air and Space Port
2901 Enterprise Lane
Midland, TX 79706
Attention: Abel Avellan and Tom Severson
Email: aavellen@ast-science.com; tseverson@ast-science.com

With a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attention: Ryan Maierson and Bradley Helms

If to Abel Avellan:
8065 Los Pinos Circle
Coral Gables, Florida 33143
Email: aavellan@ast-science.com

If to Tom Severson:
27 South Drive
Key Largo, Florida 33037
Email: tseverson@ast-science.com

If to Oscar Garcia:
[•]

If to Invesat LLC:
121 Alhambra Cir;
Coral Gables, Florida 33134

If to Vodafone Ventures Limited:
Vodafone Group Services Limited
Attn: Vodafone Group General Counsel & Company Secretary
One Kingdom Street, Paddington Central,
London W2 6BY

If to ATC TRS II, LLC:
116 Huntington Avenue – 11th floor
Boston, MA 02116

If to Rakuten Mobile Singapore PTE. LTD.:
Attn: Mitsuru Koyama
1-14-1 Tamagawa, Setagaya-ku
Tokyo 158-0094 Japan

If to Samsung Next Fund LLC
[•]

Annex C-A-1

EXHIBIT B

Annex C-B-1

Annex D

AST SPACEMOBILE, INC.
2020 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE

The purpose of the AST SpaceMobile, Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of AST SpaceMobile, Inc., a Delaware corporation (the “Company”) and AST & Science, LLC (the “Operating Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company and the Operating Company and their subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Operating Company’s operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2    “Affiliate” shall mean the Operating Company and any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company, including any Subsidiary and any Affiliate that is a domestic eligible entity that is disregarded, under Treasury Regulation Section 301-7701-3, as an entity separate from either the Company or any Subsidiary. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6    “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Incentive Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8    “Board” shall mean the Board of Directors of the Company.

Annex D-1

2.9    “Change in Control” shall mean

(a)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders (as defined in the Operating Company LLCA)) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote;

(b)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets (including a sale of all or substantially all of the assets of the Operating Company); or

(c)    there is consummated a merger or consolidation of the Company with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this clause (ii)).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10    “Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

2.11    “Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Company.

2.12    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.13    “Committee” shall mean the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.14    “Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Company.

2.15    “Common Units” means Common Units, as defined in the Operating Company LLCA.

Annex D-2

2.16    “Company” shall have the meaning set forth in Article 1.

2.17    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.18    “Director” shall mean a member of the Board, as constituted from time to time.

2.19    “Director Limit” shall have the meaning set forth in Section 4.6.

2.20    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.21    “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.22    “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.23    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.24    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

2.25    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)    If the Common Stock is (i) listed on any established securities exchange (such as the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market), and the New York Stock Exchange, (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.27    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28    “Holder” shall mean a person who has been granted an Award.

2.29    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30    “Incentive Unit” shall mean, to the extent authorized by the Operating Company LLCA, a class of limited liability company unit in the Operating Company that is granted pursuant to Section 9.7 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

2.31    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

Annex D-3

2.32    “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.34    “Operating Company” means shall have the meaning set forth in Article 1.

2.35    “Operating Company LLCA” means the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Operating Company, as may be amended and/or restated from time to time.

2.36    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.37    “Option Term” shall have the meaning set forth in Section 5.4.

2.38    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee, and (c) the Operating Company LLCA.

2.39    “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.40    “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) net income (either before or after taxes) or net income growth; (iii) adjusted net income; (iv) operating earnings or profit (consolidated or unconsolidated, and either before or after taxes); (v) cash flow (including, but not limited to, operating cash flow and free cash flow); (vi) return on assets or return on net assets; (vii) return on capital (or invested capital) and cost of capital; (viii) return on stockholders’ equity; (ix) total stockholder return; (x) gross or net profit or operating margin; (xi) costs, reductions in costs and cost control measures; (xii) expenses and expense control measures; (xiii) working capital; (xiv) earnings or loss per share; (xv) adjusted earnings or loss per share; (xvi) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xvii) regulatory achievements or compliance; (xviii) revenues, revenue growth or net revenue growth, (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) hiring or personnel, and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

2.41    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or any other methodology as determined appropriate by the Administrator.

2.42    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.43    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

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2.44    “Plan” shall have the meaning set forth in Article 1.

2.45    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46    “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.48    “Rule 16b-3” means Rule 16b3 of the Exchange Act and any amendments thereto.

2.49    “SAR Term” shall have the meaning set forth in Section 5.4.

2.50    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.51    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.52    “Shares” shall mean shares of Common Stock.

2.53    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.54    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56    “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to 10,800,000. The limit provided in the immediately preceding sentence shall also constitute the maximum number of Awards under the Plan that may be granted as Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. Subject to Section 12.2, each Incentive Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 3.1(a).

(b)    If any Shares are forfeited or expire, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

ARTICLE 4.
GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

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4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6    Non-Employee Director Awards.

(a)    Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b)    Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards granted and the amount of any cash-based Awards or other fees paid to a Non-Employee Director during any calendar year shall not exceed $750,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

Annex D-7

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options; provided, however that Options and Stock Appreciation Rights may not be granted with respect to stock that is not “service recipient stock” as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii).

5.2    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

Annex D-8

5.5    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year (or any shorter) term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2    Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;

(c)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3    Expiration of Option Term or SAR Term: Automatic Exercise of In-the-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date, shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c), and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder

Annex D-9

of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfer (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.
AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2    Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Holder holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes non-forfeitable.

7.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and any property or cash transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

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ARTICLE 8.
AWARD OF RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of one or more specified events, including a Change in Control.

8.3    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date applicable to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.
AWARD OF OTHER STOCK OR CASH BASED AWARDS, DIVIDEND
EQUIVALENTS AND INCENTIVE UNITS

9.1    Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the forgoing, Dividend Equivalents with respect to an Award shall only be paid to the Holder to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalents will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes non-forfeitable, unless determined otherwise by the Administrator.

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9.3    Incentive Units. The Administrator is authorized to grant Incentive Units (if authorized under the Operating Company LLCA) in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Incentive Units may only be issued to a Holder for the performance of services to or for the benefit of the Operating Company (a) in the Holder’s capacity as a member of the Operating Company, (b) in anticipation of the Holder becoming a member of the Operating Company, or (c) as otherwise determined by the Administrator, provided that if and to the extent that the Incentive Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191, such Incentive Units shall be granted, administered and interpreted in all respects in accordance with the requirements thereof. The Administrator shall specify the conditions and dates upon which the Incentive Units shall vest and become nonforfeitable. Incentive Units shall be subject to the terms and conditions of the Operating Company LLCA and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2    Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

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10.3    Transferability of Awards.

(a)    Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by applicable law; (iv) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (v) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)    Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

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10.4    Conditions to Issuance of Shares.

(a)    The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)    All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)    The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5    Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (and any rules or regulations promulgated thereunder) or any other Applicable Law, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6    Repricing. Subject to Section 12.2, the Administrator may not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

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10.7    Amendment of Awards. Subject to Applicable Law and Section 10.6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or settlement. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8    Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan, and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.
ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, (A) shall conduct the general administration of the Plan with

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respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board, and (B) may re-vest in itself at any time any authority of the Committee hereunder, and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

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(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement, resolve any ambiguities under the Plan or any Award and supply any omissions; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7    Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12.
MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan.

(a)    Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)    Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

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12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of (i) any equity distribution, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, division of Shares or Common Units, Share or unit split, reverse Share or unit split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or Common Units or other securities of the Company or an Affiliate, as applicable, issuance of warrants or other rights to acquire Shares or Common Units or other securities of the Company or an Affiliate, as applicable, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares or Common Units, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or an Affiliate, or the financial statements of the Company or an Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Administrator in its sole discretion to be necessary or appropriate, then the Administrator shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    Adjusting any or all of (A) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 3 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award or (3) any applicable performance measures;

(ii)    Providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)    Cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Administrator (which, if applicable, may be based upon the price per Share received or to be received by other holders of the Shares or same class or series of securities as the securities subject to the Award in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having an exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12.2(a) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3, to the extent applicable. The Administrator or its designee shall give each Holder notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)    Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Administrator may provide in its sole discretion that, with respect to all or any portion of a particular outstanding Award or Awards:

(i)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

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(ii)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article III on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(v)    To replace such Award with other rights or property selected by the Administrator; and/or

(vi)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

To the extent practicable, any actions taken by the Administrator under the immediately preceding clauses (i) through (vi) shall occur in a manner and at a time which allows affected Holders the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and Incentive Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including,

Annex D-19

without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A (and for clarity, the foregoing shall apply to any Award or other amount that is payable on account of a Holder’s Termination of Service (or similarly defined term) and which relies on an exemption from Section 409A linked to a “separation from service”), and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity,

Annex D-20

at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Annex D-21

Annex E

Final Form

Bylaws of

AST SpaceMobile, Inc.

(a Delaware corporation)

		Annex E Page No
Article I — Corporate Offices		1
1.1	Registered Office	1
1.2	Other Offices	1

Article II — Meetings of Stockholders		1
2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meeting	1
2.4	Advance Notice Procedures for Business Brought before a Meeting	1
2.5	Advance Notice Procedures for Nominations of Directors	4
2.6	Notice of Stockholders’ Meetings	7
2.7	Manner of Giving Notice; Affidavit of Notice	7
2.8	Quorum	7
2.9	Adjourned Meeting; Notice	7
2.10	Conduct of Business	7
2.11	Voting	8
2.12	Record Date for Stockholder Meetings and Other Purposes	8
2.13	Proxies	9
2.14	List of Stockholders Entitled to Vote	9
2.15	Inspectors of Election	9
2.16	Delivery to the Corporation	10

Article III — Directors		10
3.1	Powers	10
3.2	Number of Directors	10
3.3	Election, Qualification and Term of Office of Directors	10
3.4	Resignation and Vacancies	10
3.5	Place of Meetings; Meetings by Telephone	10
3.6	Regular Meetings	10
3.7	Special Meetings; Notice	11
3.8	Quorum	11
3.9	Action by Written Consent without a Meeting	11
3.10	Fees and Compensation of Directors	11
3.11	Lead Independent Director	11

Article IV — Committees		12
4.1	Committees of Directors	12
4.2	Committee Minutes	12
4.3	Meetings and Actions of Committees	12

Article V — Officers		13
5.1	Officers	13
5.2	Appointment of Officers	13
5.3	Subordinate Officers	13
5.4	Removal and Resignation of Officers	13
5.5	Vacancies in Offices	13
5.6	Representation of Shares of Other Corporations	13
5.7	Authority and Duties of Officers	13
5.8	Compensation	13

Annex E-i

		Annex E Page No
Article VI — Records		14

Article VII — General Matters		14
7.1	Execution of Corporate Contracts and Instruments	14
7.2	Stock Certificates	14
7.3	Lost Certificates	14
7.4	Shares Without Certificates	14
7.5	Construction; Definitions	14
7.6	Dividends	15
7.7	Fiscal Year	15
7.8	Seal	15
7.9	Transfer of Stock	15
7.10	Stock Transfer Agreements	15
7.11	Registered Stockholders	15
7.12	Waiver of Notice	15

Article VIII — Notice		16

Article IX — Indemnification		16
9.1	Indemnification of Directors and Officers	16
9.2	Indemnification of Others	17
9.3	Prepayment of Expenses	17
9.4	Determination; Claim	17
9.5	Non-Exclusivity of Rights	17
9.6	Insurance	17
9.7	Other Indemnification	17
9.8	Continuation of Indemnification	18
9.9	Amendment or Repeal; Interpretation	18

Article X — Amendments		18

Article XI — Forum Selection		19

Article XII — Definitions		19

Annex E-ii

Bylaws of

AST SpaceMobile, Inc.

___________________

Corporate Offices

Article I — Corporate Offices

1.1     Registered Office.

The address of the registered office of AST SpaceMobile, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2     Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s Board may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1     Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2     Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

2.3     Special Meeting.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4     Advance Notice Procedures for Business Brought before a Meeting.

(i)     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these bylaws. For purposes of this Section 2.4 and Section 2.5 of these bylaws, as applicable, “present in person” shall mean that the stockholder proposing that

Annex E-1

the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be (A) any person who is authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders or (B) if such proposing stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these bylaws.

(ii)     Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(iii)(c), (a) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (b) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (c) the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, the preceding year’s annual meeting date shall be deemed to be June 5); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.

(iii)     To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely

Annex E-2

by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner and (G) a representation whether any Proposing Person, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(c)    As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(iv)     For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder, beneficial owner or any other participant.

(v)     A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided

Annex E-3

by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(vi)     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii)     In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii)     For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5     Advance Notice Procedures for Nominations of Directors.

(i)     Subject in all respects to the provisions of the Stockholders’ Agreement and Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person (as defined in Section 2.4) who (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual meeting of stockholders other than in accordance with the provisions of the Stockholders’ Agreement and the Certificate of Incorporation.

(ii)     Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.

(iii)     To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)     As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b)     As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting) and a representation whether any Nominating Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination; and

Annex E-4

(c)     As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(iv).

(iv)     For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any other participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner or any other participant in such solicitation.

(v)     A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(vi)     Notwithstanding anything in Section 2.5(ii) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(ii) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(vii)     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case

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may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(viii)     To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 (or otherwise in accordance with the Stockholders’ Agreement or Certificate of Incorporation, as applicable) and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder pursuant to Section 2.5(i)(b), in accordance with the time period prescribed in this Section 2.5 for delivery of the stockholder notice of nomination), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein and (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(ix)     The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(x)     In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(xi)     No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(xii)     Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

(xiii)     Notwithstanding anything to the contrary contained in these bylaws, for as long as any party to the Stockholders’ Agreement has a right to designate or nominate a Director, the procedure for any such nomination shall be governed by the Stockholders’ Agreement and such party shall not be subject to the notice procedures set forth in these bylaws for the nomination of any person to serve as a Director at any annual meeting or special meeting of stockholders.

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2.6     Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7     Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)     if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)     if electronically transmitted as provided in the DGCL.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8     Quorum.

Unless otherwise provided by law, the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have the power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9     Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.10     Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment

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of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11     Voting.

Each stockholder shall be entitled to a number of votes based on the number of and type of shares of capital stock held by such stockholder as provided in the Certificate of Incorporation, the Stockholders’ Agreement or as required under the DGCL.

Except as otherwise provided by the Certificate of Incorporation or the Stockholders’ Agreement, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12     Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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2.13     Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.14     List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15     Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i)     determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)     count all votes or ballots;

(iii)     count and tabulate all votes;

(iv)     determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)     certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

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2.16     Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III — Directors

3.1     Powers.

Except as otherwise provided by the Certificate of Incorporation, the Stockholders’ Agreement or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2     Number of Directors.

The total number of directors constituting the Board shall be determined in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

3.3     Election, Qualification and Term of Office of Directors.

The procedures for election of directors, as well as the terms and qualifications of directors, shall be as set forth in the Certificate of Incorporation and the Stockholders’ Agreement.

3.4     Resignation and Vacancies.

Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, except as otherwise provided for in the Certificate of Incorporation or the Stockholders’ Agreement, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Certificate of Incorporation and the Stockholders’ Agreement.

3.5     Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee of the Board or subcommittee of the Board, in each case, designated by the Board, may participate in a meeting of the Board, or any committee of the Board or subcommittee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6     Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware without notice at such time and at such place as shall from time to time be determined by the Board.

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3.7     Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)     delivered personally by hand, by courier or by telephone;

(ii)     sent by United States first-class mail, postage prepaid;

(iii)     sent by facsimile or electronic mail; or

(iv)     sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8     Quorum.

Subject to the Certificate of Incorporation and the Stockholders’ Agreement, at all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business; provided, that to the fullest extent permitted by the DGCL, the presence of the chairperson of the Board shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding anything contained herein to the contrary, in the event that (i) the chairperson of the Board waives his required attendance at any meeting of the Board in writing prior to such meeting or (ii) the chairperson of the Board is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the chairperson of the Board shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairperson of the Board to preside over such meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9     Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation, the Stockholders’ Agreement or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board or subcommittee of the Board, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. After such an action is taken by written consent without a meeting, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or any committee or subcommittee thereof in the same paper or electronic form as the minutes are maintained.

3.10     Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

3.11     Lead Independent Director.

The independent directors on the Board shall annually designate one independent director to serve as the lead independent director of the Board (the “Lead Independent Director”) for a term of one year. The Lead Independent Director shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or

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by the other independent directors in matters upon which only independent directors may act. The Lead Independent Director shall be “independent” pursuant to applicable Stock Exchange Rules and shall not be an officer or employee of the Corporation.

Article IV — Committees

4.1     Committees of Directors.

Subject to the terms of the Certificate of Incorporation and the Stockholders’ Agreement, the Board may designate one (1) or more committees of the Board or the Board, each committee of the Board to consist, of one (1) or more of the directors of the Corporation and each committee of the Board, if different than the Board, to consist of one (1) or more members of the Board. The Board may designate one (1) or more directors or members of the Board, as applicable, as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee or subcommittee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. The presence of a majority of the members of any committee of the Board or subcommittee thereof shall be necessary in order for a quorum to be obtained.

4.2     Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3     Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)     Section 3.5 (place of meetings and meetings by telephone);

(ii)     Section 3.6 (regular meetings);

(iii)     Section 3.7 (special meetings and notice);

(iv)     Section 3.9 (action without a meeting); and

(v)     Section 7.12 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its respective members for the Board and its members. However:

(i)     the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)     special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3; provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

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Article V — Officers

5.1     Officers.

The officers of the Corporation shall initially include a chief executive officer, a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2     Appointment of Officers.

The Board or a duly authorized committee or subcommittee thereof shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3     Subordinate Officers.

The Board or a duly authorized committee or subcommittee thereof may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws. As the Board or a duly authorized committee or subcommittee thereof may from time to time determine, or as determined by the officer upon whom such power of appointment has been conferred by the Board or a duly authorized committee or subcommittee thereof.

5.4     Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or a duly authorized committee or subcommittee thereof or, except in the case of an officer chosen by the Board or a duly authorized committee or subcommittee thereof, by any officer upon whom such power of removal may be conferred by the Board or a duly authorized committee or subcommittee thereof.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5     Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or a duly authorized committee or subcommittee thereof or as provided in Section 5.2.

5.6     Representation of Shares of Other Corporations.

The chief executive officer, the president, the chairperson of the Board, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7     Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8     Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

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Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Delaware Uniform Commercial Code.

Article VII — General Matters

7.1     Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2     Stock Certificates.

The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and applicable law. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chief executive officer, chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, general counsel or deputy general counsel, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3     Lost Certificates.

Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4     Shares Without Certificates.

The Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5     Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. In connection herewith, to the extent there are conflicts among these bylaws, the Certificate of Incorporation or the Stockholders’ Agreement, priority shall first be given to the Certificate

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of Incorporation, second to the Stockholders’ Agreement and third to these bylaws, in each case except as otherwise required by the DGCL. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6     Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL, (ii) the Certificate of Incorporation or (iii) the Stockholder’s Agreement, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7     Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8     Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9     Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws subject to any transfer restrictions contained in the Certificate of Incorporation and the Stockholders’ Agreement. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or a subsidiary of the Corporation pursuant to applicable provisions of the governing documents of such subsidiary of the Corporation, of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.10     Stock Transfer Agreements.

The Corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11     Registered Stockholders.

The Corporation:

(i)     shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)     shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.12     Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting,

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except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders needs to be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII — Notice

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)   if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1     Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such

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person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2     Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3     Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4     Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5     Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6     Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7     Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

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9.8     Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9     Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X — Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation, subject to the Stockholders’ Agreement (for so long as it remains in effect). The stockholders also shall have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, until the earlier of (x) Sunset Date or (y) the date upon which the Corporation is no longer a “controlled company” under applicable Stock Exchange Rules (as defined in the Certificate of Incorporation), such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation, the Stockholder’s Agreement or applicable law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class; provided further that, notwithstanding the foregoing, following the Sunset Date, any action by the stockholders to amend, modify or repeal any provisions of Article IX or this Article X of the bylaws of the Corporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class, in addition to any other vote required by the Certificate of Incorporation, the Stockholder’s Agreement or applicable law. Notwithstanding the foregoing, in any adoption, amendment or repeal of the bylaws of the Corporation may only be done in accordance with the Certificate of Incorporation, the Stockholders’ Agreement and the DGCL.

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Article XI — Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XII — Definitions

As used in these bylaws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.

“Board” means the board of directors of the Corporation.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

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“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Stock Exchange Rules” has the meaning set forth in the Certificate of Incorporation.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [•], 2020, by and among the Corporation and the other parties thereto or that may become parties thereto from time to time, as it may be amended, supplemented or modified.

“Sunset Date” has the meaning set forth in the Stockholders’ Agreement.

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Annex F

AST SPACEMOBILE, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.

2.2    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Business Combination” means the transaction pursuant to which, among other transactions, (i) New Providence Acquisition Corp. (predecessor to the Company) will acquire a number of membership units in and become the managing member of AST & Science LLC, (ii) the Company will issue to the existing equityholders of AST & Science LLC capital stock in the Company and (iii) the Company will become a publicly-traded holding company of the business of AST & Science LLC, pursuant to that certain transaction agreement, dated as of December 15, 2020, by and among the Company, AST & Science LLC, New Providence Management, LLC, the Existing Equityholders set forth on Annex A thereto and the Equityholder Representative (as defined therein).

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2.6    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.7    “Common Stock” means the Class A common stock of the Company and such other securities of the Company that may be substituted therefore.

2.8    “Company” means AST SpaceMobile, Inc., a Delaware corporation, or any successor.

2.9    “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross cash compensation paid by the Company or its Subsidiary (as applicable) to such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including for clarity, any prior-week adjustments; commissions; cash incentive compensation and one-time bonuses (e.g., retention or sign on bonuses); overtime payments; or compensation paid by the Company or any Designated Subsidiary in respect of periods of absence from work; and excluding any education or tuition reimbursements; travel expenses; business and moving reimbursements; income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards; fringe benefits; other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.10    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.11    “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.12    “Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (A) the Administrator may further limit eligibility within the Company or within a Designated Subsidiary so as to only designate certain Employees of the Company or of a Designated Subsidiary as “Eligible Employees”, and (B) to the extent the restrictions in the first sentence in this definition are not consistent with any applicable local law, such applicable local law shall control.

2.13     “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of

Annex F-2

law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.14    “Enrollment Date” means, unless otherwise determined by the Administrator and set forth in the Offering Document, the first Trading Day of each Offering Period.

2.15    “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in good faith.

2.16    “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.17    “Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period, as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation § 1.423-2(a)(2) and (a)(3).

2.18    “Offering Document” has the meaning given to such term in Section 4.1.

2.19    “Offering Period” has the meaning given to such term in Section 4.1.

2.20    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.22    “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.23    “Plan” means this 2020 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24    “Purchase Date” means the last Trading Day of each Purchase Period (or, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the last day of each Offering Period) or such other date as determined by the Administrator and set forth in the Offering Document.

2.25    “Purchase Period” shall refer to one or more specified periods within an Offering Period the last Trading Day of which constitutes a Purchase Date, as designated in the applicable Offering Document; provided, however, that, if no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

Annex F-3

2.26    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, if no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27    “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.28    “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.29    “Share” means a share of Common Stock.

2.30    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.31    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,000,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the Plan shall not exceed an aggregate of 2,000,000 Shares, subject to Article VIII.

3.2    Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1    Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator from time to time, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods within such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

Annex F-4

4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)    the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)    the length of the Purchase Period(s) within the Offering Period, which period(s), in the absence of a contrary designation by the Administrator, shall not exceed six months (or, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, twenty-seven months);

(c)    in connection with each Offering Period that contains more than one Purchase Period, any applicable maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period (if applicable), subject to the limitations described in Section 5.5 below, which shall apply to all Section 423 Component Offering Periods and, in the absence of a contrary designation by the Administrator, shall be 100,000 Shares;

(d)    any applicable maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (if applicable), subject to the limitations described in Section 5.5 below, which shall apply to all Section 423 Component Offering Periods and, in the absence of a contrary designation by the Administrator, shall be 100,000 Shares; and

(e)    such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2    Enrollment in Plan.

(a)    Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)    Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which maximum percentage shall be 15% in the absence of any such designation) as payroll deductions, provided that, in no event shall the actual amount withheld on any Payday hereunder exceed the net amount payable to the Eligible Employee on such Payday after taxes and any other applicable deductions therefrom (and if amounts to be withheld hereunder would otherwise result in a negative payment to the Eligible Employee on such Payday, the amount to be withheld hereunder shall instead be reduced by the least amount necessary to avoid a negative payment amount for the Eligible Employee on such Payday, as determined by the Administrator). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)    Unless otherwise provided in the terms of an Offering Document, a Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, in any case, at any time during an Offering Period; provided, however, that the Administrator may limit or eliminate the type and/or number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase)1 or suspend his or her payroll deduction elections, in either case, once during each Offering Period). Any

____________

1 Note that the ability to increase Compensation deductions can increase accounting charges — accordingly, we have set the default to only permit decreases in contribution levels during an Offering Period (but this can be overridden by the terms of the Offering document).

Annex F-5

such change or suspension of payroll deductions shall be effective with the first full payroll period starting at least five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant suspends his or her payroll deductions during an Offering Period: (i) such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date, and (ii) such Participant shall be deemed to have withdrawn from the Offering Period for all purposes upon such Purchase Date (and shall be eligible to enroll in any Offering Period commencing on or after such Purchase Date if he or she remains an Eligible Employee as of the start of any such subsequent Offering Period and timely submits a valid election to participate). For clarity, if a Participant who suspends participation in an Offering Period ceases to be an Eligible Employee or he or she withdraws from participation in such Offering Period, in either case, prior to the Purchase Date next-following his or her suspension of participation in the Offering Period, in any case, such Participant’s cumulative unapplied payroll deductions shall be returned to him or her in accordance with Article VII.

(d)    Except as otherwise set forth in herein or in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3    Payroll Deductions. Except as otherwise provided herein or in the applicable Offering Document, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, the Administrator may provide, including in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, that Eligible Employees may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement or other enrollment in the Offering Period will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5    Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6    Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan

Annex F-6

conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern except as otherwise set forth therein. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(f) and any other applicable provision herein. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS

6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the Offering Period, or if earlier, the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for herein or in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

Annex F-7

6.5    Conditions to Issuance of

6.6    Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1    Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than two weeks prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period (including by virtue of a suspension as described in Section 5.2(c) above), payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences on or after the Participant’s withdrawal from any Offering Period.

7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. For clarity, if a Participant transfers employment from the Company or any Designated Subsidiary participating in either the Section 423 Component or Non-Section 423 Component to any Designated Subsidiary that is neither participating in the Section 423 Component nor the Non-Section 423 Component, then, in any case, such transfer shall be treated as a termination of employment under the Plan and the Participant shall be deemed to have withdrawn from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, as soon as reasonably practicable, and such Participant’s participation in the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a

Annex F-8

Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code or other Applicable Law.

ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN SHARES

8.1    Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

8.3    No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

Annex F-9

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION

9.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or as may otherwise be required under Section 423 of the Code.

9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)    shortening any Offering Period so that the Offering Period ends on a new or earlier Purchase Date, including an Offering Period underway at the time of the Administrator action;

(c)    allocating Shares; and

(d)    such other changes and modifications as the Administrator determines are necessary or appropriate.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or if the Administrator so determines, the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X.
TERM OF PLAN

The Plan shall become effective immediately prior to the Business Combination to be effected by the Company and shall continue until terminated by the Board in accordance with Section 9.1. The effectiveness of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Annex F-10

ARTICLE XI.
ADMINISTRATION

11.1    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)    To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)    To amend, suspend or terminate the Plan as provided in Article IX or otherwise.

(f)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g)    The Administrator may adopt annexes or sub-plans applicable to particular Designated Subsidiaries or locations, which annexes or sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such annexes or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such annex or sub-plan, the provisions of this Plan shall govern the operation of such annex or sub-plan.

11.3    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.
MISCELLANEOUS

12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

Annex F-11

12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.5    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.6    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.7    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.8    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service (or to remain in the employ or service) with the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.9    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.10    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary.  The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.11    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

12.12    Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the

Annex F-12

Company or its Subsidiaries and affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.12 in writing, without cost, by contacting the local human resources representative.  If the Participant refuses or withdraws the consents in this Section 12.12, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s).  For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

12.13    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.14    Titles and Headings.  The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.15    Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws.  Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Laws.  To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.

12.16    Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

12.17    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.18    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

Annex F-13

Annex G

[Final Form-of Tax Recievable Agreement]

TAX RECEIVABLE AGREEMENT

by and among

AST SPACEMOBILE, INC.

AST & SCIENCE, LLC,

THOMAS SEVERSON, as TRA HOLDER REPRESENTATIVE,

the several TRA HOLDERS (as defined herein)

and

OTHER TRA HOLDERS
FROM TIME TO TIME PARTY HERETO

Dated as of [•]

Annex G-i

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [•], is hereby entered into by and among AST SpaceMobile, Inc., a Delaware corporation (the “Corporation”), AST & Science, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined below), and each of the Exchange TRA Holders and the Blocker TRA Holders (each as defined below) from time to time party hereto (collectively, the “TRA Holders”).

RECITALS

WHEREAS, the LLC is treated as a partnership for U.S. federal income tax purposes;

WHEREAS, each of the members of the LLC other than the Corporation (such members who are parties hereto, and their respective assignees who become parties hereto by satisfying the Joinder Requirement, directly or indirectly owns limited liability company interests in the LLC (the “Units”);

WHEREAS, pursuant to that certain Equity Purchase Agreement by and among (i) the LLC, (ii) the AST Equityholders, (iii) the other existing equityholders of the LLC (other than the AST Equityholders) set forth on Annex A thereto, (iv) New Providence Acquisition Corp., a Delaware corporation and predecessor to the Company (“NPA”), (v) New Providence Management LLC, a Delaware limited liability company (“NPA Sponsor”) and (vi) Abel Avellan as the Existing Equityholder Representative (as defined therein),, the Corporation will acquire newly-issued LLC Units in exchange for [•] and become the Managing Member of the LLC (as defined in the LLC Agreement (such Equity Purchase Agreement the “Equity Purchase Agreement,” and the foregoing transactions, the “Business Combination”);

WHEREAS, in connection with the Business Combination, the LLC will revalue its property for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes) pursuant to Section 1.704-1 of the Treasury Regulations;

WHEREAS, pursuant to and subject to the terms of the LLC Agreement, from time to time following the twelve (12) month anniversary of the Business Combination, certain Members (as defined in the LLC Agreement) or their respective Affiliates may enter into certain reorganization transactions with the Corporation (the “Blocker TRA Holders”) pursuant to which the Corporation acquires, directly or indirectly including by way of merger, a Blocker Corporation (as defined in the LLC Agreement) from such Blocker TRA Holders or their respective Affiliates (the “Reorganization Transactions”), and as a result of any such transactions, the Corporation may obtain or be entitled to certain Tax attributes as further described herein;

WHEREAS, pursuant to and subject to the terms of the LLC Agreement, from time to time following the twelve (12) month anniversary of the Business Combination, each holder of Units (other than the Corporation) has the right to require the LLC to redeem (a “Redemption”) all or a portion of such holder’s Units for, at the Corporation’s election, cash or Class A Common Stock, in either case contributed to the LLC by the Corporation; provided that, at the election of the Corporation in its sole discretion, the Corporation may effect a direct exchange (a “Direct Exchange”) of such cash or shares of Class A Common Stock for such Units (holders described in this clause, the “Exchange TRA Holders”);

WHEREAS, the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a partnership for U.S. federal income tax purposes (together with the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a disregarded entity for U.S. federal income tax purposes, the “LLC Group”) will, to the extent such direct or indirect Subsidiary is treated as a partnership for U.S. federal income tax purposes, have in effect an election under Section 754 of the Code (as defined below) for the Taxable Year (as defined below) in which any Exchange (as defined below) occurs, which election should result in an adjustment to the Corporation’s share of the tax basis of the assets owned by the LLC Group as of the date of the Exchange; and

Annex G-1

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to certain tax benefits derived by the Corporation as a result of any Exchanges or any Reorganization Transactions, certain tax attributes of the LLC Group and the receipt of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.1     Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).

“Advisory Firm” means any accounting firm that is nationally recognized as being an expert in Covered Tax matters and is not an Affiliate of the Corporation, provided that such Advisory Firm that is used by the Corporation shall be selected by the Corporation and be reasonably acceptable to the TRA Holder Representative.

“Actual Interest Amount” is defined in Section 3.1(b)(vii) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 200 basis points.

“Agreement” is defined in the preamble to this Agreement.

“Amended Schedule” is defined in Section 2.5(b) of this Agreement.

“Assumed State and Local Tax Rate” means the tax rate equal to the sum of the products of (x) the Corporation’s income tax apportionment factor for each state and local jurisdiction in which the Corporation files income or franchise tax returns for the relevant Taxable Year and (y) the highest corporate income and franchise tax rate in effect for such Taxable Year for each such state and local jurisdiction in which the Corporation files income tax returns for each relevant Taxable Year.

“Attributable” is defined in Section 3.1(b)(i) of this Agreement.

“Bankruptcy Code” is defined in Section 4.1(c) of this Agreement.

“Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, the LLC remains in existence as an entity for tax purposes) and (ii) under Sections 732 and 1012 of the Code (in situations where, as a result of one or more Exchanges, the LLC becomes an entity that is disregarded as separate from its owner for tax purposes), in each case, as a result of any Exchange and any payments made under this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Basis Schedule” is defined in Section 2.3 of this Agreement.

“Blocker Attributes” means any U.S. federal, state, or local net operating losses, capital losses, disallowed interest expense carryforwards under Section 163(j) of the Code (and any comparable provision of U.S. federal, state, or local tax law),credit carryforwards, and foreign tax credits of a Blocker Corporation relating to taxable periods ending on or prior to the date of an applicable Reorganization Transaction.

“Blocker Corporation” is defined in the recitals to this Agreement.

“Blocker TRA Holders” is defined in the recitals to this Agreement.

“Board” means the Board of Directors of the Corporation.

“Business Combination” is defined in the recitals to this Agreement.

Annex G-2

“Business Combination Date” means the closing of the Business Combination.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Change of Control” shall have the same meaning defined in the LLC Agreement.

“Class A Common Stock” is defined in the recitals to this Agreement.

“Class B Common Stock” means shares of Class B common stock of the Corporation.

“Class C Common Stock” means the shares of Class C common stock of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Basis” means the existing tax basis of the Reference Assets (determined, with respect to each TRA Holder, as of immediately prior to such TRA Holder’s Exchange or Reorganization Transaction) that are depreciable or amortizable (including assets that will eventually be subject to depreciation or amortization, once placed in service) for U.S. federal income tax purposes attributable to Units acquired by the Corporation in an Exchange or Reorganization Transaction. For the avoidance of doubt, Common Basis shall not include any Basis Adjustments.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.

“Corporation” is defined in the preamble to this Agreement.

“Covered Person” is defined in Section 7.16 of this Agreement.

“Covered Tax Benefit” is defined in Section 3.3(a) of this Agreement.

“Covered Taxes” means any and all U.S. federal, state, local, and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related thereto.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii) of this Agreement.

“Default Rate” means LIBOR plus 400 basis points.

“Default Rate Interest” is defined in Section 3.1(b)(ix) of this Agreement.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this agreement.

“Dispute” is defined in Section 7.8(a) of this Agreement.

“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the LIBOR plus 200 basis points.

“Early Termination Reference Date” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Equity Purchase Agreement” is defined in the recitals to this Agreement.

“Estimated Reorganization Transaction Date Attribute Schedule” is defined in Section 2.2.

“Estimated Tax Benefit Payment” is defined in Section 3.4 of this Agreement.

Annex G-3

“Exchange” means any Direct Exchange or Redemption.

“Exchange Date” means the date of any Exchange.

“Exchange TRA Holders” is defined in the recitals to this Agreement.

“Expert” is defined in Section 7.9 of this Agreement.

“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a) of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Corporation’s share of the Non-Adjusted Tax Basis as reflected on the applicable Basis Schedule, including amendments thereto for the Taxable Year, (ii) excluding the effect of any and all Blocker Attributes, and (iii) excluding any deduction attributable to Imputed Interest for the Taxable Year; provided, that for purposes determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, (A) the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item attributable to Imputed Interest, Basis Adjustments (or portions thereof), Blocker Attributes, or Common Basis and (B) the calculation of the Hypothetical Tax Liability shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes).

“Imputed Interest” is defined in Section 3.1(b)(vi) of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.6(a) of this Agreement.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR) for one-month London interbank offered rates for U.S. dollar deposits for such month (or portion thereof). If LIBOR ceases to be published in accordance with the definition thereof, the Corporation and the LLC shall work together in good faith to select a replacement rate with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time, and from and after the date LIBOR ceases to be so published any such replacement rate so selected shall be treated as LIBOR for purposes of this Agreement.

“LLC” is defined in the preamble to this Agreement.

“LLC Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of the LLC, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.

“LLC Group” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii) of this Agreement.

“Non-Adjusted Tax Basis” means (i) with respect to any Reference Asset at any time the tax basis for purposes of U.S. federal income tax law that such asset would have had at such time if no Basis Adjustments had been made, and (ii) in the case of any Reference Asset that is depreciable or amortizable (including, for the avoidance of doubt, any amortizable Section 197 intangible (as such term is used in the Code), for purposes of U.S. federal income tax law, treating such Reference Asset as having a Common Basis of zero at all times.

Annex G-4

“Objection Notice” is defined in Section 2.5(a)(i) of this Agreement.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer of one or more Units (including upon the death of a TRA Holder) (i) that occurs after the Business Combination but prior to an Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv) of this Agreement.

“Realized Tax Detriment” is defined in Section 3.1(b)(v) of this Agreement.

“Reconciliation Dispute” is defined in Section 7.9 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.5(a) of this Agreement.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means any tangible or intangible asset of any member of the LLC Group or any of their respective successors or assigns, whether held directly by the LLC or indirectly by the LLC through any entity in which the LLC now holds or may subsequently hold an ownership interest (but only if such entity is treated as a partnership or disregarded entity for U.S. federal income tax purposes and for purposes of state or local income tax law), at the time of an Exchange, Reorganization Transaction or other applicable transaction. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.

“Reorganization Transactions” is defined in the recitals to this Agreement.

“Reorganization Transaction Date” means the date of any applicable Reorganization Transaction.

“Reorganization Transaction Date Attribute Schedule” has the meaning set forth in Section 2.2 of this Agreement.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Reorganization Transaction Date Attribute Schedule, (iii) a Tax Benefit Schedule, or (iv) the Early Termination Schedule, and, in each case, any amendments thereto.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.

“Subsidiary Stock” means any stock or other equity interest in any Subsidiary of the Corporation that is treated as a corporation for U.S. federal income tax purposes and applicable state and local tax purposes.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.4(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Business Combination Date.

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“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Termination Objection Notice” is defined in Section 4.2 of this Agreement.

“TRA Holders” is defined in the preamble to this Agreement.

“TRA Holder Representative” means Thomas Severson, as of the date hereof, and any successor TRA Holder Representative that may be appointed pursuant to Section 7.16 of this Agreement.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“True-Up” is defined in Section 3.4 of this Agreement.

“U.S.” means the United States of America.

“Units” is defined in the recitals to this Agreement.

“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(1)     in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Basis Adjustments, Common Basis, Blocker Attributes, and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, taking into account clause (4) below;

(2)     (i) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law, and (ii) the combined U.S. state and local income tax rates (but not, for the avoidance of doubt, U.S. federal income tax rates) for each such Taxable Year shall be the Assumed State and Local Tax Rate for the Taxable Year that includes the Early Termination Effective Date;

(3)     all taxable income of the Corporation will be subject to the maximum applicable tax rates for each Covered Tax throughout the relevant period; provided, the combined tax rate for U.S. state and local income taxes (but not, for the avoidance of doubt, federal income tax) shall be the Assumed State and Local Tax Rate, and, for the avoidance of doubt, the applicable calculations shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s applicable marginal U.S. federal income tax rate, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes);

(4)     any loss or disallowed interest or other loss carryovers or carryforwards generated by any Basis Adjustments, Common Basis, Blocker Attributes, or Imputed Interest (including any such Basis Adjustments, and Imputed Interest generated as a result of payments under this Agreement) and available as of the Early Termination Effective Date, and any Blocker Attributes that have not been previously utilized in determining a Tax Benefit Payment as of the Early Termination Effective Date, will be used by the Corporation on a pro rata basis over a fifteen-year period beginning on the Early Termination Effective Date, or up through their scheduled expiration under applicable law (if earlier) (provided that, in any year that the Corporation is prevented from fully utilizing net operating losses or other tax attributes attributable to a Blocker Corporation pursuant to Section 382, 383, or 384 of the Code, or any successor provision or similar provision under state or local law, the amount utilized for purposes of this provision shall not exceed the amount that would otherwise be utilizable under Section 382, 383, or 384 of the Code, or any successor provision or similar provision under state or local law);

(5)     any non-amortizable assets (other than Subsidiary Stock) will be disposed of on the earlier of (i) the fifteenth anniversary of the applicable Basis Adjustment (or, if such Basis Adjustment occurred more than fifteen years before the Early Termination Effective Date, the Early Termination Effective Date) and (ii) the fifteenth anniversary of the Early Termination Effective Date;

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(6)     any Subsidiary Stock will be deemed never to be disposed of except if Subsidiary Stock is directly disposed of in the Change of Control;

(7)     if, on the Early Termination Effective Date, any TRA Holder has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the fair market value that would be received by such TRA Holder if such Units had been Exchanged on the Early Termination Effective Date (including Units held by Blocker Corporations that have not consummated a Reorganization Transaction, in which case, the relevant Blocker Corporation would be treated as having Exchanged its Units, in the manner set forth above in this clause, and would be an Exchange TRA Holder (and not a Blocker TRA Holder) with respect to such Units), and such TRA Holder shall be deemed to receive the amount of cash such TRA Holder would have been entitled to pursuant to Section 4.3(a) had such Units actually been Exchanged on the Early Termination Effective Date; and

(8)     any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed under applicable law as of the Early Termination Effective Date excluding any extensions.

Section 1.2     Rules of Construction. Unless otherwise specified herein:

(a)     The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)     For purposes of interpretation of this Agreement:

(i)     The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii)     References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

(iii)     References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

(iv)     The term “including” is by way of example and not limitation.

(v)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(vi)     The term “or” shall not be exclusive and shall instead mean “and/or.”

(c)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)     Unless otherwise expressly provided herein, (a) references to organization documents (including the LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Article II.
DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1     Basis Adjustments; LLC 754 Election; Revaluation.

(a)     Basis Adjustments. The Parties acknowledge and agree to treat (A) to the fullest extent permitted by law each Direct Exchange as giving rise to Basis Adjustments and (B) to the fullest extent permitted by law each Redemption using cash or Class A Common Stock contributed to the LLC by the Corporation as a direct purchase of Units by the Corporation from the applicable Exchange TRA Holder pursuant to Section 707(a)(2)(B) of the Code as giving rise to Basis Adjustments.

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(b)     Section 754 Election. The Corporation shall ensure that, on and after the date hereof and continuing throughout the term of this Agreement, the LLC and each other member of the LLC Group that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law).

(c)     Revaluation. Pursuant to, and in accordance with, Section 1.704-1 of the Treasury Regulations, for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes), the LLC shall revalue its property to fair market value as of the time of the Business Combination.

Section 2.2     Reorganization Transaction Date Attribute Schedule. At least thirty (30) days prior to any Reorganization Transaction, the relevant Blocker Corporation shall deliver to the Corporation and the TRA Holder Representative an estimated schedule (the “Estimated Reorganization Transaction Date Attribute Schedule”) of (a) the Blocker Attributes of each of the Blocker Entities as of December 31 of the calendar year ending immediately prior to the year of the applicable Reorganization Transaction and as of the date of the applicable Reorganization Transaction and (b) any current or anticipated (including after the Reorganization) applicable limitations on the use of the Blocker Attributes for tax purposes (including under Section 382 of the Code). Within ninety (90) days after the filing of the U.S. federal income Tax Return of the relevant Blocker Corporation for its short Taxable Year including the Reorganization Transaction, the Corporation, in consultation with the Advisory Firm, the TRA Holder Representative and the relevant Blocker TRA Holder, shall update the Estimated Reorganization Transaction Date Attribute Schedule to reflect the actual Blocker Attributes reflected on such Tax Returns and the Corporation shall deliver such updated schedule (the “Reorganization Transaction Date Attribute Schedule”) to the TRA Holder Representative and the relevant Blocker TRA Holder. The Reorganization Transaction Date Attribute Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.5(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.5(b).

Section 2.3     Basis Schedules. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Basis Adjustments with respect to the Reference Assets as a result of the relevant Exchanges effected in such Taxable Year, (b) the period (or periods) over which each Basis Adjustment is amortizable and/or depreciable, (c) the Non-Adjusted Tax Basis with respect to the Reference Assets described in clause (a) as of each relevant Exchange, (d) the Common Basis Attributable to the relevant TRA Holder that remains (if any) and may give rise to payments pursuant to the terms of this Agreement, and (e) the period (or periods) over which the Common Basis is amortizable and/or depreciable. The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.5(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.5(b).

Section 2.4     Tax Benefit Schedules.

(a)     Tax Benefit Schedule. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.5(a), and may be amended by the Parties pursuant to the procedures set forth in Section 2.5(b).

(b)     Applicable Principles. Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability of the Corporation for Covered Taxes for such Taxable Year attributable to the Basis Adjustments, Common Basis, Blocker Attributes, and Imputed Interest, as determined using a “with and without” methodology described in Section 2.5(a). Carryovers, carryforwards, or carrybacks, of any tax item attributable to any Basis Adjustment, Common Basis, Blocker Attributes, or Imputed Interest or any other tax item in respect thereof shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation, and expiration of carryovers, carryforwards, carrybacks, or other tax items of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Basis Adjustments, Common Basis, Blocker Attributes, or Imputed Interest (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without”

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methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (calculated by taking into account the provisions of Section 3.3(a) to the extent applicable); and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree to treat (i) all Tax Benefit Payments (other than Imputed Interest) solely to the extent attributable to an Exchange and to the extent permitted by applicable law (A) as subsequent upward purchase price adjustments that give rise to further Basis Adjustments in respect of an applicable Exchange and (B) have the effect of creating additional Basis Adjustments arising in the Taxable Year in which the applicable Tax Benefit Payment is made and (ii) as a result, to the extent permitted by applicable law, any additional Basis Adjustments arising from such a Tax Benefit Payment shall be treated as giving rise to a Basis Adjustment in the Taxable Year in which the Tax Benefit Payment is made on an iterative basis continuing until any incremental Basis Adjustment is immaterial as reasonably determined by the TRA Holder Representative and the Corporation in good faith and in consultation with the Advisory Firm.

Section 2.5     Procedures; Amendments.

(a)     Procedures. Each time the Corporation delivers an applicable Schedule to the TRA Holder Representative, under this Agreement, including any Amended Schedule delivered pursuant to Section 2.5(b), but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, the Corporation shall also: (x) deliver supporting schedules and work papers from an Advisory Firm and any additional materials as reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives, as reasonably requested by the TRA Holder Representative, at the Corporation and the applicable Advisory Firm in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the TRA Holder Representative, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the actual liability of the Corporation for Covered Taxes (the “with” calculation) and the Hypothetical Tax Liability of the Corporation (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on the Parties forty-five (45) days from the date on which the TRA Holder Representative first receives the applicable Schedule or amendment thereto unless:

(i)     the TRA Holder Representative within forty-five (45) days after receiving the applicable Schedule or amendment thereto, or any TRA Holder impacted by the applicable Schedule or amendment thereto, provides the Corporation with written notice of a material objection to such Schedule that is made in good faith and that sets forth in reasonable detail the TRA Holder Representative or TRA Holder’s material objection (an “Objection Notice”) or

(ii)     the TRA Holder Representative provides a written waiver of its right to deliver an Objection Notice within the time period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver from the TRA Representative is received by the Corporation.

In the event that the TRA Holder Representative or any TRA Holder timely delivers an Objection Notice pursuant to clause (i) above, and if the Corporation and the TRA Holder Representative or applicable TRA Holder(s), for any reason, are unable to successfully resolve the issues raised in the Objection Notice through good faith discussions within thirty (30) days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Holder Representative or applicable TRA Holders shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b)     Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation: (i) in connection with a Determination affecting such Schedule; (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was originally provided to the TRA Holder Representative; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

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Article III.
TAX BENEFIT PAYMENTS

Section 3.1     Timing and Amount of Tax Benefit Payments.

(a)     Timing of Payments. Except as provided in Sections 3.4, and subject to Sections 3.2 and 3.3, within three (3) Business Days following the date on which each Tax Benefit Schedule that is required to be delivered by the Corporation to the TRA Holder Representative pursuant to Section 2.4(a) of this Agreement becomes final in accordance with Section 2.5(a) of this Agreement, the Corporation shall pay to each relevant TRA Holder the Tax Benefit Payment as determined pursuant to Section 3.1(b) that is Attributable to the relevant TRA Holder. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, the TRA Holders shall not be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).

(b)     Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any TRA Holder means an amount, not less than zero, equal to the sum of: (i) the portion of the Net Tax Benefit that is Attributable to such TRA Holder (including Imputed Interest, if any, calculated in respect of such amount); and (ii) the Actual Interest Amount and any Default Rate Interest with respect to the Net Tax Benefit described in (i).

(i)     Attributable. A Net Tax Benefit is “Attributable” to (A) an Exchange TRA Holder to the extent that it is derived from any Common Basis, Basis Adjustment, or Imputed Interest, that is attributable to such Exchange TRA Holder (whether through an Exchange or otherwise, which in the case of Common Basis shall be based on the Common Basis attributable to such Exchange TRA Holder’s LLC Units subject to a given Exchange for U.S. federal income tax purposes as of immediately prior to the applicable Exchange(s)), and (B) any Blocker TRA Holder to the extent that it is derived from any Common Basis, Blocker Attributes, or Imputed Interest (whether attributable to a Reorganization Transaction in respect of such Blocker TRA Holder’s interest in a Blocker Corporation, the Units held by such Blocker Corporation, or otherwise, which in the case of Common Basis shall be based on the Common Basis attributable to such Blocker TRA Holder’s (direct or indirect (through a Blocker Corporation)) LLC Units included in a Reorganization Transaction for U.S. federal income tax purposes as of immediately prior to such Reorganization Transaction), in the case of each of (A) and (B), determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from the LLC after an applicable Exchange or Reorganization Transaction.

(ii)     Net Tax Benefit. The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (x) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made under this Section 3.1. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made, no TRA Holder shall be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such TRA Holder.

(iii)     Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same periods. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. The computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

(iv)     Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of (a) the Hypothetical Tax Liability over (b) the actual liability of the Corporation for Covered Taxes; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes,

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the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit, if any, received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

(v)     Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the actual liability of the Corporation for Covered Taxes over the Hypothetical Tax Liability for such Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

(vi)     Imputed Interest. The Parties acknowledge that the principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local tax law, may, as applicable, apply to cause a portion of any payments by the Corporation to a TRA Holder under this Agreement to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest, if any, as determined with respect to any payments made by the Corporation to a TRA Holder shall be excluded in determining the Hypothetical Tax Liability of the Corporation for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

(vii)     Actual Interest Amount. Subject to Section 3.4, the “Actual Interest Amount” calculated in respect of the Net Tax Benefit for a Taxable Year, will equal an amount equal to interest calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the date on which the Corporation makes a timely Tax Benefit Payment to the TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a).

(viii)     Default Rate Interest. In accordance with Section 5.2, in the event that the Corporation does not make timely payment of all or any portion of a Tax Benefit Payment to a TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a), the amount of any “Default Rate Interest” calculated and payable in accordance with Section 5.2 (if any) in respect of the Tax Benefit Payment (including previously accrued Imputed Interest and Actual Interest Amounts) for a Taxable Year will equal interest calculated at the Default Rate from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes such Tax Benefit Payment to such TRA Holder.

(ix)     The Corporation and the TRA Holders hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, with respect to each Exchange by any TRA Holder, if such TRA Holder notifies the Corporation in writing of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) to be applied with respect to such Exchange, the amount of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments to such TRA Holder in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.

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(c)     Interest. The provisions of Section 3.1(b) and Section 5.2 in respect of Default Rate Interest are intended to operate so that interest will effectively accrue (or in the case of Imputed Interest be treated as accruing solely for U.S. federal income or applicable state or local income tax purposes) in respect of the Net Tax Benefit (or Tax Benefit Payment in respect of any Actual Interest Amount or Default Rate Interest) for any Taxable Year as follows:

(i)     first, solely for U.S. federal income or applicable state or local income tax purposes, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the relevant Exchange Date or Reorganization Transaction Date until the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year and, if required under applicable law, through the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a));

(ii)     second, at the Agreed Rate (from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a)); and

(iii)     third, in accordance with Section 5.2, at the Default Rate (from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes the relevant Tax Benefit Payment to the applicable TRA Holder).

Section 3.2     No Duplicative Payments. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent.

Section 3.3     Pro-Ration of Payments as Between the TRA Holders.

(a)     Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential depreciation, amortization or other tax benefit in respect of the Basis Adjustments, Blocker Attributes, Imputed Interest, Actual Interest Amounts, and Default Rate Interest for purposes of determining the Corporation’s liability for Covered Taxes (the “Covered Tax Benefit”) is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, then the available Covered Tax Benefit for the Corporation shall be allocated among the TRA Holders in proportion to the respective Tax Benefit Payments that would have been payable if the Corporation had in fact had sufficient taxable income and there had been no such limitation. As an illustration of the intended operation of this Section 3.3(a), if the Corporation had $200 of aggregate potential Covered Tax Benefits in a particular Taxable Year (with $50 of such Covered Tax Benefits being attributable to TRA Holder 1 and $150 of such Covered Tax Benefits being attributable to TRA Holder 2), such that TRA Holder 1 would have potentially been entitled to a Tax Benefit Payment of $10.62 and TRA Holder 2 would have been entitled to a Tax Benefit Payment of $31.87 if the Corporation had $200 of actual taxable income (assuming for purposes of this illustration a 25% tax rate), and if the Corporation in fact (for purposes of this illustration) only had $100 of actual taxable income in such Taxable Year, then $25 of the aggregate $100 actual Covered Tax Benefit for the Corporation for such Taxable Year would be allocated to TRA Holder 1 and $75 of the aggregate $100 actual Covered Tax benefit for the Corporation would be allocated to TRA Holder 2, such that TRA Holder 1 would receive a Tax Benefit Payment of $5.31 and TRA Holder 2 would receive a Tax Benefit Payment of $15.94. Notwithstanding anything to the contrary in Section 3.1(b), in no event will the aggregate of the portions of the Net Tax Benefit that are “Attributable” to the TRA Holders exceed 100% of the Net Tax Benefit.

(b)     Late Payments. If for any reason the Corporation is not able to timely and fully satisfy its payment obligations under this Agreement in respect of a particular Taxable Year, then Default Rate Interest will begin to accrue pursuant to Section 5.2 and the Corporation and other Parties agree that (i) the Corporation shall pay the Tax Benefit Payments due in respect of such Taxable Year to each TRA Holder pro rata in proportion to the amount of such Tax Benefit Payments, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Holders in respect of all prior Taxable Years have been made in full.

Section 3.4     Optional Estimated Tax Benefit Payment Procedure. As long as the Corporation is current in respect of its payment obligations owed to each TRA Holder pursuant to this Agreement and there are no delinquent Tax Benefit Payments (including interest thereon) outstanding in respect of prior Taxable Years for any TRA Holder, the Corporation may, at any time on or after the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for a Taxable Year and at the Corporation’s option, in its sole discretion, make one or more

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estimated payments to the TRA Holders in respect of any anticipated amounts to be owed with respect to a Taxable Year to the TRA Holders pursuant to Section 3.1 of this Agreement (any such estimated payment referred to as an “Estimated Tax Benefit Payment”); provided that any Estimated Tax Benefit Payment made to a TRA Holder pursuant to this Section 3.4 is matched by a proportionately equal Estimated Tax Benefit Payment to all other TRA Holders then entitled to a Tax Benefit Payment. Any Estimated Tax Benefit Payment made under this Section 3.4 shall be paid by the Corporation to the TRA Holders and applied against the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1. The payment of an Estimated Tax Benefit Payment by the Corporation to the TRA Holders pursuant to this Section 3.4 shall also terminate the obligation of the Corporation to make payment of any Actual Interest Amount that might have otherwise accrued with respect to the proportionate amount of the Tax Benefit Payment that is being paid in advance of the applicable Tax Benefit Schedule being finalized pursuant to Section 2.5. Upon the making of any Estimated Tax Benefit Payment pursuant to this Section 3.4, the amount of such Estimated Tax Benefit Payment shall first be applied to any estimated Actual Interest Amount, and then applied to the remaining residual amount of the Tax Benefit Payment to be made pursuant to Section 3.1. In determining the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1, and for purposes of finalizing the Tax Benefit Schedule pursuant to Section 2.5, the amount of any Estimated Tax Benefit Payments that may have been made with respect to the Taxable Year shall be increased if the finally determined Tax Benefit Payment for a Taxable Year exceeds the Estimated Tax Benefit Payments made for such Taxable Year, with such increase being paid by the Corporation to the TRA Holders along with an appropriate Actual Interest Amount (and any Default Rate Interest) in respect of the amount of such increase (a “True-Up”). If the Estimated Tax Benefit Payment to a TRA Holder for a Taxable Year exceeds the finally determined Tax Benefit Payment to the TRA Holder for such Taxable Year, such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder. As of the date on which any Estimated Tax Benefit Payments are made, and as of the date on which any True-Up is made, all such payments shall be made in the same manner and subject to the same terms and conditions as otherwise contemplated by Section 3.1 and all other applicable terms of this Agreement. For the avoidance of doubt, as is the case with Tax Benefit Payments made by the Corporation to the TRA Holders pursuant to Section 3.1, the Parties intend to treat the amount of any Estimated Tax Benefit Payments made pursuant to this Section 3.4 that are attributable to an Exchange in part as subsequent upward purchase price adjustments that give rise to Basis Adjustments in the Taxable Year of payment to the extent permitted by applicable law and as of the date on which such payments are made (exclusive of any amounts treated as Imputed Interest); provided that any additional Basis Adjustments arising from an Estimated Tax Benefit Payment will be determined on an iterative basis continuing until any incremental Basis Adjustment is immaterial as determined by the TRA Holder Representative and the Corporation in good faith and in consultation with the Advisory Firm.

Section 3.5     Overpayments. To the extent the Corporation makes any Tax Benefit Payment to a TRA Holder in respect of a particular Taxable Year in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year (taking into account this Article III) under the terms of this Agreement, then such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder and such TRA Holder shall not receive any further Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) until such TRA Holder has foregone an amount of Tax Benefit Payments equal to such excess. The amount of any excess Tax Benefit Payment shall be deemed to have been paid by the Corporation to the relevant TRA Holders on the original due date for the filing of the subsequent Tax Return to which the excess Tax Benefit Payment relates for purposes of determining the Actual Interest Amount to which such relevant TRA Holders shall be entitled. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the TRA Holders shall not be required, under any circumstances, to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).

Article IV.
TERMINATION

Section 4.1     Early Termination of Agreement; Breach of Agreement.

(a)     Corporation’s Early Termination Right. The Corporation may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the TRA Holders pursuant to this Agreement by paying to the TRA Holders the Early Termination Payments; provided that Early Termination Payments may be made pursuant to this Section 4.1(a) only if made to all TRA Holders that are entitled to such a payment, and provided further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a)

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prior to the time at which any Early Termination Payment has been paid. Upon the Corporation’s payment of the Early Termination Payments, the Corporation shall not have any further payment obligations under this Agreement, other than with respect to any: (i) prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice and that remain unpaid as of the payment of the Early Termination Payments (which Tax Benefit Payments shall not be included in the Early Termination Payments); and (ii) current Tax Benefit Payments due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payments or is included in clause (i)) that remain unpaid as of the payment of the Early Termination Payments. If an Exchange or Reorganization Transaction subsequently occurs with respect to Units (including Units held by Blocker Entities) for which the Corporation has exercised its termination rights under this Section 4.1(a) and paid all amounts owed in connection with the exercise of such rights, the Corporation shall have no obligations under this Agreement with respect to such Exchange or Reorganization Transaction.

(b)     Acceleration Upon Change of Control. In the event of a Change of Control, the TRA Holder Representative shall have the option, by written notice to the Corporation, to cause the acceleration of all unpaid payment obligations of the Corporation hereunder as calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, without duplication, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (ii) any Tax Benefit Payments agreed to by the Corporation and the TRA Holders as due and payable but unpaid as of the Early Termination Notice (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments, and (iii) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control unpaid as of the Early Termination Notice (except to the extent that any amounts described in clause (iii) are included in the Early Termination Payments or are included in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutadis mutandis.

(c)     Acceleration Upon Breach of Agreement. In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder, or by operation of law as a result of the rejection of this Agreement in a case commenced under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) or otherwise, then, at the option of the TRA Holder Representative, all obligations of the Corporation hereunder shall be accelerated and become immediately due and payable upon notice of acceleration from the TRA Holder Representative (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments; and (iii) any current Tax Benefit Payments due for the Taxable Year ending with or including the date of such acceleration (except to the extent included in the Early Termination Payments or in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement and such breach is not a material breach of a material obligation, the TRA Holder Representative and each TRA Holder shall still be entitled to enforce all of its rights otherwise available under this Agreement, excluding, for the avoidance of doubt, seeking or otherwise obtaining an acceleration of amounts payable under this Agreement pursuant to this Section 4.1(c). For purposes of this Section 4.1(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment within sixty (60) days of the relevant Final Payment Date to the extent that the Corporation has insufficient funds or cannot make such payment as

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a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds to make such payments by taking commercially reasonable actions or would become insolvent as a result of making such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and further provided that such payment obligation shall nonetheless accrue for the benefit of the TRA Holders and the Corporation shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.

Section 4.2     Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the TRA Holder Representative a notice of the Corporation’s decision to exercise such right (an “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.1(b) or (c) (or an early termination pursuant to Section 4.1(d)), the Corporation shall deliver a schedule developed in consultation with the Advisory Firm (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Corporation shall also (x) deliver to the TRA Holder Representative supporting schedules and work papers from an Advisory Firm and any additional materials reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Early Termination Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives at the Corporation and the applicable Advisory Firm as determined by the Corporation or as reasonably requested by the TRA Holder Representative, in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party forty-five (45) days from the first date on which the TRA Holder Representative received such Early Termination Schedule unless:

(i)     the TRA Holder Representative within forty-five (45) days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail the TRA Holder Representative’s material objection (a “Termination Objection Notice”); or

(ii)     the TRA Holder Representative provides a written waiver of such right of a Termination Objection Notice within the period described in clause (i) above, in which case such Early Termination Schedule becomes binding on the date the waiver from the TRA Holder Representative is received by the Corporation.

In the event that the TRA Holder Representative timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) days after receipt by the Corporation of the Termination Objection Notice, the Corporation and the TRA Holder Representative shall employ the Reconciliation Procedures. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.2 shall be the “Early Termination Reference Date.”

Section 4.3     Payment Upon Early Termination.

(a)     Timing of Payment. Within three (3) Business Days after the Early Termination Reference Date, the Corporation shall pay to each TRA Holder an amount equal to the Early Termination Payment for such TRA Holder. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder.

(b)     Amount of Payment. The “Early Termination Payment” payable to a TRA Holder pursuant to and subject to Section 4.3(a) shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid (and which have not yet been paid prior to the Early Termination Effective Date) by the Corporation to such TRA Holder, whether payable with respect to Units that were Exchanged prior to the Early Termination Effective Date or on or after the Early Termination Effective Date (including Units held by Blocker Corporations that have not consummated a Reorganization Transaction, in which case, the relevant Blocker Corporation shall be treated as having Exchanged its Units in the manner set forth in the Valuation Assumptions and shall be treated as an Exchange TRA Holder (and not a Blocker TRA Holder) with respect to such Units), beginning from the Early Termination Effective Date and using the Valuation Assumptions.

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Article V.
SUBORDINATION AND LATE PAYMENTS

Section 5.1     Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payments or Early Termination Payments required to be made by the Corporation to the TRA Holders under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Holders and the Corporation shall make any such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Furthermore, each TRA Holder shall enter into any subordination agreements in a form reasonably satisfactory to the TRA Holder Representative in order to effectuate the purposes of this Section 5.1.

Section 5.2     Late Payments by the Corporation. Except as otherwise provided in this Agreement, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Holders when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the Final Payment Date on which such Tax Benefit Payment or Early Termination Payment was first due and payable to the date of actual payment of such Tax Benefit Payment or Early Termination Payment; provided that if any Tax Benefit Payment or Early Termination Payment is not made to the TRA Holders when due under the terms of this Agreement as a result of Section 5.1 and the terms of the agreements governing Senior Obligations, any such interest shall be computed at the Agreed Rate and not the Default Rate.

Article VI.
TAX MATTERS; CONSISTENCY; COOPERATION

Section 6.1     Participation in the Corporation’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and its Subsidiaries including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting or settling any audit, contest, or other proceeding pertaining to Taxes; provided, however, that the Corporation shall not settle or fail to contest any issue pertaining to Covered Taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under this Agreement without the consent of the TRA Holder Representative, such consent not to be unreasonably withheld or delayed. The Corporation shall notify the TRA Holder Representative of, and keep it reasonably informed with respect to, the any tax audit or other tax contest of the Corporation the outcome of which is reasonably expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement and the TRA Holder Representative, and any affected TRA Holder, shall have the right to (i) discuss with the Corporation, and provide input and comment to the Corporation regarding, any portion of any such tax audit or other tax contest and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax contest to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement. To the extent there is a conflict between this Agreement and either the Equity Purchase Agreement or the LLC Agreement relating to tax matters concerning Covered Taxes and the Corporation, including preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes, this Agreement shall control solely with respect to the matters governed by this Agreement.

Section 6.2     Consistency. Except as otherwise required by applicable law, all calculations and determinations made hereunder, including, without limitation, any Basis Adjustments, the determination of any deductions arising from Common Basis, the Schedules or the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by the Corporation and the LLC on their respective Tax Returns. Each TRA Holder shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement and any related calculations or determinations that are made hereunder, including, without limitation, the Schedules provided under this Agreement, unless otherwise required by applicable law. In the event that an Advisory Firm or Expert is used and is replaced with another Advisory Firm or Expert, such replacement Advisory

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Firm or Expert shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm or Expert, unless otherwise required by applicable law or unless the Corporation and the TRA Holder Representative agree to the use of other procedures and methodologies.

Section 6.3     Cooperation. The TRA Holder Representative and each TRA Holder, on the one hand, and the Corporation, on the other hand, shall (i) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of making, reviewing, or approving any determination or computation necessary or appropriate under or with respect to this Agreement, preparing any Tax Return or contesting or defending any audit, examination, controversy or other proceeding with any Taxing Authority, or estimating any future Tax Benefit Payments hereunder, (ii) make itself available to the other and its representatives to provide explanations of documents and materials and such other information as may be reasonably requested in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter. Subject to Section 6.1, the Corporation shall provide reasonable assistance as reasonably requested by the TRA Holder Representative on behalf of any TRA Holder in connection with such TRA Holder’s tax returns or financial reporting materials that are required to be prepared under applicable law or contract and/or the consummation of any assignment or transfer of any of its rights and/or obligations under this Agreement, including without limitation, providing any information or executing any documentation. The requesting Party shall reimburse the other Party for any reasonable and documented out-of-pocket costs and expenses incurred by such other Party pursuant to Section 6.3(a).

Article VII.
MISCELLANEOUS

Section 7.1     Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to the Corporation, to:

AST SpaceMobile, Inc.
Midland International Air and Space Port
2901 Enterprise Lane
Midland, TX 79706
Attn:      Abel Avellan
              Tom Severson
Phone:   +1 (432) 276-3966
Email:   avellan@ast-science.com
              severson@ast-science.com

with a copy (which shall not constitute notice to the Corporation) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Attn:     Bradley A. Helms
              Ryan Maierson
Fax:      +1 (213) 891-8763
Phone:  +1 (213) 891-8640
             +1 (713) 546-7420
Email:   bradley.helms@lw.com
              ryan.maierson@lw.com

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If to the TRA Holder Representative:

[•]

with a copy (which shall not constitute notice to the TRA Holder Representative) to:

[•]

Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

Section 7.2     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3     Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4     Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6     Assignments; Amendments; Successors; No Waiver.

(a)     Assignment. Each TRA Holder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, without the consent of the Corporation, to any Person; provided such Person executes and delivers a Joinder agreeing to succeed to the applicable portion of such TRA Holder’s interest in this Agreement and to become a Party and TRA Holder for all purposes of this Agreement (the “Joinder Requirement”). For the avoidance of doubt, if a TRA Holder transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of each of the TRA Holders (and any purported assignment without such consent shall be null and void).

(b)     Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by (i) the Corporation, (ii) the TRA Holder Representative, and (iii) TRA Holders who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all TRA Holders in the event the Corporation exercised its rights pursuant to Section 4.1(a) as of the later of the most recent Exchange Date or the most recent Reorganization Transaction, in which case such amendment shall be permitted. Notwithstanding the foregoing, no such amendment shall be effective if such amendment would have a disproportionate adverse impact on the payments

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certain TRA Holders will or may receive under this Agreement unless all such disproportionately impacted TRA Holders consent in writing to such amendment (such consent not to be unreasonably withheld, conditioned or delayed). No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(c)     Successors. Except as provided in Section 7.6(a), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to (i) assume and agree to perform this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place and (ii) become a Party to this Agreement.

(d)     Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 7.7     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8     Resolution of Disputes.

(a)     Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “Rules”) by three arbitrators, of which the Corporation shall appoint one arbitrator and the TRA Holders party to such Dispute shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

(b)     Notwithstanding the provisions of paragraph (a), any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.

(c)     Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

(d)     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(e)     In the event the parties are unable to agree whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.

Annex G-19

Section 7.9     Reconciliation. In the event that the Corporation and the TRA Holder Representative (or any applicable TRA Holder) are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.5, or with respect to an Early Termination Schedule prepared in accordance with the procedures set forth in Section 4.2, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to the disputing Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and the TRA Holder Representative (or any applicable TRA Holder) agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation, the TRA Holder Representative (or any applicable TRA Holder) or other actual or potential conflict of interest. If the disputing Parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation, the TRA Holder Representative (or any applicable TRA Holder) or other actual or potential conflict of interest. The Expert shall resolve any matter relating to any Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Corporation and the applicable TRA Holder(s) shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Holder Representative or applicable TRA Holder(s)’s position, in which case the Corporation shall reimburse the TRA Holder Representative or applicable TRA Holder(s) for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt any costs and expenses incurred by the TRA Holder Representative or any applicable TRA Holder(s) relating to the engagement of the Expert or amending any applicable Tax Return), or (ii) the Expert adopts the Corporation’s position, in which case the applicable TRA Holder(s) (or the TRA Holder Representative on behalf of such TRA Holder(s)) shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt costs and expenses incurred by the Corporation relating to the engagement of the Expert or amending any applicable Tax Return). The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation, the TRA Holder Representative and the TRA Holders and may be entered and enforced in any court having competent jurisdiction.

Section 7.10     Withholding. Notwithstanding anything in this Agreement, the Corporation, or any other applicable withholding agent, shall be entitled to deduct and withhold (or cause there to be deduction or withholding), from any payment that is payable to any TRA Holder (or any other person) pursuant to this Agreement any taxes or other amounts as the Corporation or other applicable withholding agent is required to deduct and withhold with respect to the making of any such payment under the Code or any provision of U.S. state, local or foreign tax law or other applicable tax law. Any such deducted or withheld taxes or other amounts, to the extent paid over to the appropriate Taxing Authority or other governmental entity shall be treated for all purposes of this Agreement as having been paid by the Corporation (and/or other applicable withholding agent) to the relevant TRA Holder or other person in respect of which such deduction or withholding was made. Each TRA Holder or other recipient of any payments hereunder shall provide the Corporation with any applicable tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any other information or certifications reasonably requested by the Corporation or other applicable withholding agent in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law. Notwithstanding the foregoing, if a withholding obligation arises as a result of a Change of Control or other transaction that causes the Corporation (or its successor) to become a non-U.S. Person (for U.S. federal income tax purpose), any amount payable to a TRA Holder under this Agreement shall be increased such that after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this sentence) the relevant TRA Holder receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

Annex G-20

Section 7.11     Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a)     If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable Sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated Covered Taxes of the group as a whole.

(b)     If the Corporation, its successor in interest or any member of a group described in Section 7.11(a) or any member of the LLC Group transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such Reference Asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred Reference Asset as determined by a valuation expert mutually agreed upon by the Corporation and the TRA Holder Representative plus, without duplication, (i) the amount of debt to which any such Reference Assets is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a transfer of a partnership interest. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction, in each case, to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.11(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11(b).

Section 7.12     Change in Law. Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause adverse tax consequences to such TRA Holder or any direct or indirect owner of such TRA Holder, then at the written election of such TRA Holder in its sole discretion (in an instrument signed by such TRA Holder and delivered to the Corporation and the TRA Holder Representative) and to the extent specified therein by such TRA Holder, this Agreement shall cease to have further effect and shall not apply to such TRA Holder after a date specified by such TRA Holder.

Section 7.13     Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Holder hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any TRA Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Estimated Tax Benefit Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Holder exceeds the Maximum Rate, such TRA Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Holder hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

Section 7.14     Independent Nature of Rights and Obligations. The rights and obligations of each TRA Holder hereunder are several and not joint with the rights and obligations of any other Person. A TRA Holder shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Holder have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any

Annex G-21

TRA Holder pursuant hereto or thereto, shall be deemed to constitute the TRA Holders acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

Section 7.15     LLC Agreement. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.16     TRA Holder Representative. By executing this Agreement, each of the TRA Holders shall be deemed to have irrevocably constituted and appointed Thomas Severson (in the capacity described in this Section 7.16 and each successor as provided below, the “TRA Holder Representative”) as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such TRA Holders which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to, and unless otherwise provided by this Agreement: (i) execution of the documents and certificates required pursuant to this Agreement; (ii) receipt and forwarding of notices and communications pursuant to this Agreement; (iv) administration of the provisions of this Agreement; (v) giving or agreeing to, on behalf of such TRA Holders, any and all consents, waivers, amendments or modifications deemed by the TRA Holder Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) taking actions the TRA Holder Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (vii) negotiating and compromising, on behalf of such TRA Holders, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of such TRA Holders, any settlement agreement, release or other document with respect to such dispute or remedy; (viii) engaging attorneys, accountants, agents or consultants on behalf of such TRA Holders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto; and (ix) effectuating the purposes of Section 5.1 (Subordination). If the TRA Holder Representative is unwilling to so serve, then the person then-serving as the TRA Holder Representative shall be entitled to appoint its successor which such successor shall be subject to the approval of a majority of the TRA Holders. To the fullest extent permitted by law, none of the TRA Holder Representative, any of its Affiliates, or any of the TRA Holder Representative’s or Affiliate’s directors, officers, employees or other agents (each a “Covered Person”) shall be liable, responsible or accountable in damages or otherwise to any TRA Holder, the LLC, or the Corporation for damages arising from any action taken or omitted to be taken by the TRA Holder Representative or any other Person with respect to the LLC or the Corporation, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other experts selected by it, and any act or omission suffered or taken by it on behalf of the LLC or the Corporation or in furtherance of the interests of the LLC or the Corporation in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that such counsel, accountants, or other experts were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the LLC, the Corporation or the TRA Holders for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. For the avoidance of doubt, notwithstanding the foregoing, if a provision of this Agreement provides a right or entitlement of any kind to a TRA Holder, this Section 7.16 shall not override the TRA Holder’s ability to exercise or enforce such right or enjoy such entitlement.

Section 7.17     Non-Effect of Other Tax Receivable Agreements. If the Corporation enters into any other agreement after the date hereof (for the avoidance of doubt other than the Equity Purchase Agreement, the LLC Agreement, or any related agreement entered into in connection with the execution of the Equity Purchase Agreement or as contemplated by the Equity Purchase Agreement in connection with the consummation of the transactions contemplated thereby) after the date of the execution of this Agreement that obligates the Corporation to make payments to another party in exchange for tax benefits conferred upon the Corporation, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments shall be ignored for all purposes of this Agreement (including for purposes of calculating the Hypothetical Tax Liability and the actual Tax liability of the Corporation hereunder).

[Signature Page Follows This Page]

Annex G-22

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

CORPORATION:
[•]
By:
Name:
Title:

Annex G-23

THE LLC:
[•]
By:
Name:
Title:

Annex G-24

TRA HOLDER REPRESENTATIVE:
By:
Name:
Title:

Annex G-25

TRA HOLDER:
By:
Name:
Title:

Annex G-26

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among AST SpaceMobile, Inc., a Delaware corporation (the “Corporation”), AST & Science, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined in the Tax Receivable Agreement), and each of the Exchange TRA Holders and the Blocker TRA Holders (each as defined in the Tax Receivable Agreement and, collectively, the “TRA Holders,” from time to time party thereto). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.      Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a TRA Holder under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a TRA Holder thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.      Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.      Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY]
By:
Name:
Title:

Annex G-A-1

Acknowledged and agreed as of the date first set forth above:

[•]
By:
Name:
Title:

Annex G-A-2

Annex H

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [•], by and among (i) AST SpaceMobile, Inc., a Delaware corporation (the “Company”); (ii) Abel Avellan (“Avellan”); (iii) Invesat LLC, a Delaware limited liability company (“Invesat”); (iv) Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales (“Vodafone”); (v) Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company (“Rakuten”); (vi) ATC TRS II LLC, a Delaware limited liability company (“American Tower” and, together with Vodafone, Invesat, Rakuten and Avellan, the “AST Equityholders”); and (vii) New Providence Management LLC, a Delaware limited liability company (“NPA Sponsor”, and, together with the AST Equityholders, the “Stockholder Parties”).

RECITALS

WHEREAS, the Company has entered into that certain Equity Purchase Agreement, dated as of December 15, 2020 (as it may be amended or supplemented from time to time, the “Purchase Agreement”), by and among (i) AST & Science LLC, a Delaware limited liability company (“OpCo”), (ii) the AST Equityholders, (iii) the other existing equityholders of the OpCo (other than the AST Equityholders) set forth on Annex A thereto, (iv) New Providence Acquisition Corp., a Delaware corporation and predecessor to the Company (“NPA”), (v) NPA Sponsor and (vi) Avellan as the Existing Equityholder Representative (as defined therein), pursuant to which the parties thereto have agreed to consummate the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, among other things, (i) OpCo issued a number of OpCo Common Units (as defined below) to the Company in exchange for a contribution of cash from NPA, (ii) the Class B common stock of NPA, held by NPA Sponsor, converted into an equivalent number of shares of Class A Common Stock (as defined below) of the Company, and (iii) the Company issued Class B Common Stock and Class C Common Stock (each as defined below) to the AST Equityholders;

WHEREAS, in connection with the Transaction, the Company and the Stockholder Parties are party to a Registration Rights Agreement, dated as of the date hereof (as it may be amended, supplemented, restated and/or modified from time to time, the “Registration Rights Agreement”);

WHEREAS, in connection with the Transaction, the Company, NPA and NPA Sponsor are party to a Voting Agreement, dated as of the date hereof (as it may be amended, supplemented, restated and/or modified from time to time, the “NPA Sponsor Voting Agreement”);

WHEREAS, in connection with the Transaction, the Stockholder Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Transaction (the “Closing”), each of the Stockholder Parties Beneficially Owns (as defined below) the respective number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), of the Company, set forth on Annex A hereto);

WHEREAS, the Stockholder Parties in the aggregate Beneficially Own (as defined below) shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Stockholder Party may change from time to time, in accordance with the terms of (w) the Purchase Agreement, (x) the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the by-laws of the Company, as they may be amended, supplemented and/or restated from time to time (the “By-laws”) and (z) the Registration Rights Agreement, which changes shall be reported by each Stockholder Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

Annex H-1

WHEREAS, each of the Stockholder Parties believes that it is in their respective best interests to qualify the Company as a “controlled company” under Listing Rule 5615(c) of The Nasdaq Stock Market LLC (“Nasdaq”); and

WHEREAS, the AST Equityholders desire to maintain a group and to enter into this Agreement to provide for voting agreements, pursuant to which all of the AST Equityholders’ shares of Common Stock will be voted together with respect to elections of the Company’s board of directors (the “Board”).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.      Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“American Tower Holders” shall mean American Tower and its Permitted Transferees.

“Avellan Holders” shall mean Avellan and his Permitted Transferees.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning given in the Purchase Agreement.

“Competitor” shall mean a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the provision of connectivity to standard and non-standard handsets, sensors and Internet of things devices using satellites, high altitude systems or any other aerial systems but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; and the Company acknowledges that neither Vodafone nor its Affiliates shall be deemed a Competitor for the purposes of this Agreement with respect to the current business lines of Vodafone and its Affiliates, and that UBS O’Connor LLC (and its affiliated entities or funds) shall not be deemed as Affiliates of NPA Sponsor for purposes of this definition of “Competitor”.

“Confidential Information” shall mean all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, the Company or any of its Subsidiaries, or a Stockholder Party, as the case may be, in the performance of duties for, or on behalf of, the Company or any of its Subsidiaries or that relates to the business, products, services or research of the Company or any of its Subsidiaries or any of their investors, partners, Affiliates, strategic alliance participants, officers, directors, employees or stockholders or their respective Affiliates, including, without limitation: (i) internal business information of the Company and its Subsidiaries (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or any of its Subsidiaries, its Affiliates, their respective customers and their respective confidential information; (iii) any confidential or proprietary information of any third party that the Company or any Subsidiary of the Company has a duty to maintain confidentiality of, or use only for certain limited purposes; (iv) industry research compiled by, or on behalf of the Company or any of its Subsidiaries, including, without limitation, identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Company or any of its Subsidiaries; (v) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; and (vi) information related to the Company’s Intellectual Property and updates of any of the foregoing; provided that “Confidential Information” shall not include any information that a Stockholder Party can demonstrate has become generally known to and widely available for use other than as a result of the acts or omissions of such Stockholder Party or any Person over which such Stockholder Party has control to the extent such acts or omissions are not authorized by such Stockholder Party in the performance of such Person’s assigned duties for such Stockholder Party.

Annex H-2

“Invesat Holders” shall mean Invesat and its Permitted Transferees.

“Law” shall mean any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the date that is the first (1st) anniversary of the Closing Date.

“Lock-up Shares” shall mean (i) the shares of Common Stock received by the Stockholder Parties in connection with the Transactions on the Closing Date, (ii) any shares of Common Stock received after the Closing Date by any Stockholder Party pursuant to a Redemption (as defined in the OpCo LLCA) of the OpCo Common Units held as of the Closing Date, and (iii) the PubCo Warrants held as of the Closing Date and any shares of Common Stock issued to Stockholder Parties upon exercise of any such warrants.

“Necessary Action” shall mean, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Purchase Agreement, the Registration Rights Agreement, the Charter or the By-laws) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares Beneficially Owned by such party, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the Charter or the By-laws, (iv) requesting members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“NPA Sponsor Holders” shall mean NPA Sponsor and its Permitted Transferees.

“OpCo Common Units” shall mean the “Common Units” of OpCo as defined in the OpCo LLCA.

“OpCo LLCA” shall mean the Fifth Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of [•], 2020, as it may be amended, supplemented, restated and/or modified from time to time.

“Permanently Incapacitated” shall mean, with respect to any Person, when a competent medical authority who is treating such Person has given a written opinion to the Company stating that such Person has become permanently incapable of carrying out his or her functions as an officer or member of the Board, as applicable.

“Permitted Transferees” shall mean, with respect to any stockholder of the Company party to this Agreement: (i) the Company, OpCo, or any of their Subsidiaries; (ii) any Person approved in writing in advance by the Board, in its sole discretion; (iii) in the case of Invesat, Vodafone, Rakuten and NPA Sponsor, any of their controlled or controlling Affiliates (only for so long as such transferee remains a controlled or controlling Affiliate); and (iv) if the stockholder is a natural Person, any of such stockholder’s controlled Affiliates, or any trust or other estate planning vehicle that is under the control of such stockholder and for the sole benefit of such stockholder and/or such stockholder’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons, in the case of each of clauses (i) through (iv), only if such transferee becomes a party to this Agreement; provided that, notwithstanding the foregoing, in no event will any Person that is a Competitor to the Company be a Permitted Transferee hereunder.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Rakuten Holders” shall mean Rakuten and its Permitted Transferees.

“Redemption Election Committee” means the Redemption Election Committee of the Board, as established by the Board in accordance with the By-laws.

Annex H-3

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholder Designating Party” shall mean each of Avellan, Invesat, Vodafone, Rakuten, NPA Sponsor and American Tower.

“Stockholder Shares” shall mean all securities of the Company registered in the name of, or Beneficially Owned by the Stockholder Parties, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by such Person, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by such Person or of which such Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

“Sunset Date” shall mean, the first date, following the Closing Date, on which either (i) the Avellan Holders Beneficially Own a number of shares of Class A Common Stock representing less than twenty percent (20%) of the number of shares of Class A Common Stock Beneficially Owned by the Avellan Holders immediately following the Closing Date (assuming, for this purpose, that all outstanding OpCo Common Units are and were exchanged at the applicable times of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange) or (ii) Avellan dies or becomes Permanently Incapacitated.

“Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Vodafone Holders” shall mean Vodafone and its Permitted Transferees.

2.      Agreement to Vote. During the term of this Agreement, each AST Equityholder shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised Options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by such AST Equityholder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such AST Equityholder so that the Board is comprised of the Persons designated pursuant to Section 3. Except as explicitly provided in this Agreement, each AST Equityholder is free to vote or cause to be voted all Voting Shares Beneficially Owned by such AST Equityholder. For the avoidance of doubt, nothing in this Section 2 shall require an AST Equityholder to exercise or convert any security exercisable or convertible for voting securities of the Company.

3.      Board of Directors.

(a)      Board Representation. The Board shall initially consist of thirteen (13) directors, with two (2) director seats being vacant immediately following the Closing, which seats Avellan may fill at any time. Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, the Company and each Stockholder Party shall take all Necessary Action to cause, effective beginning immediately following the Closing Date, the Board to be comprised of eleven (11) directors who, initially, shall be the Persons identified on Exhibit 3(a). Avellan shall be the individual serving as the initial chairperson of the Board immediately following the Closing. From and after the Closing Date, until the earlier of Avellan’s retirement or resignation from the Board or the Sunset Date, each Stockholder Party shall take all Necessary Action to cause Avellan to be the chairperson of the Board. Notwithstanding the foregoing, on the first date after the Closing Date upon which the Avellan Holders cease

Annex H-4

collectively to own voting stock of the Company bearing at least fifty percent (50%) of the outstanding voting power of the Company, the size of the Board shall, if greater than eleven (11) members on such date, be reduced to eleven (11) members (of which, for the avoidance of doubt, Avellan shall have the right to nominate five (5) members in accordance with Section 3(b)(ii)(A)).

(b)      Avellan Designees.

(i)      Subject to Sections 3(b)(ii) and 3(h), the Avellan Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, seven (7) members of the Board (the “Avellan Designees” and each an “Avellan Designee”), five (5) of which are initially designated as set forth on Exhibit 3(a) hereto and all of which shall thereafter be designated by the Avellan Holders by a majority of shares held by them. For the avoidance of doubt, the Avellan Holders shall have the right to nominate the two (2) remaining Avellan Designees in accordance with this Section 3(b).

(ii)      In the event the Avellan Holders cease collectively, as of any date after the Closing Date, to own voting stock of the Company bearing at least: (A) fifty percent (50%) of the aggregate outstanding voting power of the Company, the Avellan Holders shall only be entitled to nominate five (5) members of the Board as of the date Avellan Holders cease to hold the aforementioned requisite securities of the Company; (B) forty percent (40%) of the aggregate outstanding voting power of the Company, the Avellan Holders shall only be entitled to nominate three (3) members of the Board as of the date the Avellan Holders cease to hold the aforementioned requisite securities of the Company; (C) thirty percent (30%) of the aggregate outstanding voting power of the Company, the Avellan Holders shall only be entitled to nominate two (2) members of the Board as of the date the Avellan Holders cease to hold the aforementioned requisite securities of the Company; (D) twenty percent (20%) of the aggregate outstanding voting power of the Company, the Avellan Holders shall only be entitled to nominate one (1) member of the Board as of the date the Avellan Holders cease to hold the aforementioned requisite securities of the Company; and (E) five percent (5%) of the aggregate outstanding voting power of the Company, the Avellan Holders shall no longer be entitled to nominate any members of the Board as of the date the Avellan Holders cease to hold the aforementioned requisite securities of the Company. The Stockholder Parties agree that, in the event the size of the Board is increased or decreased, the number of Avellan Designees that the Avellan Holders are entitled to appoint to the Board shall increase or decrease proportionately to the size of the Board.

(iii)      Notwithstanding the foregoing, for so long as the Avellan Holders are entitled to nominate at least five (5) members of the Board, at least one (1) Avellan Designee must (x) qualify as an “independent director” under Nasdaq Rules and (y) qualify as an “audit committee financial expert” within the meaning of Regulation S-K of the Securities Act.

(c)      Invesat Designee.

(i)      Until the Invesat Fall-Away Date, the Invesat Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, one (1) member of the Board (the “Invesat Designee”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Invesat Holders. The Invesat Designee must at all times qualify as an “independent director” under Nasdaq Rules.

(ii)      The “Invesat Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Invesat Holders collectively do not hold at least five percent (5%) of the outstanding Class A Common Stock of the Company (assuming, for this purpose, that all outstanding OpCo Common Units are and were exchanged at the applicable times of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange); or (B) Invesat’s designation rights have been terminated pursuant to Section 3(h).

(d)      Vodafone Designee.

(i)      Until the Vodafone Fall-Away Date, the Vodafone Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, one (1) member of the Board (the “Vodafone Designee”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Vodafone Holders.

Annex H-5

(ii)      The “Vodafone Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the Vodafone Holders collectively hold neither (x) at least five percent (5%) of the outstanding Class A Common Stock of the Company nor (y) at least fifty percent (50%) of the outstanding Class A Common Stock of the Company held by the Vodafone Holders immediately following the Closing (assuming for purposes of clauses (x) and (y), that all outstanding OpCo Common Units are and were exchanged at the applicable time of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange); or (B) Vodafone’s designation rights have been terminated pursuant to Section 3(h).

(e)      Rakuten Designees.

(i)      Until the First Rakuten Fall-Away Date, the Rakuten Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, one (1) member of the Board, being the “First Rakuten Designee”, who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Rakuten Holders. Until the Second Rakuten Fall-Away Date, the Rakuten Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, another member of the Board, being the “Second Rakuten Designee” (together with the First Rakuten Designee, the “Rakuten Designees”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the Rakuten Holders.

(ii)      The First Rakuten Fall-Away Date shall be the first date following the Closing Date on which either of the following events occurs: (1) the Rakuten Holders collectively hold neither (x) at least five percent (5%) of the outstanding Class A Common Stock of the Company nor (y) at least fifty percent (50%) of the outstanding Class A Common Stock of the Company held by the Rakuten Holders immediately following the Closing (assuming for purposes of clauses (x) and (y), that all outstanding OpCo Common Units are and were exchanged at the applicable time of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange); or (2) Rakuten’s designation rights have been terminated pursuant to Section 3(h).

(iii)      The Second Rakuten Fall-Away Date shall be the first date following the Closing Date on which either of the following events occurs: (1) the Rakuten Holders do not collectively hold at least ten percent (10%) of the outstanding Class A Common Stock of the Company (assuming for this purpose that all outstanding OpCo Common Units are and were exchanged at the applicable time of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange); or (2) Rakuten’s designation rights have been terminated pursuant to Section 3(h).

(f)      NPA Designee.

(i)      Until the NPA Fall-away Date, the NPA Sponsor Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, one (1) member of the Board (the “NPA Designee”), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the NPA Sponsor Holders. The NPA Designee must at all times (x) qualify as an “independent director” under Nasdaq Rules, (y) qualify as an “audit committee financial expert” within the meaning within the meaning of Regulation S-K of the Securities Act, and (z) be qualified and willing to serve on the Redemption Election Committee.

(ii)      The “NPA Fall-Away Date” shall be the earlier to occur of (A) the date of the expiration of the NPA Designee’s term as director ending at the second annual meeting of stockholders of the Company following the Closing, or (B) the first date following the Closing upon which NPA Sponsor’s designation rights have been terminated pursuant to Section 3(h).

(g)      American Tower Designee.

(i)      Until the American Tower Fall-Away Date, the American Tower Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the AST Equityholders will appoint and vote for, one (1) member of the Board (the “American Tower Designee” and, together with the Avellan

Annex H-6

Designees, the Invesat Designee, the Vodafone Designee, the Rakuten Designees and the NPA Designee, the “Stockholder Designees”)), who is initially designated as set forth on Exhibit 3(a) hereto and shall thereafter be designated by the American Tower Holders.

(ii)      The “American Tower Fall-Away Date” shall be the first date following the Closing Date on which either of the following events occurs: (A) the American Tower Holders collectively do not hold at least fifty percent (50%) of the outstanding Class A Common Stock of the Company held by the American Tower Holders immediately following the Closing (assuming for this purpose, that all outstanding OpCo Common Units are and were exchanged at the applicable time of measurement by the AST Equityholders for shares of Class A Common Stock in accordance with the OpCo LLCA and without regard to the Lock-up or any other restriction on exchange); or (B) American Tower’s designation rights have been terminated pursuant to Section 3(h).

(h)      Additional Lapse of Designation Rights. Notwithstanding anything to the contrary set forth in this Agreement, the right of any Stockholder Designating Party to designate nominees for appointment to the Board as set forth in Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g), shall terminate if at any time (A) such Stockholder Designating Party or any of its Affiliates becomes a Competitor of the Company, (B) such Stockholder Designating Party or any of its Affiliates commences any legal proceeding against the Company, its Subsidiaries or any other member of the Board of Directors; or (C) such Stockholder Designating Party or any of its Affiliates has the right (whether exercised or not) to designate or appoint a member of or observer to the board of directors (or similar governing body) of any Competitor.

(i)      Resignation; Removal; Vacancies. Any member of the Board designated pursuant to Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g) may resign, or may be removed either (i) with or without cause solely at the direction of the Stockholder Designating Party who designated such member of the Board, or (ii) by the affirmative written vote or written consent of a majority of the remaining members of the Board upon death, disability, Permanent Incapacity or disqualification of such member of the Board. The Stockholder Designating Party who designated such resigned or removed director (or such Stockholder Designating Party’s successors or Permitted Transferees) shall have the exclusive right to designate a replacement for such member of the Board, which individual shall be appointed and approved pursuant to Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g), as applicable, for so long as such Stockholder Designating Party is entitled to designate such nominee pursuant to such sections.

(j)      Voting. Each of the Company and the AST Equityholders agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Each AST Equityholder, to the extent not prohibited by the Charter, shall vote all Voting Shares held by such AST Equityholder in such manner as may be necessary to elect and/or maintain in office as members of the Board those individuals designated in accordance with this Section 3 and to otherwise effect the intent of the provisions of this Agreement; provided that, notwithstanding the foregoing, each AST Equityholder agrees that, at all times, at least three (3) directors shall be independent and qualified to serve on the audit committee under Nasdaq Rules. Each AST Equityholder further agrees until the Sunset Date (i) to take all Necessary Action reasonably available within their power, including casting all votes to which such AST Equityholder is entitled in respect of its Voting Shares, whether at any annual or special meeting, by written consent or otherwise, so as to vote its Voting Shares on all matters submitted to the stockholders of the Company in accordance with the recommendation of the Board and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such party’s equity securities of the Company that would prohibit such party from casting such votes in accordance with clause (i) of this Section 3(j).

(k)      From and after the lapse or termination of a Board designation rights set forth in Section 3(b), Section 3(c), Section 3(d), Section 3(e), Section 3(f) or Section 3(g) in accordance with the terms of this Agreement, the Board seat that would have been designated pursuant to such designation right had such right not lapsed or terminated will be filled in accordance with the Charter and the By-laws.

(l)      Redemption Election Committee. Each Stockholder Party agrees that, until the first date following the Closing upon which the Stockholder Parties no longer collectively hold at least fifty percent (50%) of the total voting power of the capital stock of the Company, (i) each Stockholder Party shall take all Necessary Action reasonably available within such Stockholder Party’s power to cause the Company and the Board (a) to establish and maintain

Annex H-7

the Redemption Election Committee and (b) to cause the Redemption Election Committee to be composed solely of directors who have not been nominated by, pursuant to the provisions of this Agreement or other contractual right, or who are otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock and (ii) the provisions of this Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

4.      Stockholder Designee Requirements.

(a)      The Company’s and the Stockholder Parties’ obligations with respect to the Stockholder Designees pursuant to this Agreement shall in each case be subject to each Stockholder Designee’s satisfaction of all requirements set forth in this Section 4. Each of the Stockholder Designating Parties agrees that they shall designate only Stockholder Designees that satisfy, and shall cause each of the Stockholder Designees nominated by them to, at all times satisfy, the requirements set forth in this Section 4.

(b)      Each Stockholder Designee shall, at all times, (i) satisfy all requirements regarding service as a director of the Company under applicable Law and the listing rules of Nasdaq (the “Nasdaq Rules”), regardless of whether the Nasdaq Rules then apply to the Company, solely to the extent as has been or will be applicable to all other non-executive directors of the Company, and all other criteria and qualifications for service as a director applicable to all non-executive directors of the Company and (ii) satisfy any other requirements for director qualification adopted by the Board and generally applicable to non-employee directors of the Company.

(c)      Each Stockholder Designating Party shall cause each Stockholder Designee designated by it: (i) to make himself or herself reasonably available for interviews; (ii) to consent to such reference and background checks or other investigations as the Board or Avellan may reasonably request in order to determine such Stockholder Designee meets the requirements to serve as a director of the Company, solely to the extent such checks or investigations have been or will be required from all other non-executive directors of the Company, and (iii) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business.

(d)      No Stockholder Designee (or any replacement thereof appointed by a Stockholder Designating Party) shall be eligible to serve as a director if he or she (x) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K of the Securities Act, (y) has been or could be disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act or (z) is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company. In the event that a Stockholder Designee no longer satisfies all the requirements set forth in (1) the immediately preceding sentence and (2) Section 4(b), such Stockholder Designee’s term of office shall immediately terminate in accordance with the Charter and the By-laws, and the vacancy resulting from the termination of such Stockholder Designee’s term of office may be filled as provided by this Agreement and the Charter and the By-laws. Each Stockholder Designating Party agrees that, in the event a Stockholder Designee designated by it no longer satisfies the requirements set forth in the immediately preceding sentence, it shall take all Necessary Action to remove or cause the removal of such Stockholder Designee from the Board.

(e)      As a condition to a Stockholder Designee’s designation or election to the Board, pursuant to Section 3, such Stockholder Designee must provide to the Company:

(i)      all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, the Nasdaq Rules or the Charter, the By-laws or other corporate governance guidelines;

(ii)      all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive directors of the Company; and

(iii)      an undertaking in writing by such Stockholder Designee:

Annex H-8

(A)      to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to all other non-executive directors of the Company; and

(B)      at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company or other matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

5.      Required Approvals.

(a)      Notwithstanding anything to the contrary contained in this Agreement, subject to Section 5(c), in addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law, the Charter or the By-laws, the Board shall not permit the Company to, and the Company shall not permit any of its Subsidiaries to, take any of the following actions (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise) without the affirmative vote or written consent of the Avellan Holders (by a majority of shares held by them) acting in their capacity as stockholders of the Company:

(i)      change the size of the Board;

(ii)      establish any committee of the Board or change the composition or powers of any committees of the Board, except for any special committee that outside counsel advises is required or advisable in order for the members of the Board to faithfully discharge fiduciary duties;

(iii)      engagement of any professional advisers, including, without limitation, investment bankers and financial advisers, of the Company, OpCo or any of their Subsidiaries (but not of the Board or of any committee thereof); or

(iv)      materially change the nature or scope of the Company’s business or enter into or abandon a line of business.

(b)      Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 5(c), in addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law, the Charter or the By-laws, the Board shall not permit the Company, and the Company shall not permit OpCo or any other Subsidiary of the Company, to amend the Charter, the By-laws, this Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the certificate of formation or limited liability company agreement of OpCo or any other organizational or governing document of the Company or OpCo or any other Subsidiary of the Company that has an adverse effect on the material rights specific to such Stockholder Party (whether directly or indirectly by amendment, merger, recapitalization, consolidation or otherwise) without the affirmative vote or written consent of such Stockholder Party in its capacity as a stockholder of the Company.

(c)      Notwithstanding anything to the contrary contained herein, the consent rights of a Stockholder Party set forth in Section 5(a) and Section 5(b), shall terminate:

(i)      with respect to the Avellan Holders, on the Sunset Date;

(ii)      with respect to the Invesat Holders, on the Invesat Fall-Away Date;

(iii)      with respect to the Vodafone Holders, on the Vodafone Fall-Away Date;

(iv)      with respect to the Rakuten Holders, on the Rakuten Fall-Away Date;

(v)      with respect to the NPA Sponsor Holders, on the NPA Fall-Away Date; and

(vi)      with respect to American Tower, on the American Tower Fall-Away Date.

Annex H-9

6.      Controlled Company.

(a)      The Stockholder Parties agree and acknowledge that by virtue of the combined voting power of the Stockholder Parties of more than fifty percent (50%) of the total voting power of the shares of capital stock of the Company outstanding as of the Closing, the Company will, as of the Closing, qualify as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c).

(b)      From and after the Closing, the Company agrees and acknowledges that, unless otherwise agreed by Avellan, it shall elect, to the extent permitted under the Nasdaq Rules, to be treated as a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c).

7.      Representations and Warranties of Each Stockholder Party. Each Stockholder Party on its own behalf hereby represents and warrants to the Company and each other Stockholder Party, severally and not jointly, with respect to such Stockholder Party and such Stockholder Party’s ownership of his, her or its Stockholder Shares set forth on Annex A, as of the Closing Date:

(a)      Organization; Authority. If Stockholder Party is a legal entity, Stockholder Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Stockholder Party is a natural person, Stockholder Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Stockholder Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Stockholder Party. This Agreement constitutes a valid and binding obligation of Stockholder Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)      No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental Authority or other Person on the part of Stockholder Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement. If Stockholder Party is a natural person, no consent of such Stockholder Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Stockholder Party’s obligations hereunder. If Stockholder Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)      No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Stockholder Party is a legal entity, conflict with or violate any provision of the organizational documents of Stockholder Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, concession, franchise, license, notice or Law applicable to Stockholder Party or to Stockholder Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Stockholder Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Stockholder Party, threatened, against such Stockholder Party or any of Stockholder Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d)      Ownership of Shares. Stockholder Party Beneficially Owns his, her or its Stockholder Shares free and clear of all Liens. Except pursuant to this Agreement, the NPA Sponsor Voting Agreement, the Purchase Agreement, and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Stockholder Shares and there are no voting trusts or voting agreements with respect to the Stockholder Shares. Stockholder Party does not Beneficially Own (i) any shares of capital stock of the Company

Annex H-10

other than the Stockholder Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

8.      Covenants of the Company.

(a)      The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement and (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Stockholder Parties under this Agreement without the prior written consent of Avellan.

(b)      The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for long as any Avellan Designee nominated pursuant to this Agreement serves as a director on the Board, maintain such coverage with respect to such Avellan Designee, and (iii) cause the Charter and the By-laws to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable Law; provided, that upon removal or resignation of any Avellan Designee for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

(c)      The Company shall pay all reasonable out-of-pocket expenses incurred by the members of the Board in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each member of the Board and each officer of the Company from time to time.

9.      Lock-up.

(a)      Subject to Sections 9(b) and 9(c), each Stockholder Party agrees that, without the Company’s prior written consent, it, he or she shall not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)      Notwithstanding the provisions set forth in Section 9(a), any Stockholder Party or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to any of such Stockholder Party’s Permitted Transferees; or (ii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date.

(c)      Notwithstanding the provisions set forth in Section 9(a), (i) any shares of Common Stock issued to any Stockholder Party upon exercise of any of such Stockholder Party’s warrants to purchase Common Stock of the Company shall be deemed to be Lock-up Shares Beneficially Owned by such Stockholder Party as of the Closing and such exercise shall not be deemed a Transfer for purposes of this Section 9 and (ii) neither the retirement of shares of Class B Common Stock pursuant to Section 6.3 of the Charter nor the retirement of Class C Common Stock pursuant to Section 6.4 of the Charter shall be deemed a Transfer for purposes of this Section 9.

(d)      Notwithstanding anything contained herein to the contrary, if, following the Closing, the last sale price of the Class A Common Stock equals or exceeds twelve dollars ($12.00) per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the principal exchange on which such securities are then listed or quoted for any twenty (20) trading days within any thirty (30) trading-day period commencing at least one hundred fifty (150) days after the Closing, NPA Sponsor, together with its Permitted Transferees, may Transfer Lock-up Shares during the Lock-up Period in a cumulative aggregate amount of shares of Common Stock representing up to one-third (1/3) of the sum of the number of Lock-up Shares Beneficially Owned by NPA Sponsor and its Permitted Transferees and the number of Stockholder Shares underlying the unexercised PubCo Warrants held by NPA Sponsor, in each case, as of immediately following the Closing (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

(e)      Notwithstanding anything contained herein to the contrary, the Lock-up Period shall expire, and each Stockholder Party, together with its Permitted Transferees, shall be entitled to Transfer all of the Lock-up

Annex H-11

Shares, immediately upon the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock of the Company for cash, securities or other property.

10.      No Other Voting Trusts or Other Arrangement. Each AST Equityholder shall not, and shall not permit any entity under such AST Equityholder’s control to (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

11.      Additional Shares. Each AST Equityholder agrees that all securities of the Company that may vote in the election of the Company’s directors that such AST Equityholder purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

12.      No Agreement as Director or Officer. Each Stockholder Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder Party makes any agreement or understanding in this Agreement in such Stockholder Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Stockholder Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

13.      Confidentiality. Each Stockholder Party agrees, and agrees to cause its Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information; provided, however, that a Stockholder Party may disclose Confidential Information to (a) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, member, equityholder or wholly-owned Subsidiary of such Stockholder Party in the ordinary course of business; provided that such Stockholder Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (c) as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system, provided that such Stockholder Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

14.      Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 14, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

15.      Termination.

(a)      Following the Closing, with respect to each Stockholder Party, except as set forth in Section 15(b), (a) Sections 2 (Agreement to Vote), 3 (Board of Directors), 4 (Stockholder Designee Requirements) and 9 (Lock-up) of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which such Stockholder Party no longer has the right to designate a director to the Board under this Agreement; (b) Section 5 (Required Approvals) of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which the combined voting power of the Stockholder Parties no longer exceeds fifty percent (50%) of

Annex H-12

the total voting power of the Company then outstanding, (c) Section 6(b) (Controlled Company) shall survive until the Company is no longer considered a “controlled company” under Nasdaq Rule 5615(c) (or other applicable stock exchange rule) and (d) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder Party when such Stockholder Party ceases to Beneficially Own any Stockholder Shares.

(b)      Notwithstanding the foregoing, the obligations set forth in Section 13 (Confidentiality), Section 14 (Specific Enforcement), Section 15 (Termination), Section 16 (Amendments and Waivers), Section 18 (Assignment), Section 21 (Severability), Section 22 (Governing Law), Section 23 (Jurisdiction), and Section 24 (WAIVER OF JURY TRIAL) shall survive termination of this Agreement.

16.      Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Stockholder Party that (i) remains a party to this Agreement at such time and (ii) (x) in the case of any amendment to the rights of any Stockholder Party hereunder, has such right at the time of such amendment and (y) in the case of an amendment to any obligation of a Stockholder Party hereunder, remains subject to such obligation at the time of such amendment. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

17.      Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by AST Equityholders shall become Voting Shares for purposes of this Agreement (and any securities issued with respect to Lock-up Shares held by Stockholder Parties shall become Lock-up Shares for purposes of this Agreement). During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned AST Equityholders and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned AST Equityholders, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares (and all dividends and distributions on Lock-up Shares payable in Common Stock or other equity or securities convertible into equity shall become Lock-up Shares) for purposes of this Agreement.

18.      Assignment.

(a)      Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b)      No Stockholder Party may assign or delegate such Stockholder Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Stockholder Shares by such Stockholder Party to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement and this Section 18.

(c)      This Agreement and the provisions hereof shall, subject to Section 18(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Stockholder Party, as applicable, including with respect to any of such Stockholder Party’s Stockholder Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement and the Registration Rights Agreement.

(d)      No assignment in accordance with this Section 18 by any party hereto (including pursuant to a Transfer of any Stockholder Party’s Stockholder Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 26 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to Avellan, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Stockholder Party shall not permit the Transfer of any such Stockholder Party’s Stockholder Shares to a Permitted Transferee unless and until the Person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e)      Any transfer or assignment made other than as provided in this Section 18 shall be null and void.

(f)      Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Stockholder Party, the aggregate number of shares so held by such Stockholder Party shall include any shares of capital stock of the Company transferred or assigned to a Permitted

Annex H-13

Transferee in accordance with the provisions of this Section 18; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 18(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of the applicable transferring AST Equityholder.

19.      Permitted Transferees. In the event any Permitted Transferee to whom any securities of the Company are transferred hereunder ceases to be a Permitted Transferee, such Person shall as promptly as practicable following the date upon which he, she or it ceases to be a Permitted Transferee, Transfer such Company securities to the stockholder from whom such securities were originally received or acquired.

20.      Other Rights. Except as provided by this Agreement, each Stockholder Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Stockholder Shares, including the right to vote the Stockholder Shares subject to this Agreement.

21.      Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.      Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware without reference to its conflicts of laws provisions.

23.      Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.

24.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

25.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

26.      Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Purchase Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 26.

27.      Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

28.      Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the Closing. If the Purchase Agreement is terminated in accordance with its terms, this Agreement shall terminate concurrently therewith and shall be of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

Annex H-14

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:
AST SpaceMobile, Inc. a Delaware corporation
By:
Name:	Tom Severson
Title:	Chief Operating Officer and Chief Financial Officer

[Signature Page to Stockholders’ Agreement]

Annex H-15

STOCKHOLDER PARTIES:
Abel Avellan

Abel Avellan

[Signature Page to Stockholders’ Agreement]

Annex H-16

Invesat LLC a Delaware limited liability company
By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex H-17

Vodafone Ventures Limited a private limited company organized under the Laws of England and Wales
By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex H-18

Rakuten Mobile Singapore PTE. LTD. a private limited company organized under the Laws of Singapore
By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex H-19

ATC TRS II LLC a Delaware limited liability company
By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Annex H-20

New Providence Management LLC a Delaware limited liability company
By:
Name:
Title:

Annex H-21

Annex A

Stockholder Shares

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities

Annex H-22

Exhibit 3(a)

Initial Board Designees

1.      The Avellan Designees shall initially be:

•        Abel Avellan, who shall serve as the initial chairperson of the Board

•        Tom Severson

•        Richard Sarnoff

•        Julio Torres

•        Ronald Rubin

2.      The Invesat Designee shall initially be Adriana Cisneros.

3.      The First Rakuten Designee shall initially be Mickey Mikitani.

4.      The Second Rakuten Designee shall initially be Tareq Amen.

5.      The Vodafone Designee shall initially be Luke Ibbetson.

6.      The NPA Designee shall initially be Alex Coleman.

7.      The American Tower Designee shall initially be Ed Knapp.

Annex H-23

New Providence Acquisition Corp. Continental Stock Transfer & Trust Company One State Street, 30th Floor New York, New York 10004 SPECIAL MEETING OF STOCKHOLDERS OF NEW PROVIDENCE ACQUISITION CORP. YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON APRIL 1, 2021. Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to be held on April 1, 20 21 are available at: https://www.cstproxy.com/npa-corp/2021 Vote Virtually at the Meeting — If you plan to attend the virtual Special Meeting, you will need your 12 digit control number printed on this proxy card to vote electronically at the Special Meeting. To attend, please access the following URL address: https://www.cstproxy.com/npa-corp/2021. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Consent Solicitation Statement/Prospectus, dated March 12, 2021 in connection with the Special Meeting of stockholder s (the “Special Meeting”) to be held virtually, conducted via live audio webcast, at 10:00 a.m. Eastern Time on April 1, 2021, and her eby appoints Alexander Coleman, Gary Smith and James Bradley, and each of them (with full power to act alone), the attorneys and pr oxies of the undersigned, with power of substitution to each, to vote all ordinary shares of New Providence Acquisition Corp. (“NPA”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with a ll the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Consent So licitation Statement/Prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 3(a), PROPOSAL NO. 3(b), PROPOSAL NO. 3(c), PROPOSAL NO. 3(d), PROPOSAL NO. 3(e), PROPOSAL NO. 3(f), PROPOSAL NO. 3(g), PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6 AND, IF NECESSARY, PROPOSAL NO. 7. (Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE P R O X Y C A R D CONTROL NUMBER

Proposal No. 1 — The Business Combination Proposal — to approve and adopt the Equity Purchase Agreement, dated as of December 15, 2020, by and among NPA, AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”) and Abel Avellan (“Avellan”). The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “Business Combination.” Proposal No. 2 — The Nasdaq Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with applicable Nasdaq listing rules, the issuance by SpaceMobile, as successor to NPA, of Class A Common Stock, Class B Common Stock and Class C Common Stock in the Business Combination in an amount equal to 20% or more of the amount of NPA’s issued and outstanding common stock immediately prior to the issuance. Proposal No. 3 — The Charter and Governance Proposals — to approve and adopt, assuming the Business Combination Proposal and the Nasdaq Proposal are approved and adopted, the A&R Certificate of Incorporation, which, if approved would take effect upon Closing, a copy of which is attached to the accompanying proxy statement as Annex B. In addition to the approval of the A&R Certificate of Incorporation, the stockholders are also separately being presented the following Governance Proposals, on a non-binding advisory basis, in accordance with the SEC guidance to give stockholders the opportunity to present their separate view on important corporate governance provisions: Proposal No. 3(a): A proposal to increase the total number of authorized shares and classes of stock to 1,225,000,000 shares consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iv) 125,000,000 shares of Class C Common Stock, par value $0.0001 per share. Proposal No. 3(b): A proposal to provide for certain additional changes, including among other things, (i) changing the post- Business Combination corporate name from “New Providence Acquisition Corp.” to “AST SpaceMobile, Inc.,” (ii) making SpaceMobile’s corporate existence perpetual, (iii) removing certain provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination, and (iv) removing the provision requiring the Delaware Court of Chancery to serve as the exclusive forum for stockholders to bring certain lawsuits from the A&R Certificate of Incorporation (although a similar provision will be included in the SpaceMobile Bylaws). Proposal No. 3(c): A proposal to provide that the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class. Proposal No. 3(d): A proposal to provide that the number of directors of SpaceMobile will be not less than five and not more than 19, with the then-authorized number of directors being fixed from time to time by the SpaceMobile Board within such range, which number shall initially be 13. Proposal No. 3(e): A proposal to provide that the stockholders of SpaceMobile will not be allowed to effect any action by written consent. Proposal No. 3(f): A proposal to provide that the SpaceMobile Bylaws may only be amended by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of voting stock of SpaceMobile with the power to vote generally in an election of Directors, voting together as a single class. Proposal No. 3(g): A proposal that each share of Class A Common Stock and each share of Class B Common Stock will entitle the holder thereof to one vote on all matters on which stockholders are generally entitled to vote, and each share of Class C Common Stock will, (i) prior to the Sunset Date, entitle the holder thereof to cast a number of votes on all matters on which stockholders generally are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount and (ii) from and after the Sunset Date, entitle the holder thereof to cast one vote. Proposal No. 4 — The Director Election Proposal — for holders of NPA Class B Common Stock to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, 11 directors of the SpaceMobile Board to serve until the 2021 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. Proposal No. 5 — The Incentive Plan Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Incentive Award Plan (the “2020 Plan”). Proposal No. 6: — The ESPP Proposal — to approve and adopt, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the SpaceMobile 2020 Employee Stock Purchase Plan (the “ESPP”). Proposal No. 7 — The Adjournment Proposal — to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 3(a), 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 4, 5, 6 AND 7. X Please mark vote as indicated in this example Date: , 2021 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL NOS. 1, 2, 3, 3(a), 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 4, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN